PROSPECTUS SUPPLEMENT DATED JULY 27, 2007 (TO PROSPECTUS DATED APRIL 6, 2007)

                                  $415,755,302

                           RFMSI SERIES 2007-S7 TRUST
                                 ISSUING ENTITY

                 RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR

                        RESIDENTIAL FUNDING COMPANY, LLC
                           MASTER SERVICER AND SPONSOR

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-S7

The trust will hold a pool of one- to four-family residential first lien mortgage loans.

The trust will issue these classes of certificates that are offered under this prospectus supplement:

     o 39 classes of senior certificates designated Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22, Class A-23, Class A-24, Class A-25, Class A-26, Class A-27, Class A-28, Class A-29, Class A-30, Class A-31, Class A-32, Class A-33, Class A-34, Class A-35, Class A-36, Class A-V, Class A-P and Class R Certificates; and

     o 3 classes of subordinated certificates designated Class M-1, Class M-2 and Class M-3 Certificates,

all as more fully described in the table on pages S-5 and S-6 of this prospectus supplement.

CERTAIN CLASSES OF OFFERED CERTIFICATES ARE EXCHANGEABLE FOR OTHER CLASSES OF OFFERED CERTIFICATES AS MORE FULLY DESCRIBED IN THIS PROSPECTUS SUPPLEMENT.

Credit enhancement for all of these certificates will be provided by additional classes of subordinated certificates which are not offered hereby.

Distributions on the certificates will be on the 25th of each month or, if the 25th is not a business day, on the next business day, beginning August 27, 2007.

--------------------------------------------------------------------------------

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-17 IN THIS PROSPECTUS SUPPLEMENT.

--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE CERTIFICATES REPRESENT INTERESTS ONLY IN THE TRUST, AS THE ISSUING ENTITY, AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC., AS THE DEPOSITOR, RESIDENTIAL FUNDING COMPANY, LLC, AS THE SPONSOR, OR ANY OF THEIR AFFILIATES.

Morgan Stanley & Co. Incorporated, as an underwriter, will purchase all but two classes of the offered senior certificates from the depositor in the amounts described in "Method of Distribution" on page S-117 of this prospectus supplement. The net proceeds to the depositor from the sale of these senior underwritten certificates will be approximately 97.92% of the aggregate certificate principal balance of these senior underwritten certificates plus accrued interest, before deducting expenses.

Residential Funding Securities, LLC, as an underwriter, will purchase the Class A-V Certificates from the depositor in the amounts described in "Method of Distribution" on page S-117 of this prospectus supplement. The net proceeds to the depositor from the sale of the Class A-V Certificates will be approximately 0.57% of the initial notional balance of the Class A-V Certificates plus accrued interest, before deducting expenses.

The offered certificates (other than the Class A-P Certificates and the Class M Certificates) are offered by the issuing entity through the underwriters to prospective purchasers from time to time in negotiated transactions at varying prices to be determined at the time of sale. There is no underwriting agreement for the remaining class of senior certificates and the Class M Certificates.


MORGAN STANLEY                                               GMAC RFC SECURITIES

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

         o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

         o this prospectus supplement, which describes the specific terms of your series of certificates.

         The information in this prospectus supplement, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes any information contained in any prior similar materials relating to the offered certificates, is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in this prospectus supplement and to solicit an offer to purchase the offered certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the offered certificates, until we have accepted your offer to purchase the offered certificates.

         The offered certificates are being sold when, as and if issued. The depositor is not obligated to issue the offered certificates or any similar security and the underwriters' obligation to deliver the offered certificates is subject to the terms and conditions of its underwriting agreement with the depositor and the availability of the offered certificates when, as and if issued by the depositor. You are advised that the terms of the offered certificates, and the characteristics of the mortgage pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the mortgage pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the mortgage pool, and that one or more classes of certificates may be split, combined or eliminated). You are advised that the offered certificates may not be issued that have the characteristics described in this prospectus supplement and the accompanying prospectus. The underwriters' obligation to sell any of the offered certificates to you is conditioned on the mortgage loans and the offered certificates having the characteristics described in this prospectus supplement. If for any reason the depositor does not deliver the offered certificates, the underwriters will notify you, and none of the depositor, the master servicer or any underwriter will have any obligation to you to deliver all or any portion of the offered certificates which you have committed to purchase.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437 and its telephone number is (952) 857-7000.

                             EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each, referred to in this prospectus supplement as a Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to in this prospectus supplement as the Relevant Implementation Date, it has not made and will not make an offer of the Class A-4 Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Class A-4 Certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
     (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the preceding paragraph, (i) "offer of the Class A-4 Certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and (ii) "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act, referred to in this prospectus supplement as FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                      [This Page Intentionally Left Blank]

                                                 TABLE OF CONTENTS



                                                 PAGE                                                          PAGE

SUMMARY.............................................3         CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS........73
RISK FACTORS.......................................17             General........................................73
    Risk of Loss...................................17             Prepayment Considerations......................73
    Risks Relating to  Primary Mortgage Insurers...20             Allocation of Principal Payments...............74
    Risks Relating to Cooperative Loans............20             Realized Losses and Interest Shortfalls........78
    Limited Obligations............................21             Pass-Through Rates.............................79
    Liquidity Risks................................21             Purchase Price.................................79
    Bankruptcy Risks...............................22             Final Scheduled Distribution Date..............80
    Special Yield and  Prepayment  Considerations..22             Weighted Average Life..........................80
ISSUING ENTITY.....................................30             Adjustable Rate Certificate Yield
SPONSOR AND MASTER SERVICER........................30               Considerations...............................91
SPONSOR SECURITIZATION EXPERIENCE..................31             Principal Only Certificate and Variable
MASTER SERVICER SERVICING EXPERIENCE...............33               Strip Certificate Yield Considerations 95
AFFILIATIONS AMONG TRANSACTION PARTIES.............36             Class M-2 and Class M-3 Certificate Yield
DESCRIPTION OF THE MORTGAGE POOL...................37               Considerations...............................98
    General........................................37             Additional Yield Considerations Applicable
    Mortgage Pool Characteristics..................37               Solely to the Residual Certificates.........101
    Sharia Mortgage Loans..........................40         POOLING AND SERVICING AGREEMENT...................101
    Static Pool Information........................40             General.......................................101
    Primary Mortgage Insurance and Primary Hazard                 Custodial Arrangements........................102
      Insurance....................................41             The Master Servicer and Subservicers..........102
    Underwriting Standards.........................42             Servicing and Other Compensation and
    Automated Valuation Platform...................42               Payment of Expenses.........................109
    Originators....................................42             Reports to Certificateholders.................109
    Additional Information.........................42             Voting Rights.................................110
DESCRIPTION OF THE CERTIFICATES....................43             Termination...................................110
    General........................................43             Trustee.......................................111
    Exchangeable Certificates......................46         LEGAL PROCEEDINGS.................................112
    Glossary of Terms..............................48         MATERIAL FEDERAL INCOME TAX CONSEQUENCES..........113
    Distributions on Certain Classes of                           Special Tax Considerations Applicable to
      Exchangeable Certificates....................57               Exchangeable Certificates...................114
    Interest Distributions.........................58             Special Tax Considerations Applicable to
    Determination of LIBOR.........................60               Residual Certificates.......................114
    Principal Distributions on the Senior                     STATE AND OTHER TAX CONSEQUENCES..................117
      Certificates ................................61         USE OF PROCEEDS...................................117
    Principal Distributions on the PAC                        METHOD OF DISTRIBUTION............................117
      Certificates ................................64         LEGAL OPINIONS....................................119
    Principal Distributions on the TAC                        RATINGS...........................................119
      Certificates ................................65         LEGAL INVESTMENT..................................120
    Principal Distributions on the Class M                    ERISA CONSIDERATIONS..............................120
      Certificates ................................65         Schedule A Combination Groups For Exchangeable
    Allocation of Losses; Subordination............67           Certificates....................................A-1
    Advances.......................................71         Appendix I Mortgage Loan Statistical Information..I-1
    Residual Interests.............................72         Appendix II Planned Principal Balance ...........II-1
                                                              Appendix III Targeted Principal Balance.........III-1

                      [This Page Intentionally Left Blank]

                                     SUMMARY

         The following summary provides a brief description of material aspects of this offering and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

Issuing entity.......................  RFMSI Series 2007-S7 Trust.

Title of securities..................  Mortgage   Pass-Through     Certificates,
                                       Series 2007-S7.

Depositor............................  Residential  Funding Mortgage  Securities
                                       I,  Inc.,  an  affiliate  of  Residential
                                       Funding  Company,   LLC,  or  Residential
                                       Funding.

Master servicer and sponsor..........  Residential Funding.

Subservicers.........................  Homecomings     Financial,     LLC,     a
                                       wholly-owned  subsidiary  of  Residential
                                       Funding,  will  subservice  approximately
                                       42.8% of the  mortgage  loans,  by stated
                                       principal balance. GMAC Mortgage, LLC, an
                                       affiliate of  Residential  Funding,  will
                                       subservice  approximately  48.4%  of  the
                                       mortgage  loans,   by  stated   principal
                                       balance.

Trustee..............................  U.S. Bank National Association.

Originators..........................  Homecomings     Financial,     LLC,     a
                                       wholly-owned  subsidiary  of  Residential
                                       Funding,  originated  approximately 26.1%
                                       of  the   mortgage   loans,   by   stated
                                       principal balance. GMAC Mortgage, LLC, an
                                       affiliate   of    Residential    Funding,
                                       originated  approximately  41.5%  of  the
                                       mortgage  loans,   by  stated   principal
                                       balance.

Mortgage pool........................  752 fixed  rate  mortgage  loans  with an
                                       aggregate     principal     balance    of
                                       approximately   $419,108,278  as  of  the
                                       cut-off  date,  secured by first liens on
                                       fee   simple   interests   in   one-   to
                                       four-family   residential  properties  or
                                       interests in shares issued by cooperative apartment corporations and the related proprietary leases.

Cut-off date.........................  July 1, 2007.

Closing date.........................  On or about July 30, 2007.

Distribution dates...................  Beginning   on   August   27,   2007  and
                                       thereafter on the 25th of each month or, if the 25th is not a business day, on the next business day.

Final scheduled distribution date....  July   25,   2037.   The   actual   final
                                       distribution  date could be substantially
                                       earlier.    SEE   "CERTAIN    YIELD   AND
                                       PREPAYMENT    CONSIDERATIONS"   IN   THIS
                                       PROSPECTUS SUPPLEMENT.

Form of certificates.................  Book-entry:   Class  A  Certificates  and
                                       Class M Certificates.

                                       Physical: Class R Certificates.

                                       SEE       "DESCRIPTION       OF       THE
                                       CERTIFICATES--GENERAL" IN THIS PROSPECTUS
                                       SUPPLEMENT.

Minimum denominations................  Class A (other than the Class A-4,  Class
                                       A-25,   Class   A-28   and   Class   A-32
                                       Certificates),  Class  A-P and  Class M-1
                                       Certificates:    $100,000.    Class   A-4
                                       Certificates:  $25,000. Class A-25, Class
                                       A-28   and   Class   A-32   Certificates:
                                       $1,000,000.  Class M-2  Certificates  and
                                       Class M-3 Certificates:  $250,000.  Class
                                       A-V  Certificates:   $2,000,000  notional
                                       amount.   Class   R   Certificates:   20%
                                       percentage interests.

Legal investment.....................  When  issued,  the  Class A,  Class R and
                                       Class  M-1  Certificates  will,  and  the
                                       Class  M-2  Certificates  and  Class  M-3
                                       Certificates   will  not,  be   "mortgage
                                       related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

                                       SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS
                                       SUPPLEMENT AND "LEGAL INVESTMENT MATTERS"
                                       IN THE ACCOMPANYING PROSPECTUS.

ERISA considerations.................  Subject to the  considerations  described in this prospectus supplement,  the Class
                                       A  Certificates  and Class M Certificates
                                       are  expected to be  considered  eligible
                                       for purchase by persons  investing assets
                                       of employee  benefit  plans or individual
                                       retirement accounts. Sales of the Class R
                                       Certificates  to such plans or retirement
                                       accounts   are   prohibited,   except  as
                                       permitted under "ERISA Considerations" in this prospectus supplement.

                                       SEE   "ERISA   CONSIDERATIONS"   IN  THIS
                                       PROSPECTUS    SUPPLEMENT   AND   IN   THE
                                       ACCOMPANYING PROSPECTUS.

                                                      OFFERED CERTIFICATES

-------------------------------------------------------------------------------------------------------------------------------
      PASS-THROUGH INITIAL CERTIFICATE        INITIAL RATING
CLASS     RATE      PRINCIPAL BALANCE  (STANDARD & POOR'S/FITCH) (1)                        DESIGNATIONS
-------------------------------------------------------------------------------------------------------------------------------
CLASS A CERTIFICATES:
-------------------------------------------------------------------------------------------------------------------------------
A-1      6.00%         $15,000,000                AAA/AAA            Senior/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
A-2      6.00%         $25,617,000                AAA/AAA            Super Senior/PAC/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
A-3      6.25%         $75,000,000                AAA/AAA            Senior/TAC/Accretion Directed/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
A-4      6.25%             $25,920                AAA/AAA            Senior/Accrual/Accretion Directed/Companion/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
A-5      0.00%          $3,126,080                AAA/AAA            Super Senior/Companion/Principal Only
-------------------------------------------------------------------------------------------------------------------------------
A-6      6.00%         $18,089,000                AAA/AAA            Super Senior/Exchangeable(2)/Accretion Directed/Fixed Rate
----- ------------ ------------------- ----------------------------- ----------------------------------------------------------
A-7      6.00%         $13,836,000                AAA/AAA            Super Senior/Lockout/Exchangeable(2)/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
A-8      6.00%          $2,817,000                AAA/AAA            Senior Support/Lockout/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
A-9      6.00%          $6,930,000                AAA/AAA            Super Senior/Accrual/Exchangeable(2)/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
A-10     6.00%          $9,590,000                AAA/AAA            Senior Support/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
A-11     6.00%         $26,352,000                AAA/AAA            Super Senior/Lockout/Exchangeable(2)/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
A-12     6.00%         $64,940,000                AAA/AAA            Super Senior/Exchangeable(2)/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
A-13     6.00%         $97,411,000                AAA/AAA            Super Senior/ Exchangeable(2)/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
A-14     6.00%         $14,667,000                AAA/AAA            Super Senior/ Exchangeable(2)/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
A-15     6.00%         $19,360,000                AAA/AAA            Super Senior/ Exchangeable(2)/Accretion Directed/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
A-16     6.00%          $7,417,000                AAA/AAA            Super Senior/Accrual/Exchangeable(2)/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
A-17     6.00%         $25,019,000                AAA/AAA            Super Senior/Exchanged(2)/Exchangeable(2)/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
A-18     6.00%        $162,351,000                AAA/AAA            Super Senior/Exchanged(2)/Exchangeable(2)/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
A-19     6.00%         $41,444,000                AAA/AAA            Super Senior/Exchanged(2)/Exchangeable(2)/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
A-20     6.00%        $230,147,000                AAA/AAA            Super Senior/Exchanged(2)/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
A-21     6.00%         $40,188,000                AAA/AAA            Super Senior/Exchanged(2)/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
A-22     6.00%         $26,777,000                AAA/AAA            Super Senior/Exchanged(2)/Exchangeable(2)/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
A-23     6.00%         $66,463,000                AAA/AAA            Super Senior/Exchanged(2)/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
A-24    Variable      $197,268,857                AAA/AAA            Super Senior/Floater/Exchanged(2)/Adjustable Rate
----- ------------ ------------------- ----------------------------- -----------------------------------------------
                                                                     Senior/Inverse Floater/Interest Only/
A-25    Variable       Notional                   AAA/AAA            Exchanged(2)/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
A-26    Variable       $32,878,143                AAA/AAA            Super Senior/Inverse Floater/Exchanged(2)/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
A-27    Variable      $197,268,857                AAA/AAA            Super Senior/Floater/Exchanged(2)/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
                                                                     Senior/Inverse Floater/Interest Only/
A-28    Variable       Notional                   AAA/AAA            Exchanged(2)/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------

                                                      OFFERED CERTIFICATES

-------------------------------------------------------------------------------------------------------------------------------
      PASS-THROUGH INITIAL CERTIFICATE        INITIAL RATING
CLASS     RATE      PRINCIPAL BALANCE  (STANDARD & POOR'S/FITCH) (1)                        DESIGNATIONS
-------------------------------------------------------------------------------------------------------------------------------
A-29    Variable       $32,878,143                AAA/AAA            Super Senior/Inverse Floater/Exchanged(2)/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
A-30     6.00%        $177,018,000                AAA/AAA            Super Senior/Exchanged(2)/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
A-31    Variable      $197,268,857                AAA/AAA            Super Senior/Floater/Exchanged(2)/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
                                                                     Senior/Inverse Floater/Interest Only/
A-32    Variable       Notional                   AAA/AAA            Exchanged(2)/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
A-33    Variable       $32,878,143                AAA/AAA            Super Senior/Inverse Floater/Exchanged(2)/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
A-34     0.00%         $32,878,143                AAA/AAA            Super Senior/Exchanged(2)/Principal Only
-------------------------------------------------------------------------------------------------------------------------------
A-35    Variable      $184,117,600                AAA/AAA            Super Senior/Floater/Exchanged(2)/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
A-36    Variable       $46,029,400                AAA/AAA            Super Senior/Inverse Floater/Exchanged(2)/Adjustable Rate
-------------------------------------------------------------------------------------------------------------------------------
A-P      0.00%          $2,165,402                AAA/AAA            Senior/Principal Only
-------------------------------------------------------------------------------------------------------------------------------
A-V     Variable       Notional                   AAA/AAA            Senior/Interest Only/Variable Rate
-------------------------------------------------------------------------------------------------------------------------------
    Total
    Class A
    Certificates:     $402,343,402
-------------------------------------------------------------------------------------------------------------------------------
    CLASS R CERTIFICATES:
-------------------------------------------------------------------------------------------------------------------------------
R        6.00%                $100                AAA/AAA            Senior/Residual/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
   Total senior
   certificates:      $402,343,502
-------------------------------------------------------------------------------------------------------------------------------
   CLASS M CERTIFICATES:
-------------------------------------------------------------------------------------------------------------------------------
M-1      6.00%          $8,382,500                 NA/AA             Mezzanine/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
M-2      6.00%          $3,143,300                 NA/A              Mezzanine/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
M-3      6.00%          $1,886,000                 NA/BBB            Mezzanine/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
Total Class M
Certificates:          $13,411,800
-------------------------------------------------------------------------------------------------------------------------------
Total offered
certificates:         $415,755,302
-------------------------------------------------------------------------------------------------------------------------------
NON-OFFERED CERTIFICATES(3)
-------------------------------------------------------------------------------------------------------------------------------
CLASS P CERTIFICATES:
-------------------------------------------------------------------------------------------------------------------------------
P        0.00%                $100                AAA/AAA            Senior/Prepayment Charge
-------------------------------------------------------------------------------------------------------------------------------
CLASS B CERTIFICATES:
-------------------------------------------------------------------------------------------------------------------------------
B-1      6.00%          $1,257,300                 NA/BB             Subordinate/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
B-2      6.00%          $1,047,800                 NA/B              Subordinate/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
B-3      6.00%          $1,047,776                 NA/NA             Subordinate/Fixed Rate
-------------------------------------------------------------------------------------------------------------------------------
Total Class B
Certificates:           $3,352,876
-------------------------------------------------------------------------------------------------------------------------------
Total offered and
non-offered
certificates:         $419,108,278
-------------------------------------------------------------------------------------------------------------------------------

----------
(1) See "Ratings" in this prospectus supplement.

(2) The Class A-6, Class A-7, Class A-9, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19 and Class A-22 Certificates are exchangeable for the related class or classes of exchanged certificates, which are the Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22, Class A-23, Class A-24, Class A-25, Class A-26, Class A-27, Class A-28, Class A-29, Class A-30, Class A-31, Class A-32, Class A-33, Class A-34, Class A-35 and Class A-36 Certificates, as described in this prospectus supplement. The initial certificate principal balances of the exchanged certificates are set forth in the table but are not included in the aggregate certificate principal balance of all of the certificates offered.

(3) The information presented for non-offered certificates is provided solely to assist your understanding of the offered certificates.

OTHER INFORMATION:

The aggregate initial certificate principal balance of the offered and non-offered certificates shown above may not equal the sum of the certificate principal balances of those certificates as listed above due to rounding. Only the offered certificates are offered for sale pursuant to this prospectus supplement and the accompanying prospectus. The non-offered certificates will be sold by the depositor in a transaction exempt from registration under the Securities Act of 1933, as amended.

INTEREST ON THE CLASS A-24, CLASS A-25, CLASS A-26, CLASS A-27, CLASS A-28, CLASS A-29, CLASS A-31, CLASS A-32, CLASS A-33, CLASS A-35 AND CLASS A-36 CERTIFICATES WILL BE DETERMINED AS FOLLOWS:

-----------------   -------------------------   ------------------   -------   -------
Adjustable Rates:   Initial Pass-Through Rate         Formula        Maximum   Minimum
                               (1)
-----------------   -------------------------   ------------------   -------   -------
   Class A-24                 5.82%                LIBOR + 0.50%      7.00%     0.50%
-----------------   -------------------------   ------------------   -------   -------
  Class A-25(2)               1.18%                6.50% - LIBOR      6.50%     0.00%
-----------------   -------------------------   ------------------   -------   -------
   Class A-26                 7.08%               39.00% - (LIBOR     39.00%    0.00%
                                                multiplied by 6.0)
-----------------   -------------------------   ------------------   -------   -------
   Class A-27                 5.87%                LIBOR + 0.55%      7.00%     0.55%
-----------------   -------------------------   ------------------   -------   -------
  Class A-28(2)               1.13%                6.45% - LIBOR      6.45%     0.00%
-----------------   -------------------------   ------------------   -------   -------
   Class A-29                 6.78%               38.70% - (LIBOR     38.70%    0.00%
                                                multiplied by 6.0)
-----------------   -------------------------   ------------------   -------   -------
   Class A-31                 5.92%                LIBOR + 0.60%      7.00%     0.60%
-----------------   -------------------------   ------------------   -------   -------
  Class A-32(2)               1.08%                6.40% - LIBOR      6.40%     0.00%
-----------------   -------------------------   ------------------   -------   -------
   Class A-33                 6.48%               38.40% - (LIBOR     38.40%    0.00%
                                                multiplied by 6.0)
-----------------   -------------------------   ------------------   -------   -------
   Class A-35                 5.72%                LIBOR + 0.40%      7.50%     0.40%
-----------------   -------------------------   ------------------   -------   -------
   Class A-36                 7.12%               28.40% - (LIBOR    28.40%     0.00%
                                                multiplied by 4.0)
-----------------   -------------------------   ------------------   -------   -------

(1)  If  outstanding  as of the closing  date.
(2)  Certificates with notional amount.

CLASS A-V CERTIFICATES:

Variable Rate: The interest rate payable with respect to the Class A-V Certificates varies according to the weighted average of the excess of the mortgage rate on each mortgage loan, net of the applicable subservicing fee rate, over 6.00%. On each monthly distribution date, holders of Class A-V Certificates will be entitled to receive interest at a rate equal to the current weighted average of the mortgage rates on the mortgage loans minus the applicable subservicing fee rate and 6.00%, provided that the interest rate will not be less than zero.

The Class A-V Certificates do not have a certificate principal balance. For the purpose of calculating interest payments, interest will accrue on a notional amount equal to the aggregate stated principal balance of the mortgage loans, which is initially equal to approximately $419,108,278.

The stated principal balance of any mortgage loan as of any date is equal to its scheduled principal balance as of the cut-off date, reduced by all principal payments received with respect to such mortgage loan that have been previously distributed to certificateholders and any realized losses with respect to such mortgage loan that have been previously allocated to certificateholders. In addition, if a mortgage loan has been modified the stated principal balance would be increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with such modification.

                           TRANSFER OF MORTGAGE LOANS

The diagram below illustrates the sequence of transfers of the mortgage loans that are included in the mortgage pool. Various mortgage loan sellers will, on or prior to the closing date, sell the mortgage loans to Residential Funding, as the sponsor. The sponsor will, simultaneously with the closing of the transaction described in this prospectus supplement, sell the mortgage loans to Residential Funding Mortgage Securities I, Inc., as the depositor. The depositor will then transfer the mortgage loans to the trustee, on behalf of the trust that is the issuing entity. The trustee will accordingly own the mortgage loans for the benefit of the holders of the certificates. See "Pooling and Servicing Agreement--Trustee" in this prospectus supplement and in the prospectus. For a description of the affiliations among various transaction parties, see "Affiliations Among Transaction Parties" in this prospectus supplement.

         -------------------------------------------------------------
                             Mortgage Loan Sellers
         -------------------------------------------------------------
                                       |
                                       |
                                       |                  sale of mortgage loans
                                       |
                                       |
                                       |
                                      \ /
         -------------------------------------------------------------
                        Residential Funding Company, LLC
                          (Sponsor and Master Servicer)
         -------------------------------------------------------------
                                       |
                                       |
                                       |                  sale of mortgage loans
                                       |
                                       |
                                       |
                                      \ /
         -------------------------------------------------------------
                 Residential Funding Mortgage Securities I, Inc.
                                   (Depositor)
         -------------------------------------------------------------
                                       |
                                       |
                                       |                  sale of mortgage loans
                                       |
                                       |
                                       |
                                      \ /
         -------------------------------------------------------------
                         U.S. Bank National Association
                                    (Trustee)
              (owner of mortgage loans on behalf of issuing entity
                   for the benefit of holders of certificates)
         -------------------------------------------------------------

THE TRUST

The depositor will establish a trust with respect to the Series 2007-S7 Certificates under a series supplement, dated as of July 1, 2007, to the standard terms of pooling and servicing agreement, dated as of July 1, 2007, among the depositor, the master servicer and the trustee. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust. Each certificate will represent a partial ownership interest in the trust.

THE MORTGAGE POOL

The  mortgage   loans  to  be  deposited  into  the  trust  have  the  following characteristics as of the cut-off date, after deducting payments due during the month of the cut-off date:

                                                     WEIGHTED
                                 RANGE                AVERAGE
                              ----------             --------
Principal balance               $95,822              $557,325*
                                  to
                              $2,000,000

Mortgage rate                 5.500% to               6.3889%
                                7.500%
Remaining term to             236 to 360                358
stated maturity (months)

*Indicates average principal balance


The following tables describe certain characteristics of the mortgage loans included in the trust as of the cut-off date:

                                                                     PERCENT OF
                                      NUMBER OF      PRINCIPAL        MORTGAGE
       LOAN PURPOSE                MORTGAGE LOANS     BALANCE           LOANS
       ------------                --------------   ------------     ----------
Purchase .......................         300        $175,494,356        41.87%
Rate/Term Refinance ............         178        $ 98,874,915        23.59%
Equity Refinance ...............         274        $144,739,007        34.54%
                                   --------------   ------------     ----------
  Total ........................         752         419,108,278       100.00%
                                   ==============   ============     ==========

                                                                     PERCENT OF
                                      NUMBER OF      PRINCIPAL        MORTGAGE
     LOAN DOCUMENTATION            MORTGAGE LOANS     BALANCE           LOANS
     ------------------            --------------   ------------     ----------
Full/Alternate
Documentation...................         466        $253,177,119        60.41%
Reduced Documentation...........         286        $165,931,159        39.59%
                                   --------------   ------------     ----------
  Total.........................         752         419,108,278       100.00%
                                   ==============   ============     ==========

The  properties  securing  the mortgage  loans  include  single-family  detached
properties,   cooperative  units,   properties  in  planned  unit  developments,
two-to-four family units, condominiums, and town houses.

The securities described on the table on pages S-5 and S-6 are the only securities backed by this mortgage pool that will be issued.

FOR ADDITIONAL INFORMATION REGARDING THE MORTGAGE POOL, SEE "DESCRIPTION OF THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

SERVICING

Residential Funding Company, LLC will master service the mortgage loans, as more fully described under "POOLING AND SERVICING AGREEMENT" herein.

The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan prior to payments to certificateholders. The servicing fees relating to each mortgage loan will be at least 0.25% per annum and not more than 0.92% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately 0.2504% per annum. The servicing fees consist of subservicing fees payable to the subservicer, which are payable with respect to each mortgage loan and other related compensation payable to the subservicer and the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

REPURCHASES OR SUBSTITUTIONS OF MORTGAGE LOANS

If Residential Funding cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating to a mortgage loan within 90 days after notice from the trustee or servicer, and the breach materially and adversely affects the interests of the certificateholders in the mortgage loan, Residential Funding will be obligated to purchase the mortgage loan at a price equal to its principal balance as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount payable in respect of servicing compensation or reimbursement. See "MORTGAGE LOAN PROGRAM--REPRESENTATIONS WITH RESPECT TO THE MORTGAGE LOANS" in the accompanying prospectus.

Likewise, as described under "DESCRIPTION OF THE CERTIFICATES--REVIEW OF MORTGAGE LOANS" in the prospectus, if Residential Funding cannot cure certain documentary defects with respect to a mortgage loan, Residential Funding will be required to repurchase the related mortgage loan.

In addition, Residential Funding may substitute a new mortgage loan for the repurchased mortgage loan that was removed from the trust within two years after the closing date if it delivers an opinion of counsel with respect to certain tax matters. Any substitute mortgage loan will be required to satisfy certain conditions regarding its outstanding principal balance, mortgage rate, LTV ratio and remaining term to maturity, as described more fully under "THE TRUSTS--THE MORTGAGE LOANS" in the prospectus.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

AMOUNT AVAILABLE FOR MONTHLY DISTRIBUTION. On each monthly distribution date, the trustee will make distributions to investors.

The amount available for distribution will include:

         o    collections of monthly  payments on the mortgage loans,  including
              prepayments  and  other   unscheduled   collections   (other  than
              prepayment charges) plus

         o advances for delinquent payments that are deemed recoverable by the master servicer

              MINUS

         o the fees and expenses of the subservicers and the master servicer, including reimbursement for advances.

SEE "DESCRIPTION OF THE CERTIFICATES- GLOSSARY OF TERMS--AVAILABLE DISTRIBUTION AMOUNT" IN THIS PROSPECTUS SUPPLEMENT.

PRIORITY OF DISTRIBUTIONS. Distributions on the offered certificates will be made from available amounts as described in this prospectus supplement as follows:

                    ----------------------------
   Priority of          Interest on Senior
     Payment               Certificates
                    ----------------------------
                       Class A-P Certificate
                      principal from discount
                               loans
                    ----------------------------
                      Principal on Remaining
                        Senior Certificates
                    ----------------------------
                           Reimbursement
                        of certain advances
                        to master servicer
                    ----------------------------
                             Class M-1
                             interest
                    ----------------------------
                             Class M-1
                             principal
                    ----------------------------
                             Class M-2
                             interest
                    ----------------------------
                             Class M-2
                             principal
                    ----------------------------
                             Class M-3
                             interest
                    ----------------------------
                             Class M-3
                             principal
----------------------------------------------------------------

INTEREST DISTRIBUTIONS. The amount of interest accrued on each class of interest-bearing certificates on each distribution date will equal:

         o    the pass-through rate for that class of certificates multiplied by

         o the certificate principal balance or notional amount of that class of certificates as of the day immediately prior to the related distribution date multiplied by

         o    1/12th, minus

         o the share of some types of interest shortfalls allocated to that class, such as prepayment interest shortfalls, the interest portion of realized losses not allocated through subordination, the interest portion of any advances made with respect to delinquencies that were ultimately determined to be special hazard losses, fraud losses or bankruptcy losses in excess of specified amounts or extraordinary losses and any other interest shortfalls not covered by the subordination of the Class M and Class B Certificates, as described more fully in the definition of "ACCRUED CERTIFICATE INTEREST" in "DESCRIPTION OF THE CERTIFICATES--GLOSSARY OF TERMS" in this prospectus supplement.

The Class A-5, Class A-34, Class A-P and Class P Certificates will not receive any distribution of interest.

Interest on the Class A-4 Certificates will accrue and be added to the certificate principal balance thereof on each distribution date until the earlier of (x) the distribution date on which either of the certificate principal balances of the Class A-3 or Class A-4 Certificates has been reduced to zero and (y) the distribution date on which the aggregate certificate principal balance of the Class M Certificates and Class B Certificates has been reduced to zero.

Interest on the Class A-9 Certificates will accrue and be added to the certificate principal balance thereof on each distribution date until the earlier of (x) the distribution date on which the aggregate certificate principal balance of the Class A-6 Certificates has been reduced to zero and (y) the distribution date on which the aggregate certificate principal balance of the Class M Certificates and Class B Certificates has been reduced to zero.

Interest on the Class A-16 Certificates will accrue and be added to the certificate principal balance thereof on each distribution date until the earlier of (x) the distribution date on which the aggregate certificate principal balance of the Class A-15 Certificates has been reduced to zero and
(y) the distribution date on which the aggregate certificate principal balance of the Class M Certificates and Class B Certificates has been reduced to zero.

SEE "DESCRIPTION OF THE CERTIFICATES--INTEREST DISTRIBUTIONS" IN THIS PROSPECTUS SUPPLEMENT.

ALLOCATIONS OF PRINCIPAL. Principal distributions on the certificates will be allocated among the various classes of offered certificates as described in this prospectus supplement. Until the distribution date in August 2012, ALL principal prepayments on the mortgage loans will generally be distributed among the senior certificates, other than the Class A-V, Class A-25, Class A-28 and Class A-32 Certificates, unless the senior certificates, other than the Class A-P Certificates and Class P Certificates, then entitled to principal distributions are no longer outstanding. In addition, the Class A-7, Class A-8 and Class A-11 Certificates are not expected to receive any principal payments on the mortgage loans until the distribution date in August 2012, and thereafter, until the distribution date in August 2016, may receive less than a pro rata share of principal prepayments on the mortgage loans, unless the other senior certificates, other than the Class A-P Certificates and Class P Certificates, entitled to principal distributions, or the Class M Certificates and Class B Certificates are no longer outstanding. Whether a specific class of senior certificates will receive all or a disproportionately larger portion of principal payments on the mortgage loans on or after the distribution date in August 2012 will be a function of the rate of prepayments, delinquency and realized losses actually experienced on the mortgage loans. Not all outstanding senior certificates will receive principal on each distribution date.

The Class A-P Certificates will receive only a portion of the principal received from each mortgage loan that has a net mortgage rate of less than 6.00%. The Class A-V, Class A-25, Class A-28 and Class A-32 Certificates are not entitled to receive any principal distributions.

SEE "DESCRIPTION OF THE CERTIFICATES--PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES" AND "--PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

DISTRIBUTIONS ON EXCHANGEABLE CERTIFICATES

The Class A-6, Class A-7, Class A-9, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19 and Class A-22 Certificates are referred to herein as the exchangeable certificates and the Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22, Class A-23, Class A-24, Class A-25, Class A-26, Class A-27, Class A-28, Class A-29, Class A-30, Class A-31, Class A-32, Class A-33, Class A-34, Class A-35 and Class A-36 Certificates are referred to herein as the exchanged certificates. Following the closing date, the holders of the exchangeable certificates will be entitled, for a fee, to exchange all or a portion of the exchangeable certificates in the various combinations identified in Schedule A hereto for the related class or classes of exchanged certificates and vice versa.

The exchangeable certificates outstanding on each distribution date will be entitled to the principal and interest distributions for each class of such exchangeable certificates as described under the headings "Description of the Certificates--Interest Distributions" and "--Principal Distributions on the Senior Certificates" in this prospectus supplement. In addition, such exchangeable certificates will be allocated their share of realized losses and interest shortfalls as described under the heading "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement. On each distribution date when exchanged certificates are outstanding, those exchanged certificates will be entitled to a proportionate share of the principal distributions, if any, on each class of exchangeable certificates in the related allowable combination plus the pass-through rate on such exchangeable certificates. In addition, exchanged certificates will bear a proportionate share of realized losses and interest shortfalls allocable to each class of exchangeable certificates in the related allowable combination. Schedule A sets forth the characteristics and combinations of the exchangeable certificates and exchanged certificates offered hereunder.

See "DESCRIPTION OF THE CERTIFICATES--EXCHANGEABLE CERTIFICATES--PROCEDURES" in this prospectus supplement and "DESCRIPTION OF THE SECURITIES--EXCHANGEABLE SECURITIES" in the accompanying prospectus for a description of exchangeable certificates and exchange procedures. For a more detailed description of how distributions will be allocated among the various classes of exchangeable and exchanged certificates, see "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS ON CERTAIN CLASSES OF EXCHANGEABLE CERTIFICATES", "--INTEREST DISTRIBUTIONS" AND "--PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES" in this prospectus supplement.

CREDIT ENHANCEMENT

ALLOCATION OF LOSSES. Except with regard to the exceptions listed below, realized losses on the mortgage loans will be allocated in full to the first class listed below with a certificate principal balance greater than zero:

         o    Class B-3

         o    Class B-2

         o    Class B-1

         o    Class M-3

         o    Class M-2

         o    Class M-1

When this occurs, the certificate principal balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If the aggregate certificate principal balance of the Class M Certificates and Class B Certificates has been reduced to zero, realized losses on the mortgage loans will be allocated proportionately among the senior certificates in accordance with their respective remaining certificate principal balances or accrued interest, subject to the exceptions described below.

Not all realized losses will be allocated in the priority described above. Realized losses due to natural disasters such as floods and earthquakes, fraud in the origination of the mortgage loan, or some realized losses related to the bankruptcy of a mortgagor will be allocated as described above only up to specified amounts. Realized losses of these types in excess of the specified amounts and losses due to other extraordinary events will be allocated among all outstanding classes of certificates, pro rata, in proportion to their remaining certificate principal balances or accrued certificate interest except as described below for the Class A-P Certificates. Therefore, the Class M Certificates and Class B Certificates do not act as credit enhancement for the senior certificates for these types of losses.

In addition, (i) the realized losses otherwise allocable to the Class A-2, Class A-5, Class A-6, Class A-7 and Class A-9 Certificates will be allocated, pro rata, based on the amount of realized losses otherwise allocable to each of these classes, to the Class A-8 Certificates, as long as the Class A-8 Certificates remain outstanding, and (ii) the realized losses otherwise allocable to the Class A-11, Class A-12, Class A-13, Class A-14, Class A-15 and Class A-16 Certificates will be allocated, pro rata, based on the amount of losses otherwise allocated to each of these classes, to the Class A-10
Certificates, as long as the Class A-10 Certificates remain outstanding. Furthermore, the Class A-8 and Class A-10 Certificates will provide support for any classes of exchanged certificates which are comprised of any classes of certificates for which such Class A-8 and Class A-10 Certificates provide support as described in clauses (i) and (ii) above, in each case, as if such supported classes were outstanding.

SPECIAL LOSS ALLOCATION FOR CLASS A-P CERTIFICATES. Whenever realized losses are allocated to the senior certificates, the Class A-P Certificates will share in the loss only if the related mortgage loan had a net mortgage rate less than 6.00%. In that case, the Class A-P Certificates will bear a share of the loss equal to their percentage interest in the principal of that mortgage loan.

SEE "DESCRIPTION OF THE CERTIFICATES-- ALLOCATION OF LOSSES; SUBORDINATION" IN THIS PROSPECTUS SUPPLEMENT.

PRIORITY  OF  DISTRIBUTIONS.  All  or  a  disproportionately  large  portion  of principal prepayments and other unscheduled payments of principal will be allocated to the senior certificates entitled to payments of principal as described in this prospectus supplement during the first nine years after the closing date, unless those senior certificates are no longer outstanding, as described in this prospectus supplement. This provides additional credit enhancement for the senior certificates by reserving a greater portion of the certificate principal balances of the Class M Certificates and the Class B Certificates for absorption of realized losses, thereby decreasing the likelihood of realized losses being allocated to the senior certificates.

ADVANCES

For any month, if the master servicer does not receive the full scheduled payment on a mortgage loan, the master servicer will advance funds to cover the amount of the scheduled payment that was not made. However, the master servicer will advance funds only if it determines that the advance is likely to be recoverable from future payments or collections on that mortgage loan.

SEE "DESCRIPTION OF THE CERTIFICATES-- ADVANCES" IN THIS PROSPECTUS SUPPLEMENT.

OPTIONAL TERMINATION

On any distribution date on which the aggregate stated principal balance of the mortgage loans is less than 10% of their aggregate stated principal balance as of the cut-off date, after deducting payments due during the month of the cut-off date, the master servicer will have the option to:

         o purchase from the trust all remaining mortgage loans, causing an early retirement of the certificates; or

         o    purchase all of the certificates.

Under either type of optional purchase, holders of the outstanding certificates will be entitled to receive the outstanding certificate principal balance of the certificates in full with accrued interest as described in this prospectus supplement. However, any optional purchase of the remaining mortgage loans may result in a shortfall to the holders of the most subordinate classes of certificates outstanding, if the trust then holds properties acquired from foreclosing upon defaulted loans. In either case, there will be no reimbursement of realized losses or interest shortfalls allocated to the certificates.

SEE  "POOLING  AND  SERVICING   AGREEMENT--   TERMINATION"  IN  THIS  PROSPECTUS
SUPPLEMENT AND "THE POOLING AND SERVICING AGREEMENT--TERMINATION; RETIREMENT OF CERTIFICATES" IN THE ACCOMPANYING PROSPECTUS.

RATINGS

When issued, the offered certificates will receive ratings which are not lower than those listed in the table on pages S-5 and S-6 of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yields realized by holders of the offered certificates or cause holders of the Class A-V Certificates to fail to fully recover their initial investments.

SEE "RATINGS" IN THIS PROSPECTUS SUPPLEMENT.

LEGAL INVESTMENT

When issued, the Class A, Class R and Class M-1 Certificates will, and the Class M-2 Certificates and Class M-3 Certificates will not, be "mortgage related securities" for purposes of SMMEA. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT AND "LEGAL INVESTMENT MATTERS" IN THE ACCOMPANYING PROSPECTUS FOR IMPORTANT INFORMATION CONCERNING POSSIBLE RESTRICTIONS ON OWNERSHIP OF THE OFFERED CERTIFICATES BY REGULATED INSTITUTIONS.

ERISA CONSIDERATIONS

Subject to the considerations described in this prospectus supplement, the Class A Certificates and Class M Certificates are expected to be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Sales of the Class R Certificates to such plans or retirement accounts are prohibited, except as permitted under "ERISA Considerations" in this prospectus supplement.

SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS.

TAX STATUS

For federal income tax purposes, the depositor will elect to treat the portion of the trust consisting of the mortgage loans and certain other segregated assets, exclusive of the initial monthly payment fund and prepayment charges and the principal amount to which the Class P Certificates are entitled, as a real estate mortgage investment conduit. The certificates (other than the Class R Certificates and Class P Certificates) will represent ownership of regular interests in the real estate mortgage investment conduit and generally will be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, the Class R Certificates will represent the sole residual interest in the real estate mortgage investment conduit.

FOR FURTHER INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE OFFERED CERTIFICATES, INCLUDING SPECIAL TAX CONSIDERATIONS APPLICABLE TO THE EXCHANGEABLE CERTIFICATES AND EXCHANGED CERTIFICATES, AND IMPORTANT INFORMATION REGARDING THE TAX TREATMENT OF THE CLASS R CERTIFICATES, SEE "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS.

                                  RISK FACTORS

         The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

         The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

         You should carefully consider the following risk factors in connection with the purchase of the offered certificates:

RISK OF LOSS

UNDERWRITING STANDARDS                 Generally,  the mortgage  loans have been
MAY AFFECT RISK OF LOSS ON             originated using  underwriting  standards
THE MORTGAGE LOANS.                    that   conform  to  those   published  in
                                       Residential  Funding's  Client Guide,  as
                                       application  to the  "Jumbo  A"  program.
                                       Applying    these    standards    creates
                                       additional risks that realized losses on the mortgage loans will be allocated to certificateholders.

                                       Examples include the following:

                                       o    mortgage     loans     that     have
                                            loan-to-value  ratios at origination
                                            of more than 80% of the value of the
                                            mortgaged      property,       which
                                            constitutes  approximately  3.8%  of
                                            the  mortgage   loans  by  principal
                                            balance,  and these  mortgage  loans
                                            may have an increased  risk that the
                                            value of the mortgaged property will
                                            not be  sufficient  to satisfy these
                                            mortgage loans upon foreclosure;

                                       o    mortgage loans underwritten  through
                                            the use of an automated underwriting
                                            system,   which  constitute  all  of
                                            mortgage loans,  may not require the
                                            delivery  of all or a portion of the
                                            related    credit    files,    which
                                            increases    the   risk   that   the
                                            borrower's  credit worthiness is not
                                            accurately represented;

                                       o    mortgage  loans  made  to  borrowers
                                            whose   income   is  not   verified,
                                            including  borrowers  who may not be
                                            required  to  state  their   income,
                                            which constitute approximately 39.6%
                                            of the  mortgage  loans by principal
                                            balance,  may increase the risk that
                                            the  borrower's  income is less than
                                            that represented.

                                       The  mortgage  loans  with  loan-to-value
                                       ratios  over 80% are  insured  by primary
                                       mortgage    insurance   to   the   extent
                                       described in this prospectus  supplement.
                                       However,  if the insurer is unable to pay
                                       a claim,  the amount of loss  incurred on
                                       those   loans   may  be   increased.

                                       In addition, in determining loan-to-value
                                       ratios for certain  mortgage  loans,  the
                                       value of the related  mortgaged  property
                                       may be based on an  appraisal  that is up
                                       to 24 months old if there is a supporting
                                       broker's   price    opinion,    automated
                                       valuation,  drive-by  appraisal  or other
                                       certification   of  value.   If  such  an
                                       appraisal does not reflect current market
                                       values  and  such   market   values  have
                                       declined, the likelihood that proceeds from a sale of the mortgaged property may be insufficient to repay the mortgage loan is increased.

                                       SEE "THE TRUSTS--THE  MORTGAGE LOANS" AND
                                       "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS"
                                       IN THE PROSPECTUS.

THE RETURN ON YOUR                     The  Servicemembers  Civil Relief Act, as
CERTIFICATES COULD BE                  amended,  or  the  Relief  Act,  provides
REDUCED BY SHORTFALLS DUE              relief  to  borrowers  who  enter  active
TO THE SERVICEMEMBERS                  military  service  and  to  borrowers  in
CIVIL RELIEF ACT.                      reserve  status  who are called to active
                                       duty  after  the   origination  of  their
                                       mortgage loan. Current or future military
                                       operations  may  increase  the  number of
                                       citizens  who  are  in  active   military
                                       service,  including  persons  in  reserve
                                       status  who have  been  called or will be
                                       called to active  duty.  The  Relief  Act
                                       provides generally that a borrower who is
                                       covered  by the  Relief  Act  may  not be
                                       charged  interest  on a mortgage  loan in
                                       excess of 6% per annum  during the period
                                       of  the   borrower's   active  duty.  Any
                                       resulting interest shortfalls are not required to be paid by the borrower at any future time. The master servicer is not required to advance these shortfalls as delinquent payments and the shortfalls are not covered by any form of credit enhancement on the certificates. Interest shortfalls on the mortgage loans due to the application of the Relief Act or similar legislation or regulations will be applied to reduce accrued interest on each class of the certificates on a pro rata basis.

                                       The Relief Act also limits the ability of
                                       the  servicer to  foreclose on a mortgage
                                       loan  during  the  borrower's  period  of
                                       active duty and, in some cases, during an
                                       additional three month period thereafter.
                                       As a  result,  there  may  be  delays  in
                                       payment and increased  realized losses on
                                       the  mortgage  loans.  Those  delays  and
                                       increased  realized  losses will be borne
                                       primarily  by the  class of  certificates
                                       with  a  certificate   principal  balance
                                       greater than zero with the lowest payment priority.

                                       We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar legislation or regulations.

                                       SEE THE DEFINITION OF ACCRUED CERTIFICATE
                                       INTEREST   UNDER   "DESCRIPTION   OF  THE
                                       CERTIFICATES--GLOSSARY  OF TERMS" IN THIS
                                       PROSPECTUS  SUPPLEMENT AND "CERTAIN LEGAL
                                       ASPECTS OF MORTGAGE LOANS--SERVICEMEMBERS
                                       CIVIL  RELIEF  ACT"  IN THE  ACCOMPANYING
                                       PROSPECTUS.

THE RETURN ON YOUR                     Realized losses on the mortgage loans may
CERTIFICATES MAY BE                    occur due to a wide  variety  of  causes,
AFFECTED BY REALIZED LOSSES            including   a  decline  in  real   estate
ON THE MORTGAGE LOANS,                 values,   and  adverse   changes  in  the
WHICH COULD OCCUR DUE TO               borrower's financial condition. A decline
A VARIETY OF CAUSES.                   in  real   estate   values  or   economic
                                       conditions  nationally  or in the regions
                                       where  the   mortgaged   properties   are
                                       concentrated may increase the risk of realized losses on the mortgage loans.

THE RETURN ON YOUR                     One risk of investing in  mortgage-backed
CERTIFICATES MAY BE                    securities     is    created    by    any
PARTICULARLY SENSITIVE TO              concentration  of the related  properties
CHANGES IN REAL ESTATE                 in  one  or  more   geographic   regions.
MARKETS IN SPECIFIC                    Approximately 31.8% of the mortgage loans
REGIONS.                               by  principal  balance,  are  located  in
                                       California.  If the  regional  economy or
                                       housing market weakens in California,  or
                                       in any other region  having a significant
                                       concentration  of  properties  underlying
                                       the mortgage loans, the mortgage loans in
                                       that region may experience  high rates of
                                       loss and delinquency, resulting in losses
                                       to   holders  of  the   certificates.   A
                                       region's  economic  condition and housing
                                       market may also be adversely  affected by
                                       a variety  of events,  including  natural
                                       disasters     such    as     earthquakes,
                                       hurricanes, floods, tornadoes and
                                       eruptions, civil disturbances such as riots, by disruptions such as ongoing power outages, or terrorist actions or acts of war.

                                       The  economic  impact  of  any  of  those
                                       events  may also be felt in areas  beyond
                                       the region  immediately  affected  by the
                                       disaster or  disturbance.  The properties
                                       underlying  the  mortgage  loans  may  be
                                       concentrated   in  these  regions.   This
                                       concentration   may   result  in  greater
                                       losses to holders of the certificates than those generally present for similar mortgage-backed securities without that concentration.

THE RETURN ON YOUR                     The  only  credit   enhancement  for  the
CERTIFICATES WILL BE                   senior    certificates    will   be   the
REDUCED IF LOSSES EXCEED               subordination  provided  by the  Class  M
THE CREDIT ENHANCEMENT                 Certificates and the Class B Certificates
AVAILABLE TO YOUR                      (and (i) with  respect  to the Class A-2,
CERTIFICATES.                          Class A-5, Class A-6, Class A-7 and Class
                                       A-9   Certificates   (and  any  exchanged
                                       certificates  which are  comprised of any
                                       such   classes  of   certificates),   the
                                       subordination  provided  by the Class A-8
                                       Certificates,  (ii) with  respect  to the
                                       Class A-11, Class A-12, Class A-13, Class
                                       A-14,   Class   A-15   and   Class   A-16
                                       Certificates     (and    any    exchanged
                                       certificates  which are  comprised of any
                                       such   classes  of   certificates),   the
                                       subordination  provided by the Class A-10
                                       Certificates, in each case, as and to the
                                       extent   described  in  this   prospectus
                                       supplement).  The only credit enhancement
                                       for the Class M Certificates  will be the
                                       subordination  provided  by the  Class  B
                                       Certificates  and by any class of Class M
                                       Certificates   with   a   lower   payment
                                       priority. You should also be aware that the credit enhancement provided for some types of realized losses is limited.

                                       SEE  "SUMMARY--CREDIT   ENHANCEMENT"  AND
                                       "DESCRIPTION   OF   THE    CERTIFICATES--
                                       ALLOCATION OF LOSSES;  SUBORDINATION"  IN
                                       THIS PROSPECTUS SUPPLEMENT.

THE VALUE OF YOUR                      If the  performance of the mortgage loans
CERTIFICATES MAY BE                    is  substantially  worse than  assumed by
REDUCED IF LOSSES ARE                  the rating  agencies,  the ratings of any
HIGHER THAN EXPECTED.                  class of the  certificates may be lowered
                                       in the future. This would probably reduce the value of those certificates. None of the depositor, the master servicer nor any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

SOME OF THE MORTGAGE                   Approximately   39.2%  and  0.8%  of  the
LOANS HAVE AN INITIAL                  mortgage  loans have an initial  interest
INTEREST ONLY PERIOD,                  only  period  of ten  years  and  fifteen
WHICH MAY INCREASE THE                 years, respectively.  During this period,
RISK OF LOSS AND                       the payment made by the related  borrower
DELINQUENCY ON THESE                   will be  less  than  it  would  be if the
MORTGAGE  LOANS.                       mortgage loan amortized. In addition, the
                                       mortgage loan balance will not be reduced
                                       by the  principal  portion  of  scheduled
                                       monthly payments during this period. As a
                                       result,  no  principal  payments  will be
                                       made  to  the  certificates   from  these
                                       mortgage loans during their interest only
                                       period   except   in   the   case   of  a
                                       prepayment.

                                       After the initial  interest  only period,
                                       the  scheduled  monthly  payment on these
                                       mortgage loans will  increase,  which may
                                       result in increased  delinquencies by the
                                       related   borrowers,    particularly   if
                                       interest  rates  have  increased  and the
                                       borrower  is  unable  to  refinance.   In
                                       addition, realized losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

                                       Mortgage  loans with an initial  interest
                                       only  period  are  relatively  new in the
                                       mortgage marketplace.  The performance of
                                       these mortgage loans may be significantly
                                       different  than mortgage loans that fully
                                       amortize.   There   may   be   a   higher
                                       expectation   by   these   borrowers   of
                                       refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the related mortgaged property by the related mortgagor may affect the loss, delinquency and prepayment experience of these mortgage loans.

A TRANSFER OF MASTER                   If the master  servicer  defaults  in its
SERVICING IN THE EVENT                 obligations   under   the   pooling   and
OF A MASTER SERVICER                   servicing agreement, the master servicing
DEFAULT MAY INCREASE                   of the mortgage  loans may be transferred
THE RISK OF PAYMENT                    to the  trustee  or an  alternate  master
APPLICATION ERRORS                     servicer, as described under "The Pooling
                                       and  Servicing   Agreement--Rights   Upon
                                       Event of Default" in the  prospectus.  In
                                       the  event of such a  transfer  of master
                                       servicing  there may be an increased risk
                                       of  errors  in  applying   payments  from
                                       borrowers or in transmitting  information
                                       and   funds  to  the   successor   master
                                       servicer.

RISKS RELATING TO
PRIMARY MORTGAGE
INSURERS

YOU MAY INCUR LOSSES                   Approximately   3.8%  of  the   aggregate
IF A PRIMARY MORTGAGE                  stated principal  balance of the mortgage
INSURER FAILS TO MAKE                  loans as of the cut-off  date have an LTV
PAYMENTS UNDER A                       ratio at origination in excess of 80% and
PRIMARY MORTGAGE                       are   insured   by  a  primary   mortgage
INSURANCE POLICY                       insurance  policy.  All  of  the  primary
                                       mortgage  insurance  policies were issued
                                       by PMI Mortgage  Insurance Co.,  Mortgage
                                       Guaranty Insurance  Corporation,  General
                                       Electric        Mortgage        Insurance
                                       Company/Genworth   Mortgage   Ins.   Co.,
                                       United  Guaranty  Residential  Ins.  Co.,
                                       Republic  Mortgage Inc. - N.C. and Radian
                                       F/K/A Commonwealth. If such mortgage loan
                                       were  subject  to a  foreclosure  and the
                                       value of the related  mortgaged  property
                                       were  not   sufficient   to  satisfy  the
                                       mortgage loan, payments under the primary
                                       mortgage   insurance   policy   would  be
                                       required  to  avoid  any  losses,  or  to
                                       reduce the losses on, such mortgage loan.
                                       If the  insurer  is unable or  refuses to
                                       pay a claim,  the  amount of such  losses
                                       would  be  allocated  to  holders  of the
                                       related   classes  of   certificates   as
                                       realized losses.

RISKS RELATING TO
COOPERATIVE LOANS

COOPERATIVE LOANS                      Approximately   0.4%  of  the   aggregate
HAVE CERTAIN                           stated principal  balance of the mortgage
CHARACTERISTICS THAT MAY               loans  as of the  cut-off  date  are  not
INCREASE THE RISK OF LOSS              secured directly by real property but are
                                       cooperative  loans. A cooperative loan is
                                       secured by a first lien on shares  issued
                                       by the cooperative  corporation that owns
                                       the related apartment building and on the
                                       related  proprietary  lease or  occupancy
                                       agreement  granting  exclusive  rights to
                                       occupy  a   specific   unit   within  the
                                       cooperative.   Cooperative   loans   have
                                       certain characteristics that may increase
                                       the   likelihood   of  realized   losses,
                                       although historically the rate of losses on cooperative loans has been comparable to losses on non-cooperative mortgage loans.

                                       The   proprietary   lease  or   occupancy
                                       agreement  securing a cooperative loan is
                                       subordinate,   in  most  cases,   to  any
                                       blanket    mortgage    on   the   related
                                       cooperative  apartment building or on the
                                       underlying  land. If the  cooperative  is
                                       unable  to meet the  payment  obligations
                                       (i) arising under an underlying mortgage,
                                       the   mortgagee   holding  an  underlying
                                       mortgage could foreclose on that mortgage
                                       and terminate all subordinate proprietary
                                       leases and  occupancy  agreements or (ii)
                                       arising under its land lease,  the holder
                                       of the landlord's interest under the land
                                       lease   could   terminate   it  and   all
                                       subordinate    proprietary   leases   and
                                       occupancy agreements.

                                       Additionally,  the  proprietary  lease or
                                       occupancy agreement may be terminated and
                                       the  cooperative  shares may be cancelled
                                       by     the     cooperative     if     the
                                       tenant-stockholder     fails    to    pay
                                       maintenance   or  other   obligations  or
                                       charges owed by the tenant-stockholder. A
                                       default by the  tenant-stockholder  under
                                       the   proprietary   lease  or   occupancy
                                       agreement   will  usually   constitute  a
                                       default  under  the  security   agreement
                                       between     the     lender     and    the
                                       tenant-stockholder.  In  the  event  of a
                                       foreclosure under a cooperative loan, the
                                       mortgagee  will  be  subject  to  certain
                                       restrictions  on its  ability to transfer
                                       the  collateral  and the use of  proceeds
                                       from any sale of collateral. See "Certain
                                       Legal  Aspects  of  Mortgage   Loans--The
                                       Mortgage Loans--Cooperative Loans" in the prospectus.

LIMITED OBLIGATIONS

PAYMENTS ON THE                        The certificates represent interests only
MORTGAGE LOANS ARE THE                 in the RFMSI Series  2007-S7  Trust.  The
PRIMARY SOURCE OF                      certificates    do   not   represent   an
PAYMENTS ON YOUR                       ownership  interest in or  obligation  of
CERTIFICATES.                          the depositor, the master servicer or any
                                       of their affiliates. If proceeds from the
                                       assets of the RFMSI Series  2007-S7 Trust
                                       are not  sufficient  to make all payments
                                       provided   for  under  the   pooling  and
                                       servicing agreement, investors will have no recourse to the depositor, the master servicer or any other entity, and will incur losses.

LIQUIDITY RISKS

YOU MAY HAVE TO HOLD                   A  secondary   market  for  your  offered
YOUR CERTIFICATES TO                   certificates  may not develop.  Even if a
MATURITY IF THEIR                      secondary market does develop, it may not
MARKETABILITY IS LIMITED.              continue or it may be  illiquid.  Neither
                                       the  underwriters  nor any  other  person
                                       will  have  any   obligation  to  make  a
                                       secondary  market  in your  certificates.
                                       Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of your certificates.

                                       Any  class of  offered  certificates  may
                                       experience     illiquidity,      although
                                       generally  illiquidity is more likely for
                                       classes that are especially  sensitive to
                                       prepayment,   such  as  the   Class   A-P
                                       Certificates    and   the    Class    A-V
                                       Certificates, or credit risk, such as the
                                       Class M  Certificates,  or that have been
                                       structured   to   meet   the   investment
                                       requirements of limited categories of investors.

BANKRUPTCY RISKS

BANKRUPTCY PROCEEDINGS                 The transfer of the  mortgage  loans from
COULD DELAY OR REDUCE                  Residential  Funding to the  depositor is
DISTRIBUTIONS ON THE                   intended  by the  parties  to be and  has
CERTIFICATES.                          been  documented as a sale.  However,  if
                                       Residential   Funding   were  to   become
                                       bankrupt,  a trustee in bankruptcy  could
                                       attempt to recharacterize the sale of the
                                       mortgage  loans as a loan  secured by the
                                       mortgage  loans  or  to  consolidate  the
                                       mortgage   loans   with  the   assets  of
                                       Residential  Funding.  Any  such  attempt
                                       could  result in a delay in or  reduction
                                       of  collections  on  the  mortgage  loans
                                       available   to  make   payments   on  the
                                       certificates.

THE BANKRUPTCY OF A                    If  a  borrower   becomes  subject  to  a
BORROWER MAY INCREASE                  bankruptcy proceeding, a bankruptcy court
THE RISK OF LOSS ON A                  may require modifications of the terms of
MORTGAGE LOAN                          a  mortgage   loan  without  a  permanent
                                       forgiveness  of the  principal  amount of
                                       the  mortgage  loan.  Modifications  have
                                       included  reducing  the  amount  of  each
                                       monthly  payment,  changing  the  rate of
                                       interest  and   altering  the   repayment
                                       schedule.  In  addition,  a court  having
                                       federal   bankruptcy   jurisdiction   may
                                       permit  a  debtor  to  cure  a   monetary
                                       default  relating  to a mortgage  loan on
                                       the   debtor's    residence   by   paying
                                       arrearages within a reasonable period and
                                       reinstating  the original  mortgage  loan
                                       payment schedule,  even though the lender
                                       accelerated  the mortgage  loan and final
                                       judgment of foreclosure  had been entered
                                       in state court.  In  addition,  under the
                                       federal   bankruptcy   law,  all  actions
                                       against a borrower and the borrower's property are automatically stayed upon the filing of a bankruptcy petition.

SPECIAL YIELD AND
PREPAYMENT
CONSIDERATIONS

THE YIELD ON YOUR                      The yield to  maturity  on each  class of
CERTIFICATES WILL VARY                 offered  certificates  will  depend  on a
DEPENDING ON VARIOUS                   variety of factors, including:
FACTORS.
                                       o    the rate  and  timing  of  principal
                                            payments  on  the  mortgage   loans,
                                            including prepayments,  defaults and
                                            liquidations, and repurchases due to
                                            breaches   of   representations   or
                                            warranties;

                                       o    the allocation of principal payments
                                            among the various classes of offered
                                            certificates;

                                       o    realized    losses   and    interest
                                            shortfalls;

                                       o    the   pass-through   rate  for  that
                                            class; and

                                       o    the  purchase  price of that  class.

                                       The rate of prepayments is one of the most important and least predictable of these factors. No assurances are given that the mortgage loans will prepay at any particular rate.

                                       In  addition,  the  master  servicer  may
                                       purchase  any  mortgage  loan  that is at
                                       least  three  months   delinquent.   Such
                                       repurchases would increase the prepayment rates on the mortgage loans.

                                       In general, if you purchase a certificate
                                       at a price  higher  than its  outstanding
                                       certificate    principal    balance   and
                                       principal     distributions    on    your
                                       certificate
                                       occur faster than you assumed at the time
                                       of  purchase,  your  yield  will be lower
                                       than you anticipated.  Conversely, if you
                                       purchase a  certificate  at a price lower
                                       than    its    outstanding    certificate
                                       principal     balance    and    principal
                                       distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

THE RATE OF PREPAYMENTS                Since  mortgagors,  in  most  cases,  can
ON THE MORTGAGE LOANS                  prepay their  mortgage loans at any time,
WILL VARY DEPENDING ON                 the  rate   and   timing   of   principal
FUTURE MARKET CONDITIONS               distributions on the offered certificates
AND OTHER FACTORS.                     are highly  uncertain  and are  dependent
                                       upon a wide variety of factors, including
                                       general  economic  conditions,   interest
                                       rates,  the  availability  of alternative
                                       financing   and    homeowner    mobility.
                                       Generally,  when  market  interest  rates
                                       increase,  borrowers  are less  likely to
                                       prepay their mortgage  loans.  This could
                                       result in a slower return of principal to
                                       you at a time  when you  might  have been
                                       able to  reinvest  your funds at a higher
                                       rate of  interest  than the  pass-through
                                       rate on your  class of  certificates.  On
                                       the  other  hand,  when  market  interest
                                       rates  decrease,  borrowers are generally
                                       more  likely  to  prepay  their  mortgage
                                       loans.  This  could  result  in a  faster
                                       return of principal to you at a time when
                                       you  might not be able to  reinvest  your
                                       funds at an interest  rate as high as the
                                       pass-through   rate  on  your   class  of
                                       certificates.

                                       Refinancing  programs,  which may involve
                                       soliciting  all or some of the mortgagors
                                       to refinance  their mortgage  loans,  may
                                       increase the rate of  prepayments  on the
                                       mortgage   loans.    These    refinancing
                                       programs  may be  offered  by the  master
                                       servicer,   any   subservicer   or  their
                                       affiliates,  and may include  streamlined
                                       documentation    programs.    Streamlined
                                       documentation   programs   involve   less
                                       verification of underwriting  information
                                       than traditional  documentation programs.
                                       Approximately  0.4% of the mortgage loans
                                       by   stated   principal    balance   were
                                       originated       under        streamlined
                                       documentation programs.

                                       SEE   "CERTAIN   YIELD   AND   PREPAYMENT
                                       CONSIDERATIONS--PREPAYMENT
                                       CONSIDERATIONS"    IN   THIS   PROSPECTUS
                                       SUPPLEMENT  AND "MATURITY AND  PREPAYMENT
                                       CONSIDERATIONS"   IN   THE   ACCOMPANYING
                                       PROSPECTUS.

THE YIELD ON YOUR                      The  offered  certificates  of each class
CERTIFICATES WILL BE                   have different yield  considerations  and
AFFECTED BY THE SPECIFIC               different  sensitivities  to the rate and
TERMS THAT APPLY TO THAT               timing of  principal  distributions.  The
CLASS, DISCUSSED BELOW.                following  is  a  general  discussion  of
                                       yield   considerations   and   prepayment
                                       sensitivities  of some  classes.

CLASS A CERTIFICATES                   The Class A Certificates,  other than the
                                       Class  A-V,  Class  A-25,  Class A-28 and
                                       Class A-32  Certificates,  are subject to
                                       various   priorities   for   payment   of
                                       principal.  Distributions of principal on
                                       the  Class  A  Certificates  entitled  to
                                       principal  distributions  with an earlier
                                       priority  of payment  will be affected by
                                       the rates of  prepayment  of the mortgage
                                       loans  early in the life of the  mortgage
                                       pool.    Those   classes   of   Class   A
                                       Certificates    entitled   to   principal
                                       distributions  with a later  priority  of
                                       payment  will be affected by the rates of
                                       prepayment   of   the   mortgage    loans
                                       experienced both before and after the commencement of principal distributions on those classes, and will be more likely to be affected by realized losses on the mortgage loans not covered by the credit enhancement since these classes will be outstanding for a longer period of time.

CLASS A-2 CERTIFICATES                 Subject  to the  priorities  set forth in
                                       "Description   of   the    Certificates--
                                       Principal  Distributions  on  the  Senior
                                       Certificates"   below,   the   Class  A-2
                                       Certificates   will   generally   receive
                                       payments  of  principal  on the  mortgage
                                       loans  on  each   distribution   date  in
                                       amounts  determined by using the table in
                                       Appendix    II   to    this    prospectus
                                       supplement,    until   the    certificate
                                       principal   balance   thereof   has  been
                                       reduced  to zero.  The  schedule  for the
                                       Class A-2  Certificates  assumes that the
                                       rate of prepayment on the mortgage  loans
                                       remains  at  a  constant   rate   between
                                       approximately 100% and approximately 500%
                                       of  the  prepayment  assumption  for  the
                                       mortgage loans.  However,  if prepayments
                                       on the  mortgage  loans  occur  at a rate
                                       below  this  range,  the  amount of funds
                                       available for  distribution  of principal
                                       to the Class A-2  Certificates may not be
                                       sufficient  to  reduce  the   certificate
                                       principal   balance   of  the  Class  A-2
                                       Certificates  according  to the  schedule
                                       set forth in the table,  and the weighted
                                       average    life   of   the    Class   A-2
                                       Certificates     will    be     extended.
                                       Conversely,   if   prepayments   on   the
                                       mortgage loans occur at a rate above this
                                       range,  and if the certificate  principal
                                       balances of the Class A-3,  Class A-4 and
                                       Class A-5 Certificates  have been reduced
                                       to zero in accordance with the priorities
                                       set   forth   in   "Description   of  the
                                       Certificates--Principal  Distributions on
                                       the  Senior   Certificates"   below,  the
                                       certificate   principal  balance  of  the
                                       Class  A-2  Certificates  may be  reduced
                                       faster than the schedule set forth in the
                                       table,  and the weighted  average life of
                                       the  Class  A-2   Certificates   will  be
                                       reduced.

CLASS A-3 CERTIFICATES                 Subject  to the  priorities  set forth in
                                       "Description   of   the    Certificates--
                                       Principal  Distributions  on  the  Senior
                                       Certificates"   below,   the   Class  A-3
                                       Certificates   will   generally   receive
                                       payments  of  principal  on the  mortgage
                                       loans  on  each   distribution   date  in
                                       amounts  determined by using the table in
                                       Appendix    III   to   this    prospectus
                                       supplement    until    the    certificate
                                       principal   balance   thereof   has  been
                                       reduced  to zero.  The  schedule  for the
                                       Class A-3  Certificates  assumes that the
                                       rate of prepayment on the mortgage  loans
                                       remains at a constant rate of 125% of the
                                       prepayment  assumption  for the  mortgage
                                       loans. However, if prepayments occur at a
                                       rate  slower  than  the rate  assumed  in
                                       preparing this table, the amount of funds
                                       available for  distribution  of principal
                                       on the Class A-3  Certificates may not be
                                       sufficient  to  reduce  the   certificate
                                       principal  balance  thereof  according to
                                       the amount  set forth in the  table,  and
                                       the  weighted  average  life of the Class
                                       A-3   Certificates   will  be   extended.
                                       Conversely,   if   prepayments   on   the
                                       mortgage  loans  occur  at a rate  faster
                                       than  the  rate   assumed,   and  if  the
                                       certificate   principal  balance  of  the
                                       Class A-4  Certificates  has been reduced
                                       to zero in accordance with the priorities
                                       set   forth   in   "Description   of  the
                                       Certificates--Principal  Distributions on
                                       the  Senior   Certificates"   below,  the
                                       certificate   principal  balance  of  the
                                       Class A-3 Certificates may be reduced below the amounts set forth in the table, and the weighted average life of the Class A-3 Certificates will be reduced.

CLASS A-3 AND CLASS A-5                Investors  in the Class A-3 and Class A-5
CERTIFICATES                           Certificates  should  also be aware  that
                                       these   classes  of   certificates   will
                                       generally  receive  monthly  payments  of
                                       principal on any  distribution  date only
                                       from the  amount of  principal  available
                                       for    distribution    to   the    senior
                                       certificates,  other  than the  Class A-P
                                       Certificates,    remaining    after   the
                                       distribution of the amounts  necessary to
                                       reduce the certificate  principal balance
                                       of the  Class A-2  Certificates  to their
                                       planned   principal   balance   for  that
                                       distribution  date set forth in the table
                                       in   Appendix   II  to  this   prospectus
                                       supplement,   in   accordance   with  the
                                       amounts  and   priorities  set  forth  in
                                       "Description    of   the    Certificate--
                                       Principal  Distributions  on  the  Senior
                                       Certificates" below.

                                       In addition,  the Class A-3 and Class A-5
                                       Certificates   will  receive  the  entire
                                       amount   of   principal   available   for
                                       distribution    remaining    after    the
                                       distribution    to    the    Class    A-2
                                       Certificates of the amounts  described in
                                       the   preceding   paragraph,   until  the
                                       certificate  principal  balances  of  the
                                       Class A-3 and Class A-5 Certificates have
                                       been reduced to zero in  accordance  with
                                       the priorities set forth in  "Description
                                       of      the       Certificates--Principal
                                       Distributions on the Senior Certificates" below.

                                       Due to the companion  nature of the Class
                                       A-3 and  Class  A-5  Certificates,  those
                                       certificates will likely experience price
                                       and yield  volatility.  Investors  should
                                       consider   whether  such   volatility  is
                                       suitable to their investment needs.

CLASS A-4 CERTIFICATES                 Because  the Class A-4  Certificates  may
                                       not receive any distributions of interest
                                       for some  period  of time,  the Class A-4
                                       Certificates   will   likely   experience
                                       significant  price and yield  volatility.
                                       Investors  should  consider  whether this
                                       volatility    is    suitable   to   their
                                       investment needs.

                                       Investors  in the Class A-4  Certificates
                                       should  also be aware  that this class of
                                       certificates   will   generally   receive
                                       monthly  payments  of  principal  on  any
                                       distribution date only from the amount of
                                       principal  available for  distribution to
                                       the senior  certificates,  other than the
                                       Class A-P  Certificates,  remaining after
                                       the distribution of the amounts necessary
                                       to reduce (x) the  certificate  principal
                                       balance of the Class A-2  Certificates to
                                       their planned  principal balance for that
                                       distribution  date set forth in the table
                                       in   Appendix   II  to  this   prospectus
                                       supplement, (y) the certificate principal
                                       balance of the Class A-3  Certificates to
                                       its targeted  principal balance set forth
                                       in the  table  in  Appendix  III to  this
                                       prospectus   supplement   and   (z)   the
                                       certificate   principal  balance  of  any
                                       senior   certificates   with   a   higher
                                       priority  of  payment,  in  each  case in
                                       accordance    with   the    amounts   and
                                       priorities set forth in "Description of the Certificate--Principal Distributions on the Senior Certificates" below.

                                       In addition,  the Class A-4  Certificates
                                       will   receive   the  entire   amount  of
                                       principal   available  for   distribution
                                       remaining  after the  distribution to the
                                       Class A-2 and Class A-3  Certificates  of
                                       the amounts  described  in the  preceding
                                       paragraph,    until    the    certificate
                                       principal   balance   of  the  Class  A-4
                                       Certificates has been reduced to zero in accordance with the priorities set forth in "Description of the Certificates-- Principal Distributions on the Senior Certificates" below.

                                       Due to the companion  nature of the Class
                                       A-4 Certificates, those certificates will
                                       likely   experience   price   and   yield
                                       volatility.   Investors  should  consider
                                       whether such volatility is suitable to their investment needs.

CLASS A-6, CLASS A-7,                  The  characteristics  of the combinations
CLASS A-9, CLASS A-11,                 of exchangeable certificates set forth in
CLASS A-12, CLASS A-13,                Schedule A to this prospectus  supplement
CLASS A-14, CLASS A-15,                will reflect, in the aggregate, generally
CLASS A-16, CLASS A-17,                the   characteristics   of  the   related
CLASS A-18, CLASS A-19,                exchanged certificates and vice versa and
CLASS A-20, CLASS A-21,                will be  subject  to the  same  risks  as
CLASS A-22, CLASS A-23,                described herein to the extent of each of
CLASS A-24, CLASS A-25,                the   related   exchanged   certificates.
CLASS A-26, CLASS A-27,                Investors are encouraged to also consider
CLASS A-28, CLASS A-29,                a number of  factors  that  will  limit a
CLASS A-30, CLASS A-31,                certificateholder's  ability to  exchange
CLASS A-32, CLASS A-33,                exchangeable  certificates  for exchanged
CLASS A-34, CLASS A-35,                certificates and vice versa:
CLASS A-36 CERTIFICATES
                                       o    at  the   time   of   the   proposed
                                            exchange,  a certificateholder  must
                                            own   certificates  of  the  related
                                            class  or   classes   in  the  exact
                                            proportions  necessary  to make  the
                                            desired  exchange  and  must pay the
                                            exchange fee;

                                       o    a  certificateholder  that  does not
                                            own the  certificates  may be unable
                                            to obtain  the  necessary  exchanged
                                            certificates     or     exchangeable
                                            certificates;

                                       o    the  certificateholder  of any class
                                            of   certificates   required  for  a
                                            desired  combination  may  refuse to
                                            sell them at a reasonable  price (or
                                            any  price) or may be unable to sell
                                            them;

                                       o    certain  certificates  may have been
                                            purchased   or  placed   into  other
                                            financial  structures  and  thus  be
                                            unavailable;

                                       o    principal     distributions     will
                                            decrease the amounts  available  for
                                            exchange over time;

                                       o    only  the  combinations   listed  in
                                            Schedule   A  to   this   prospectus
                                            supplement are permitted; and

                                       o    the  record  dates for  exchangeable
                                            certificates   and   the   exchanged
                                            certificates that are the subject of
                                            the exchange must be the same.

CLASS A-7, CLASS A-8 AND               It is not  expected  that the Class  A-7,
CLASS A-11 CERTIFICATES                Class  A-8 and  Class  A-11  Certificates
                                       will   receive   any   distributions   of
                                       principal until the distribution  date in
                                       August 2012. On or after the distribution
                                       date  in  August   2012  but  before  the
                                       distribution  date in  August  2016,  the
                                       Class  A-7,  Class  A-8  and  Class  A-11
                                       Certificates  may  receive a  portion  of
                                       principal  prepayments  on  the  mortgage
                                       loans   that  is   smaller   than   their
                                       respective   pro  rata   shares  of  such
                                       principal    prepayments.    Furthermore,
                                       investors should be aware that because the Class A-7 and Class A-11 Certificates are exchangeable for certain classes of exchanged certificates, any certificates which are comprised of such Class A-7 or Class A-11 Certificates will be subject to the same risks as described herein.

CLASS A-8 AND                          Investors  in the Class A-8  Certificates
CLASS A-10 CERTIFICATES                should be aware that, on any distribution
                                       date,  certain  realized losses otherwise
                                       allocable  to the Class  A-2,  Class A-5,
                                       Class  A-6,   Class  A-7  and  Class  A-9
                                       Certificates  (and  any  exchangeable  or
                                       exchanged    certificates    which    are
                                       comprised   of  any   such   classes   of
                                       certificates)  will be  allocated  to the
                                       Class  A-8  Certificates,  as  and to the
                                       extent   described  in  this   prospectus
                                       supplement.

                                       Investors in the Class A-10 Certificates should be aware that, on any distribution date, certain realized losses otherwise allocable to the Class A-

                                       11, Class A-12,  Class A-13,  Class A-14,
                                       Class  A-15 and Class  A-16  Certificates
                                       (and  any   exchangeable   or   exchanged
                                       certificates which are comprised of any such classes of certificates) will be allocated to the Class A-10 Certificates, as and to the extent described in this prospectus supplement.

                                       Therefore,  the yield to  maturity on the
                                       Class  A-8 and  Class  A-10  Certificates
                                       will be  extremely  sensitive to realized
                                       losses  otherwise  allocable to the Class
                                       A-2,  Class A-5,  Class  A-6,  Class A-7,
                                       Class A-9, Class A-11,  Class A-12, Class
                                       A-13,  Class  A-14,  Class A-15 and Class
                                       A-16  Certificates  (and any exchangeable
                                       or  exchanged   certificates   which  are
                                       comprised   of  any   such   classes   of
                                       certificates).

CLASS A-9 AND CLASS A-16               Because  the  Class  A-9 and  Class  A-16
CERTIFICATES                           Certificates    may   not   receive   any
                                       distributions of interest for some period
                                       of time,  the Class  A-9 and  Class  A-16
                                       Certificates   will   likely   experience
                                       significant  price and yield  volatility.
                                       Investors  should  consider  whether this
                                       volatility    is    suitable   to   their
                                       investment needs.

CLASS A-24, CLASS A-27,                The pass-through  rate on the Class A-24,
CLASS A-31, AND CLASS A-               Class  A-27,  Class  A-31 and Class  A-35
35 CERTIFICATES                        Certificates   will  vary   with   LIBOR,
                                       subject to the  limitations  described in
                                       this  prospectus  supplement.  Therefore,
                                       the yield to investors on the Class A-24,
                                       Class  A-27,  Class  A-31 and Class  A-35
                                       Certificates   will   be   sensitive   to
                                       fluctuations in the level of LIBOR.

CLASS A-25, CLASS A-26,                The pass-through  rate on the Class A-25,
CLASS A-28, CLASS A-29,                Class A-26, Class A-28, Class A-29, Class
CLASS A-32, CLASS A-33                 A-32,   Class   A-33   and   Class   A-36
AND CLASS A-36                         Certificates  will  vary  inversely  with
CERTIFICATES                           LIBOR,   subject   to   the   limitations
                                       described   in   this   prospectus   A-36
                                       supplement.   Therefore,   the  yield  to
                                       investors on the Class A-25,  Class A-26,
                                       Class A-28, Class A-29, Class A-32, Class
                                       A-33 and Class A-36 Certificates will be extremely sensitive to fluctuations in the level of LIBOR.

                                       In addition, investors in the Class A-25, Class A-28 and Class A-32 Certificates should be aware that the yield on such class of Certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage loans, and that rate may fluctuate significantly over time. A faster than expected rate of principal payments on the mortgage loans may have an adverse effect on the yield to investors in the Class A-25, Class A-28 and Class A-32 Certificates and could result in their failure to fully recover their initial investments.

CLASS A-P CERTIFICATES                 The Class A-P Certificates will receive a
                                       portion of the principal payments ONLY on
                                       the mortgage loans that have net mortgage
                                       rates  lower than 6.00%.  Therefore,  the
                                       yield on the Class A-P Certificates  will
                                       be  extremely  sensitive  to the rate and
                                       timing  of  principal   prepayments   and
                                       defaults on the mortgage loans that have net mortgage rates lower than 6.00%.

                                       Mortgage  loans with lower mortgage rates
                                       are  less  likely  to  be  prepaid   than
                                       mortgage   loans  with  higher   mortgage
                                       rates. If prepayments of principal on the mortgage loans that have net mortgage rates lower than 6.00% occur at a rate slower than an investor assumed at the time of purchase, the investor's yield will be adversely affected.

CLASS A-V CERTIFICATES                 The Class A-V Certificates will receive a
                                       portion  of the  interest  payments  ONLY
                                       from   mortgage   loans   that  have  net
                                       mortgage   rates   higher   than   6.00%.
                                       Therefore,  the  yield on the  Class  A-V
                                       Certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans that have net mortgage rates higher than 6.00%.

                                       Mortgage loans with higher mortgage rates
                                       are  more  likely  to  be  prepaid   than
                                       mortgage loans with lower mortgage rates.
                                       If the mortgage loans that have net mortgage rates higher than 6.00% are prepaid at a rate faster than an investor assumed at the time of purchase, the yield to investors in the Class A-V Certificates will be adversely affected. Investors in the Class A-V Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans that have net mortgage rates higher than 6.00% could result in the failure of such investors to fully recover their investments.

CLASS M CERTIFICATES                   The yield to  investors  in each class of
                                       the   Class   M   Certificates   will  be
                                       sensitive to the rate and timing of realized losses on the mortgage loans, if those realized losses are not covered by a more subordinate class of Class M
                                       Certificates or the Class B Certificates.

                                       It is  not  expected  that  the  Class  M
                                       Certificates     will     receive     any
                                       distributions of principal prepayments on
                                       the mortgage loans until the distribution
                                       date in August 2012 unless the  aggregate
                                       principal    balance    of   the   senior
                                       certificates  has  been  reduced  to zero
                                       prior to that date. On or after that date
                                       but  before  the  distribution   date  in
                                       August 2016, all or a  disproportionately
                                       large portion of principal prepayments on
                                       the  mortgage  loans may be  allocated to
                                       the senior  certificates  as described in
                                       this prospectus supplement, and none or a
                                       disproportionately   small   portion   of
                                       principal  prepayments  on  the  mortgage
                                       loans may be paid to the  holders  of the
                                       Class  M  Certificates  and  the  Class B
                                       Certificates    unless   the    aggregate
                                       certificate   balance   of   the   senior
                                       certificates has been reduced to zero prior to that date. As a result, the weighted average lives of the Class M Certificates may be longer than would otherwise be the case.

THE RECORDING OF                       The mortgages or  assignments of mortgage
MORTGAGES IN THE NAME OF               for some of the mortgage  loans have been
MERS MAY AFFECT THE                    or  may  be   recorded  in  the  name  of
YIELD ON THE CERTIFICATES.             Mortgage Electronic Registration Systems,
                                       Inc., or MERS,  solely as nominee for the
                                       originator   and   its   successors   and
                                       assigns.  Subsequent assignments of those
                                       mortgages are  registered  electronically
                                       through  the  MERS(R)  System.  As of the
                                       cut-off date,  approximately 96.6% of the
                                       mortgage  loans were recorded in the name
                                       of MERS.  However,  if MERS  discontinues
                                       the   MERS(R)   System   and  it  becomes
                                       necessary to record an assignment of the mortgage to the trustee, then any related expenses shall be paid by the trust and will reduce the amount available to pay principal of and interest on the class or classes of certificates with certificate principal balances greater than zero with the lowest payment priorities.

                                       The recording of mortgages in the name of
                                       MERS is a relatively  new practice in the
                                       mortgage   lending    industry.    Public
                                       recording  officers  and  others  in  the
                                       mortgage  industry may have  limited,  if
                                       any,  experience  with lenders seeking to
                                       foreclose mortgages, assignments of which
                                       are  registered  with MERS.  Accordingly,
                                       delays    and    additional    costs   in
                                       commencing,  prosecuting  and  completing
                                       foreclosure  proceedings  and  conducting
                                       foreclosure   sales   of  the   mortgaged
                                       properties could result. Those delays and
                                       additional  costs could in turn delay the
                                       distribution  of liquidation  proceeds to
                                       certificateholders   and   increase   the
                                       amount of realized losses on the mortgage loans.

                                       FOR ADDITIONAL INFORMATION REGARDING MERS
                                       AND THE MERS(R) SYSTEM,  SEE "DESCRIPTION
                                       OF  THE  MORTGAGE   POOL--MORTGAGE   POOL
                                       CHARACTERISTICS"  AND "CERTAIN  YIELD AND
                                       PREPAYMENT    CONSIDERATIONS"   IN   THIS
                                       PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF
                                       THE   CERTIFICATES--ASSIGNMENT  OF  TRUST
                                       ASSETS" IN THE  ACCOMPANYING  PROSPECTUS.


RECENT DEVELOPMENTS

RECENT DEVELOPMENTS IN                 Recently, the residential mortgage market
THE RESIDENTIAL MORTGAGE               in the United  States has  experienced  a
MARKET MAY ADVERSELY                   variety  of   difficulties   and  changed
AFFECT THE RETURN ON YOUR              economic  conditions  that may  adversely
CERTIFICATES.                          affect  the  yield on your  certificates.
                                       Delinquencies  and losses with respect to
                                       residential mortgage loans generally have
                                       increased  in  recent  months,   and  may
                                       continue to  increase.  In  addition,  in
                                       recent   months    housing   prices   and
                                       appraised  values  in  many  states  have
                                       declined or stopped  appreciating,  after
                                       an   extended   period   of   significant
                                       appreciation.  A continued  decline or an
                                       extended  flattening  of those values may
                                       result   in   additional   increases   in
                                       delinquencies  and losses on  residential
                                       mortgage  loans  generally,  particularly
                                       with  respect to second home and investor
                                       properties   and  with   respect  to  any
                                       residential    mortgage    loans    whose
                                       aggregate  loan  amounts  (including  any
                                       subordinate   liens)   are  close  to  or
                                       greater than the related property values.

                                       You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your certificates.

                                 ISSUING ENTITY

         The depositor will establish a trust with respect to Series 2007-S7 on the closing date, under a series supplement, dated as of July 1, 2007, to the standard terms of pooling and servicing agreement, dated as of July 1, 2007, among the depositor, the master servicer and the trustee, together with the series supplement, referred to herein as the pooling and servicing agreement. The pooling and servicing agreement is governed by the laws of the state of New York. On the closing date, the depositor will deposit into the trust a pool of mortgage loans secured by first liens on one- to four-family residential properties, that in the aggregate will constitute a mortgage pool with terms to maturity of not more than 30 years. The trust will not have any additional equity.

         The pooling and servicing agreement authorizes the trust to engage only in selling the certificates in exchange for the mortgage loans, entering into and performing its obligations under the pooling and servicing agreement, activities necessary, suitable or convenient to such actions and other activities as may be required in connection with the conservation of the trust fund and making distributions to certificateholders.

         The pooling and servicing agreement provides that the depositor assigns to the trustee for the benefit of the certificateholders without recourse all the right, title and interest of the depositor in and to the mortgage loans. Furthermore, the pooling and servicing agreement states that, although it is intended that the conveyance by the depositor to the trustee of the mortgage loans be construed as a sale, if the mortgage loans for any reason are held to not be property of the trustee, the conveyance of the mortgage loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

         Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Certificates--Glossary of Terms" or in the accompanying prospectus under "Glossary."

                           SPONSOR AND MASTER SERVICER

         Residential Funding Company, LLC, a Delaware limited liability company, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. See "Mortgage Loan Program--Qualifications of Sellers" in the prospectus for a general description of applicable seller/servicer eligibility requirements. Residential Funding Company, LLC's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is (952) 857-7000. Residential Funding Company, LLC conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York. Residential Funding Company, LLC finances its operations primarily through its securitization program.

         Residential Funding Company, LLC was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family residential properties, such as a portion of the mortgage loans described in this prospectus supplement. GMAC LLC, previously General Motors Acceptance Corporation, purchased Residential Funding Company, LLC in 1990. In 1995, Residential Funding Company, LLC expanded its business to include "subprime" first lien mortgage loans. Residential Funding Company, LLC also began to acquire and service "Alt-A," closed-end and revolving loans secured by second liens in 1995.

         The following tables set forth the aggregate principal amount of publicly offered securitizations of mortgage loans sponsored by Residential Funding Company, LLC for the past five years and the six months ended June 30, 2007. Residential Funding Company, LLC sponsored approximately $31.6 billion and $2.9 billion in initial aggregate principal amount of mortgage-backed securities in the 2002 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. Residential

Funding Company, LLC sponsored approximately $22.7 billion and $2.9 billion in initial aggregate principal amount of mortgage-backed securities in the six months ended June 30, 2007 backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.


                                                 SPONSOR SECURITIZATION EXPERIENCE

         FIRST LIEN MORTGAGE LOANS

                                                                                                                      SIX MONTHS
                                                          YEAR ENDED DECEMBER 31,                                   ENDED JUNE 30,
VOLUME BY PRINCIPAL       ---------------------------------------------------------------------------------------   ---------------
      BALANCE                  2002              2003              2004              2005              2006              2007
      -------             ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

Prime Mortgages(1)        $16,177,753,813   $18,964,072,062   $11,953,278,792   $24,149,038,614   $40,241,885,054   $17,385,909,520

Non-Prime Mortgages(2)    $15,475,700,554   $27,931,235,627   $24,408,531,445   $27,928,496,334   $21,581,547,796   $ 5,296,779,910
                          ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

Total                     $31,653,454,367   $46,895,307,689   $36,361,810,237   $52,077,534,948   $61,823,432,850   $22,682,689,430
                          ===============   ===============   ===============   ===============   ===============   ===============

Prime Mortgages(1)                 51.11%            40.44%            32.87%            46.37%            65.09%            76.65%

Non-Prime Mortgages(2)             48.89%            59.56%            67.13%            53.63%            34.91%            23.35%
                          ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

Total                             100.00%           100.00%           100.00%           100.00%           100.00%           100.00%
                          ===============   ===============   ===============   ===============   ===============   ===============

 PERCENTAGE CHANGE
FROM PRIOR YEAR (3)
-------------------
Prime Mortgages(1)                 (1.28)%           17.22%           (36.97)%          102.03%            66.64%

Non-Prime Mortgages(2)            104.52%            80.48%           (12.61)%           14.42%           (22.73)%
                          ---------------   ---------------   ---------------   ---------------   ---------------

Total                              32.14%            48.15%           (22.46)%           43.22%            18.71%
                          ===============   ===============   ===============   ===============   ===============


         JUNIOR LIEN MORTGAGE LOANS

                                                                                                                      SIX MONTHS
                                                          YEAR ENDED DECEMBER 31,                                   ENDED JUNE 30,
VOLUME BY PRINCIPAL       ---------------------------------------------------------------------------------------   ---------------
      BALANCE                  2002              2003              2004              2005              2006              2007
      -------             ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Prime Mortgages(1)        $ 2,875,005,049   $ 3,207,008,585   $ 2,085,015,925   $ 2,409,506,573   $ 3,012,549,922   $ 2,933,100,838

Non-Prime Mortgages(2)                 --                --                --                --                --                --
                          ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

Total                     $ 2,875,005,049   $ 3,207,008,585   $ 2,085,015,925   $ 2,409,506,573   $ 3,012,549,922   $ 2,933,100,838
                          ===============   ===============   ===============   ===============   ===============   ===============

Prime Mortgages(1)                100.00%           100.00%           100.00%           100.00%           100.00%           100.00%

Non-Prime Mortgages(2)                 -                 -                 -                 -                 -                 -

Total                             100.00%           100.00%           100.00%           100.00%           100.00%           100.00%
                          ===============   ===============   ===============   ===============   ===============   ===============

PERCENTAGE CHANGE FROM
     PRIOR YEAR (3)
----------------------
Prime Mortgages(1)                 17.90%           11.55%            (34.99)%           15.56%            25.03%

Non-Prime Mortgages(2)                --               --                 --                --                --
                          ---------------   ---------------   ---------------   ---------------   ---------------

Total                              17.90%           11.55%            (34.99)%           15.56%            25.03%
                          ===============   ===============   ===============   ===============   ===============

         FIRST LIEN MORTGAGE LOANS

                                                                                                                      SIX MONTHS
                                                          YEAR ENDED DECEMBER 31,                                   ENDED JUNE 30,
VOLUME BY NUMBER          ---------------------------------------------------------------------------------------   ---------------
     OF LOANS                  2002              2003              2004              2005              2006              2007
     --------             ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Prime Mortgages(1)                 68,077            86,166            55,773            91,631           141,188            53,570

Non-Prime Mortgages(2)            136,789           200,446           170,696           173,796           132,069            29,854
                          ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

Total                             204,866           286,612           226,469           265,427           273,257            83,424
                          ===============   ===============   ===============   ===============   ===============   ===============

Prime Mortgages(1)                 33.23%            30.06%            24.63%            34.52%            51.67%            64.21%

Non-Prime Mortgages(2)             66.77%            69.94%            75.37%            65.48%            48.33%            35.79%
                          ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

Total                             100.00%           100.00%           100.00%           100.00%           100.00%           100.00%
                          ===============   ===============   ===============   ===============   ===============   ===============

PERCENTAGE CHANGE FROM
    PRIOR YEAR (3)
----------------------
Prime Mortgages(1)                 17.87%            26.57%           (35.27)%           64.29%            54.08%

Non-Prime Mortgages(2)             91.47%            46.54%           (14.84)%            1.82%           (24.01)%
                          ---------------   ---------------   ---------------   ---------------   ---------------

Total                              58.56%            39.90%           (20.98)%           17.20%             2.95%
                          ===============   ===============   ===============   ===============   ===============


         JUNIOR LIEN MORTGAGE LOANS

                                                                                                                      SIX MONTHS
                                                          YEAR ENDED DECEMBER 31,                                   ENDED JUNE 30,
VOLUME BY NUMBER          ---------------------------------------------------------------------------------------   ---------------
     OF LOANS                  2002              2003              2004              2005              2006              2007
     --------             ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Prime Mortgages(1)                 73,188            84,962            51,614            53,071            60,951            54,120

Non-Prime Mortgages(2)                 --                --                --                --                --                --
                          ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

Total                              73,188            84,962            51,614            53,071            60,951            54,120
                          ===============   ===============   ===============   ===============   ===============   ===============

Prime Mortgages(1)                100.00%           100.00%           100.00%           100.00%           100.00%           100.00%

Non-Prime Mortgages(2)                --               --                 --                --                --                --
                          ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

Total                             100.00%           100.00%           100.00%           100.00%           100.00%           100.00%
                          ===============   ===============   ===============   ===============   ===============   ===============

PERCENTAGE CHANGE FROM
     PRIOR YEAR (3)
----------------------
Prime Mortgages(1)                 16.26%            16.09%           (39.25)%            2.82%            14.85%

Non-Prime Mortgages(2)                --               --                 --                --                --
                          ---------------   ---------------   ---------------   ---------------   ---------------

Total                              16.26%            16.09%           (39.25)%            2.82%            14.85%
                          ===============   ===============   ===============   ===============   ===============

----------

(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.

(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year to year growth or decline as a percentage of the prior year's volume.


         The following tables set forth the annual average outstanding principal balance, calculated as of year end of mortgage loans master serviced by Residential Funding Company, LLC for the past five years and the six months ended June 30, 2007, and the annual average number of such loans for the same period. Residential Funding Company, LLC was the master servicer of a residential mortgage loan portfolio of approximately $68.2 billion and $4.1 billion in average outstanding principal amount during the 2002 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. Residential Funding Company, LLC was the master servicer of a residential mortgage loan portfolio of approximately $151.6 billion and $11.7 billion in average outstanding principal during the six months ended June 30, 2007 backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.


                      MASTER SERVICER SERVICING EXPERIENCE

         FIRST LIEN MORTGAGE LOANS

                                                                                                                      SIX MONTHS
                                                          YEAR ENDED DECEMBER 31,                                   ENDED JUNE 30,
VOLUME BY PRINCIPAL       ---------------------------------------------------------------------------------------   ---------------
      BALANCE                  2002              2003              2004              2005              2006              2007
      -------             ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Prime Mortgages(1)        $43,282,264,857   $33,749,084,171   $32,453,682,854   $47,935,800,813   $83,052,457,702   $94,939,036,849

Non-Prime Mortgages(2)    $24,910,565,613   $39,334,697,127   $50,509,138,736   $53,938,083,312   $57,013,557,376   $56,633,632,751
                          ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

Total                     $68,192,830,470   $73,083,781,298   $82,962,821,590   $101,873,884,125  $140,066,015,078  $151,572,669,600
                          ===============   ===============   ===============   ================  ================  ================

Prime Mortgages(1)                 63.47%            46.18%            39.12%            47.05%            59.30%            62.64%

Non-Prime Mortgages(2)             36.53%            53.82%            60.88%            52.95%            40.70%            37.36%
                          ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

Total                             100.00%           100.00%           100.00%           100.00%           100.00%           100.00%
                          ===============   ===============   ===============   ================  ================  ================

PERCENTAGE CHANGE FROM
     PRIOR YEAR (3)
----------------------
Prime Mortgages(1)                (15.75)%          (22.03)%           (3.84)%           47.71%            73.26%

Non-Prime Mortgages(2)             51.62%            57.90%            28.41%             6.79%             5.70%
                          ---------------   ---------------   ---------------   ---------------   ---------------

Total                               0.57%             7.17%            13.52%            22.79%            37.49%
                          ===============   ===============   ===============   ================  ================


         JUNIOR LIEN MORTGAGE LOANS

                                                                                                                      SIX MONTHS
                                                          YEAR ENDED DECEMBER 31,                                   ENDED JUNE 30,
VOLUME BY PRINCIPAL       ---------------------------------------------------------------------------------------   ---------------
      BALANCE                  2002              2003              2004              2005              2006              2007
      -------             ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Prime Mortgages(1)        $ 4,102,615,571   $ 4,365,319,862   $ 5,135,640,057   $ 5,476,133,777   $ 8,536,345,778   $11,693,966,448

Non-Prime Mortgages(2)                 --                --                --                --                --                --
                          ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

Total                     $ 4,102,615,571   $ 4,365,319,862   $ 5,135,640,057   $ 5,476,133,777   $ 8,536,345,778   $11,693,966,448
                          ===============   ===============   ===============   ================  ================  ================

Prime Mortgages(1)                100.00%           100.00%           100.00%           100.00%           100.00%           100.00%

Non-Prime Mortgages(2)                --                --                --                --                --                --
                          ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

Total                             100.00%           100.00%           100.00%           100.00%           100.00%           100.00%
                          ===============   ===============   ===============   ================  ================  ================

PERCENTAGE CHANGE FROM
     PRIOR YEAR (3)
----------------------
Prime Mortgages(1)                 16.79%             6.40%            17.65%             6.63%            55.88%

Non-Prime Mortgages(2)                --                --                --                --                --
                          ---------------   ---------------   ---------------   ---------------   ---------------

Total                              16.79%             6.40%            17.65%             6.63%            55.88%
                          ===============   ===============   ===============   ================  ================

         FIRST LIEN MORTGAGE LOANS

                                                                                                                      SIX MONTHS
                                                          YEAR ENDED DECEMBER 31,                                   ENDED JUNE 30,
VOLUME BY NUMBER          ---------------------------------------------------------------------------------------   ---------------
     OF LOANS                  2002              2003              2004              2005              2006              2007
     --------             ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Prime Mortgages(1)                202,938           168,654           156,745           201,903           312,825           347,936

Non-Prime Mortgages(2)            242,625           341,863           414,639           411,550           405,577           384,738
                          ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

Total                             445,563           510,517           571,384           613,453           718,402           732,674
                          ===============   ===============   ===============   ================  ================  ================

Prime Mortgages(1)                 45.55%            33.04%            27.43%            32.91%            43.54%            47.49%

Non-Prime Mortgages(2)             54.45%            66.96%            72.57%            67.09%            56.46%            52.51%
                          ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

Total                             100.00%           100.00%           100.00%           100.00%           100.00%           100.00%
                          ===============   ===============   ===============   ================  ================  ================

PERCENTAGE CHANGE FROM
     PRIOR YEAR (3)
----------------------
Prime Mortgages(1)                (14.71)%          (16.89)%           (7.06)%           28.81%            54.94%

Non-Prime Mortgages(2)              44.37%            40.90%           21.29%            (0.74)%           (1.45)%
                          ---------------   ---------------   ---------------   ---------------   ---------------

Total                                9.74%            14.58%           11.92%             7.36%            17.11%
                          ===============   ===============   ===============   ================  ================


         JUNIOR LIEN MORTGAGE LOANS

                                                                                                                      SIX MONTHS
                                                          YEAR ENDED DECEMBER 31,                                   ENDED JUNE 30,
VOLUME BY NUMBER          ---------------------------------------------------------------------------------------   ---------------
     OF LOANS                  2002              2003              2004              2005              2006              2007
     --------             ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Prime Mortgages(1)                118,773           127,833           147,647           143,713           199,652           228,737

Non-Prime Mortgages(2)                 --                --                --                --                --                --
                          ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

Total                             118,773           127,833           147,647           143,713           199,652           228,737
                          ===============   ===============   ===============   ================  ================  ================

Prime Mortgages(1)                100.00%           100.00%           100.00%           100.00%           100.00%           100.00%

Non-Prime Mortgages(2)                --                --                --                --                --                --
                          ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

Total                             100.00%           100.00%           100.00%           100.00%           100.00%           100.00%
                          ===============   ===============   ===============   ================  ================  ================

PERCENTAGE CHANGE FROM
     PRIOR YEAR (3)
----------------------
Prime Mortgages(1)                 14.16%             7.63%            15.50%            (2.66)%           38.92%

Non-Prime Mortgages(2)                --                --                --                --                --
                          ---------------   ---------------   ---------------   ---------------   ---------------

Total                              14.16%             7.63%            15.50%            (2.66)%           38.92%
                          ===============   ===============   ===============   ================  ================

----------------

(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.

(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year to year growth or decline as a percentage of the prior year's volume.


         Residential Funding Company, LLC's overall procedures for originating and acquiring mortgage loans are described under "Description of the Mortgage Pool" in this prospectus supplement. Residential Funding Company, LLC's material role and responsibilities in this transaction, including as master servicer, are described in the accompanying prospectus under "Mortgage Loan Program--Qualification of Sellers" and "Limited Right of SUBSTITUTION" and in this prospectus supplement under "Pooling and Servicing Agreement--The Master Servicer and Subservicers--Master Servicer."

         Residential Funding Company, LLC's wholly-owned subsidiary, Homecomings Financial, LLC, or Homecomings, originated and sold to Residential Funding
Company, LLC approximately 26.1% of the mortgage loans. Residential Funding Company, LLC's affiliate GMAC Mortgage, LLC originated and sold to Residential Funding Company, LLC approximately 41.5% of the mortgage loans by stated principal balance. See "Affiliations Among Transaction Parties," "Description of the Mortgage Pool--Originators" and "Pooling and Servicing Agreement--The Master Servicer and Subservicers" in this prospectus supplement.

                     AFFILIATIONS AMONG TRANSACTION PARTIES

         The diagram below illustrates the ownership structure among the affiliated transaction parties.


                         ------------------------------
                                    GMAC LLC
                                     (GMAC)
                         ------------------------------
                                        |
                                        |
                                        |
                                        |
                         ------------------------------
                            Residential Capital, LLC
                         ------------------------------
                                        |
                                        |
          |-----------------------------|-------------------------------|
          |                             |                               |
-----------------------    --------------------------------   ----------------------------
  GMAC Mortgage, LLC       Residential Funding Company, LLC   Residential Funding Mortgage
     (Subservicer)           (Sponsor and Master Servicer)         Securities I, Inc.
                                                                     (Depositor)
-----------------------    --------------------------------   ----------------------------
                                        |
                                        |
                                        |
                         ------------------------------
                           Homecomings Financial, LLC
                                  (Subservicer)
                         ------------------------------



                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The mortgage pool will consist of 752 mortgage loans with an aggregate principal balance outstanding as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, of approximately
$419,108,278. The mortgage loans are secured by first liens on fee simple interests in one- to four-family residential real properties, or as set forth below, an interest in shares issued by a cooperative apartment corporation and the related proprietary lease. The property securing the mortgage loan is referred to as the mortgaged property. The mortgage pool will consist of conventional, fixed-rate, level monthly payment first lien mortgage loans with terms to maturity of generally not more than 30 years from the date of origination. All percentages of the mortgage loans described in this prospectus supplement are approximate percentages of the mortgage loans by aggregate principal balance as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, unless otherwise indicated.

         The mortgage loans were selected for the inclusion in the mortgage pool from among mortgage loans purchased in connection with the Jumbo A Program described below based on the Sponsor's assessment of investor preferences and rating agency criteria.

         The depositor and Residential Funding will make certain limited representations and warranties regarding the mortgage loans as of the date of issuance of the certificates. The depositor and Residential Funding will be required to repurchase or substitute for any mortgage loan as to which a breach of its representations and warranties with respect to that mortgage loan occurs, if such breach materially and adversely affects the interests of the certificateholders in any of those mortgage loans. Residential Funding will not assign to the depositor, and consequently the depositor will not assign to the trustee for the benefit of the certificateholders any of the representations and warranties made by the sellers or the right to require the related seller to repurchase any such mortgage loan in the event of a breach of any of its representations and warranties. Accordingly, the only representations and warranties regarding the mortgage loans that will be made for the benefit of the certificateholders will be the limited representations and warranties made by Residential Funding and the depositor. See "Mortgage Loan Program--Representations with Respect to the Mortgage Loans" in the accompanying prospectus.

         A limited amount of Realized Losses on mortgage loans as to which there was fraud in the origination of those mortgage loans will be covered by the subordination provided by the Class M Certificates and the Class B Certificates as described in this prospectus supplement under "Description of the Certificates--Allocation of Losses; Subordination."

         Certain aspects of the Cooperative Loans included in the mortgage pool differ from those of other types of mortgage loans. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Cooperative Loans" in the accompanying prospectus.

MORTGAGE POOL CHARACTERISTICS

         None of the mortgage loans will have been originated prior to May 12, 2005 or will have a maturity date later than July 1, 2037. No mortgage loan will have a remaining term to stated maturity as of the cut-off date of less than 236 months. The weighted average remaining term to stated maturity of the mortgage loans as of the cut-off date will be approximately 358 months. The weighted average original term to maturity of the mortgage loans as of the cut-off date will be approximately 359 months.

         As of the cut-off date, none of the mortgage loans are currently 30 days or more delinquent in payment of principal and interest. As of the cut-off date, one of the mortgage loans, representing approximately 0.2% of the mortgage loans, has been a maximum of 30 to 59 days delinquent in payment of principal and interest since their origination, and as of the cut-off date, none of the mortgage loans have been

60 days or more delinquent in payment of principal and interest since its origination. For a description of the methodology used to categorize mortgage loans as delinquent, see "Static Pool Information" below.

         Approximately 39.2% and 0.8% of the mortgage loans will require the related mortgagors to pay interest only on those mortgage loans for a period of ten years and fifteen years, respectively, following origination. Under the terms of these loans, borrowers are required to pay only accrued interest each month, with no corresponding principal payments, until the end of the interest only period. Once the interest only period ends, monthly payments of principal are required to amortize the loan over its remaining term, in addition to accrued interest.

         Approximately 0.4% of the mortgage loans are Cooperative Loans.

         None of the mortgage loans are secured by leasehold interests.

         Approximately 4.6% of the aggregate stated principal balance of the mortgage loans, provide for payment of a prepayment charge for partial prepayments and prepayments in full, however, the master servicer may waive the prepayment charge with respect to a prepayment occurring upon the sale of property securing a mortgage loan. The prepayment charge applies to prepayments made within up to three years following the origination of such loan. The amount of the prepayment charge is generally equal to six months' advance interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of prepayment, exceeds twenty percent (20%) of the original principal amount of the loan. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the offered certificates. See "Certain Yield and Prepayment Considerations" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

         All of the mortgage loans were purchased by the depositor through its affiliate, Residential Funding, from unaffiliated sellers as described in this prospectus supplement and in the accompanying prospectus, except in the case of approximately 26.1% and 41.5% of the mortgage loans, which were purchased by the depositor through its affiliate, Residential Funding, from Homecomings and GMAC Mortgage, LLC, respectively. Except as described in the preceding sentence, no unaffiliated seller sold more than approximately 6.2% of the mortgage loans to Residential Funding.

         Approximately   42.8%  and  48.4%  of  the  mortgage  loans  are  being
subserviced by Homecomings and GMAC Mortgage, LLC, respectively, each an affiliate of Residential Funding.

         The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. With respect to each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. As of the cut-off date, approximately 96.6% of the mortgage loans were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS see "Certain Yield and Prepayment Considerations--General" in this prospectus supplement and "Description of the Certificates--Assignment of Trust Assets" in the accompanying prospectus.

         None of the mortgage loans are subject to the Homeownership and Equity Protection Act of 1994. None of the mortgage loans are loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered" loans or (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Homeownership Act and Similar State Laws" in the accompanying prospectus.

         None of the mortgage loans are Buy-Down Mortgage Loans.

         None of the mortgage loans provide for deferred interest or negative amortization.

         None of the mortgage loans have been made to international borrowers.

         Approximately 1.3% of the mortgage loans are balloon loans that do not fully amortize, if at all, providing for a substantial principal payment due at maturity.

         In the case of approximately 4.1% of the mortgage loans, in lieu of an appraisal, a valuation of the mortgage property was obtained by using an automated valuation platform developed by Residential Funding. See "--Automated Valuation Platform" below.

         Included in Appendix I to this prospectus supplement is a table showing the Credit Scores for some mortgagors. Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding after the origination of a mortgage loan if the seller does not provide to Residential Funding a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's Credit Score would not be lower if obtained as of the date of this prospectus supplement.

         Set forth on Appendix I of this prospectus supplement is a description of some additional characteristics of the mortgage loans, in each case as of the cut-off date unless otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate principal balance as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, unless otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, and are rounded to the nearest dollar.

SHARIA MORTGAGE LOANS

         Approximately 0.8% of the mortgage loans by aggregate stated principal balance, referred to as the Sharia mortgage loans, have been structured to comply with Islamic religious law, which prohibits the charging of interest on loans. Generally, ownership of the mortgaged property securing a Sharia mortgage loan is vested in two co-owners, the borrower, referred to as the "consumer", and an indirect wholly-owned subsidiary of the originator, referred to as the "co-owner," pursuant to a co-ownership agreement. Both the consumer and co-owner possess certain rights, which indicate their respective rights of ownership, under the co-ownership agreement, including the "indicia of ownership". Certain indicia of ownership, such as the sole right to occupy the property and the obligation to pay taxes on the property, belong to the consumer, and other indicia of ownership, such as the right of re-entry for purposes of inspection of the property and the ability to cure any defects regarding the property, belong to the co-owner. The consumer is obligated to make monthly payments to the co-owner pursuant to an obligation to pay. Each monthly payment is comprised of a "profit payment" and an "acquisition payment". The profit payment is made in consideration of the consumer's exclusive right to use and enjoy the mortgaged property. The sum of the acquisition payments required to be made under the obligation to pay will equal the portion of the purchase price or refinance amount paid by the co-owner at the time of origination. A lien on the mortgaged property to secure the obligations of the consumer under the obligation to pay and the co-ownership agreement is established pursuant to a mortgage or security instrument, which is filed in the real property records of the applicable recording office. The originator's security interest in both the co-owner's and the consumer's interest in the mortgaged property, along with the rights under the co-ownership agreement and the obligation to pay, will be assigned to the trust as the originator's assignee. Title to the mortgaged property is retained by the consumer and the co-owner or the consumer alone. Upon a default by the consumer under the obligation to pay or the co-ownership agreement, the trust, as the originator's assignee, will have the power to sell the property and use the proceeds of the sale to satisfy the full amount owed by the consumer under the obligation to pay and the co-ownership agreement.

         For all purposes under this prospectus supplement, the profit factor on any Sharia mortgage loan will be deemed to be the mortgage rate on that mortgage loan, any amounts received with respect to the profit payment for any Sharia mortgage loan will be deemed to be interest collected on that mortgage loan, any amounts received with respect to the acquisition payment for any Sharia mortgage loan will be deemed to be principal collected on that mortgage loan, references in this prospectus supplement to a note or mortgage note will be deemed to be references to the obligation to pay for any Sharia mortgage loan and references in this prospectus supplement to a mortgage will be deemed to be references to a mortgage or security instrument, as applicable, for any Sharia mortgage loan.

STATIC POOL INFORMATION

         Current static pool data with respect to mortgage loans serviced by Residential Funding is available on the internet at www.gmacrfcstaticpool.com. Information presented under (i) "RFMSI" as the issuer/shelf, (ii) "S" as the series and (iii) "2007-S7" as the deal, will include information regarding prior securitizations of mortgage loans that are similar to the mortgage loans included in this mortgage pool, based on underwriting criteria and credit quality, and that information is referred to in this prospectus supplement as Static Pool Data.

         The Static Pool Data is not deemed to be a part of the prospectus or the depositor's registration statement to the extent that the Static Pool Data relates to (a) any issuing entity that was established before January 1, 2006 and (b) information relating to assets of any issuing entity established on or after January 1, 2006 and relating to periods prior to January 1, 2006.

         As used in the Static Pool Data and in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the second following monthly scheduled due date; and so on. The determination as to whether a mortgage loan falls into these categories is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

         From time to time, the master servicer or a subservicer will modify a mortgage loan, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Generally such borrowers make payments under the modified terms for a trial period, before the modifications become final. During any such trial period, delinquencies are reported based on the mortgage loan's original payment terms. The trial period is designed to evaluate both a borrower's desire to remain in the mortgaged property and, in some cases, a borrower's capacity to pay a higher monthly payment obligation. The trial period generally may extend to up to six months before a modification is finalized. Once the modifications become final delinquencies are reported based on the modified terms. Generally if a borrower fails to make payments during a trial period, the mortgage loan goes into foreclosure. Historically, the master servicer has not modified a material number of mortgage loans in any pool. Furthermore, the rating agencies rating the certificates impose certain limitations on the ability of the master servicer to modify loans.

         Charge offs are taken only when the master servicer has determined that it has received all payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

         There can be no assurance that the delinquency and foreclosure experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

PRIMARY MORTGAGE INSURANCE AND PRIMARY HAZARD INSURANCE

         Each mortgage loan is required to be covered by a standard hazard insurance policy, which is referred to as a primary hazard insurance policy. Each primary hazard insurance policy is required to include extended coverage in an amount equal to the lesser of the principal balance owing on the mortgage loan or 100% of the insurable value of the improvements; provided, however, that the coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. The master servicer may elect to obtain and maintain a blanket primary hazard insurance policy with extended coverage insuring against hazard losses on the mortgage loans, which may contain a deductible clause. To the extent that the master servicer elects to obtain a blanket primary hazard insurance policy, a primary hazard insurance policy is not maintained on a mortgaged property, and a loss occurs on that mortgaged property that would have been covered by a compliant primary hazard insurance policy that is not covered by the blanket primary hazard insurance policy due to the deductible clause, the master servicer will deposit into the Certificate Account an amount equal to the loss.

         In addition, to the best of the depositor's knowledge, each mortgage loan with an LTV ratio at origination in excess of 80% will be insured by a primary mortgage insurance policy, which is referred to as a primary insurance policy, covering at least 30% of the balance of the mortgage loan at origination if the LTV ratio is between 95.00% and 90.01%, at least 25% of the balance of the mortgage loan at origination if the LTV ratio is between 90.00% and 85.01% and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

         All of the primary insurance policies were issued by PMI Mortgage Insurance Co., Mortgage Guaranty Insurance Corporation, General Electric
Mortgage Insurance Company/Genworth Mortgage Ins. Co., United Guaranty Residential Ins. Co., Republic Mortgage Inc. - N.C. and Radian F/K/A Commonwealth, which, collectively, are the primary insurers. The primary insurers each have a claims paying ability currently acceptable to the rating agencies that have been requested to rate the certificates;

however, no assurance as to the actual ability of any of the primary insurers to pay claims can be given by the depositor, the issuing entity or the underwriter. See "Insurance Policies on Mortgage Loans" in the accompanying prospectus.

UNDERWRITING STANDARDS

         All of the mortgage loans in the mortgage pool were originated generally in accordance with the underwriting criteria of Residential Funding described under "Mortgage Loan Program--Underwriting Standards" in the accompanying prospectus. Residential Funding may perform only sample quality assurance reviews to determine whether the mortgage loans in any mortgage pool were underwritten in accordance with applicable standards. See "Mortgage Loan Program--Underwriting Standards" in the accompanying prospectus.

         The applicable underwriting standards include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with the underwriting standards described above if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with the underwriting standards described above, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied.

AUTOMATED VALUATION PLATFORM

         In some cases, for mortgage loans underwritten through Residential Funding's automated underwriting system, in lieu of an appraisal, a valuation of the mortgaged property will be obtained by using an automated valuation platform developed by Residential Funding. There are multiple automated valuation models included in Residential Funding's automated underwriting system. Based upon, among other factors, the geographic area, price range and other attributes of a qualifying mortgage loan, a mortgage loan is directed to the appropriate automated valuation model for that particular mortgage loan. An automated valuation model evaluates, among other things, various types of publicly-available information such as recent sales prices for similar homes within the same geographic area and within the same price range. Residential Funding uses automated valuation models in lieu of full appraisals for qualifying first lien mortgage loans which meet specified underwriting criteria and receive an acceptable valuation.

ORIGINATORS

         Homecomings is a Delaware limited liability company and wholly-owned subsidiary of Residential Funding. Homecomings originated approximately 26.1% of the mortgage loans by aggregate stated principal balance. See also the "The
Pooling and Servicing Agreement--The Master Servicer and Subservicers--Homecomings Financial, LLC" in this prospectus supplement.

         GMAC Mortgage, LLC is a Delaware limited liability company and an affiliate of Residential Funding. GMAC Mortgage, LLC originated approximately 41.5% of the mortgage loans by aggregate stated principal balance. See also the "The Pooling and Servicing Agreement--The Master Servicer and Subservicers--GMAC Mortgage, LLC" in the prospectus supplement.

ADDITIONAL INFORMATION

         The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due during the month of the cut-off date. Prior to the issuance of the offered certificates, Residential Funding may remove mortgage loans from the mortgage pool as a result of incomplete or defective documentation, or if it determines that the mortgage loan does not satisfy the characteristics described in this prospectus supplement. Residential Funding may also add a limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the offered certificates in substitution for removed loans. The information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary. In the event mortgage loans are removed from or added to the mortgage pool after the date hereof prior to the closing and any material pool characteristics of the actual mortgage pool differ by 5% or more from the description of the mortgage pool in this prospectus supplement, a current report on Form 8-K describing the final mortgage pool will be filed with the Securities and Exchange Commission within four business days of the related closing.

         A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed by the issuing entity, in its own name, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Series 2007-S7 Mortgage Pass-Through Certificates will include the following classes of senior certificates, referred to herein as the Senior
Certificates:

         o    Class A-1 Certificates;

         o    Class A-2 Certificates, or the PAC Certificates;

         o    Class A-3 Certificates, or the TAC Certificates;

         o    Class A-4 Certificates;

         o    Class  A-5   Certificates,   or,   together  with  the  Class  A-4
              Certificates, the Companion Certificates;

         o    Class A-6 Certificates;

         o    Class A-7 Certificates;

         o    Class A-8 Certificates;

         o    Class A-9 Certificates;

         o    Class  A-10   Certificates,   or,  together  with  the  Class  A-8
              Certificates, the Senior Support Certificates;

         o Class A-11 Certificates, or, together with the Class A-7 and Class A-8 Certificates, the Lockout Certificates;

         o    Class A-12 Certificates;

         o    Class A-13 Certificates;

         o    Class A-14 Certificates;

         o Class A-15 Certificates, or, together with the Class A-3, Class A-4 and Class A-6 Certificates, the Accretion Directed;

         o Class A-16 Certificates, or, together with the Class A-4 and Class A-9 Certificates, the Accrual Certificates;

         o    Class A-17 Certificates;

         o    Class A-18 Certificates;

         o    Class A-19 Certificates;

         o    Class A-20 Certificates;

         o    Class A-21 Certificates;

         o Class A-22 Certificates, or, together with the Class A-6, Class A-7, Class A-9, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18 and Class A-19 Certificates, the Exchangeable Certificates;

         o    Class A-23 Certificates;

         o    Class A-24 Certificates;

         o    Class A-25 Certificates;

         o    Class A-26 Certificates;

         o    Class A-27 Certificates;

         o    Class A-28 Certificates;

         o    Class A-29 Certificates;

         o    Class A-30 Certificates;

         o    Class A-31 Certificates;

         o    Class A-32 Certificates;

         o    Class A-33 Certificates;

         o    Class A-34 Certificates;

         o Class A-35 Certificates, or, together with the Class A-24, Class A-27 and Class A-31 Certificates, the Floater Certificates;

         o Class A-36 Certificates, or, together with the Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22, Class A-23, Class A-24, Class A-25, Class A-26, Class A-27, Class A-28, Class A-29, Class A-30, Class A-31, Class A-32, Class A-33, Class A-34 and Class A-35 Certificates, the Exchanged Certificates, or, together with the Class A-25, Class A-26, Class A-28, Class A-29, Class A-32 and Class A-33 Certificates, the Inverse Floater Certificates, or, together with the Class A-2, Class A-5, Class A-6, Class A-7, Class A-9, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22, Class A-23, Class A-24, Class A-26, Class A-27, Class A-29, Class A-30, Class A-31, Class A-33, Class A-34 and Class A-35 Certificates, the Super Senior Certificates;

         o Class A-P Certificates, or, together with the Class A-5 and Class A-34 Certificates, the Principal Only Certificates;

         o    Class A-V  Certificates,  or the Variable Strip  Certificates  or,
              together   with  the  Class  A-25,   Class  A-28  and  Class  A-32
              Certificates, the Interest Only Certificates;

         o    Class P Certificates; and

         o    Class R Certificates, or the Residual Certificates.

         The Floater and Inverse Floater Certificates are sometimes referred to herein as the Adjustable Rate Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22, Class A-23, Class A-24, Class A-25, Class A-26, Class A-27, Class A-28, Class A-29, Class A-30, Class A-31, Class A-32, Class A-33, Class A-34, Class A-35, Class A-36, Class A-P and Class A-V Certificates are collectively referred to as the Class A Certificates in this prospectus supplement.

         In addition to the Senior Certificates, the Series 2007-S7 Mortgage Pass-Through Certificates will include the following classes of subordinate certificates:

         o    Class M-1 Certificates;

         o    Class M-2 Certificates;

         o    Class  M-3   Certificates,   and  together   with  the  Class  M-1
              Certificates  and  the  Class  M-2   Certificates,   the  Class  M
              Certificates;

         o    Class B-1 Certificates;

         o    Class B-2 Certificates; and

         o    Class  B-3   Certificates,   and  together   with  the  Class  B-1
              Certificates  and  the  Class  B-2   Certificates,   the  Class  B
              Certificates.

         Only the Senior Certificates, other than the Class P Certificates, and the Class M Certificates are offered hereby. See "Glossary" in the accompanying prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement.

         The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

         o    the mortgage loans;

         o the cash deposited in respect of the mortgage loans in the Custodial Account and in the Certificate Account and belonging to the trust;

         o property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

         o any applicable primary insurance policies and primary hazard insurance policies; and

         o    all proceeds of any of the foregoing.

         The Senior Certificates will evidence in the aggregate an initial beneficial ownership interest of approximately 96.00% in the trust. The Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately 2.00%, 0.75%, 0.45%, 0.30%, 0.25% and 0.25%, respectively, in the trust.

         The Senior Certificates, other than the Residual Certificates, and the Class M Certificates will be available only in book-entry form through facilities of The Depository Trust Company, or DTC, and are collectively referred to as the DTC registered certificates. The DTC registered certificates, other than the Class A-4, Class A-25, Class A-28, Class A-32 Certificates and the Interest Only Certificates, will be issued in minimum denominations of $100,000, or $250,000 in the case of the Class M-2 Certificates and Class M-3 Certificates, and integral multiples of $1 in excess thereof. The Class A-4 Certificates will be issued in minimum denominations of $25,000 and integral multiples in $1 in excess thereof. The Class A-25, Class A-28 and Class A-32 Certificates will be issued in minimum denominations of $1,000,000 and integral multiples in $1 in excess thereof. The Variable Strip Certificates will be issued in minimum denominations representing an initial notional amount of $2,000,000, and integral multiples of $1 in excess thereof. The Residual Certificates will be issued in registered, certificated form in minimum denominations of a 20% percentage interest, except, in the case of one Class R Certificate as otherwise described in this prospectus supplement under "Material Federal Income Tax Consequences."

         The DTC registered certificates will be represented by one or more certificates registered in the name of the nominee of Cede & Co., as the nominee of DTC. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, or a definitive certificate, except as described in the prospectus under "Description of the Certificates--Form of Certificates."

         For additional information regarding DTC, and the DTC registered certificates, see "Description of the Certificates--Form of Certificates" in the accompanying prospectus.

EXCHANGEABLE CERTIFICATES

         The Exchangeable Certificates may be exchanged for a proportionate interest in the related Exchanged Certificates in the combinations shown in Schedule A to this prospectus supplement. The Exchanged Certificates may also be exchanged for the related Exchangeable Certificates in the same manner. Each exchange may be effected only in proportions that result in the principal and interest entitlements of the certificates being received being equal to the principal and interest entitlements of the certificates surrendered.

         The classes of Exchangeable Certificates and of Exchanged Certificates that are outstanding at any given time, and the outstanding Certificate Principal Balances or Notional Amounts, as applicable, of these classes will depend upon any related distributions of principal or reductions in Notional Amounts, as applicable, as well as any exchanges that occur.

         Exchangeable Certificates or Exchanged Certificates in any combination may be exchanged only in the proportion that the initial Certificate Principal Balances or Notional Amounts, as applicable, of such certificates bear to one another as shown in Schedule A to this prospectus supplement. Further, the portion of any Exchangeable Certificate or Exchanged Certificate that is required to execute or the result of a permissible exchange will be based on the proportion that the Certificate Principal Balance or Notional Amount, as applicable, shown in Schedule A bears to the initial Certificate Principal Balance thereof. Some classes of Certificates may be classified herein as either an Exchangeable or Exchanged Certificate depending on whether such Classes are outstanding.

         PROCEDURES. If a certificateholder wishes to exchange certificates, the certificateholder must notify the trustee and the master servicer in writing
(including       by       e-mail      at       sfs.exchange@usbank.com       and
MSDocumentDistribution@gmacrfc.com), and in accordance with the requirements set forth herein, no earlier than the first calendar day of the month of the proposed exchange date and no later than three Business Days before the proposed exchange date. The exchange date will be subject to the trustee's approval but it can generally be any Business Day of the month other than the first and last Business Days of the month and subject to the preceding sentence. The notice must be on the certificateholder's letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number for each of the certificates to be exchanged and certificates to be received, outstanding Certificate Principal Balance and/or Notional Amount that the initial Certificate Principal Balance and/or Notional Amount of the certificates to be exchanged, the DTC participant numbers to be debited and credited and the proposed exchange date. After receiving the notice, the trustee will e-mail the certificateholder wire payment instructions relating to the exchange fee. The trustee will utilize the Deposit and Withdrawal System at DTC to exchange the certificates. A notice becomes irrevocable on the second Business Day before the proposed exchange date. In connection with each exchange, the certificateholder must pay the trustee a fee equal to $10,000; provided, however, multiple exchanges on any given exchange date by a single investor will be deemed to be a single exchange on such exchange date by such investor. The trustee will make the first distribution on an Exchanged Certificate or an Exchangeable Certificate received in an exchange transaction on the distribution date in the following month to the certificateholder of record as of the close of business on the last day of the month of the exchange. Neither the trustee nor the depositor or any of their affiliates will have any obligation to ensure the availability of the applicable certificates for the desired combination or exchange or to accomplish any combination or exchange other than those listed on Schedule A. The Trustee may rely on the monthly certificate of the Master Servicer in order to make any calculation needed relating to the distribution of principal and interest on the Exchangeable Certificates and the related Exchanged Certificates.

         ADDITIONAL CONSIDERATIONS. The characteristics of the Exchangeable Certificates will reflect, in the aggregate, generally the characteristics of the related Exchanged Certificates and vice versa. Investors are encouraged to also consider a number of factors that will limit a certificateholder's ability to exchange Exchanged Certificates for Exchangeable Certificates and vice versa:

         o at the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange and must pay the exchange fee;

         o    a  certificateholder  that does not own the  certificates  may be
              unable  to  obtain  the  necessary   Exchanged   Certificates  or
              Exchangeable Certificates;

         o the certificateholder of certificates required for a desired combination may refuse to sell them at a reasonable price (or any price) or may be unable to sell them;

         o certain certificates may have been purchased or placed into other financial structures and thus be unavailable;

         o principal distributions and reductions in Notional Amounts will decrease the amounts available for exchange over time;

         o    only the combinations listed in Schedule A are permitted; and

         o the Record Dates for Exchangeable Certificates and the Exchanged Certificates that are the subject of the exchange must be the same.

GLOSSARY OF TERMS

         The following terms are given the meanings shown below to help describe the cash flows on the certificates:

         ACCRETION TERMINATION DATE--With respect to (i) the Class A-4 Certificates, the earlier of (a) the distribution date on which either of the Certificate Principal Balances of the Class A-3 or the Class A-4 Certificates is reduced to zero and (b) the Credit Support Depletion Date; (ii) the Class A-9 Certificates, the earlier of (a) the distribution date on which the Certificate Principal Balance of the Class A-6 Certificates is reduced to zero and (b) the Credit Support Depletion Date and (iii) the Class A-16 Certificates, the earlier of (a) the distribution date on which the Certificate Principal Balance of the Class A-15 Certificates is reduced to zero and (b) the Credit Support Depletion Date.

         ACCRUAL DISTRIBUTION AMOUNT--With respect to each distribution date, the sum of the Class A-4 Accrual Distribution Amount, the Class A-9 Accrual Distribution Amount and the Class A-16 Accrual Distribution Amount.

         ACCRUED CERTIFICATE INTEREST--With respect to any distribution date, an amount equal to (a) in the case of each class of offered certificates, other than the Interest Only Certificates and Principal Only Certificates, interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates of that class, immediately prior to that distribution date at the related pass-through rate and (b) in the case of the Interest Only Certificates, interest accrued during the related Interest Accrual Period on the related Notional Amount immediately prior to that distribution date at the then-applicable pass-through rate on that class for that distribution date; in each case less interest shortfalls, if any, allocated thereto for that distribution date to the extent not covered, with respect to the Senior Certificates, by the subordination provided by the Class B Certificates and the Class M Certificates and with respect to the Class M Certificates, to the extent not covered by the subordination provided by the Class B Certificates and any class or classes of Class M Certificates having a lower payment priority, including in each case:

                  (i) any Prepayment Interest Shortfall to the extent not covered by the master servicer as described in this prospectus supplement under "Description of the Certificates--Interest Distributions";

                  (ii) the interest portions of Realized Losses, including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses not allocated through subordination;

                  (iii) the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

                  (iv)  any  other  interest   shortfalls  not  covered  by  the
         subordination provided by the Class M Certificates or the Class B Certificates, including interest shortfalls relating to the Servicemembers Civil Relief Act, or similar legislation or regulations, all allocated as described below.

Any reductions will be allocated among the holders of all classes of Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that distribution date absent these reductions. In the case of each class of Class A Certificates (other than the Principal Only Certificates) and the Class M Certificates, Accrued Certificate Interest on that class will be further reduced by the allocation of the interest portion of certain losses thereto, if any, as described below under "--Allocation of Losses; Subordination." Accrued Certificate Interest on each class of Senior Certificates (other than the Principal Only Certificates) will be distributed on a pro rata basis. Accrued Certificate Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

         ADVANCE--With respect to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal, other than any Balloon Amount in the case of a Balloon Loan, and interest due on that mortgage loan during the related Due Period which were not received as of the close of business on the business day preceding the related determination date.

         AVAILABLE DISTRIBUTION AMOUNT--With respect to any distribution date, an amount equal to the aggregate of:

         o the aggregate amount of scheduled payments on the mortgage loans due during the related Due Period and received on or prior to the related determination date, after deduction of the related servicing fees;

         o all unscheduled payments on the mortgage loans, including mortgagor prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period, but not including any prepayment charges on the mortgage loans; and

         o all Advances in respect of the mortgage loans made for that distribution date, in each case net of amounts reimbursable therefrom to the master servicer and any subservicer.

         In addition to the foregoing amounts, with respect to unscheduled collections, not including mortgagor prepayments, the master servicer may elect to treat such amounts as included in the Available Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under "--Principal Distributions on the Senior Certificates," any amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the determination date is the second business day prior to that distribution date.

         CAPITALIZATION REIMBURSEMENT AMOUNT--With respect to any distribution date, the amount of Advances or Servicing Advances that were added to the outstanding principal balance of the mortgage loans during the preceding calendar month and reimbursed to the master servicer or subservicer on or prior to such distribution date, plus the Capitalization Reimbursement Shortfall Amount remaining unreimbursed from any prior distribution date and reimbursed to the master servicer or subservicer on or prior to such distribution date. The master servicer or subservicer will be entitled to be reimbursed for these amounts only from the principal collections on the mortgage loans.

         CAPITALIZATION REIMBURSEMENT SHORTFALL AMOUNT--With respect to any distribution date, the amount, if any, by which the amount of Advances or Servicing Advances that were added to the principal balance of the mortgage loans during the preceding calendar month exceeds the amount of principal payments on the mortgage loans included in the Available Distribution Amount for that distribution date.

         CERTIFICATE PRINCIPAL BALANCE--With respect to any offered certificate, other than the Interest Only Certificates, as of any date of determination, an amount equal to the sum of the initial Certificate Principal Balance of that certificate plus, in the case of any class of Accrual Certificates, an amount equal to the Accrued Certificate Interest added to the Certificate Principal Balance of such class of Accrual Certificates on each distribution date prior to the related Accretion Termination Date, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate and (b) any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, provided that, the Certificate Principal Balance of any certificate of the class of Class M Certificates outstanding with the highest payment priority to which Realized Losses, other than Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses, have been allocated shall be increased by the percentage interest evidenced thereby multiplied by the amount of any Subsequent Recoveries not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate, and the Certificate Principal Balance of the class of certificates with a Certificate Principal Balance greater than zero with the lowest payment priority shall be further reduced by an amount equal to the percentage interest evidenced thereby multiplied by the excess, if any, of (i) the then-aggregate Certificate Principal Balance of all classes of certificates then outstanding over (ii) the then-aggregate Stated Principal Balance of all of the mortgage loans. The Certificate Principal Balance of any Exchangeable Certificates or Exchanged Certificates that are not outstanding on any distribution date will be equal to zero.

         CLASS A-P COLLECTION SHORTFALL--With respect to each Final Disposition of a Discount Mortgage Loan in connection with each distribution date or any prior distribution date, the extent that (1) the amount included under clause
(iii) of the definition of Class A-P Principal Distribution Amount for that distribution date is less than (2) the amount described in (a) under clause
(iii) of the definition of Class A-P Principal Distribution Amount. Notwithstanding any other provision of this prospectus supplement, any distribution relating to any Class A-P Collection Shortfall, to the extent not covered by any amounts otherwise distributable to the Class B-3 Certificates, shall result in a reduction of the amount of principal distributions on that distribution date on (i) first, the Class B-2 Certificates and Class B-1 Certificates, in that order, and (ii) second, the Class M Certificates, in each case in reverse order of their payment priority.

         CLASS A-P PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date, a distribution allocable to principal made to holders of the Class A-P Certificates from the Available Distribution Amount remaining after the Senior Interest Distribution Amount is distributed, equal to the aggregate of:

                  (i) the related Discount Fraction of the principal portion of the scheduled monthly payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related determination date, less the Discount Fraction of the principal portion of any related Debt Service Reductions which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

                  (ii) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan, other than amounts received in connection with a Final Disposition of a Discount Mortgage Loan described in clause (iii) below, including mortgagor prepayments, repurchases of Discount Mortgage Loans or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement, Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds, to the extent applied as recoveries of principal, received during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period;

                  (iii) in connection with the Final Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the applicable Discount Fraction of the Stated Principal Balance of that Discount Mortgage Loan immediately prior to that distribution date and (b) the aggregate amount of collections on that Discount Mortgage Loan to the extent applied as recoveries of principal;

                  (iv) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed; and

                  (v) an amount equal to the aggregate of the Class A-P Collection Shortfalls for all distribution dates on or prior to such distribution date, less any amounts paid under this clause on a prior distribution date, until paid in full; provided, that distributions under this clause (v) shall only be made to the extent of Eligible Funds on any distribution date; minus

                  (vi) the related Discount Fraction of the portion of the Capitalization Reimbursement Amount for such distribution date, if any, related to each Discount Mortgage Loan.

         Notwithstanding the foregoing, on or after the Credit Support Depletion Date, the Class A-P Principal Distribution Amount with respect to any distribution date will equal the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of the Discount Mortgage Loans minus the Discount Fraction of the portion of the Capitalization Reimbursement Amount for such distribution date, if any, related to each Discount Mortgage Loan.

         CLASS A-4 ACCRUAL DISTRIBUTION AMOUNT--With respect to each distribution date on or preceding the Accretion Termination Date for the Class A-4 Certificates, an amount equal to the amount of Accrued Certificate Interest on the Class A-4 Certificates for that date, which will be added to the Certificate Principal Balance of the Class A-4 Certificates and distributed in the manner described in this prospectus supplement under "--Principal Distributions on the Senior Certificates" to the holders of the Class A-3 and Class A-4 Certificates, as principal in reduction of the Certificate Principal Balances thereof. Any distributions of the Class A-4 Accrual Distribution Amount to the Class A-3 and Class A-4 Certificates will reduce the Certificate Principal Balances of the Class A-3 and Class A-4 Certificates by that amount. The amount that is added to the Certificate Principal Balance of the Class A-4 Certificates will accrue interest at a rate of 6.25% per annum. On each distribution  date  after  the  Accretion  Termination  Date for the  Class  A-4
Certificates, the entire Accrued Certificate Interest on the Class A-4 Certificates for that date will be payable to the holders of the Class A-4 Certificates, as interest.

         CLASS A-7/CLASS A-8 LOCKOUT AMOUNT--With respect to any distribution date, an amount equal to the sum of the following:

         (a) the product of (i) the Class A-7/Class A-8 Lockout Percentage for that distribution date, and (ii) the aggregate collections described in clauses
(b)(i), (b)(ii) and (b)(v), to the extent clause (b)(v) relates to clause (b)(i) or (b)(ii), of the definition of Senior Principal Distribution Amount after applying the Senior Percentage and the Senior Accelerated Distribution Percentage, plus

         (b) the product of (i) the Class A-7/Class A-8 Lockout Percentage for that distribution date, (ii) the Lockout Prepayment Percentage for that distribution date, and (iii) the aggregate collections described in clauses
(b)(iii) and (b)(v), to the extent clause (b)(v) relates to clause (b)(iii) of the definition of Senior Principal Distribution Amount after applying the Senior Accelerated Distribution Percentage.

         CLASS A-7/CLASS A-8 LOCKOUT PERCENTAGE--With respect to any distribution date prior to the distribution date in August 2012, 0%, and with respect to such distribution date and any distribution date thereafter, a fraction, expressed as a percentage, (i) the numerator of which is the aggregate Certificate Principal Balance of the Class A-7 and Class A-8 Certificates and
(ii) the denominator of which is the aggregate Certificate Principal Balance of the Senior Certificates other than the Class A-P Certificates.

         CLASS A-9 ACCRUAL DISTRIBUTION AMOUNT--With respect to each distribution date on or preceding the Accretion Termination Date for the Class A-9 Certificates, an amount equal to the amount of Accrued Certificate Interest on the Class A-9 Certificates for that date, which will be added to the Certificate Principal Balance of the Class A-9 Certificates and distributed in the manner described in this prospectus supplement under "--Principal Distributions on the Senior Certificates" to the holders of the Class A-6 Certificates and Class A-9 Certificates, as principal in reduction of the Certificate Principal Balances thereof. Any distributions of the Class A-9 Accrual Distribution Amount to the Class A-6 and Class A-9 Certificates will reduce the Certificate Principal Balances of the Class A-6 and Class A-9 Certificates by that amount. The amount that is added to the Certificate Principal Balance of the Class A-9 Certificates will accrue interest at a rate of 6.00% per annum. On each distribution date after the Accretion Termination Date for the Class A-9 Certificates, the entire Accrued Certificate Interest on the Class A-9 Certificates for that date will be payable to the holders of the Class A-9 Certificates, as interest.

         CLASS A-11 LOCKOUT AMOUNT--With respect to any distribution date, an amount equal to the sum of the following:

         (a) the product of (i) the Class A-11 Lockout Percentage for that distribution date, and (ii) the aggregate collections described in clauses
(b)(i), (b)(ii) and (b)(v), to the extent clause (b)(v) relates to clause (b)(i) or (b)(ii), of the definition of Senior Principal Distribution Amount after applying the Senior Percentage and the Senior Accelerated Distribution Percentage, plus

         (b) the product of (i) the Class A-11 Lockout Percentage for that distribution date, (ii) the Lockout Prepayment Percentage for that distribution date, and (iii) the aggregate collections described in clauses (b)(iii) and
(b)(v), to the extent clause (b)(v) relates to clause (b)(iii) of the definition of Senior Principal Distribution Amount after applying the Senior Accelerated Distribution Percentage.

         CLASS A-11 LOCKOUT PERCENTAGE--With respect to any distribution date prior to the distribution date in August 2012, 0%, and with respect to such distribution date and any distribution date thereafter, a fraction, expressed as a percentage, (i) the numerator of which is the aggregate Certificate Principal Balance of the Class A-11 Certificates and (ii) the denominator of which is the aggregate Certificate Principal Balance of the Senior Certificates other than the Class A-P Certificates.

         CLASS A-16 ACCRUAL DISTRIBUTION AMOUNT--With respect to each distribution date on or preceding the Accretion Termination Date for the Class A-16 Certificates, an amount equal to the amount of Accrued Certificate Interest on the Class A-16 Certificates for that date, which will be added to the Certificate Principal Balance of the Class A-16 Certificates and distributed in the manner described in this prospectus supplement under "--Principal Distributions on the Senior Certificates" to the holders of the Class A-15 Certificates and Class A-16 Certificates, as principal in reduction of the Certificate Principal Balances thereof. Any distributions of the Class A-16 Accrual Distribution Amount to the Class A-15 and Class A-16 Certificates will reduce the Certificate Principal Balances of the Class A-15 and Class A-16
Certificates by that amount. The amount that is added to the Certificate Principal Balance of the Class A-16 Certificates will accrue interest at a rate of 6.00% per annum. On each distribution date after the Accretion Termination Date for the Class A-16 Certificates, the entire Accrued Certificate Interest on the Class A-16 Certificates for that date will be payable to the holders of the Class A-16 Certificates, as interest.

         CLASS M PERCENTAGE--With respect to the Class M-1, Class M-2 and Class M-3 Certificates and any distribution date, a percentage that will initially equal approximately 2.00%, 0.75% and 0.45%, respectively, and each will in no event exceed 100%. The Class M Percentages for the Class M-1, Class M-2 and Class M-3 Certificates will each be adjusted each distribution date to be the percentage equal to the Certificate Principal Balance of the related class of Class M Certificates immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans, other than the related Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan, immediately prior to that distribution date. The initial Class M Percentages for the Class M-1, Class M-2 and Class M-3 Certificates may be greater than the initial percentage interests in the trust evidenced by the Class M-1, Class M-2 and Class M-3 Certificates, respectively, because the Class M Percentages are calculated without regard to the Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan.

         COMBINATION GROUP--Any of Combination Groups set forth on Schedule A hereto.

         CREDIT SUPPORT DEPLETION DATE--The first distribution date on which the aggregate Certificate Principal Balance of the Class M Certificates and the Class B Certificates has been reduced to zero.

         DISCOUNT FRACTION--With respect to each Discount Mortgage Loan, a fraction, expressed as a percentage, the numerator of which is 6.00% minus the Net Mortgage Rate for such Discount Mortgage Loan and the denominator of which is 6.00%. The Class A-P Certificates will be entitled to payments based on the Discount Fraction of the Discount Mortgage Loans.

         DISCOUNT MORTGAGE LOAN--Any mortgage loan with a Net Mortgage Rate less than 6.00% per annum.

         DUE DATE--With respect to any distribution date and any mortgage loan, the date during the related Due Period on which scheduled payments are due.

         DUE PERIOD--With respect to any distribution date, the calendar month in which the distribution date occurs.

         ELIGIBLE FUNDS--With respect to any distribution date, an amount equal to the excess of (i) the Available Distribution Amount over (ii) the sum of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount (determined without regard to clause (iv) of the definition of "Senior Principal Distribution Amount"), the Class A-P Principal Distribution Amount (determined without regard to clause (v) of the definition of "Class A-P Principal Distribution Amount") and the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

         EXCESS BANKRUPTCY LOSSES--Bankruptcy Losses in excess of the Bankruptcy Amount.

         EXCESS FRAUD LOSSES--Fraud Losses in excess of the Fraud Loss Amount.

         EXCESS SPECIAL HAZARD LOSSES--Special Hazard Losses in excess of the Special Hazard Amount.

         EXCESS SUBORDINATE PRINCIPAL AMOUNT--With respect to any distribution date on which the Certificate Principal Balance of the most subordinate class or classes of certificates then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to that class or those classes, the amount, if any, by which (i) the amount of principal that would otherwise be distributable on that class or those classes of certificates on that distribution date is greater than (ii) the excess, if any, of the aggregate Certificate Principal Balance of that class or those classes of certificates immediately prior to that distribution date over the aggregate amount of Realized Losses to be allocated to that class or those classes of certificates on that distribution date, as reduced by any amount calculated pursuant to clause (v) of the definition of "Class A-P Principal Distribution Amount."

         EXCHANGEABLE CERTIFICATES--The Class A-6, Class A-7, Class A-9, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19 and Class A-22 Certificates.

         EXCHANGED CERTIFICATES--The Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22, Class A-23, Class A-24, Class A-25, Class A-26, Class A-27, Class A-28, Class A-29, Class A-30, Class A-31, Class A-32, Class A-33, Class A-34, Class A-35 and Class A-36 Certificates.

         FINAL DISPOSITION--With respect to a defaulted mortgage loan, a Final Disposition is deemed to have occurred upon a determination by the master servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

         INITIAL MONTHLY PAYMENT FUND--$14,996 representing scheduled principal amortization and interest at the Net Mortgage Rate during the month of July 2007, for those Mortgage Loans for which the Issuing Entity will not be entitled to receive such payment. The Initial Monthly Payment Fund will not be part of any REMIC.

         INTEREST ACCRUAL PERIOD--For all classes of certificates, the calendar month preceding the month in which the distribution date occurs. In spite of the foregoing, the distributions of interest on any distribution date for all classes of certificates will reflect interest accrued, and receipts for that interest accrued, on the mortgage loans for the preceding calendar month, as may be reduced by any Prepayment Interest Shortfall and other shortfalls in collections of interest to the extent described in this prospectus supplement.

         LOCKOUT  PREPAYMENT  PERCENTAGE--With  respect to any distribution date occurring prior to the distribution date in August 2012, 0%. For any distribution date occurring after the first five years following the closing date, a percentage determined as follows:

         o for any distribution date during the sixth year after the closing date, 30%;

         o for any distribution date during the seventh year after the closing date, 40%;

         o for any distribution date during the eighth year after the closing date, 60%;

         o for any distribution date during the ninth year after the closing date, 80%; and

         o    for any distribution date thereafter, 100%.

         NET MORTGAGE RATE--As to a mortgage loan, the mortgage rate minus the rate per annum at which the related servicing fees accrue.

         NON-DISCOUNT MORTGAGE LOAN--The mortgage loans other than the Discount Mortgage Loans.


         NOTIONAL AMOUNT--With respect to any date of determination, the Notional Amount of the Class A-V Certificates is equal to the aggregate Stated Principal Balance of the mortgage loans immediately prior to that date. The initial Notional Amount of the Class A-V Certificate is equal to approximately $419,108,278. Reference to a Notional Amount with respect to any Interest Only Certificates is solely for convenience in specific calculations and does not represent the right to receive any distributions allocable to principal. With respect to any date of determination, the Notional Amount of the Class A-25 Certificates is equal to the Certificate Principal Balance of the Class A-24 Certificates immediately prior to that date. The initial Notional Amount of the Class A-25 Certificates is equal to approximately $197,268,857. With respect to any date of determination, the Notional Amount of the Class A-28 Certificates is equal to the Certificate Principal Balance of the Class A-27 Certificates immediately prior to that date. The initial Notional Amount of the Class A-28 Certificates is equal to approximately $197,268,857. With respect to any date of determination, the Notional Amount of the Class A-32 Certificates is equal to the Certificate Principal Balance of the Class A-31 Certificates immediately prior to that date. The initial Notional Amount of the Class A-32 Certificates is equal to approximately $197,268,857. The Notional Amount of any Exchangeable Certificates or Exchanged Certificates that are not outstanding on any date will be equal to zero.

         PAC TARGETED RANGE--With respect to the PAC Certificates, a range which is between approximately 100% PSA and approximately 500% PSA.

         PLANNED PRINCIPAL BALANCE--With respect to each distribution date, the planned principal balance set forth for that distribution date for the Class A-2 Certificates in Appendix II hereto.

         RECORD DATE--With respect to each distribution date and each class of offered certificates, the close of business on the last business day of the month next preceding the month in which the related distribution date occurs.

         SENIOR ACCELERATED DISTRIBUTION PERCENTAGE--For any distribution date occurring prior to the distribution date in August 2012, 100%. The Senior Accelerated Distribution Percentage for any distribution date occurring after the first five years following the closing date will be as follows:

         o for any distribution date during the sixth year after the closing date, the Senior Percentage for that distribution date plus 70% of the Subordinate Percentage for that distribution date;

         o for any distribution date during the seventh year after the closing date, the Senior Percentage for that distribution date plus 60% of the Subordinate Percentage for that distribution date;

         o for any distribution date during the eighth year after the closing date, the Senior Percentage for that distribution date plus 40% of the Subordinate Percentage for that distribution date;

         o for any distribution date during the ninth year after the closing date, the Senior Percentage for that distribution date plus 20% of the Subordinate Percentage for that distribution date; and

         o for any distribution date thereafter, the Senior Percentage for that distribution date.

If on any distribution date the Senior Percentage exceeds the initial Senior Percentage, the Senior Accelerated Distribution Percentage for that distribution date will once again equal 100%.

         Any  scheduled   reduction  to  the  Senior  Accelerated   Distribution
Percentage shall not be made as of any distribution date unless either:

                  (a)(i)(X) the outstanding principal balance of the mortgage loans delinquent 60 days or more, including mortgage loans in bankruptcy, foreclosure and REO, averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, is less than 50% or (Y) the outstanding principal balance of the mortgage loans delinquent 60 days or more, including mortgage loans in bankruptcy, foreclosure and REO, averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans averaged over the last six months, does not exceed 2%, and

                  (ii) Realized Losses on the mortgage loans to date for that distribution date, if occurring during the sixth, seventh, eighth, ninth or tenth year, or any year thereafter, after the closing date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates; or

                  (b)(i) the outstanding principal balance of the mortgage loans delinquent 60 days or more, including mortgage loans in bankruptcy, foreclosure and REO, averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans averaged over the last six months, does not exceed 4%, and

                  (ii) Realized Losses on the mortgage loans to date for that distribution date, if occurring during the sixth, seventh, eighth, ninth or tenth year, or any year thereafter, after the closing date, are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates.

Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates, other than the Class A-P Certificates, to zero, the Senior Accelerated Distribution Percentage will equal 0%.

         SENIOR INTEREST DISTRIBUTION AMOUNT--With respect to any distribution date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the Senior Certificates for that distribution date, including the Accrual Distribution Amount.

         SENIOR PERCENTAGE--With respect to each distribution date, the percentage equal to the aggregate Certificate Principal Balance of the Senior Certificates, other than the Class A-P Certificates, immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans, other than the Discount Fraction of the Stated Principal Balance of the Discount Mortgage Loans, immediately prior to that distribution date. The Senior Percentage will initially equal approximately 95.98% and will in no event exceed 100%. The initial Senior Percentage is less than the initial percentage interest in the trust evidenced by the Senior Certificates in the aggregate because that percentage is calculated without regard to either the Certificate Principal Balance of the Class A-P Certificates or the Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan.

         SENIOR PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date, the lesser of (a) the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount and the Class A-P Principal Distribution Amount (determined without regard to clause (v) of the definition of "Class A-P Principal Distribution Amount") have been distributed and (b) the sum of:

                  (i) the product of (A) the then-applicable Senior Percentage and (B) the aggregate of the following amounts:

                           (1) the principal  portion of all  scheduled  monthly
                  payments  on  the  mortgage  loans,  other  than  the  related
                  Discount Fraction of the principal portion of those payments with respect to each Discount Mortgage Loan, due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to each Discount Mortgage Loan, which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

                           (2) the  principal  portion  of all  proceeds  of the
                  repurchase of a mortgage loan or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of the principal portion of those proceeds with respect to each Discount Mortgage Loan, as required by the pooling and servicing agreement during the preceding calendar month; and

                           (3) the  principal  portion of all other  unscheduled
                  collections, including Subsequent Recoveries, received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal portion of those unscheduled collections with respect to each Discount Mortgage Loan;

                  (ii) in connection with the Final Disposition of a mortgage loan (x) that occurred in the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

                           (1) the then-applicable Senior Percentage of the Stated Principal Balance of that mortgage loan, other than the related Discount Fraction of the Stated Principal Balance, with respect to a Discount Mortgage Loan; and

                           (2) the then-applicable Senior Accelerated Distribution Percentage of the related unscheduled collections, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal, in each case other than the portion of the collections, with respect to a Discount Mortgage Loan, included in clause (iii) of the definition of Class A-P Principal Distribution Amount;

                  (iii) the then-applicable Senior Accelerated Distribution Percentage of the aggregate of all partial mortgagor prepayments made during the preceding calendar month and mortgagor prepayments in full made during the related Prepayment Period, other than the related Discount Fraction of mortgagor prepayments, with respect to each Discount Mortgage Loan;

                  (iv)  any  Excess   Subordinate   Principal  Amount  for  that
         distribution date; and

                  (v) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to the Class M Certificates or the Class B Certificates; minus

                  (vi) the Capitalization Reimbursement Amount for such distribution date, other than the related Discount Fraction of any portion of that amount related to each Discount Mortgage Loan, multiplied by a fraction, the numerator of which is the Senior Principal Distribution Amount, without giving effect to this clause
         (vi), and the denominator of which is the sum of the principal distribution amounts for all classes of certificates, other than the Class A-P Certificates, without giving effect to any reductions for the Capitalization Reimbursement Amount.

         STATED PRINCIPAL BALANCE--With respect to any mortgage loan and as of any distribution date, (a) the sum of (i) the principal balance thereof as of the cut-off date after payment of all scheduled principal payments due during the month of the cut-off date and (ii) any amount by which the outstanding principal balance thereof has been increased pursuant to a servicing modification, minus (b) the sum of (i) the aggregate of the principal portion of the scheduled monthly payments due with respect to that mortgage loan during each due period commencing on the first due period after the cut-off date and ending with the due period related to the previous distribution date which were received or with respect to which an advance was made, (ii) all principal prepayments with respect to such mortgage loan and all Liquidation Proceeds and Insurance Proceeds, to the extent applied by the master servicer as recoveries of principal, in each case which were distributed on any previous distribution date, and (iii) any Realized Loss allocated to certificateholders with respect to that mortgage loan for any previous distribution date.

         SUBORDINATE PERCENTAGE--As of any date of determination a percentage equal to 100% minus the Senior Percentage as of that date.

         SUBSEQUENT  RECOVERIES--Subsequent   recoveries,  net  of  reimbursable
expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

         TARGETED PRINCIPAL BALANCE--With respect to each distribution date, the targeted principal balance set forth for that distribution date for the Class A-3 Certificates in Appendix III hereto.


DISTRIBUTIONS ON CERTAIN CLASSES OF EXCHANGEABLE CERTIFICATES

         The classes of Exchangeable Certificates outstanding on any distribution date will be entitled to the principal and interest distributions for such certificates as further described under the headings "Description of the Certificates--Interest Distributions" and "--Principal Distributions on the Senior Certificates" in this prospectus supplement. In addition, the classes of Exchangeable Certificates outstanding on any distribution date will bear the share of Realized Losses and interest shortfalls allocable to such class of certificates as described under the heading "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement. The Exchanged Certificates outstanding on any distribution date will be entitled to the principal distributions that would be allocable to the related Exchangeable Certificates if such Exchangeable
Certificates were outstanding on such date. Such Exchanged Certificates will also be entitled to the combined pass-through rate of the related Exchangeable Certificates. In addition, such Exchanged Certificates will be allocated the Realized Losses and interest shortfalls that would be allocable to the class of related Exchangeable Certificates in a Combination Group were such classes of Exchangeable Certificates outstanding on such date.


INTEREST DISTRIBUTIONS

         Holders of each class of Senior Certificates other than the Principal Only Certificates and Class P Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date, commencing on the first distribution date in the case of all classes of Senior Certificates entitled to interest distributions, other than the Accrual Certificates, and commencing on the related Accretion Termination Date in the case of any class of Accrual Certificates.

         Holders of each class of Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date remaining after distributions of interest and principal to the Senior Certificates, reimbursements for some Advances to the master servicer and distributions of interest and principal to any class of Class M Certificates having a higher payment priority.

         As described in the definition of "Accrued Certificate Interest," Accrued Certificate Interest on each class of certificates is subject to reduction in the event of specified interest shortfalls allocable thereto.

         The Principal Only Certificates are not entitled to distributions of interest.

         Prepayment Interest Shortfalls will result because interest on prepayments in full is paid by the related mortgagor only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

         However, with respect to any distribution date, any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the certificateholders on that distribution date will be offset by the master servicer, but only to the extent those Prepayment Interest Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the mortgage loans immediately preceding that distribution date and (b) the reinvestment income received by the master servicer for its master servicing activities on amounts payable with respect to that distribution date. No assurance can be given that the master servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the master servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         If on any distribution date the Available Distribution Amount is less than the Accrued Certificate Interest on the Senior Certificates for that distribution date, the shortfall will be allocated among the holders of all classes of Senior Certificates in proportion to their respective amounts of Accrued Certificate Interest for that distribution date. In addition, the amount of any such interest shortfalls that are not covered by subordination will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of the Available Distribution Amount after interest distributions as described in this prospectus supplement.

         These interest shortfalls could occur, for example, if delinquencies on the mortgage loans were exceptionally high and were concentrated in a particular month and Advances by the master servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the master servicer or otherwise, except to the limited extent described in the second preceding paragraph with respect to Prepayment Interest Shortfalls.

         Prior to the distribution date on which the Accretion Termination Date for any class of Accrual Certificates occurs, interest shortfalls allocated to that class of Accrual Certificates will reduce the amount that is added to the Certificate Principal Balance of those certificates in respect of Accrued
Certificate Interest on that distribution date, and will result in a corresponding reduction of the amount available for distribution relating to principal on the related Accretion Directed Certificates and will cause the Certificate Principal Balance of those certificates to be reduced to zero later than would otherwise be the case. See "Certain Yield and Prepayment Considerations" in this prospectus supplement. Because any interest shortfalls allocated to any class of Accrual Certificates prior to the distribution date on which the related Accretion Termination Date occurs will result in the Certificate Principal Balance of those certificates being less than they would otherwise be, the amount of Accrued Certificate Interest that will accrue on those certificates in the future and the amount that will be available for distributions relating to principal on the related Accretion Directed Certificates and that class of Accrual Certificates will be reduced.

         The pass-through rates on all classes of offered certificates, other than the Adjustable Rate Certificates, Variable Strip Certificates and Principal Only Certificates, are fixed and are listed on pages S-5 and S-6 of this prospectus supplement.

         The  pass-through   rates  on  the  Adjustable  Rate  Certificates  are
calculated as follows:

                  (1) The pass-through rate on the Class A-24 Certificates with respect to the initial Interest Accrual Period is 5.82% per annum, and as to any Interest Accrual Period thereafter for which such Class A-24 Certificates are outstanding, will be a per annum rate equal to LIBOR plus 0.50%, with a maximum rate of 7.00% and a minimum rate of 0.50% per annum.

                  (2) The pass-through rate on the Class A-25 Certificates with respect to the initial Interest Accrual Period is 1.18% per annum, and as to any Interest Accrual Period thereafter for which such Class A-25 Certificates are outstanding, will be a per annum rate equal to 6.50% minus LIBOR, with a maximum rate of 6.50% per annum and a minimum rate of 0.00% per annum.

                  (3) The pass-through rate on the Class A-26 Certificates with respect to the initial Interest Accrual Period is 7.08% per annum, and as to any Interest Accrual Period thereafter for which such Class A-26 Certificates are outstanding, will be a per annum rate equal to 39.00% minus the product of 6.0 and LIBOR, with a maximum rate of 39.00% and a minimum rate of 0.00% per annum.

                  (4) The pass-through rate on the Class A-27 Certificates with respect to the initial Interest Accrual Period is 5.87% per annum, and as to any Interest Accrual Period thereafter for which such Class A-27 Certificates are outstanding, will be a per annum rate equal to LIBOR plus 0.55%, with a maximum rate of 7.00% and a minimum rate of 0.55% per annum.

                  (5) The pass-through rate on the Class A-28 Certificates with respect to the initial Interest Accrual Period is 1.13% per annum, and as to any Interest Accrual Period thereafter for which such Class A-28 Certificates are outstanding, will be a per annum rate equal to 6.45% minus LIBOR, with a maximum rate of 6.45% per annum and a minimum rate of 0.00% per annum.

                  (6) The pass-through rate on the Class A-29 Certificates with respect to the initial Interest Accrual Period is 6.78% per annum, and as to any Interest Accrual Period thereafter for which such Class A-29 Certificates are outstanding, will be a per annum rate equal to 38.70% minus the product of 6.0 and LIBOR, with a maximum rate of 38.70% and a minimum rate of 0.00% per annum.

                  (7) The pass-through rate on the Class A-31 Certificates with respect to the initial Interest Accrual Period is 5.92% per annum, and as to any Interest Accrual Period thereafter for which such Class A-31 Certificates are outstanding, will be a per annum rate equal to LIBOR plus 0.60%, with a maximum rate of 7.00% and a minimum rate of 0.60% per annum.

                  (8) The pass-through rate on the Class A-32 Certificates with respect to the initial Interest Accrual Period is 1.08% per annum, and as to any Interest Accrual Period thereafter for which such Class A-32 Certificates are outstanding, will be a per annum rate equal to 6.40% minus LIBOR, with a maximum rate of 6.40% per annum and a minimum rate of 0.00% per annum.

                  (9) The pass-through rate on the Class A-33 Certificates with respect to the initial Interest Accrual Period is 6.48% per annum, and as to any Interest Accrual Period thereafter for which such Class A-33 Certificates are outstanding, will be a per annum rate equal to 38.40% minus the product of 6.0 and LIBOR with a maximum rate of 38.40% and a minimum rate of 0.00% per annum.

                  (10) The pass-through rate on the Class A-35 Certificates with respect to the initial Interest Accrual Period is 5.72% per annum, and as to any Interest Accrual Period thereafter for which such Class A-35 Certificates are outstanding, will be a per annum rate equal to LIBOR plus 0.40%, with a maximum rate of 7.50% and a minimum rate of 0.40% per annum.

                  (11) The pass-through rate on the Class A-36 Certificates with respect to the initial Interest Accrual Period is 7.12% per annum, and as to any Interest Accrual Period thereafter for which such Class A-36 Certificates are outstanding, will be a per annum rate equal to 28.40% minus the product of 4.0 and LIBOR, with a maximum rate of 28.40% per annum and a minimum rate of 0.00% per annum.

         The pass-through rate on the Variable Strip Certificates on each distribution date will equal the weighted average, based on the Stated Principal Balance of the mortgage loans immediately preceding that distribution date of the pool strip rates on each of the mortgage loans in the mortgage pool. The pool strip rate on any mortgage loan is equal to its Net Mortgage Rate minus 6.00%, but not less than 0.00%. As of the cut-off date, the pool strip rates on the mortgage loans range between 0.000% and 1.250% per annum. The initial pass-through rate on the Variable Strip Certificates is approximately 0.1695% per annum.

         As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of certificates, other than the Principal Only Certificates and Class P Certificates, which are not entitled to distributions of interest, is based on the Certificate Principal Balance of that class or, in the case of the Interest Only Certificates, on the Notional Amount of that class.

DETERMINATION OF LIBOR

         LIBOR for the initial Interest Accrual Period will be equal to 5.32% per annum. LIBOR for any Interest Accrual Period after the initial Interest Accrual Period will be determined as described in the three succeeding paragraphs.

         On each distribution date, LIBOR shall be established by the trustee and as to any Interest Accrual Period (other than the initial Interest Accrual Period), LIBOR will equal the rate for United States dollar deposits for one month which appears on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of that Interest Accrual Period -- the LIBOR rate adjustment date. Reuters Screen LIBOR01 Page means the display designated as that page or any other page as may replace that page on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate.

         The reference bank rate as to any Interest Accrual Period (other than the initial Interest Accrual Period) will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer. Such reference bank rate will be determined as of 11:00 A.M., London time, on the day that is one LIBOR business day prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date, or in the case of the first LIBOR rate adjustment date, 5.32%; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a distribution date would be based on LIBOR for the previous distribution date for the third consecutive distribution date, the trustee, after consultation with the master servicer, shall select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

         The establishment of LIBOR by the trustee and the master servicer's subsequent calculation of the pass-through rates applicable to the Adjustable Rate Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

         The holders of the Senior Certificates, other than the Interest Only Certificates, which are not entitled to distributions of principal, will be entitled to receive on each distribution date, in the priority described in this prospectus supplement and to the extent of the portion of the Available Distribution Amount remaining after the distribution of the Senior Interest Distribution Amount (other than the Accrual Distribution Amount), a distribution allocable to principal equal to the sum of the Senior Principal Distribution Amount, the Accrual Distribution Amount and the Class A-P Principal Distribution Amount.

         After the distribution of the Senior Interest Distribution Amount, other than the Accrual Distribution Amount, distributions of principal on the Senior Certificates on each distribution date will be made as follows:

(a) Prior to the occurrence of the Credit Support Depletion Date:

         (i) the Class A-P Principal Distribution Amount will be distributed to the Class A-P Certificates, until the Certificate Principal Balance of the Class A-P Certificates has been reduced to zero;

         (ii) from the remaining Available Distribution Amount, the Accrual Distribution Amount will be distributed as follows:

                  (A) FIRST, the Class A-4 Accrual Distribution Amount will be distributed to the Class A-3 and Class A-4 Certificates in the manner and order of priority set forth in clauses (a)(iii)(C)(2)(w)(I)(aa) and
         (a)(iii)(C)(2)(w)(I)(bb) below;

                  (B) SECOND, the Class A-9 Accrual Distribution Amount will be distributed to the Class A-6 and Class A-9 Certificates, sequentially, in that order, until the Certificate Principal Balances thereof have been reduced to zero; and

                  (C) THIRD, the Class A-16 Accrual Distribution Amount will be distributed to the Class A-15 and Class A-16 Certificates, sequentially, in that order, until the Certificate Principal Balances thereof have been reduced to zero; and

         (iii) the Senior Principal Distribution Amount will be distributed in the following order of priority:

                  (A) to the Class R Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (B) to the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (C) the amount remaining after the distributions described in clause (a)(iii)(B) should be distributed concurrently as follows:

                               (1) 3.7483319923% of the amount described in clause (a)(iii)(C) will be distributed to the Class A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                               (2)  36.3440768858%  of the amount  described  in
                      (a)(iii)(C) will be distributed in the following manner and priority:

                                    (u)  FIRST,  to the  Class A-7 and Class A-8
                                    Certificates,  pro rata, in accordance  with
                                    their   respective   Certificate   Principal
                                    Balance, an amount up to the Class A-7/Class
                                    A-8  Lockout  Amount  for that  distribution
                                    date,   until  the   Certificate   Principal
                                    Balances thereof have been reduced to zero;

                                    (v) SECOND,  to the Class A-2  Certificates,
                                    an  amount  up to the  amount  necessary  to
                                    cause  the  Certificate   Principal  Balance
                                    thereof  to  equal  its  Planned   Principal
                                    Balance for that distribution date, until the Certificate Principal Balance thereof has been reduced to zero;

                                    (w) THIRD,  the amount  remaining  after the
                                    distributions     described     in    clause
                                    (a)(iii)(C)(2)(v)   should  be   distributed
                                    concurrently as follows:

                                        (I)   96.0000000000%   of   the   amount
                                        described in clause (a)(iii)(C)(2)(w) will be distributed in the following manner and priority:

                                               (aa)  FIRST,  to  the  Class  A-3
                                               Certificates, an amount up to the
                                               amount  necessary  to  cause  the
                                               Certificate   Principal   Balance
                                               thereof  to  equal  its  Targeted
                                               Principal    Balance   for   that
                                               distribution   date,   until  the
                                               Certificate   Principal   Balance
                                               thereof has been reduced to zero;

                                               (bb)  SECOND,  to the  Class  A-4
                                               Certificates,      until      the
                                               Certificate   Principal   Balance
                                               thereof has been reduced to zero;

                                               (cc)  THIRD,  to  the  Class  A-3
                                               Certificates,  without  regard to
                                               its  Targeted  Principal  Balance
                                               for that distribution date, until
                                               the Certificate Principal Balance
                                               thereof has been reduced to zero;

                                        (II)   4.0000000000%   of   the   amount
                                        described  in  clause  (a)(iii)(C)(2)(w)
                                        will be  distributed  to the  Class  A-5
                                        Certificates,   until  the   Certificate
                                        Principal   Balance   thereof  has  been
                                        reduced to zero;

                                    (x) FOURTH, to the Class A-2 Certificates, without regard to its Planned Principal Balance for that distribution date, until the Certificate Principal Balance thereof has been reduced to zero;

                                    (y)  fifth,  to the  Class A-6 and Class A-9
                                    Certificates, sequentially, in that order, until the Certificate Principal Balances thereof have been reduced to zero; and

                                    (z)  sixth,  to the  Class A-7 and Class A-8
                                    Certificates,  pro rata, in accordance  with
                                    their   respective   Certificate   Principal
                                    Balance,   without   regard   to  the  Class
                                    A-7/Class   A-8  Lockout   Amount  for  that
                                    distribution  date,  until  the  Certificate
                                    Principal Balances thereof have been reduced to zero; and

                                    (3)  59.9075911220%  of the amount described
                           in   clause    (a)(iii)(C)    will   be   distributed
                           concurrently as follows:

                                    (y)  95.9997830956%  of the amount described
                                    in clause (a)(iii)(C)(3) will be distributed in the following manner and priority:

                                         (I)   FIRST,    to   the   Class   A-11
                                         Certificates, an amount up to the Class
                                         A-11    Lockout    Amount    for   that
                                         distribution     date,     until    the
                                         Certificate  Principal  Balance thereof
                                         has been reduced to zero;

                                         (II) SECOND, an amount up to $1,000, to
                                         the Class A-12 Certificates,  until the
                                         Certificate  Principal  Balance thereof
                                         has been reduced to zero;

                                         (III) THIRD,  an amount up to $948,000,
                                         to the Class A-13  Certificates,  until
                                         the   Certificate   Principal   Balance
                                         thereof has been reduced to zero;

                                         (IV)  FOURTH,  to the  Class  A-12  and
                                         Class A-13 Certificates,  sequentially,
                                         in that  order,  until the  Certificate
                                         Principal  Balances  thereof  have been
                                         reduced to zero;

                                         (V)  FIFTH,  to the Class  A-14,  Class
                                         A-15  and  Class   A-16   Certificates,
                                         sequentially,  in that order, until the
                                         Certificate  Principal Balances thereof
                                         have been reduced to zero; and

                                         (VI)   SIXTH,   to   the   Class   A-11
                                         Certificates,  without  regard  to  the
                                         Class  A-11  Lockout  Amount  for  that
                                         distribution     date,     until    the
                                         Certificate  Principal  Balance thereof
                                         has been reduced to zero; and

                                    (z) 4.0002169044% of the amount described in
                                    clause (a)(iii)(C)(3) will be distributed to
                                    the  Class  A-10  Certificates,   until  the
                                    Certificate Principal Balance thereof has been reduced to zero.

(b) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in clause (a) above relating to principal among the Senior Certificates will be disregarded. Instead, an amount equal to the Class A-P Principal Distribution Amount will be distributed to the Class A-P Certificates, and then the Senior Principal Distribution Amount will be distributed to the Senior Certificates remaining, other than the Class A-P Certificates, pro rata, in accordance with their respective outstanding Certificate Principal Balances.

(c) After reduction of the Certificate Principal Balances of the Senior Certificates, other than the Class A-P Certificates, to zero but prior to the Credit Support Depletion Date, the Senior Certificates, other than the Class A-P Certificates, will be entitled to no further distributions of principal and the Available Distribution Amount will be paid solely to the holders of the Class A-P, Variable Strip, Class M and Class B Certificates, in each case as described in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS ON THE PAC CERTIFICATES

         THERE CAN BE NO ASSURANCE THAT SUFFICIENT FUNDS WILL BE AVAILABLE ON ANY DISTRIBUTION DATE TO REDUCE THE CERTIFICATE PRINCIPAL BALANCE OF THE PAC CERTIFICATES TO THEIR PLANNED PRINCIPAL BALANCE FOR THAT DISTRIBUTION DATE OR THAT DISTRIBUTIONS THEREON WILL NOT BE MADE IN EXCESS OF THOSE AMOUNTS FOR THAT DISTRIBUTION DATE.

         The Planned Principal Balance for each distribution date set forth in the table in Appendix II was calculated based on certain assumptions, including the assumption that prepayments on the mortgage loans occur each month at a constant level within the PAC Targeted Range. The performance of the mortgage loans may differ from the assumptions used in determining the Planned Principal Balances of the PAC Certificates. The Planned Principal Balances set forth in the table in Appendix II are final and binding regardless of any error or alleged error in making those calculations.

         There can be no assurance that funds available for distributions of principal in reduction of the Certificate Principal Balances of the PAC Certificates will be sufficient or will not be in excess of amounts needed to reduce the Certificate Principal Balance of the PAC Certificates in accordance with the Planned Principal Balance for any distribution date. Distributions in reduction of the Certificate Principal Balances of the PAC Certificates may commence significantly earlier or later than the first distribution date shown in the table in Appendix II. Distributions of principal in reduction of the Certificate Principal Balances of the PAC Certificates may end significantly earlier or later than the last distribution date shown in the table in Appendix II. See "Certain Yield and Prepayment Considerations" in this prospectus supplement for a further discussion of the effect of prepayments on the mortgage loans on the rate of payments of principal and on the weighted average lives of the PAC Certificates.

PRINCIPAL DISTRIBUTIONS ON THE TAC CERTIFICATES

         THERE CAN BE NO ASSURANCE THAT SUFFICIENT FUNDS WILL BE AVAILABLE ON ANY DISTRIBUTION DATE TO REDUCE THE CERTIFICATE PRINCIPAL BALANCE OF THE TAC CERTIFICATES TO THE TARGETED PRINCIPAL BALANCE FOR THAT DISTRIBUTION DATE OR THAT DISTRIBUTIONS THEREON WILL NOT BE MADE IN EXCESS OF THAT AMOUNT FOR THAT DISTRIBUTION DATE.

         The Targeted Principal Balance for each distribution date set forth in the table in Appendix III was calculated based on certain assumptions, including the assumption that prepayments on the mortgage loans occur each month at the assumed constant rate. The performance of the mortgage loans may differ from the assumptions used in determining the Targeted Principal Balances. The Targeted Principal Balances set forth in the table in Appendix III are final and binding regardless of any error or alleged error in making those calculations.

         There can be no assurance that funds available for distributions of principal in reduction of the Certificate Principal Balance of the TAC Certificates will be sufficient or will not be in excess of amounts needed to reduce the Certificate Principal Balance of the TAC Certificates to the Targeted Principal Balance for any distribution date. Distributions in reduction of the Certificate Principal Balance of the TAC Certificates may commence significantly earlier or later than the first distribution date shown in the table in Appendix
III. Distributions of principal in reduction of the Certificate Principal Balance of the TAC Certificates may end significantly earlier or later than the last distribution date shown in the table for that class. See "Certain Yield and Prepayment Considerations" in this prospectus supplement for a further discussion of the effect of prepayments on the mortgage loans on the rate of payments of principal and on the weighted average life of the TAC Certificates.

PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

         Holders of each class of the Class M Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after:

         o the sum of the Senior Interest Distribution Amount, Class A-P Principal Distribution Amount and Senior Principal Distribution Amount is distributed;

         o reimbursement is made to the master servicer for some Advances remaining unreimbursed following the final liquidation of the related mortgage loan to the extent described below under "--Advances";

         o the aggregate amount of Accrued Certificate Interest and principal required to be distributed to any class of Class M Certificates having a higher payment priority on that distribution date is distributed to holders of that class of Class M Certificates; and

         o the aggregate amount of Accrued Certificate Interest required to be distributed to that class of Class M Certificates on that distribution date is distributed to those Class M Certificates,

         a distribution allocable to principal in the sum of the following:

                  (i) the product of (A) the then applicable related Class M Percentage and (B) the aggregate of the following amounts:

                           (1) the principal  portion of all  scheduled  monthly
                  payments  on  the  mortgage  loans,  other  than  the  related
                  Discount Fraction of the principal portion of those payments with respect to a Discount Mortgage Loan, due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to a Discount Mortgage Loan, which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

                           (2) the  principal  portion  of all  proceeds  of the
                  repurchase of a mortgage loan or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of the principal portion of the proceeds with respect to a Discount Mortgage Loan, as required by the pooling and servicing agreement during the preceding calendar month; and

                           (3) the  principal  portion of all other  unscheduled
                  collections, including Subsequent Recoveries, received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal amount of those unscheduled collections with respect to a Discount Mortgage Loan;

                  (ii) that  class'  pro rata  share,  based on the  Certificate
         Principal Balance of each class of Class M Certificates and Class B Certificates then outstanding, of all amounts received in connection with the Final Disposition of a mortgage loan, other than the related Discount Fraction of those amounts with respect to a Discount Mortgage Loan, (x) that occurred during the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the Senior Certificates;

                  (iii) the portion of mortgagor prepayments in full made by the respective mortgagors during the related Prepayment Period and the portion of partial mortgagor prepayments made by the respective mortgagors during the preceding calendar month, other than the Discount Fraction of those mortgagor prepayments with respect to a Discount Mortgage Loan, allocable to that class of Class M Certificates as described in the third succeeding paragraph;

                  (iv) if that class is the most senior class of certificates then outstanding, with a Certificate Principal Balance greater than zero, an amount equal to the Excess Subordinate Principal Amount, if any, to the extent of Eligible Funds; and

                  (v) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to any class of Class M Certificates with a lower payment priority or the Class B Certificates; minus

                  (vi)  the   Capitalization   Reimbursement   Amount  for  such
         distribution  date,  other than the  related  Discount  Fraction of any portion of that amount related to each Discount Mortgage Loan, multiplied by a fraction, the numerator of which is the principal distribution amount for such class of Class M Certificates, without giving effect to this clause (vi), and the denominator of which is the sum of the principal distribution amounts for all classes of certificates, other than the Class A-P Certificates, without giving effect to any reductions for the Capitalization Reimbursement Amount.

         References in this prospectus supplement to "payment priority" of the Class M Certificates refer to a payment priority among those classes of certificates as follows: first, to the Class M-1 Certificates; second, to the Class M-2 Certificates; and third, to the Class M-3 Certificates.

         As to each class of Class M Certificates, on any distribution date, any Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will be distributable to the extent of available funds. Notwithstanding the foregoing, if the Certificate Principal Balances of the Class B Certificates have been reduced to zero, on any distribution date, with respect to the class of Class M Certificates outstanding on that distribution date with a Certificate Principal Balance greater than zero with the lowest payment priority, Accrued Certificate Interest thereon remaining unpaid from any previous distribution date, except in the limited circumstances provided in the pooling and servicing agreement, will not be distributable.

         All mortgagor prepayments not otherwise distributable to the Senior Certificates will be allocated on a pro rata basis among the class of Class M Certificates with the highest payment priority then outstanding with a Certificate Principal Balance greater than zero and each other class of Class M Certificates and Class B Certificates for which certain loss levels established for that class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class M-2, Class M-3 or Class B Certificates, respectively, only if the sum of the current percentage interests in the mortgage pool evidenced by that class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage pool evidenced by that class and each class, if any, subordinate thereto.

         As stated above under "Glossary of Terms," the Senior Accelerated Distribution Percentage will be 100% during the first five years after the closing date, unless the Certificate Principal Balances of the Senior Certificates, other than the Class A-P Certificates, are reduced to zero before the end of that five-year period, and will thereafter equal 100% whenever the Senior Percentage exceeds the initial Senior Percentage. Furthermore, as described in this prospectus supplement, the Senior Accelerated Distribution Percentage will exceed the Senior Percentage during the sixth through ninth years following the closing date, and scheduled reductions to the Senior Accelerated Distribution Percentage may be postponed due to the loss and delinquency experience of the mortgage loans. Accordingly, each class of the Class M Certificates will not be entitled to any mortgagor prepayments for at least the first five years after the closing date, unless the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates) have been reduced to zero before the end of such period, and may receive no mortgagor prepayments or a disproportionately small portion of mortgagor prepayments relative to the related Class M Percentage during certain periods after this five year period. See "--Principal Distributions on the Senior Certificates" in this prospectus supplement.

ALLOCATION OF LOSSES; SUBORDINATION

         The subordination provided to the Senior Certificates by the Class B Certificates and Class M Certificates and the subordination provided to each class of Class M Certificates by the Class B Certificates and by any class of Class M Certificates subordinate thereto will cover Realized Losses on the mortgage loans that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special Hazard Losses. Any Realized Losses which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

         o    first, to the Class B Certificates;

         o    second, to the Class M-3 Certificates;

         o    third, to the Class M-2 Certificates; and

         o    fourth, to the Class M-1 Certificates
in each case until the Certificate Principal Balance of that class of certificates has been reduced to zero; and thereafter, if any Realized Loss is on a Discount Mortgage Loan, to the Class A-P Certificates in an amount equal to the related Discount Fraction of the principal portion of the Realized Loss until the Certificate Principal Balance of the Class A-P Certificates has been reduced to zero, and the remainder of the Realized Losses on Discount Mortgage Loans and the entire amount of Realized Losses on Non-Discount Mortgage Loans will be allocated among all the remaining classes of Senior Certificates on a pro rata basis; provided, however, that (i) such Realized Losses otherwise allocable to the Class A-2, Class A-5, Class A-6, Class A-7 and Class A-9 Certificates will be allocated, pro rata, in accordance with the amount of Realized Losses otherwise allocable thereto, to the Class A-8 Certificates until the Certificate Principal Balance of the Class A-8 Certificates has been reduced to zero, and (ii) the Realized Losses otherwise allocable to the Class A-11, Class A-12, Class A-13, Class A-14, Class A-15 and Class A-16 Certificates will be allocated, pro rata, in accordance with the amount of Realized Losses otherwise allocable thereto, to the Class A-10 Certificates until the Certificate Principal Balance of the Class A-10 Certificates has been reduced to zero. Furthermore, the Class A-8 and Class A-10 Certificates will provide support for any classes of Exchanged or Exchangeable Certificates, as applicable, which are comprised of any classes of certificates for which such Class A-8 and Class A-10 Certificates provide support as described in clauses
(i) and (ii) above, in each case, as if such supported classes were outstanding.

         Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

         o its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero, provided that no reduction shall reduce the aggregate Certificate Principal Balance of the certificates below the aggregate Stated Principal Balance of the mortgage loans; and

         o the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

         In addition, any allocation of a Realized Loss to a Class M Certificate may also be made by operation of the payment priority to the Senior Certificates described under "--Principal Distributions on the Senior Certificates" and any class of Class M Certificates with a higher payment priority.

         As used in this prospectus supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this prospectus supplement.

         In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the certificateholders, the master servicer or subservicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under "Description of the Certificates--Collections and Other Servicing Procedures" in the accompanying prospectus. However, the master servicer's and the subservicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with Residential Funding's program guide and may be implemented only by subservicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the final scheduled distribution date. No servicing modification shall reduce the interest on a mortgage loan below the sum of the rate at which the subservicing fee with respect to such mortgage loan accrues.

         Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the offered certificates will not be affected by the servicing modification.

         Allocations of the principal portion of Debt Service Reductions to each class of Class M Certificates and Class B Certificates will result from the priority of distributions of the Available Distribution Amount as described in this prospectus supplement, which distributions shall be made first to the Senior Certificates, second to the Class M Certificates in the order of their payment priority and third to the Class B Certificates. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions will not reduce the level of subordination, as that term is defined in this prospectus supplement, until an amount in respect thereof has been actually disbursed to the Senior Certificateholders or the Class M Certificateholders, as applicable.

         The holders of the offered certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any classes of certificates subordinate thereto, except in limited circumstances in respect of any Excess Subordinate Principal Amount, or in the case of Class A-P Collection Shortfalls, to the extent of Eligible Funds. Accordingly, the subordination provided to the Senior Certificates, other than the Class A-P Certificates, and to each class of Class M Certificates by the respective classes of certificates subordinate thereto with respect to Realized Losses allocated on any distribution date will be effected primarily by increasing the Senior Percentage, or the respective Class M Percentage, of future distributions of principal of the remaining mortgage loans. Because the Discount Fraction of each Discount Mortgage Loan will not change over time, the protection from Realized Losses provided to the Class A-P Certificates by the Class M Certificates and Class B Certificates is limited to the prior right of the Class A-P Certificates to receive distributions in respect of principal as described in this prospectus supplement. Furthermore, principal losses on the mortgage loans that are not covered by subordination will be allocated to the Class A-P Certificates only to the extent they occur on a Discount Mortgage Loan and only to the extent of the related Discount Fraction of those losses. The allocation of principal losses on the Discount Mortgage Loans may result in those losses being allocated in an amount that is greater or less than would have been the case had those losses been allocated in proportion to the Certificate Principal Balance of the Class A-P Certificates. Thus, the Senior Certificates, other than the Class A-P Certificates, will bear the entire amount of Realized Losses that are not allocated to the Class M Certificates and Class B Certificates, other than the amount allocable to the Class A-P Certificates, which Realized Losses will be allocated among all classes of Senior Certificates, other than the Class A-P Certificates, as described in this prospectus supplement; that (i) such Realized Losses otherwise allocable to the Class A-2, Class A-5, Class A-6, Class A-7 and Class A-9 Certificates (and the portion of any Exchanged or Exchangeable Certificates that are comprised of such Certificates) will be allocated to the Class A-8 Certificates as described in clause (i) of the first paragraph under "--Allocation of Losses; Subordination" above, and (ii) such Realized Losses otherwise allocable to the Class A-11, Class A-12, Class A-13, Class A-14, Class A-15 and Class A-16 Certificates (and the portion of any Exchanged or Exchangeable Certificates that are comprised of such Certificates) will be allocated to the Class A-10 Certificates as described in clause (ii) of the first paragraph under "--Allocation of Losses; Subordination" above.

         Because the Class A-P Certificates are entitled to receive in connection with the Final Disposition of a Discount Mortgage Loan, on any distribution date, an amount equal to all unpaid Class A-P Collection Shortfalls to the extent of Eligible Funds on that distribution date, shortfalls in distributions of principal on any class of Class M Certificates could occur under some circumstances, even if that class is not the most subordinate class of certificates then outstanding with a Certificate Principal Balance greater than zero.

         Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other Realized Losses of a type not covered by subordination on Discount Mortgage Loans, will be allocated to the Class A-P Certificates in an amount equal to their Discount Fraction of the principal portion of such losses. The Senior Percentage of the remainder of the principal portion of such losses on Discount Mortgage Loans and the Senior Percentage of the entire amount of the principal portion of such Realized Losses on Non-Discount Mortgage Loans will be allocated to the Senior Certificates, other than the A-P Certificates and Class A-V Certificates, on a pro rata basis. The remainder of the principal portion of such Realized Losses on Discount Mortgage Loans and Non-Discount Mortgage Loans will be allocated to the related Class M Certificates and related Class B Certificates on a pro rata basis. The interest portion of such Realized Losses will be allocated to all of the related certificates on a pro rata basis based on the Accrued Certificate Interest thereon payable from the related loan group in respect of the related distribution date.

         An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss; provided that in determining the Certificate Principal Balance of the Accrual Certificates for the purpose of allocating any portion of a Realized Loss to those certificates, the Certificate Principal Balance of those certificates shall be deemed to be the lesser of:

         o the original Certificate Principal Balance of those certificates, and

         o the Certificate Principal Balance of those certificates prior to giving effect to distributions to be made on that distribution date.

         In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount, Class A-P Principal Distribution Amount and Senior Principal Distribution Amount, on each distribution date, holders of Senior Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Class M Certificates and Class B Certificates, to the extent necessary to satisfy the Senior Interest Distribution Amount, Class A-P Principal Distribution Amount and Senior Principal Distribution Amount. Similarly, holders of the Class M Certificates have a right to distributions of the Available Distribution Amount prior to the rights of holders of the Class B Certificates and holders of any class of Class M Certificates with a lower payment priority.

         The application of the Senior Accelerated Distribution Percentage, when it exceeds the Senior Percentage, to determine the Senior Principal Distribution Amount will accelerate the amortization of the Senior Certificates, other than the Class A-P Certificates, in the aggregate relative to the actual amortization of the mortgage loans. The Class A-P Certificates will not receive more than the Discount Fraction of any unscheduled payment relating to a Discount Mortgage Loan. To the extent that the Senior Certificates in the aggregate, other than the Class A-P Certificates, are amortized faster than the mortgage loans, in the absence of offsetting Realized Losses allocated to the Class M Certificates and Class B Certificates, the percentage interest evidenced by the Senior
Certificates in the trust will be decreased, with a corresponding increase in the interest in the trust evidenced by the Class M Certificates and the Class B Certificates, thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded the Senior Certificates by the Class M Certificates and the Class B Certificates collectively. In addition, if Realized Losses on the mortgage loans exceed the amounts described in this prospectus supplement under "--Principal Distributions on the Senior
Certificates," a greater percentage of full and partial mortgagor prepayments will be allocated to the Senior Certificates in the aggregate, other than the Class A-P Certificates, than would otherwise be the case, thereby accelerating the amortization of the Senior Certificates relative to the Class M Certificates and the Class B Certificates.

         The priority of payments, including principal prepayments, among the Class M Certificates, as described in this prospectus supplement, also has the effect during some periods, in the absence of Realized Losses, of decreasing the percentage interest evidenced by any class of Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to that class of the Class M Certificates by the Class B Certificates and any class of Class M Certificates with a lower payment priority.

         The Special Hazard Amount shall initially be equal to $4,191,083. As of any date of determination following the cut-off date, the Special Hazard Amount shall equal $4,191,083 less the sum of any amounts allocated through subordination relating to Special Hazard Losses. In addition, the Special Hazard Amount will be further reduced from time to time to an amount, if lower, that is not less than 1.0% of the outstanding balance of the mortgage loans.

         The Fraud Loss Amount shall initially be equal to $12,573,248. As of any date of determination after the cut-off date, the Fraud Loss Amount shall equal an amount calculated under the terms of the pooling and servicing agreement. After the fifth anniversary of the closing date, the Fraud Loss Amount will be equal to zero.

         The Bankruptcy Amount will initially be equal to $165,724. As of any date of determination prior to the first anniversary of the cut-off date, the Bankruptcy Amount will equal $165,724 less the sum of any amounts allocated through subordination for such losses up to such date of determination. As of any date of determination on or after the first anniversary of the cut-off date, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next preceding the most recent anniversary of the cut-off date and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class M Certificates or the Class B Certificates through subordination since that anniversary.

         Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:

         o the master servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan; and

         o    either:

              o the related mortgage loan is not in default with regard to payments due thereunder; or

              o delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

         The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be further reduced as described in the prospectus under "Description of Credit Enhancement--Subordination."

ADVANCES

         Prior to each distribution date, the master servicer is required to make Advances of payments which were due on the mortgage loans on the Due Date in the related Due Period and not received by the business day next preceding the related determination date.

         These Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the Class B Certificates or the Class M Certificates. Recoverability is determined in the context of existing outstanding arrearages, the current loan-to-value ratio and an assessment of the fair market value of the related mortgaged property. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against Realized Losses. The master servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the master servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default thereunder, in which case the trustee, as successor master servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

         All Advances will be reimbursable to the master servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the Class B Certificates or the Class M Certificates; provided, however, that any Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses are reimbursable to the master servicer out of any funds in the Custodial Account prior to distributions on any of the certificates and the amount of those losses will be allocated as described in this prospectus supplement.

         The effect of these provisions on any class of the Class M Certificates is that, with respect to any Advance which remains unreimbursed following the final liquidation of the related mortgage loan, the entire amount of the reimbursement for that Advance will be borne first by the holders of the Class B Certificates or any class of Class M Certificates having a lower payment priority to the extent that the reimbursement is covered by amounts otherwise distributable to those classes, and then by the holders of that class of Class M Certificates, except as provided above, to the extent of the amounts otherwise distributable to them. In addition, if the Certificate Principal Balances of the Class M Certificates and the Class B Certificates have been reduced to zero, any Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account prior to distributions on the Senior Certificates.

         The pooling and servicing agreement provides that the master servicer may enter into a facility with any person which provides that such person, or the advancing person, may directly or indirectly fund Advances and/or Servicing Advances, although no such facility will reduce or otherwise affect the master servicer's obligation to fund these Advances and/or Servicing Advances. No facility will require the consent of the certificateholders or the trustee. Any Advances and/or Servicing Advances made by an advancing person would be reimbursed to the advancing person under the same provisions pursuant to which reimbursement would be made to the master servicer if those advances were funded by the master servicer, but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor master servicer, and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

RESIDUAL INTERESTS

         Holders of the Class R Certificates will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant. The Class R Certificates will not be entitled to any payments other than their nominal Certificate Principal Balance and Accrued Certificate Interest on that Certificate Principal Balance unless the aggregate amount received by the issuing entity with respect to the mortgage loans exceeds the aggregate amount payable to the other certificateholders, which is highly unlikely. A holder of Class R Certificates will not have a right to alter the structure of this transaction. The Class R Certificates may be retained by the Depositor or transferred to any of its affiliates, subsidiaries of the sponsor or another party.

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The yield to maturity on each class of offered certificates will be primarily affected by the following factors:

         o the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

         o the allocation of principal payments among the various classes of offered certificates;

         o    Realized Losses and interest shortfalls on the mortgage loans;

         o    the pass-through rate on the offered certificates;

         o with respect to any class of Exchanged Certificates, the yield to maturity of the related class of Exchangeable Certificates; and

         o    the purchase price paid for the offered certificates.

         For  additional  considerations  relating  to the yield on the  offered
certificates,   see  "Yield   Considerations"   and  "Maturity  and   Prepayment
Considerations" in the accompanying prospectus.

PREPAYMENT CONSIDERATIONS

         The yields to maturity and the aggregate amount of distributions on the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans and the amount and timing of mortgagor defaults resulting in Realized Losses on the mortgage loans. These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans in the trust. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, including any initial interest only periods, the rate and timing of mortgagor prepayments on the mortgage loans, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

         The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In addition, the rate of prepayments of the mortgage loans and the yields to investors on the certificates may be affected by refinancing programs, which may include general or targeted solicitations, as described under "Maturity and Prepayment Considerations" in the accompanying prospectus. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement and in the accompanying prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations", no assurance can be given as to the rate or the timing of principal payments on the offered certificates.

         The mortgage loans in most cases may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although approximately 4.6% of the mortgage loans by aggregate principal balance, provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment of those mortgage loans. See "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement.

         Some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. It is possible that prepayment charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges. In any case, these amounts will not be available for distribution on the offered certificates. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

         Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the accompanying prospectus.

         Investors in the Class M Certificates should also be aware that on any distribution date on which the Senior Accelerated Distribution Percentage equals 100%, the Class M Certificates will not be entitled to distributions of mortgagor prepayments with respect to the mortgage loans for such distribution date and the weighted average lives of the Class M Certificates could be significantly affected thereby.

         Most of the mortgage loans contain due-on-sale clauses. The terms of the pooling and servicing agreement generally require the master servicer or any subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.

ALLOCATION OF PRINCIPAL PAYMENTS

         The yields to maturity on the offered certificates will be affected by the allocation of principal payments among the offered certificates. As described under "Description of the Certificates--Principal Distributions on the Senior Certificates" and "--Principal Distributions on the Class M Certificates" in this prospectus supplement, during specified periods all or a disproportionately large percentage of principal prepayments on the mortgage loans will be allocated among the Senior Certificates, other than the Interest Only Certificates and the Class A-P Certificates, and during specified periods no principal prepayments or, relative to the related pro rata share, a disproportionately small portion of principal prepayments on the mortgage loans will be distributed to each class of Class M Certificates. In addition to the foregoing, if on any distribution date, the loss level established for the Class M-2 Certificates or the Class M-3 Certificates is exceeded and a class of Class M Certificates having a higher payment priority is then outstanding with a Certificate Principal Balance greater than zero, the Class M-2 Certificates or the Class M-3 Certificates, as the case may be, will not receive distributions relating to principal prepayments on that distribution date.

         Approximately 39.2% and 0.8% of the mortgage loans have an initial interest only period of ten years and fifteen years, respectively, following origination. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

         After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, Realized Losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

         Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the related mortgaged property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

         SENIOR CERTIFICATES: The Senior Certificates, other than the Class A-P Certificates and Interest Only Certificates, are entitled to receive distributions in accordance with various priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. The timing of commencement of principal distributions and the weighted average lives of certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes.

         ACCRETION DIRECTED CERTIFICATES AND ACCRUAL CERTIFICATES: On or prior to the Accretion Termination Date, for any class of Accrual Certificates, the related Accretion Directed Certificates and such class of Accrual Certificates, as and to the extent described in this prospectus supplement, will receive as monthly principal distributions the portion of the Accrual Distribution Amount related to that class. Prior to the Accretion Termination Date for any class of Accrual Certificates, interest shortfalls allocated to that class of Accrual Certificates will reduce the amount added to the Certificate Principal Balance of that class of certificates relating to interest accrued thereon and will result in a corresponding reduction of the amount available for distributions relating to principal on the related Accretion Directed Certificates. Furthermore, because these interest shortfalls will result in the Certificate Principal Balance of the Accrual Certificates being less than they would otherwise be, the amount of interest that will accrue in the future on the Accrual Certificates and be available for distributions relating to principal on the Accretion Directed Certificates will be reduced. Accordingly, the weighted average lives of the Accretion Directed Certificates would be extended.

         In addition, investors in any class of Accrual Certificates and the related Accretion Directed Certificates should be aware that the Accretion Termination Date for that class may be later, or earlier, than otherwise assumed. As a result, the Accretion Termination Date for that class could be different from that assumed at the time of purchase.

         Because the Accrual Certificates are not entitled to receive any distributions of interest until the occurrence of the Accretion Termination Date for that class, those certificates will likely experience greater price and yield volatility than would mortgage pass-through certificates that are otherwise similar but which are entitled to current distributions of interest. Investors should consider whether this volatility is suitable to their investment needs.

         LOCKOUT CERTIFICATES: Investors in the Lockout Certificates should be aware that, unless the Credit Support Depletion Date has occurred, the Lockout Certificates are not expected to receive any distributions of principal prior to the distribution date occurring in August 2012, and thereafter until the Distribution Date in August 2016, the Lockout Certificates will receive a disproportionately small portion of principal prepayments on the mortgage loans, unless the Certificate Principal Balances of the Senior Certificates, other than the Lockout Certificates and Class A-P Certificates, have been reduced to zero. Consequently, the weighted average lives of the Lockout Certificates will be longer than would otherwise be the case. The effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities will be greater than for other classes of Senior Certificates entitled to earlier principal distributions.

         PAC CERTIFICATES: The PAC Certificates have been structured so that principal distributions generally will be made thereon in the amounts determined by using the table in Appendix II to this prospectus supplement, assuming that prepayments on the mortgage loans occur each month at a constant level within the PAC Targeted Range, and based on certain other assumptions.

         There can be no assurance that funds available for distribution of principal on the PAC Certificates will result in the Certificate Principal Balance of the PAC Certificates equaling the Planned Principal Balance for any distribution date. To the extent that prepayments occur at a level below the PAC Targeted Range, the funds available for principal distributions on the PAC Certificates on each distribution date may be insufficient to reduce the Certificate Principal Balance of the PAC Certificates to the Planned Principal Balance for that distribution date, and the weighted average life of the PAC Certificates may be extended. Conversely, to the extent that prepayments occur at a level above the PAC Targeted Range, after the Certificate Principal Balances of the TAC Certificates and the Companion Certificates have been reduced to zero, the Certificate Principal Balance of the PAC Certificates may be reduced below the Planned Principal Balance for that distribution date, and the weighted average life of the PAC Certificates may be reduced. In addition, the averaging of high and low mortgagor prepayment rates, even if the average prepayment level is within the PAC Targeted Range, will not ensure the distribution on the PAC Certificates of an amount that will result in the Certificate Principal Balance of the PAC Certificates equaling the Planned Principal Balance on any distribution date because the balance of the Senior Principal Distribution Amount remaining after distributions on the PAC Certificates will be distributed on each distribution date and therefore will not be available for distributions on the PAC Certificates on later distribution dates.

         It is very unlikely that the mortgage loans will prepay at any particular constant rate. Furthermore, the Planned Principal Balances were calculated based on certain assumptions which may differ from the actual performance of the mortgage loans. The actual prepayment rates that will result in the Certificate Principal Balance of the PAC Certificates equaling the Planned Principal Balances may differ from the rates used to calculate those amounts. The prepayment rates that will result in the Certificate Principal Balance of the PAC Certificates equaling those amounts may vary over time as a result of the actual prepayment experience of the mortgage loans. Moreover, because the Planned Principal Balances were calculated using certain assumptions regarding the mortgage loans, the actual prepayment behavior of the mortgage loans could be such that the amount available for distributions of principal in reduction of the Certificate Principal Balances of the PAC Certificates may not result in the sum of the Certificate Principal Balances thereof equaling the Planned Principal Balances even if prepayments were at a constant rate within the PAC Targeted Range.

         Investors in the PAC Certificates should be aware that the stabilization provided by the Companion Certificates and the TAC Certificates is sensitive to the rate of mortgagor prepayments on the mortgage loans and that the Certificate Principal Balances of these classes may be reduced to zero significantly earlier than anticipated.

         TAC CERTIFICATES: The TAC Certificates have been structured so that principal distributions generally will be made thereon in the amounts determined by using the table in Appendix III to this prospectus supplement, assuming that prepayments on the mortgage loans occur each month at the assumed constant rate of approximately 125% PSA, and based on certain other assumptions.

         There can be no assurance that funds available for distribution of principal on the TAC Certificates will result in the Certificate Principal Balance thereof equaling the Targeted Principal Balance for any distribution date. To the extent that prepayments on the mortgage loans occur at a rate slower than the assumed rate, the funds available for principal distributions on the TAC Certificates on each distribution date may be insufficient to reduce the Certificate Principal Balance of the TAC Certificates to the Targeted Principal Balance for that distribution date, and the weighted average life of the TAC Certificates may be extended. Conversely, to the extent that prepayments occur at a rate faster than the assumed rate, after the Certificate Principal Balance of the Class A-4 Certificates has been reduced to zero, the Certificate Principal Balance of the TAC Certificates may be reduced below the Targeted Principal Balance for that distribution date and the weighted average life of the TAC Certificates may be reduced. In addition, the averaging of high and low mortgagor prepayment rates on the mortgage loans, even if the average prepayment level is at the assumed rate, will not ensure the distribution on the TAC Certificates of an amount that will result in the Certificate Principal Balance thereof equaling the Targeted Principal Balance on any distribution date because the balance of the Senior Principal Distribution Amount remaining after distributions on the TAC Certificates will be distributed on each distribution date and therefore will not be available for distributions on the TAC Certificates on later distribution dates.

         It is very unlikely that the mortgage loans will prepay at the assumed constant rate of 125% PSA. Furthermore, the Targeted Principal Balances were calculated based on certain assumptions which may differ from the actual performance of the mortgage loans. The actual prepayment rates on the mortgage loans that will result in the Certificate Principal Balance of the TAC Certificates equaling the Targeted Principal Balance may differ from the rates used to calculate those amounts. The prepayment rates on the mortgage loans that will result in the Certificate Principal Balance of the TAC Certificates equaling the Targeted Principal Balance may vary over time as a result of the actual prepayment experience of the mortgage loans. Moreover, because the Targeted Principal Balance was calculated using certain assumptions regarding the mortgage loans, the actual prepayment behavior of the mortgage loans could be such that the amount available for distributions of principal in reduction of the Certificate Principal Balance of the TAC Certificates may not result in the Certificate Principal Balance thereof equaling the Targeted Principal Balance for any distribution date even if prepayments on the mortgage loans were at the assumed rate.

         Investors in the TAC Certificates should be aware that the stabilization provided by the Class A-4 Certificates is sensitive to the rate of mortgagor prepayments on the mortgage loans and that the Certificate Principal Balance of these certificates may be reduced to zero significantly earlier than anticipated.

         COMPANION CERTIFICATES: Prior to the Credit Support Depletion Date, the Companion Certificates will receive monthly principal distributions on any distribution date only from the amount of the Senior Principal Distribution Amount available for distribution to the senior certificates, other than the Class A-P Certificates, remaining after the application of the amounts necessary to reduce the Certificate Principal Balances of any of the PAC Certificates, the TAC Certificates and the other Senior Certificates entitled to distributions of principal and having a higher priority of payment, in each case in accordance with the priorities set forth in "Description of the Certificates--Principal Distributions on the Senior Certificates" above. The weighted average life of the Companion Certificates will be particularly sensitive to prepayments on the mortgage loans to the extent that prepayments occur at a rate faster than an assumed constant rate of 125% PSA or faster than the PAC Targeted Range. Due to the companion nature of the Companion Certificates, those certificates will likely experience price and yield volatility. Investors should consider whether such volatility is suitable to their needs.

         CERTIFICATES WITH SUBORDINATION FEATURES: After the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the yield to maturity on the class of Class M Certificates with a Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to Realized Losses on the mortgage loans and the timing of those Realized Losses because the entire amount of such Realized Losses that are covered by subordination will be allocated to that class of Class M Certificates. See "--Class M-2 and Class M-3 Certificate Yield Considerations" below. If the Certificate Principal Balances of the Class M Certificates and the Class B Certificates are reduced to zero, the yield to maturity of the Senior
Support Certificates will be extremely sensitive to Realized Losses on the mortgage loans, and the timing thereof, because Realized Losses that would be allocable to the Super Senior Certificates will be allocated to the Senior Support Certificates, as and to the extent described in this prospectus supplement. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Class M Certificates before some other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having an earlier priority for distribution of principal.

REALIZED LOSSES AND INTEREST SHORTFALLS

         The yields to maturity and the aggregate amount of distributions on the offered certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the offered certificates could significantly affect the yield to an investor in the offered certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the offered certificates, even if these Realized Losses are not allocated to the offered certificates.

         As described under "Description of the Certificates--Allocation of Losses; Subordination" and "--Advances," amounts otherwise distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the Senior Certificates and holders of any Class M Certificates with a higher payment priority against interruptions in distributions due to some mortgagor delinquencies, to the extent not covered by Advances. These delinquencies may affect the yields to investors on those classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of those classes of Class M Certificates. Similarly, if the Certificate Principal Balances of the Class M and Class B Certificates are reduced to zero, delinquencies on the mortgage loans to the extent not covered by Advances will affect the yield to investors on the Senior Certificates. Furthermore, the Class A-P Certificates will share in the principal portion of Realized Losses on the mortgage loans only to the extent that they are incurred with respect to Discount Mortgage Loans and only to the extent of the related Discount Fraction of those Realized Losses. Consequently, after the Class B Certificates and the Class M Certificates are retired or in the case of Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses, the Senior Certificates, other than the Class A-P Certificates, may be affected to a greater extent by Realized Losses on Non-Discount Mortgage Loans than Realized Losses on Discount Mortgage Loans. In addition, a higher than expected rate of delinquencies or Realized Losses will also affect the rate of principal payments on one or more classes of the Class M Certificates if it delays the scheduled reduction of the Senior Accelerated Distribution Percentage or affects the allocation of prepayments among the Class M Certificates and Class B Certificates.

         The amount of interest otherwise payable to holders of the offered certificates will be reduced by any interest shortfalls to the extent not covered by subordination or the master servicer, as described in this prospectus supplement, including Prepayment Interest Shortfalls and, in the case of each class of the Class M Certificates, the interest portions of Realized Losses allocated solely to that class of certificates. These shortfalls will not be offset by the master servicer or otherwise, except as described in this prospectus supplement with respect to Prepayment Interest Shortfalls. See "Yield Considerations" in the accompanying prospectus and "Description of the Certificates--Interest Distributions" in this prospectus supplement for a discussion of the effect of principal prepayments on the mortgage loans on the yields to maturity of the offered certificates and possible shortfalls in the collection of interest.

         The yields to investors in the offered certificates will be affected by Prepayment Interest Shortfalls allocable thereto on any distribution date to the extent that those shortfalls exceed the amount offset by the master servicer. See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

         The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the master servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any mortgage loan from registration on the MERS(R) System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the master servicer, which will reduce the amount available to pay principal of and interest on the class or classes of certificates with Certificate Principal Balances greater than zero with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement and "Description of the Certificates--Assignment of Trust Assets" in the accompanying prospectus.

PASS-THROUGH RATES

         The yields to maturity on the offered certificates, other than the Principal Only Certificates, will be affected by their pass-through rates. Because the mortgage rates on the mortgage loans and the pass-through rates on the offered certificates, other than the Variable Strip Certificates, are fixed, these rates will not change in response to changes in market interest rates. The pass-through rate on the Variable Strip Certificates is based on the weighted average of the pool strip rates on the mortgage loans and these pool strip rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to such offered certificates were to rise, the market value of such offered certificates may decline.

PURCHASE PRICE

         In addition, the yield to maturity on each class of the offered certificates will depend on, among other things, the price paid by the holders of the offered certificates and the related pass-through rate. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of offered certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. For additional considerations relating to the yields on the offered certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the accompanying prospectus.

FINAL SCHEDULED DISTRIBUTION DATE

         The final scheduled distribution date with respect to each class of the offered certificates is the distribution date in July 2037, which is the distribution date immediately following the latest scheduled maturity date for any mortgage loan. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its final scheduled distribution date.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security. The weighted average life of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, the prepayment assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the tables below, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "100% PSA" and "300% PSA" assumes prepayment rates equal to 100% of PSA and 300% of PSA, respectively, and so forth.

         PSA does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The tables below captioned "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of PSA" have been prepared on the basis of assumptions as listed in this paragraph regarding the weighted average characteristics of the mortgage loans that are expected to be included in the trust as described under "Description of the Mortgage Pool" in this prospectus supplement and their performance. The tables assume, among other things, that: (i) as of the date of issuance of the offered certificates, the mortgage loans have the following characteristics:

                                            ASSUMED MORTGAGE LOAN CHARACTERISTICS


                                    Discount Mortgage      Discount Mortgage                          Non-Discount Mortgage
                                   Loans, Original I/O*   Loans, Original I/O*    Discount Mortgage    Loans, Original I/O*
                                     Term 120 Months        Term 180 Months        Loans, Non-I/O*       Term 120 Months

Aggregate principal balance .        $21,707,489.53            $625,000.00        $35,017,919.87        $142,602,337.16
Weighted average mortgage rate         6.0338961786%          5.7500000000%         6.0218642205%                6.4678%
Weighted average servicing fee
  rate ........................        0.2500000000%          0.2500000000%         0.2500000000%                0.2500%
Weighted average original term
  to maturity (months) ........              360                    360                    360                   360
Weighted average remaining term
  to maturity (months) ........              359                    360                    358                   359


                                      Non-Discount
                                    Mortgage Loans,
                                   Original I/O* Term   Non-Discount Mortgage
                                       180 Months          Loans, Non-I/O*

Aggregate principal balance .       $2,612,000.00          $216,543,531.80
Weighted average mortgage rate             6.6811%                  6.4302%
Weighted average servicing fee
  rate ........................            0.2500%                  0.2508%
Weighted average original term
  to maturity (months) ........             360                    359
Weighted average remaining term
  to maturity (months) ........             359                    357

---------------
* I/O refers to loans with an initial interest only period as indicated and further discussed on page S-75.


(ii) the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, mortgage rate and remaining term to maturity (after taking into account the interest-only period), so that the mortgage loan will amortize in amounts sufficient for its repayment over its remaining term to maturity (after taking into account the interest-only period); (iii) neither Residential Funding nor the depositor will repurchase any mortgage loan, as described under "Mortgage Loan Program--Representations with Respect to Mortgage Loans" and "Description of the Certificates--Assignment of the Trust Assets" in the accompanying prospectus, and the master servicer will not exercise any option to purchase the mortgage loans and thereby cause a termination of the trust; (iv) there are no delinquencies or Realized Losses on the mortgage loans, and principal payments on the mortgage loans will be timely received together with prepayments, if any, at the respective constant percentages of PSA set forth in the tables; (v) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (vi) payments on the certificates will be received on the 25th day of each month, commencing in August 2007; (vii) payments on the mortgage loans earn no reinvestment return; (viii) there are no additional ongoing trust expenses payable out of the trust; and (ix) the certificates will be purchased on July 30, 2007. Clauses (i) through (ix) above are collectively referred to as the structuring assumptions.

         The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant level of PSA until maturity or that all of the mortgage loans will prepay at the same level of PSA. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of offered certificates.

         In accordance with the foregoing discussion and assumptions, the following tables indicate the weighted average life of each class of offered certificates, other than the Interest Only Certificates and Residual Certificates, and set forth the percentages of the initial Certificate Principal Balance of each class of offered certificates that would be outstanding after each of the distribution dates at the various percentages of PSA shown.

                 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                            CLASS A-1, CLASS A-10, CLASS A-20,
                              CLASS A-24, CLASS A-26, CLASS
                              A-27,  CLASS A-29, CLASS A-31,
                            CLASS A-33, CLASS A-34, CLASS A-35
                                      AND CLASS A-36                        CLASS A-2                          CLASS A-3
                            ----------------------------------  ---------------------------------  ---------------------------------
                               0%    150%   300%   450%   600%     0%   150%   300%   450%   600%     0%   150%   300%   450%   600%
                              ---    ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
DISTRIBUTION DATE
Initial Percentage .......    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
July 25, 2008 ............     99     97     94     92     89    100     98     98     98     98     99     95     90     85     80
July 25, 2009 ............     99     90     82     74     66     95     71     71     71     71     99     91     76     61     46
July 25, 2010 ............     98     81     66     53     41     91     35     35     35     35     99     86     58     33     12
July 25, 2011 ............     97     73     53     37     25     86      0      0      0      0     99     82     45     16      0
July 25, 2012 ............     96     65     42     26     14     81      0      0      0      0     99     68     25      0      0
July 25, 2013 ............     95     59     34     18      8     76      0      0      0      0     99     56     11      0      0
July 25, 2014 ............     94     52     27     12      4     71      0      0      0      0     99     46      *      0      0
July 25, 2015 ............     93     47     22      9      2     66      0      0      0      0     99     37      0      0      0
July 25, 2016 ............     92     42     17      6      1     60      0      0      0      0     99     30      0      0      0
July 25, 2017 ............     90     38     14      4      1     53      0      0      0      0     99     24      0      0      0
July 25, 2018 ............     88     34     11      3      1     42      0      0      0      0     99     17      0      0      0
July 25, 2019 ............     86     30      9      2      *     29      0      0      0      0     99     12      0      0      0
July 25, 2020 ............     83     26      7      2      *     16      0      0      0      0     99      6      0      0      0
July 25, 2021 ............     80     23      6      1      *      2      0      0      0      0     99      2      0      0      0
July 25, 2022 ............     77     20      4      1      *      0      0      0      0      0     94      0      0      0      0
July 25, 2023 ............     74     18      4      1      *      0      0      0      0      0     89      0      0      0      0
July 25, 2024 ............     71     15      3      *      *      0      0      0      0      0     84      0      0      0      0
July 25, 2025 ............     67     13      2      *      *      0      0      0      0      0     77      0      0      0      0
July 25, 2026 ............     63     11      2      *      *      0      0      0      0      0     71      0      0      0      0
July 25, 2027 ............     59     10      1      *      *      0      0      0      0      0     64      0      0      0      0
July 25, 2028 ............     54      8      1      *      *      0      0      0      0      0     57      0      0      0      0
July 25, 2029 ............     50      7      1      *      *      0      0      0      0      0     49      0      0      0      0
July 25, 2030 ............     45      5      1      *      *      0      0      0      0      0     41      0      0      0      0
July 25, 2031 ............     39      4      *      *      *      0      0      0      0      0     32      0      0      0      0
July 25, 2032 ............     33      3      *      *      *      0      0      0      0      0     23      0      0      0      0
July 25, 2033 ............     27      3      *      *      *      0      0      0      0      0     13      0      0      0      0
July 25, 2034 ............     21      2      *      *      *      0      0      0      0      0      2      0      0      0      0
July 25, 2035 ............     14      1      *      *      *      0      0      0      0      0      0      0      0      0      0
July 25, 2036 ............      7      *      *      *      *      0      0      0      0      0      0      0      0      0      0
July 25, 2037 ............      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0

Weighted Average
Life ** (in years) .......  20.43   9.30   5.56   3.93   3.06   9.20   2.59   2.59   2.59   2.56   21.32  7.05   3.59   2.46   1.90
------------------------------------------------------------------------------------------------------------------------------------

----------------
*    Indicates a number that is greater than zero but less than 0.5%.

**   The weighted  average life of a certificate of any class is determined by (i) multiplying the amount of each net  distribution of  Certificate  Principal  Balance  by the  number of years  from the date of  issuance  of the  certificate  to the  related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions  described in
     (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING  ASSUMPTIONS  (INCLUDING THE ASSUMPTIONS  REGARDING THE  CHARACTERISTICS  AND
PERFORMANCE OF THE RELATED MORTGAGE LOANS, WHICH MAY DIFFER FROM THE ACTUAL  CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE
READ IN CONJUNCTION THEREWITH.

                 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                                        CLASS A-4                           CLASS A-5                          CLASS A-6
                            ----------------------------------  ---------------------------------  ---------------------------------
                               0%    150%   300%   450%   600%     0%   150%   300%   450%   600%     0%   150%   300%   450%   600%
                              ---    ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
DISTRIBUTION DATE
Initial Percentage .......    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
July 25, 2008 ............    106      0      0      0      0     99     95     90     85     80     98     98     98     98     98
July 25, 2009 ............    113      0      0      0      0     99     91     75     61     46     95     95     95     95     95
July 25, 2010 ............    121      0      0      0      0     99     86     58     33     12     92     92     92     92     92
July 25, 2011 ............    128      0      0      0      0     99     82     45     16      0     90     90     90     90     57
July 25, 2012 ............    137      0      0      0      0     99     68     25      0      0     87     87     87     63      0
July 25, 2013 ............    145      0      0      0      0     99     56     11      0      0     83     83     83      7      0
July 25, 2014 ............    155      0      0      0      0     99     46      *      0      0     80     80     80      0      0
July 25, 2015 ............    165      0      0      0      0     99     37      0      0      0     76     76     45      0      0
July 25, 2016 ............    175      0      0      0      0     99     30      0      0      0     73     73     18      0      0
July 25, 2017 ............    187      0      0      0      0     99     24      0      0      0     69     69      0      0      0
July 25, 2018 ............    199      0      0      0      0     99     17      0      0      0     64     64      0      0      0
July 25, 2019 ............    211      0      0      0      0     99     12      0      0      0     60     60      0      0      0
July 25, 2020 ............    225      0      0      0      0     99      6      0      0      0     55     55      0      0      0
July 25, 2021 ............    239      0      0      0      0     99      2      0      0      0     50     50      0      0      0
July 25, 2022 ............    255      0      0      0      0     95      0      0      0      0     44     34      0      0      0
July 25, 2023 ............    271      0      0      0      0     89      0      0      0      0     38     12      0      0      0
July 25, 2024 ............    289      0      0      0      0     84      0      0      0      0     32      0      0      0      0
July 25, 2025 ............    307      0      0      0      0     78      0      0      0      0     26      0      0      0      0
July 25, 2026 ............    327      0      0      0      0     71      0      0      0      0     19      0      0      0      0
July 25, 2027 ............    348      0      0      0      0     64      0      0      0      0     11      0      0      0      0
July 25, 2028 ............    370      0      0      0      0     57      0      0      0      0      4      0      0      0      0
July 25, 2029 ............    394      0      0      0      0     49      0      0      0      0      0      0      0      0      0
July 25, 2030 ............    419      0      0      0      0     41      0      0      0      0      0      0      0      0      0
July 25, 2031 ............    446      0      0      0      0     32      0      0      0      0      0      0      0      0      0
July 25, 2032 ............    475      0      0      0      0     23      0      0      0      0      0      0      0      0      0
July 25, 2033 ............    506      0      0      0      0     13      0      0      0      0      0      0      0      0      0
July 25, 2034 ............    538      0      0      0      0      2      0      0      0      0      0      0      0      0      0
July 25, 2035 ............      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
July 25, 2036 ............      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
July 25, 2037 ............      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0

Weighted Average
Life ** (in years) .......  27.24  0.10   0.07   0.07   0.07   21.34  7.04   3.59   2.46   1.90   12.99  11.70  7.40   5.01   3.94
------------------------------------------------------------------------------------------------------------------------------------

----------------
*    Indicates a number that is greater than zero but less than 0.5%.

**   The weighted  average life of a certificate of any class is determined by (i) multiplying the amount of each net  distribution of  Certificate  Principal  Balance  by the  number of years  from the date of  issuance  of the  certificate  to the  related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions  described in
     (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING  ASSUMPTIONS  (INCLUDING THE ASSUMPTIONS  REGARDING THE  CHARACTERISTICS  AND
PERFORMANCE OF THE RELATED MORTGAGE LOANS, WHICH MAY DIFFER FROM THE ACTUAL  CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE
READ IN CONJUNCTION THEREWITH.

                 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                                    CLASS A-7, CLASS A-8
                                        AND CLASS A-11                     CLASS A-9                          CLASS A-12
                            ----------------------------------  ---------------------------------  ---------------------------------
                               0%    150%   300%   450%   600%     0%   150%   300%   450%   600%     0%   150%   300%   450%   600%
                              ---    ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
DISTRIBUTION DATE
Initial Percentage .......    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
July 25, 2008 ............    100    100    100    100    100    106    106    106    106    106    100    100     95     87     79
July 25, 2009 ............    100    100    100    100    100    113    113    113    113    113    100     94     68     41     14
July 25, 2010 ............    100    100    100    100    100    120    120    120    120    120    100     79     30      0      0
July 25, 2011 ............    100    100    100    100    100    127    127    127    127    127    100     67      1      0      0
July 25, 2012 ............    100    100    100    100    100    135    135    135    135     56    100     58      0      0      0
July 25, 2013 ............     99     96     93     89     70    143    143    143    143      0    100     54      0      0      0
July 25, 2014 ............     98     91     84     77     38    152    152    152     76      0    100     52      0      0      0
July 25, 2015 ............     97     85     74     61     21    161    161    161     33      0    100     52      0      0      0
July 25, 2016 ............     96     78     62     46     12    171    171    171     16      0    100     52      0      0      0
July 25, 2017 ............     94     70     50     33      8    182    182    177     12      0    100     42      0      0      0
July 25, 2018 ............     92     62     40     24      5    193    193    141      8      0    100     30      0      0      0
July 25, 2019 ............     89     55     32     17      3    205    205    113      6      0    100     19      0      0      0
July 25, 2020 ............     86     48     25     12      2    218    218     89      4      0    100      9      0      0      0
July 25, 2021 ............     84     43     20      8      1    231    231     71      3      0    100      1      0      0      0
July 25, 2022 ............     80     37     16      6      1    245    245     56      2      0    100      0      0      0      0
July 25, 2023 ............     77     32     12      4      *    261    261     44      1      0    100      0      0      0      0
July 25, 2024 ............     73     28     10      3      *    277    253     34      1      0    100      0      0      0      0
July 25, 2025 ............     70     24      8      2      *    294    218     27      1      0    100      0      0      0      0
July 25, 2026 ............     66     21      6      1      *    312    187     21      *      0    100      0      0      0      0
July 25, 2027 ............     61     18      4      1      *    331    159     16      *      0    100      0      0      0      0
July 25, 2028 ............     57     15      3      1      *    351    134     12      *      0    100      0      0      0      0
July 25, 2029 ............     52     12      3      *      *    361    111      9      *      0     91      0      0      0      0
July 25, 2030 ............     46     10      2      *      *    361     91      7      *      0     75      0      0      0      0
July 25, 2031 ............     41      8      1      *      *    361     73      5      *      0     58      0      0      0      0
July 25, 2032 ............     35      6      1      *      *    361     56      3      *      0     41      0      0      0      0
July 25, 2033 ............     28      5      1      *      *    361     42      2      *      0     22      0      0      0      0
July 25, 2034 ............     22      3      *      *      *    361     29      1      *      0      1      0      0      0      0
July 25, 2035 ............     14      2      *      *      *    257     18      1      *      0      0      0      0      0      0
July 25, 2036 ............      7      1      *      *      *    120      8      *      *      0      0      0      0      0      0
July 25, 2037 ............      0      0      0      *      0      0      0      0      *      0      0      0      0      0      0

Weighted Average
Life ** (in years) .......  21.16  14.04  10.98   9.37   7.15   28.58 21.66  14.12   7.68   5.02  24.38   7.61   2.49   1.80   1.47
------------------------------------------------------------------------------------------------------------------------------------

----------------
*    Indicates a number that is greater than zero but less than 0.5%.

**   The weighted  average life of a certificate of any class is determined by (i) multiplying the amount of each net  distribution of  Certificate  Principal  Balance  by the  number of years  from the date of  issuance  of the  certificate  to the  related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions  described in
     (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING  ASSUMPTIONS  (INCLUDING THE ASSUMPTIONS  REGARDING THE  CHARACTERISTICS  AND
PERFORMANCE OF THE RELATED MORTGAGE LOANS, WHICH MAY DIFFER FROM THE ACTUAL  CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE
READ IN CONJUNCTION THEREWITH.

                 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                                        CLASS A-13                         CLASS A-14                         CLASS A-15
                            ----------------------------------  ---------------------------------  ---------------------------------
                               0%    150%   300%   450%   600%     0%   150%   300%   450%   600%     0%   150%   300%   450%   600%
                              ---    ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
DISTRIBUTION DATE
Initial Percentage .......    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
July 25, 2008 ............     98     92     90     89     89    100    100    100    100    100     98     98     98     98     98
July 25, 2009 ............     97     81     78     77     77    100    100    100    100    100     95     95     95     95     95
July 25, 2010 ............     95     69     66     55     27    100    100    100    100    100     92     92     92     92     92
July 25, 2011 ............     93     57     55     18      0    100    100    100    100     23     90     90     90     90     90
July 25, 2012 ............     91     46     30      0      0    100    100    100     42      0     87     87     87     87      0
July 25, 2013 ............     89     34     12      0      0    100    100    100      0      0     83     83     83     36      0
July 25, 2014 ............     87     22      0      0      0    100    100     91      0      0     80     80     80      0      0
July 25, 2015 ............     84     11      0      0      0    100    100     26      0      0     76     76     76      0      0
July 25, 2016 ............     82      2      0      0      0    100    100      0      0      0     73     73     58      0      0
July 25, 2017 ............     79      0      0      0      0    100    100      0      0      0     69     69     30      0      0
July 25, 2018 ............     74      0      0      0      0    100    100      0      0      0     64     64      6      0      0
July 25, 2019 ............     69      0      0      0      0    100    100      0      0      0     60     60      0      0      0
July 25, 2020 ............     64      0      0      0      0    100    100      0      0      0     55     55      0      0      0
July 25, 2021 ............     58      0      0      0      0    100    100      0      0      0     50     50      0      0      0
July 25, 2022 ............     52      0      0      0      0    100     67      0      0      0     44     44      0      0      0
July 25, 2023 ............     45      0      0      0      0    100     35      0      0      0     38     38      0      0      0
July 25, 2024 ............     38      0      0      0      0    100      6      0      0      0     32     32      0      0      0
July 25, 2025 ............     30      0      0      0      0    100      0      0      0      0     26     11      0      0      0
July 25, 2026 ............     22      0      0      0      0    100      0      0      0      0     19      0      0      0      0
July 25, 2027 ............     13      0      0      0      0    100      0      0      0      0     11      0      0      0      0
July 25, 2028 ............      4      0      0      0      0    100      0      0      0      0      4      0      0      0      0
July 25, 2029 ............      0      0      0      0      0    100      0      0      0      0      0      0      0      0      0
July 25, 2030 ............      0      0      0      0      0    100      0      0      0      0      0      0      0      0      0
July 25, 2031 ............      0      0      0      0      0    100      0      0      0      0      0      0      0      0      0
July 25, 2032 ............      0      0      0      0      0    100      0      0      0      0      0      0      0      0      0
July 25, 2033 ............      0      0      0      0      0    100      0      0      0      0      0      0      0      0      0
July 25, 2034 ............      0      0      0      0      0    100      0      0      0      0      0      0      0      0      0
July 25, 2035 ............      0      0      0      0      0     10      0      0      0      0      0      0      0      0      0
July 25, 2036 ............      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
July 25, 2037 ............      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0

Weighted Average
Life ** (in years) .......  14.15   4.67   3.83   2.91   2.43  27.61  15.59   7.66   4.99   3.90  12.99  12.49   8.50   5.52   4.23
------------------------------------------------------------------------------------------------------------------------------------

----------------
*    Indicates a number that is greater than zero but less than 0.5%.

**   The weighted  average life of a certificate of any class is determined by (i) multiplying the amount of each net  distribution of  Certificate  Principal  Balance  by the  number of years  from the date of  issuance  of the  certificate  to the  related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions  described in
     (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING  ASSUMPTIONS  (INCLUDING THE ASSUMPTIONS  REGARDING THE  CHARACTERISTICS  AND
PERFORMANCE OF THE RELATED MORTGAGE LOANS, WHICH MAY DIFFER FROM THE ACTUAL  CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE
READ IN CONJUNCTION THEREWITH.

                 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                                        CLASS A-16                         CLASS A-17                         CLASS A-18
                            ----------------------------------  ---------------------------------  ---------------------------------
                               0%    150%   300%   450%   600%     0%   150%   300%   450%   600%     0%   150%   300%   450%   600%
                              ---    ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
DISTRIBUTION DATE
Initial Percentage .......    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
July 25, 2008 ............    106    106    106    106    106    100    100    100    100    100     99     95     92     88     85
July 25, 2009 ............    113    113    113    113    113    100    100    100    100    100     98     86     74     63     52
July 25, 2010 ............    120    120    120    120    120    100    100    100    100    100     97     73     52     33     16
July 25, 2011 ............    127    127    127    127    127    100    100    100    100     76     96     61     33     11      0
July 25, 2012 ............    135    135    135    135     83    100    100    100     83     16     94     51     18      0      0
July 25, 2013 ............    143    143    143    143      0    100    100    100     45      0     93     42      7      0      0
July 25, 2014 ............    152    152    152    112      0    100    100    100     21      0     92     34      0      0      0
July 25, 2015 ............    161    161    161     49      0    100    100     77      9      0     91     27      0      0      0
July 25, 2016 ............    171    171    171     24      0    100    100     61      4      0     89     22      0      0      0
July 25, 2017 ............    182    182    182     17      0    100    100     49      3      0     87     17      0      0      0
July 25, 2018 ............    193    193    193     12      0    100    100     39      2      0     85     12      0      0      0
July 25, 2019 ............    205    205    166      9      0    100    100     31      2      0     81      8      0      0      0
July 25, 2020 ............    218    218    132      6      0    100    100     25      1      0     78      4      0      0      0
July 25, 2021 ............    231    231    105      4      0    100    100     20      1      0     75      *      0      0      0
July 25, 2022 ............    245    245     83      3      0    100     93     15      1      0     71      0      0      0      0
July 25, 2023 ............    261    261     65      2      0    100     81     12      *      0     67      0      0      0      0
July 25, 2024 ............    277    277     51      1      0    100     70     10      *      0     63      0      0      0      0
July 25, 2025 ............    294    294     39      1      0    100     60      7      *      0     58      0      0      0      0
July 25, 2026 ............    312    276     30      1      0    100     52      6      *      0     53      0      0      0      0
July 25, 2027 ............    331    235     23      *      0    100     44      4      *      0     48      0      0      0      0
July 25, 2028 ............    351    197     18      *      0    100     37      3      *      0     42      0      0      0      0
July 25, 2029 ............    361    164     13      *      0    100     31      2      *      0     36      0      0      0      0
July 25, 2030 ............    361    134     10      *      0    100     25      2      *      0     30      0      0      0      0
July 25, 2031 ............    361    107      7      *      0    100     20      1      *      0     23      0      0      0      0
July 25, 2032 ............    361     83      5      *      0    100     16      1      *      0     16      0      0      0      0
July 25, 2033 ............    361     62      3      *      0    100     12      1      *      0      9      0      0      0      0
July 25, 2034 ............    361     43      2      *      0    100      8      *      *      0      *      0      0      0      0
July 25, 2035 ............    361     26      1      *      0     71      5      *      *      0      0      0      0      0      0
July 25, 2036 ............    178     11      *      *      0     33      2      *      *      0      0      0      0      0      0
July 25, 2037 ............      0      0      0      *      0      0      0      0      0      0      0      0      0      0      0

Weighted Average
Life ** (in years) .......  29.01  22.98  15.38   8.22   5.15  28.58  20.08  11.19   6.29   4.47  18.24   5.85   3.30   2.47   2.04
------------------------------------------------------------------------------------------------------------------------------------

----------------
*    Indicates a number that is greater than zero but less than 0.5%.

**   The weighted  average life of a certificate of any class is determined by (i) multiplying the amount of each net  distribution of  Certificate  Principal  Balance  by the  number of years  from the date of  issuance  of the  certificate  to the  related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions  described in
     (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING  ASSUMPTIONS  (INCLUDING THE ASSUMPTIONS  REGARDING THE  CHARACTERISTICS  AND
PERFORMANCE OF THE RELATED MORTGAGE LOANS, WHICH MAY DIFFER FROM THE ACTUAL  CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE
READ IN CONJUNCTION THEREWITH.

                 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                                        CLASS A-19                         CLASS A-21                        CLASS A-22
                            ----------------------------------  ---------------------------------  ---------------------------------
                               0%    150%   300%   450%   600%     0%   150%   300%   450%   600%     0%   150%   300%   450%   600%
                              ---    ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
DISTRIBUTION DATE
Initial Percentage .......    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
July 25, 2008 ............    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
July 25, 2009 ............    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
July 25, 2010 ............    100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
July 25, 2011 ............    100    100    100    100     73    100    100    100    100    100    100    100    100    100    100
July 25, 2012 ............    100    100    100     79     15    100    100    100    100    100    100    100    100    100     23
July 25, 2013 ............    100    100    100     43      0     99     96     93     89     70    100    100    100     66      0
July 25, 2014 ............    100    100     97     20      0     98     91     84     77     38    100    100    100     31      0
July 25, 2015 ............    100    100     74      9      0     97     85     74     61     21    100    100    100     14      0
July 25, 2016 ............    100    100     58      4      0     96     78     62     46     12    100    100     90      7      0
July 25, 2017 ............    100    100     47      3      0     94     70     50     33      8    100    100     72      5      0
July 25, 2018 ............    100    100     37      2      0     92     62     40     24      5    100    100     58      3      0
July 25, 2019 ............    100    100     30      2      0     89     55     32     17      3    100    100     46      2      0
July 25, 2020 ............    100    100     24      1      0     86     48     25     12      2    100    100     37      2      0
July 25, 2021 ............    100    100     19      1      0     84     43     20      8      1    100    100     29      1      0
July 25, 2022 ............    100     88     15      1      0     80     37     16      6      1    100    100     23      1      0
July 25, 2023 ............    100     77     12      *      0     77     32     12      4      *    100    100     18      1      0
July 25, 2024 ............    100     67      9      *      0     73     28     10      3      *    100    100     14      *      0
July 25, 2025 ............    100     58      7      *      0     70     24      8      2      *    100     89     11      *      0
July 25, 2026 ............    100     49      5      *      0     66     21      6      1      *    100     76      8      *      0
July 25, 2027 ............    100     42      4      *      0     61     18      4      1      *    100     65      6      *      0
July 25, 2028 ............    100     35      3      *      0     57     15      3      1      *    100     55      5      *      0
July 25, 2029 ............    100     29      2      *      0     52     12      3      *      *    100     45      4      *      0
July 25, 2030 ............    100     24      2      *      0     46     10      2      *      *    100     37      3      *      0
July 25, 2031 ............    100     19      1      *      0     41      8      1      *      *    100     30      2      *      0
July 25, 2032 ............    100     15      1      *      0     35      6      1      *      *    100     23      1      *      0
July 25, 2033 ............    100     11      1      *      0     28      5      1      *      *    100     17      1      *      0
July 25, 2034 ............    100      8      *      *      0     22      3      *      *      *    100     12      1      *      0
July 25, 2035 ............     68      5      *      *      0     14      2      *      *      *    100      7      *      *      0
July 25, 2036 ............     32      2      *      *      0      7      1      *      *      *     49      3      *      *      0
July 25, 2037 ............      0      0      0      0      0      0      0      0      0      0      0      0      0      0      0

Weighted Average
Life ** (in years) .......  28.51  19.82  11.00   6.22   4.43  21.16  14.04  10.98   9.37   7.15  29.01  22.13  12.83   6.89   4.72
------------------------------------------------------------------------------------------------------------------------------------

*    Indicates a number that is greater than zero but less than 0.5%.

**   The weighted  average life of a certificate of any class is determined by (i) multiplying the amount of each net  distribution of  Certificate  Principal  Balance  by the  number of years  from the date of  issuance  of the  certificate  to the  related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions  described in
     (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING  ASSUMPTIONS  (INCLUDING THE ASSUMPTIONS  REGARDING THE  CHARACTERISTICS  AND
PERFORMANCE OF THE RELATED MORTGAGE LOANS, WHICH MAY DIFFER FROM THE ACTUAL  CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE
READ IN CONJUNCTION THEREWITH.

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                                        CLASS A-23                         CLASS A-30
                            ----------------------------------  ---------------------------------
                               0%    150%   300%   450%   600%     0%   150%   300%   450%   600%
                              ---    ----   ----   ----   ----   ----   ----   ----   ----   ---
DISTRIBUTION DATE
Initial Percentage........    100    100    100    100    100    100    100    100    100    100
July 25, 2008.............    100    100    100    100    100     99     96     93     89     86
July 25, 2009.............    100    100    100    100    100     98     87     76     66     56
July 25, 2010.............    100    100    100    100    100     97     75     56     39     23
July 25, 2011.............    100    100    100    100     74     96     65     39     18      2
July 25, 2012.............    100    100    100     81     15     95     55     25      3      0
July 25, 2013.............    100    100    100     43      0     94     47     15      0      0
July 25, 2014.............    100    100     98     20      0     93     39      8      0      0
July 25, 2015.............    100    100     75      9      0     91     33      2      0      0
July 25, 2016.............    100    100     59      4      0     90     28      0      0      0
July 25, 2017.............    100    100     48      3      0     88     24      0      0      0
July 25, 2018.............    100    100     38      2      0     86     19      0      0      0
July 25, 2019.............    100    100     30      2      0     83     15      0      0      0
July 25, 2020.............    100    100     24      1      0     80     12      0      0      0
July 25, 2021.............    100    100     19      1      0     77      8      0      0      0
July 25, 2022.............    100     90     15      1      0     73      6      0      0      0
July 25, 2023.............    100     78     12      *      0     70      3      0      0      0
July 25, 2024.............    100     68      9      *      0     66      1      0      0      0
July 25, 2025.............    100     59      7      *      0     61      0      0      0      0
July 25, 2026.............    100     50      6      *      0     57      0      0      0      0
July 25, 2027.............    100     43      4      *      0     52      0      0      0      0
July 25, 2028.............    100     36      3      *      0     47      0      0      0      0
July 25, 2029.............    100     30      2      *      0     42      0      0      0      0
July 25, 2030.............    100     24      2      *      0     36      0      0      0      0
July 25, 2031.............    100     20      1      *      0     30      0      0      0      0
July 25, 2032.............    100     15      1      *      0     23      0      0      0      0
July 25, 2033.............    100     11      1      *      0     16      0      0      0      0
July 25, 2034.............    100      8      *      *      0      9      0      0      0      0
July 25, 2035.............     69      5      *      *      0      1      0      0      0      0
July 25, 2036.............     32      2      *      *      0      0      0      0      0      0
July 25, 2037.............      0      0      0      0      0      0      0      0      0      0

Weighted Average
Life ** (in years) .......  28.54  19.92  11.07   6.25   4.45  19.02   6.66   3.66   2.68   2.20
------------------------------------------------------------------------------------------------

----------------
*    Indicates a number that is greater than zero but less than 0.5%.

**   The weighted  average life of a certificate of any class is determined by (i) multiplying the amount of each net  distribution of  Certificate  Principal  Balance  by the  number of years  from the date of  issuance  of the  certificate  to the  related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions  described in
     (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING  ASSUMPTIONS  (INCLUDING THE ASSUMPTIONS  REGARDING THE  CHARACTERISTICS  AND
PERFORMANCE OF THE RELATED MORTGAGE LOANS, WHICH MAY DIFFER FROM THE ACTUAL  CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE
READ IN CONJUNCTION THEREWITH.

         PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                                        CLASS A-P               CLASS M-1, CLASS M-2 AND CLASS M-3
                            ----------------------------------  ----------------------------------
                               0%    150%   300%   450%   600%      0%   150%   300%   450%   600%
                              ---    ----   ----   ----   ----   ----   ----   ----   ----   ---
DISTRIBUTION DATE
Initial Percentage........    100    100    100    100    100     100    100    100    100    100
July 25, 2008.............     99     97     94     92     90      99     99     99     99     99
July 25, 2009.............     98     90     82     75     67      99     99     99     99     99
July 25, 2010.............     98     82     67     54     43      98     98     98     98     98
July 25, 2011.............     97     74     55     39     27      97     97     97     97     97
July 25, 2012.............     96     66     44     28     17      96     96     96     96     96
July 25, 2013.............     95     60     36     21     11      95     92     90     87     83
July 25, 2014.............     94     54     29     15      7      94     88     82     76     69
July 25, 2015.............     92     48     24     11      4      93     82     72     62     52
July 25, 2016.............     91     43     19      8      3      92     75     61     48     36
July 25, 2017.............     90     39     15      6      2      90     68     49     34     23
July 25, 2018.............     87     34     12      4      1      88     60     39     24     14
July 25, 2019.............     85     30     10      3      1      86     53     31     17      9
July 25, 2020.............     82     27      8      2      *      83     47     25     12      6
July 25, 2021.............     79     24      6      1      *      80     41     20      9      3
July 25, 2022.............     76     21      5      1      *      77     36     16      6      2
July 25, 2023.............     73     18      4      1      *      74     31     12      4      1
July 25, 2024.............     70     16      3      *      *      71     27     10      3      1
July 25, 2025.............     66     13      2      *      *      67     23      7      2      *
July 25, 2026.............     62     11      2      *      *      63     20      6      1      *
July 25, 2027.............     58     10      1      *      *      59     17      4      1      *
July 25, 2028.............     53      8      1      *      *      54     14      3      1      *
July 25, 2029.............     49      7      1      *      *      50     12      2      *      *
July 25, 2030.............     44      6      1      *      *      45     10      2      *      *
July 25, 2031.............     38      4      *      *      *      39      8      1      *      *
July 25, 2032.............     33      3      *      *      *      33      6      1      *      *
July 25, 2033.............     27      3      *      *      *      27      5      1      *      *
July 25, 2034.............     21      2      *      *      *      21      3      *      *      *
July 25, 2035.............     14      1      *      *      *      14      2      *      *      *
July 25, 2036.............      7      *      *      *      *       7      1      *      *      *
July 25, 2037.............      0      0      0      0      0       0      0      0      0      0

Weighted Average
Life ** (in years)          20.27   9.43   5.76   4.14   3.27   20.43  13.63  10.74   9.27   8.40
-------------------------------------------------------------------------------------------------

------------
*    Indicates a number that is greater than zero but less than 0.5%.

**   The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the  certificate to the related  distribution  date, (ii) adding the results,  and (iii) dividing the sum by the aggregate of the net distributions  described in
     (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE  STRUCTURING  ASSUMPTIONS  (INCLUDING  THE  ASSUMPTIONS
REGARDING THE  CHARACTERISTICS  AND PERFORMANCE OF THE RELATED  MORTGAGE LOANS,  WHICH MAY DIFFER
FROM THE ACTUAL  CHARACTERISTICS  AND  PERFORMANCE  THEREOF)  AND  SHOULD BE READ IN  CONJUNCTION
THEREWITH.

ADJUSTABLE RATE CERTIFICATE YIELD CONSIDERATIONS

         The yields to investors on the Adjustable Rate Certificates will be sensitive to fluctuations in the level of LIBOR. The pass-through rates on the Floater Certificates will vary with LIBOR and the pass-through rate on the Inverse Floater Certificates will vary inversely with LIBOR. The pass-through rates on the Adjustable Rate Certificates are subject to maximum and minimum pass-through rates, and are therefore limited despite changes in LIBOR in some circumstances. Changes in the level of LIBOR may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Investors in the Adjustable Rate Certificates should also fully consider the effect on the yields on those certificates of changes in the level of LIBOR.

         The yields to investors on the Inverse Floater Certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, which rate may fluctuate significantly over time. A faster than expected rate of principal payments on the mortgage loans will have an adverse effect on the yields to such investors and could result in the failure of investors in the Inverse Floater Certificates to fully recover their initial investments.

         To illustrate the significance of changes in the level of LIBOR and prepayments on the yields to maturity on the Adjustable Rate Certificates, the following tables indicate the approximate pre-tax yields to maturity on a corporate bond equivalent basis under the different constant percentages of the prepayment assumption and varying levels of LIBOR indicated. Because the rate of distribution of principal on the certificates will be related to the actual amortization, including prepayments, of the mortgage loans, which will include mortgage loans that have remaining terms to maturity shorter or longer than assumed and mortgage rates higher or lower than assumed, the pre-tax yields to maturity on the Adjustable Rate Certificates are likely to differ from those shown in the following tables, even if all the mortgage loans prepay at the constant percentages of the prepayment assumption and the level of LIBOR is as specified, and the weighted average remaining term to maturity and the weighted average mortgage rate of the mortgage loans are as assumed. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields being different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios and different levels of LIBOR.

         In addition, it is highly unlikely that the mortgage loans will prepay at a constant percentage of the prepayment assumption until maturity, that all of the mortgage loans will prepay at the same rate, or that the level of LIBOR will remain constant. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction or increase in the rate of principal prepayments.

         The tables below are based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans and the certificates, which may differ from their actual characteristics and performance, and assuming further that:

         o on each LIBOR rate adjustment date, LIBOR will be at the level shown;

         o the aggregate purchase prices of the Class A-24, Class A-25, Class A-26, Class A-27, Class A-28, Class A-29, Class A-31, Class A-32, Class A-33, Class A-35 and Class A-36 Certificates are approximately $197,428,316, $8,354,610, $30,382,966, $197,429,686,
              $7,983,361,  $30,001,442,  $197,431,056,  $7,673,759, $26,619,919,
              $184,263,871,   and  $42,608,329,   respectively,   in  each  case
              including accrued interest;

         o the initial pass-through rates on the Class A-24, Class A-25, Class A-26, Class A-27, Class A-28, Class A-29, Class A-31, Class A-32, Class A-33, Class A-35 and Class A-36 Certificates are as described on pages S-59 and S-60 of this prospectus supplement.

         There can be no assurance that the mortgage loans will have the assumed characteristics, will prepay at any of the rates shown in the tables or at any other particular rate, that the pre-tax yields to maturity on the Adjustable Rate Certificates will correspond to any of the pre-tax yields to maturity shown in this prospectus supplement, that the level of LIBOR will correspond to the levels shown in the tables or that the aggregate purchase price of the Adjustable Rate Certificates will be as assumed. In addition to any other factors an investor may deem material, each investor must make its own decision as to the appropriate prepayment assumption to be used and the appropriate levels of LIBOR to be assumed in deciding whether or not to purchase an Adjustable Rate Certificate.

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS A-24 CERTIFICATES TO PREPAYMENTS AND LIBOR

                                PERCENTAGE OF PSA

LIBOR        0%            150%            300%            450%            600%
-----       -----          -----           -----           -----           ----
4.32%       4.87%          4.88%           4.88%           4.89%           4.89%
5.32%       5.89%          5.89%           5.89%           5.89%           5.89%
6.32%       6.91%          6.91%           6.90%           6.90%           6.89%
6.50%       7.09%          7.09%           7.08%           7.08%           7.07%


                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS A-25 CERTIFICATES TO PREPAYMENTS AND LIBOR

                                PERCENTAGE OF PSA

LIBOR         0%            150%            300%            450%          600%
-----       -----          -----           -----           -----          ----
4.32%       55.58%         48.33%          40.84%          33.08%        24.96%
5.32%       28.51%         20.53%          12.16%          3.26%        (6.51)%
6.32%       (1.02)%        (9.53)%        (18.61)%        (28.56)%      (40.43)%
6.50%         NA             NA              NA              NA            NA

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS A-26 CERTIFICATES TO PREPAYMENTS AND LIBOR

                                PERCENTAGE OF PSA

LIBOR         0%            150%            300%            450%           600%
-----       -----          -----           -----           -----           ----
4.32%       14.66%         15.25%          15.83%          16.39%         16.92%
5.32%        8.01%          8.60%           9.22%           9.82%         10.39%
6.32%        1.56%          2.09%           2.73%           3.38%          4.00%
6.50%        0.42%          0.94%           1.58%           2.23%          2.86%


                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS A-27 CERTIFICATES TO PREPAYMENTS AND LIBOR

                                PERCENTAGE OF PSA

LIBOR         0%            150%            300%            450%           600%
-----       -----          -----           -----           -----           ----
4.32%       4.93%          4.93%           4.94%           4.94%           4.95%
5.32%       5.94%          5.94%           5.94%           5.94%           5.94%
6.32%       6.96%          6.96%           6.95%           6.95%           6.94%
6.45%       7.10%          7.09%           7.08%           7.08%           7.07%


                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS A-28 CERTIFICATES TO PREPAYMENTS AND LIBOR

                                PERCENTAGE OF PSA

LIBOR         0%            150%            300%            450%          600%
-----       -----          -----           -----           -----          ----
4.32%       56.95%         49.72%          42.27%          34.56%        26.49%
5.32%       28.58%         20.60%          12.24%          3.34%         (6.42)%
6.32%       (3.20)%       (11.68)%        (20.72)%        (30.64)%      (42.48)%
6.45%         NA             NA              NA              NA            NA


                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS A-29 CERTIFICATES TO PREPAYMENTS AND LIBOR

                                PERCENTAGE OF PSA

LIBOR         0%            150%            300%            450%           600%
-----       -----          -----           -----           -----           ----
4.32%       14.53%         15.22%          15.90%          16.55%         17.18%
5.32%        7.81%          8.49%           9.21%           9.91%         10.58%
6.32%        1.31%          1.92%           2.66%           3.40%          4.12%
6.45%        0.48%          1.08%           1.82%           2.57%          3.29%

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS A-31 CERTIFICATES TO PREPAYMENTS AND LIBOR

                                PERCENTAGE OF PSA

LIBOR        0%             150%            300%            450%           600%
-----       -----          -----           -----           -----           ----
4.32%       4.98%          4.98%           4.99%           4.99%           5.00%
5.32%       5.99%          5.99%           5.99%           5.99%           5.99%
6.32%       7.01%          7.01%           7.00%           7.00%           6.99%
6.40%       7.10%          7.09%           7.08%           7.08%           7.07%


                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS A-32 CERTIFICATES TO PREPAYMENTS AND LIBOR

                                PERCENTAGE OF PSA

LIBOR         0%            150%            300%            450%          600%
-----       -----          -----           -----           -----          ----
4.32%       57.93%         50.72%          43.30%          35.61%        27.59%
5.32%       28.40%         20.41%          12.04%           3.14%        (6.64)%
6.32%       (6.26)%       (14.68)%        (23.66)%        (33.49)%      (45.27)%
6.40%         NA             NA              NA              NA            NA


                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS A-33 CERTIFICATES TO PREPAYMENTS AND LIBOR

                                PERCENTAGE OF PSA

LIBOR         0%            150%            300%            450%           600%
-----       -----          -----           -----           -----           ----
4.32%       14.39%         15.18%          15.97%          16.72%         17.43%
5.32%        7.60%          8.38%           9.21%          10.00%         10.77%
6.32%        1.06%          1.75%           2.59%           3.43%          4.24%
6.40%        0.54%          1.23%           2.06%           2.91%          3.73%


                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS A-35 CERTIFICATES TO PREPAYMENTS AND LIBOR

                                PERCENTAGE OF PSA

LIBOR         0%            150%            300%            450%            600%
-----       -----          -----           -----           -----            ----
4.32%       4.77%          4.78%           4.78%           4.79%           4.79%
5.32%       5.79%          5.79%           5.79%           5.79%           5.79%
6.32%       6.81%          6.80%           6.80%           6.79%           6.79%
7.10%       7.61%          7.60%           7.59%           7.58%           7.57%

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS A-36 CERTIFICATES TO PREPAYMENTS AND LIBOR

                                PERCENTAGE OF PSA

LIBOR         0%            150%            300%            450%           600%
-----       -----          -----           -----           -----           ----
4.32%       12.45%         13.02%          13.61%          14.16%         14.70%
5.32%        8.03%          8.61%           9.22%           9.80%         10.37%
6.32%        3.71%          4.26%           4.89%           5.50%          6.10%
7.10%        0.41%          0.92%           1.55%           2.19%          2.80%

----------
* These yields represent a loss of substantially all of the assumed purchase price of the certificates.


         Each pre-tax yield to maturity listed in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Adjustable Rate Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price for those certificates. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Adjustable Rate Certificates, and thus do not reflect the return on any investment in the Adjustable Rate Certificates when any reinvestment rates other than the discount rates are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Adjustable Rate Certificates are likely to differ from those shown in the tables, even if all of the mortgage loans prepay at the indicated constant percentages of the prepayment assumption over any given time period or over the entire life of the certificates.

         There can be no assurance that the mortgage loans will prepay at any particular rate or that the yield on any class of Adjustable Rate Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of the prepayment assumption, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Inverse Floater Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans in the related loan group could result in the failure of those investors to fully recover their investments.

         For   additional   considerations   relating   to  the  yields  on  the
certificates,   see  "Yield   Considerations"   and  "Maturity  and   Prepayment
Considerations" in the prospectus.

PRINCIPAL ONLY CERTIFICATE AND VARIABLE STRIP CERTIFICATE YIELD CONSIDERATIONS

         Because the Principal Only Certificates will be purchased at a discount, the pre-tax yield on the Principal Only Certificates will be adversely affected by slower than expected payments of principal, including prepayments, defaults, liquidations and purchases of mortgage loans due to a breach of a representation and warranty with respect to the Discount Mortgage Loans, in the case of the Class A-P Certificates and with respect to all of the mortgage loans, in the case of the Class A-5 and Class A-34 Certificates.

         The pre-tax yield to maturity on the Class A-V Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Non-Discount Mortgage Loans, which rate may fluctuate significantly over time. Investors in the Class A-V Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of those investors to fully recover their investments. Solely with respect to the Variable Strip Certificates, because the pool strip rates on the Discount Mortgage Loans equal 0.00%, the yield to investors on the Variable Strip Certificates will not be affected by prepayments on the Discount Mortgage Loans.

         The following tables indicate the sensitivity of the pre-tax yields to maturity on the Principal Only Certificates and Variable Strip Certificates to various constant rates of prepayment on the mortgage loans by projecting the monthly aggregate payments on the Principal Only Certificates and Variable Strip Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from their actual characteristics and performance and assuming the aggregate purchase prices, including accrued interest, if any, set forth below. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the Principal Only Certificates and Variable Strip Certificates may result in yields being different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-5
                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PSA

                             0%            150%           300%           450%            600%
                           -----          -----          ------         ------          ------
ASSUMED PURCHASE PRICE
----------------------
      $2,188,256           1.69%          5.39%          10.75%         15.80%          20.55%


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-34
                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PSA

                             0%            150%           300%           450%            600%
                           -----          -----          ------         ------          ------
ASSUMED PURCHASE PRICE
----------------------
      $23,014,700          1.80%          4.30%          7.30%          10.23%          12.98%


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PSA

                             0%            150%           300%           450%            600%
                           -----          -----          ------         ------          ------
ASSUMED PURCHASE PRICE
----------------------
      $1,392,564           2.26%          5.39%          9.00%          12.43%          15.60%

                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-V
                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PSA

                             0%            150%           300%           450%            600%
                           -----          -----          ------         ------          ------
ASSUMED PURCHASE PRICE
----------------------
    $2,414,161             30.40%         22.80%         15.00%         7.00%           (1.20)%


         Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Principal Only Certificates and Variable Strip Certificates, as applicable, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price listed in the applicable table. Accrued interest, if any, is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Principal Only Certificates or Variable Strip Certificates, and thus do not reflect the return on any investment in the Principal Only Certificates or Variable Strip Certificates when any reinvestment rates other than the discount rates are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Principal Only Certificates and Variable Strip Certificates are likely to differ from those shown in the tables, even if all of the mortgage loans prepay at the constant percentages of PSA indicated in the tables above over any given time period or over the entire life of the certificates.

         A lower than anticipated rate of principal prepayments on the Discount Mortgage Loans will have a material adverse effect on the pre-tax yield to maturity of the Class A-P Certificates. The rate and timing of principal prepayments on the Discount Mortgage Loans may differ from the rate and timing of principal prepayments on the mortgage pool. In addition, because the Discount Mortgage Loans have Net Mortgage Rates that are lower than the Net Mortgage Rates of the Non-Discount Mortgage Loans, and because mortgage loans with lower Net Mortgage Rates are likely to have lower mortgage rates, the Discount Mortgage Loans are likely to prepay under most circumstances at a lower rate than the Non-Discount Mortgage Loans. In addition, holders of the Class A-V Certificates in most cases have rights to relatively larger portions of interest payments on mortgage loans with higher mortgage rates; thus, the yield on the Class A-V Certificates will be materially adversely affected to a greater extent than on the other offered certificates if the mortgage loans with higher mortgage rates prepay faster than the mortgage loans with lower mortgage rates. Because mortgage loans having higher pool strip rates usually have higher mortgage rates, these mortgage loans are more likely to be prepaid under most circumstances than are mortgage loans having lower pool strip rates.

         There can be no assurance that the mortgage loans will prepay at any particular rate or that the pre-tax yields on the Principal Only Certificates and Variable Strip Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Variable Strip Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of those investors to fully recover their investments.

         For   additional   considerations   relating   to  the  yields  on  the
certificates,   see  "Yield   Considerations"   and  "Maturity  and   Prepayment
Considerations" in the accompanying prospectus.

CLASS M-2 AND CLASS M-3 CERTIFICATE YIELD CONSIDERATIONS

         If the aggregate Certificate Principal Balance of the Class B Certificates is reduced to zero, the yield to maturity on the Class M-3 Certificates will become extremely sensitive to Realized Losses on the mortgage loans and the timing of those Realized Losses that are covered by subordination, because the entire amount of those Realized Losses will be allocated to the Class M-3 Certificates.

         The aggregate initial Certificate Principal Balance of the Class B Certificates is equal to approximately 0.80% of the aggregate principal balance of the mortgage loans as of the cut-off date, after deducting payments of principal due during the month of the cut-off date. If the Certificate Principal Balances of the Class B Certificates and the Class M-3 Certificates have been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to Realized Losses on the mortgage loans and the timing of those Realized Losses that are covered by subordination, because the entire amount of those Realized Losses will be allocated to the Class M-2 Certificates. The aggregate initial Certificate Principal Balance of the Class M-3 Certificates and the Class B Certificates is equal to approximately 1.25% of the aggregate principal balance of the mortgage loans as of the cut-off date, after deducting payments of principal due during the month of the cut-off date.

         Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this prospectus supplement, the standard default assumption, represents an assumed rate of default each month relative to the then outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the purposes of the tables below, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the table below, "0% SDA" assumes default rates equal to 0% of SDA--no defaults. Correspondingly, "200% SDA" assumes default rates equal to 200% of SDA, and so forth. SDA does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The following tables indicate the sensitivity of the pre-tax yields to maturity on the Class M-2 Certificates and the Class M-3 Certificates to various rates of prepayment and varying levels of aggregate Realized Losses on the mortgage loans by projecting the monthly aggregate cash flows on the Class M-2 Certificates and the Class M-3 Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis. The tables are based on the structuring assumptions, except assumption (iv), including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from their actual characteristics and performance, and assuming further that:

         o defaults and final liquidations on the mortgage loans occur on the last day of each month at the respective SDA percentages set forth in the tables;

         o each liquidation results in a Realized Loss allocable to principal equal to the percentage indicated, the loss severity percentage, multiplied by the principal balances of the mortgage loans assumed to be liquidated;

         o there are no delinquencies on the mortgage loans, and principal payments on the mortgage loans, other than those on mortgage loans assumed to be liquidated, will be timely received together with prepayments, if any, at the respective constant percentages of PSA set forth in the table;

         o there are no Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

         o clauses (a)(i), (b)(i) and (b)(ii) in the definition of the Senior Accelerated Distribution Percentage are not applicable; and

         o the purchase prices of the Class M-2 Certificates and the Class M-3 Certificates will be approximately $2,958,364 and $1,562,903, respectively, including accrued interest.

         Investors should also consider the possibility that aggregate losses incurred may not in fact be materially reduced by higher prepayment speeds because mortgage loans that would otherwise ultimately default and be liquidated may be less likely to be prepaid. In addition, investors should be aware that the following tables are based upon the assumption that the Class M-2 Certificates and the Class M-3 Certificates are priced at a discount. Since prepayments will occur at par, the yields on the Class M-2 Certificates and the Class M-3 Certificates may increase due to those prepayments, even if losses occur. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying Realized Loss and prepayment scenarios.

                                           SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                                          CLASS M-2 CERTIFICATES AND CLASS M-3 CERTIFICATES
                                                 TO PREPAYMENTS AND REALIZED LOSSES

                                                       CLASS M-2 CERTIFICATES
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    PERCENTAGE OF PSA
                                                  ----------------------------------------------------------------------------------
                                                           0%              150%              300%             450%             600%
                                                  ----------------------------------------------------------------------------------
PERCENTAGE OF SDA  LOSS SEVERITY PERCENTAGE
        0%                    N/A                         6.65%            6.80%            6.92%             7.00%            7.06%
       50%                    30%                         6.65%            6.81%            6.92%             7.00%            7.06%
      100%                    30%                         6.62%            6.83%            6.93%             7.00%            7.06%
      150%                    30%                         0.25%            6.47%            6.93%             7.01%            7.06%
      200%                    30%                       (23.70)%           1.73%            6.67%             7.00%            7.07%

                                                       CLASS M-3 CERTIFICATES
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     PERCENTAGE OF PSA
                                                  ----------------------------------------------------------------------------------
                                                            0%             150%              300%             450%             600%
                                                  ----------------------------------------------------------------------------------
PERCENTAGE OF SDA  LOSS SEVERITY PERCENTAGE
        0%                    N/A                         7.90%            8.39%            8.73%             8.98%            9.18%
       50%                    30%                         7.90%            8.42%            8.73%             8.99%            9.18%
      100%                    30%                        (3.03)%           7.26%            8.76%             8.99%            9.18%
      150%                    30%                        (29.09)%        (17.80)%           5.18%             9.00%            9.18%
      200%                    30%                        (42.31)%        (34.89)%          (22.20)%           4.05%            9.19%


         Each pre-tax yield to maturity listed in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class M-2 Certificates or the Class M-3 Certificates, as applicable, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price referred to above, and converting that rate to a corporate bond equivalent yield. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class M-2 Certificates or the Class M-3 Certificates, and thus do not reflect the return on any investment in the Class M-2 Certificates or the Class M-3 Certificates when any reinvestment rates other than the discount rates set forth in the preceding tables are considered.

         The following table sets forth the amount of Realized Losses that would be incurred with respect to the certificates in the aggregate under each of the scenarios in the preceding tables, expressed as a percentage of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date, after deducting payments of principal due during the month of the cut-off date:


                                                      AGGREGATE REALIZED LOSSES
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     PERCENTAGE OF PSA
                                                  ----------------------------------------------------------------------------------
                                                            0%             150%              300%             450%             600%
                                                  ----------------------------------------------------------------------------------
PERCENTAGE OF SDA  LOSS SEVERITY PERCENTAGE
         50%                  30%                         0.60%            0.42%            0.32%             0.24%            0.19%
        100%                  30%                         1.18%            0.84%            0.63%             0.48%            0.38%
        150%                  30%                         1.76%            1.25%            0.94%             0.72%            0.57%
        200%                  30%                         2.32%            1.66%            1.24%             0.96%            0.76%


         Notwithstanding the assumed percentages of SDA, loss severity and prepayment reflected in the preceding table, it is highly unlikely that the mortgage loans will be prepaid or that Realized Losses will be incurred according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the actual pre-tax yields to maturity on the Class M-2 Certificates and the Class M-3 Certificates are likely to differ from those shown in the tables. There can be no assurance that the mortgage loans will prepay at any particular rate or that Realized Losses will be incurred at any particular level or that the yields on the Class M-2 Certificates or the Class M-3 Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed.

         Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios. Investors in the Class M-2 Certificates and particularly in the Class M-3 Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of those investors to fully recover their investments. For additional considerations relating to the yields on the offered certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the accompanying prospectus.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

         The Residual Certificateholders' after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the trust's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and Realized Losses experienced with respect to the mortgage pool.

         The Residual Certificateholders are encouraged to consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the accompanying prospectus.

                         POOLING AND SERVICING AGREEMENT

GENERAL

         The certificates will be issued under a series supplement, dated as of July 1, 2007, to the standard terms of pooling and servicing agreement, dated as of July 1, 2007, together referred to as the pooling and servicing agreement, among the depositor, the master servicer, and U.S. Bank National Association, as trustee. Reference is made to the accompanying prospectus for important information in addition to that described herein regarding the terms and conditions of the pooling and servicing agreement and the offered certificates.

         The offered certificates will be transferable and exchangeable at an office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the President, Residential Funding Mortgage Securities I, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

         Under the pooling and servicing agreement, transfers of Residual Certificates are prohibited to any non-United States person. Transfers of the Residual Certificates are additionally restricted as described in the pooling and servicing agreement. See "Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" and "--Noneconomic REMIC Residual Certificates" in the accompanying prospectus. In addition to the circumstances described in the accompanying prospectus, the depositor may terminate the trustee for cause under specified circumstances. See "The Pooling and Servicing Agreement--The Trustee" in the accompanying prospectus.

         On or prior to the business day preceding each distribution date, the master servicer will withdraw from the Custodial Account and deposit into the Certificate Account, in immediately available funds, the amount to be distributed therefrom to certificate holders on that distribution date.

CUSTODIAL ARRANGEMENTS

         The trustee will be directed to appoint Wells Fargo Bank, N.A. ("Wells Fargo") to serve as custodian of the mortgage loans. The custodian is not an affiliate of the depositor, the master servicer or the sponsor. No servicer will have custodial responsibility for the mortgage notes. Residential Funding is required to deliver only the notes (and, with respect to any mortgage loan that is not registered with MERS, the assignment of mortgage) to the custodian. The mortgage notes and the assignment of mortgages (and any other contents of a mortgage loan file delivered to the custodian) may be maintained in vaults at the premises of the sponsor or an affiliate of the sponsor. If these documents are maintained at the premises of the sponsor or an affiliate, then only the custodian will have access to the vaults, and a shelving and filing system will segregate the files relating to the mortgage loans from other assets serviced by the sponsor.

         Wells Fargo is acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the certificateholders. Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

THE MASTER SERVICER AND SUBSERVICERS

         MASTER SERVICER. The master servicer, an affiliate of the depositor, will be responsible for master servicing the mortgage loans. Master servicing responsibilities include:

         o    receiving funds from subservicers;

         o    reconciling servicing activity with respect to the mortgage loans;

         o    calculating remittance amounts to certificateholders;

         o    sending   remittances   to  the  trustee  for   distributions   to
              certificateholders;

         o    investor and tax reporting;

         o coordinating loan repurchases; o oversight of all servicing activity, including subservicers; o following up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made;

         o    approval of loss mitigation strategies;

         o management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure; and

         o providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

         The master servicer may, from time to time, outsource certain of its servicing functions, such as foreclosure management, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

         For a general description of the master servicer and its activities, see "SPONSOR AND MASTER SERVICER" in this prospectus supplement. For a general description of material terms relating to the master servicer's removal or replacement, see "THE POOLING AND SERVICING AGREEMENT--EVENTS OF DEFAULT" and "--RIGHTS UPON EVENT OF DEFAULT" in the accompanying prospectus.

         SUBSERVICER RESPONSIBILITIES. Subservicers are generally responsible for the following duties:

         o    communicating with borrowers;

         o    sending monthly remittance statements to borrowers;

         o    collecting payments from borrowers;

         o recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

         o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

         o accurate and timely accounting and administration of escrow and impound accounts, if applicable;

         o accurate and timely reporting of negative amortization amounts, if any;

         o    paying escrows for borrowers, if applicable;

         o    calculating and reporting payoffs and liquidations;

         o    maintaining an individual file for each loan; and

         o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

         HOMECOMINGS FINANCIAL, LLC. Homecomings will subservice approximately 42.8%, of the mortgage loans pursuant to the terms of a subservicing agreement with the master servicer. The subservicing agreement provides that Homecomings will provide all of the services described in the preceding paragraph. Homecomings is a Delaware limited liability company and has been servicing mortgage loans secured by first liens on one-to four-family residential properties since 1996. Homecomings was formed as a wholly-owned subsidiary of Residential Funding Company, LLC in 1995 to service and originate mortgage loans. In 1996, Homecomings acquired American Custody Corporation to begin servicing subprime mortgage loans, and in 1999 Homecomings acquired Capstead Inc. to focus on servicing prime loans such as the mortgage loans described herein. After Capstead Inc. was acquired, Homecomings total servicing portfolio was 164,000 loans with an aggregate principal balance of approximately $25 billion with 20% being subprime. The three servicing locations were integrated onto one servicing system/platform by the end of 2001 becoming one of the first servicing operations to service all loan products on one servicing system. The operations of each of the acquired companies have been integrated into Homecomings' servicing operations. Approximately 85% of mortgage loans currently master serviced by Residential Funding Company, LLC are subserviced by Homecomings. As of June 30, 2007, Homecomings serviced approximately 837,000 mortgage loans with an aggregate principal balance of approximately $126 billion. In addition to servicing mortgage loans secured by first liens on one-to-four family residential properties, Homecomings services mortgage loans secured by second liens on residential properties, mortgage loans made to borrowers with imperfect credit histories, and subprime mortgage loans. As of June 30, 2007, Homecomings serviced approximately 256,000 mortgage loans secured by second liens with an aggregate principal balance of approximately $11.1 billion. Homecomings also performs special servicing functions where the servicing responsibilities with respect to delinquent mortgage loans that have been serviced by third parties is transferred to Homecomings. Homecomings' servicing activities have included the activities specified above under "--SUBSERVICER responsibilities".

         Homecomings may, from time to time, outsource certain of its subservicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve Homecomings of any of its responsibilities or liabilities as a subservicer. If Homecomings engages any subservicer to subservice 10% or more of the mortgage loans, or any subservicer performs the types of services requiring additional disclosures, the issuing entity will file a Report on Form 8-K providing any required additional disclosure regarding such subservicer.

         See "THE AGREEMENTS--EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT" and "--CERTAIN OTHER MATTERS REGARDING SERVICING" in the accompanying prospectus for a discussion of material removal, replacement, resignation and transfer provisions relating to the master servicer.

         The following tables set forth the aggregate principal amount of mortgage loans serviced by Homecomings for the past five years and the six months ended June 30, 2007. The percentages shown under "Percentage Change from Prior Year" represent the ration of (a) the difference between the current and prior year volume over (b) the prior year volume.

             HOMECOMINGS FINANCIAL, LLC PRIMARY SERVICING PORTFOLIO

         FIRST LIEN MORTGAGE LOANS

                                                                                                                       SIX MONTHS
                                                          YEAR ENDED DECEMBER 31,                                    ENDED JUNE 30,
VOLUME BY PRINCIPAL       ---------------------------------------------------------------------------------------   ----------------
       BALANCE                 2002              2003              2004              2005              2006              2007
       -------            ---------------   ---------------   ---------------   ---------------   ---------------   ----------------
Prime Mortgages(1)        $27,343,774,000   $29,954,139,212   $31,943,811,060   $44,570,851,126   $67,401,832,594   $72,144,802,385

Non-Prime Mortgages(2)    $27,384,763,000   $39,586,900,679   $44,918,413,591   $52,102,835,214   $49,470,359,806   $43,013,399,177
                          ---------------   ---------------   ---------------   ---------------  ----------------   ---------------

Total                     $54,728,537,000   $69,541,039,891   $76,862,224,651   $96,673,686,340  $116,872,192,400  $115,158,201,562
                          ===============   ===============   ===============   ===============  ================   ===============

Prime Mortgages(1)                 49.96%            43.07%            41.56%            46.10%            57.67%            62.65%

Non-Prime Mortgages(2)             50.04%            56.93%            58.44%            53.90%            42.33%            37.35%
                          ---------------   ---------------   ---------------   ---------------  ----------------   ---------------

Total                             100.00%           100.00%           100.00%           100.00%           100.00%           100.00%
                          ===============   ===============   ===============   ===============  ================   ===============

PERCENTAGE CHANGE FROM
     PRIOR YEAR (3)
----------------------
Prime Mortgages(1)                  7.09%             9.55%             6.64%            39.53%            51.22%

Non-Prime Mortgages(2)             60.71%            44.56%            13.47%            15.99%            (5.05)%
                          ---------------   ---------------   ---------------   ---------------  ----------------

Total                              28.55%            27.07%            10.53%            25.78%            20.89%
                          ===============   ===============   ===============   ===============  ================

         JUNIOR LIEN MORTGAGE LOANS

                                                                                                                       SIX MONTHS
                                                          YEAR ENDED DECEMBER 31,                                    ENDED JUNE 30,
VOLUME BY PRINCIPAL       ---------------------------------------------------------------------------------------   ----------------
       BALANCE                 2002              2003              2004              2005              2006              2007
       -------            ---------------   ---------------   ---------------   ---------------   ---------------   ----------------
Prime Mortgages(1)        $ 7,627,424,000   $ 7,402,626,296   $ 7,569,300,685   $ 7,442,264,087   $11,418,858,741   $11,134,597,105

Non-Prime Mortgages(2)                 --                --                --                --                --                --
                          ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

Total                     $ 7,627,424,000   $ 7,402,626,296   $ 7,569,300,685   $ 7,442,264,087   $11,418,858,741   $11,134,597,105
                          ===============   ===============   ===============   ===============   ===============   ===============

Prime Mortgages(1)                100.00%           100.00%           100.00%           100.00%           100.00%           100.00%

Non-Prime Mortgages(2)                --                --                --                --                --                --
                          ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

Total                             100.00%           100.00%           100.00%           100.00%           100.00%           100.00%
                          ===============   ===============   ===============   ===============   ===============   ===============

PERCENTAGE CHANGE FROM
     PRIOR YEAR (3)
----------------------
Prime Mortgages(1)                 (4.94)%           (2.95)%             2.25%           (1.68)%            53.43%

Non-Prime Mortgages(2)                --                --                --                --                --
                          ---------------   ---------------   ---------------   ---------------   ---------------

Total                              (4.94)%           (2.95)%             2.25%           (1.68)%            53.43%
                          ===============   ===============   ===============   ===============   ===============



         FIRST LIEN MORTGAGE LOANS

                                                                                                                       SIX MONTHS
                                                          YEAR ENDED DECEMBER 31,                                    ENDED JUNE 30,
VOLUME BY NUMBER          ---------------------------------------------------------------------------------------   ----------------
      OF LOANS                 2002              2003              2004              2005              2006              2007
      --------            ---------------   ---------------   ---------------   ---------------   ---------------   ----------------
Prime Mortgages(1)                125,209           143,645           150,297           187,773           252,493           264,077

Non-Prime Mortgages(2)            257,077           341,190           373,473           394,776           361,125           316,998
                          ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

Total                             382,286           484,835           523,770           582,549           613,618           581,075
                          ===============   ===============   ===============   ===============   ===============   ===============

Prime Mortgages(1)                 32.75%            29.63%            28.70%            32.23%            41.15%            45.45%

Non-Prime Mortgages(2)             67.25%            70.37%            71.30%            67.77%            58.85%            54.55%
                          ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

Total                             100.00%           100.00%           100.00%           100.00%           100.00%           100.00%
                          ===============   ===============   ===============   ===============   ===============   ===============

PERCENTAGE CHANGE FROM
     PRIOR YEAR (3)
----------------------

Prime Mortgages(1)                 (6.30)%           14.72%             4.63%            24.93%            34.47%

Non-Prime Mortgages(2)             52.85%            32.72%             9.46%             5.70%            (8.52)%
                          ---------------   ---------------   ---------------   ---------------   ---------------

Total                              26.66%            26.83%             8.03%            11.22%             5.33%
                          ===============   ===============   ===============   ===============   ===============

         JUNIOR LIEN MORTGAGE LOANS

                                                                                                                       SIX MONTHS
                                                          YEAR ENDED DECEMBER 31,                                    ENDED JUNE 30,
VOLUME BY NUMBER          ---------------------------------------------------------------------------------------   ----------------
      OF LOANS                 2002              2003              2004              2005              2006              2007
      --------            ---------------   ---------------   ---------------   ---------------   ---------------   ----------------
Prime Mortgages(1)                217,031           211,585           210,778           199,600           266,900           255,804

Non-Prime Mortgages(2)                 --                --                --                --                --                --
                          ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

Total                             217,031           211,585           210,778           199,600           266,900           255,804
                          ===============   ===============   ===============   ===============   ===============   ===============

Prime Mortgages(1)                100.00%           100.00%           100.00%           100.00%           100.00%           100.00%

Non-Prime Mortgages(2)                --                --                --                --                --                --
                          ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

Total                             100.00%           100.00%           100.00%           100.00%           100.00%           100.00%
                          ===============   ===============   ===============   ===============   ===============   ===============

PERCENTAGE CHANGE FROM
     PRIOR YEAR (3)
----------------------
Prime Mortgages(1)                 (5.20)%           (2.51)%           (0.38)%           (5.30)%           33.72%

Non-Prime Mortgages(2)                --                --                --                --                --
                          ---------------   ---------------   ---------------   ---------------   ---------------

Total                              (5.20)%           (2.51)%           (0.38)%           (5.30)%           33.72%
                          ===============   ===============   ===============   ===============   ===============

----------
(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.

(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized
together          in         the          same          mortgage          pools.

(3) Represents year to year growth or decline as a percentage of the prior year's volume.


         GMAC  MORTGAGE,  LLC.  GMAC  Mortgage,  LLC ("GMACM")  will  subservice approximately 48.4% of the mortgage loans. GMAC Mortgage, LLC is a Delaware limited liability company, an affiliate of Residential Funding and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC ("GMAC").

         GMACM began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMACM.

         GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

         In addition, GMACM purchases mortgage loans originated by GMAC Bank, which is wholly-owned by IB Finance Holding Company, LLC, a subsidiary of ResCap and GMAC LLC, and which is an affiliate of GMACM. Formerly known as GMAC Automotive Bank, GMAC Bank, a Utah industrial bank, was organized in 2001. As of November 22, 2006, GMAC Bank became the successor to substantially all of the assets and liabilities of GMAC Bank, a federal savings bank.

         The diagram below illustrates the ownership structure among the parties affiliated with GMACM.

                               [DIAGRAM OMITTED]

         GMACM generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

         As of March 31, 2007, GMACM acted as primary servicer and owned the corresponding servicing rights on approximately 2,260,870 of residential mortgage loans having an aggregate unpaid principal balance of approximately $280 billion, and GMACM acted as subservicer (and did not own the corresponding servicing rights) on approximately 368,604 loans having an aggregate unpaid principal balance of over $73.5 billion.

         The following tables set forth the mortgage loans serviced by GMACM for the periods indicated, and the annual average number of such loans for the same period. GMACM was the servicer of a residential mortgage loan portfolio of approximately $153.6 billion, $13.9 billion, $17.6 billion and $7.0 billion during the year ended December 31, 2003 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMACM was the servicer of a residential mortgage loan portfolio of approximately $207.0 billion, $31.8 billion, $18.7 billion and $22.4 billion during the three months ended March 31, 2007 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                 GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
                                 ($ IN MILLIONS)

                                                                                                                       FOR THE THREE
                                                              FOR THE YEAR ENDED DECEMBER 31,                          MONTHS ENDED
                                         ----------------------------------------------------------------------          MARCH 31,
                                             2002           2003            2004           2005            2006            2007
                                         -----------    -----------     -----------    -----------     -----------     -------------
PRIME CONFORMING MORTGAGE LOANS
  No. of Loans .......................     1,418,843      1,308,284       1,323,249      1,392,870       1,455,919       1,469,628
  Dollar Amount of Loans .............   $   150,421    $   153,601     $   165,521    $   186,364     $   203,894     $   207,037
  Percentage Change
    from Prior Year ..................           N/A           2.11%           7.76%         12.59%           9.41%
PRIME NON-CONFORMING MORTGAGE LOANS
  No. of Loans .......................        36,225         34,041          53,119         69,488          67,462          66,981
  Dollar Amount of Loans .............   $    12,543    $    13,937     $    23,604    $    32,385     $    32,220     $    31,797
  Percentage Change
    from Prior Year ..................                          N/A           11.12%         69.36%          37.20%          (0.51)%
GOVERNMENT MORTGAGE LOANS
  No. of Loans .......................       230,085        191,023         191,844        181,679         181,563         179,431
  Dollar Amount of Loans .............   $    21,174    $    17,594     $    18,328    $    18,098     $    18,843     $    18,692
  Percentage Change
    from Prior Year ..................                          N/A          (16.91)%         4.17%          (1.25)%          4.12%
SECOND-LIEN MORTGAGE LOANS
  No. of Loans .......................       261,416        282,128         350,334        392,261         514,085         544,830
  Dollar Amount of Loans .............   $     6,666    $     7,023     $    10,374    $    13,034     $    20,998     $    22,446
  Percentage Change
    from Prior Year ..................                          N/A            5.36%         47.71%          25.64%          61.10%
TOTAL MORTGAGE LOANS SERVICED
  No. of Loans .......................     1,946,569      1,815,476       1,918,546      2,036,298       2,219,029       2,260,870
  Dollar Amount of Loans .............   $   190,804    $   192,155     $   217,827    $   249,881     $   275,955         279,972
  Percentage Change
    from Prior Year ..................           N/A           0.71%          13.36%         14.72%          10.43%


         As servicer, GMACM collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMACM sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand ACH payments made over the internet or via phone. GMACM may, from time to time, outsource certain of its servicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve GMACM of any of its responsibilities or liabilities as servicer.

         SEE "THE POOLING AND SERVICING AGREEMENT--EVENTS OF DEFAULT" AND "--RIGHTS UPON EVENT OF DEFAULT" IN THE PROSPECTUS AND "--CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR" IN THE PROSPECTUS FOR A DISCUSSION OF MATERIAL REMOVAL, REPLACEMENT, RESIGNATION AND TRANSFER PROVISIONS RELATING TO THE MASTER SERVICER.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan prior to payments to certificateholders. The servicing fees relating to each mortgage loan will be at least 0.25% per annum and not more than 0.92% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately 0.2504% per annum. The servicing fees consist of subservicing and other related compensation payable to the subservicer, including any payment due to prepayment charges on the related mortgage loans and such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

         The compensation to be paid to the master servicer for its master servicing activities will be any investment income, and/or earnings on amounts on deposit in the Custodial Account. As described in the accompanying prospectus, a subservicer is entitled to servicing compensation in an amount equal to a minimum of 0.25% per annum of the outstanding principal balance of each mortgage loan serviced by the subservicer. The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. The compensation for master servicing may be changed if a successor master servicer is appointed, but it will not exceed the compensation currently paid to the master servicer. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in the accompanying prospectus for information regarding other possible compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

         The following table sets forth the fees and expenses that are payable out of payments on the mortgage loans, prior to payments of interest and principal to the certificateholders:

---------------  -----------------------------------------------------  ---------------
DESCRIPTION      AMOUNT                                                 RECEIVING PARTY
---------------  -----------------------------------------------------  ---------------
Subservicer Fee  a minimum of 0.25% per annum of the principal balance  Subservicers of each mortgage loan serviced by a subservicer
---------------  -----------------------------------------------------  ---------------

         In addition, the master servicer or any applicable subservicer may recover from payments on the mortgage loans or withdraw from the Custodial Account the amount of any Advances and Servicing Advances previously made, interest and investment income, foreclosure profits, indemnification payments payable under the pooling and servicing agreement, and certain other servicing expenses, including foreclosure expenses.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, a distribution date statement will be made available to each certificateholder setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Balance or Notional Amount of an individual certificate following the payment and certain other information relating to the certificates and the mortgage loans. The trustee will make the distribution date statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholder and other parties to the pooling and servicing agreement via the trustee's internet website at http://www.usbank.com/mbs, presented under "RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (RFMSI)" as the product and "RESIDENTIAL
FUNDING MORTGAGE SECURITIES I, INC. 2007-S7" as the deal. Certificateholders with questions may direct them to the trustee's bondholder services group at
(800) 934-6802. For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only. The depositor has taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus supplement was created. In addition, for so long as the issuing entity is required to file reports with the Commission under the Securities Exchange Act of 1934, the issuing entity's annual report on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be made available on such website as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the Commission. See also "Description of the Certificates-Reports to Certificateholders" in the accompanying prospectus for a more detailed description of certificateholder reports.

VOTING RIGHTS

         There are actions specified in the accompanying prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. 98.00% of all voting rights will be allocated among all holders of the certificates, other than the Interest Only Certificates and Residual Certificates, in proportion to their then outstanding Certificate Principal Balances, 1.0% of all voting rights will be allocated among the holders of the Class A-V Certificates and 1.0% of all voting rights will be allocated among the holders of the Class R Certificates, respectively. The pooling and servicing agreement may be amended without the consent of the holders of the Residual Certificates in specified circumstances.

TERMINATION

         The circumstances under which the obligations created by the pooling and servicing agreement will terminate relating to the offered certificates are described under "The Pooling and Servicing Agreement--Termination; Retirement of Certificates" in the accompanying prospectus. The master servicer will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, after deducting payments of principal due during the month of the cut-off date (whether or not received), either to purchase all remaining mortgage loans and other assets in the trust, thereby effecting early retirement of the offered certificates or to purchase, in whole but not in part, the certificates. Any such purchase of mortgage loans and other assets of the trust shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance as of the date of repurchase plus (b) accrued interest thereon at the mortgage rate to, but not including, the first day of the month in which the repurchase price is distributed. The optional termination price paid by the master servicer will also include certain amounts owed by Residential Funding as seller of the mortgage loans, under the terms of the agreement pursuant to which Residential Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

         Distributions on the certificates relating to any optional termination will be paid, first, to the Senior Certificates, second, to the Class M Certificates in the order of their payment priority and, third, to the Class B Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan. Any such purchase of the certificates will be made at a price equal to 100% of their Certificate Principal Balance plus, except with respect to the Principal Only Certificates, the sum of the Accrued Certificate Interest thereon, or with respect to the Interest Only Certificates, on their Notional Amount, for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate and any previously unpaid Accrued Certificate Interest. Promptly after the purchase of such certificates, the master servicer shall terminate the trust in accordance with the terms of the pooling and servicing agreement.

         Upon presentation and surrender of the offered certificates in connection with the termination of the trust or a purchase of certificates under the circumstances described in the two preceding paragraphs, the holders of the offered certificates will be entitled to receive an amount equal to the Certificate Principal Balance of that class plus, except in the case of the Principal Only Certificates, Accrued Certificate Interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate, or, with respect to the Interest Only Certificates, Accrued Certificate Interest for the immediately preceding Interest Accrual Period on their Notional Amount, plus any previously unpaid Accrued Certificate Interest. However, any Prepayment Interest Shortfalls previously allocated to the certificates will not be reimbursed. In addition, distributions to the holders of the most subordinate class of certificates outstanding with a Certificate Principal Balance greater than zero will be reduced, as described in the preceding paragraph, in the case of the termination of the trust resulting from a purchase of all the assets of the trust.

TRUSTEE

         U.S. Bank National Association, or U.S. Bank, will act as trustee, registrar and paying agent under the pooling and servicing agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $221 billion as of March 31, 2007. As of March 31, 2007, U.S. Bancorp served approximately 14.2 million customers, operated 2,498 branch offices in 24 states and had over 50,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

         U.S. Bank's corporate trust business has offices in 46 U.S. cities. The pooling and servicing agreement will be administered from U.S. Bank's corporate trust office located at 60 Livingston Avenue, St. Paul, Minnesota 55107.

         U.S. Bank has provided corporate trust services since 1924. As of March 31, 2007, U.S. Bank was acting as trustee with respect to over 81,000 issuances of securities with an aggregate outstanding principal balance of over $2.2 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

         As of March 31, 2007, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 552 issuances of prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $337,335,400,000.

         Unless an event of default has occurred and is continuing under the pooling and servicing agreement, the trustee will perform only such duties as are specifically set forth in the pooling and servicing agreement. If an event of default occurs and is continuing under the pooling and servicing agreement, the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, such as either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications and exceptions specified in the pooling and servicing agreement, the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

         The trustee's duties and responsibilities under the pooling and servicing agreement include collecting funds from the master servicer to distribute to certificateholders at the direction of the master servicer, providing certificateholders and applicable rating agencies with monthly distribution statements and notices of the occurrence of a default under the pooling and servicing agreement, removing the master servicer as a result of any such default at the direction of the holders of certificates evidencing not less than 51% of the aggregate voting rights of the issuing entity, appointing a successor master servicer, and effecting any optional termination of the trust.

         The master servicer will pay to the trustee reasonable compensation for its services and reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, except any such expense as may arise from the trustee's negligence or bad faith. The master servicer has also agreed to indemnify the trustee for any losses and expenses incurred without negligence or willful misconduct on the trustee's part arising out of the acceptance and administration of the trust.

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

         Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                LEGAL PROCEEDINGS

         There are no material pending legal or other proceedings involving the mortgage loans or Residential Funding, as sponsor and master servicer, Residential Funding Mortgage Securities I, Inc. as depositor, RFMSI Series 2007-S7 Trust as the issuing entity, Homecomings, as subservicer, GMACM, as subservicer, or other parties described in Item 1117 of Regulation AB that, individually or in the aggregate, would have a material adverse impact on investors in these certificates.

         Residential Funding, Homecomings and GMACM are currently parties to various legal proceedings arising from time to time in the ordinary course of their businesses, some of which purport to be class actions. Based on information currently available, it is the opinion of Residential Funding, Homecomings and GMACM that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on their ability to perform their obligations in relation to the mortgage loans. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on Residential Funding, Homecomings or GMACM. Any such unfavorable outcome could adversely affect the ability of Residential Funding, Homecomings or GMACM to perform its servicing duties with respect to the mortgage loans and potentially lead to the replacement of Residential Funding, Homecomings or GMACM with a successor servicer.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of, Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, assuming compliance with all provisions of the pooling and servicing agreement and other governing documents, for federal income tax purposes, the portion of the trust consisting of the mortgage loans and certain other segregated assets, exclusive of the Initial Monthly Payment Fund and the prepayment charges and principal amount to which the Class P Certificates are entitled, will qualify as a REMIC under the Internal Revenue Code.

         In addition, in the opinion of Mayer, Brown, Rowe & Maw LLP, for federal income tax purposes:

         o the Class R Certificates will constitute the sole class of "residual interests" in a REMIC; and

         o each class of Senior Certificates, other than the Class P Certificates and the Residual Certificates, and the Class M Certificates and the Class B Certificates will represent ownership of "regular interests" in a REMIC and will generally be treated as debt instruments of the REMIC.

         See  "Material   Federal  Income  Tax   Consequences--REMICs"   in  the
accompanying prospectus.

         For federal income tax purposes, the Class A-P and the Class A-V Certificates will and each other class of offered certificates (other than the Class R Certificates) may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans will prepay at a rate equal to 300% PSA. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences--General" and "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the accompanying prospectus.

         The holders of offered certificates will be required to include in income interest and any original issue discount on their certificates in accordance with the accrual method of accounting.

         The Internal Revenue Service, or IRS, has issued original issue discount regulations under sections 1271 to 1275 of the Internal Revenue Code (the "OID regulations") that address the treatment of debt instruments issued with original issue discount. The OID regulations suggest that original issue discount with respect to securities similar to the Variable Strip Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to the uncertificated regular interests represented by the Variable Strip Certificates will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated above, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations.

         If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

         In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the certificateholders and the IRS.

         Some of the classes of offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Premium" in the accompanying prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO EXCHANGEABLE CERTIFICATES

         For a discussion of special tax considerations applicable to the Exchangeable Certificates and Exchanged Certificates see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--TAXATION OF CLASSES OF EXCHANGEABLE CERTIFICATES" in the accompanying prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

         The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Residual Certificates. The pooling and servicing agreement includes other provisions regarding the transfer of Residual Certificates, including:

         o the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee is not a disqualified organization;

         o the requirement that the transferor is not acquiring the Residual Certificate on behalf of a disqualified organization;

         o the requirement that the transferor will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

         o a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

         o a grant to the master servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Residual Certificate that shall become owned by a disqualified organization despite the first two provisions above.

In  addition,   under  the  pooling  and  servicing   agreement,   the  Residual
Certificates may not be transferred to non-United States persons.

         The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Residual Certificates. All transfers of the Residual Certificates will be restricted in accordance with the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer of a Residual Certificate being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests.

         The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. See "Material Federal Income Tax Consequences --REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the accompanying prospectus.

         The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of the related REMIC that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the related REMIC's term as a result of their ownership of the Residual Certificates. In addition, the required inclusion of this amount of taxable income during each REMIC's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on such Residual Certificates over their life.

         Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service (the "Temporary regulations") have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

         Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership`s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

         Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from the trust, company, fund, or organization would be taken into account.

         Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

         An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Residual Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to each REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. See "Material Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the accompanying prospectus.

         The IRS has issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         Residential Funding will be designated as the "tax matters person" with respect to each REMIC as defined in the REMIC Provisions, as defined in the accompanying prospectus, and in connection therewith will be required to hold not less than 0.01% of the Residual Certificates.

         Purchasers of the Residual Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

         For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Certain Yield and Prepayment Considerations--Additional Yield Considerations Applicable Solely to the Residual Certificates" in this prospectus supplement and "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the accompanying prospectus.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered by this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the certificates offered by this prospectus.

                                 USE OF PROCEEDS

         The net proceeds from the sale of the offered certificates to the underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the mortgage loans or for general corporate purposes.

                             METHOD OF DISTRIBUTION

         In accordance with the terms and conditions of a senior underwriting agreement, dated July 27, 2007, Morgan Stanley & Co. Incorporated will serve as the underwriter of, and has agreed to purchase and the depositor has agreed to sell, the senior certificates, other than the Class P Certificates, the Class A-V Certificates and the Class A-P Certificates, except that a de minimis portion of the Residual Certificates will be retained by Residential Funding and that portion is not offered hereby. The certificates being sold to Morgan
Stanley & Co. Incorporated are referred to as the senior underwritten certificates. It is expected that delivery of the senior underwritten certificates, other than the Residual Certificates, will be made only in book-entry form through the Same Day Funds Settlement System of DTC, and that the delivery of the Residual Certificates, other than the de minimis portion retained by Residential Funding, will be made at the offices of Morgan Stanley & Co. Incorporated, New York, New York on or about July 30, 2007 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class A-V underwriting agreement, dated July 27, 2007, Residential Funding Securities, LLC will serve as the underwriter of the Class A-V Certificates and has agreed to purchase and the depositor has agreed to sell the Class A-V Certificates. The certificates being sold to Residential Funding Securities, LLC are referred to as the Class A-V Certificates. It is expected that delivery of the Class A-V Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about July 30, 2007 against payment therefor in immediately available funds.

         The senior underwriting agreement and the Class A-V underwriting agreement are collectively referred to in this prospectus supplement as the underwriting agreements and the senior underwritten certificates and the Class A-V Certificates are collectively referred to in this prospectus supplement as the underwritten certificates. Morgan Stanley & Co. Incorporated and Residential Funding Securities, LLC are collectively referred to in this prospectus supplement as the underwriters.

         In connection with the senior underwritten certificates and the Class A-V Certificates, respectively, the related underwriter has agreed, in accordance with the terms and conditions of its respective underwriting agreement, to purchase all of its respective underwritten certificates if any of those underwritten certificates are purchased thereby.

         The underwriting agreements provide that the obligations of the underwriters to pay for and accept delivery of their respective underwritten certificates are subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

         The distribution of the underwritten certificates by the respective underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the senior underwritten certificates, before deducting expenses payable by the depositor, will be approximately 97.92% of the aggregate Certificate Principal Balance of the senior underwritten certificates plus accrued interest thereon from the cut-off date. Proceeds to the depositor from the sale of the Class A-V Certificates, before deducting expenses payable by the depositor, will be approximately 0.57% of the initial Notional Amount of the Class A-V Certificates plus accrued interest thereon from the cut-off date.

         The underwriters may effect these transactions by selling their respective underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the respective underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the related underwritten certificates are also underwriters under the Securities Act. Any profit on the resale of the underwritten certificates positioned by an underwriter would be underwriter compensation in the form of underwriting discounts and commissions under the Securities Act.

         Each underwriting agreement provides that the depositor will indemnify the related underwriter, and that under limited circumstances the related underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

         The Class A-P Certificates and the Class M Certificates may be offered by the depositor from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no underwriting arrangement in effect for these certificates. Proceeds to the depositor from any sale of the Class A-P Certificates and the Class M Certificates will equal the purchase price paid by their purchaser, net of any expenses payable by the depositor and any compensation payable to any underwriter or agent.

         There is currently no secondary market for the offered certificates. Each underwriter intends to make a secondary market in the underwritten certificates to be purchased by it but is not obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.

         The primary source of information available to investors concerning the
offered   certificates  will  be  the  monthly   statements   discussed  in  the
accompanying prospectus under "Description of the

Certificates--Reports to Certificateholders" and in this prospectus supplement under "Pooling and Servicing Agreement--Reports to Certificateholders," which will include information as to the outstanding principal balance or notional amount of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

         Residential Funding Securities, LLC is an affiliate of the master servicer and the depositor. Residential Funding Securities, LLC is also known as GMAC RFC Securities.

                                 LEGAL OPINIONS

         Certain legal matters relating to the certificates will be passed upon for the depositor and Residential Funding Securities, LLC by Mayer, Brown, Rowe & Maw LLP, New York, New York and for Morgan Stanley & Co. Incorporated by Sidley Austin LLP, New York, New York.

                                     RATINGS

         It is a condition of the issuance of the Senior Certificates that they be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or Standard & Poor's, and Fitch Ratings, or Fitch. It is a condition of the issuance of the Class M-1, Class M-2 and Class M-3 Certificates that they be rated not lower than "AA", "A" and "BBB", respectively, by Fitch.

         Standard & Poor's ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement. Standard & Poor's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. Standard & Poor's ratings on the offered certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" in this prospectus supplement. Further, the ratings on the Interest Only Certificates do not address whether investors therein will recoup their initial investments. The rating on the Principal Only Certificates only addresses the return of its Certificate Principal Balance. The rating on the Residual Certificates only addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

         The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Fitch's ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. Fitch's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the ratings on the Interest Only Certificates do not address whether investors therein will recoup their initial investments. The rating on the Principal Only Certificates only addresses the return of its Certificate Principal Balance. The rating on the Residual Certificates only addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

         The depositor has not requested a rating on the Senior Certificates by any rating agency other than Standard & Poor's and Fitch or on the Class M Certificates by any rating agency other than Fitch. However, there can be no assurance as to whether any other rating agency will rate the Senior Certificates or the Class M Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Senior Certificates by Standard & Poor's and Fitch, and the Class M Certificates by Fitch.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

         The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as any certificates are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                LEGAL INVESTMENT

         The Senior Certificates and the Class M-1 Certificates will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Certificates and the Class M-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

         A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus, should carefully review with its legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Class A Certificates, as well as the Class M Certificates, by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the RFC exemption, as described under "ERISA Considerations--Considerations for ERISA Plans Regarding the Purchase of Certificates--Prohibited Transaction Exemptions" in the accompanying prospectus provided those certificates are rated at least "BBB-" (or its equivalent) by Standard & Poor's, Moody's, Fitch, DBRS Limited or DBRS, Inc. at the time of purchase. The RFC exemption contains a number of other conditions which must be met for the RFC exemption to apply, including the requirement that any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities

Act. The depositor expects that the specific conditions of the RFC exemption should be satisfied with respect to the offered certificates so that the RFC exemption should provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the assets held by the trust, provided that the general conditions of the RFC exemption are satisfied.

         Each beneficial owner of Class M Certificates or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of such certificate or any interest therein, that either (i) it is not an ERISA plan or an ERISA plan investor, (ii) it has acquired and is holding such Class M Certificates in reliance on the RFC exemption, and that it understands that there are certain conditions to the availability of the RFC exemption, including that the Class M Certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (iii)
(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or any interest therein is an "insurance company general account", as such term is defined in Prohibited Transaction Class Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied (each entity that satisfies this clause (iii), a "Complying Insurance Company").

         If any Class M Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Class M Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or any interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer, the underwriter and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         If an allowable combination of Exchangeable Certificates or Exchanged Certificates is exchanged for its related Exchanged Certificates or Exchangeable Certificates, as applicable, as shown in Schedule A to this prospectus supplement, the class of certificates received in the exchange is expected to be eligible for exemptive relief under the RFC exemption to the extent that the class of certificates is rated, at the time of the exchange, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch, Moody's, DBRS Limited or DBRS, Inc. The purchase, sale or holding of any Exchangeable Certificates or Exchanged Certificates received in an exchange that are not eligible for exemptive relief under the RFC exemption may give rise to prohibited transactions if an ERISA plan and a "party in interest" as defined in Section 3(14) of ERISA or "disqualified person" as defined in Section 4975(e)(2) of the Internal Revenue Code with respect to such ERISA plan are involved in the transaction. Each purchaser of such ineligible Exchangeable Certificates or Exchanged Certificates shall be deemed to have represented, by virtue of its acquisition or holding of such certificate or an interest therein, that either
(i) it is not an ERISA plan or an ERISA plan investor; (ii) it is a Complying Insurance Company; or (iii) it has provided the depositor, the trustee and the master servicer with an opinion of counsel acceptable to and in form and substance satisfactory to those entities, which opinion will not be at the expense of those entities, that the purchase and holding of such Certificates by or on behalf of such ERISA plan or ERISA plan investor is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code (or comparable provisions of any subsequent enactments), and will not subject the depositor, the trustee or the master servicer to any obligation or liability
(including obligations or liabilities under ERISA or Section 4975 of the Internal Revenue Code) in addition to those undertaken in the related pooling and servicing agreement.

         Because the exemptive relief afforded by the RFC exemption or any similar exemption that might be available will not likely apply to the purchase, sale or holding of the Residual Certificates, transfers of those certificates to any ERISA plan investor will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel acceptable to and in form and substance satisfactory to those entities, which opinion will not be at the expense of those entities, that the purchase and holding of those certificates by or on behalf of the ERISA plan investor:

         o    is permissible under applicable law;

         o    will  not   constitute  or  result  in  a  non-exempt   prohibited
              transaction under ERISA or Section 4975 of the Internal Revenue Code (or comparable provisions of any subsequent enactments); and

         o will not subject the depositor, the trustee or the master servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Internal Revenue
              Code) in addition to those undertaken in the pooling and servicing agreement.

         As discussed in greater detail above under "Description of the Mortgage Pool--Sharia Mortgage Loans", the trust will include certain residential financing transactions, referred to as Sharia Mortgage Loans, that are structured so as to be permissible under Islamic law utilizing declining balance co-ownership structures. The DOL has not specifically considered the eligibility or treatment of Sharia Mortgage Loans under the RFC exemption, including whether they would be treated in the same manner as other single family residential mortgages. However, since the remedies in the event of default and certain other provisions of the Sharia Mortgage Loans held by the trust are similar to the remedial and other provisions in the residential mortgage loans contemplated by the DOL at time the RFC exemption was granted, the depositor believes that the Sharia Mortgage Loans should be treated as other single family residential mortgages under the RFC exemption.

         Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the offered certificates on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to: (i) whether the general conditions and the other requirements in the RFC exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the accompanying prospectus.

         The sale of any of the offered certificates to an ERISA plan is in no respect a representation by the depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                                                           SCHEDULE A

                                                       COMBINATION GROUPS


                     EXCHANGEABLE CLASSES                                                   EXCHANGED CLASSES


                                          PERCENTAGE                                                         PERCENTAGE
                             INITIAL      OF CURRENT                                            INITIAL      OF CURRENT
                          CERTIFICATE    CERTIFICATE                                          CERTIFICATE    CERTIFICATE
                           PRINCIPAL      PRINCIPAL                                            PRINCIPAL      PRINCIPAL
                           BALANCE OR      BALANCE      PASS-                                  BALANCE OR      BALANCE      PASS-
                            NOTIONAL     OR NOTIONAL   THROUGH                                  NOTIONAL     OR NOTIONAL   THROUGH
         CLASS               AMOUNT         AMOUNT       RATE                CLASS               AMOUNT         AMOUNT       RATE
--------------------------------------------------------------      --------------------------------------------------------------
COMBINATION GROUP I

Class A-6 Certificates    $ 18,089,000       100%       6.00%       Class A-17 Certificates   $ 25,019,000       100%       6.00%

Class A-9 Certificates    $  6,930,000       100%       6.00%
--------------------------------------------------------------      --------------------------------------------------------------
COMBINATION GROUP II

Class A-11 Certificates   $ 26,352,000       100%       6.00%       Class A-21 Certificates   $ 40,188,000       100%       6.00%

Class A-7 Certificates    $ 13,836,000       100%       6.00%
--------------------------------------------------------------      --------------------------------------------------------------
COMBINATION GROUP III

Class A-12 Certificates   $ 64,940,000       100%       6.00%       Class A-18 Certificates   $162,351,000       100%       6.00%

Class A-13 Certificates   $ 97,411,000       100%       6.00%
--------------------------------------------------------------      --------------------------------------------------------------
COMBINATION GROUP IV

Class A-14 Certificates   $ 14,667,000       100%       6.00%       Class A-30 Certificates   $177,018,000       100%       6.00%

Class A-18 Certificates   $162,351,000       100%       6.00%
--------------------------------------------------------------      --------------------------------------------------------------
COMBINATION GROUP V

Class A-14 Certificates   $ 14,667,000       100%       6.00%       Class A-19 Certificates   $ 41,444,000       100%       6.00%

Class A-22 Certificates   $ 26,777,000       100%       6.00%
--------------------------------------------------------------      --------------------------------------------------------------

                     EXCHANGEABLE CLASSES                                                   EXCHANGED CLASSES


                                          PERCENTAGE                                                         PERCENTAGE
                             INITIAL      OF CURRENT                                            INITIAL      OF CURRENT
                          CERTIFICATE    CERTIFICATE                                          CERTIFICATE    CERTIFICATE
                           PRINCIPAL      PRINCIPAL                                            PRINCIPAL      PRINCIPAL
                           BALANCE OR      BALANCE      PASS-                                  BALANCE OR      BALANCE      PASS-
                            NOTIONAL     OR NOTIONAL   THROUGH                                  NOTIONAL     OR NOTIONAL   THROUGH
         CLASS               AMOUNT         AMOUNT       RATE                CLASS               AMOUNT         AMOUNT       RATE
--------------------------------------------------------------      --------------------------------------------------------------
COMBINATION GROUP VI

Class A-15 Certificates   $ 19,360,000       100%       6.00%       Class A-22 Certificates   $ 26,777,000       100%       6.00%

Class A-16 Certificates   $  7,417,000       100%       6.00%
--------------------------------------------------------------      --------------------------------------------------------------
COMBINATION GROUP VII

Class A-17 Certificates   $ 25,019,000       100%       6.00%       Class A-23 Certificates   $ 66,463,000       100%       6.00%

Class A-19 Certificates   $ 41,444,000       100%       6.00%
--------------------------------------------------------------      --------------------------------------------------------------
COMBINATION GROUP VIII

Class A-18 Certificates   $162,351,000       100%       6.00%       Class A-20 Certificates   $230,147,000       100%       6.00%

Class A-19 Certificates   $ 41,444,000       100%       6.00%

Class A-11 Certificates   $ 26,352,000       100%       6.00%
--------------------------------------------------------------      --------------------------------------------------------------
COMBINATION GROUP IX

Class A-18 Certificates   $162,351,000       100%       6.00%       Class A-24 Certificates   $197,268,857       100%       Variable

Class A-19 Certificates   $ 41,444,000       100%       6.00%       Class A-25 Certificates     Notional         100%       Variable

Class A-11 Certificates   $ 26,352,000       100%       6.00%       Class A-34 Certificates   $ 32,878,143       100%       0.000%
--------------------------------------------------------------      --------------------------------------------------------------
COMBINATION GROUP X

Class A-18 Certificates   $162,351,000       100%       6.00%       Class A-24 Certificates   $197,268,857       100%       Variable

Class A-19 Certificates   $ 41,444,000       100%       6.00%       Class A-26 Certificates   $ 32,878,143       100%       Variable

Class A-11 Certificates   $ 26,352,000       100%       6.00%
--------------------------------------------------------------      --------------------------------------------------------------

                     EXCHANGEABLE CLASSES                                                   EXCHANGED CLASSES


                                          PERCENTAGE                                                         PERCENTAGE
                             INITIAL      OF CURRENT                                            INITIAL      OF CURRENT
                          CERTIFICATE    CERTIFICATE                                          CERTIFICATE    CERTIFICATE
                           PRINCIPAL      PRINCIPAL                                            PRINCIPAL      PRINCIPAL
                           BALANCE OR      BALANCE      PASS-                                  BALANCE OR      BALANCE      PASS-
                            NOTIONAL     OR NOTIONAL   THROUGH                                  NOTIONAL     OR NOTIONAL   THROUGH
         CLASS               AMOUNT         AMOUNT       RATE                CLASS               AMOUNT         AMOUNT       RATE
--------------------------------------------------------------      --------------------------------------------------------------
COMBINATION GROUP XI

Class A-18 Certificates   $162,351,000       100%       6.00%       Class A-27 Certificates   $197,268,857       100%       Variable

Class A-19 Certificates   $ 41,444,000       100%       6.00%       Class A-28 Certificates     Notional         100%       Variable

Class A-11 Certificates   $ 26,352,000       100%       6.00%       Class A-34 Certificates   $ 32,878,143       100%       0.00%
--------------------------------------------------------------      --------------------------------------------------------------
COMBINATION GROUP XII

Class A-18 Certificates   $162,351,000       100%       6.00%       Class A-27 Certificates   $197,268,857       100%       Variable

Class A-19 Certificates   $ 41,444,000       100%       6.00%       Class A-29 Certificates   $ 32,878,143       100%       Variable

Class A-11 Certificates   $ 26,352,000       100%       6.00%
--------------------------------------------------------------      --------------------------------------------------------------
COMBINATION GROUP XIII

Class A-18 Certificates   $162,351,000       100%       6.00%       Class A-31 Certificates   $197,268,857       100%       Variable

Class A-19 Certificates   $ 41,444,000       100%       6.00%       Class A-32 Certificates     Notional         100%       Variable

Class A-11 Certificates   $ 26,352,000       100%       6.00%       Class A-34 Certificates   $ 32,878,143       100%       0.00%
--------------------------------------------------------------      --------------------------------------------------------------
COMBINATION GROUP XIV

Class A-18 Certificates   $162,351,000       100%       6.00%       Class A-31 Certificates   $197,268,857       100%       Variable

Class A-19 Certificates   $ 41,444,000       100%       6.00%       Class A-33 Certificates   $ 32,878,143       100%       Variable

Class A-11 Certificates   $ 26,352,000       100%       6.00%
--------------------------------------------------------------      --------------------------------------------------------------
COMBINATION GROUP XV

Class A-18 Certificates   $162,351,000       100%       6.00%       Class A-35 Certificates   $184,117,600       100%       Variable

Class A-19 Certificates   $ 41,444,000       100%       6.00%       Class A-36 Certificates   $ 46,029,400       100%       Variable

Class A-11 Certificates   $ 26,352,000       100%       6.00%
--------------------------------------------------------------      --------------------------------------------------------------

                      [This Page Intentionally Left Blank]

                                   APPENDIX I



                 CREDIT SCORE DISTRIBUTION OF THE MORTGAGE LOANS

                              NUMBER OF MORTGAGE                       PERCENT OF MORTGAGE   AVERAGE PRINCIPAL     WEIGHTED AVERAGE
CREDIT SCORE RANGE                  LOANS          PRINCIPAL BALANCE         LOANS               BALANCE         LOAN-TO-VALUE RATIO
----------------------------- ------------------   -----------------   -------------------   -----------------   -------------------
620 - 639....................          29           $ 12,729,335              3.04%             $438,943                78.10%
640 - 659....................          26             12,304,579              2.94               473,253                75.08
660 - 679....................          50             22,460,951              5.36               449,219                76.12
680 - 699....................         106             53,313,816             12.72               502,961                75.59
700 - 719....................         101             58,845,022             14.04               582,624                71.72
720 - 739....................         109             65,193,190             15.56               598,103                75.10
740 - 759....................          94             53,232,761             12.70               566,306                74.51
760 - 779....................         109             64,821,137             15.47               594,689                72.58
780 - 799....................         103             61,847,824             14.76               600,464                71.13
800 or greater...............          25             14,359,662              3.43               574,386                77.24
                                     ----           ------------            ------              --------                -----
Total........................         752           $419,108,278            100.00%             $557,325                73.86%
                                     ====           ============            ======              ========                =====


         As of the cut-off date, the weighted average Credit Score of the Mortgage Loans will be approximately 733.


                      MORTGAGE RATES OF THE MORTGAGE LOANS

                                NUMBER OF                         PERCENT OF    AVERAGE PRINCIPAL    AVERAGE       WEIGHTED AVERAGE
MORTGAGE RATES (%)           MORTGAGE LOANS  PRINCIPAL BALANCE  MORTGAGE LOANS      BALANCE        CREDIT SCORE  LOAN-TO-VALUE RATIO
---------------------------- --------------  -----------------  --------------  -----------------  ------------  -------------------
5.500 - 5.624...............       1         $    197,082            0.05%     $  197,082              709             80.00%
5.625 - 5.749...............       1              533,079            0.13         533,079              738             80.00
5.750 - 5.874...............       4            2,423,108            0.58         605,777              768             62.70
5.875 - 5.999...............      19           10,540,050            2.51         554,739              741             71.88
6.000 - 6.124...............      28           15,121,733            3.61         540,062              739             70.73
6.125 - 6.249...............      52           28,535,357            6.81         548,757              747             74.12
6.250 - 6.374...............     169           96,098,627           22.93         568,631              745             74.46
6.375 - 6.499...............     193          107,529,270           25.66         557,146              734             74.93
6.500 - 6.624...............     155           84,752,124           20.22         546,788              726             73.38
6.625 - 6.749...............      57           33,493,920            7.99         587,613              723             73.29
6.750 - 6.874...............      37           21,602,820            5.15         583,860              716             74.24
6.875 - 6.999...............      19            9,680,345            2.31         509,492              694             76.93
7.000 - 7.124...............       9            5,704,500            1.36         633,833              724             58.81
7.125 - 7.249...............       4            1,362,007            0.32         340,502              710             84.86
7.250 - 7.374...............       1            1,000,000            0.24       1,000,000              697             74.00
7.375 - 7.499...............       2              350,529            0.08         175,264              688             80.00
7.500 - 7.624...............       1              183,726            0.04         183,726              641             80.00
                                 ---         ------------          ------      ----------              ---             -----
Total.......................     752         $419,108,278          100.00%     $  557,325              733             73.86%
                                 ===         ============          ======      ==========              ===             =====

         As of the cut-off date, the weighted average mortgage rate of the Mortgage Loans will be approximately 6.3889% per annum.

         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                                          WEIGHTED
                                                                                                         WEIGHTED         AVERAGE
ORIGINAL MORTGAGE LOAN             NUMBER OF                         PERCENT OF         AVERAGE       AVERAGE CREDIT   LOAN-TO-VALUE
BALANCE ($)                     MORTGAGE LOANS  PRINCIPAL BALANCE  MORTGAGE LOANS  PRINCIPAL BALANCE      SCORE            RATIO
------------------------------  --------------  -----------------  --------------  -----------------  --------------  --------------
100,000 or less...............          1        $     95,822           0.02%        $   95,822             628            80.00%
100,001 to 200,000............         19           3,238,628           0.77            170,454             680            80.24
200,001 to 300,000............         34           8,592,912           2.05            252,733             700            80.40
300,001 to 400,000............         19           6,852,798           1.64            360,674             714            76.59
400,001 to 500,000............        251         116,783,397          27.86            465,272             724            75.89
500,001 to 600,000............        242         132,401,887          31.59            547,115             737            74.61
600,001 to 700,000............         76          49,063,863          11.71            645,577             738            73.82
700,001 to 800,000............         47          35,549,645           8.48            756,375             744            71.64
800,001 to 900,000............         20          17,073,775           4.07            853,689             729            68.78
900,001 to 1,000,000..........         26          25,295,056           6.04            972,887             740            70.56
1,000,001 to 1,100,000........          3           3,190,000           0.76          1,063,333             766            73.53
1,100,001 to 1,200,000........          1           1,168,560           0.28          1,168,560             707            64.00
1,200,001 to 1,300,000........          2           2,505,062           0.60          1,252,531             736            47.76
1,300,001 to 1,400,000........          3           4,052,300           0.97          1,350,767             779            76.56
1,400,001 to 1,500,000........          5           7,247,977           1.73          1,449,595             725            77.01
1,900,001 to 2,000,000........          3           5,996,596           1.43          1,998,865             758            50.67
                                      ---        ------------         ------         ----------             ---            -----
Total.........................        752        $419,108,278         100.00%        $  557,325             733            73.86%
                                      ===        ============         ======         ==========             ===            =====


          ORIGINAL MORTGAGE LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                                                                 PERCENT                                 WEIGHTED
ORIGINAL LOAN-TO-VALUE           NUMBER OF MORTGAGE                            OF MORTGAGE      AVERAGE PRINCIPAL        AVERAGE
RATIO (%)                              LOANS            PRINCIPAL BALANCE        LOANS               BALANCE           CREDIT SCORE
------------------------------   ------------------     -----------------      -----------      -----------------      -----------
00.01 - 50.00.................          26                 $ 19,619,270           4.68%             $754,587                743
50.01 - 55.00.................          13                    7,744,368           1.85               595,721                769
55.01 - 60.00.................          39                   24,235,537           5.78               621,424                739
60.01 - 65.00.................          39                   22,800,537           5.44               584,629                723
65.01 - 70.00.................          53                   32,775,224           7.82               618,400                728
70.01 - 75.00.................         103                   62,649,166          14.95               608,244                733
75.01 - 80.00.................         440                  233,401,826          55.69               530,459                735
80.01 - 85.00.................          10                    4,274,718           1.02               427,472                716
85.01 - 90.00.................          22                    9,502,658           2.27               431,939                687
90.01 - 95.00.................           7                    2,104,974           0.50               300,711                695
                                       ---                 ------------         ------              --------                ---
Total.........................         752                 $419,108,278         100.00%             $557,325                733
                                       ===                 ============         ======              ========                ===

         The weighted average Loan-to-Value ratio at origination of the Mortgage Loans will be approximately 73.86%.

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE MORTGAGE LOANS

                                                                                                                          WEIGHTED
                                                                                                          WEIGHTED        AVERAGE
                                    NUMBER OF                         PERCENT OF         AVERAGE       AVERAGE CREDIT  LOAN-TO-VALUE
STATE                            MORTGAGE LOANS  PRINCIPAL BALANCE  MORTGAGE LOANS  PRINCIPAL BALANCE      SCORE            RATIO
-------------------------------- --------------  -----------------  --------------  -----------------  --------------  -------------
Alabama.........................       1          $    162,757          0.04%         $  162,757            691           80.00%
Arizona.........................      26            15,795,342          3.77             607,513            725           74.61
California......................     241           133,353,506         31.82             553,334            738           71.96
Colorado........................      20            11,154,466          2.66             557,723            737           79.61
Connecticut.....................       9             4,230,630          1.01             470,070            738           79.40
District of Columbia............       7             3,993,038          0.95             570,434            752           73.87
Florida.........................      45            24,280,336          5.79             539,563            723           73.12
Georgia.........................       8             4,079,626          0.97             509,953            726           76.52
Hawaii..........................       3             2,096,278          0.50             698,759            755           71.13
Idaho...........................       2               896,400          0.21             448,200            730           65.37
Illinois........................      16             8,785,702          2.10             549,106            734           78.08
Indiana.........................       5             2,761,543          0.66             552,309            732           76.57
Kansas..........................       2             2,617,675          0.62           1,308,837            729           80.00
Kentucky........................       2             1,208,468          0.29             604,234            721           71.61
Louisiana.......................       3               995,180          0.24             331,727            719           83.06
Massachusetts...................      20            10,712,073          2.56             535,604            728           75.11
Maryland........................      35            20,726,771          4.95             592,193            724           76.32
Maine...........................       3             1,830,238          0.44             610,079            716           75.85
Michigan........................       4             2,346,354          0.56             586,589            746           76.72
Minnesota.......................      13             6,901,184          1.65             530,860            740           73.98
Missouri........................       1               991,700          0.24             991,700            717           62.00
Montana.........................       4             3,487,242          0.83             871,811            752           64.66
North Carolina..................       7             4,267,782          1.02             609,683            740           74.56
New Hampshire...................       2             1,267,651          0.30             633,825            683           63.95
New Jersey......................      47            24,907,017          5.94             529,937            725           74.97
New Mexico......................       2             1,015,241          0.24             507,621            726           81.38
Nevada..........................       9             7,014,394          1.67             779,377            745           61.04
New York........................      39            23,847,150          5.69             611,465            723           75.15
Ohio............................       2               809,455          0.19             404,728            714           83.63
Oklahoma........................       1               949,099          0.23             949,099            713           64.00
Oregon..........................      12             6,531,966          1.56             544,330            754           75.13
Pennsylvania....................      11             4,987,620          1.19             453,420            717           76.53
Rhode Island....................       2               743,321          0.18             371,661            708           82.63
South Carolina..................       5             3,398,106          0.81             679,621            742           70.14
Tennessee.......................       9             6,490,587          1.55             721,176            746           76.37
Texas...........................      12             8,602,796          2.05             716,900            732           65.31
Utah............................      12             4,568,589          1.09             380,716            707           74.87
Virginia........................      60            30,595,657          7.30             509,928            738           77.32
Washington......................      44            22,089,656          5.27             502,038            732           75.69
Wisconsin.......................       5             3,103,137          0.74             620,627            739           76.15
West Virginia...................       1               512,547          0.12             512,547            687           57.00
                                     ---          ------------        ------          ----------            ---           -----
Total...........................     752          $419,108,278        100.00%         $  557,325            733           73.86%
                                     ===          ============        ======          ==========           ===            =====

         No more than 0.9% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code area in Maryland and no more than 0.7% of the Mortgage Loans will be secured by mortgage properties located in any one zip code area outside Maryland.

                   MORTGAGE LOAN PURPOSE OF THE MORTGAGE LOANS


                                                                                                        WEIGHTED
                                        NUMBER OF                    PERCENT OF         AVERAGE         AVERAGE         WEIGHTED
                                         MORTGAGE     PRINCIPAL       MORTGAGE         PRINCIPAL         CREDIT        AVERAGE LOAN-
          LOAN PURPOSE                    LOANS        BALANCE          LOANS           BALANCE           SCORE       TO-VALUE RATIO
-----------------------------------     ---------   ------------     ----------      -------------      --------      --------------
Purchase ..........................        300      $175,494,356        41.87%         $ 584,981           746           77.06%
Rate/Term Refinance ...............        178        98,874,915        23.59            555,477           727           73.72
Equity Refinance ..................        274       144,739,007        34.54            528,245           721           70.07
                                        ---------   ------------     ----------        ---------        --------      --------------
Total .............................        752      $419,108,278       100.00%         $ 557,325           733           73.86%
                                        =========   ============     ==========        =========        ========      ==============


             MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS


                                                                                                        WEIGHTED
                                        NUMBER OF                    PERCENT OF         AVERAGE         AVERAGE         WEIGHTED
                                         MORTGAGE     PRINCIPAL       MORTGAGE         PRINCIPAL         CREDIT        AVERAGE LOAN-
        DOCUMENTATION TYPE                LOANS        BALANCE          LOANS           BALANCE           SCORE       TO-VALUE RATIO
-----------------------------------     ---------   ------------     ----------      -------------      --------      --------------
Full/Alternate Documentation ......        466      $253,177,119        60.41%         $ 543,299           728           75.22%
Reduced Documentation .............        286       165,931,159        39.59            580,179           740           71.78
                                        ---------   ------------     ----------        ---------        --------      --------------
Total .............................        752      $419,108,278       100.00%         $ 557,325           733           73.86%
                                        =========   ============     ==========        =========        ========      ==============

         No more than 35.4% of reduced documentation Mortgage Loans will be secured by mortgaged properties located in California.


         Approximately 0.4% of the Mortgage Loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                      OCCUPANCY TYPES OF THE MORTGAGE LOANS


                                                                                                        WEIGHTED
                                        NUMBER OF                    PERCENT OF         AVERAGE         AVERAGE         WEIGHTED
                                         MORTGAGE     PRINCIPAL       MORTGAGE         PRINCIPAL         CREDIT        AVERAGE LOAN-
          OCCUPANCY TYPE                  LOANS        BALANCE          LOANS           BALANCE           SCORE       TO-VALUE RATIO
-----------------------------------     ---------   ------------     ----------      -------------      --------      --------------
Primary Residence .................        718      $398,887,083        95.18%         $ 555,553           732           73.89%
Second/Vacation ...................         34        20,221,195         4.82            594,741           763           73.25
                                        ---------   ------------     ----------        ---------        --------      --------------
Total .............................        752      $419,108,278       100.00%         $ 557,325           733           73.86%
                                        =========   ============     ==========


                 PROPERTY VALUATION TYPES OF THE MORTGAGE LOANS


                                                                                                        WEIGHTED
                                        NUMBER OF                    PERCENT OF         AVERAGE         AVERAGE         WEIGHTED
                                         MORTGAGE     PRINCIPAL       MORTGAGE         PRINCIPAL         CREDIT        AVERAGE LOAN-
       PROPERTY VALUATION TYPE            LOANS        BALANCE          LOANS           BALANCE           SCORE       TO-VALUE RATIO
-----------------------------------     ---------   ------------     ----------      -------------      --------      --------------
Automated Valuation Model .........         46      $ 17,175,717         4.10%         $ 373,385           724           74.65%
Appraisal .........................        706       401,932,561        95.90            569,310           733           73.82
                                        ---------   ------------     ----------        ---------        --------      --------------
Total .............................        752      $419,108,278       100.00%         $ 557,325           733           73.86%
                                        =========   ============     ==========

                 MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS



                                                                                                        WEIGHTED
                                        NUMBER OF                    PERCENT OF         AVERAGE         AVERAGE         WEIGHTED
                                         MORTGAGE     PRINCIPAL       MORTGAGE         PRINCIPAL         CREDIT        AVERAGE LOAN-
          PROPERTY TYPE                   LOANS        BALANCE          LOANS           BALANCE           SCORE       TO-VALUE RATIO
-----------------------------------     ---------   ------------     ----------      -------------      --------      --------------
Single-family detached ............        503      $276,144,402        65.89%         $ 548,995           731           73.26%
Planned Unit Developments (detached)       163        98,983,812        23.62            607,263           733           73.70
Condo Low-Rise (less than 5 stories)        41        20,248,581         4.83            493,868           736           78.54
Planned Unit Developments (attached)        15         6,740,681         1.61            449,379           736           79.35
Two-to-four family units ..........         11         6,122,068         1.46            556,552           731           75.40
Condo High-Rise (9 stories or more)          9         4,862,215         1.16            540,246           771           78.20
Townhouse .........................          6         3,116,825         0.74            519,471           753           78.85
Cooperative Units .................          2         1,723,746         0.41            861,873           758           75.00
Condo Mid-Rise (5 to 8 stories) ...          2         1,165,949         0.28            582,974           776           75.27
                                        ---------   ------------     ----------        ---------        --------      --------------
Total .............................        752      $419,108,278       100.00%         $ 557,325           733           73.86%
                                        =========   ============     ==========


                NET MORTGAGE RATES OF THE DISCOUNT MORTGAGE LOANS


                                                                                                        WEIGHTED
                                        NUMBER OF                    PERCENT OF         AVERAGE         AVERAGE         WEIGHTED
                                         MORTGAGE     PRINCIPAL       MORTGAGE         PRINCIPAL         CREDIT        AVERAGE LOAN-
        NET MORTGAGE RATES (%)            LOANS        BALANCE          LOANS           BALANCE           SCORE       TO-VALUE RATIO
-----------------------------------     ---------   ------------     ----------      -------------      --------      --------------
5.250 .............................          1      $    197,082         0.05%         $ 197,082           709           80.00%
5.375 .............................          1           533,079         0.13            533,079           738           80.00
5.500 .............................          4         2,423,108         0.58            605,777           768           62.70
5.625 .............................         19        10,540,050         2.51            554,739           741           71.88
5.750 .............................         28        15,121,733         3.61            540,062           739           70.73
5.875 .............................         52        28,535,357         6.81            548,757           747           74.12
                                        ---------   ------------     ----------        ---------        --------      --------------
Total .............................        105      $ 57,350,409        13.68%         $ 546,194           744           72.40%
                                        =========   ============     ==========

         As of the cut-off date, the weighted average of the Discount Fractions of the Discount Mortgage Loans will be approximately 3.775739360%.


                     AMORTIZATION TYPE OF THE MORTGAGE LOANS


                                                                                                        WEIGHTED
                                        NUMBER OF                    PERCENT OF         AVERAGE         AVERAGE         WEIGHTED
                                         MORTGAGE     PRINCIPAL       MORTGAGE         PRINCIPAL         CREDIT        AVERAGE LOAN-
AMORTIZATION TYPE                         LOANS        BALANCE          LOANS           BALANCE           SCORE       TO-VALUE RATIO
-----------------------------------     ---------   ------------     ----------      -------------      --------      --------------
Fully Amortizing ..................        473      $251,561,452        60.02%         $ 531,842           730           73.74%
Initial Interest Only Period -
  Ten Years .......................        274       164,309,827        39.20            599,671           738           74.11
Initial Interest Only Period -
  Fifteen Years ...................          5         3,237,000         0.77            647,400           736           70.08
                                        ---------   ------------     ----------        ---------        --------      --------------
Total .............................        752      $419,108,278       100.00%         $ 557,325           733           73.86%
                                        =========   ============     ==========

                      [This Page Intentionally Left Blank]

                                   APPENDIX II


                            PLANNED PRINCIPAL BALANCE

                                                 PLANNED PRINCIPAL
      DISTRIBUTION DATES                              BALANCE
----------------------------                     -----------------
July 2007...................                     $  25,617,000.00
August 2007.................                     $  25,617,000.00
September 2007..............                     $  25,617,000.00
October 2007................                     $  25,617,000.00
November 2007...............                     $  25,617,000.00
December 2007...............                     $  25,617,000.00
January 2008................                     $  25,617,000.00
February 2008...............                     $  25,617,000.00
March 2008..................                     $  25,617,000.00
April 2008..................                     $  25,617,000.00
May 2008....................                     $  25,617,000.00
June 2008...................                     $  25,617,000.00
July 2008...................                     $  25,190,600.12
August 2008.................                     $  24,739,639.02
September 2008..............                     $  24,264,295.85
October 2008................                     $  23,764,762.29
November 2008...............                     $  23,241,242.45
December 2008...............                     $  22,693,952.70
January 2009................                     $  22,123,121.60
February 2009...............                     $  21,528,989.67
March 2009..................                     $  20,911,809.30
April 2009..................                     $  20,271,844.52
May 2009....................                     $  19,609,370.86
June 2009...................                     $  18,924,675.15
July 2009...................                     $  18,218,055.29
August 2009.................                     $  17,489,820.08
September 2009..............                     $  16,740,288.95
October 2009................                     $  15,969,791.80
November 2009...............                     $  15,178,668.69
December 2009...............                     $  14,381,675.35
January 2010................                     $  13,588,775.64
February 2010...............                     $  12,799,982.99
March 2010..................                     $  12,015,276.48
April 2010..................                     $  11,234,635.32
May 2010....................                     $  10,458,038.83
June 2010...................                     $   9,685,466.43
July 2010...................                     $   8,916,897.64
August 2010.................                     $   8,152,312.11
September 2010..............                     $   7,391,689.57
October 2010................                     $   6,635,009.86
November 2010...............                     $   5,882,252.95
December 2010...............                     $   5,133,398.88
January 2011................                     $   4,388,427.82
February 2011...............                     $   3,647,320.03
March 2011..................                     $   2,910,055.87
April 2011..................                     $   2,176,615.82
May 2011....................                     $   1,446,980.43
June 2011...................                     $     721,130.39
July 2011...................                     $           0.00

                      [This Page Intentionally Left Blank]

                                  APPENDIX III


                           TARGETED PRINCIPAL BALANCE


                                           TARGETED PRINCIPAL
      DISTRIBUTION DATES                        BALANCE
----------------------------               ------------------
July 2007...................                $  75,000,000.00
August 2007.................                $  74,841,918.84
September 2007..............                $  74,653,057.95
October 2007................                $  74,433,495.03
November 2007...............                $  74,183,292.42
December 2007...............                $  73,902,532.08
January 2008................                $  73,591,315.48
February 2008...............                $  73,249,763.67
March 2008..................                $  72,878,017.19
April 2008..................                $  72,476,236.02
May 2008....................                $  72,044,599.48
June 2008...................                $  71,583,306.16
July 2008...................                $  71,501,917.61
August 2008.................                $  71,414,905.39
September 2008..............                $  71,322,352.96
October 2008................                $  71,224,350.40
November 2008...............                $  71,120,994.21
December 2008...............                $  71,012,387.34
January 2009................                $  70,898,638.93
February 2009...............                $  70,779,864.30
March 2009..................                $  70,656,184.76
April 2009..................                $  70,527,727.48
May 2009....................                $  70,394,625.33
June 2009...................                $  70,257,016.73
July 2009...................                $  70,115,045.48
August 2009.................                $  69,968,860.58
September 2009..............                $  69,818,616.06
October 2009................                $  69,664,470.73
November 2009...............                $  69,506,588.06
December 2009...............                $  69,348,504.07
January 2010................                $  69,192,574.08
February 2010...............                $  69,038,786.87
March 2010..................                $  68,887,123.21
April 2010..................                $  68,737,564.03
May 2010....................                $  68,590,090.39
June 2010...................                $  68,444,683.49
July 2010...................                $  68,301,324.72
August 2010.................                $  68,159,995.57
September 2010..............                $  68,020,677.71
October 2010................                $  67,883,352.95
November 2010...............                $  67,748,003.21
December 2010...............                $  67,614,610.61
January 2011................                $  67,483,157.35
February 2011...............                $  67,353,625.83
March 2011..................                $  67,225,998.55
April 2011..................                $  67,100,258.15
May 2011....................                $  66,976,387.43
June 2011...................                $  66,854,369.32
July 2011...................                $  66,733,271.46
August 2011.................                $  65,925,304.40
September 2011..............                $  65,122,718.35
October 2011................                $  64,325,478.62
November 2011...............                $  63,533,550.70


                                     III-1

                                           TARGETED PRINCIPAL
      DISTRIBUTION DATES                        BALANCE
----------------------------               ------------------
December 2011...............                $  62,746,900.35
January 2012................                $  61,965,493.53
February 2012...............                $  61,189,296.42
March 2012..................                $  60,418,275.42
April 2012..................                $  59,652,397.16
May 2012....................                $  58,891,628.48
June 2012...................                $  58,135,936.44
July 2012...................                $  57,385,288.31
August 2012.................                $  56,695,756.19
September 2012..............                $  56,011,121.20
October 2012................                $  55,331,351.44
November 2012...............                $  54,656,415.19
December 2012...............                $  53,986,280.94
January 2013................                $  53,320,917.39
February 2013...............                $  52,660,293.45
March 2013..................                $  52,004,378.23
April 2013..................                $  51,353,141.03
May 2013....................                $  50,706,551.37
June 2013...................                $  50,064,578.96
July 2013...................                $  49,427,193.70
August 2013.................                $  48,808,058.08
September 2013..............                $  48,193,362.10
October 2013................                $  47,583,076.45
November 2013...............                $  46,977,171.99
December 2013...............                $  46,375,619.80
January 2014................                $  45,778,391.13
February 2014...............                $  45,185,457.42
March 2014..................                $  44,596,790.30
April 2014..................                $  44,012,361.58
May 2014....................                $  43,432,143.26
June 2014...................                $  42,856,107.53
July 2014...................                $  42,284,226.76
August 2014.................                $  41,742,358.37
September 2014..............                $  41,204,368.07
October 2014................                $  40,670,229.73
November 2014...............                $  40,139,917.37
December 2014...............                $  39,613,405.19
January 2015................                $  39,090,667.56
February 2015...............                $  38,571,679.03
March 2015..................                $  38,056,414.30
April 2015..................                $  37,544,848.26
May 2015....................                $  37,036,955.94
June 2015...................                $  36,532,712.56
July 2015...................                $  36,032,093.49
August 2015.................                $  35,558,989.10
September 2015..............                $  35,089,189.38
October 2015................                $  34,622,672.03
November 2015...............                $  34,159,414.88
December 2015...............                $  33,699,395.93
January 2016................                $  33,242,593.32
February 2016...............                $  32,788,985.32
March 2016..................                $  32,338,550.37
April 2016..................                $  31,891,267.02
May 2016....................                $  31,447,114.01
June 2016...................                $  31,006,070.17
July 2016...................                $  30,568,114.50
August 2016.................                $  30,154,941.28
September 2016..............                $  29,744,511.81
October 2016................                $  29,336,808.22



                                     III-2

                                           TARGETED PRINCIPAL
      DISTRIBUTION DATES                        BALANCE
----------------------------               ------------------
November 2016...............                $  28,931,812.77
December 2016...............                $  28,529,507.82
January 2017................                $  28,129,875.85
February 2017...............                $  27,732,899.44
March 2017..................                $  27,338,561.30
April 2017..................                $  26,946,844.24
May 2017....................                $  26,557,731.20
June 2017...................                $  26,171,205.20
July 2017...................                $  25,742,589.59
August 2017.................                $  25,316,868.84
September 2017..............                $  24,894,024.04
October 2017................                $  24,474,036.40
November 2017...............                $  24,056,887.27
December 2017...............                $  23,642,558.09
January 2018................                $  23,231,030.45
February 2018...............                $  22,822,286.04
March 2018..................                $  22,416,306.68
April 2018..................                $  22,013,074.31
May 2018....................                $  21,612,570.96
June 2018...................                $  21,214,778.82
July 2018...................                $  20,819,680.15
August 2018.................                $  20,427,257.36
September 2018..............                $  20,037,492.96
October 2018................                $  19,650,369.58
November 2018...............                $  19,265,869.95
December 2018...............                $  18,883,976.92
January 2019................                $  18,504,673.45
February 2019...............                $  18,127,942.61
March 2019..................                $  17,753,767.58
April 2019..................                $  17,382,131.65
May 2019....................                $  17,013,018.22
June 2019...................                $  16,646,410.79
July 2019...................                $  16,282,292.99
August 2019.................                $  15,920,648.51
September 2019..............                $  15,561,461.19
October 2019................                $  15,204,714.97
November 2019...............                $  14,850,393.86
December 2019...............                $  14,498,482.00
January 2020................                $  14,148,963.65
February 2020...............                $  13,801,823.13
March 2020..................                $  13,457,044.89
April 2020..................                $  13,114,613.47
May 2020....................                $  12,774,513.52
June 2020...................                $  12,436,729.78
July 2020...................                $  12,101,247.09
August 2020.................                $  11,768,050.40
September 2020..............                $  11,437,124.73
October 2020................                $  11,108,455.24
November 2020...............                $  10,782,027.14
December 2020...............                $  10,457,825.76
January 2021................                $  10,135,836.53
February 2021...............                $   9,816,044.96
March 2021..................                $   9,498,436.67
April 2021..................                $   9,182,997.36
May 2021....................                $   8,869,712.81
June 2021...................                $   8,558,568.93
July 2021...................                $   8,249,551.69
August 2021.................                $   7,942,647.17
September 2021..............                $   7,637,841.52

                                     III-3

                                           TARGETED PRINCIPAL
      DISTRIBUTION DATES                        BALANCE
----------------------------               ------------------
October 2021................                $   7,335,120.99
November 2021...............                $   7,034,471.92
December 2021...............                $   6,735,880.75
January 2022................                $   6,439,333.99
February 2022...............                $   6,144,818.24
March 2022..................                $   5,852,320.19
April 2022..................                $   5,561,826.62
May 2022....................                $   5,273,324.39
June 2022...................                $   4,986,800.45
July 2022...................                $   4,701,481.59
August 2022.................                $   4,417,940.26
September 2022..............                $   4,136,345.64
October 2022................                $   3,856,684.99
November 2022...............                $   3,578,945.60
December 2022...............                $   3,303,114.89
January 2023................                $   3,029,180.33
February 2023...............                $   2,757,129.50
March 2023..................                $   2,486,950.02
April 2023..................                $   2,218,629.64
May 2023....................                $   1,952,156.14
June 2023...................                $   1,687,517.41
July 2023...................                $   1,424,701.42
August 2023.................                $   1,163,696.20
September 2023..............                $     904,489.86
October 2023................                $     647,070.61
November 2023...............                $     391,426.71
December 2023...............                $     137,546.51
January 2024................                $           0.00


                                     III-4

PROSPECTUS SUPPLEMENT DATED JUNE 27, 2007 (TO PROSPECTUS DATED APRIL 6, 2007)

                                 $702,029,084
                          RFMSI SERIES 2007-S6 TRUST
                                ISSUING ENTITY
               RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                  DEPOSITOR
                       RESIDENTIAL FUNDING COMPANY, LLC
                         MASTER SERVICER AND SPONSOR

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-S6

The trust will hold a pool of one- to four-family residential first lien mortgage loans divided into two loan groups.

The trust will issue these classes of certificates that are offered under this prospectus supplement:

     o 41 classes of senior certificates designated Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-15, Class I-A-16, Class I-A-17, Class I-A-18, Class I-A-19, Class I-A-20, Class I-A-V, Class I-A-P, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-7, Class II-A-8, Class II-A-9, Class II-A-10, Class II-A-11, Class II-A-12, Class II-A-13, Class II-A-14, Class II-A-15, Class II-A-V, Class II-A-P, Class R-I and Class R-II Certificates; and

     o 6 classes of subordinated certificates designated Class I-M-1, Class I-M-2, Class I-M-3, Class II-M-1, Class II-M-2 and Class II-M-3 Certificates,

all as more fully described in the table on pages S-5 and S-6 of this prospectus supplement.

CERTAIN CLASSES OF OFFERED CERTIFICATES ARE EXCHANGEABLE FOR OTHER CLASSES OF OFFERED CERTIFICATES AS MORE FULLY DESCRIBED IN THIS PROSPECTUS SUPPLEMENT.

Credit enhancement for all of these certificates will be provided by additional classes of subordinated certificates which are not offered hereby.

Distributions on the certificates will be on the 25th of each month or, if the 25th is not a business day, on the next business day, beginning July 25, 2007.

-----------------------------------------------------------------------------

 YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-20 IN THIS PROSPECTUS SUPPLEMENT.

----------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE CERTIFICATES REPRESENT INTERESTS ONLY IN THE TRUST, AS THE ISSUING ENTITY, AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC., AS THE DEPOSITOR, RESIDENTIAL FUNDING COMPANY, LLC, AS THE SPONSOR, OR ANY OF THEIR AFFILIATES.

Citigroup Global Markets Inc., as an underwriter, will purchase all but four classes of the senior certificates from the depositor in the amounts described in "Method of Distribution" on page S-135 of this prospectus supplement. The net proceeds to the depositor from the sale of these senior underwritten certificates will be approximately 99.68% of the aggregate certificate principal balance of these senior underwritten certificates plus accrued interest, before deducting expenses.

Residential Funding Securities, LLC, as an underwriter, will purchase the Class M Certificates from the depositor in the amounts described in "Method of Distribution" on page S-135 of this prospectus supplement. The net proceeds to the depositor from the sale of the Class M Certificates will be approximately 85.36% of the aggregate certificate principal balance of the Class M Certificates plus accrued interest, before deducting expenses.

The offered certificates are offered by the issuing entity through the underwriters to prospective purchasers from time to time in negotiated transactions at varying prices to be determined at the time of sale. There is no underwriting agreement for the remaining four classes of senior certificates.

CITI                                                       GMAC RFC SECURITIES

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

            o     the   accompanying   prospectus,    which   provides   general
                  information, some of which may not apply to your series of certificates; and

            o this prospectus supplement, which describes the specific terms of your series of certificates.

      The information in this prospectus supplement, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes any information contained in any prior similar materials relating to the offered certificates, is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in this prospectus supplement and to solicit an offer to purchase the offered certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the offered certificates, until we have accepted your offer to purchase the offered certificates.

      The offered certificates are being sold when, as and if issued. The depositor is not obligated to issue the offered certificates or any similar security and the underwriters' obligation to deliver the offered certificates is subject to the terms and conditions of its underwriting agreement with the depositor and the availability of the offered certificates when, as and if issued by the depositor. You are advised that the terms of the offered certificates, and the characteristics of the related loan group backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the related loan group may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the related loan group, and that one or more classes of certificates may be split, combined or eliminated). You are advised that the offered certificates may not be issued that have the characteristics described in this prospectus supplement and the accompanying prospectus. The underwriters' obligation to sell any of the offered certificates to you is conditioned on the mortgage loans in the related loan group and the offered certificates having the characteristics described in this prospectus supplement. If for any reason the depositor does not deliver the offered certificates, the underwriters will notify you, and none of the depositor, the master servicer or any underwriter will have any obligation to you to deliver all or any portion of the offered certificates which you have committed to purchase.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437 and its telephone number is (952) 857-7000.

                             EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each, referred to in this prospectus supplement as a Relevant Member State, the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to in this prospectus supplement as the Relevant Implementation Date, it has not made and will not make an offer of the Class I-A-7 Certificates and the Class I-A-8
Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the

Class I-A-7 Certificates and the Class I-A-8 Certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
      (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the preceding paragraph, (i) "offer of the Class I-A-7 Certificates and the Class I-A-8 Certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and (ii) "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act, referred to in this prospectus supplement as FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

SUMMARY........................................................................3
RISK FACTORS..................................................................20

               Risk of Loss...................................................20
               Risks Relating to  Primary Mortgage Insurers...................23
               Limited Obligations............................................23
               Liquidity Risks................................................24
               Bankruptcy Risks...............................................24
               Special Yield and  Prepayment  Considerations..................24

ISSUING ENTITY................................................................34
SPONSOR AND MASTER SERVICER...................................................34
SPONSOR SECURITIZATION EXPERIENCE.............................................35
MASTER SERVICER SERVICING EXPERIENCE..........................................37
AFFILIATIONS AMONG TRANSACTION PARTIES........................................40
DESCRIPTION OF THE MORTGAGE POOL..............................................41

               General........................................................41
               Mortgage Pool Characteristics..................................41
               Sharia Mortgage Loans..........................................45
               Static Pool Information........................................46
               Primary Mortgage Insurance and Primary Hazard Insurance........47
               Underwriting Standards.........................................48
               Automated Valuation Platform...................................48
               Originators....................................................48
               Additional Information.........................................49

THE YIELD MAINTENANCE AGREEMENT PROVIDER......................................49
DESCRIPTION OF THE CERTIFICATES...............................................50

               General........................................................50
               Exchangeable Certificates......................................54
               Glossary of Terms..............................................55
               Distributions on Certain Classes of Exchangeable
               Certificates...................................................67
               Interest Distributions.........................................67
               Determination of LIBOR.........................................70
               Principal Distributions on the Senior Certificates.............71
               Principal Distributions on the PAC Certificates................74
               Principal Distributions on the TAC Certificates................75
               Principal Distributions on the Class M Certificates............75
               Allocation of Losses; Subordination............................78
               Advances.......................................................83
               Residual Interests.............................................84
               The Yield Maintenance Agreement................................84

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS...................................86

               General........................................................86
               Prepayment Considerations......................................86
               Allocation of Principal Payments...............................88
               Realized Losses and Interest Shortfalls........................92
               Pass-Through Rates.............................................93
               Purchase Price.................................................93
               Final Scheduled Distribution Date..............................94
               Weighted Average Life..........................................94
               Adjustable Rate Certificate Yield Considerations..............107
               Principal Only Certificate and Variable Strip Certificate
               Yield Considerations..........................................110
               Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3
               Certificate Yield Considerations..............................112
               Additional Yield Considerations Applicable Solely to the
               Residual Certificates.........................................116

POOLING AND SERVICING AGREEMENT..............................................116

               General.......................................................116
               Custodial Arrangements........................................117
               The Master Servicer and Subservicers..........................117

HOMECOMINGS FINANCIAL, LLC PRIMARY SERVICING PORTFOLIO.......................119

               Servicing and Other Compensation and Payment of Expenses......124
               Reports to Certificateholders.................................125
               Voting Rights.................................................125
               Termination...................................................125
               Trustee.......................................................127

LEGAL PROCEEDINGS............................................................128
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.....................................128

               Special Tax Considerations Applicable to the Class I-A-6,
               Class I-A-17, Class II-A-5 and Class II-A-10 Certificates.....129
               Special Tax Considerations Applicable to Exchangeable
               Certificates..................................................132
               Special Tax Considerations Applicable to Residual
               Certificates..................................................132

STATE AND OTHER TAX CONSEQUENCES.............................................135
USE OF PROCEEDS..............................................................135
METHOD OF DISTRIBUTION.......................................................135

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----

LEGAL OPINIONS...............................................................137
RATINGS......................................................................137
LEGAL INVESTMENT.............................................................138
ERISA CONSIDERATIONS.........................................................138
Schedule A Combination Groups For Exchangeable Certificates .................A-1
Appendix I Group I Mortgage Loan Statistical Information ....................I-1
Appendix II Group II Mortgage Loan Statistical Information .................II-1
Appendix III Aggregate Planned Principal Balance ..........................III-1
Appendix IV Targeted Principal Balance......................................IV-1
Appendix V Yield Maintenance Agreements Notional Balances ...................V-1

                      [This Page Intentionally Left Blank]

--------------------------------------------------------------------------------

                                   SUMMARY

      The following summary provides a brief description of material aspects of this offering and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

Issuing entity................   RFMSI Series 2007-S6 Trust.

Title of securities...........   Mortgage  Pass-Through   Certificates,   Series
                                 2007-S6.

Depositor.....................   Residential   Funding  Mortgage  Securities  I,
                                 Inc.,  an  affiliate  of  Residential   Funding
                                 Company, LLC, or Residential Funding.

Master servicer and sponsor...   Residential Funding.

Subservicers..................   Homecomings  Financial,   LLC,  a  wholly-owned
                                 subsidiary of Residential Funding Company, LLC,
                                 will subservice  approximately  66.3% and 28.1%
                                 of the  group  I  loans  and  group  II  loans,
                                 respectively, by stated principal balance, GMAC
                                 Mortgage,  LLC,  an  affiliate  of  Residential
                                 Funding,  will subservice  approximately  22.6%
                                 and  70.4% of the  group I loans  and  group II
                                 loans,   respectively,   by  stated   principal
                                 balance.

Trustee.......................   U.S. Bank National Association.

Originators...................   Homecomings  Financial,   LLC,  a  wholly-owned
                                 subsidiary of Residential  Funding,  originated
                                 approximately  45.0%  and  21.1% of the group I
                                 loans  and  group II  loans,  respectively,  by
                                 stated principal balance,  GMAC Mortgage,  LLC,
                                 an affiliate of Residential Funding, originated
                                 approximately  13.5%  and  62.5% of the group I
                                 loans  and  group II  loans,  respectively,  by
                                 stated   principal   balance,   Sierra  Pacific
                                 Mortgage Co. Inc. sold approximately 10.9% of the group I loans by stated principal balance, to Residential Funding.

Group I mortgage pool.........   801 fixed rate mortgage loans with an aggregate
                                 principal balance of approximately $393,063,852 as of the cut-off date, secured by first liens on fee simple interests in one- to four-family residential properties.

Group II mortgage pool........   599 fixed rate mortgage loans with an aggregate
                                 principal balance of approximately $314,626,895 as of the cut-off date, secured by first liens on fee simple interests in one- to four-family residential properties.

Cut-off date..................   June 1, 2007.

Closing date..................   On or about June 28, 2007.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Distribution dates............   Beginning  on July 25, 2007 and  thereafter  on
                                 the 25th of each month or, if the 25th is not a business day, on the next business day.

Final scheduled distribution
date..........................   June 25, 2037.  The actual  final  distribution
                                 date  could  be  substantially   earlier.   SEE
                                 "CERTAIN YIELD AND  PREPAYMENT  CONSIDERATIONS"
                                 IN THIS PROSPECTUS SUPPLEMENT.

Form of certificates..........   Book-entry: Class I-A Certificates,  Class II-A
                                 Certificates,  Class I-M Certificates and Class
                                 II-M Certificates.

                                 Physical: Class R Certificates.

                                 SEE "DESCRIPTION OF THE CERTIFICATES--GENERAL" IN THIS PROSPECTUS SUPPLEMENT.

Minimum denominations.........   Class A (other  than  the  Class  I-A-7,  Class
                                 I-A-8, Class I-A-13,  Class II-A-7, Class I-A-V
                                 and Class II-A-V Certificates), Class I-M-1 and
                                 Class  II-M-1  Certificates:   $100,000.  Class
                                 I-A-13   and   Class    II-A-7    Certificates:
                                 $1,000,000  notional  amount.  Class  I-A-7 and
                                 Class I-A-8 Certificates:  $1,000. Class I-M-2,
                                 Class  II-M-2,  Class  I-M-3 and  Class  II-M-3
                                 Certificates:  $250,000.  Class I-A-V and Class
                                 II-A-V   Certificates:    $2,000,000   notional
                                 amount. Class R Certificates: 20% percentage interests.

Legal investment..............   When  issued,  the  Class A,  Class R and Class
                                 I-M-1 and Class II-M-1  Certificates  will, and
                                 the Class I-M-2, Class II-M-2,  Class I-M-3 and
                                 Class   II-M-3   Certificates   will  not,   be
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

                                 SEE  "LEGAL   INVESTMENT"  IN  THIS  PROSPECTUS
                                 SUPPLEMENT AND "LEGAL INVESTMENT MATTERS" IN THE ACCOMPANYING PROSPECTUS.

ERISA considerations..........   Subject to the considerations described in this
                                 prospectus supplement, the Class A Certificates
                                 and Class M  Certificates  are  expected  to be
                                 considered  eligible  for  purchase  by persons
                                 investing  assets of employee  benefit plans or
                                 individual  retirement  accounts.  Sales of the
                                 Class  R   Certificates   to  such   plans   or
                                 retirement accounts are prohibited, except as permitted under "ERISA Considerations" in this prospectus supplement.

                                 SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS.

Yield Maintenance Agreement
Provider......................   Barclays Bank PLC.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              OFFERED CERTIFICATES

--------------------------------------------------------------------------------------------------------------------------
                                           INITIAL              INITIAL RATING
                  PASS-THROUGH           CERTIFICATE         (MOODY'S/STANDARD &
   CLASS              RATE            PRINCIPAL BALANCE       POOR'S/FITCH) (1)                  DESIGNATIONS
--------------------------------------------------------------------------------------------------------------------------
CLASS A CERTIFICATES:
--------------------------------------------------------------------------------------------------------------------------
I-A-1                 6.00%                 $115,824,000          NA/AAA/AAA           Senior/PAC/Exchanged(2)/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
                                                                                        Senior/PAC/Exchangeable(2)/Fixed
I-A-2                 6.00%                 $100,170,000          NA/AAA/AAA                          Rate
--------------------------------------------------------------------------------------------------------------------------
I-A-3                 6.00%                  $70,000,000          NA/AAA/AAA           Senior/PAC/Exchanged(2)/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
I-A-4                 6.00%                  $69,738,000         Aaa/AAA/AAA                 Super Senior/Lockout/
                                                                                           Exchangeable(2)/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
I-A-5                 6.00%                  $22,000,000          NA/AAA/AAA           Senior/PAC/Exchanged(2)/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
                                                                                          Super Senior/TAC/Companion/
                                                                                          Floater/Accretion Directed/
I-A-6               Variable                 $67,500,000         Aaa/AAA/AAA            Exchangeable(2)/Adjustable Rate
--------------------------------------------------------------------------------------------------------------------------
                                                                                            Senior/Accrual/Accretion
I-A-7                 6.00%                       $1,000          NA/AAA/AAA             Directed/Companion/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
                                                                                                Senior/Accrual/
I-A-8                 6.00%                       $1,000          NA/AAA/AAA                  Companion/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
                                                                                        Senior/PAC/Exchangeable(2)/Fixed
I-A-9                 6.00%                  $15,654,000          NA/AAA/AAA                          Rate
--------------------------------------------------------------------------------------------------------------------------
I-A-10                6.00%                  $43,184,000          NA/AAA/AAA                   Senior/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
I-A-11                6.00%                  $59,285,000          NA/AAA/AAA                   Senior/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
I-A-12                6.00%                  $23,824,000          NA/AAA/AAA           Senior/PAC/Exchanged(2)/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
                                                                                        Senior/Inverse Floater/Interest
I-A-13              Variable                    Notional         Aaa/AAA/AAA          Only/Exchangeable(2)/Adjustable Rate
--------------------------------------------------------------------------------------------------------------------------
                                                                                                Senior/Lockout/
I-A-14                6.00%                  $72,456,000         Aaa/AAA/AAA                Exchanged(2)/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
I-A-15                6.00%                  $14,555,000          NA/AAA/AAA                   Senior/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
                                                                                               Super Senior/PAC/
I-A-16                6.00%                  $96,413,000          NA/AAA/AAA                Exchanged(2)/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
                                                                                           Super Senior/TAC/Floater/
I-A-17              Variable                 $67,500,000         Aaa/AAA/AAA              Exchanged(2)/Adjustable Rate
--------------------------------------------------------------------------------------------------------------------------
I-A-18                6.00%                   $2,631,000          NA/AAA/AAA           Senior Support/Lockout/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
                                                                                            Senior Support/Lockout/
I-A-19                6.00%                   $2,718,000         Aaa/AAA/AAA               Exchangeable(2)/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
                                                                                              Senior Support/PAC/
I-A-20                6.00%                   $3,757,000          NA/AAA/AAA                Exchanged(2)/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
II-A-1                6.00%                  $60,000,000          NA/AAA/AAA           Senior/Exchangeable(2)/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
                                                                                                Senior/Lockout/
II-A-2                6.00%                  $52,190,000         Aaa/AAA/AAA                Exchanged(2)/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
II-A-3                6.00%                  $11,225,000          NA/AAA/AAA                   Senior/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
                                                                                             Super Senior/Lockout/
II-A-4                6.00%                  $50,233,000         Aaa/AAA/AAA               Exchangeable(2)/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
                                                                                             Super Senior/Floater/
II-A-5              Variable                 $95,000,000         Aaa/AAA/AAA            Exchangeable(2)/Adjustable Rate
--------------------------------------------------------------------------------------------------------------------------
II-A-6                6.00%                  $38,889,000          NA/AAA/AAA                   Senior/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
                                                                                        Senior/Inverse Floater/Interest
II-A-7              Variable                    Notional         Aaa/AAA/AAA          Only/Exchangeable(2)/Adjustable Rate
--------------------------------------------------------------------------------------------------------------------------
II-A-8                6.00%                  $44,211,000          NA/AAA/AAA             Senior/Exchanged(2)/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
II-A-9                6.00%                  $15,789,000          NA/AAA/AAA             Senior/Exchanged(2)/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
II-A-10             Variable                 $95,000,000         Aaa/AAA/AAA                 Super Senior/Floater/
                                                                                          Exchanged(2)/Adjustable Rate
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
II-A-11               6.00%                  $35,000,000          NA/AAA/AAA                   Senior/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
II-A-12               6.00%                  $57,750,000          NA/AAA/AAA          Super Senior/Exchanged(2)/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
                                                                                       Senior Support/Exchanged(2)/Fixed
II-A-13               6.00%                   $2,250,000          NA/AAA/AAA                          Rate
--------------------------------------------------------------------------------------------------------------------------
                                                                                            Senior Support/Lockout/
II-A-14               6.00%                   $1,957,000         Aaa/AAA/AAA               Exchangeable(2)/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
II-A-15               6.00%                   $7,838,000          NA/AAA/AAA           Senior Support/Lockout/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
I-A-P                  0.00%                  $2,885,993          NA/AAA/AAA                Senior/Principal Only
--------------------------------------------------------------------------------------------------------------------------
I-A-V             Variable Rate                 Notional          NA/AAA/AAA          Senior/Interest Only/Variable Rate
--------------------------------------------------------------------------------------------------------------------------
II-A-P                 0.00%                  $2,684,791          NA/AAA/AAA                Senior/Principal Only
--------------------------------------------------------------------------------------------------------------------------
II-A-V            Variable Rate                 Notional          NA/AAA/AAA          Senior/Interest Only/Variable Rate
--------------------------------------------------------------------------------------------------------------------------
Total Class A Certificates:                 $681,149,784
--------------------------------------------------------------------------------------------------------------------------
CLASS R CERTIFICATES:
--------------------------------------------------------------------------------------------------------------------------
R-I                   6.00%                         $100          NA/AAA/AAA              Senior/Residual/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
R-II                  6.00%                         $100          NA/AAA/AAA              Senior/Residual/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
Total senior certificates:                  $681,149,984
--------------------------------------------------------------------------------------------------------------------------
CLASS M CERTIFICATES:
--------------------------------------------------------------------------------------------------------------------------
I-M-1                 6.00%                   $6,879,400           NA/NA/AA                  Mezzanine/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
I-M-2                 6.00%                   $2,948,000           NA/NA/A                   Mezzanine/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
I-M-3                 6.00%                   $1,768,800          NA/NA/BBB                  Mezzanine/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
II-M-1                6.00%                   $5,507,400           NA/NA/AA                  Mezzanine/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
II-M-2                6.00%                   $2,359,700           NA/NA/A                   Mezzanine/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
II-M-3                6.00%                   $1,415,800          NA/NA/BBB                  Mezzanine/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
Total Class M Certificates:                  $20,879,100
--------------------------------------------------------------------------------------------------------------------------
Total offered certificates:                 $702,029,084
--------------------------------------------------------------------------------------------------------------------------
                                              NON-OFFERED CERTIFICATES(3)
--------------------------------------------------------------------------------------------------------------------------
CLASS B CERTIFICATES:
--------------------------------------------------------------------------------------------------------------------------
I-B-1                 6.00%                   $1,179,200           NA/NA/BB                 Subordinate/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
I-B-2                 6.00%                     $982,600           NA/NA/B                  Subordinate/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
I-B-3                 6.00%                     $982,759           NA/NA/NA                 Subordinate/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
II-B-1                6.00%                     $943,900           NA/NA/BB                 Subordinate/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
II-B-2                6.00%                     $786,600           NA/NA/B                  Subordinate/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
II-B-3                6.00%                     $786,603           NA/NA/NA                 Subordinate/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
Total Class B Certificates:                   $5,661,662
--------------------------------------------------------------------------------------------------------------------------
Total offered and
non-offered certificates:                   $707,690,746
--------------------------------------------------------------------------------------------------------------------------

(1) See "Ratings" in this prospectus supplement.
(2) The Class I-A-2, Class I-A-4, Class I-A-6, Class I-A-9, Class I-A-13, Class I-A-19, Class II-A-1, Class II-A-4, Class II-A-5, Class II-A-7 and Class II-A-14 Certificates are exchangeable for the related class or classes of exchanged certificates, which are the Class I-A-1, Class I-A-3, Class I-A-5, Class I-A-12, Class I-A-14, Class I-A-16, Class I-A-17, Class I-A-20, Class II-A-2, Class II-A-8, Class II-A-9, Class II-A-10, Class II-A-12 and Class II-A-13 Certificates, as described in this prospectus supplement. The initial certificate principal balances or notional amounts of the exchanged certificates are set forth in the table but are not included in the aggregate class certificate balance of all of the offered certificates.
(3) The information presented for non-offered certificates is provided solely to assist your understanding of the offered certificates.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

OTHER INFORMATION:

The aggregate initial principal balance of the offered and non-offered certificates shown above may not equal the sum of the principal balances of those certificates as listed above due to rounding. Only the offered certificates are offered for sale pursuant to the prospectus supplement and the related prospectus. The non-offered certificates will be sold by the depositor in a transaction exempt from registration under the Securities Act of 1933, as amended.

CLASS I-A-6 CERTIFICATES AND CLASS I-A-13 CERTIFICATES:

--------------------------------------------------------------------------------------------------------------
                           Initial Pass-Through
Adjustable Rates:                  Rate                   Formula                 Maximum              Minimum
--------------------------------------------------------------------------------------------------------------
Class I-A-6                       5.82%                LIBOR + 0.50%          Subject to the            0.50%
                                                                              available funds
                                                                                  cap(1)
--------------------------------------------------------------------------------------------------------------
Class I-A-13(2)                   0.18%                5.50% - LIBOR               5.50%                0.00%
--------------------------------------------------------------------------------------------------------------

      (1) From the distribution date in July 2007 through and including the distribution date in March 2014, the pass-through rate on the Class I-A-6 Certificates will be subject to a maximum rate equal to 6.00% per annum, plus amounts, if any, paid under the related yield maintenance agreement and on deposit in the yield maintenance reserve fund up to an amount equal to the product of (a) the certificate principal balance of the Class I-A-6 Certificates immediately prior to such distribution date, (b) the positive excess of (i) the lesser of (x) LIBOR and (y) 9.00% per annum, over (ii) 5.50% per annum, and (c) a fraction, the numerator of which is 30 and the denominator of which is 360, expressed as a per annum rate. With respect to any distribution date thereafter, the maximum rate will be 6.00% per annum. See "Description of the Certificates--The Yield Maintenance Agreements" in this prospectus supplement.

      (2) The Class I-A-13 Certificates do not have a certificate principal balance. For the purpose of calculating interest payments, interest on the Class I-A-13 Certificates will accrue on a notional amount equal to the certificate principal balance of the Class I-A-6 Certificates immediately prior to the related distribution date, which is initially equal to $67,500,000.

CLASS I-A-17 CERTIFICATES:

--------------------------------------------------------------------------------------------------------------
                           Initial Pass-Through
Adjustable Rates:                  Rate                   Formula                 Maximum              Minimum
--------------------------------------------------------------------------------------------------------------
Class I-A-17                      6.00%                LIBOR + 0.50%          Subject to the            6.00%
                                                                              available funds
                                                                                  cap(1)
--------------------------------------------------------------------------------------------------------------

      (1) From the distribution date in July 2007 through and including the distribution date in March 2014, on any such distribution date on which the
Class I-A-17 Certificates are outstanding, the pass-through rate on the Class I-A-17 Certificates will be subject to a maximum rate equal to 6.00% per annum plus amounts, if any, paid under the related yield maintenance agreement and on deposit in the yield maintenance reserve fund up to an amount equal to the product of (a) the certificate principal balance of the Class I-A-17 Certificates immediately prior to such distribution date, (b) the positive excess of (i) the lesser of (x) LIBOR and (y) 9.00% per annum, over (ii) 5.50% per annum, and (c) a fraction, the numerator of which is 30 and the denominator of which is 360, expressed as a per annum rate. With respect to any distribution date thereafter, the maximum rate will be 6.00% per annum. See "Description of the Certificates--The Yield Maintenance Agreements" in this prospectus supplement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CLASS II-A-5 CERTIFICATES AND CLASS II-A-7 CERTIFICATES:

--------------------------------------------------------------------------------------------------------------
                           Initial Pass-Through
Adjustable Rates:                  Rate                   Formula                 Maximum              Minimum
--------------------------------------------------------------------------------------------------------------
Class II-A-5                      5.82%                LIBOR + 0.50%          Subject to the            0.50%
                                                                              available funds
                                                                                  cap(1)
--------------------------------------------------------------------------------------------------------------
Class II-A-7(2)                   0.18%                5.50% - LIBOR               5.50%                0.00%
--------------------------------------------------------------------------------------------------------------

      (1) From the distribution date in July 2007 through and including the distribution date in September 2020, the pass-through rate on the Class II-A-5 Certificates will be subject to a maximum rate equal to 6.00% per annum, plus amounts, if any, paid under the related yield maintenance agreement and on deposit in the yield maintenance reserve fund up to an amount equal to the product of (a) the certificate principal balance of the Class II-A-5 Certificates immediately prior to such distribution date, (b) the positive excess of (i) the lesser of (x) LIBOR and (y) 9.00% per annum, over (ii) 5.50% per annum, and (c) a fraction, the numerator of which is 30 and the denominator of which is 360, expressed as a per annum rate. With respect to any distribution date thereafter, the maximum rate will be 6.00% per annum. See "Description of the Certificates--The Yield Maintenance Agreements" in this prospectus supplement.

      (2) The Class II-A-7 Certificates do not have a certificate principal balance. For the purpose of calculating interest payments, interest on the Class II-A-7 Certificates will accrue on a notional amount equal to the certificate principal balance of the Class II-A-5 Certificates immediately prior to the related distribution date, which is initially equal to $95,000,000.

CLASS II-A-10 CERTIFICATES:

--------------------------------------------------------------------------------------------------------------
                           Initial Pass-Through
Adjustable Rates:                  Rate                   Formula                 Maximum              Minimum
--------------------------------------------------------------------------------------------------------------
Class II-A-10                     6.00%                LIBOR + 0.50%          Subject to the            6.00%
                                                                              available funds
                                                                                  cap(1)
--------------------------------------------------------------------------------------------------------------

      (1) From the distribution date in July 2007 through and including the distribution date in September 2020, on any such distribution date on which the Class II-A-10 Certificates are outstanding, the pass-through rate on the Class II-A-10 Certificates will be subject to a maximum rate equal to 6.00% per annum plus amounts, if any, paid under the related yield maintenance agreement and on deposit in the yield maintenance reserve fund up to an amount equal to the product of (a) the certificate principal balance of the Class II-A-10 Certificates immediately prior to such distribution date, (b) the positive excess of (i) the lesser of (x) LIBOR and (y) 9.00% per annum, over (ii) 5.50% per annum, and (c) a fraction, the numerator of which is 30 and the denominator of which is 360, expressed as a per annum rate. With respect to any distribution date thereafter, the maximum rate will be 6.00% per annum. See "Description of the Certificates--The Yield Maintenance Agreements" in this prospectus supplement.

CLASS I-A-V CERTIFICATES AND CLASS II-A-V CERTIFICATES:

The interest rate payable with respect to the Class I-A-V Certificates and Class II-A-V Certificates varies according to the weighted average of the excess of the mortgage rate on each mortgage loan in the related loan group, net of the applicable master servicing fee rate and subservicing fee rate, over 6.00%. On each monthly distribution date, holders of the Class I-A-V Certificates and Class II-A-V Certificates will be entitled to receive interest at a rate equal to the current weighted average of the mortgage rates on the mortgage loans in the related loan group minus the applicable master servicing fee rate, subservicing fee rate and 6.00%, provided that the interest rate will not be less than zero.

The Class I-A-V Certificates and Class II-A-V Certificates each do not have a certificate principal balance. For the purpose of calculating interest payments, interest will accrue on a notional amount equal to, in the case of the Class I-A-V Certificates, the aggregate stated principal balance of the mortgage loans in loan group I, which is initially equal to approximately $393,063,852, and in the case of the Class II-A-V Certificates, the aggregate stated principal balance of the mortgage loans in loan group II, which is initially equal to approximately $314,626,895.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The stated principal balance of any mortgage loan as of any date is equal to its scheduled principal balance as of the cut-off date, reduced by all principal payments received with respect to such mortgage loan that have been previously distributed to certificateholders and any losses realized with respect to such mortgage loan that have been previously allocated to certificateholders. In addition, if a mortgage loan has been modified the stated principal balance would be increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with such modification.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           TRANSFER OF MORTGAGE LOANS

The diagram below illustrates the sequence of transfers of the mortgage loans that are included in the mortgage pool. Various mortgage loan sellers will, on or prior to the closing date, sell the mortgage loans to Residential Funding, as the sponsor. The sponsor will, simultaneously with the closing of the transaction described in this prospectus supplement, sell the mortgage loans to Residential Funding Mortgage Securities I, Inc., as the depositor. The depositor will then transfer the mortgage loans to the trustee, on behalf of the trust that is the issuing entity. The trustee will accordingly own the mortgage loans for the benefit of the holders of the certificates. See "Pooling and Servicing Agreement--Trustee" in this prospectus supplement and in the prospectus. For a description of the affiliations among various transaction parties, see "Affiliations Among Transaction Parties" in this prospectus supplement.

Mortgage Loan Sellers


              ----------------------------------------------------
                        Residential Funding Company, LLC
                          (Sponsor and Master Servicer)
              ----------------------------------------------------
                                        |
                                        |      sale of mortgage loans
                                        |
                                       \ /
              ----------------------------------------------------
                 Residential Funding Mortgage Securities I, Inc.
                                   (Depositor)
              ----------------------------------------------------
                                        |
                                        |      sale of mortgage loans
                                        |
                                       \ /
              ----------------------------------------------------
                         U.S. Bank National Association
                                    (Trustee)
              (owner of mortgage loans on behalf of issuing entity
                   for the benefit of holders of certificates)
              ----------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE TRUST

The depositor will establish a trust with respect to the Series 2007-S6 Certificates under a series supplement, dated as of June 1, 2007, to the standard terms of pooling and servicing agreement, dated as of June 1, 2007, among the depositor, the master servicer and the trustee. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust which will be divided into two groups based on characteristics described in this prospectus supplement. Each certificate will represent a partial ownership interest in the trust. The trust will also include a yield maintenance agreement for the Class I-A-6 Certificates (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) and a yield maintenance agreement for the Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates), each of which is provided by Barclays Bank PLC.

THE MORTGAGE POOL

The mortgage loans deposited into the trust will be divided into two loan groups. Each Loan group will consist of fixed rate mortgage loans with terms to maturity of not more than 30 years.

LOAN GROUP I

The group I loans have the following characteristics as of the cut-off date, after deducting payments due during the month of the cut-off date.

                                                                      WEIGHTED
                                            RANGE                      AVERAGE
                                            -----                      -------
                                           $74,780
                                              to
Principal balance                         $2,000,000                  $490,716*
Mortgage rate                          5.750% to 7.625%                6.3946%
Remaining term to stated
maturity (months)                         238 to 360                     358

*Indicates average principal balance

The following tables describe certain characteristics of the group I loans included in the trust as of the cut-off date:

                                    NUMBER OF         PRINCIPAL      PERCENT OF
            LOAN PURPOSE          GROUP I LOANS        BALANCE     GROUP I LOANS
            ------------          -------------        -------     -------------
Purchase.....................          220          $124,632,486        31.71%
Rate/Term Refinance..........          313           134,130,413        34.12
Equity Refinance.............          268           134,300,953        34.17
                                       ---          ------------       ------
   Total.....................          801          $393,063,852       100.00%
                                       ===          ============       ======

                                    NUMBER OF         PRINCIPAL      PERCENT OF
     LOAN DOCUMENTATION           GROUP I LOANS        BALANCE     GROUP I LOANS
     ------------------           -------------        -------     -------------
Full/Alternate Documentation..          485         $233,761,916         59.47%
Reduced Documentation.........          316          159,301,936         40.53
                                        ---         ------------        ------
   Total.......................         801         $393,063,852        100.00%
                                        ===         ============        ======

The properties securing the mortgage loans in loan group I include single-family detached properties, properties in planned unit developments, two-to-four family units, condominiums and townhouses.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

LOAN GROUP II

The group II loans have the following characteristics as of the cut-off date, after deducting payments due during the month of the cut-off date:

                                                                       WEIGHTED
                                            RANGE                      AVERAGE
                                            -----                      -------
                                           $74,825
                                              to
Principal balance                         $2,601,482                  $525,254*
Mortgage rate                          5.750% to 8.000%                6.4004%
Remaining term to stated
maturity (months)                         236 to 360                     357

*Indicates average principal balance

The following tables describe certain characteristics of the group II loans included in the trust as of the cut-off date:

                                    NUMBER OF       PRINCIPAL       PERCENT OF
            LOAN PURPOSE         GROUP II LOANS      BALANCE      GROUP II LOANS
            ------------         --------------      -------      --------------
Purchase.....................          162         $100,612,684        31.98%
Rate/Term Refinance..........          172           83,427,319        26.52
Equity Refinance.............          265          130,586,893        41.51
                                       ---         ------------       ------
   Total.....................          599         $314,626,895       100.00%
                                       ===         ============       ======

                                     NUMBER OF       PRINCIPAL       PERCENT OF
      LOAN DOCUMENTATION         GROUP II LOANS      BALANCE      GROUP II LOANS
      ------------------         --------------      -------      --------------
Full/Alternate Documentation..          337        $172,036,342         54.68%
Reduced Documentation.........          262         142,590,553         45.32
                                        ---        ------------        ------
   Total.......................         599        $314,626,895        100.00%
                                        ===        ============        ======

The   properties   securing  the  mortgage   loans  in  loan  group  II  include
single-family detached properties, properties in planned unit developments, two-to-four family units, condominiums and townhouses.

The securities described on the table on pages S-5 and S-6 are the only securities backed by the mortgage loans in loan group I or loan group II, as applicable, that will be issued.

FOR ADDITIONAL INFORMATION REGARDING THE MORTGAGE POOL, SEE "DESCRIPTION OF THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

SERVICING

Residential Funding Company, LLC will master service the mortgage loans, as more fully described under "POOLING AND SERVICING AGREEMENT" herein.

The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan prior to payments to certificateholders. The servicing fees relating to each mortgage loan will be at least 0.28% per annum and not more than 1.08% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately 0.3137% per annum in the case of the group I loans and approximately 0.3105% per annum in the case of the group II loans. The servicing fees consist of (a) servicing fees payable to the master servicer, which are payable with respect to each mortgage loan at a rate of either 0.03% or 0.08% per annum, depending on the type of mortgage loan, and (b) subservicing fees payable to the subservicer, which are payable with respect to each mortgage loan will be at least 0.25% per annum and not more than 1.00% per annum, and other related compensation payable to the subservicer, including any payment due to prepayment charges on the related mortgage loans and such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

REPURCHASES OR SUBSTITUTIONS OF MORTGAGE LOANS

If Residential Funding cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating to a mortgage loan within 90 days after notice from the trustee or servicer, and the breach materially and adversely affects the interests of the related

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

certificateholders in the mortgage loan, Residential Funding will be obligated to purchase the mortgage loan at a price equal to its principal balance as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount payable in respect of servicing compensation or reimbursement. See "MORTGAGE LOAN PROGRAM--REPRESENTATIONS WITH RESPECT TO THE MORTGAGE LOANS" in this prospectus supplement.

Likewise, as described under "DESCRIPTION OF THE CERTIFICATES--REVIEW OF MORTGAGE LOANS" in the prospectus, if Residential Funding cannot cure certain documentary defects with respect to a mortgage loan, Residential Funding will be required to repurchase the related mortgage loan.

In addition, Residential Funding may substitute a new mortgage loan for the repurchased mortgage loan that was removed from the trust within two years after the closing date if it delivers an opinion of counsel with respect to certain tax matters. Any substitute mortgage loan will be required to satisfy certain conditions regarding its outstanding principal balance, mortgage rate, LTV ratio and remaining term to maturity, as described more fully under "THE TRUSTS--THE MORTGAGE LOANS" in the prospectus.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

AMOUNT AVAILABLE FOR MONTHLY DISTRIBUTION. On each monthly distribution date, the trustee will make distributions to investors. The Class I-A-1, through Class I-A-20, Class I-A-P, Class I-A-V, Class I-M and Class R-I Certificates will receive payments from the group I loans, and the Class II-A-1 through Class II-A-15, Class II-A-P, Class II-A-V, Class II-M and Class R-II Certificates will receive payments from the group II loans.

The amount available for distribution will include:

      o collections of monthly payments on the mortgage loans, including prepayments and other unscheduled collections plus

      o advances for delinquent payments that are deemed recoverable by the master servicer

            MINUS

      o the fees and expenses of the subservicers and the master servicer, including reimbursement for advances.

The aggregate amount of monthly distributions will be determined separately with respect to the two loan groups.

SEE "DESCRIPTION OF THE CERTIFICATES- GLOSSARY OF TERMS--AVAILABLE DISTRIBUTION AMOUNT" IN THIS PROSPECTUS SUPPLEMENT.

PRIORITY OF DISTRIBUTIONS. Distributions on each class of offered certificates will be made from available amounts from the related loan group for that class of certificates as described in this prospectus supplement as follows:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          ---------------------------------
     Priority of          Interest on Senior Certificates
       Payment              from the related loan group
          |               ---------------------------------
          |                Related Class A-P Certificate
          |                principal from discount loans
          |                 from the related loan group
          |               ---------------------------------
          |                Principal on remaining Senior
          |                Certificates from the related
          |                          loan group
          |               ---------------------------------
          |                        Reimbursement
          |                     of certain advances
          |                      to master servicer
          |               ---------------------------------
          |                      Related Class M-1
          |                           interest
          |               ---------------------------------
          |                      Related Class M-1
          |                          principal
          |               ---------------------------------
          |                      Related Class M-2
          |                           interest
          |               ---------------------------------
          |                      Related Class M-2
          |                          principal
         \ /              ---------------------------------
                                 Related Class M-3
                                      interest
                          ---------------------------------
                                 Related Class M-3
                                     principal
                          ---------------------------------

INTEREST DISTRIBUTIONS. The amount of interest accrued on each class of interest-bearing certificates on each distribution date will equal:

      o     the pass-through rate for that class of certificates multiplied by

      o the certificate principal balance or notional amount of that class of certificates as of the day immediately prior to the related distribution date multiplied by

      o     1/12th, minus

      o the share of some types of interest shortfalls allocated to that class, such as prepayment interest shortfalls, the interest portion of realized losses not allocated through subordination, the interest portion of any advances made with respect to delinquencies, in each case with respect to the related mortgage loans, that were ultimately determined to be hazard losses, fraud losses or bankruptcy losses in excess of specified amounts or extraordinary losses and any other interest shortfalls not covered by the subordination of the related Class M and related Class B Certificates, as described more fully in the definition of "ACCRUED CERTIFICATE INTEREST" in "DESCRIPTION OF THE CERTIFICATES--GLOSSARY OF TERMS" in this prospectus supplement.

Interest on the Class I-A-7 Certificates will accrue and be added to the certificate principal balance thereof on each distribution date until the earlier of (x) the distribution date on which the certificate principal balance of the Class I-A-6 Certificates (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) has been reduced to zero and (y) the distribution date on which the aggregate certificate principal balance of the Class I-M Certificates and Class I-B Certificates has been reduced to zero.

Interest on the Class I-A-8 Certificates will accrue and be added to the certificate principal balance thereof on each distribution date until the earlier of (x) the distribution date on which the aggregate certificate principal balance of the Class I-A-6 (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) and Class I-A-7 Certificates have been reduced to zero and (y) the distribution date on which the aggregate certificate principal balance of the Class I-M Certificates and Class I-B Certificates has been reduced to zero.

SEE "DESCRIPTION OF THE CERTIFICATES--INTEREST DISTRIBUTIONS" IN THIS PROSPECTUS SUPPLEMENT.

ALLOCATIONS OF PRINCIPAL. Principal distributions on the certificates made from principal payments on the mortgage loans in the corresponding loan group will be allocated among the various classes of offered certificates as described in this

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

prospectus supplement. Until the distribution date in July 2012, ALL principal prepayments on the mortgage loans from a loan group will generally be distributed among the related senior certificates, other than the Class I-A-V and Class II-A-V Certificates, as applicable, unless the senior certificates, other than the related Class A-P Certificates, then entitled to principal distributions are no longer outstanding. In addition, until the distribution date in July 2012, (i) the Class I-A-4, Class I-A-18 and Class I-A-19 Certificates (and, because the Class I-A-14 Certificates are comprised of the Class I-A-4 and Class I-A-19 Certificates, the Class I-A-14 Certificates) are not expected to receive any principal payments on the group I loans, and on or after the distribution date in July 2012 but before the distribution date in July 2016, the Class I-A-4, Class I-A-18 and Class I-A-19 Certificates (and, because the Class I-A-14 Certificates are comprised of the Class I-A-4 and Class I-A-19 Certificates, the Class I-A-14 Certificates) will receive less than a pro rata share of principal payments on the group I loans, unless the other senior certificates in loan group I entitled to principal distributions other than the Class I-A-P Certificates, or the Class I-M Certificates and Class I-B Certificates, are no longer outstanding and (ii) the Class II-A-4, Class II-A-14 and Class II-A-15 Certificates (and, because the Class II-A-2 Certificates are comprised of the Class II-A-4 and Class II-A-14 Certificates, the Class II-A-2 Certificates) are not expected to receive any principal payments on the group II loans, and on or after the distribution date in July 2012 but before the distribution date in July 2016, the Class II-A-4, Class II-A-14 and Class II-A-15 Certificates (and, because the Class II-A-2 Certificates are comprised of the Class II-A-4 and Class II-A-14 Certificates, the Class II-A-2 Certificates) will receive less than a pro rata share of principal payments on the group II loans, unless the other senior certificates in loan group II entitled to principal distributions, other than the Class II-A-P Certificates, or the Class II-M Certificates and Class II-B Certificates, are no longer outstanding. Whether a specific class of senior certificates related to a loan group will receive all or a disproportionately larger portion of principal prepayments on the mortgage loans in the related loan group on or after the distribution date in July 2012 will be a function of the rate of prepayments, delinquency and realized losses actually experienced on the mortgage loans in the related loan group. Not all outstanding senior certificates will receive principal on each distribution date.

The Class I-A-P Certificates and Class II-A-P Certificates will receive only a portion of the principal received from each mortgage loan in the related loan group that has a net mortgage rate of less than 6.00%. The Class I-A-V Certificates and Class II-A-V Certificates are not entitled to receive any principal distributions.

SEE "DESCRIPTION OF THE CERTIFICATES--PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES" AND "--PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

DISTRIBUTIONS ON EXCHANGEABLE CERTIFICATES

Following the closing date, the holders of the exchangeable certificates will be entitled, for a fee, to exchange the exchangeable certificates in the various combinations identified in Schedule A hereto for the related class or classes of exchanged certificates and vice versa.

The exchangeable certificates outstanding on each distribution date will be entitled to the principal and interest distributions for each class of such exchangeable certificates as described under the headings "Description of the Certificates--Interest Distributions" and "--Principal Distributions on the Senior Certificates" in this prospectus supplement. In addition, such exchangeable certificates will be allocated their share of realized losses and interest shortfalls as described under the heading "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement. On each distribution date when exchanged certificates are outstanding, those exchanged certificates will be entitled to a proportionate share of the principal distributions, if any, on each class of exchangeable certificates in the related allowable combination plus the pass-through rate on such exchangeable certificates. In addition, exchanged certificates will bear a proportionate share of realized losses

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

and interest shortfalls allocable to each class of exchangeable certificates in the related allowable combination. Schedule A sets forth the characteristics and combinations of the exchangeable certificates and exchanged certificates offered hereunder.

See "DESCRIPTION OF THE CERTIFICATES--EXCHANGEABLE CERTIFICATES--PROCEDURES" in this prospectus supplement and "DESCRIPTION OF THE SECURITIES--EXCHANGEABLE SECURITIES" in the accompanying prospectus for a description of exchangeable certificates and exchange procedures. For a more detailed description of how distributions will be allocated among the various classes of exchangeable and exchanged certificates, see "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS ON CERTAIN CLASSES OF EXCHANGEABLE CERTIFICATES", "--INTEREST DISTRIBUTIONS" AND "--PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES" in this prospectus supplement.

CREDIT ENHANCEMENT

ALLOCATION OF LOSSES. The Class I-M Certificates and Class I-B Certificates will act as credit enhancement for the Class I-A Certificates. The Class II-M Certificates and Class II-B Certificates will act as credit enhancement for the Class II-A Certificates. Except with regard to the exceptions listed below, realized losses on the mortgage loans in a loan group will be allocated in full to the first class of related certificates listed below with a certificate principal balance greater than zero:

      o     Class I-B-3 and Class II-B-3

      o     Class I-B-2 and Class II-B-2

      o     Class I-B-1 and Class II-B-1

      o     Class I-M-3 and Class II-M-3

      o     Class I-M-2 and Class II-M-2

      o     Class I-M-1 and Class II-M-1

When this occurs, the certificate principal balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If the aggregate certificate principal balance of the Class I-M Certificates and Class I-B Certificates has been reduced to zero, realized losses on the mortgage loans in loan group I will be allocated proportionately among the Class I-A certificates in accordance with their respective remaining certificate principal balances or accrued interest, subject to the exceptions described below. If the aggregate certificate principal balance of the Class II-M Certificates and Class II-B Certificates has been reduced to zero, losses on the mortgage loans in loan group II will be allocated proportionately among the Class II-A certificates in accordance with their respective remaining certificate principal balances or accrued interest, subject to the exceptions described below.

In addition, (i) the realized losses otherwise allocable to the Class I-A-4 Certificates will be allocated to the Class I-A-19 Certificates, as long as the Class I-A-4 Certificates remain outstanding, (ii) the realized losses otherwise allocable to the Class I-A-6 Certificates (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) will be allocated to the Class I-A-18 Certificates, as long as the Class I-A-6 Certificates remain outstanding (or, if the Class I-A-17 Certificates are outstanding on such date, the Class I-A-17 Certificates), (iii) the realized losses otherwise allocable to the Class I-A-16 Certificates will be allocated to the Class I-A-20 Certificates, as long as the Class I-A-16 Certificates remain outstanding, (iv) the realized losses otherwise allocable to the Class II-A-4 Certificates will be allocated to the Class II-A-14 Certificates, as long as the Class II-A-4 Certificates remain outstanding, (v) the realized losses otherwise allocable to the Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates) will be allocated to the Class II-A-15 Certificates, as long as the Class II-A-5 Certificates remain outstanding, and (vi) the realized losses otherwise allocable to the Class II-A-12 Certificates will be allocated to the Class

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

II-A-13  Certificates,   as  long  as  the  Class  II-A-12  Certificates  remain
outstanding.

Not all realized losses will be allocated in the priority described above. Realized losses due to natural disasters such as floods and earthquakes, fraud in the origination of the mortgage loan, or some losses related to the bankruptcy of a mortgagor will be allocated as described above only up to specified amounts, separately determined for loan group I and loan group II. These types of losses on a loan group that are in excess of the specified amounts for that loan group and losses due to other extraordinary events will be allocated among all outstanding classes of certificates related to that loan group pro rata, in proportion to the portion of their remaining certificate principal balances or accrued certificate interest except as described below for the related Class A-P Certificates. Therefore, the Class M Certificates and Class B Certificates do not act as credit enhancement for the related senior certificates for these types of losses.

SPECIAL LOSS ALLOCATION FOR CLASS A-P CERTIFICATES. Whenever realized losses are allocated to the senior certificates related to loan group I, the Class I-A-P Certificates will share in the realized loss only if the related mortgage loan had a net mortgage rate less than 6.00%. Whenever realized losses are allocated to the senior certificates related to loan group II, the Class II-A-P Certificates will share in the loss only if the related mortgage loan had a net mortgage rate less than 6.00%. In either case, the Class I-A-P Certificates or Class II-A-P Certificates, as the case may be, will bear a share of the loss equal to their percentage interest in the principal of that mortgage loan.

SEE "DESCRIPTION OF THE CERTIFICATES-- ALLOCATION OF LOSSES; SUBORDINATION" IN THIS PROSPECTUS SUPPLEMENT.

YIELD MAINTENANCE AGREEMENT

The holders of the Class I-A-6 Certificates (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) and Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates) may benefit from a series of interest rate cap payments from Barclays Bank PLC pursuant to a yield maintenance agreement for such class of certificates and any amounts remaining on deposit in the yield maintenance reserve fund from prior payments under the related yield maintenance agreement as described in this prospectus supplement. The yield maintenance agreements are intended to partially mitigate the interest rate risk that could result from the difference between one-month LIBOR (up to a maximum rate of 9.00% per annum) and 5.50% per annum, as described in this prospectus supplement. Payments, if any, due on the yield maintenance agreement for the I-A-6 Certificates (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) will commence on the distribution date in July 2007 and will terminate on the distribution date in March 2014. Payments, if any, due on the yield maintenance agreement for the Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates) will commence on the distribution date in July 2007 and will terminate on the distribution date in September 2020.

FOR A FURTHER  DESCRIPTION  OF THE  YIELD  MAINTENANCE  AGREEMENT  AND THE YIELD
MAINTENANCE RESERVE FUND, SEE "THE YIELD MAINTENANCE AGREEMENT PROVIDER" AND "DESCRIPTION OF THE CERTIFICATES--THE YIELD MAINTENANCE AGREEMENTS" IN THIS PROSPECTUS SUPPLEMENT.

PRIORITY OF DISTRIBUTIONS. All or a disproportionately large portion of principal prepayments and other unscheduled payments of principal on the mortgage loans in a loan group will be allocated to the related senior certificates entitled to payments of principal as described in this prospectus supplement during the first nine years after the closing date, unless those senior certificates are no longer outstanding, as described in this prospectus supplement. This provides additional credit enhancement for the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

senior certificates by reserving a greater portion of the certificate principal balances of the related Class M Certificates and the related Class B
Certificates for absorption of realized losses, thereby decreasing the likelihood of realized losses being allocated to the senior certificates.

ADVANCES

For any month, if the master servicer does not receive the full scheduled payment on a mortgage loan, the master servicer will advance funds to cover the amount of the scheduled payment that was not made. However, the master servicer will advance funds only if it determines that the advance is likely to be recoverable from future payments or collections on that mortgage loan.

SEE "DESCRIPTION OF THE CERTIFICATES-- ADVANCES" IN THIS PROSPECTUS SUPPLEMENT.

OPTIONAL TERMINATION

On any distribution date on which the aggregate stated principal balance of the mortgage loans in loan group I or the mortgage loans in loan group II, as of the related determination date, is less than 10% of their aggregate stated principal balance as of the cut-off date, after deducting payments due during the month of the cut-off date, the master servicer will have the option to:

      o purchase from the trust all of the remaining mortgage loans in loan group I or loan group II, as applicable, causing an early retirement of the related certificates; or

      o purchase all of the certificates related to loan group I or loan group II, as applicable.

Under either type of optional purchase, holders of the outstanding certificates will be entitled to receive the outstanding certificate principal balance of the certificates in full with accrued interest as described in this prospectus supplement. However, any optional purchase of the remaining mortgage loans in a loan group may result in a shortfall to the holders of the most subordinate classes of related certificates outstanding, if the trust then holds properties acquired from foreclosing upon defaulted loans in that loan group. In either case, there will be no reimbursement of realized losses or interest shortfalls allocated to the certificates.

SEE  "POOLING  AND  SERVICING   AGREEMENT--   TERMINATION"  IN  THIS  PROSPECTUS
SUPPLEMENT AND "THE POOLING AND SERVICING AGREEMENT--TERMINATION; RETIREMENT OF CERTIFICATES" IN THE ACCOMPANYING PROSPECTUS.

RATINGS

When issued, the offered certificates will receive ratings which are not lower than those listed in the table on pages S-5 and S-6 of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the related underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yields realized by holders of the offered certificates or cause holders of the Class I-A-V, Class II-A-V, Class I-A-13 and Class II-A-7 Certificates to fail to fully recover their initial investments. The ratings also do not address the likelihood that the payments will be received from the yield maintenance agreement provider.

SEE "RATINGS" IN THIS PROSPECTUS SUPPLEMENT.

LEGAL INVESTMENT

When issued,  the Class I-A,  Class II-A,  Class R, Class I-M-1 and Class II-M-1
Certificates will, and the Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3 Certificates will not, be "mortgage related securities" for purposes of SMMEA. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT AND "LEGAL INVESTMENT MATTERS" IN THE ACCOMPANYING PROSPECTUS FOR IMPORTANT INFORMATION CONCERNING POSSIBLE RESTRICTIONS ON OWNERSHIP OF THE OFFERED CERTIFICATES BY REGULATED INSTITUTIONS.

ERISA CONSIDERATIONS

Subject to the considerations described in this prospectus supplement, the Class A Certificates and Class M Certificates are expected to be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Sales of the Class R Certificates to such plans or retirement accounts are prohibited, except as permitted under "ERISA Considerations" in this prospectus supplement.

SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS.

TAX STATUS

For federal income tax purposes, the depositor will elect to treat the portion of the trust consisting of the mortgage loans and certain other segregated assets, exclusive of the initial monthly payment fund, the yield maintenance agreements and the yield maintenance reserve fund, as two real estate mortgage investment conduits. The Class I-A-6 Certificates and Class II-A-5 Certificates will represent ownership of a regular interest in the related real estate mortgage investment conduit which generally will be treated as representing ownership of debt for federal income tax purposes coupled with an interest in payments to be made, if any, under the related yield maintenance agreement. Except with respect to the Class R Certificates, the other offered certificates will represent ownership of regular interests in the related real estate mortgage investment conduit and generally will be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, each class of Class R Certificates will represent the sole residual interest in the related real estate mortgage investment conduit.

FOR FURTHER INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE OFFERED CERTIFICATES, INCLUDING SPECIAL TAX CONSIDERATIONS APPLICABLE TO THE EXCHANGEABLE CERTIFICATES AND EXCHANGED CERTIFICATES, AND IMPORTANT INFORMATION REGARDING THE TAX TREATMENT OF THE CLASS R CERTIFICATES, SEE "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

      The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

      You should carefully consider the following risk factors in connection with the purchase of the offered certificates:

RISK OF LOSS

UNDERWRITING           Generally,  the mortgage loans have been originated using
STANDARDS MAY AFFECT underwriting standards that conform to those published RISK OF LOSS ON THE in Residential Funding's Client Guide, as application to
MORTGAGE LOANS.        the "Jumbo A" program.  Applying these standards  creates
                       additional risks that realized losses on the mortgage loans in a loan group will be allocated to the related certificateholders.

                       Examples include the following:

                       o mortgage loans that have loan-to-value ratios at origination of more than 80% of the value of the mortgaged property, which constitute approximately 3.0% and 4.9% of the group I loans and group II loans, respectively, by principal balance, and these mortgage loans may have an increased risk that the value of the mortgaged property will not be sufficient to satisfy these mortgage loans upon foreclosure;

                       o mortgage loans underwritten through the use of an automated underwriting system, which constitute all of mortgage loans, may not require the delivery of all or a portion of the related credit files, which increases the risk that the borrower's credit worthiness is not accurately represented; and

                       o mortgage loans made to borrowers whose income is not verified, including borrowers who may not be required to state their income, which constitute approximately 40.5% and 45.3% of the group I loans and group II loans, respectively, by principal balance, may increase the risk that the borrower's income is less than that represented.

                       The mortgage loans with loan-to-value ratios over 80% are insured by primary mortgage insurance to the extent described in this prospectus. However, if the insurer is unable to pay a claim, the amount of loss incurred on those loans may be increased.

                       In addition, in determining loan-to-value ratios for certain mortgage loans, the value of the related mortgaged property may be based on an appraisal that is up to 24 months old if there is a supporting broker's price opinion, automated valuation, drive-by appraisal or other certification of value. If such an appraisal does not reflect current market values and such market values have declined, the likelihood that proceeds from a sale of the mortgaged property may be insufficient to repay the mortgage loan is increased.

                       SEE "THE TRUSTS--THE MORTGAGE LOANS" AND "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS" IN THE PROSPECTUS.

THE RETURN ON YOUR The Servicemembers Civil Relief Act, as amended, or the CERTIFICATES COULD BE Relief Act, provides relief to borrowers who enter
REDUCED BY SHORTFALLS  active  military  service  and to  borrowers  in  reserve
DUE TO THE             status   who  are   called  to  active   duty  after  the
SERVICEMEMBERS CIVIL   origination  of their  mortgage  loan.  Current or future
RELIEF ACT.            military  operations  may increase the number of citizens
                       who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty.
                       Any resulting interest shortfalls are not required to be paid by the borrower at any future time. The master servicer is not required to advance these shortfalls as delinquent payments and the shortfalls are not covered by any form of credit enhancement on the certificates.
                       Interest shortfalls on the mortgage loans due to the application of the Relief Act or similar legislation or regulations will be applied to reduce accrued interest on each related class of the certificates on a pro rata basis.

                       The Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased realized losses on the mortgage loans. Those delays and increased realized losses will be borne primarily by the related class of certificates with a certificate principal balance greater than zero with the lowest payment priority.

                       We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar legislation or regulations.

                       SEE THE DEFINITION OF ACCRUED CERTIFICATE INTEREST UNDER "DESCRIPTION OF THE CERTIFICATES--GLOSSARY OF TERMS" IN THIS PROSPECTUS SUPPLEMENT AND "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--SERVICEMEMBERS CIVIL RELIEF ACT" IN THE ACCOMPANYING PROSPECTUS.

THE RETURN ON YOUR Realized losses on the mortgage loans may occur due to a CERTIFICATES MAY BE wide variety of causes, including a decline in real AFFECTED BY REALIZED estate values, and adverse changes in the borrower's
LOSSES ON THE          financial  condition.  A decline in real estate values or
MORTGAGE LOANS, WHICH economic conditions nationally or in the regions where COULD OCCUR DUE TO A the mortgaged properties are concentrated may increase
VARIETY OF CAUSES.     the risk of realized losses on the mortgage loans.

THE RETURN ON YOUR One risk of investing in mortgage-backed securities is CERTIFICATES MAY BE created by any concentration of the related properties
PARTICULARLY           in one or more geographic  regions.  Approximately  39.3%
SENSITIVE TO CHANGES   and   39.0%   group  I  loans   and   group   II   loans,
IN REAL ESTATE         respectively,   by  principal  balance,  are  located  in
MARKETS IN SPECIFIC    California.  If the  regional  economy or housing  market
REGIONS.               weakens in  California,  or in any other region  having a
                       significant  concentration  of properties  underlying the
                       mortgage  loans,  the  mortgage  loans in that region may
                       experience high rates of loss and delinquency,  resulting
                       in losses  to  holders  of the  related  certificates.  A
                       region's  economic  condition and housing market may also
                       be adversely  affected by a variety of events,  including
                       natural   disasters  such  as  earthquakes,   hurricanes,
                       floods, tornadoes and eruptions, civil disturbances such as riots, by disruptions such as ongoing power outages, or terrorist actions or acts of war.

                       The economic impact of any of those events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The properties underlying the mortgage loans may be concentrated in these regions. This concentration may result in greater losses to holders of the related certificates than those generally present for similar mortgage-backed securities without that concentration.

THE RETURN ON YOUR     The only credit enhancement for the senior certificates
CERTIFICATES WILL BE   will be the subordination provided by the related Class
REDUCED IF LOSSES      M Certificates and the related Class B Certificates (and
EXCEED THE CREDIT      with respect to the Class I-A-4, Class I-A-6 (and,
ENHANCEMENT AVAILABLE  because a portion of the Class I-A-17 Certificates are
TO YOUR CERTIFICATES.  comprised  of the  Class  I-A-6  Certificates,  the Class
                       I-A-17  Certificates),  Class I-A-16, Class II-A-4, Class
                       II-A-5  (and,  because  a portion  of the  Class  II-A-10
                       Certificates   are   comprised   of  the   Class   II-A-5
                       Certificates,  the Class II-A-10  Certificates) and Class
                       II-A-12 Certificates,  the subordination  provided by the
                       Class I-A-19,  Class I-A-18, Class I-A-20, Class II-A-14,
                       Class   II-A-15   and   Class    II-A-13    Certificates,
                       respectively,   in  each  case,  as  and  to  the  extent
                       described in this prospectus supplement). The only credit
                       enhancement  for  the  Class M  Certificates  will be the
                       subordination   provided   by   the   related   Class   B
                       Certificates   and  by  any  related  class  of  Class  M
                       Certificates with a lower payment priority. You should also be aware that the credit enhancement provided for some types of realized losses is limited.

                       SEE "SUMMARY--CREDIT ENHANCEMENT" AND "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF LOSSES; SUBORDINATION" IN THIS PROSPECTUS SUPPLEMENT.

THE VALUE OF YOUR If the performance of the mortgage loans is CERTIFICATES MAY BE substantially worse than assumed by the rating agencies, REDUCED IF LOSSES ARE the ratings of any class of the certificates may be HIGHER THAN EXPECTED. lowered in the future. This would probably reduce the value of those certificates. None of the depositor, the master servicer nor any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

SOME OF THE MORTGAGE Approximately 34.3% and 0.1% of the group I loans have LOANS HAVE AN INITIAL an initial interest only period of ten and fifteen
INTEREST ONLY PERIOD,  years,  respectively.  Approximately  29.7% of the  group
WHICH MAY INCREASE II loans have an initial interest only period of ten THE RISK OF LOSS AND years. During this period, the payment made by the DELINQUENCY ON THESE related borrower will be less than it would be if the
MORTGAGE LOANS.        mortgage loan amortized.  In addition,  the mortgage loan
                       balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the related certificates from these mortgage loans during their interest only period except in the case of a prepayment.

                       After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, realized losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

                       Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. There may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the related mortgaged property by the related mortgagor may affect the loss, delinquency and prepayment experience of these mortgage loans.

A TRANSFER OF MASTER   If the master servicer  defaults in its obligations under
SERVICING IN THE       the  pooling   and   servicing   agreement,   the  master
EVENT                  servicing of the  mortgage  loans may be  transferred  to
OF A MASTER SERVICER   the  trustee  or  an  alternate   master   servicer,   as
DEFAULT MAY INCREASE described under "The Pooling and Servicing THE RISK OF PAYMENT Agreement--Rights Upon Event of Default" in the APPLICATION ERRORS prospectus. In the event of such a transfer of master servicing there may be an increased risk of errors in applying payments from borrowers or in transmitting information and funds to the successor master servicer.

RISKS RELATING TO
PRIMARY MORTGAGE
INSURERS

YOU MAY INCUR LOSSES Approximately 3.0% and 4.9% of the group I loans and IF A PRIMARY MORTGAGE group II loans, respectively, by stated principal
INSURER FAILS TO MAKE  balance  as of the  cut-off  date  have an LTV  ratio  at
PAYMENTS UNDER A       origination  in  excess  of  80%  and  are  insured  by a
PRIMARY MORTGAGE       primary mortgage  insurance policy issued by Radian F/K/A
INSURANCE POLICY       Commonwealth,   PMI  Mortgage   Insurance  Co.,  Mortgage
                       Guaranty Insurance Corporation, General Electric Mortgage
                       Insurance  Company/Genworth  Mortgage Ins. Co.,  Republic
                       Mortgage Ins - N.C., United Guaranty Residential Ins. Co.
                       and Triad Guaranty. If such mortgage loan were subject to a foreclosure and the value of the related mortgaged property were not sufficient to satisfy the mortgage loan, payments under the primary mortgage insurance policy would be required to avoid any losses, or to reduce the losses on, such mortgage loan. If the insurer is unable or refuses to pay a claim, the amount of such losses would be allocated to holders of the related classes of certificates as realized losses.

LIMITED OBLIGATIONS

PAYMENTS ON THE        The  certificates  represent  interests only in the RFMSI
MORTGAGE LOANS ARE Series 2007-S6 Trust. The certificates do not represent THE PRIMARY SOURCE OF an ownership interest in or obligation of the depositor,
PAYMENTS ON YOUR       the  master  servicer  or any  of  their  affiliates.  If
CERTIFICATES.          proceeds  from the  assets  of the RFMSI  Series  2007-S6
                       Trust are not sufficient to make all payments provided for under the pooling and servicing agreement, investors will have no recourse to the depositor, the master servicer or any other entity, and will incur losses.

LIQUIDITY RISKS

YOU MAY HAVE TO HOLD A secondary market for your offered certificates may not YOUR CERTIFICATES TO develop. Even if a secondary market does develop, it
MATURITY IF THEIR      may  not  continue  or it may be  illiquid.  Neither  the
MARKETABILITY IS       underwriters   nor  any  other   person   will  have  any
LIMITED.               obligation   to   make  a   secondary   market   in  your
                       certificates.  Illiquidity  means  you may not be able to
                       find a buyer to buy your securities  readily or at prices
                       that  will  enable  you  to  realize  a  desired   yield.
                       Illiquidity can have a severe adverse effect on the market value of your certificates.

                       Any class of offered certificates may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, such as the Class I-A-P Certificates, the Class II-A-P Certificates, the Class I-A-V Certificates and the Class II-A-V Certificates, or credit risk, such as the Class M Certificates, or that have been structured to meet the investment requirements of limited categories of investors.

BANKRUPTCY RISKS

BANKRUPTCY             The  transfer  of the  mortgage  loans  from  Residential
PROCEEDINGS COULD      Funding to the  depositor  is  intended by the parties to
DELAY OR REDUCE        be  and  has  been  documented  as a  sale.  However,  if
DISTRIBUTIONS ON THE   Residential  Funding were to become  bankrupt,  a trustee
CERTIFICATES.          in bankruptcy could attempt to recharacterize the sale of
                       the  mortgage  loans as a loan  secured  by the  mortgage
                       loans  or to  consolidate  the  mortgage  loans  with the
                       assets of  Residential  Funding.  Any such attempt  could
                       result in a delay in or reduction of  collections  on the
                       mortgage   loans   available  to  make  payments  on  the
                       certificates.

THE BANKRUPTCY OF A If a borrower becomes subject to a bankruptcy BORROWER MAY INCREASE proceeding, a bankruptcy court may require modifications THE RISK OF LOSS ON A of the terms of a mortgage loan without a permanent
MORTGAGE LOAN          forgiveness of the principal amount of the mortgage loan.
                       Modifications have included reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In addition, a court having federal bankruptcy jurisdiction may permit a debtor to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court. In addition, under the federal bankruptcy law, all actions against a borrower and the borrower's property are automatically stayed upon the filing of a bankruptcy petition.

SPECIAL YIELD AND
PREPAYMENT
CONSIDERATIONS

THE YIELD ON YOUR The yield to maturity on each class of offered CERTIFICATES WILL certificates will depend on a variety of factors,
VARY DEPENDING ON      including:
VARIOUS FACTORS.
                          o the rate and timing of principal payments on the related mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

                          o  the  allocation  of  principal  payments  among the
                             various    classes   of   the    related    offered
                             certificates;

                          o realized losses and interest shortfalls on the related mortgage loans;

                          o  the pass-through rate for that class; and

                          o  the  purchase  price  of that  class.

                       The rate of prepayments is one of the most important and least predictable of these factors. No assurances are given that the mortgage loans will prepay at any particular rate.

                       In addition, the master servicer may purchase any mortgage loan that is at least three months delinquent. Such repurchases would increase the prepayment rates on the mortgage loans.

                       In general, if you purchase a certificate at a price higher than its outstanding certificate principal balance and principal distributions on your certificate occur faster than you assumed at the time of purchase, your yield will be lower than you anticipated. Conversely, if you purchase a certificate at a price lower than its outstanding certificate principal balance and principal distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

THE RATE OF            Since  mortgagors,   in  most  cases,  can  prepay  their
PREPAYMENTS ON THE mortgage loans at any time, the rate and timing of MORTGAGE LOANS WILL principal distributions on the offered certificates are VARY DEPENDING ON highly uncertain and are dependent upon a wide variety
FUTURE MARKET          of  factors,   including  general  economic   conditions,
CONDITIONS AND OTHER   interest   rates,   the   availability   of   alternative
FACTORS.               financing and homeowner mobility.  Generally, when market
                       interest rates increase, borrowers are less likely to prepay their mortgage loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest your funds at a higher rate of interest than the pass-through rate on your class of certificates. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest your funds at an interest rate as high as the pass-through rate on your class of certificates.

                       Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by the master servicer, any subservicer or their affiliates, and may include streamlined documentation programs. Streamlined documentation programs involve less verification of underwriting information than traditional documentation programs. Approximately 3.6% and 0.7% of the group I loans and group II loans, respectively, by stated principal balance were originated under streamlined documentation programs.

                       SEE       "CERTAIN       YIELD       AND       PREPAYMENT
                       CONSIDERATIONS--PREPAYMENT CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND "MATURITY AND PREPAYMENT CONSIDERATIONS" IN THE ACCOMPANYING PROSPECTUS.

THE YIELD ON YOUR The offered certificates of each class have different CERTIFICATES WILL BE yield considerations and different sensitivities to the
AFFECTED BY THE        rate  and   timing  of   principal   distributions.   The
SPECIFIC TERMS THAT following is a general discussion of yield APPLY TO THAT CLASS, considerations and prepayment sensitivities of some
DISCUSSED BELOW.       classes.

CLASS A CERTIFICATES   The Class I-A and Class  R-I  Certificates  will  receive
                       payments from the group I loans, and the Class II-A and Class R-II Certificates will receive payments from the group II loans.

                       The Class I-A and Class II-A Certificates, other than the related Class A-V Certificates, are subject to various priorities for payment of principal.

                       Distributions of principal on the Class I-A and Class II-A Certificates entitled to principal distributions with an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans in the related loan group early in the life of such loan group. Those classes of Class I-A and Class II-A Certificates entitled to principal distributions with a later priority of payment will be affected by the rates of prepayment of the mortgage loans in the related loan group experienced both before and after the commencement of principal distributions on those classes, and will be more likely to be affected by realized losses on the mortgage loans in the related loan group not covered by the credit enhancement since these classes will be outstanding for a longer period of time.

CLASS I-A-1 THROUGH The characteristics of the combinations of Exchangeable CLASS I-A-6, CLASS Certificates (as defined herein) set forth in Schedule A I-A-9, CLASS I-A-12 to this prospectus supplement will reflect, in the THROUGH CLASS I-A-14, aggregate, generally the characteristics of the related CLASS I-A-16, CLASS Exchanged Certificates (as defined herein) and vice I-A-17, CLASS I-A-19, versa. Investors are encouraged to also consider a
CLASS I-A-20, CLASS number of factors that will limit a certificateholder's II-A-1, CLASS II-A-2, ability to exchange Exchangeable Certificates for
CLASS II-A-4, CLASS    Exchanged Certificates and vice versa:
II-A-5 AND CLASS
II-A-7 THROUGH CLASS      o  at  the   time  of   the   proposed   exchange,   a
II-A-14 CERTIFICATES         certificateholder  must  own  certificates  of  the
                             related class or classes in the exact proportions necessary to make the desired exchange and must pay the exchange fee;

                          o a certificateholder that does not own the certificates may be unable to obtain the necessary Exchanged Certificates or Exchangeable Certificates;

                          o the certificateholder of any class of certificates required for a desired combination may refuse to sell them at a reasonable price (or any price) or may be unable to sell them;

                          o certain certificates may have been purchased or placed into other financial structures and thus be unavailable;

                          o principal distributions and reductions in notional amounts will decrease the amounts available for exchange over time;

                          o only the combinations listed in Schedule A to this prospectus supplement are permitted; and

                          o the record dates for Exchangeable Certificates and the Exchanged Certificates that are the subject of the exchange must be the same.

CLASS I-A-1, CLASS The Class I-A-2 and Class I-A-9 Certificates (and, I-A-2, CLASS I-A-3, because (i) the principal payments on the Class I-A-1, CLASS I-A-5, CLASS Class I-A-3, Class I-A-5 and Class I-A-12 Certificates I-A-9, CLASS I-A-12, are each comprised of the principal payments on the
CLASS I-A-16 AND       Class  I-A-2  and  Class  I-A-9  Certificates,  the Class
CLASS I-A-20           I-A-1,   Class  I-A-3,   Class  I-A-5  and  Class  I-A-12
CERTIFICATES           Certificates,  and (ii)  the  principal  payments  on the
                       Class  I-A-16  and  Class  I-A-20  Certificates  are each
                       comprised  of the  principal  payments on the Class I-A-2
                       Certificates,   the  Class   I-A-16   and  Class   I-A-20
                       Certificates) will, in the aggregate, generally receive payments of principal on the mortgage loans on each distribution date in amounts determined by using the table in Appendix III to this prospectus supplement, with these payments of principal being allocated to the Class
                       I-A-2 and Class I-A-9

                       Certificates (and, because (i) the principal payments on the Class I-A-1, Class I-A-3, Class I-A-5 and Class I-A-12 Certificates are each comprised of the principal payments on the Class I-A-2 and Class I-A-9 Certificates, the Class I-A-1, Class I-A-3, Class I-A-5 and Class I-A-12 Certificates, and (ii) the principal payments on the Class I-A-16 and Class I-A-20 Certificates are each comprised of the principal payments on the Class I-A-2 Certificates, the Class I-A-16 and Class I-A-20 Certificates) in accordance with the priorities set forth in "Description of the Certificates--Principal Distributions on the Senior Certificates" below, until the certificate principal balances thereof have been reduced to zero. The schedule for these classes assumes that the rate of prepayment on the mortgage loans remains at a constant rate between approximately 125% and approximately 300% of the prepayment assumption for the mortgage loans. However, if prepayments on the mortgage loans occur at a rate below this range, the amount of funds available for distribution of principal to the Class I-A-2 and Class I-A-9 Certificates (and, because
                       (i) the principal payments on the Class I-A-1, Class I-A-3, Class I-A-5 and Class I-A-12 Certificates are each comprised of the principal payments on the Class I-A-2 and Class I-A-9 Certificates, the Class I-A-1, Class I-A-3, Class I-A-5 and Class I-A-12 Certificates, and
                       (ii) the principal payments on the Class I-A-16 and Class I-A-20 Certificates are each comprised of the principal payments on the Class I-A-2 Certificates, the Class I-A-16 and Class I-A-20 Certificates) may not be sufficient to reduce the aggregate certificate principal balance of these classes according to the schedule set forth in the table, and the weighted average lives of the Class I-A-2 and Class I-A-9 Certificates (and, because
                       (i) the principal payments on the Class I-A-1, Class I-A-3, Class I-A-5 and Class I-A-12 Certificates are each comprised of the principal payments on the Class I-A-2 and Class I-A-9 Certificates, the Class I-A-1, Class I-A-3, Class I-A-5 and Class I-A-12 Certificates, and
                       (ii) the principal payments on the Class I-A-16 and Class I-A-20 Certificates are each comprised of the principal payments on the Class I-A-2 Certificates, the Class I-A-16 and Class I-A-20 Certificates) will be extended. Conversely, if prepayments on the mortgage loans occur at a rate above this range, and if the certificate principal balances of the Class I-A-6, Class I-A-7 and Class I-A-8 Certificates have been reduced to zero in accordance with the priorities set forth in "Description of the Certificates--Principal Distributions on the Senior Certificates" below, the aggregate certificate principal balance of the Class I-A-2 and Class I-A-9 Certificates (and, because (i) the principal payments on the Class
                       I-A-1, Class I-A-3, Class I-A-5 and Class I-A-12 Certificates are each comprised of the principal payments on the Class I-A-2 and Class I-A-9 Certificates, the Class I-A-1, Class I-A-3, Class I-A-5 and Class I-A-12 Certificates, and (ii) the principal payments on the Class I-A-16 and Class I-A-20 Certificates are each comprised of the principal payments on the Class I-A-2 Certificates, the Class I-A-16 and Class I-A-20 Certificates) may be reduced faster than the schedule set forth in the table, and the weighted average lives of the Class I-A-2 and Class I-A-9 Certificates (and, because
                       (i) the principal payments on the Class I-A-1, Class I-A-3, Class I-A-5 and Class I-A-12 Certificates are each comprised of the principal payments on the Class I-A-2 and Class I-A-9 Certificates, the Class I-A-1, Class I-A-3, Class I-A-5 and Class I-A-12 Certificates, and
                       (ii) the principal payments on the Class I-A-16 and Class I-A-20 Certificates are each comprised of the principal payments on the Class I-A-2 Certificates, the Class I-A-16 and Class I-A-20 Certificates) will be reduced.

CLASS I-A-4, CLASS     It is not  expected  that the Class  I-A-4,  Class I-A-18
I-A-14, CLASS I-A-18   and  Class   I-A-19   Certificates   (and,   because  the
AND CLASS I-A-19       principal  payments on the Class I-A-14  Certificates are
CERTIFICATES           comprised  of the  principal  payments on the Class I-A-4
                       and  Class   I-A-19   Certificates,   the  Class   I-A-14
                       Certificates) will receive any distributions of principal on the group I loans until the distribution date in July
                       2012. On or after the distribution date in July 2012 but before the distribution date in July 2016, the Class
                       I-A-4, Class I-A-18 and Class I-A-19 Certificates (and, because the principal payments on the Class I-A-14
                       Certificates are comprised of the principal payments on the Class I-A-4 and Class I-A-19 Certificates, the Class
                       I-A-14 Certificates) may receive a portion of principal payments on the group I loans that is smaller than their respective pro rata shares of such principal payments.

CLASS II-A-2, CLASS It is not expected that the Class II-A-4, Class II-A-14 II-A-4, CLASS II-A-14 and Class II-A-15 Certificates (and, because the AND CLASS II-A-15 principal payments on the Class II-A-2 Certificates are
CERTIFICATES           comprised of the  principal  payments on the Class II-A-4
                       and  Class   II-A-14   Certificates,   the  Class  II-A-2
                       Certificates) will receive any distributions of principal on the group II loans until the distribution date in July
                       2012. On or after the distribution date in July 2012 but before the distribution date in July 2016, the Class
                       II-A-4,  Class  II-A-14  and Class  II-A-15  Certificates
                       (and,  because the principal payments on the Class II-A-2
                       Certificates are comprised of the principal payments on the Class II-A-4 and Class II-A-14 Certificates, the
                       Class II-A-2 Certificates) may receive a portion of principal payments on the group II loans that is smaller than their respective pro rata shares of such principal payments.

CLASS I-A-6 AND CLASS The Class I-A-6 Certificates (and, because the principal I-A-17 CERTIFICATES payments on the Class I-A-17 Certificates are comprised
                       of   the   principal   payments   on  the   Class   I-A-6
                       Certificates,   the  Class  I-A-17   Certificates)   will
                       generally  receive  payments of  principal on the group I
                       loans on each distribution date in amounts  determined by
                       using  the  table  in  Appendix  IV  to  this  prospectus
                       supplement  until  the  certificate   principal   balance
                       thereof has been  reduced to zero.  The  schedule for the
                       Class I-A-6  Certificates  (and,  because  the  principal
                       payments on the Class I-A-17  Certificates  are comprised
                       of   the   principal   payments   on  the   Class   I-A-6
                       Certificates, the Class I-A-17 Certificates) assumes that
                       the rate of prepayment on the mortgage loans remains at a
                       constant rate of 125% of the  prepayment  assumption  for
                       the mortgage loans.  However,  if prepayments  occur at a
                       rate  slower  than the rate  assumed  in  preparing  this
                       table,  the amount of funds available for distribution of
                       principal on the Class I-A-6  Certificates  (and, because
                       the principal  payments on the Class I-A-17  Certificates
                       are  comprised  of the  principal  payments  on the Class
                       I-A-6  Certificates,  the Class I-A-17  Certificates) may
                       not be  sufficient  to reduce the  certificate  principal
                       balance thereof  according to the amount set forth in the
                       table,  and the weighted  average life of the Class I-A-6
                       Certificates  (and, because the principal payments on the
                       Class I-A-17  Certificates are comprised of the principal
                       payments  on the  Class  I-A-6  Certificates,  the  Class
                       I-A-17  Certificates)  will be extended.  Conversely,  if
                       prepayments  on the mortgage loans occur at a rate faster
                       than the rate assumed,  and if the certificate  principal
                       balance  of  the  certificates   with  a  higher  payment
                       priority have been reduced to zero in accordance with the
                       priorities   set   forth   in    "Description    of   the
                       Certificates--Principal   Distributions   on  the  Senior
                       Certificates" below, the certificate principal balance of
                       the Class I-A-6  Certificates (and, because the principal
                       payments on the Class I-A-17  Certificates  are comprised
                       of   the   principal   payments   on  the   Class   I-A-6
                       Certificates,  the  Class  I-A-17  Certificates)  may  be
                       reduced below the amounts set forth in the table, and the
                       weighted
                       average  life  of  the  Class  I-A-6  Certificates  (and,
                       because  the  principal  payments  on  the  Class  I-A-17
                       Certificates  are comprised of the principal  payments on
                       the  Class   I-A-6   Certificates,   the   Class   I-A-17
                       Certificates) will be reduced.

CLASS I-A-6, CLASS     The  pass-through  rate on the Class  I-A-6  Certificates
I-A-17, CLASS II-A-5 (and, because a portion of the Class I-A-17 Certificates AND CLASS II-A-10 are comprised of the Class I-A-6 Certificates, the Class
CERTIFICATES           I-A-17  Certificates) and Class II-A-5 Certificates (and,
                       because a portion of the Class II-A-10  Certificates  are
                       comprised  of the Class  II-A-5  Certificates,  the Class
                       II-A-10  Certificates)  will vary with LIBOR,  subject to
                       the limitations described in this prospectus  supplement.
                       Therefore,  the yield to  investors  on the  Class  I-A-6
                       Certificates  (and, because a portion of the Class I-A-17
                       Certificates   are   comprised   of   the   Class   I-A-6
                       Certificates,  the Class I-A-17  Certificates)  and Class
                       II-A-5  Certificates (and, because a portion of the Class
                       II-A-10  Certificates  are  comprised of the Class II-A-5
                       Certificates, the Class II-A-10 Certificates) will be sensitive to fluctuations in the level of LIBOR.

                       If LIBOR for any interest accrual period exceeds 5.50% per annum, the yield maintenance agreement provider will be required to make payments that are intended to partially mitigate the risk to the investors in the Class I-A-6 Certificates (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) and Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates) that the pass-through rate on their certificates will be lower than LIBOR plus 0.50%. However, the amount payable under the yield maintenance agreement for the Class I-A-6 Certificates (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6
                       Certificates, the Class I-A-17 Certificates) and Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates), as applicable, is based on a notional amount determined based on an assumed rate of prepayments on the mortgage loans in the related loan group, while the amount payable to the Class I-A-6 Certificates (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) and Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates) is limited to the lesser of their respective certificate principal balance and such notional amount for each distribution date. Accordingly, if prepayments on the mortgage loans in the related loan group occur at a slower rate than assumed, the amount payable under the related yield maintenance agreement will be less than the amount of interest that would accrue on the certificate principal balance of the Class I-A-6 Certificates (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) and Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates) at the excess of LIBOR over 5.50% per annum. In addition, if LIBOR (as defined in the yield maintenance agreements) exceeds 9.00% per annum no additional amounts are payable under the yield maintenance agreement with respect to the Class I-A-6 Certificates (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) or Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates). Any amount by which the amount paid by the yield maintenance agreement provider is less than the difference between LIBOR plus 0.50% and 6.00% per annum on the certificate principal balance of the Class I-A-6 Certificates (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) and Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates) will not be payable from any source other than amounts, if any, paid pursuant to the related yield maintenance agreement and on deposit in the yield maintenance reserve fund on that distribution date or any future distribution date.

                       Payments to the holders of the Class I-A-6 (and, because the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) and Class II-A-5 Certificates (and, because the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates) under the yield maintenance agreements or from the yield maintenance reserve fund depend solely upon the performance of the yield maintenance agreement provider, Barclays Bank PLC, under the yield maintenance agreements. Therefore, the ability of the trustee to make payments to the holders of the Class I-A-6 (and, because the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) and Class II-A-5 Certificates (and, because the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates) from amounts paid pursuant to the related yield maintenance agreement will be subject to the credit risk of Barclays Bank PLC.

                       The ratings assigned to the Class I-A-6 (and, because the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) and Class II-A-5 Certificates (and, because the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates) do not take into account any payments received from the yield maintenance agreements or the yield maintenance reserve fund and were assigned based on a pass-through rate equal to 6.00%. Investors in the Class I-A-6 (and, because the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) and Class II-A-5 Certificates (and, because the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates) should note that the long-term rating of Barclays Bank PLC can be found under the heading "The Yield Maintenance Agreement Provider" in this prospectus supplement.

                       For further discussion on the yield maintenance agreement and the yield maintenance reserve fund, see "Description of the Certificates--The Yield Maintenance Agreements" in this prospectus supplement.

CLASS I-A-13 AND       The  pass-through  rate on the  Class  I-A-13  and  Class
CLASS II-A-7           II-A-7  Certificates  will  vary  inversely  with  LIBOR,
CERTIFICATES           subject to the  limitations  described in this prospectus
                       supplement. Therefore, the yield to investors on the Class I-A-13 and Class II-A-7 Certificates will be extremely sensitive to fluctuations in the level of LIBOR.

                       In addition, investors in the Class I-A-13 and Class II-A-7 Certificates should be aware that the yield on such class of Certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage loans in the related loan group, and that rate may fluctuate significantly over time. A faster than expected rate of principal payments on the mortgage loans in the related loan group may have an adverse effect on the yield to investors in the Class I-A-13 and Class II-A-7 Certificates and could result in their failure to fully recover their initial investments.

CLASS I-A-18, CLASS Investors in the Class I-A-18, Class I-A-19 and Class I-A-19, CLASS I-A-20, I-A-20 Certificates should be aware that, on any CLASS II-A-13, CLASS distribution date, certain realized losses on the group II-A-14 AND CLASS I loans otherwise allocable to the Class I-A-4, Class
II-A-15 CERTIFICATES   I-A-6  (and,  because  a  portion  of  the  Class  I-A-17
                       Certificates   are   comprised   of   the   Class   I-A-6
                       Certificates,  the Class I-A-17  Certificates)  and Class
                       I-A-16  Certificates  will  be  allocated  to  the  Class
                       I-A-18,  Class  I-A-19  and  Class  I-A-20  Certificates,
                       respectively,  until the respective certificate principal
                       balance  thereof has been reduced to zero,  as and to the
                       extent   described   in   this   prospectus   supplement.
                       Therefore,  the yield to  maturity  on the Class  I-A-18,
                       Class  I-A-19  and  Class  I-A-20  Certificates  will  be
                       extremely   sensitive   to  realized   losses   otherwise
                       allocable to the Class I-A-4, Class I-A-6 (and, because a
                       portion of the Class I-A-17 Certificates are comprised of
                       the  Class   I-A-6   Certificates,   the   Class   I-A-17
                       Certificates)    and    Class    I-A-16     Certificates,
                       respectively.

                       Investors in the Class II-A-13, Class II-A-14 and Class II-A-15 Certificates should be aware that, on any distribution date, certain realized losses on the group I loans otherwise allocable to the Class II-A-12, Class II-A-4 and Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates) will be allocated to the Class II-A-13, Class II-A-14 and Class II-A-15 Certificates, respectively, until the respective certificate principal balance thereof has been reduced to zero, as and to the extent described in this prospectus supplement. Therefore, the yield to maturity on the Class II-A-13, Class II-A-14 and Class II-A-15 Certificates will be extremely sensitive to realized losses otherwise allocable to the Class II-A-12, Class II-A-4 and Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates), respectively.

CLASS I-A-P AND CLASS  The   Class   I-A-P   Certificates   and   Class   II-A-P
II-A-P CERTIFICATES    Certificates  will  receive  a portion  of the  principal
                       payments ONLY on the mortgage loans in the related loan group that have net mortgage rates lower than 6.00%.
                       Therefore, the yield on the Class I-A-P Certificates and Class II-A-P Certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans in the related loan group that have net mortgage rates lower than 6.00%.

                       Mortgage loans with lower mortgage rates are less likely to be prepaid than mortgage loans with higher mortgage rates. If prepayments of principal on the mortgage loans that have net mortgage rates lower than 6.00% occur at a rate slower than an investor assumed at the time of purchase, the investor's yield will be adversely affected.

CLASS I-A-V AND CLASS  The   Class   I-A-V   Certificates   and   Class   II-A-V
II-A-V CERTIFICATES    Certificates  will  receive  a  portion  of the  interest
                       payments ONLY from the mortgage loans in the related loan group that have net mortgage rates higher than 6.00%.
                       Therefore, the yield on the Class I-A-V Certificates and Class II-A-V Certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans in the related loan group that have net mortgage rates higher than 6.00%.

                       Mortgage loans with higher mortgage rates are more likely to be prepaid than mortgage loans with lower mortgage rates. If the mortgage loans in either loan group that have net mortgage rates higher than 6.00% are prepaid at a rate faster than an investor assumed at the time of purchase, the yield to investors in the Class I-A-V Certificates and Class II-A-V Certificates, as applicable, will be adversely affected. Investors in the Class I-A-V Certificates and Class II-A-V Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans in the related loan group that have net mortgage rates higher than 6.00% could result in the failure of such investors to fully recover their investments.

CLASS M CERTIFICATES   The  yield to  investors  in each  class of the Class I-M
                       Certificates will be sensitive to the rate and timing of losses on the mortgage loans in loan group I, if those losses are not covered by a more subordinate class of Class I-M Certificates or the Class I-B Certificates. The yield to investors in each class of the Class II-M
                       Certificates will be sensitive to the rate and timing of losses on the mortgage loans in loan group II, if those losses are not covered by a more subordinate class of Class II-M Certificates or the Class II-B Certificates.

                       It is not expected that the Class M Certificates related to either loan group will receive any distributions of principal prepayments on the related mortgage loans until the distribution date in July 2012 unless the aggregate principal balance of the related senior certificates has been reduced to zero prior to that date. On or after that date but before the distribution date in July 2016, all or a disproportionately large portion of principal prepayments on the group I or group II loans, as applicable, may be allocated to the related senior certificates as described in this prospectus supplement, and none or a disproportionately small portion of principal prepayments on the group I and group II loans, as applicable, may be paid to the holders of the related Class M Certificates and the related Class B Certificates unless the aggregate certificate balance of the related senior certificates has been reduced to zero prior to that date. As a result, the weighted average lives of the Class M Certificates in either loan group may be longer than would otherwise be the case.

THE RECORDING OF       The mortgages or  assignments of mortgage for some of the
MORTGAGES IN THE NAME mortgage loans have been or may be recorded in the name OF MERS MAY AFFECT of Mortgage Electronic Registration Systems, Inc., or
THE YIELD ON THE       MERS,  solely  as  nominee  for  the  originator  and its
CERTIFICATES.          successors and assigns.  Subsequent  assignments of those
                       mortgages  are  registered   electronically  through  the
                       MERS(R)  System.  As of the cut-off  date,  approximately
                       88.3% and 97.2% of the group I loans and group II loans, respectively, were recorded in the name of MERS. However, if MERS discontinues the MERS(R) System and it becomes necessary to record an assignment of the mortgage to the trustee, then any related expenses shall be paid by the trust and will reduce the amount available to pay principal of and interest on the class or classes of certificates with certificate principal balances greater than zero with the lowest payment priorities.

                       The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of realized losses on the mortgage loans.

                       FOR ADDITIONAL INFORMATION REGARDING MERS AND THE MERS(R) SYSTEM, SEE "DESCRIPTION OF THE MORTGAGE POOL--MORTGAGE POOL CHARACTERISTICS" AND "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE CERTIFICATES--ASSIGNMENT OF TRUST ASSETS" IN THE ACCOMPANYING PROSPECTUS.

RECENT DEVELOPMENTS

RECENT DEVELOPMENTS Recently, the residential mortgage market in the United IN THE RESIDENTIAL States has experienced a variety of difficulties and MORTGAGE MARKET MAY changed economic conditions that may adversely affect ADVERSELY AFFECT THE the yield on your certificates. Delinquencies and
RETURN ON YOUR         losses  with  respect  to   residential   mortgage  loans
CERTIFICATES.          generally  have  increased  in  recent  months,  and  may
                       continue to increase. In addition, in recent months housing prices and appraised values in many states have declined or stopped appreciating, after an extended period of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second home and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

                       You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your certificates.

                                 ISSUING ENTITY

      The depositor will establish a trust with respect to Series 2007-S6 on the closing date, under a series supplement, dated as of June 1, 2007, to the standard terms of pooling and servicing agreement, dated as of June 1, 2007, among the depositor, the master servicer and the trustee, together with the series supplement, referred to herein as the pooling and servicing agreement. The pooling and servicing agreement is governed by the laws of the state of New York. On the closing date, the depositor will deposit into the trust a pool of mortgage loans, which will be divided into two loan groups, secured by first liens on one- to four-family residential properties, that in the aggregate will constitute a mortgage pool with terms to maturity of not more than 30 years. The trust will not have any additional equity.

      The pooling and servicing agreement authorizes the trust to engage only in selling the certificates in exchange for the mortgage loans, entering into and performing its obligations under the pooling and servicing agreement, activities necessary, suitable or convenient to such actions and other activities as may be required in connection with the conservation of the trust fund and making distributions to certificateholders.

      The pooling and servicing agreement provides that the depositor assigns to the trustee for the benefit of the certificateholders without recourse all the right, title and interest of the depositor in and to the mortgage loans. Furthermore, the pooling and servicing agreement states that, although it is intended that the conveyance by the depositor to the trustee of the mortgage loans be construed as a sale, if the mortgage loans for any reason are held to not be property of the trustee, the conveyance of the mortgage loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

      Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Certificates--Glossary of Terms" or in the accompanying prospectus under "Glossary."

                           SPONSOR AND MASTER SERVICER

      Residential Funding Company, LLC, a Delaware limited liability company, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. See "Mortgage Loan Program--Qualifications of Sellers" in the prospectus for a general description of applicable seller/servicer eligibility requirements. Residential Funding Company, LLC's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is (952) 857-7000. Residential Funding Company, LLC conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York. Residential Funding Company, LLC finances its operations primarily through its securitization program.

      Residential Funding Company, LLC was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family residential properties, such as a portion of the mortgage loans described in this prospectus supplement. GMAC LLC, previously General Motors Acceptance Corporation, purchased Residential Funding Company, LLC in 1990. In 1995, Residential Funding Company, LLC expanded its business to include "subprime" first lien mortgage loans. Residential Funding Company, LLC also began to acquire and service "Alt-A," closed-end and revolving loans secured by second liens in 1995.

      The following tables set forth the aggregate principal amount of publicly offered securitizations of mortgage loans sponsored by Residential Funding Company, LLC for the past five years and the three months ended March 31, 2007. Residential Funding Company, LLC sponsored approximately $31.6 billion and $2.9 billion in initial aggregate principal amount of mortgage-backed securities in the 2002 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. Residential Funding Company, LLC sponsored approximately $61.8 billion and $3.0 billion in initial aggregate principal amount of mortgage-backed securities in the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively.

The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                        SPONSOR SECURITIZATION EXPERIENCE

FIRST LIEN MORTGAGE LOANS

                                                                                                                  THREE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                                       MARCH 31,
                        ----------------------------------------------------------------------------------------- ------------------
       VOLUME BY
   PRINCIPAL BALANCE          2002               2003              2004               2005              2006              2007
----------------------  ---------------    ---------------   ---------------    ---------------   ---------------   ---------------
Prime Mortgages(1)      $16,177,753,813    $18,964,072,062   $11,953,278,792    $24,149,038,614   $40,241,885,054   $10,064,255,776

Non-Prime Mortgages(2)  $15,475,700,554    $27,931,235,627   $24,408,531,445    $27,928,496,334   $21,581,547,796   $ 4,347,251,095
                        ---------------    ---------------   ---------------    ---------------   ---------------   ---------------

Total                   $31,653,454,367    $46,895,307,689   $36,361,810,237    $52,077,534,948   $61,823,432,850   $14,411,506,871
                        ===============    ===============   ===============    ===============   ===============   ===============

Prime Mortgages(1)                51.11%             40.44%            32.87%             46.37%            65.09%            69.83%

Non-Prime Mortgages(2)            48.89%             59.56%            67.13%             53.63%            34.91%            30.17%
                        ---------------    ---------------   ---------------    ---------------   ---------------   ---------------

Total                            100.00%            100.00%           100.00%            100.00%           100.00%           100.00%
                        ===============    ===============   ===============    ===============   ===============   ===============

   PERCENTAGE CHANGE
  FROM PRIOR YEAR (3)
----------------------

Prime Mortgages(1)                (1.28)%            17.22%           (36.97)%           102.03%            66.64%

Non-Prime Mortgages(2)           104.52%             80.48%           (12.61)%            14.42%           (22.73)%
                        ---------------    ---------------   ---------------    ---------------   ---------------

Total                             32.14%             48.15%           (22.46)%            43.22%            18.71%
                        ===============    ===============   ===============    ===============   ===============

JUNIOR LIEN MORTGAGE LOANS

                                                                                                                  THREE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                                       MARCH 31,
                        ----------------------------------------------------------------------------------------- ------------------
      VOLUME BY
   PRINCIPAL BALANCE          2002               2003              2004               2005              2006              2007
----------------------  ---------------    ---------------   ---------------    ---------------   ---------------   ---------------
Prime Mortgages(1)      $ 2,875,005,049    $ 3,207,008,585   $ 2,085,015,925    $ 2,409,506,573   $ 3,012,549,922   $   804,306,507

Non-Prime Mortgages(2)               --                 --                --                 --                --                --
                        ---------------    ---------------   ---------------    ---------------   ---------------   ---------------

Total                   $ 2,875,005,049    $ 3,207,008,585   $ 2,085,015,925    $ 2,409,506,573   $ 3,012,549,922   $   804,306,507
                        ===============    ===============   ===============    ===============   ===============   ===============

Prime Mortgages(1)               100.00%            100.00%           100.00%            100.00%           100.00%           100.00%

Non-Prime Mortgages(2)               --                 --                --                 --                --                --
                        ---------------    ---------------   ---------------    ---------------   ---------------   ---------------

Total                            100.00%            100.00%           100.00%            100.00%           100.00%           100.00%
                        ===============    ===============   ===============    ===============   ===============   ===============

   PERCENTAGE CHANGE
  FROM PRIOR YEAR (3)
----------------------

Prime Mortgages(1)                17.90%             11.55%           (34.99)%            15.56%            25.03%

Non-Prime Mortgages(2)               --                 --                --                 --                --
                        ---------------    ---------------   ---------------    ---------------   ---------------

Total                             17.90%             11.55%           (34.99)%            15.56%            25.03%
                        ===============    ===============   ===============    ===============   ===============

FIRST LIEN MORTGAGE LOANS

                                                                                                                  THREE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                                       MARCH 31,
                        ----------------------------------------------------------------------------------------- ------------------
       VOLUME BY
    NUMBER OF LOANS           2002               2003              2004               2005              2006              2007
----------------------  ---------------    ---------------   ---------------    ---------------   ---------------   ---------------
Prime Mortgages(1)               68,077             86,166            55,773             91,631           141,188            31,620

Non-Prime Mortgages(2)          136,789            200,446           170,696            173,796           132,069            24,801
                        ---------------    ---------------   ---------------    ---------------   ---------------   ---------------

Total                           204,866            286,612           226,469            265,427           273,257            56,421
                        ===============    ===============   ===============    ===============   ===============   ===============

Prime Mortgages(1)                33.23%             30.06%            24.63%             34.52%            51.67%            56.04%

Non-Prime Mortgages(2)            66.77%             69.94%            75.37%             65.48%            48.33%            43.96%
                        ---------------    ---------------   ---------------    ---------------   ---------------   ---------------

Total                            100.00%            100.00%           100.00%            100.00%           100.00%           100.00%
                        ===============    ===============   ===============    ===============   ===============   ===============

   PERCENTAGE CHANGE
  FROM PRIOR YEAR (3)
----------------------

Prime Mortgages(1)                17.87%             26.57%           (35.27)%            64.29%            54.08%

Non-Prime Mortgages(2)            91.47%             46.54%           (14.84)%             1.82%           (24.01)%
                        ---------------    ---------------   ---------------    ---------------   ---------------

Total                             58.56%             39.90%           (20.98)%            17.20%             2.95%
                        ===============    ===============   ===============    ===============   ===============

JUNIOR LIEN MORTGAGE LOANS

                                                                                                                  THREE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                                       MARCH 31,
                        ----------------------------------------------------------------------------------------- ------------------
      VOLUME BY
   NUMBER OF LOANS            2002               2003              2004               2005              2006              2007
----------------------  ---------------    ---------------   ---------------    ---------------   ---------------   ---------------
Prime Mortgages(1)               73,188             84,962            51,614             53,071            60,951            14,655

Non-Prime Mortgages(2)               --                 --                --                 --                --                --
                        ---------------    ---------------   ---------------    ---------------   ---------------   ---------------

Total                            73,188             84,962            51,614             53,071            60,951            14,655
                        ===============    ===============   ===============    ===============   ===============   ===============

Prime Mortgages(1)               100.00%            100.00%           100.00%            100.00%           100.00%           100.00%

Non-Prime Mortgages(2)               --                 --                --                 --                --                --
                        ---------------    ---------------   ---------------    ---------------   ---------------   ---------------

Total                            100.00%            100.00%           100.00%            100.00%           100.00%           100.00%
                        ===============    ===============   ===============    ===============   ===============   ===============

   PERCENTAGE CHANGE
  FROM PRIOR YEAR (3)
----------------------

Prime Mortgages(1)                16.26%             16.09%           (39.25)%             2.82%            14.85%

Non-Prime Mortgages(2)               --                 --                --                 --                --
                        ---------------    ---------------   ---------------    ---------------   ---------------

Total                             16.26%             16.09%           (39.25)%             2.82%            14.85%
                        ===============    ===============   ===============    ===============   ===============

----------
(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year to year growth or decline as a percentage of the prior year's volume.

      The following tables set forth the annual average outstanding principal balance, calculated as of year end or the three months ended March 31, 2007, as applicable, of mortgage loans master serviced by Residential Funding Company, LLC for the past five years, and the annual average number of such loans for the same period. Residential Funding Company, LLC was the master servicer of a residential mortgage loan portfolio of approximately $68.2 billion and $4.1 billion in average outstanding principal amount during the 2002 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. Residential Funding Company, LLC was the master servicer of a residential mortgage loan portfolio of approximately $140.1 billion and $8.5 billion in average outstanding principal during the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                      MASTER SERVICER SERVICING EXPERIENCE

FIRST LIEN MORTGAGE LOANS

                                                                                                                  THREE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                                       MARCH 31,
                        ----------------------------------------------------------------------------------------- ------------------
      VOLUME BY
   PRINCIPAL BALANCE          2002               2003              2004               2005              2006              2007
----------------------  ---------------    ---------------   ---------------    ---------------   ---------------   ---------------
Prime Mortgages(1)      $43,282,264,857    $33,749,084,171   $32,453,682,854   $ 47,935,800,813  $ 83,052,457,702  $ 91,791,468,815

Non-Prime Mortgages(2)  $24,910,565,613    $39,334,697,127   $50,509,138,736   $ 53,938,083,312  $ 57,013,557,376  $ 57,316,493,006
                        ---------------    ---------------   ---------------   ----------------  ----------------  ----------------

Total                   $68,192,830,470    $73,083,781,298   $82,962,821,590   $101,873,884,125  $140,066,015,078  $149,107,961,821
                        ===============    ===============   ===============   ================  ================  ================

Prime Mortgages(1)                63.47%             46.18%            39.12%             47.05%            59.30%            61.56%

Non-Prime Mortgages(2)            36.53%             53.82%            60.88%             52.95%            40.70%            38.44%
                        ---------------    ---------------   ---------------   ----------------  ----------------  ----------------

Total                            100.00%            100.00%           100.00%            100.00%           100.00%           100.00%
                        ===============    ===============   ===============   ================  ================  ================

   PERCENTAGE CHANGE
  FROM PRIOR YEAR (3)
----------------------

Prime Mortgages(1)               (15.75)%           (22.03)%           (3.84)%            47.71%            73.26%

Non-Prime Mortgages(2)            51.62%             57.90%            28.41%              6.79%             5.70%
                        ---------------    ---------------   ---------------   ----------------  ----------------

Total                              0.57%              7.17%            13.52%             22.79%            37.49%
                        ===============    ===============   ===============   ================  ================

JUNIOR LIEN MORTGAGE LOANS

                                                                                                                  THREE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                                       MARCH 31,
                        ----------------------------------------------------------------------------------------- ------------------
      VOLUME BY
   PRINCIPAL BALANCE          2002               2003              2004               2005              2006              2007
----------------------  ---------------    ---------------   ---------------    ---------------   ---------------   ---------------
Prime Mortgages(1)      $ 4,102,615,571    $ 4,365,319,862   $ 5,135,640,057    $ 5,476,133,777   $ 8,536,345,778   $ 9,066,815,231

Non-Prime Mortgages(2)  $            --    $            --   $            --    $            --   $            --   $            --
                        ---------------    ---------------   ---------------    ---------------   ---------------   ---------------

Total                   $ 4,102,615,571    $ 4,365,319,862   $ 5,135,640,057    $ 5,476,133,777   $ 8,536,345,778   $ 9,066,815,231
                        ===============    ===============   ===============    ===============   ===============   ===============

Prime Mortgages(1)               100.00%            100.00%           100.00%            100.00%           100.00%           100.00%

Non-Prime Mortgages(2)               --                 --                --                 --                --                --
                        ---------------    ---------------   ---------------    ---------------   ---------------   ---------------

Total                            100.00%            100.00%           100.00%            100.00%           100.00%           100.00%
                        ===============    ===============   ===============    ===============   ===============   ===============

   PERCENTAGE CHANGE
  FROM PRIOR YEAR (3)
----------------------

Prime Mortgages(1)                16.79%              6.40%            17.65%              6.63%            55.88%

Non-Prime Mortgages(2)               --                 --                --                 --                --
                        ---------------    ---------------   ---------------    ---------------   ---------------

Total                             16.79%              6.40%            17.65%              6.63%            55.88%
                        ===============    ===============   ===============    ===============   ===============

FIRST LIEN MORTGAGE LOANS

                                                                                                                  THREE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                                       MARCH 31,
                        ----------------------------------------------------------------------------------------- ------------------
      VOLUME BY
   NUMBER OF LOANS            2002               2003              2004               2005              2006              2007
----------------------  ---------------    ---------------   ---------------    ---------------   ---------------   ---------------
Prime Mortgages(1)              202,938            168,654           156,745            201,903           312,825           340,203

Non-Prime Mortgages(2)          242,625            341,863           414,639            411,550           405,577           395,809
                        ---------------    ---------------   ---------------    ---------------   ---------------   ---------------

Total                           445,563            510,517           571,384            613,453           718,402           736,012
                        ===============    ===============   ===============    ===============   ===============   ===============

Prime Mortgages(1)                45.55%             33.04%            27.43%             32.91%            43.54%            46.22%

Non-Prime Mortgages(2)            54.45%             66.96%            72.57%             67.09%            56.46%            53.78%
                        ---------------    ---------------   ---------------    ---------------   ---------------   ---------------

Total                            100.00%            100.00%           100.00%            100.00%           100.00%           100.00%
                        ===============    ===============   ===============    ===============   ===============   ===============

   PERCENTAGE CHANGE
  FROM PRIOR YEAR (3)
----------------------

Prime Mortgages(1)               (14.71)%           (16.89)%           (7.06)%            28.81%            54.94%

Non-Prime Mortgages(2)            44.37%             40.90%            21.29%             (0.74)%           (1.45)%
                        ---------------    ---------------   ---------------    ---------------   ---------------

Total                              9.74%             14.58%            11.92%              7.36%            17.11%
                        ===============    ===============   ===============    ===============   ===============

JUNIOR LIEN MORTGAGE LOANS

                                                                                                                  THREE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                                       MARCH 31,
                        ----------------------------------------------------------------------------------------- ------------------
      VOLUME BY
   NUMBER OF LOANS            2002               2003              2004               2005              2006              2007
----------------------  ---------------    ---------------   ---------------    ---------------   ---------------   ---------------
Prime Mortgages(1)              118,773            127,833           147,647            143,713           199,652           208,178

Non-Prime Mortgages(2)               --                 --                --                 --                --                --
                        ---------------    ---------------   ---------------    ---------------   ---------------   ---------------

Total                           118,773            127,833           147,647            143,713           199,652           208,178
                        ===============    ===============   ===============    ===============   ===============   ===============

Prime Mortgages(1)               100.00%            100.00%           100.00%            100.00%           100.00%           100.00%

Non-Prime Mortgages(2)               --                 --                --                 --                --                --
                        ---------------    ---------------   ---------------    ---------------   ---------------   ---------------

Total                            100.00%            100.00%           100.00%            100.00%           100.00%           100.00%
                        ===============    ===============   ===============    ===============   ===============   ===============

   PERCENTAGE CHANGE
  FROM PRIOR YEAR (3)
----------------------

Prime Mortgages(1)                14.16%              7.63%            15.50%             (2.66)%           38.92%

Non-Prime Mortgages(2)               --                 --                --                 --                --
                        ---------------    ---------------   ---------------    ---------------   ---------------

Total                             14.16%              7.63%            15.50%             (2.66)%           38.92%
                        ===============    ===============   ===============    ===============   ===============

----------
(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year to year growth or decline as a percentage of the prior year's volume.

      Residential Funding Company, LLC's overall procedures for originating and acquiring mortgage loans are described under "Description of the Mortgage Pool--The Program" in this prospectus supplement. Residential Funding Company, LLC's material role and responsibilities in this transaction, including as master servicer, are described in the accompanying prospectus under "Mortgage Loan Program--Qualification of Sellers" and "The Trusts--Limited Right of Substitution" and in this prospectus supplement under "Pooling and Servicing Agreement--The Master Servicer and Subservicers--Master Servicer."

      Residential Funding Company, LLC's wholly-owned subsidiary, Homecomings Financial, LLC, or Homecomings, originated and sold to Residential Funding Company, LLC approximately 45.0% and 21.1% of the group I loans and group II loans, respectively. Residential Funding Company, LLC's affiliate, GMAC Mortgage, LLC originated and sold to Residential Funding Company, LLC approximately 13.5% and 62.5% of the group I loans and group II loans, respectively, by stated principal balance. See "Affiliations Among Transaction Parties," "Description of the Mortgage Pool--Originators" and "Pooling and Servicing Agreement--The Master Servicer and Subservicers" in this prospectus supplement.

                     AFFILIATIONS AMONG TRANSACTION PARTIES

   The diagram below illustrates the ownership structure among the affiliated transaction parties.

                        --------------------------------
                                    GMAC LLC
                                     (GMAC)
                        --------------------------------
                                        |
                                        |
                                        |
                        --------------------------------
                            Residential Capital, LLC
                        --------------------------------
                                        |
          |-----------------------------|---------------------------------|
          |                             |                                 |
----------------------  --------------------------------    ----------------------------
   GMAC Mortgage, LLC   Residential Funding Company, LLC    Residential Funding Mortgage
      (Subservicer)       (Sponsor and Master Servicer)          Securities I, Inc.
                                                                     (Depositor)
----------------------  --------------------------------    ----------------------------
                                        |
                                        |
                                        |
                        --------------------------------
                           Homecomings Financial, LLC
                                  (Subservicer)
                        --------------------------------

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      The mortgage pool will consist of 1,400 mortgage loans with an aggregate principal balance outstanding as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, of approximately
$707,690,747. The mortgage loans are secured by first liens on fee simple interests in one- to four-family residential real properties. The property securing the mortgage loan is referred to as the mortgaged property. The mortgage pool will be divided into two groups of mortgage loans, referred to as group I loans and group II loans. The mortgage pool will consist of conventional, fixed-rate, level monthly payment first lien mortgage loans with terms to maturity of not more than 30 years from the date of origination. All percentages of the group I loans and group II loans described in this prospectus supplement are approximate percentages of the related mortgage loans by aggregate principal balance as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, unless otherwise indicated.

      The mortgage loans were selected for the inclusion in the mortgage pool from among mortgage loans purchased in connection with the Jumbo A Program described below based on the Sponsor's assessment of investor preferences and rating agency criteria.

      The depositor and Residential Funding will make certain limited representations and warranties regarding the mortgage loans as of the date of issuance of the certificates. The depositor and Residential Funding will be required to repurchase or substitute for any mortgage loan as to which a breach of its representations and warranties with respect to that mortgage loan occurs, if such breach materially and adversely affects the interests of the certificateholders in any of those mortgage loans. Residential Funding will not assign to the depositor, and consequently the depositor will not assign to the trustee for the benefit of the certificateholders any of the representations and warranties made by the sellers or the right to require the related seller to repurchase any such mortgage loan in the event of a breach of any of its representations and warranties. Accordingly, the only representations and warranties regarding the mortgage loans that will be made for the benefit of the certificateholders will be the limited representations and warranties made by Residential Funding and the depositor. See "Mortgage Loan Program--Representations with Respect to the Mortgage Loans" in the accompanying prospectus.

      A limited amount of Realized Losses on mortgage loans in a loan group as to which there was fraud in the origination of those mortgage loans will be covered by the subordination provided by the related Class M Certificates and the related Class B Certificates as described in this prospectus supplement under "Description of the Certificates--Allocation of Losses; Subordination."

MORTGAGE POOL CHARACTERISTICS

      LOAN GROUP I. Loan group I will consist of 801 mortgage loans with an aggregate principal balance outstanding as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, of approximately $393,063,852.

      None of the group I loans will have been originated prior to January 10, 2007 or will have a maturity date later than June 1, 2037. No group I loan will have a remaining term to stated maturity as of the cut-off date of less than 238 months. The weighted average remaining term to stated maturity of the group I loans as of the cut-off date will be approximately 358 months. The weighted average original term to maturity of the group I loans as of the cut-off date will be approximately 359 months.

      As of the cut-off date, none of the group I loans were 30 days or more delinquent in payment of principal and interest and none of the group I loans have been 30 days or more delinquent in payment of principal and interest since their origination. For a description of the methodology used to categorize group I loans as delinquent, see "Static Pool Information" below.

      None of the group I loans are Cooperative Loans.

      None of the group I loans are secured by leasehold interests.

      Approximately 34.3% and 0.1% of the group I loans will require the related mortgagors to pay interest only on those mortgage loans for a period of ten and fifteen years, respectively, following origination. Under the terms of these loans, borrowers are required to pay only accrued interest each month, with no corresponding principal payments, until the end of the interest only period. Once the interest only period ends, monthly payments of principal are required to amortize the loan over its remaining term, in addition to accrued interest.

      Approximately 4.5% of the aggregate stated principal balance of the group I loans provide for payment of a prepayment charge for partial prepayments and prepayments in full, however, a prepayment occurring upon the sale of property securing a mortgage loan may waive the prepayment charge. The prepayment charge applies to prepayments made within up to five years following the origination of such group I loan. The amount of the prepayment charge is generally equal to six months' advance interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of prepayment, exceeds twenty percent (20%) of the original principal amount of the group I loan. Prepayment charges received on the group I loans will not be available for distribution on the certificates. See "Certain Yield and Prepayment Considerations" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

      All of the group I loans were purchased by the depositor through its affiliate, Residential Funding, from unaffiliated sellers as described in this prospectus supplement and in the accompanying prospectus, except in the case of approximately 45.0% and 13.5% of the group I loans, which were purchased by the depositor through its affiliate, Residential Funding, from Homecomings and GMAC Mortgage, LLC respectively. Approximately 10.9% of the group I loans were purchased by Residential Funding from Sierra Pacific Mortgage Co. Inc., an unaffiliated seller. Except as described in the preceding sentence, no unaffiliated seller sold more than approximately 8.3% of the group I loans to Residential Funding.

      Approximately 66.3% and 22.6% of the group I loans are being subserviced by Homecomings and GMAC Mortgage, LLC, respectively, each an affiliate of Residential Funding.

      The original mortgages for some of the group I loans have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. With respect to each of these group I loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. As of the cut-off date, approximately 88.3%
of the group I loans were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS see "Certain Yield and Prepayment Considerations--General" in this prospectus supplement and "Description of the Certificates--Assignment of Trust Assets" in the accompanying prospectus.

      None of the group I loans are subject to the Homeownership and Equity Protection Act of 1994. None of the group I loans are loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered" loans or (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Homeownership Act and Similar State Laws" in the accompanying prospectus.

      None of the group I loans are Buy-Down Mortgage Loans.

      None of the group I loans provide for deferred interest or negative amortization.

      None of the group I loans have been made to international borrowers.

      Approximately 2.2% of the group I loans are balloon loans that do not fully amortize, if at all, providing for a substantial principal payment due at maturity.

      In the case of approximately 7.0% of the group I loans, in lieu of an appraisal, a valuation of the mortgage property was obtained by using an automated valuation platform developed by Residential Funding. See "Automated Valuation Platform" in this prospectus supplement.

      LOAN GROUP II. Loan group II will consist of 599 mortgage loans with an aggregate principal balance outstanding as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, of approximately $314,626,895.

      None of the group II loans will have been originated prior to September 15, 2005 or will have a maturity date later than June 1, 2037. No group II loan will have a remaining term to stated maturity as of the cut-off date of less than 236 months. The weighted average remaining term to stated maturity of the group II loans as of the cut-off date will be approximately 357 months. The weighted average original term to maturity of the group II loans as of the cut-off date will be approximately 359 months.

      As of the cut-off date, none of the group II loans were 30 days or more delinquent in payment of principal and interest and none of the group II loans have been 30 days or more delinquent in payment of principal and interest since their origination. For a description of the methodology used to categorize group II loans as delinquent, see "Static Pool Information" below.

      Approximately 29.7% of the group II loans will require the related mortgagors to pay interest only on those mortgage loans for a period of ten years following origination.

      None of the group II loans are Cooperative Loans.

      None of the group II loans are secured by leasehold interests.

      Approximately 4.8% of the aggregate stated principal balance of the group II loans, provide for payment of a prepayment charge for partial prepayments and prepayments in full, however, a prepayment occurring upon the sale of property securing a mortgage loan may waive the prepayment charge. The prepayment charge applies to prepayments made within up to three years following the origination of such group II loan. The amount of the prepayment charge is generally equal to six months' advance interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of prepayment, exceeds twenty percent (20%) of the original principal amount of the group II loan. Prepayment charges received on the group II loans will not be available for distribution on the certificates. See "Certain Yield and Prepayment Considerations" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

      All of the group II loans were purchased by the depositor through its affiliate, Residential Funding, from unaffiliated sellers as described in this prospectus supplement and in the accompanying prospectus, except in the case of approximately 21.1% and 62.5% of the group II loans, which were purchased by the depositor through its affiliate, Residential Funding, from Homecomings and GMAC Mortgage, LLC respectively. Except as described in the preceding sentence, no unaffiliated seller sold more than approximately 4.7% of the group II loans to Residential Funding.

      Approximately 28.1% and 70.4% of the group II loans are being subserviced by Homecomings and GMAC Mortgage, LLC, respectively, each an affiliate of Residential Funding.

      The original mortgages for some of the group II loans have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. In some other cases, the original mortgage was recorded in the name of the originator of the group II loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. With respect to each of these group II loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the group II loan. As of the cut-off date, approximately 97.2% of the group II loans were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS see "Certain Yield and Prepayment Considerations--General" in this prospectus supplement and "Description of the Certificates--Assignment of Trust Assets" in the accompanying prospectus.

      None of the group II loans are subject to the Homeownership and Equity Protection Act of 1994. None of the group II loans are loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered" loans or (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Homeownership Act and Similar State Laws" in the accompanying prospectus.

      None of the group II loans are Buy-Down Mortgage Loans.

      None of the group II loans provide for deferred interest or negative amortization.

      None of the group II loans have been made to international borrowers.

      Approximately 1.6% of the group II loans are balloon loans that do not fully amortize, if at all, providing for a substantial principal payment due at maturity.

      In the case of approximately 2.9% of the group II loans, in lieu of an appraisal, a valuation of the mortgage property was obtained by using an automated valuation platform developed by Residential Funding. See "Automated Valuation Platform" in this prospectus supplement.

      Included in Appendix I and Appendix II to this prospectus supplement is a table showing the Credit Scores for some mortgagors of the group I loans and group II loans, respectively. Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding after the origination of a mortgage loan if the seller does not provide to Residential Funding a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's Credit Score would not be lower if obtained as of the date of this prospectus supplement.

      Set forth on Appendix I and Appendix II of this prospectus supplement is a description of some additional characteristics of the group I loans and group II loans, respectively, in each case as of the cut-off date unless otherwise indicated. All percentages of the group I loans and group II loans are approximate percentages by aggregate principal balance as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, unless otherwise indicated. Unless otherwise specified, all principal balances of the group I loans and group II loans are as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, and are rounded to the nearest dollar.

SHARIA MORTGAGE LOANS

      Approximately 0.5% and 0.3% of the group I loans and group II loans, respectively, by stated principal balance, referred to as the Sharia mortgage loans, have been structured to comply with Islamic religious law, which prohibits the charging of interest on loans. Generally, ownership of the mortgaged property securing a Sharia mortgage loan is vested in two co-owners, the borrower, referred to as the "consumer", and an indirect wholly-owned subsidiary of the originator, referred to as the "co-owner," pursuant to a co-ownership agreement. Both the consumer and co-owner possess certain rights, which indicate their respective rights of ownership, under the co-ownership agreement, including the "indicia of ownership". Certain indicia of ownership, such as the sole right to occupy the property and the obligation to pay taxes on the property, belong to the consumer, and other indicia of ownership, such as the right of re-entry for purposes of inspection of the property and the ability to cure any defects regarding the property, belong to the co-owner. The consumer is obligated to make monthly payments to the co-owner pursuant to an obligation to pay. Each monthly payment is comprised of a "profit payment" and an "acquisition payment". The profit payment is made in consideration of the consumer's exclusive right to use and enjoy the mortgaged property. The sum of the acquisition payments required to be made under the obligation to pay will equal the portion of the purchase price or refinance amount paid by the co-owner at the time of origination. A lien on the mortgaged property to secure the obligations of the consumer under the obligation to pay and the co-ownership agreement is established pursuant to a mortgage or security instrument, which is filed in the real property records of the applicable recording office. The originator's security interest in both the co-owner's and the consumer's interest in the mortgaged property, along with the rights under the co-ownership agreement and the obligation to pay, will be assigned to the trust as the originator's assignee. Title to the mortgaged property is retained by the consumer and the co-owner or the consumer alone. Upon a default by the consumer under the obligation to pay or the co-ownership agreement, the trust, as the originator's assignee, will have the power sell the property and use the proceeds of the sale to satisfy the full amount owed by the consumer under the obligation to pay and the co-ownership agreement.

      For all purposes under this prospectus supplement, the profit factor on any Sharia mortgage loan will be deemed to be the mortgage rate on that mortgage loan, any amounts received with respect to the profit payment for any Sharia mortgage loan will be deemed to be interest collected on that mortgage loan, any amounts received with respect to the acquisition payment for any Sharia mortgage loan will be deemed to be principal collected on that mortgage loan, references in this prospectus supplement to a note or mortgage note will be deemed to be references to the obligation to pay for any Sharia mortgage loan and references in this prospectus supplement to a mortgage will be deemed to be references to a mortgage or security instrument, as applicable, for any Sharia mortgage loan.

STATIC POOL INFORMATION

      Current static pool data with respect to mortgage loans serviced by Residential Funding is available on the internet at www.gmacrfcstaticpool.com. Information presented under (i) "RFMSI" as the issuer/shelf, (ii) "S" as the series and (iii) "2007-S6" as the deal, will include information regarding prior securitizations of mortgage loans that are similar to the mortgage loans included in this mortgage pool, based on underwriting criteria and credit quality, and that information is referred to in this prospectus supplement as Static Pool Data.

      The Static Pool Data is not deemed to be a part of the prospectus or the depositor's registration statement to the extent that the Static Pool Data relates to (a) any issuing entity that was established before January 1, 2006 and (b) information relating to assets of any issuing entity established on or after January 1, 2006 and relating to periods prior to January 1, 2006.

      As used in the Static Pool Data and in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the second following monthly scheduled due date; and so on. The determination as to whether a mortgage loan falls into these categories is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

      From time to time, the master servicer or a subservicer will modify a mortgage loan, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Generally such borrowers make payments under the modified terms for a trial period, before the modifications become final. During any such trial period, delinquencies are reported based on the mortgage loan's original payment terms. The trial period is designed to evaluate both a borrower's desire to remain in the mortgaged property and, in some cases, a borrower's capacity to pay a higher monthly payment obligation. The trial period generally may extend to up to six months before a modification is finalized. Once the modifications become final delinquencies are reported based on the modified terms. Generally if a borrower fails to make payments during a trial period, the mortgage loan goes into foreclosure. Historically, the master servicer has not modified a material number of mortgage loans in any pool. Furthermore, the rating agencies rating the certificates impose certain limitations on the ability of the master servicer to modify loans.

      Charge offs are taken only when the master servicer has determined that it has received all payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

      There can be no assurance that the delinquency and foreclosure experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

PRIMARY MORTGAGE INSURANCE AND PRIMARY HAZARD INSURANCE

      Each mortgage loan is required to be covered by a standard hazard insurance policy, which is referred to as a primary hazard insurance policy. Each primary hazard insurance policy is required to include extended coverage in an amount equal to the lesser of the principal balance owing on the mortgage loan or 100% of the insurable value of the improvements; provided, however, that the coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. The master servicer may elect to obtain and maintain a blanket primary hazard insurance policy with extended coverage insuring against hazard losses on the mortgage loans, which may contain a deductible clause. To the extent that the master servicer elects to obtain a blanket primary hazard insurance policy, a primary hazard insurance policy is not maintained on a mortgaged property, and a loss occurs on that mortgaged property that would have been covered by a compliant primary hazard insurance policy that is not covered by the blanket primary hazard insurance policy due to the deductible clause, the master servicer will deposit into the Certificate Account an amount equal to the loss.

      In addition, to the best of the depositor's knowledge, each mortgage loan with an LTV ratio at origination in excess of 80% will be insured by a primary mortgage insurance policy, which is referred to as a primary insurance policy, covering at least 30% of the balance of the mortgage loan at origination if the LTV ratio is between 95.00% and 90.01%, at least 25% of the balance of the mortgage loan at origination if the LTV ratio is between 90.00% and 85.01% and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

      All of the primary insurance policies were issued by Radian F/K/A Commonwealth, PMI Mortgage Insurance Co., Mortgage Guaranty Insurance Corporation, General Electric Mortgage Insurance Company/Genworth Mortgage Ins. Co., Republic Mortgage Ins - N.C., United Guaranty Residential Ins. Co. and Triad Guaranty, which, collectively, are the primary insurers. The primary insurers each have a claims paying ability currently acceptable to the rating agencies that have been requested to rate the certificates; however, no assurance as to the actual ability of any of the primary insurers to pay claims can be given by the depositor, the issuing entity or the underwriter. See "Insurance Policies on Mortgage Loans" in the accompanying prospectus.

UNDERWRITING STANDARDS

      All of the mortgage loans in the mortgage pool were originated generally in accordance with the underwriting criteria of Residential Funding described under "Mortgage Loan Program--Underwriting Standards" in the accompanying prospectus. Residential Funding may perform only sample quality assurance reviews to determine whether the mortgage loans in any mortgage pool were underwritten in accordance with applicable standards. "Mortgage Loan Program--Underwriting Standards" in the accompanying prospectus.

      The applicable underwriting standards include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with the underwriting standards described above if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with the underwriting standards described above, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied.

AUTOMATED VALUATION PLATFORM

      In some cases, for mortgage loans underwritten through Residential Funding's automated underwriting system, in lieu of an appraisal, a valuation of the mortgaged property will be obtained by using an automated valuation platform developed by Residential Funding. There are multiple automated valuation models included in Residential Funding's automated underwriting system. Based upon, among other factors, the geographic area, price range and other attributes of a qualifying mortgage loan, a mortgage loan is directed to the appropriate automated valuation model for that particular mortgage loan. An automated valuation model evaluates, among other things, various types of publicly-available information such as recent sales prices for similar homes within the same geographic area and within the same price range. Residential Funding uses automated valuation models in lieu of full appraisals for qualifying first lien mortgage loans which meet specified underwriting criteria and receive an acceptable valuation.

ORIGINATORS

      Homecomings is a Delaware limited liability company and wholly-owned subsidiary of Residential Funding Company, LLC. Homecomings originated approximately  45.0%  and  21.1%  of the  group  I loans  and  group  II  loans, respectively, by stated principal balance. See also the "The Pooling and Servicing Agreement--The Master Servicer and Subservicers--Homecomings Financial, LLC" in this prospectus supplement.

      GMAC Mortgage, LLC is a Delaware limited liability company and an affiliate of Residential Funding Company, LLC. GMAC Mortgage, LLC originated approximately 13.5% and 62.5% of the group I loans and group II loans, respectively, by stated principal balance. See also the "The Pooling and Servicing Agreement--The Master Servicer and Subservicers--GMAC Mortgage, LLC" in this prospectus supplement.

      Sierra Pacific Mortgage Co. Inc. sold approximately 10.9% of the group I loans by stated principal balance to Residential Funding.

ADDITIONAL INFORMATION

      The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due during the month of the cut-off date. Prior to the issuance of the offered certificates, Residential Funding may remove mortgage loans from the mortgage pool as a result of incomplete or defective documentation, or if it determines that the mortgage loan does not satisfy the characteristics described in this prospectus supplement. Residential Funding may also add a limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the offered certificates in substitution for removed loans. The information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary. In the event mortgage loans are removed from or added to the mortgage pool after the date hereof prior to the closing and any material pool characteristics of the actual mortgage pool differ by 5% or more from the description of the mortgage pool in this prospectus supplement, a current report on Form 8-K describing the final mortgage pool will be filed with the Securities and Exchange Commission within four business days of the related closing.

      A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed by the issuing entity, in its own name, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates.

                    THE YIELD MAINTENANCE AGREEMENT PROVIDER

      Barclays Bank PLC is a public limited company registered in England and Wales under number 1026167. The liability of the members of Barclays Bank PLC is limited. It has its registered head office at 1 Churchill Place, London, E14 5HP. Barclays Bank PLC was incorporated on August 7, 1925 under the Colonial Bank Act 1925 and on October 4, 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967. Pursuant to The Barclays Bank Act 1984, on January 1, 1985, Barclays Bank was re-registered as a public limited company and its name was changed from "Barclays Bank International Limited" to "Barclays Bank PLC".

      Barclays Bank PLC and its subsidiary undertakings (taken together, the "Group") is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalisation.

      The short term unsecured obligations of Barclays Bank PLC are rated A-1+ by Standard & Poor's, P-1 by Moody's and F1+ by Fitch Ratings Limited and the long-term obligations of Barclays Bank PLC are rated AA by Standard & Poor's, Aa1 by Moody's and AA+ by Fitch Ratings Limited.

      Based on the Group's audited financial information for the year ended December 31, 2006, the Group had total assets of (pound)996,503 million (2005:
(pound)924,170 million), total net loans and advances of (pound)313,226 million (2005: (pound)300,001 million), total deposits of (pound)336,316 million (2005:
(pound)313,811 million), and total shareholders' equity of (pound)27,106 million (2005: (pound)24,243 million) (including minority interests of (pound)1,685 million (2005: (pound)1,578 million)). The profit before tax of the Group for the year ended December 31, 2006 was (pound)7,197 million (2005: (pound)5,311 million) after impairment charges on loans and advances, other credit provisions and on available for sale assets of (pound)2,154 million (2005: (pound)1,571 million). The financial information in this paragraph is extracted from the audited Annual Report of the Group for the year ended December 31, 2006.

      The depositor has determined that the aggregate significance percentage of payments under the yield maintenance agreements, as calculated in accordance with Regulation AB under the Securities Act of 1933, is less than 10%.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The Series 2007-S6 Mortgage Pass-Through Certificates will include the following classes of senior certificates, separated into two groups of senior certificates, referred to herein as the Group I Senior Certificates and Group II Senior Certificates, and collectively, the Senior Certificates.

      The Group I Senior Certificates will include the following classes:

      o     Class I-A-1 Certificates;

      o     Class I-A-2 Certificates;

      o     Class I-A-3 Certificates;

      o     Class I-A-4 Certificates;

      o     Class I-A-5 Certificates;

      o     Class I-A-6 Certificates;

      o     Class  I-A-7  Certificates,   or,  together  with  the  Class  I-A-6
            Certificates, the Accretion Directed Certificates;

      o     Class  I-A-8  Certificates,   or,  together  with  the  Class  I-A-7
            Certificates, the Accrual Certificates, or, together with the Class I-A-6 and Class I-A-7 Certificates, the Companion Certificates;

      o     Class I-A-9 Certificates;

      o     Class I-A-10 Certificates;

      o     Class I-A-11 Certificates;

      o     Class I-A-12 Certificates;

      o     Class I-A-13 Certificates;

      o     Class I-A-14 Certificates;

      o     Class I-A-15 Certificates;

      o     Class I-A-16 Certificates;

      o     Class  I-A-17  Certificates,   or  together  with  the  Class  I-A-6
            Certificates, the TAC Certificates;

      o     Class I-A-18 Certificates;

      o     Class I-A-19 Certificates;

      o Class I-A-20 Certificates, or together with the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-5, Class I-A-9, Class I-A-12 and Class I-A-16 Certificates, the PAC Certificates;

      o     Class I-A-P Certificates;

      o     Class I-A-V Certificates;

      o     Class R-I Certificates; and

      The Group II Senior Certificates will include the following classes:

      o     Class II-A-1 Certificates;

      o     Class II-A-2 Certificates;

      o     Class II-A-3 Certificates;

      o     Class II-A-4 Certificates;

      o     Class II-A-5 Certificates;

      o     Class II-A-6 Certificates;

      o Class II-A-7 Certificates, or, together with the Class I-A-13 Certificates, the Inverse Floater Certificates;

      o     Class II-A-8 Certificates;

      o     Class II-A-9 Certificates;

      o Class II-A-10 Certificates, or, together with the Class I-A-6, Class I-A-17 and Class II-A-5 Certificates, the Floater Certificates;

      o     Class II-A-11 Certificates;

      o Class II-A-12 Certificates, or, together with the Class I-A-4, Class I-A-6, Class I-A-16, Class I-A-17, Class II-A-4 and Class II-A-5 Certificates, the Super Senior Certificates;

      o     Class II-A-13 Certificates;

      o     Class II-A-14 Certificates;

      o Class II-A-15 Certificates, or, together with the Class I-A-4, Class I-A-14, Class I-A-18, Class I-A-19, Class II-A-2, Class II-A-4 and Class II-A-14 Certificates, the Lockout Certificates, or, together with the Class I-A-18, Class I-A-19, Class I-A-20, Class II-A-13 and Class II-A-14 Certificates, the Senior Support Certificates;

      o Class II-A-P Certificates, and together with the Class I-A-P, the Principal Only Certificates;

      o Class II-A-V Certificates, and together with the Class I-A-V Certificates, the Variable Strip Certificates, or, together with the Class I-A-13 and Class II-A-7 Certificates, the Interest Only Certificates;

      o Class R-II Certificates, together with the Class R-I, the Class R Certificates or the Residual Certificates.

      The Floater and Inverse Floater Certificates are sometimes referred to herein as the Adjustable Rate Certificates. The Class I-A-1 through Class I-A-20 Certificates, Class I-A-P Certificates and Class I-A-V Certificates are collectively referred to as the Class I-A Certificates in this prospectus supplement. The Class II-A-1 through Class II-A-15 Certificates, Class II-A-P Certificates and Class II-A-V Certificates are collectively referred to herein as the Class II-A Certificates. The Class I-A and Class II-A Certificates are collectively referred to herein as the Class A Certificates.

      In addition to the Senior Certificates, the Series 2007-S6 Mortgage Pass-Through Certificates will include the following classes of subordinate certificates:

      o     Class I-M-1 Certificates;

      o     Class I-M-2 Certificates;

      o Class I-M-3 Certificates, and together with the Class I-M-1 and Class I-M-2 Certificates, the Class I-M Certificates;

      o     Class I-B-1 Certificates;

      o     Class I-B-2 Certificates;

      o Class I-B-3 Certificates, and together with the Class I-B-1 and Class I-B-2 Certificates, the Class I-B Certificates;

      o     Class II-M-1 Certificates;

      o     Class II-M-2 Certificates;

      o Class II-M-3 Certificates and together with the Class II-M-1 and Class II-M-2 Certificates, the Class II-M Certificates;

      o     Class II-B-1 Certificates;

      o     Class II-B-2 Certificates; and

      o Class II-B-3 Certificates, and together with the Class II-B-1 and Class II-B-2, the Class II-B Certificates.

      The Class I-M Certificates and Class II-M Certificates are collectively referred to herein as the Class M Certificates and the Class I-B Certificates and Class II-B Certificates are collectively referred to herein as the Class B Certificates. Distributions of interest and principal on (i) the Group I Senior Certificates, Class I-M Certificates and Class I-B Certificates and (ii) the Group II Senior Certificates, Class II-M Certificates and Class II-B Certificates will be based on interest and principal received or advanced with respect to the group I loans and the group II loans, respectively. Only the Senior Certificates and the Class M Certificates are offered hereby. See "Glossary" in the accompanying prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement.

      The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

      o     the mortgage loans;

      o the cash deposited in respect of the mortgage loans in the Custodial Account and in the Certificate Account and belonging to the trust;

      o property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

      o     any  applicable   primary  insurance  policies  and  primary  hazard
            insurance policies;

      o     with  respect  to  the  Floater  Certificates,   the  related  yield
            maintenance agreement; and

      o     all proceeds of any of the foregoing.

      The Group I Senior Certificates will evidence in the aggregate an initial beneficial ownership interest of approximately 96.25%, in loan group I. The Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates will each evidence an initial beneficial ownership interest of approximately 1.75%, 0.75%, 0.45%, 0.30%, 0.25% and 0.25%, respectively, in loan group I.

      The Group II Senior Certificates will evidence in the aggregate an initial beneficial ownership interest of approximately 96.25%, in loan group II. The Class II-M-1, Class II-M-2, Class II-M-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates will each evidence an initial beneficial ownership interest of approximately 1.75%, 0.75%, 0.45%, 0.30%, 0.25% and 0.25%, respectively, in loan group II.

      The Senior Certificates, other than the Residual Certificates, and the Class M Certificates will be available only in book-entry form through facilities of The Depository Trust Company, or DTC, and are collectively referred to as the DTC registered certificates. The DTC registered certificates, other than the Class I-A-7, Class I-A-8 and Interest Only Certificates, will be issued in minimum denominations of $100,000, or $250,000 in the case of the Class I-M-2 Certificates, Class II-M-2 Certificates, Class I-M-3 Certificates and Class II-M-3 Certificates, and integral multiples of $1 in excess thereof. The Class I-A-7 and Class I-A-8 Certificates will be issued in minimum denominations of $1,000. The Class I-A-13 and Class II-A-7 Certificates will be issued in minimum denominations representing an initial notional amount of $1,000,000, and integral multiples of $1 in excess thereof. The Variable Strip Certificates will be issued in minimum denominations representing an initial notional amount of $2,000,000, and integral multiples of $1 in excess thereof. The Residual Certificates will be issued in registered, certificated form in minimum denominations of a 20% percentage interest, except, in the case of one Class R-I Certificate and one Class R-II Certificate as otherwise described in this prospectus supplement under "Material Federal Income Tax Consequences."

      The DTC registered certificates will be represented by one or more certificates registered in the name of Cede & Co., as the nominee of DTC. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, or a definitive certificate, except as described in the accompanying prospectus under "Description of the Certificates--Form of Certificates."

      For  additional   information   regarding  DTC,  and  the  DTC  registered
certificates, see "Description of the Certificates--Form of Certificates" in the accompanying prospectus.

EXCHANGEABLE CERTIFICATES

      The Exchangeable Certificates may be exchanged for a proportionate interest in the related Exchanged Certificates in the combinations shown in Schedule A to this prospectus supplement. The Exchanged Certificates may also be exchanged for the related Exchangeable Certificates in the same manner. Each exchange may be effected only in proportions that result in the principal and interest entitlements of the certificates being received being equal to the principal and interest entitlements of the certificates surrendered.

      The classes of Exchangeable Certificates and of Exchanged Certificates that are outstanding at any given time, and the outstanding Certificate Principal Balances and Notional Amounts, as applicable, of these classes will depend upon any related distributions of principal or reductions in Notional Amounts, as applicable, as well as any exchanges that occur.

      Exchangeable Certificates or Exchanged Certificates in any combination may be exchanged only in the proportion that the initial Certificate Principal Balances or Notional Amounts, as applicable, of such certificates bear to one another as shown in Schedule A to this prospectus supplement. Further, the portion of any Exchangeable Certificate or Exchanged Certificate that is required to execute or the result of a permissible exchange will be based on the proportion that the Certificate Principal Balance or Notional Amount, as applicable, shown in Schedule A bears to the initial Certificate Principal Balance thereof.

      PROCEDURES. If a certificateholder wishes to exchange certificates, the certificateholder must notify the trustee and the master servicer in writing
(including       by       e-mail      at       sfs.exchange@usbank.com       and
MSDocumentDistribution@gmacrfc.com), and in accordance with the requirements set forth herein, no earlier than the first calendar day of the month of the proposed exchange date and no later than three Business Days before the proposed exchange date. The exchange date will be subject to the trustee's approval but it can generally be any Business Day of the month other than the first and last Business Days of the month and subject to the preceding sentence. The notice must be on the certificateholder's letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number for each of the certificates to be exchanged and certificates to be received, outstanding Certificate Principal Balance and/or Notional Amount and the initial Certificate Principal Balance and/or Notional Amount of the certificates to be exchanged, the DTC participant numbers to be debited and credited and the proposed exchange date. After receiving the notice, the trustee will e-mail the certificateholder wire payment instructions relating to the exchange fee. The trustee will utilize the Deposit and Withdrawal System at DTC to exchange the certificates. A notice becomes irrevocable on the second Business Day before the proposed exchange date. In connection with each exchange, the certificateholder must pay the trustee a fee equal to $10,000. The trustee will make the first distribution on an Exchanged Certificate or an Exchangeable Certificate received in an exchange transaction on the distribution date in the following month to the certificateholder of record as of the close of business on the last day of the month of the exchange. Neither the trustee nor the depositor or any of their affiliates will have any obligation to ensure the availability of the applicable certificates for the desired combination or exchange or to accomplish any combination or exchange other than those listed on Schedule A. The Trustee may rely on the monthly certificate of the Master Servicer in order to make any calculation needed relating to the distribution of principal and interest on the Exchangeable Certificates and the related Exchanged Certificates.

      ADDITIONAL CONSIDERATIONS. The characteristics of the Exchangeable Certificates will reflect, in the aggregate, generally the characteristics of the related Exchanged Certificates and vice versa. Investors are encouraged to also consider a number of factors that will limit a certificateholder's ability to exchange Exchanged Certificates for Exchangeable Certificates and vice versa:

            o at the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange and must pay the exchange fee;

            o a certificateholder that does not own the certificates may be unable to obtain the necessary Exchanged Certificates or Exchangeable Certificates;

            o the certificateholder of certificates required for a desired combination may refuse to sell them at a reasonable price (or any price) or may be unable to sell them;

            o certain certificates may have been purchased or placed into other financial structures and thus be unavailable;

            o principal distributions and reductions in Notional Amounts will decrease the amounts available for exchange over time;

            o     only the combinations listed in Schedule A are permitted; and

            o     the  Record  Dates  for  Exchangeable   Certificates  and  the
                  Exchanged Certificates that are the subject of the exchange must be the same.

GLOSSARY OF TERMS

      The following terms are given the meanings shown below to help describe the cash flows on the certificates:

      ACCRETION TERMINATION DATE--With respect to the (i) the Class I-A-7 Certificates, the earlier of (a) the distribution date on which the Certificate Principal Balance of the Class I-A-6 Certificates (or, if the Class I-A-17 Certificates are outstanding on such distribution date, the Class I-A-17 Certificates) is reduced to zero and (b) the Credit Support Depletion Date; and
(ii) the Class I-A-8 Certificates, the earlier of (a) the distribution date on which the aggregate Certificate Principal Balance of the Class I-A-6 (or, if the Class I-A-17 Certificates are outstanding on such distribution date, the Class I-A-17 Certificates) and Class I-A-7 Certificates is reduced to zero and (b) the Credit Support Depletion Date.

      ACCRUAL DISTRIBUTION AMOUNT--With respect to each distribution date, the sum of the Class I-A-7 Accrual Distribution Amount and the Class I-A-8 Accrual Distribution Amount.

      ACCRUED CERTIFICATE INTEREST--With respect to any distribution date, an amount equal to (a) in the case of each class of offered certificates, other than the Interest Only Certificates and Principal Only Certificates, interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates of that class, immediately prior to that distribution date at the related pass-through rate and (b) in the case of the Interest Only Certificates, interest accrued during the related Interest Accrual Period on the related Notional Amount immediately prior to that distribution date at the then-applicable pass-through rate on that class for that distribution date; in each case less interest shortfalls from the related mortgage loans, if any, allocated thereto for that distribution date to the extent not covered, with respect to the Senior Certificates, by the subordination provided by the related Class B Certificates and the related Class M Certificates and with respect to the Class M Certificates, to the extent not covered by the subordination provided by the related Class B Certificates and any class or classes of related Class M Certificates having a lower payment priority, including in each case:

            (i) any Prepayment Interest Shortfall on any mortgage loans in the related loan group to the extent not covered by the master servicer as described in this prospectus supplement under "Description of the Certificates--Interest Distributions";

            (ii) the interest portions of Realized Losses on any mortgage loans in the related loan group, including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses not allocated through subordination;

            (iii) the interest portion of any Advances on the mortgage loans in the related loan group that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

            (iv) any other interest shortfalls on the mortgage loans in the related loan group not covered by the subordination provided by the related Class M Certificates or related Class B Certificates, including interest shortfalls relating to the Servicemembers Civil Relief Act, or similar legislation or regulations, all allocated as described below.

      The Class I-A Percentage of these reductions with respect to the group I loans will be allocated among the holders of the Group I Senior Certificates, other than the Class I-A-P Certificates, in proportion to the amounts of Accrued Certificate Interest that would have been payable to those certificates from the group I loans on that distribution date absent such reductions. The Class II-A Percentage of these reductions with respect to the group II loans will be allocated among the holders of the Group II Senior Certificates, other than the Class II-A-P Certificates, in proportion to the amounts of Accrued Certificate Interest that would have been payable to those certificates from the group II loans on that distribution date absent such reductions. The remainder of these reductions will be allocated among the holders of the related Class M
Certificates and the related Class B Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that distribution date absent these reductions. In the case of each class of Class A Certificates (other than the Principal-Only Certificates) and the Class M Certificates, Accrued Certificate Interest on that class will be further reduced by the allocation of the interest portion of certain losses thereto, if any, as described below under "--Allocation of Losses; Subordination." Accrued Certificate Interest on each class of related Senior Certificates (other than the Principal-Only Certificates) will be distributed on a pro rata basis. Accrued Certificate Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

      ADVANCE--With respect to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal, other than any Balloon Amount in the case of a Balloon Loan, and interest due on that mortgage loan during the related Due Period which were not received as of the close of business on the business day preceding the related determination date.

      AGGREGATE PLANNED PRINCIPAL BALANCE--With respect to each distribution date, the aggregate planned principal balance set forth for that distribution date for the Class I-A-2 and Class I-A-9 Certificates in Appendix III hereto.

      AVAILABLE DISTRIBUTION AMOUNT--With respect to any distribution date, an amount determined separately with respect to the group I loans and group II loans, and in each case will be equal to the aggregate of:

      o the aggregate amount of scheduled payments on the mortgage loans in the related loan group due during the related Due Period and received on or prior to the related determination date, after deduction of the related master servicing fees and any subservicing fees, which are collectively referred to as the servicing fees;

      o all unscheduled payments on the mortgage loans in the related loan group including mortgagor prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the mortgage loans in the related loan group occurring during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period; and

      o all Advances made for that distribution date for the related loan group in each case net of amounts reimbursable therefrom to the master servicer and any subservicer.

      In addition to the foregoing amounts, with respect to unscheduled collections, not including mortgagor prepayments, the master servicer may elect to treat such amounts as included in the related Available Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under "--Principal Distributions on the Senior Certificates," any amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the determination date is the second business day prior to that distribution date.

      AVAILABLE FUNDS CAP--With respect to (i) any distribution date on or before the distribution date in March 2014 and the Class I-A-6 Certificates (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates), 6.00% per annum plus amounts, if any, paid pursuant to the related yield maintenance agreement and on deposit in the yield maintenance reserve fund up to an amount equal to the related Yield Supplement Amount for that distribution date, expressed as a per annum rate and (ii) any distribution date on or before the distribution date in September 2020 and the Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates), 6.00% per annum plus amounts, if any, paid pursuant to the related yield maintenance agreement and on deposit in the yield maintenance reserve fund up to an amount equal to the related Yield Supplement Amount for that distribution DATE, expressed as a per annum rate. With respect to any distribution dates after the distribution date in March 2014 or September 2020, as applicable, 6.00% per annum.

      CAPITALIZATION REIMBURSEMENT AMOUNT--With respect to each loan group and any distribution date, the amount of Advances or Servicing Advances that were added to the outstanding principal balance of the mortgage loans in the related loan group during the preceding calendar month and reimbursed to the master servicer or subservicer on or prior to such distribution date, plus the related Capitalization Reimbursement Shortfall Amount remaining unreimbursed from any prior distribution date and reimbursed to the master servicer or subservicer on or prior to such distribution date. The master servicer or subservicer will be entitled to be reimbursed for these amounts only from the principal collections on the mortgage loans in the related loan group.

      CAPITALIZATION REIMBURSEMENT SHORTFALL AMOUNT--With respect to each loan group and any distribution date, the amount, if any, by which the amount of Advances or Servicing Advances that were added to the principal balance of the mortgage loans in the related loan group during the preceding calendar month exceeds the amount of principal payments on the related mortgage loans included in the related Available Distribution Amount for that distribution date.

      CERTIFICATE GROUP--With respect to (i) loan group I, the Group I Senior, Class I-M and Class I-B Certificates and (ii) loan group II, the Group II Senior, Class II-M and Class II-B Certificates.

      CERTIFICATE PRINCIPAL BALANCE--With respect to any offered certificate, other than the Interest Only Certificates, as of any date of determination, an amount equal to the initial Certificate Principal Balance of that certificate plus, in the case of any class of Accrual Certificates, an amount equal to the Accrued Certificate Interest added to the Certificate Principal Balance of such class of Accrual Certificates on each distribution date prior to the related Accretion Termination Date, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate and (b) any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, provided that, the Certificate Principal Balance of any certificate of the class of Class M Certificates outstanding with the highest payment priority to which Realized Losses, other than Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses, have been allocated shall be increased by the percentage interest evidenced thereby multiplied by the amount of any Subsequent Recoveries on the related mortgage loans not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate, and the Certificate Principal Balance of the class of certificates related to a loan group with a Certificate Principal Balance greater than zero with the lowest payment priority shall be further reduced by an amount equal to the percentage interest evidenced thereby multiplied by the excess, if any, of (i) the then-aggregate Certificate Principal Balance of all classes of related certificates then outstanding over
(ii) the then-aggregate Stated Principal Balance of all of the mortgage loans in the that loan group. The Certificate Principal Balance of any Exchangeable Certificates or Exchanged Certificates that are not outstanding on any distribution date will be equal to zero.

      CLASS A-P COLLECTION SHORTFALL--With respect to each Final Disposition of a Discount Mortgage Loan in connection with each distribution date or any prior distribution date and a loan group, the extent that (1) the amount included under clause (iii) of the definition of Class A-P Principal Distribution Amount for that distribution date for that loan group is less than (2) the amount described in (a) under clause (iii) of the definition of Class A-P Principal Distribution Amount. Notwithstanding any other provision of this prospectus supplement, any distribution relating to any Class A-P Collection Shortfall for any loan group, to the extent not covered by any amounts otherwise distributable to the Class I-B-3 Certificates, or the Class II-B-3 Certificates, as applicable, shall result in a reduction of the amount of principal distributions on that distribution date on (i) first, the Class I-B-2 Certificates or the Class II-B-2 Certificates, as applicable, (ii) second, the Class I-B-1 Certificates or the Class II-B-1 Certificates, as applicable, and (iii) third, the Class I-M Certificates or the Class II-M Certificates, as applicable, in each case in reverse order of their payment priority.

      CLASS A-P PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date and loan group, a distribution allocable to principal made to holders of the related Class A-P Certificates from the related Available Distribution
Amount remaining after the related Senior Interest Distribution Amount is distributed, equal to the aggregate of:

            (i) the related Discount Fraction of the principal portion of the scheduled monthly payment on each Discount Mortgage Loan in the related loan group due during the related Due Period, whether or not received on or prior to the related determination date, less the Discount Fraction of the principal portion of any related Debt Service Reductions which together with other Bankruptcy Losses on the related mortgage loans are in excess of the Bankruptcy Amount for that loan group;

            (ii) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan in the related loan group other than amounts received in connection with a Final Disposition of a Discount Mortgage Loan in the related loan group described in clause
      (iii) below, including mortgagor prepayments, repurchases of Discount Mortgage Loans or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement, Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds, to the extent applied as recoveries of principal, received during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period;

            (iii) in connection with the Final Disposition of a Discount Mortgage Loan in the related loan group that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the applicable Discount Fraction of the Stated Principal Balance of that Discount Mortgage Loan immediately prior to that distribution date and (b) the aggregate amount of collections on that Discount Mortgage Loan to the extent applied as recoveries of principal;

            (iv) any amounts allocable to principal for the related loan group for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed; and

            (v) an amount equal to the aggregate of the related Class A-P Collection Shortfalls for all distribution dates on or prior to such distribution date, less any amounts paid under this clause on a prior distribution date, until paid in full; provided, that distributions under this clause (v) shall only be made to the extent of Eligible Funds for the related loan group on any distribution date; minus

            (vi) the related Discount Fraction of the portion of the related Capitalization Reimbursement Amount for such distribution date, if any, related to each Discount Mortgage Loan in the related loan group.

      Notwithstanding the foregoing, on or after the Credit Support Depletion Date, the Class A-P Principal Distribution Amount with respect to any distribution date and any loan group will equal the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of the Discount Mortgage Loans in the related loan group minus the related Discount Fraction of the portion of the related Capitalization Reimbursement Amount for such distribution date, if any, related to each Discount Mortgage Loan in the related loan group.

      CLASS I-A LOCKOUT AMOUNT--With respect to any distribution date, an amount equal to the product of (i) the Class I-A Lockout Percentage for that distribution date, (ii) the Lockout Priority Percentage for that distribution date, and (iii) the portion of the Senior Principal Distribution available for loan group I remaining after the distribution pursuant to clause (a)(iii)(A) under the heading "Principal Distributions on the Senior Certificates" in this prospectus supplement.

      CLASS I-A LOCKOUT PERCENTAGE--With respect to any distribution date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class I-A-4, Class I-A-18 and Class I-A-19 Certificates and the denominator of which is the aggregate Stated Principal

Balance of the Group I Senior Certificates other than the Class I-A-P Certificates and the Class R-I Certificates.

      CLASS I-A PERCENTAGE--With respect to any distribution date, the percentage equal to the aggregate Certificate Principal Balance of the Group I Senior Certificates, other than the Class I-A-P Certificates, immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans in loan group I, other than the Discount Fraction of the Discount Mortgage Loans in loan group I, immediately prior to that distribution date. The Class I-A Percentage will initially equal approximately 96.22% and will in no event exceed 100%.

      CLASS I-A-7 ACCRUAL DISTRIBUTION AMOUNT--With respect to each distribution date on or preceding the Accretion Termination Date for the Class I-A-7 Certificates, an amount equal to the amount of Accrued Certificate Interest on the Class I-A-7 Certificates for that date, which will be added to the Certificate Principal Balance of the Class I-A-7 Certificates and distributed in the manner described in this prospectus supplement under "--Principal Distributions on the Senior Certificates" to the holders of the Class I-A-6 (or, on any distribution date when the Class I-A-17 Certificates are outstanding, the Class I-A-17 Certificates) and Class I-A-7 Certificates, as principal in reduction of the Certificate Principal Balances thereof. Any distributions of the Class I-A-7 Accrual Distribution Amount to the Class I-A-6 (or, on any distribution date when the Class I-A-17 Certificates are outstanding, the Class I-A-17 Certificates) and Class I-A-7 Certificates will reduce the Certificate Principal Balances of the Class I-A-6 (or, on any distribution date when the Class I-A-17 Certificates are outstanding, the Class I-A-17 Certificates) and Class I-A-7 Certificates by that amount. The amount that is added to the Certificate Principal Balances of the Class I-A-7 Certificates will accrue interest at a rate of 6.00% per annum. On each distribution date after the Accretion Termination Date for the Class I-A-7 Certificates, the entire Accrued Certificate Interest on the Class I-A-7 Certificates for that date will be payable to the holders of the Class I-A-7 Certificates, as interest.

      CLASS I-A-8 ACCRUAL DISTRIBUTION AMOUNT-- With respect to each distribution date on or preceding the Accretion Termination Date for the Class I-A-8 Certificates, an amount equal to the amount of Accrued Certificate Interest on the Class I-A-8 Certificates for that date, which will be added to the Certificate Principal Balance of the Class I-A-8 Certificates and
distributed in the manner described in this prospectus supplement under "--Principal Distributions on the Senior Certificates" to the holders of the Class I-A-6 (or, on any distribution date when the Class I-A-17 Certificates are outstanding, the Class I-A-17 Certificates), Class I-A-7 and Class I-A-8 Certificates, as principal in reduction of the Certificate Principal Balances thereof. Any distributions of the Class I-A-8 Accrual Distribution Amount to the Class I-A-6 (or, on any distribution date when the Class I-A-17 Certificates are outstanding, the Class I-A-17 Certificates), Class I-A-7 and Class I-A-8 Certificates will reduce the Certificate Principal Balances of the Class I-A-6 (or, on any distribution date when the Class I-A-17 Certificates are outstanding, the Class I-A-17 Certificates), Class I-A-7 and Class I-A-8 Certificates by that amount. The amount that is added to the Certificate Principal Balances of the Class I-A-8 Certificates will accrue interest at a rate of 6.00% per annum. On each distribution date after the Accretion Termination Date for the Class I-A-8 Certificates, the entire Accrued Certificate Interest on the Class I-A-8 Certificates for that date will be payable to the holders of the Class I-A-8 Certificates, as interest.

      CLASS II-A LOCKOUT AMOUNT--With respect to any distribution date, an amount equal to the product of (i) the Class II-A Lockout Percentage for that distribution date, (ii) the Lockout Priority Percentage for that distribution date, and (iii) the portion of the Senior Principal Distribution available for loan group II remaining after the distribution pursuant to clause (b)(ii)(A) under the heading "Principal Distributions on the Senior Certificates" in this prospectus supplement.

      CLASS II-A LOCKOUT PERCENTAGE--With respect to any distribution date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class II-A-4, Class II-A-14 and Class II-A-15 Certificates and the denominator of which is the aggregate Stated Principal Balance of the Group II Senior Certificates other than the Class II-A-P Certificates and the Class R-II Certificates.

      CLASS II-A PERCENTAGE--With respect to any distribution date, the percentage equal to the aggregate Certificate Principal Balance of the Group II Senior Certificates, other than the Class II-A-P Certificates, immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans in loan group II, other than the Discount Fraction of the Discount Mortgage Loans in loan group II, immediately prior to that distribution date. The Class II-A Percentage will initially equal approximately 96.22% and will in no event exceed 100%.

      CLASS M PERCENTAGE--With respect to the Class I-M-1, Class I-M-2, Class I-M-3, Class II-M-1, Class II-M-2 and Class II-M-3 Certificates and any distribution date, a percentage that will initially equal approximately 1.76%, 0.76%, 0.45%, 1.77%, 0.76% and 0.45%, respectively, and each will in no event exceed 100%. The Class M Percentages for the Class I-M-1, Class I-M-2, Class I-M-3, Class II-M-1, Class II-M-2 and Class II-M-3 Certificates will each be adjusted for each distribution date to be the percentage equal to the Certificate Principal Balance of the related class of Class M Certificates immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans in the related loan group, other than the related Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan in the related loan group, immediately prior to that distribution date. The initial Class M Percentages for the Class I-M-1, Class I-M-2, Class I-M-3, Class II-M-1, Class II-M-2 and Class II-M-3 Certificates are greater than the initial percentage interests in the related loan group evidenced by the Class I-M-1, Class I-M-2, Class I-M-3, Class II-M-1, Class II-M-2 and Class II-M-3 Certificates, respectively, because the Class M Percentages are calculated without regard to the Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan in the related loan group.

      COMBINATION GROUP--Any of Combination Groups set forth on Schedule A hereto.

      CREDIT SUPPORT DEPLETION DATE--With respect to each loan group, the first distribution date on which the aggregate Certificate Principal Balance of the related Class M Certificates and the related Class B Certificates has been reduced to zero.

      DISCOUNT FRACTION--With respect to each Discount Mortgage Loan in either loan group, a fraction, expressed as a percentage, the numerator of which is 6.00% minus the Net Mortgage Rate for such Discount Mortgage Loan and the denominator of which is 6.00%. The Class I-A-P Certificates will be entitled to payments based on the Discount Fraction of the Discount Mortgage Loans in loan group I. The Class II-A-P Certificates will be entitled to payments based on the Discount Fraction of the Discount Mortgage Loans in loan group II.

      DISCOUNT MORTGAGE LOAN--Any mortgage loan with a Net Mortgage Rate less than 6.00% per annum.

      DUE DATE--With respect to any distribution date and any mortgage loan, the date during the related Due Period on which scheduled payments are due.

      DUE PERIOD--With respect to any distribution date, the calendar month in which the distribution date occurs.

      ELIGIBLE FUNDS--With respect to any distribution date and loan group, an amount equal to the excess of (i) the related Available Distribution Amount, over (ii) the sum of the related Senior Interest Distribution Amount, the related Senior Principal Distribution Amount (determined without regard to clause (iv) of the definition of "Senior Principal Distribution Amount"), the related Class A-P Principal Distribution Amount (determined without regard to clause (v) of the definition of "Class A-P Principal Distribution Amount") and the aggregate amount of Accrued Certificate Interest on the Class I-M, Class I-B-1 and Class I-B-2 Certificates, or the Class II-M, Class II-B-1 and Class II-B-2 Certificates, as applicable.

      EXCESS BANKRUPTCY LOSSES--With respect to loan group I, Bankruptcy Losses on group I loans in excess of the related Bankruptcy Amount. With respect to loan group II, Bankruptcy Losses on group II loans in excess of the related Bankruptcy Amount.

      EXCESS FRAUD LOSSES--With respect to loan group I, Fraud Losses on group I loans in excess of the related Fraud Loss Amount. With respect to loan group II, Fraud Losses on group II loans in excess of the related Fraud Loss Amount.

      EXCESS SPECIAL HAZARD LOSSES--With respect to loan group I, Special Hazard Losses on group I loans in excess of the related Special Hazard Amount. With respect to loan group II, Special Hazard Losses on group II loans in excess of the related Special Hazard Amount.

      EXCESS SUBORDINATE PRINCIPAL AMOUNT--With respect to a loan group and any distribution date on which the Certificate Principal Balance of the most subordinate class or classes of certificates related to that loan group then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to that class or those classes, the amount, if any, by which (i) the amount of principal that would otherwise be distributable on that class or those classes of certificates on that distribution date is greater than (ii) the excess, if any, of the aggregate Certificate Principal Balance of that class or those classes of certificates immediately prior to that distribution date over the aggregate amount of Realized Losses to be allocated to that class or those classes of certificates on that distribution date, as reduced by any amount calculated with respect to that loan group pursuant to clause (v) of the definition of "Class A-P Principal Distribution Amount."

      EXCHANGEABLE CERTIFICATES--The Class I-A-2, Class I-A-4, Class I-A-6, Class I-A-9, Class I-A-13, Class I-A-19, Class II-A-1, Class II-A-4, Class II-A-5, Class II-A-7 and Class II-A-14 Certificates.

      EXCHANGED CERTIFICATES--The Class I-A-1, Class I-A-3, Class I-A-5, Class I-A-12, Class I-A-14, Class I-A-16, Class I-A-17, Class I-A-20, Class II-A-2, Class II-A-8, Class II-A-9, Class II-A-10, Class II-A-12 and Class II-A-13 Certificates.

      FINAL  DISPOSITION--With  respect to a defaulted  mortgage  loan,  a Final
Disposition is deemed to have occurred upon a determination by the master servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

      INITIAL MONTHLY PAYMENT FUND--With respect to the group II loans, $1,182,300 representing scheduled principal amortization and interest at the Net Mortgage Rate during the month of June 2007, for those group II loans for which the issuing entity will not be entitled to receive such payment. The Initial Monthly Payment Fund related to either loan group will not be part of any REMIC.

      INTEREST ACCRUAL PERIOD-- For all classes of certificates, other than the Adjustable Rate Certificates, the calendar month preceding the month in which the distribution date occurs. The Interest

Accrual Period for the Adjustable Rate Certificates is the one-month period commencing on the 25th day of the month preceding the month in which the distribution date occurs and ending on the 24th day of the month in which the distribution date occurs. In spite of the foregoing, the distributions of interest on any distribution date for all classes of certificates, including the Adjustable Rate Certificates, will reflect interest accrued, and receipts for that interest accrued, on the mortgage loans for the preceding calendar month, as may be reduced by any Prepayment Interest Shortfall and other shortfalls in collections of interest to the extent described in this prospectus supplement.

      LOCKOUT PRIORITY PERCENTAGE--With respect to any distribution date occurring prior to the distribution date in July 2012, 0%. For any distribution date occurring after the first five years following the closing date, a percentage determined as follows:

            o for any distribution date during the sixth year after the closing date, 30%;
            o for any distribution date during the seventh year after the closing date, 40%;
            o for any distribution date during the eighth year after the closing date, 60%;
            o for any distribution date during the ninth year after the closing date, 80%; and
            o     for any distribution date thereafter, 100%.

      NET MORTGAGE RATE--As to a mortgage loan, the mortgage rate minus the rate per annum at which the related master servicing and subservicing fees accrue.

      NON-DISCOUNT MORTGAGE LOAN--The mortgage loans other than the Discount Mortgage Loans.

      NOTIONAL AMOUNT--With respect to any date of determination, the Notional Amount of the Class I-A-V Certificates is equal to the aggregate Stated Principal Balance of the group I loans immediately prior to that date. The initial Notional Amount of the Class I-A-V Certificate is approximately $393,063,852. With respect to any date of determination, the Notional Amount of the Class II-A-V Certificates is equal to the aggregate Stated Principal Balance of the group II loans immediately prior to that date. The initial Notional Amount of the Class II-A-V Certificates is approximately $314,626,895. With respect to any date of determination, the Notional Amount of the Class I-A-13 Certificates is equal to the Certificate Principal Balance of the Class I-A-6 Certificates immediately prior to that date. The initial Notional Amount of the Class I-A-13 Certificates is equal to approximately $67,500,000. With respect to any date of determination, the Notional Amount of the Class II-A-7 Certificates is equal to the Certificate Principal Balance of the Class II-A-5 Certificates immediately prior to that date. The initial Notional Amount of the Class II-A-7 Certificates is equal to approximately $95,000,000. Reference to a Notional Amount with respect to any Interest Only Certificates is solely for convenience in specific calculations and does not represent the right to receive any distributions allocable to principal. The Notional Amount of any Exchangeable Certificates or Exchanged Certificates that are not outstanding on any date will be equal to zero.

      PAC TARGETED RANGE--With respect to the PAC Certificates, a range which is between approximately 125% PSA and approximately 300% PSA.

      RECORD DATE--With respect to each distribution date and each class of offered certificates, the close of business on the last business day of the month next preceding the month in which the related distribution date occurs.

      SENIOR ACCELERATED DISTRIBUTION PERCENTAGE--For any loan group and any distribution date occurring prior to the distribution date in July 2012, 100%. The Senior Accelerated Distribution

Percentage for any distribution date and any loan group occurring after the first five years following the closing date will be as follows:

      o for any distribution date during the sixth year after the closing date, the related Senior Percentage for that distribution date plus 70% of the related Subordinate Percentage for that distribution date;

      o for any distribution date during the seventh year after the closing date, the related Senior Percentage for that distribution date plus 60% of the related Subordinate Percentage for that distribution date;

      o for any distribution date during the eighth year after the closing date, the related Senior Percentage for that distribution date plus 40% of the related Subordinate Percentage for that distribution date;

      o for any distribution date during the ninth year after the closing date, the related Senior Percentage for that distribution date plus 20% of the related Subordinate Percentage for that distribution date; and

      o for any distribution date thereafter, the related Senior Percentage for that distribution date.

If on any distribution date the Senior Percentage for any loan group exceeds the initial Senior Percentage for that loan group, the Senior Accelerated Distribution Percentage for that loan group for that distribution date will once again equal 100%.

      Any scheduled reduction to the Senior Accelerated Distribution Percentage for any loan group shall not be made as of any distribution date unless either:

            (a)(i)(X) the outstanding principal balance of the mortgage loans in that loan group delinquent 60 days or more, including mortgage loans in bankruptcy, foreclosure and REO, averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the related Class M Certificates and related Class B Certificates, is less than 50% or (Y) the outstanding principal balance of the mortgage loans in that loan group delinquent 60 days or more, including mortgage loans in bankruptcy, foreclosure and REO, averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans in that loan group averaged over the last six months, does not exceed 2%, and

            (ii) Realized Losses on the mortgage loans in that loan group to date for that distribution date, if occurring during the sixth, seventh, eighth, ninth or tenth year, or any year thereafter, after the closing date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the initial Certificate Principal Balances of the related Class M Certificates and related Class B Certificates; or

            (b)(i) the outstanding principal balance of the mortgage loans in that loan group delinquent 60 days or more, including mortgage loans in bankruptcy, foreclosure and REO, averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans in that loan group averaged over the last six months, does not exceed 4%, and

            (ii) Realized Losses on the mortgage loans in that loan group to date for that distribution date, if occurring during the sixth, seventh, eighth, ninth or tenth year, or any year thereafter, after the closing date, are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the initial Certificate Principal Balances of the related Class M Certificates and related Class B Certificates.

      Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates related to any loan group, other than the related Class A-P Certificates, to zero, the related Senior Accelerated Distribution Percentage will equal 0%.

      SENIOR INTEREST DISTRIBUTION AMOUNT--With respect to any distribution date and each loan group, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the related Senior Certificates for that distribution date, including the Accrual Distribution Amount.

      SENIOR PERCENTAGE--The Class I-A Percentage or the Class II-A Percentage, as applicable.

      SENIOR PRINCIPAL DISTRIBUTION AMOUNT--With respect to each loan group and any distribution date, the lesser of (a) the balance of the related Available Distribution Amount remaining after the related Senior Interest Distribution Amount and the related Class A-P Principal Distribution Amount (determined without regard to clause (v) of the definition of "Class A-P Principal Distribution Amount") have been distributed and (b) the sum of:

            (i) the product of (A) the then-applicable related Senior Percentage and (B) the aggregate of the following amounts:

                  (1) the principal portion of all scheduled monthly payments on the mortgage loans in the related loan group other than the related Discount Fraction of the principal portion of those payments with respect to each Discount Mortgage Loan in the related loan group, due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to each such Discount Mortgage Loan in the related loan group, which together with other Bankruptcy Losses on the related mortgage loans are in excess of the related Bankruptcy Amount;

                  (2) the principal portion of all proceeds of the repurchase of a mortgage loan in the related loan group or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of the principal portion of those proceeds with respect to each Discount Mortgage Loan in the related loan group, as required by the pooling and servicing agreement during the preceding calendar month; and

                  (3) the principal portion of all other unscheduled collections, including Subsequent Recoveries, received with respect to the related loan group during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal portion of those unscheduled collections with respect to each Discount Mortgage Loan in the related loan group;

                  (ii) in connection  with the Final  Disposition  of a mortgage loan in the related loan group (x) that occurred in the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

                        (1) the then-applicable related Senior Percentage of the
                  Stated Principal Balance of that mortgage loan, other than the related Discount Fraction of the Stated Principal Balance, with respect to a Discount Mortgage Loan; and

                        (2)  the  then-applicable   related  Senior  Accelerated
                  Distribution Percentage of the related unscheduled collections, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal, in each case other than the portion of the collections, with respect to a Discount Mortgage Loan in the related loan group included in clause (iii) of the related definition of Class A-P Principal Distribution Amount;

                  (iii) the then-applicable related Senior Accelerated Distribution Percentage of the aggregate of all partial mortgagor prepayments made during the preceding calendar month and mortgagor prepayments in full made during the related Prepayment Period, with respect to the related loan group other than the related Discount Fraction of mortgagor prepayments, with respect to each Discount Mortgage Loan in the related loan group;

                  (iv) any  Excess  Subordinate  Principal  Amount for that loan group on that distribution date; and

                  (v) any  amounts  allocable  to  principal  for  any  previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to the related Class M Certificates or the related Class B Certificates; minus

                  (vi) the related Capitalization  Reimbursement Amount for such distribution date, other than the related Discount Fraction of any portion of that amount related to each Discount Mortgage Loan in the related loan group multiplied by a fraction, the numerator of which is the related Senior Principal Distribution Amount, without giving effect to this clause (vi), and the denominator of which is the sum of the principal distribution amounts for all classes of related certificates, other than the related Class A-P Certificates, payable from the Available Distribution Amount for the related loan group without giving effect to any reductions for the related Capitalization Reimbursement Amount.

      STATED PRINCIPAL BALANCE--With respect to any mortgage loan and as of any distribution date, (a) the sum of (i) the principal balance thereof as of the cut-off date after payment of all scheduled principal payments due during the month of the cut-off date and (ii) any amount by which the outstanding principal balance thereof has been increased pursuant to a servicing modification, minus
(b) the sum of (i) the aggregate of the principal portion of the scheduled monthly payments due with respect to that mortgage loan during each due period commencing on the first due period after the cut-off date and ending with the due period related to the previous distribution date which were received or with respect to which an advance was made, (ii) all principal prepayments with respect to such mortgage loan and all Liquidation Proceeds and Insurance Proceeds, to the extent applied by the master servicer as recoveries of principal, in each case which were distributed on any previous distribution date, and (iii) any Realized Loss allocated to certificateholders with respect to that mortgage loan for any previous distribution date.

      SUBORDINATE PERCENTAGE--With respect to any loan group as of any date of determination a percentage equal to 100% minus the related Senior Percentage as of that date.

      SUBSEQUENT   RECOVERIES--Subsequent   recoveries,   net  of   reimbursable
expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

      TARGETED PRINCIPAL BALANCE--With respect to each distribution date, the targeted principal balance set forth for that distribution date for the Class I-A-6 Certificates in Appendix IV hereto.

      YIELD MAINTENANCE AGREEMENT NOTIONAL BALANCE--With respect to any distribution date and (i) the Class I-A-6 Certificates, the amount of the "Notional Balance" specified in the table entitled "Yield Maintenance Agreement Notional Balance--Class I-A-6 Certificates" for the related distribution date, which table is set forth on Appendix V to this prospectus supplement, and (ii) the Class II-A-5 Certificates, the amount of the "Notional Balance" specified in the table entitled "Yield Maintenance Agreement Notional Balance--Class II-A-5 Certificates" for the related distribution date, which table is set forth on Appendix V to this prospectus supplement.

      YIELD SUPPLEMENT AMOUNT--With respect to any distribution date and the Class I-A-6 and Class II-A-5 Certificates, an amount equal to the product of (a) the Certificate Principal Balance of the Class I-A-6 or Class II-A-5 Certificates, as applicable, immediately prior to that distribution date, (b) the positive excess of (i) the lesser of (x) LIBOR and (y) 9.00% per annum, over
(ii) 5.50% per annum, and (c) a fraction, the numerator of which is 30 and the denominator of which is 360.

DISTRIBUTIONS ON CERTAIN CLASSES OF EXCHANGEABLE CERTIFICATES

      The classes of Exchangeable Certificates outstanding on any distribution date will be entitled to the principal and interest distributions for such certificates as further described under the headings "Description of the
Certificates--Interest Distributions" and "--Principal Distributions on the Senior Certificates" in this prospectus supplement. In addition, the classes of Exchangeable Certificates outstanding on any distribution date will bear the share of Realized Losses and interest shortfalls allocable to such class of certificates as described under the heading "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement. The Exchanged Certificates outstanding on any distribution date will be entitled to the principal distributions that would be allocable to the related Exchangeable Certificates if such Exchangeable Certificates were outstanding on such date. Such Exchanged Certificates will also be entitled to the combined pass-through rate of the related Exchangeable Certificates. In addition, such Exchanged Certificates will be allocated the Realized Losses and interest shortfalls that would be allocable to the class of related Exchangeable Certificates in a Combination Group were such classes of Exchangeable Certificates outstanding on such date.

INTEREST DISTRIBUTIONS

      Holders of each class of Senior Certificates other than the Principal Only Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the related Available Distribution Amount for that distribution date, commencing on the first distribution date in the case of all classes of Senior Certificates entitled to interest distributions, other than the Accrual Certificates, and commencing on the related Accretion Termination Date in the case of any class of Accrual Certificates. Holders of the Floater Certificates will also be entitled to receive payments, if any, made pursuant to the related yield maintenance agreement and on deposit in the yield maintenance reserve fund as described in this prospectus supplement.

      Holders of each class of Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the related Available Distribution Amount for that distribution date remaining after distributions of interest and principal to the related Senior Certificates, reimbursements for some Advances to the master servicer and distributions of interest and principal to any class of related Class M Certificates having a higher payment priority.

      As described in the definition of "Accrued Certificate Interest," Accrued Certificate Interest on each class of certificates is subject to reduction in the event of specified interest shortfalls allocable thereto.

      The Principal Only Certificates are not entitled to distributions of interest.

      Prepayment Interest Shortfalls will result because interest on prepayments in full is paid by the related mortgagor only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

      However, with respect to any distribution date, any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made on a mortgage loan in a loan group during the preceding calendar month that are being distributed to the related certificateholders on that distribution date will be offset by the master servicer, but only to the extent those Prepayment Interest Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the aggregate Stated Principal Balance of the mortgage loans in the related loan group immediately preceding that distribution date and (b) the sum of the master servicing fee payable to the master servicer for its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to the mortgage loans in the related loan group and that distribution date. No assurance can be given that the master servicing compensation available to cover Prepayment Interest Shortfalls for any loan group will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the master servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

      If on any distribution date the Available Distribution Amount with respect to a loan group is less than the Accrued Certificate Interest on the related Senior Certificates for that distribution date, the shortfall will be allocated among the holders of all classes of the related Senior Certificates in proportion to their respective amounts of Accrued Certificate Interest for that distribution date. In addition, the amount of any such interest shortfalls that are not covered by subordination will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of the Available Distribution Amount for the related loan group after interest distributions as described in this prospectus supplement. However, any interest shortfalls resulting from the failure of the yield maintenance agreement provider to make payments pursuant to the yield maintenance agreements will not be unpaid Accrued Certificate Interest and will not be paid from any source, other than any amounts on deposit in the yield maintenance reserve fund, on any distribution date.

      These interest shortfalls could occur, for example, if delinquencies on the mortgage loans in a loan group were exceptionally high and were concentrated in a particular month and Advances by the master servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the master servicer or otherwise, except to the limited extent described in the second preceding paragraph with respect to Prepayment Interest Shortfalls.

      Prior to the distribution date on which the Accretion Termination Date for any class of Accrual Certificates occurs, interest shortfalls allocated to that class of Accrual Certificates will reduce the amount that is added to the Certificate Principal Balance of those certificates in respect of Accrued
Certificate Interest on that distribution date, and will result in a corresponding reduction of the amount available for distribution relating to principal on the related Accretion Directed Certificates and will cause the Certificate Principal Balance of those certificates to be reduced to zero later than would otherwise be the case. See "Certain Yield and Prepayment Considerations" in this prospectus supplement. Because any interest shortfalls allocated to any class of Accrual Certificates prior to the distribution date on which the related Accretion Termination Date occurs will result in the Certificate Principal Balance of those certificates being less than they would otherwise be, the amount of Accrued Certificate Interest that will accrue on those certificates in the future and the amount that will be available for distributions relating to principal on the related Accretion Directed Certificates and that class of Accrual Certificates will be reduced.

      The pass-through rates on all classes of offered certificates, other than the Adjustable Rate Certificates, Variable Strip Certificates and Principal Only Certificates, are fixed and are listed on pages S-5 and S-6 of this prospectus supplement.

      The pass-through rates on the Adjustable Rate Certificates are calculated as follows:

            (1) The pass-through rate on the Class I-A-6 Certificates with respect to the initial Interest Accrual Period is 5.82% per annum, and as to any Interest Accrual Period thereafter for which such Class I-A-6 Certificates are outstanding, will be a per annum rate equal to LIBOR plus 0.50%, with a maximum rate of the Available Funds Cap and a minimum rate of 0.50% per annum.

            (2) The pass-through rate on the Class I-A-13 Certificates with respect to the initial Interest Accrual Period is 0.18% per annum, and as to any Interest Accrual Period thereafter for which such Class I-A-13 Certificates are outstanding, will be a per annum rate equal to 5.50% minus LIBOR, with a maximum rate of 5.50% per annum and a minimum rate of 0.00% per annum.

            (3) The pass-through rate on the Class I-A-17 Certificates with respect to any Interest Accrual Period for which such Class I-A-17 Certificates are outstanding, will be a per annum rate equal to LIBOR plus 0.50%, with a maximum rate of the Available Funds Cap and a minimum rate of 6.00% per annum.

            (4) The pass-through rate on the Class II-A-5 Certificates with respect to the initial Interest Accrual Period is 5.82% per annum, and as to any Interest Accrual Period thereafter for which such Class II-A-5 Certificates are outstanding, will be a per annum rate equal to LIBOR plus 0.50%, with a maximum rate of the Available Funds Cap and a minimum rate of 0.50% per annum.

            (5) The pass-through rate on the Class II-A-7 Certificates with respect to the initial Interest Accrual Period is 0.18% per annum, and as to any Interest Accrual Period thereafter for which such Class II-A-7 Certificates are outstanding, will be a per annum rate equal to 5.50% minus LIBOR, with a maximum rate of 5.50% per annum and a minimum rate of 0.00% per annum.

            (6) The pass-through rate on the Class II-A-10 Certificates with respect to any Interest Accrual Period for which such Class II-A-10 Certificates are outstanding, will be a per annum rate equal to

      LIBOR plus 0.50%, with a maximum rate of the Available Funds Cap and a minimum rate of 6.00% per annum.

      The pass-through rates on the Adjustable Rate Certificates for the current and immediately preceding Interest Accrual Period are available at the trustee's website, http://www.usbank.com/mbs.

      The pass-through rate on the Variable Strip Certificates on each distribution date will equal the weighted average, based on the Stated Principal Balance of the mortgage loans in the related loan group immediately preceding that distribution date, of the pool strip rates on each of the mortgage loans in the related loan group. The pool strip rate on any mortgage loan is equal to its Net Mortgage Rate minus 6.00%, but not less than 0.00%. As of the cut-off date, the pool strip rates on the mortgage loans in loan group I range between 0.00% and 1.30% per annum. As of the cut-off date, the pool strip rates on the mortgage loans in loan group II range between 0.00% and 1.67% per annum. The initial pass-through rates on the Class I-A-V Certificates and the Class II-A-V Certificates are approximately 0.1249% and 0.1410% per annum, respectively.

      As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of certificates, other than the Principal Only Certificates, which are not entitled to distributions of interest, is based on the Certificate Principal Balance of that class or, in the case of the Interest Only Certificates, on the Notional Amount of that class.

DETERMINATION OF LIBOR

      LIBOR for the initial Interest Accrual Period will be equal to 5.32% per annum. LIBOR for any Interest Accrual Period after the initial Interest Accrual Period will be determined as described in the three succeeding paragraphs.

      On each distribution date, LIBOR shall be established by the trustee and as to any Interest Accrual Period (other than the initial Interest Accrual Period), LIBOR will equal the rate for United States dollar deposits for one month which appears on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of that Interest Accrual Period -- the LIBOR rate adjustment date. Reuters Screen LIBOR01 Page means the display designated as that page or any other page as may replace that page on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate.

      The reference bank rate as to any Interest Accrual Period (other than the initial Interest Accrual Period) will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer. Such reference bank rate will be determined as of 11:00 A.M., London time, on the day that is one LIBOR business day prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date, or in the case of the first LIBOR rate adjustment date, 5.32%; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a distribution date would be based on LIBOR for the previous distribution date for the third consecutive distribution date, the trustee, after consultation with the master servicer, shall select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

      The establishment of LIBOR by the trustee and the master servicer's subsequent calculation of the pass-through rates applicable to the Adjustable Rate Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

      The holders of the Senior Certificates related to a loan group, other than the Interest Only Certificates, which are not entitled to distributions of principal, will be entitled to receive on each distribution date, in the priority described in this prospectus supplement and to the extent of the portion of the related Available Distribution Amount remaining after the distribution of the related Senior Interest Distribution Amount (other than the Accrual Distribution Amount), a distribution allocable to principal equal to the sum of the related Senior Principal Distribution Amount, the Accrual Distribution Amount and the related Class A-P Principal Distribution Amount.

      After the distribution of the related Senior Interest Distribution Amount, distributions of principal on the Senior Certificates on each distribution date will be made as follows:

(a) For the Group I Senior Certificates, prior to the occurrence of the related Credit Support Depletion Date:

      (i) the Class A-P Principal Distribution Amount for loan group I will be distributed to the Class I-A-P Certificates, until the Certificate Principal Balance of the Class I-A-P Certificates has been reduced to zero;

      (ii) from the remaining Available Distribution Amount for the loan group I, the Accrual Distribution Amount will be distributed as follows:

            (A) FIRST, the Class I-A-8 Accrual Distribution Amount, to the Class I-A-6, Class I-A-7 and Class I-A-8 Certificates in the manner and order of priority set forth in clauses (a)(iii)(C)(3)(b) and (a)(iii)(C)(3)(c) below; and

            (B) SECOND, the Class I-A-7 Accrual Distribution Amount, to the Class I-A-6 and Class I-A-7 Certificates in the manner and order of priority set forth in clauses (a)(iii)(C)(3)(b) and (a)(iii)(C)(3)(c) below; and

      (iii) the Senior Principal Distribution Amount for loan group I will be distributed as follows:

            (A) FIRST, to the Class R-I Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

            (B) SECOND, to the Class I-A-4, Class I-A-18 and Class I-A-19 Certificates, pro rata, in accordance with the respective Certificate Principal Balance thereof, an amount up to the Class I-A Lockout Amount for that distribution date, until the Certificate Principal Balances thereof have been reduced to zero;

            (C) THIRD, the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clause (a)(iii)(B) above, will be distributed concurrently as follows:

                  (1)   17.241218578325%  of  the  amount  described  in  clause
            (a)(iii)(C) will be distributed to the Class I-A-10 and Class I-A-15 Certificates, sequentially, in that order, until the Certificate Principal Balances thereof have been reduced to zero;

                  (2)   21.022140835692%  of  the  amount  described  in  clause
            (a)(iii)(C) will be distributed to the Class I-A-11 and Class I-A-15 Certificates, sequentially, in that order, until the Certificate Principal Balances thereof have been reduced to zero; and

                  (3)   61.736640585983%  of  the  amount  described  in  clause
            (a)(iii)(C) will be distributed in the following order of priority:

                        (a) FIRST, to the Class I-A-2 and Class I-A-9 Certificates, sequentially, in that order, an amount up to the amount necessary to cause the aggregate Certificate Principal Balance thereof to equal their Aggregate Planned Principal
                  Balance for that distribution date, until the Certificate Principal Balances thereof have been reduced to zero;

                        (b) SECOND, to the Class I-A-6  Certificates,  an amount
                  up to the amount necessary to cause the Certificate Principal Balance thereof to equal its Targeted Principal Balance for that distribution date, until the Certificate Principal Balance thereof has been reduced to zero; and

                        (c) THIRD, to the Class I-A-7, Class I-A-6, Class I-A-8,
                  Class I-A-2, Class I-A-9 and Class I-A-15 Certificates, sequentially, in that order, until the Certificate Principal Balances thereof have been reduced to zero; and

                  (D) FOURTH, to the Class I-A-4,  Class I-A-18 and Class I-A-19
            Certificates, pro rata, in accordance with the respective Certificate Principal Balance thereof, without regard to the Class I-A Lockout Amount for that distribution date, until the Certificate Principal Balances thereof have been reduced to zero;

provided, that for any distribution date (i) on which the Class I-A-3, Class I-A-5 and Class I-A-12 Certificates are outstanding, such certificates will be paid the amount that would otherwise have been distributable to the Class I-A-2 and Class I-A-9 Certificates had such certificates been outstanding on such distribution date, sequentially, in that order, until the Certificate Principal Balances thereof have been reduced to zero and (ii) on which the Class I-A-16 and Class I-A-20 Certificates are outstanding, such certificates will be paid the amount that would otherwise have been distributable to the Class I-A-2 Certificates had such certificates been outstanding on such distribution date, pro rata, in accordance with the respective Certificate Principal Balance thereof, until the Certificate Principal Balances thereof have been reduced to zero.

(b) For the Group II Senior Certificates, prior to the occurrence of the related Credit Support Depletion Date:

      (i) the Class A-P Principal Distribution Amount for loan group II will be distributed to the Class II-A-P Certificates, until the Certificate Principal Balance of the Class II-A-P Certificates has been reduced to zero;

      (ii) the Senior Principal Distribution Amount for loan group II will be distributed in the following order of priority:

            (A) FIRST, to the Class R-II Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

            (B) SECOND, to the Class II-A-4, Class II-A-14 and Class II-A-15 Certificates, pro rata, in accordance with the respective Certificate Principal Balance thereof, an amount up to the Class II-A Lockout Amount for that distribution date, until the Certificate Principal Balances thereof have been reduced to zero;

            (C) THIRD, the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clause (b)(ii)(B) above, will be distributed concurrently as follows:

                  (1)   19.200046644511%  of  the  amount  described  in  clause
            (b)(ii)(C) will be distributed to the Class II-A-6 and Class II-A-3 Certificates, sequentially, in that order, until the Certificate Principal Balances thereof have been reduced to zero; and

                  (2)   80.799953355489%  of  the  amount  described  in  clause
            (b)(ii)(C) will be distributed in the following order of priority:

                        (a) FIRST, an amount up to $100, to the Class II-A-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                        (b) SECOND, an amount up to $1,051,064, to the Class II-A-1 and Class II-A-11 Certificates, pro rata, in accordance with the respective Certificate Principal Balances thereof, until the Certificate Principal Balance thereof has been reduced to zero;

                        (c) THIRD, to the Class II-A-5  Certificates,  until the
                  Certificate Principal Balance thereof has been reduced to zero;

                        (d) FOURTH, to the Class II-A-1 and Class II-A-11 Certificates, pro rata, in accordance with the respective Certificate Principal Balance thereof, until the Certificate Principal Balances thereof have been reduced to zero; and

                        (e) FIFTH, to the Class II-A-3  Certificates,  until the
                  Certificate Principal Balance thereof has been reduced to zero; and

            (D) FOURTH, to the Class II-A-4, Class II-A-14 and Class II-A-15 Certificates, pro rata, in accordance with the respective Certificate Principal Balance thereof, without regard to the Class II-A Lockout Amount for that distribution date, until the Certificate Principal Balances thereof have been reduced to zero;

provided, that for any distribution date (i) on which the Class II-A-12 and Class II-A-13 Certificates are outstanding, such certificates will be paid the amount that would otherwise have been distributable to the Class II-A-1 Certificates had such class been outstanding on such distribution date, pro rata, in accordance with the respective Certificate Principal Balance thereof, until the Certificate Principal Balances thereof have been reduced to zero and
(ii) on which the Class II-A-8 and Class II-A-9 Certificates are outstanding, such certificates will be paid the amount that would otherwise have been distributable to the Class II-A-1 Certificates had such class been outstanding on such distribution date, sequentially, in that order, until the Certificate Principal Balances thereof have been reduced to zero.

(c) On or after the occurrence of the Credit Support Depletion Date for loan group I or loan group II, as applicable, all priorities relating to distributions as described in clauses (a) and (b) above relating to principal among the related Senior Certificates will be disregarded. Instead, an amount equal to the related Class A-P Principal Distribution Amount will be distributed to the related Class A-P Certificates, and then the applicable Senior Principal Distribution Amount will be distributed to the related Senior Certificates remaining, other than the related Class A-P Certificates, pro rata, in accordance with their respective outstanding Certificate Principal Balances.

(d) After reduction of the Certificate Principal Balances of the Senior Certificates of a Certificate Group, other than the related Class A-P Certificates, to zero but prior to the related Credit Support Depletion Date, the Senior Certificates in that Certificate Group, other than the related Class A-P Certificates, will be entitled to no further distributions of principal and the related Available Distribution Amount will be paid solely to the holders of the remaining outstanding certificates in the related Certificate Group, in each case as described in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS ON THE PAC CERTIFICATES

      THERE CAN BE NO ASSURANCE THAT SUFFICIENT FUNDS WILL BE AVAILABLE ON ANY DISTRIBUTION DATE TO REDUCE THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE PAC CERTIFICATES TO THEIR AGGREGATE PLANNED PRINCIPAL BALANCE FOR THAT DISTRIBUTION DATE OR THAT DISTRIBUTIONS THEREON WILL NOT BE MADE IN EXCESS OF THOSE AMOUNTS FOR THAT DISTRIBUTION DATE.

      The Aggregate Planned Principal Balance for each distribution date set forth in the table in Appendix III was calculated based on certain assumptions, including the assumption that prepayments on the group I loans occur each month at a constant level within the PAC Targeted Range. The performance of the group I loans may differ from the assumptions used in determining the Aggregate Planned Principal Balances of the PAC Certificates. The Aggregate Planned Principal Balances set forth in the table in Appendix III are final and binding regardless of any error or alleged error in making those calculations.

      There can be no assurance that funds available for distributions of principal in reduction of the Certificate Principal Balances of the PAC Certificates will be sufficient or will not be in excess of amounts needed to reduce the aggregate Certificate Principal Balance of the PAC Certificates in accordance with the Aggregate Planned Principal Balance for any distribution date. Distributions in reduction of the Certificate Principal Balances of the PAC Certificates may commence significantly earlier or later than the first distribution date shown in the table in Appendix III. Distributions of principal in reduction of the Certificate Principal Balances of the PAC Certificates may end significantly earlier or later than the last distribution date shown in the table in Appendix III. See "Certain Yield and Prepayment Considerations" in this prospectus supplement for a further discussion of the effect of prepayments on the group I loans on the rate of payments of principal and on the weighted average lives of the PAC Certificates.

PRINCIPAL DISTRIBUTIONS ON THE TAC CERTIFICATES

      THERE CAN BE NO ASSURANCE THAT SUFFICIENT FUNDS WILL BE AVAILABLE ON ANY DISTRIBUTION DATE TO REDUCE THE CERTIFICATE PRINCIPAL BALANCE OF THE TAC CERTIFICATES TO THE TARGETED PRINCIPAL BALANCE FOR THAT DISTRIBUTION DATE OR THAT DISTRIBUTIONS THEREON WILL NOT BE MADE IN EXCESS OF THAT AMOUNT FOR THAT DISTRIBUTION DATE.

      The Targeted Principal Balance for each distribution date set forth in the table in Appendix IV was calculated based on certain assumptions, including the assumption that prepayments on the group I loans occur each month at the assumed constant rate. The performance of the group I loans may differ from the assumptions used in determining the Targeted Principal Balances. The Targeted Principal Balances set forth in the table in Appendix IV are final and binding regardless of any error or alleged error in making those calculations.

      There can be no assurance that funds available for distributions of principal in reduction of the Certificate Principal Balance of the TAC Certificates will be sufficient or will not be in excess of amounts needed to reduce the Certificate Principal Balance of the TAC Certificates to the Targeted Principal Balance for any distribution date. Distributions in reduction of the Certificate Principal Balance of the TAC Certificates may commence significantly earlier or later than the first distribution date shown in the table in Appendix
IV. Distributions of principal in reduction of the Certificate Principal Balance of the TAC Certificates may end significantly earlier or later than the last distribution date shown in the table for that class. See "Certain Yield and Prepayment Considerations" in this prospectus supplement for a further discussion of the effect of prepayments on the group I loans on the rate of payments of principal and on the weighted average life of the TAC Certificates.

PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

      Holders of each class of the Class M Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount for the related loan group remaining after:

      o the sum of (i) the Senior Interest Distribution Amount, Class A-P Principal Distribution Amount and Senior Principal Distribution Amount for loan group I or (ii) the Senior Interest Distribution Amount, Class A-P Principal Distribution Amount and Senior Principal Distribution Amount for loan group II, as applicable, is distributed;

      o reimbursement is made to the master servicer for some Advances remaining unreimbursed following the final liquidation of the related mortgage loan to the extent described below under "--Advances";

      o the aggregate amount of Accrued Certificate Interest and principal required to be distributed to any class of related Class M Certificates having a higher payment priority on that distribution date is distributed to holders of that class of Class M Certificates; and

      o     the aggregate amount of Accrued Certificate  Interest required to be
            distributed  to  that  class  of  Class  M   Certificates   on  that
            distribution date is distributed to those Class M Certificates,

      a distribution allocable to principal in the sum of the following:

            (i) the product of (A) the then applicable related Class M Percentage and (B) the aggregate of the following amounts, to the extent not included in the Senior Principal Distribution Amount for the related loan group:

                  (1) the principal portion of all scheduled monthly payments on the mortgage loans in the related loan group, other than the related Discount Fraction of the principal portion of those payments with respect to a Discount Mortgage Loan in the related loan group, due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to each Discount Mortgage Loan in the related loan group, which together with other Bankruptcy Losses on mortgage loans in the related loan group are in excess of the related Bankruptcy Amount;

                  (2) the principal portion of all proceeds of the repurchase of a mortgage loan in the related loan group or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of the principal portion of the proceeds with respect to a Discount Mortgage Loan in the related loan group, as required by the pooling and servicing agreement during the preceding calendar month; and

                  (3) the principal portion of all other unscheduled collections, including Subsequent Recoveries, received with respect to the related loan group during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal amount of those unscheduled collections with respect to a Discount Mortgage Loan in the related loan group;

            (ii) that class' pro rata share, based on the Certificate Principal Balance of each class of related Class M Certificates and related Class B Certificates then outstanding, of all amounts received in connection with the Final Disposition of a mortgage loan in the related loan group, other than the related Discount Fraction of those amounts with respect to a Discount Mortgage Loan in the related loan group, (x) that occurred during the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the related Senior Certificates;

            (iii) with respect to mortgage loans in the related loan group, the portion of mortgagor prepayments in full made by the respective mortgagors during the related Prepayment Period and the portion of partial mortgagor prepayments made by the respective mortgagors during the preceding calendar month, other than the Discount Fraction of those mortgagor prepayments with respect to a Discount Mortgage Loan in that loan group, allocable to that class of Class M Certificates as described in the third succeeding paragraph;

            (iv) if that class is the most senior class of related certificates then outstanding, with a Certificate Principal Balance greater than zero, an amount equal to the related Excess Subordinate Principal Amount, if any, to the extent of related Eligible Funds; and

            (v) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to any class of related Class M Certificates with a lower payment priority or the related Class B Certificates; minus

            (vi) the Capitalization Reimbursement Amount for the related loan group for such distribution date, other than the related Discount Fraction of any portion of that amount related to each Discount Mortgage Loan in the related loan group, multiplied by a fraction, the numerator of which is the principal distribution amount for such class of Class M Certificates, without giving effect to this clause (vi), and the denominator of which is the sum of the principal distribution amounts for all classes of related certificates, other than the related Class A-P Certificates, payable from the Available Distribution Amount for the related loan group without giving effect to any reductions for the Capitalization Reimbursement Amount.

      References in this prospectus supplement to "payment priority" of the Class M Certificates refer to a payment priority among those classes of certificates as follows: with respect to the Class I-M Certificates, first, to the Class I-M-1 Certificates; second, to the Class I-M-2 Certificates; and third, to the Class I-M-3 Certificates and with respect to the Class II-M Certificates, first, to the Class II-M-1 Certificates; second, to the Class II-M-2 Certificates; and third, to the Class II-M-3 Certificates.

      As to each class of Class M Certificates, on any distribution date, any Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will be distributable to the extent of available funds for the related loan group. Notwithstanding the foregoing, if the Certificate Principal Balances of the related Class B Certificates have been reduced to zero, on any distribution date, with respect to the class of related Class M Certificates outstanding on that distribution date with a Certificate Principal Balance greater than zero with the lowest payment priority, Accrued Certificate Interest thereon remaining unpaid from any previous distribution date, except in the limited circumstances provided in the pooling and servicing agreement, will not be distributable.

      All mortgagor prepayments on mortgage loans in a loan group not otherwise distributable to the related Senior Certificates will be allocated on a pro rata basis among the class of related Class M Certificates with the highest payment priority then outstanding with a Certificate Principal Balance greater than zero and each other class of related Class M Certificates and related Class B Certificates for which certain loss levels established for that class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class I-M-2, Class I-M-3 or Class I-B Certificates, respectively, only if the sum of the current percentage interests in loan group I evidenced by that class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in loan group I evidenced by that class and each class, if any, subordinate thereto. The related loss level on any distribution date would be satisfied as to any Class II-M-2, Class II-M-3 or Class II-B Certificates, respectively, only if the sum of the current percentage interests in loan group II evidenced by that class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in loan group II evidenced by that class and each class, if any, subordinate thereto.

      As stated above under "--Principal Distributions on the Senior Certificates," each Senior Accelerated Distribution Percentage will be 100% during the first five years after the closing date, unless the Certificate Principal Balances of the related Senior Certificates, other than the related Class A-P Certificates, are reduced to zero before the end of that five-year period, and will thereafter equal 100% whenever the related Senior Percentage exceeds the initial related Senior Percentage. Furthermore, as described in this prospectus supplement, each Senior Accelerated Distribution Percentage will exceed the related Senior Percentage during the sixth through ninth years following the closing date, and scheduled reductions to each Senior Accelerated Distribution Percentage may be postponed due to the loss and delinquency experience of the mortgage loans in the related loan group. Accordingly, the Class I-M

Certificates will not be entitled to any mortgagor prepayments for at least the first five years after the closing date, unless the Certificate Principal Balances of Group I Senior Certificates have been reduced to zero before the end of such period, and may receive no mortgagor prepayments or a disproportionately small portion of mortgagor prepayments during certain periods after this five year period, and, the Class II-M Certificates will not be entitled to any mortgagor prepayments for at least the first five years after the closing date, unless the Certificate Principal Balance of Group II Senior Certificates has been reduced to zero before the end of such period and may receive no mortgagor prepayments or a disproportionately small portion of mortgagor prepayments during certain periods after this five year period. See "--Principal Distributions on the Senior Certificates" in this prospectus supplement.

ALLOCATION OF LOSSES; SUBORDINATION

      The subordination provided to the Senior Certificates by the related Class B Certificates and related Class M Certificates and the subordination provided to each class of Class M Certificates by the related Class B Certificates and by any class of related Class M Certificates subordinate thereto will cover Realized Losses on the mortgage loans in the related loan group that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special Hazard Losses. Any Realized Losses on the mortgage loans in a loan group which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

      o     first, to the related Class B Certificates;

      o second, to the Class I-M-3 Certificates or the Class II-M-3 Certificates, as applicable;

      o     third,  to  the  Class  I-M-2   Certificates  or  the  Class  II-M-2
            Certificates, as applicable; and

      o fourth, to the Class I-M-1 Certificates or the Class II-M-1 Certificates, as applicable;

in each case until the Certificate Principal Balance of that class of certificates has been reduced to zero; and thereafter, if any Realized Loss is on a Discount Mortgage Loan, to the related Class A-P Certificates in an amount equal to the related Discount Fraction of the principal portion of the Realized Loss until the Certificate Principal Balance of such Class A-P Certificates has been reduced to zero, and the remainder of the Realized Losses on Discount Mortgage Loans in a loan group and the entire amount of Realized Losses on Non-Discount Mortgage Loans in a loan group, will be allocated to (i) in case of such Realized Losses on group I loans, the Group I Senior Certificates, on a pro rata basis; provided, however that (A) such Realized Losses otherwise allocable to the Class I-A-4 Certificates will be allocated to the Class I-A-19
Certificates until the Certificate Principal Balance of the Class I-A-19 Certificates has been reduced to zero; (B) such Realized Losses otherwise allocable to the Class I-A-6 Certificates (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) will be allocated to the Class I-A-18 Certificates until the Certificate Principal Balance of the Class I-A-18 Certificates has been reduced to zero; and (C) such Realized Losses otherwise allocable to the Class I-A-16 Certificates will be allocated to the Class I-A-20 Certificates until the Certificate Principal Balance of the Class I-A-20 Certificates has been reduced to zero; and (ii) in case of such Realized Losses on group II loans, the Class II Senior Certificates, on a pro rata basis; provided, however that (A) such Realized Losses otherwise allocable to the Class II-A-4 Certificates will be allocated to the Class II-A-14 Certificates until the Certificate Principal Balance of the Class II-A-14 Certificates has been reduced to zero; (B) such Realized Losses otherwise allocable to the Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates) will be allocated to the Class II-A-15 Certificates until the Certificate Principal Balance of the Class II-A-15 Certificates has been reduced to zero; and (C) such Realized Losses otherwise allocable to the Class II-A-12 Certificates will be allocated to the Class II-A-13 Certificates until the Certificate Principal Balance of the Class II-A-13 Certificates has been reduced to zero.

      Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

            o its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero, provided that no reduction shall reduce the aggregate Certificate Principal Balance of the Certificate Group related to loan group I below the aggregate Stated Principal Balance of the group I loans, or the aggregate Certificate Principal Balance of the Certificate Group related to loan group II below the aggregate Stated Principal Balance of the group II loans; and

            o the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

In addition, any allocation of a Realized Loss on a mortgage loan in a loan group to a related Class M Certificate may also be made by operation of the payment priority to the related Senior Certificates described under "--Principal Distributions on the Senior Certificates" and any class of related Class M Certificates with a higher payment priority.

      As used in this prospectus supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses on the mortgage loans in a loan group among the various related classes, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this prospectus supplement.

      In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the certificateholders, the master servicer or subservicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under "Description of the Certificates--Collections and Other Servicing Procedures" in the accompanying prospectus. However, the master servicer's and the subservicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with Residential Funding's program guide and may be implemented only by subservicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the final scheduled distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one-half of the mortgage rate as in effect on the cut-off date, but not less than the servicing fee rate.

      Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the offered certificates will not be affected by the servicing modification.

      Allocations of the principal portion of Debt Service Reductions to each class of Class M Certificates and Class B Certificates will result from the priority of distributions of the related Available

Distribution Amount as described in this prospectus supplement, which distributions shall be made first to the related Senior Certificates, second to the related Class M Certificates in the order of their payment priority and third to the related Class B Certificates. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions will not reduce the level of subordination, as that term is defined in this prospectus supplement, until an amount in respect thereof has been actually disbursed to the related Senior Certificateholders or the related Class M Certificateholders, as applicable.

      The holders of the offered certificates will not be entitled to any additional payments with respect to Realized Losses on the related mortgage loans from amounts otherwise distributable on any classes of related certificates subordinate thereto, except in limited circumstances in respect of any related Excess Subordinate Principal Amount, or in the case of related Class A-P Collection Shortfalls, to the extent of related Eligible Funds. Accordingly, the subordination provided to the Senior Certificates, other than the Class A-P Certificates, and to each class of Class M Certificates by the respective classes of certificates subordinate thereto with respect to Realized Losses allocated on any distribution date will be effected primarily by increasing the related Senior Percentage, or the respective Class M Percentage, of future distributions of principal of the remaining mortgage loans in the related loan group. Because the Discount Fraction of each Discount Mortgage Loan will not change over time, the protection from Realized Losses provided to the Class A-P Certificates by the related Class M Certificates and related Class B Certificates is limited to the prior right of the Class A-P Certificates to receive distributions in respect of principal as described in this prospectus supplement. Furthermore, principal Realized Losses on the mortgage loans that are not covered by subordination will be allocated to the Class A-P Certificates only to the extent they occur on a Discount Mortgage Loan in the related loan group and only to the extent of the related Discount Fraction of those Realized Losses. The allocation of principal Realized Losses on the Discount Mortgage Loans may result in those Realized Losses being allocated in an amount that is greater or less than would have been the case had those Realized Losses been allocated in proportion to the Certificate Principal Balance of the related Class A-P Certificates. Thus, the Senior Certificates, other than the Class A-P Certificates, will bear the entire amount of Realized Losses on mortgage loans in the related loan group that are not allocated to the related Class M Certificates and related Class B Certificates, other than the amount allocable to the related Class A-P Certificates, which Realized Losses will be allocated among (i) the Class I-A and Class R-I Certificates in the case of a Realized Loss on a mortgage loan in group I; provided, however, that such Realized Losses otherwise allocable to the Class I-A-4, Class I-A-6 (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) and Class I-A-16 Certificates will be allocated to the Class I-A-19, Class I-A-18 and Class I-A-20 Certificates, respectively, as described in clause (i) in the first paragraph under "--Allocation of Losses; Subordination" above, until the Certificate Principal Balances of the Class I-A-19, Class I-A-18 and Class I-A-20 Certificates have been reduced to zero, or
(ii) the Class II-A Certificates and Class R-II Certificates in the case of a Realized Loss on a mortgage loan in loan group II; provided, however, that such Realized Losses otherwise allocable to the Class II-A-4, Class II-A-5 (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates) and Class II-A-12 Certificates will be allocated to the Class II-A-14, Class II-A-15 and Class II-A-13 Certificates, respectively, as described in clause (ii) in the first paragraph under "--Allocation of Losses; Subordination" above, until the Certificate Principal Balances of the Class II-A-14, Class II-A-15 and Class II-A-13 Certificates, as applicable, have been reduced to zero.

      Because the Class A-P Certificates are entitled to receive in connection with the Final Disposition of a Discount Mortgage Loan in the related loan group, on any distribution date, an amount equal to all unpaid related Class A-P Collection Shortfalls to the extent of the related Eligible Funds on that distribution date, shortfalls in distributions of principal on any class of related Class M Certificates could occur under some circumstances, even if that class is not the most subordinate class of related certificates then outstanding with a Certificate Principal Balance greater than zero.

      Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other Realized Losses of a type not covered by subordination on Discount Mortgage Loans, will be allocated to the related Class A-P Certificates in an amount equal to their related Discount Fraction of the principal portion of such losses. The Class I-A Percentage or Class II-A Percentage, as applicable, of the remainder of the principal portion of such losses on Discount Mortgage Loans and the Class I-A Percentage or Class II-A Percentage, as applicable, of the entire amount of the principal portion of such losses on Non-Discount Mortgage Loans will be allocated to (i) the Group I Senior Certificates, other than the I-A-P Certificates and Class I-A-V Certificates, on a pro rata basis, in the case of a Realized Loss on a group I loan, and (ii) the Group II Senior Certificates, other than the Class II-A-P Certificates and Class II-A-V Certificates, on a pro rata basis, in the case of a Realized Loss on a group II loan. The remainder of the principal portion of such losses on Discount Mortgage Loans and Non-Discount Mortgage Loans will be allocated to the related Class M Certificates and related Class B Certificates on a pro rata basis. The interest portion of such Realized Losses will be allocated to all of the related certificates on a pro rata basis based on the Accrued Certificate Interest thereon payable from the related loan group in respect of the related distribution date.

      An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon, in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss; provided that in determining the Certificate Principal Balance of the Accrual Certificates for the purpose of allocating any portion of a Realized Loss to those certificates, the Certificate Principal Balance of those certificates shall be deemed to be the lesser of:

            o     the   original   Certificate   Principal   Balance   of  those
                  certificates, and

            o     the Certificate  Principal Balance of those certificates prior
                  to  giving  effect  to   distributions  to  be  made  on  that
                  distribution date.

      In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount, Class A-P Principal Distribution Amount and Senior Principal Distribution Amount, in each case for each loan group on each distribution date, holders of the related Senior Certificates have a right to distributions of the related Available Distribution Amount that is prior to the rights of the holders of the related Class M Certificates and related Class B Certificates, to the extent necessary to satisfy the related Senior Interest Distribution Amount, Class A-P Principal Distribution Amount and Senior Principal Distribution Amount, in each case, with respect to the related loan group. Similarly, holders of the Class M Certificates have a right to distributions of the related Available Distribution Amount prior to the rights of holders of the related Class B Certificates and holders of any class of related Class M Certificates with a lower payment priority.

      The application of the Senior Accelerated Distribution Percentage for a loan group, when it exceeds the related Senior Percentage, to determine the related Senior Principal Distribution Amount will accelerate the amortization of the related Senior Certificates, other than the related Class A-P Certificates, in the aggregate relative to the actual amortization of the related mortgage loans. The Class A-P Certificates will not receive more than the Discount Fraction of any unscheduled payment relating to a Discount Mortgage Loan in the related loan group. To the extent that the Senior Certificates in the aggregate, other than the Class A-P Certificates, are amortized faster than the mortgage loans in their respective loan groups, in the absence of offsetting Realized Losses allocated to the related Class M Certificates and related Class B Certificates, the percentage interest evidenced by the Senior Certificates in the related loan group will be decreased, with a corresponding increase in the interest in the trust evidenced by the related Class M Certificates and the related Class B Certificates, thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded the Senior Certificates by the related Class M Certificates and the related Class B Certificates collectively. In addition, if Realized Losses on the mortgage loans in a loan group exceed the amounts described in this prospectus supplement under "--Principal Distributions on the Senior Certificates," a greater percentage of full and partial mortgagor prepayments will be allocated to the related Senior Certificates in the aggregate, other than the related Class A-P Certificates, than would otherwise be the case, thereby accelerating the amortization of the related Senior Certificates relative to the related Class M Certificates and the related Class B Certificates.

      The priority of payments, including principal prepayments, among the Class M Certificates related to a loan group, as described in this prospectus supplement, also has the effect during some periods, in the absence of Realized Losses, of decreasing the percentage interest evidenced by any class of related Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to that class of the Class M Certificates by the related Class B Certificates and any class of related Class M Certificates with a lower payment priority.

      The Special Hazard Amount with respect to loan group I shall initially be equal to $4,000,000. As of any date of determination following the cut-off date, the Special Hazard Amount with respect to loan group I shall equal $4,000,000 less the sum of any amounts allocated to the Class I-M Certificates and the Class I-B Certificates through subordination relating to Special Hazard Losses. In addition, the Special Hazard Amount with respect to loan group I will be further reduced from time to time to an amount, if lower, that is not less than 1.0% of the outstanding balance of the group I loans.

      The Special Hazard Amount with respect to loan group II shall initially be equal to $5,202,963. As of any date of determination following the cut-off date, the Special Hazard Amount with respect to loan group II shall equal $5,202,963 less the sum of any amounts allocated to the Class II-M Certificates and the Class II-B Certificates through subordination relating to Special Hazard Losses. In addition, the Special Hazard Amount with respect to loan group II will be further reduced from time to time to an amount, if lower, that is not less than 1.0% of the outstanding balance of the group II loans.

      The Fraud Loss Amount with respect to loan group I shall initially be equal to $11,791,916. As of any date of determination after the cut-off date, the Fraud Loss Amount with respect to loan group I shall equal an amount calculated under the terms of the pooling and servicing agreement. After the fifth anniversary of the closing date, the Fraud Loss Amount will be equal to zero.

      The Fraud Loss Amount with respect to loan group II shall initially be equal to $9,438,807. As of any date of determination after the cut-off date, the Fraud Loss Amount with respect to loan group II shall equal an amount calculated under the terms of the pooling and servicing agreement. After the fifth anniversary of the closing date, the Fraud Loss Amount will be equal to zero.

      The Bankruptcy Amount with respect to loan group I will initially be equal to $128,871. As of any date of determination prior to the first anniversary of the cut-off date, the Bankruptcy Amount with respect to loan group I will equal $128,871 less the sum of any amounts allocated to the Class I-M and Class I-B
Certificates through subordination for such losses up to such date of determination. As of any date of determination on or after the first anniversary of the cut-off date, the Bankruptcy Amount with respect to loan group I will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount with respect to loan group I as of the business day next preceding the most recent anniversary of the cut-off date and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the related Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class I-M Certificates or Class I-B Certificates through subordination since that anniversary.

      The Bankruptcy Amount with respect to loan group II will initially be equal to $100,000. As of any date of determination prior to the first anniversary of the cut-off date, the Bankruptcy Amount with respect to loan group II will equal $100,000 less the sum of any amounts allocated to the Class II-M and Class II-B Certificates through subordination for such losses up to such date of determination. As of any date of determination on or after the first anniversary of the cut-off date, the Bankruptcy Amount with respect to loan group II will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount with respect to loan group II as of the business day next preceding the most recent anniversary of the cut-off date and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the related Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class II-M Certificates or Class II-B Certificates through subordination since that anniversary.

      Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:

      o the master servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan; and

      o     either:

            o the related mortgage loan is not in default with regard to payments due thereunder; or

            o delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

      The Special Hazard Amounts, Fraud Loss Amounts and Bankruptcy Amounts may be further reduced as described in the prospectus under "Subordination."

ADVANCES

      Prior to each distribution date, the master servicer is required to make Advances of payments which were due on the mortgage loans on the Due Date in the related Due Period and not received by the business day next preceding the related determination date.

      These Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the related Class B Certificates or the related Class M Certificates. Recoverability is determined in the context of existing outstanding arrearages, the current loan-to-value ratio and an assessment of the fair market value of the related mortgaged property. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against Realized Losses. The master servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the master servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default thereunder, in which case the trustee, as successor master servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

      All Advances will be reimbursable to the master servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the related Class B Certificates or the related Class M Certificates; provided, however, that any Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses are reimbursable to the master servicer out of any funds in the Custodial Account in respect of the related loan group prior to distributions on any of the certificates and the amount of those losses will be allocated as described in this prospectus supplement.

      The effect of these provisions on any class of the Class M Certificates is that, with respect to any Advance which remains unreimbursed following the final liquidation of the related mortgage loan, the entire amount of the reimbursement for that Advance will be borne first by the holders of the related Class B Certificates or any class of related Class M Certificates having a lower payment priority to the extent that the reimbursement is covered by amounts otherwise distributable to those classes, and then by the holders of that class of Class M Certificates, except as provided above, to the extent of the amounts otherwise distributable to them. In addition, if the Certificate Principal Balances of the related Class M Certificates and the related Class B Certificates have been reduced to zero, any Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account in respect of the related loan group prior to distributions on the Senior Certificates.

      The pooling and servicing agreement provides that the master servicer may enter into a facility with any person which provides that such person, or the advancing person, may directly or indirectly fund Advances and/or Servicing
Advances, although no such facility will reduce or otherwise affect the master servicer's obligation to fund these Advances and/or Servicing Advances. No facility will require the consent of the certificateholders or the trustee. Any Advances and/or Servicing Advances made by an advancing person would be reimbursed to the advancing person under the same provisions pursuant to which reimbursement would be made to the master servicer if those advances were funded by the master servicer, but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor master servicer, and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

RESIDUAL INTERESTS

      Holders of the Class R Certificates will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant. The Class R Certificates will not be entitled to any payments other than their nominal Certificate Principal Balance and Accrued Certificate Interest on that Certificate Principal Balance unless the aggregate amount received by the issuing entity with respect to the mortgage loans exceeds the aggregate amount payable to the other certificateholders, which is highly unlikely. A holder of Class R Certificates will not have a right to alter the structure of this transaction. The Class R Certificates may be retained by the Depositor or transferred to any of its affiliates, subsidiaries of the sponsor or another party.

THE YIELD MAINTENANCE AGREEMENT

     On the closing date Citigroup Global Markets Inc. will assign to the trustee on behalf of the issuing entity a yield maintenance agreement for the Class I-A-6 Certificates (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) and a yield maintenance agreement for the Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates). The holders of the Class I-A-6 Certificates (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) and the Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates) may benefit from a series of interest rate cap payments from Barclays Bank PLC pursuant to the related yield maintenance agreement. Each of the yield maintenance agreements is intended to partially mitigate on each distribution date from the distribution date in July 2007 up to and including the distribution date in March 2014 and September 2020 with respect to the yield maintenance agreement related to the Class I-A-6 Certificates and the yield maintenance agreement related to the Class II-A-5 Certificates, respectively, the interest rate risk that could result from the difference between (a) LIBOR (up to a maximum rate of 9.00% per annum) and (b) 5.50% per annum.

      On each distribution date from the distribution date in July 2007 through and including the distribution date in March 2014 and September 2020 with respect to the yield maintenance agreement related to the Class I-A-6 Certificates and the yield maintenance agreement related to the Class II-A-5 Certificates, respectively, the amount payable by the yield maintenance agreement provider under the related yield maintenance agreement will equal the product of (a) an amount equal to the related Yield Maintenance Agreement Notional Balance on that distribution date and (b) the positive excess of (i) the lesser of (x) LIBOR and (y) 9.00% per annum, over (ii) 5.50% per annum, and will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Pursuant to the Pooling and Servicing Agreement, the trustee will establish and maintain a yield maintenance reserve fund. The yield maintenance reserve fund will be in the name of the trustee for the benefit of the Class I-A-6 Certificates (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) and the Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates) and the underwriter, Citigroup Global Markets Inc., will be the beneficial owner. The yield maintenance reserve fund will not be part of any REMIC.

      On each distribution date, the trustee will deposit in the yield maintenance reserve fund any payments received under either of the yield maintenance agreements on that distribution date. On each distribution date, any amounts on deposit in the yield maintenance reserve fund will be distributed to the Class I-A-6 Certificates (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) and the Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates), in each case, to the extent received from the related yield maintenance agreement in an amount up to the amount necessary to pay the related Yield Supplement Amount for that distribution date. Any remaining amounts on any distribution date will remain on deposit in the yield maintenance reserve fund and will not be invested and will be available on any future distribution date to cover any shortfall between the Yield Supplement Amount for the Class I-A-6 Certificates or the Class II-A-5 Certificates, as applicable, and amounts paid under the related yield maintenance agreement on that date. Any amounts remaining in the yield maintenance reserve fund on the distribution date immediately following the earlier of (i) the termination date of the related yield maintenance agreement and (ii) the date on which the Certificate Principal Balance of the Class I-A-6 (or if the Class I-A-17 Certificates are outstanding, the Class I-A-17 Certificates) or Class II-A-5 Certificates (or if the Class II-A-10 Certificates are outstanding, the Class II-A-10 Certificates), as applicable, is reduced to zero, will be distributed to Citigroup Global Markets Inc. and will not be available for payment to any holder of the Class I-A-6 (or if the Class I-A-17 Certificates are outstanding, the Class I-A-17 Certificates) or Class II-A-5 Certificates (or if the Class II-A-10 Certificates are outstanding, the Class II-A-10 Certificates). Funds on deposit in the yield maintenance reserve fund on any distribution date will only be made available to the Class I-A-6

Certificates (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) and Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates) to the extent they were received under the related yield maintenance agreement.

      The significance percentage with respect to each of the yield maintenance agreements is less than 10%.

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

      The yield to maturity on each class of offered certificates will be primarily affected by the following factors:

            o the rate and timing of principal payments on the mortgage loans in the related loan group, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

            o the allocation of principal payments among the various classes of related offered certificates;

            o Realized Losses and interest shortfalls on the mortgage loans in the related loan group;

            o     the pass-through rate on the offered certificates;

            o with respect to any class of Exchanged Certificates, the yield to maturity of the related class of Exchangeable Certificates;

            o with respect to the Class I-A-6 (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) and Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates), payments, if any, made pursuant to the related yield maintenance agreement or from the yield maintenance reserve fund; and

            o     the purchase price paid for the offered certificates.

      For  additional  considerations  relating  to the  yield  on  the  offered
certificates,   see  "Yield   Considerations"   and  "Maturity  and   Prepayment
Considerations" in the accompanying prospectus.

PREPAYMENT CONSIDERATIONS

      The yields to maturity and the aggregate amount of distributions on each class of the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans in the related loan group and the amount and timing of mortgagor defaults resulting in Realized Losses on the mortgage loans in the related loan group. These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, including any initial interest only periods, the rate and timing of mortgagor prepayments on the mortgage loans, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

      The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans in the related loan group may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In addition, the rate of prepayments of the mortgage loans and the yields to investors on the related certificates may be affected by refinancing programs, which may include general or targeted solicitations, as described under "Maturity and Prepayment Considerations" in the accompanying prospectus. Since the rate and timing of principal payments on the mortgage loans in a loan group will depend on future events and on a variety of factors, as described in this prospectus supplement and in the accompanying prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations", no assurance can be given as to the rate or the timing of principal payments on the related offered certificates.

      The mortgage loans in most cases may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although approximately 4.5% of the group I loans and 4.8% of the group II loans, by aggregate principal balance, provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment of those mortgage loans. See "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement.

      Some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. It is possible that prepayment charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges. In any case, these amounts will not be available for distribution on the offered certificates. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

      Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the related offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

      The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the accompanying prospectus.

      Investors in the Class M Certificates should also be aware that on any distribution date on which the related Senior Accelerated Distribution Percentage equals 100%, the Class M Certificates will not be entitled to distributions of mortgagor prepayments with respect to the mortgage loans in the related loan group for such distribution date and the weighted average lives of the Class M Certificates could be significantly affected thereby.

      Most of the mortgage loans contain due-on-sale clauses. The terms of the pooling and servicing agreement generally require the master servicer or any subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.

ALLOCATION OF PRINCIPAL PAYMENTS

      The yields to maturity on the offered certificates will be affected by the allocation of principal payments among the offered certificates. As described under "Description of the Certificates--Principal Distributions on the Senior Certificates" and "--Principal Distributions on the Class M Certificates" in this prospectus supplement, during specified periods all or a disproportionately large percentage of principal prepayments on the mortgage loans in a loan group will be allocated among the related Senior Certificates, other than the Interest Only Certificates and the related Class A-P Certificates, and during specified periods no principal prepayments or, relative to the related pro rata share, a disproportionately small portion of principal prepayments on the mortgage loans in a loan group will be distributed to each class of related Class M Certificates. In addition to the foregoing, if on any distribution date, the loss level established for the Class I-M-2, Class I-M-3, Class II-M-2 or Class II-M-3 Certificates is exceeded and a class of Class M Certificates having a higher payment priority is then outstanding with a Certificate Principal Balance greater than zero, the Class I-M-2, Class I-M-3, Class II-M-2 or Class II-M-3 Certificates, as the case may be, will not receive distributions relating to principal prepayments on that distribution date.

      Approximately 34.3% and 0.1% of the group I loans have an initial interest only period of ten and fifteen years, respectively, following origination. Approximately 29.7% of the group II loans have an initial interest only period of ten years following origination. During these periods, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during these periods. As a result, no principal payments will be made to the related certificates from these mortgage loans during their interest only period except in the case of a prepayment.

      After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, Realized Losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

      Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the related mortgaged property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

      SENIOR CERTIFICATES: The Senior Certificates related to a loan group, other than the related Class A-P Certificates and related Interest Only Certificates, are entitled to receive distributions in accordance with various priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. The timing of commencement of principal distributions and the weighted average lives of certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans in the related loan group both before and after the commencement of principal distributions on those classes.

      ACCRETION DIRECTED CERTIFICATES AND ACCRUAL CERTIFICATES: Prior to the Accretion Termination Date for any class of Accrual Certificates, the related Accretion Directed Certificates and such class of Accrual Certificates, as and to the extent described in this prospectus supplement, will receive as monthly principal distributions the portion of the Accrual Distribution Amount related to that class. Prior to the Accretion Termination Date for any class of Accrual Certificates, interest shortfalls allocated to that class of Accrual Certificates will reduce the amount added to the Certificate Principal Balance of that class of certificates relating to interest accrued thereon and will result in a corresponding reduction of the amount available for distributions relating to principal on the related Accretion Directed Certificates. Furthermore, because these interest shortfalls will result in the Certificate Principal Balance of the Accrual Certificates being less than they would otherwise be, the amount of interest that will accrue in the future on the Accrual Certificates and be available for distributions relating to principal on the Accretion Directed Certificates will be reduced. Accordingly, the weighted average lives of the Accretion Directed Certificates would be extended.

      In addition, investors in any class of Accrual Certificates and the related Accretion Directed Certificates should be aware that the Accretion Termination Date for that class may be later, or earlier, than otherwise assumed. As a result, the Accretion Termination Date for that class could be different from that assumed at the time of purchase.

      Because the Accrual Certificates are not entitled to receive any distributions of interest until the occurrence of the Accretion Termination Date for that class, those certificates will likely experience greater price and yield volatility than would mortgage pass-through certificates that are otherwise similar but which are entitled to current distributions of interest. Investors should consider whether this volatility is suitable to their investment needs.

      LOCKOUT CERTIFICATES: Investors in the Lockout Certificates should be aware that, unless the related Credit Support Depletion Date has occurred, the Lockout Certificates are not expected to receive any distributions of principal prior to the distribution date occurring in July 2012, and thereafter until the Distribution Date in July 2016, the Lockout Certificates will receive a disproportionately small portion of principal payments on the mortgage loans in the related loan group, unless the Certificate Principal Balances of the related Senior Certificates, other than the related Class A-P Certificates, have been reduced to zero. Consequently, the weighted average lives of the Lockout Certificates will be longer than would otherwise be the case. The effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities will be greater than for other classes of Senior Certificates entitled to earlier principal distributions.

      PAC CERTIFICATES: The PAC Certificates have been structured so that principal distributions generally will be made thereon in the amounts determined by using the table in Appendix III to this prospectus supplement, assuming that prepayments on the group I loans occur each month at a constant level within the PAC Targeted Range, and based on certain other assumptions.

      There can be no assurance that funds available for distribution of principal on the PAC Certificates will result in the aggregate Certificate Principal Balance of the PAC Certificates equaling the Aggregate Planned
Principal Balance for any distribution date. To the extent that prepayments occur at a level below the PAC Targeted Range, the funds available for principal distributions on the PAC Certificates on each distribution date may be insufficient to reduce the aggregate Certificate Principal Balance of the PAC Certificates to the Aggregate Planned Principal Balance for that distribution date, and the weighted average lives of the PAC Certificates may be extended. Conversely, to the extent that prepayments occur at a level above the PAC Targeted Range, after the Certificate Principal Balance of the TAC Certificates and the Companion Certificates have been reduced to zero, the aggregate Certificate Principal Balance of the PAC Certificates may be reduced below the Aggregate Planned Principal Balance for that distribution date, and the weighted average lives of the PAC Certificates may be reduced. In addition, the averaging of high and low mortgagor prepayment rates, even if the average prepayment level is within the PAC Targeted Range, will not ensure the distribution on the PAC Certificates of an amount that will result in the aggregate Certificate Principal Balance of the PAC Certificates equaling the Aggregate Planned
Principal Balance on any distribution date because the balance of the Senior Principal Distribution Amount for loan group I remaining after distributions on the PAC Certificates will be distributed on each distribution date and therefore will not be available for distributions on the PAC Certificates on later distribution dates.

      It is very unlikely that the group I loans will prepay at any particular constant rate. Furthermore, the Aggregate Planned Principal Balances were calculated based on certain assumptions which may differ from the actual performance of the group I loans. The actual prepayment rates that will result in the aggregate Certificate Principal Balance of the PAC Certificates equaling the Aggregate Planned Principal Balances may differ from the rates used to calculate those amounts. The prepayment rates that will result in the aggregate Certificate Principal Balance of the PAC Certificates equaling those amounts may vary over time as a result of the actual prepayment experience of the group I loans. Moreover, because the Aggregate Planned Principal Balances were calculated using certain assumptions regarding the group I loans, the actual prepayment behavior of the mortgage loans could be such that the amount available for distributions of principal in reduction of the Certificate Principal Balances of the PAC Certificates may not result in the sum of the Certificate Principal Balances thereof equaling the Aggregate Planned Principal Balances even if prepayments were at a constant rate within the PAC Targeted Range.

      Investors in the PAC Certificates should be aware that the stabilization provided by the Companion Certificates and the TAC Certificates is sensitive to the rate of mortgagor prepayments on the mortgage loans and that the Certificate Principal Balances of these classes may be reduced to zero significantly earlier than anticipated.

      TAC CERTIFICATES: The TAC Certificates have been structured so that principal distributions generally will be made thereon in the amounts determined by using the table in Appendix IV to this prospectus supplement, assuming that prepayments on the group I loans occur each month at the assumed constant rate of approximately 125% PSA, and based on certain other assumptions.

      There can be no assurance that funds available for distribution of principal on the TAC Certificates will result in the Certificate Principal Balance thereof equaling the Targeted Principal Balance for any distribution date. To the extent that prepayments on the group I loans occur at a rate slower than the assumed rate, the funds available for principal distributions on the TAC Certificates on each distribution date may be insufficient to reduce the Certificate Principal Balance of the TAC Certificates to the Targeted Principal Balance for that distribution date, and the weighted average life of the TAC Certificates may be extended. Conversely, to the extent that prepayments occur at a rate faster than the assumed rate, after the Certificate Principal Balance of the Class I-A-7 Certificates has been reduced to zero, the Certificate Principal Balance of the TAC Certificates may be reduced below the

Targeted Principal Balance for that distribution date and the weighted average life of the TAC Certificates may be reduced. In addition, the averaging of high and low mortgagor prepayment rates on the group I loans, even if the average prepayment level is at the assumed rate, will not ensure the distribution on the TAC Certificates of an amount that will result in the Certificate Principal Balance thereof equaling the Targeted Principal Balance on any distribution date because the balance of the Senior Principal Distribution Amount remaining after distributions on the TAC Certificates will be distributed on each distribution date and therefore will not be available for distributions on the TAC Certificates on later distribution dates.

      It is very unlikely that the group I loans will prepay at the assumed constant rate of 125% PSA. Furthermore, the Targeted Principal Balances were calculated based on certain assumptions which may differ from the actual performance of the group I loans. The actual prepayment rates on the group I loans that will result in the Certificate Principal Balance of the TAC Certificates equaling the Targeted Principal Balance may differ from the rates used to calculate those amounts. The prepayment rates on the mortgage loans that will result in the Certificate Principal Balance of the TAC Certificates equaling the Targeted Principal Balance may vary over time as a result of the actual prepayment experience of the mortgage loans. Moreover, because the Targeted Principal Balance was calculated using certain assumptions regarding the group I loans, the actual prepayment behavior of the mortgage loans could be such that the amount available for distributions of principal in reduction of the Certificate Principal Balance of the TAC Certificates may not result in the Certificate Principal Balance thereof equaling the Targeted Principal Balance for any distribution date even if prepayments on the group I loans were at the assumed rate.

      Investors in the TAC Certificates should be aware that the stabilization provided by the Class I-A-7 Certificates is sensitive to the rate of mortgagor prepayments on the mortgage loans and that the Certificate Principal Balance of these certificates may be reduced to zero significantly earlier than anticipated.

      COMPANION CERTIFICATES: Prior to the Credit Support Depletion Date, the Companion Certificates will receive monthly principal distributions on any distribution date only from the amount of the Senior Principal Distribution Amount for loan group I available for distribution to the related Senior Certificates, other than the Class I-A-P Certificates, remaining after the application of the amounts necessary to reduce the sum of the Certificate Principal Balances of the PAC Certificates to the Aggregate Planned Principal Balance for that distribution date, the Certificate Principal Balance of the TAC Certificates to the Targeted Principal Balance for that distribution date and the Certificate Principal Balance of the classes of Companion Certificates with a higher payment priority to zero, in each case as set forth in "Description of the Certificates--Principal Distributions on the Senior Certificates" above. The weighted average life of the Companion Certificates will be particularly sensitive to prepayments on the group I loans to the extent that prepayments occur at a rate faster than an assumed constant rate of 125% PSA or faster than the PAC Targeted Range. Due to the companion nature of the Companion Certificates, those certificates will likely experience price and yield volatility. Investors should consider whether such volatility is suitable to their needs.

      CERTIFICATES WITH SUBORDINATION FEATURES: After the Certificate Principal Balances of the Class B Certificates of a Certificate Group have been reduced to zero, the yield to maturity on the class of related Class M Certificates with a Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to Realized Losses on the related mortgage loans and the timing of those Realized Losses because the entire amount of such Realized Losses that are covered by subordination will be allocated to that class of Class M Certificates. See "--Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3 Certificate Yield Considerations" below. If the Certificate Principal Balances of the Class M Certificates and the Class B Certificates are reduced to zero, the yield to maturity of the Senior Support Certificates in the related loan group will be extremely sensitive to Realized Losses on the mortgage loans in such loan group, and the timing thereof, because Realized Losses that would be allocable to the Super Senior Certificates will be allocated to the related Senior Support Certificates, as and to the extent described in this prospectus supplement. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Class M Certificates in a Certificate Group before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having an earlier priority for distribution of principal.

REALIZED LOSSES AND INTEREST SHORTFALLS

      The yields to maturity and the aggregate amount of distributions on the offered certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses on the related mortgage loans. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the offered certificates could significantly affect the yield to an investor in the offered certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the offered certificates, even if these Realized Losses are not allocated to the offered certificates.

      As described under "Description of the Certificates--Allocation of Losses; Subordination" and "--Advances," amounts otherwise distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the related Senior Certificates and holders of any related Class M Certificates with a higher payment priority against interruptions in distributions due to some mortgagor delinquencies, to the extent not covered by Advances. These delinquencies may affect the yields to investors on those classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of those classes of Class M Certificates. Similarly, if the Certificate Principal Balances of the Class M Certificates and the Class B Certificates in either Certificate Group are reduced to zero, delinquencies on the mortgage loans in the related loan group to the extent not covered by Advances will affect the yield to investors on the related Senior Certificates. Furthermore, the Class A-P Certificates will share in the principal portion of Realized Losses on the mortgage loans in the related group only to the extent that they are incurred with respect to Discount Mortgage Loans in the related loan group and only to the extent of the related Discount Fraction of those Realized Losses. Consequently, after the Class B Certificates and the Class M Certificates in a Certificate Group are retired or in the case of Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses on the related mortgage loans, the related Senior Certificates, other than the related Class A-P Certificates, may be affected to a greater extent by Realized Losses on Non-Discount Mortgage Loans in the related loan group than Realized Losses on Discount Mortgage Loans in the related loan group. In addition, a higher than expected rate of delinquencies or Realized Losses will also affect the rate of principal payments on one or more classes of the Class M Certificates in a Certificate Group if it delays the scheduled reduction of the related Senior Accelerated Distribution Percentage or affects the allocation of prepayments among the related Class M Certificates and related Class B Certificates.

      The amount of interest otherwise payable to holders of the offered certificates will be reduced by any interest shortfalls with respect to the related loan group to the extent not covered by subordination or the master servicer, as described in this prospectus supplement, including Prepayment Interest Shortfalls and, in the case of each class of the Class M Certificates, the interest portions of Realized Losses allocated solely to that class of certificates. These shortfalls will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise, except as described in this prospectus supplement with respect to Prepayment Interest Shortfalls. See "Yield Considerations" in the accompanying prospectus and "Description of the Certificates--Interest Distributions" in this prospectus supplement for a discussion of the effect of principal prepayments on the mortgage loans on the yields to maturity of the offered certificates and possible shortfalls in the collection of interest.

      The yields to investors in the offered certificates will be affected by Prepayment Interest Shortfalls allocable thereto on any distribution date to the extent that those shortfalls exceed the amount offset by the master servicer. See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

      The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the master servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any mortgage loan from registration on the MERS(R) System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the master servicer, which will reduce the amount available to pay principal of and interest on the class or classes of certificates with Certificate Principal Balances greater than zero with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement and "Description of the Certificates--Assignment of Trust Assets" in the accompanying prospectus.

PASS-THROUGH RATES

      The yields to maturity on the offered certificates, other than the Principal Only Certificates, will be affected by their pass-through rates. Because the mortgage rates on the mortgage loans and the pass-through rates on the offered certificates, other than the Adjustable Rate Certificates and Variable Strip Certificates, are fixed, these rates will not change in response to changes in market interest rates. The pass through rate on each class of the Variable Strip Certificates is based on the weighted average of the pool strip rates on the mortgage loans in the related loan group and these pool strip rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to such offered certificates were to rise, the market value of such offered certificates may decline.

PURCHASE PRICE

      In addition, the yield to maturity on each class of the offered certificates will depend on, among other things, the price paid by the holders of the offered certificates and the related pass-through rate. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of offered certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. For additional considerations relating to the yields on the offered certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the accompanying prospectus.

FINAL SCHEDULED DISTRIBUTION DATE

      The final scheduled distribution date with respect to each class of the offered certificates is the distribution date in June 2037, which is the distribution date immediately following the latest scheduled maturity date for any mortgage loan in the related loan group. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its final scheduled distribution date.

WEIGHTED AVERAGE LIFE

      Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security. The weighted average life of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans in the related loan group is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, the prepayment assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 150% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the related loan group in the first month of the life of such mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 150% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the tables below, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "150% PSA" and "300% PSA" assumes prepayment rates equal to 150% of PSA and 300% of PSA, respectively, and so forth.

      PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in either loan group of this mortgage pool.

      The tables below captioned "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of PSA" have been prepared on the basis of assumptions as listed in this paragraph regarding the weighted average characteristics of the mortgage loans that are expected to be included in the trust as described under "Description of the Mortgage Pool" in this prospectus supplement and their performance. The tables assume, among other things, that: (i) as of the date of issuance of the offered certificates, the mortgage loans have the following characteristics:

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                  GROUP I LOANS

                                                                             Non-Discount      Non-Discount
                                     Discount Mortgage                      Mortgage Loans,   Mortgage Loans,
                                      Loans, I/O* Term  Discount Mortgage    I/O* Term 120     I/O* Term 180   Non-Discount Mortgage
                                         120 Months      Loans, Non-I/O*        Months            Months          Loans, Non-I/O*
Aggregate principal balance.........   $39,260,864.04     $98,889,840.86    $95,751,258.99      $447,200.00       $158,714,688.19
Weighted average mortgage rate......   6.1637541678%      6.1510479379%         6.4994%           6.6250%             6.5395%
Weighted average servicing fee rate.   0.2800000000%      0.2800000000%         0.3300%           0.3300%             0.3331%
Weighted average original term to
   maturity (months)................        360                360                360               360                 359
Weighted average remaining term to
   maturity (months)................        359                359                359               358                 358

* I/O refers to loans with an initial interest only period as indicated and further discussed on page S-88.

                                 GROUP II LOANS

                                                                                 Non-Discount
                                    Discount Mortgage                          Mortgage Loans,       Non-Discount
                                  Loans, Original I/O*   Discount Mortgage    Original I/O* Term    Mortgage Loans,
                                     Term 120 Months      Loans, Non-I/O*         120 Months           Non-I/O*
Aggregate principal balance ......   $27,798,873.59        $98,648,113.84       $65,701,764.76      $122,478,142.98
Weighted average mortgage rate ....   6.1537203146%        6.1522903292%           6.5531%              6.5742%
Weighted average servicing fee        0.2800000000%
rate ..............................                        0.2800000000%           0.3300%              0.3316%
Weighted average original term
to maturity (months) ..............        360                  359                  360                  358
Weighted average remaining term
to maturity (months) ..............        359                  357                  359                  356

* I/O refers to loans with an initial interest only period as indicated and further discussed on page S-88.

(ii) the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, mortgage rate and remaining term to maturity (after taking into account the interest-only period), so that the mortgage loan will amortize in amounts sufficient for its repayment over its remaining term to maturity (after taking into account the interest-only period); (iii) neither Residential Funding nor the depositor will repurchase any mortgage loan, as described under "Mortgage Loan Program--Representations with Respect to Mortgage Loans" and "Description of the Certificates--Assignment of the Trust Assets" in the accompanying prospectus, and the master servicer will not exercise any option to purchase the mortgage loans and thereby cause a termination of the trust; (iv) there are no delinquencies or Realized Losses on the mortgage loans, and principal payments on the mortgage loans in each loan group will be timely received together with prepayments, if any, at the respective constant percentages of PSA set forth in the tables; (v) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (vi) payments on the certificates will be received on the 25th day of each month, commencing on July 25, 2007, (vii) payments on the mortgage loans earn no reinvestment return;
(viii) there are no additional ongoing trust expenses payable out of the trust; and (ix) the certificates will be purchased on June 28, 2007. Clauses (i) through (ix) above are collectively referred to as the structuring assumptions.

      The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant level of PSA until maturity or that all of the mortgage loans will prepay at the same level of PSA. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Any
difference   between  the  assumptions  and  the  actual   characteristics   and
performance of the related mortgage loans, or actual prepayment or loss experience of the related mortgage loans, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of offered certificates.

      In accordance with the foregoing discussion and assumptions, the following tables indicate the weighted average life of each class of offered certificates, other than the Interest Only Certificates and Residual Certificates, and set forth the percentages of the initial Certificate Principal Balance of each class of offered certificates that would be outstanding after each of the distribution dates at the various percentages of PSA for the related mortgage loans shown.

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING
                               PERCENTAGES OF PSA

                                                  CLASS I-A-1                                  CLASS I-A-2
                                     ---------------------------------------       --------------------------------------
                                     0%      150%     300%     450%     600%       0%      150%    300%     450%     600%
                                     --      ----     ----     ----     ----       --      ----    ----     ----     ----
DISTRIBUTION DATE
-----------------
Initial Percentage..............     100      100      100      100      100       100      100     100      100      100
June 25, 2008...................      98       95       95       95       95        98       94      94       94       94
June 25, 2009...................      97       83       83       83       83        96       81      81       81       81
June 25, 2010...................      95       68       68       65       42        94       63      63       60       33
June 25, 2011...................      93       53       53       34        9        92       46      46       23        0
June 25, 2012...................      91       40       40       11        0        90       30      30        0        0
June 25, 2013...................      89       29       29        0        0        88       17      17        0        0
June 25, 2014...................      87       19       19        0        0        85        6       6        0        0
June 25, 2015...................      85       12       12        0        0        83        0       0        0        0
June 25, 2016...................      83        8        8        0        0        81        0       0        0        0
June 25, 2017...................      81        6        6        0        0        78        0       0        0        0
June 25, 2018...................      77        5        5        0        0        74        0       0        0        0
June 25, 2019...................      74        3        3        0        0        69        0       0        0        0
June 25, 2020...................      69        2        2        0        0        65        0       0        0        0
June 25, 2021...................      65        1        1        0        0        60        0       0        0        0
June 25, 2022...................      60        1        1        0        0        54        0       0        0        0
June 25, 2023...................      55        *        *        0        0        48        0       0        0        0
June 25, 2024...................      50        0        0        0        0        42        0       0        0        0
June 25, 2025...................      44        0        0        0        0        36        0       0        0        0
June 25, 2026...................      38        0        0        0        0        29        0       0        0        0
June 25, 2027...................      32        0        0        0        0        21        0       0        0        0
June 25, 2028...................      25        0        0        0        0        13        0       0        0        0
June 25, 2029...................      18        0        0        0        0         5        0       0        0        0
June 25, 2030...................      10        0        0        0        0         0        0       0        0        0
June 25, 2031...................       1        0        0        0        0         0        0       0        0        0
June 25, 2032...................       0        0        0        0        0         0        0       0        0        0
June 25, 2033...................       0        0        0        0        0         0        0       0        0        0
June 25, 2034...................       0        0        0        0        0         0        0       0        0        0
June 25, 2035...................       0        0        0        0        0         0        0       0        0        0
June 25, 2036...................       0        0        0        0        0         0        0       0        0        0
June 25, 2037...................       0        0        0        0        0         0        0       0        0        0

Weighted Average Life ** (in
years)..........................   15.74     4.79     4.79     3.41     2.81     14.54     3.90    3.90     3.10     2.61


                                                CLASS I-A-3
                                     --------------------------------------
                                     0%     150%     300%     450%     600%
                                     --     ----     ----     ----     ----
DISTRIBUTION DATE
-----------------
Initial Percentage..............     100     100      100      100      100
June 25, 2008...................      98      91       91       91       91
June 25, 2009...................      95      72       72       72       72
June 25, 2010...................      92      47       47       43        4
June 25, 2011...................      89      23       23        0        0
June 25, 2012...................      86       *        *        0        0
June 25, 2013...................      83       0        0        0        0
June 25, 2014...................      79       0        0        0        0
June 25, 2015...................      76       0        0        0        0
June 25, 2016...................      72       0        0        0        0
June 25, 2017...................      69       0        0        0        0
June 25, 2018...................      63       0        0        0        0
June 25, 2019...................      56       0        0        0        0
June 25, 2020...................      49       0        0        0        0
June 25, 2021...................      42       0        0        0        0
June 25, 2022...................      34       0        0        0        0
June 25, 2023...................      26       0        0        0        0
June 25, 2024...................      17       0        0        0        0
June 25, 2025...................       8       0        0        0        0
June 25, 2026...................       0       0        0        0        0
June 25, 2027...................       0       0        0        0        0
June 25, 2028...................       0       0        0        0        0
June 25, 2029...................       0       0        0        0        0
June 25, 2030...................       0       0        0        0        0
June 25, 2031...................       0       0        0        0        0
June 25, 2032...................       0       0        0        0        0
June 25, 2033...................       0       0        0        0        0
June 25, 2034...................       0       0        0        0        0
June 25, 2035...................       0       0        0        0        0
June 25, 2036...................       0       0        0        0        0
June 25, 2037...................       0       0        0        0        0

Weighted Average Life ** (in
years)..........................   11.86    2.88     2.88     2.58     2.25

----------
*     Indicates a number that is greater than zero but less than 0.5%.
**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.
      THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RELATED MORTGAGE LOANS, WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING
                               PERCENTAGES OF PSA

                                          CLASS I-A-4, CLASS I-A-14,
                                         CLASS I-A-18 AND CLASS I-A-19                         CLASS I-A-5
                                     ---------------------------------------       --------------------------------------
                                     0%      150%     300%     450%     600%       0%      150%    300%     450%     600%
                                     --      ----     ----     ----     ----       --      ----    ----     ----     ----
DISTRIBUTION DATE
-----------------
Initial Percentage..............     100      100      100      100      100       100      100     100      100      100
June 25, 2008...................     100      100      100      100      100       100      100     100      100      100
June 25, 2009...................     100      100      100      100      100       100      100     100      100      100
June 25, 2010...................     100      100      100      100      100       100      100     100      100      100
June 25, 2011...................     100      100      100      100      100       100      100     100       69        0
June 25, 2012...................     100      100      100      100       73       100      100     100        0        0
June 25, 2013...................     100       97       94       90       42       100       42      42        0        0
June 25, 2014...................      99       93       86       63       23       100        0       0        0        0
June 25, 2015...................      98       87       75       44       13       100        0       0        0        0
June 25, 2016...................      97       80       63       31        8       100        0       0        0        0
June 25, 2017...................      96       71       51       22        5       100        0       0        0        0
June 25, 2018...................      93       63       41       16        3       100        0       0        0        0
June 25, 2019...................      91       56       32       11        2       100        0       0        0        0
June 25, 2020...................      88       49       26        8        1       100        0       0        0        0
June 25, 2021...................      85       43       20        6        1       100        0       0        0        0
June 25, 2022...................      82       38       16        4        *       100        0       0        0        0
June 25, 2023...................      78       33       13        3        *       100        0       0        0        0
June 25, 2024...................      75       29       10        2        *       100        0       0        0        0
June 25, 2025...................      71       25        8        1        *       100        0       0        0        0
June 25, 2026...................      67       21        6        1        *        93        0       0        0        0
June 25, 2027...................      62       18        5        1        *        59        0       0        0        0
June 25, 2028...................      58       15        3        *        *        23        0       0        0        0
June 25, 2029...................      53       13        3        *        *         0        0       0        0        0
June 25, 2030...................      47       10        2        *        *         0        0       0        0        0
June 25, 2031...................      42        8        1        *        *         0        0       0        0        0
June 25, 2032...................      36        6        1        *        *         0        0       0        0        0
June 25, 2033...................      29        5        1        *        *         0        0       0        0        0
June 25, 2034...................      22        3        *        *        *         0        0       0        0        0
June 25, 2035...................      15        2        *        *        *         0        0       0        0        0
June 25, 2036...................       7        1        *        *        *         0        0       0        0        0
June 25, 2037...................       0        0        0        0        0         0        0       0        0        0

Weighted Average Life ** (in
years)..........................   21.46    14.19    11.08     8.57     6.28     20.27     5.91    5.91     4.18     3.35


                                          CLASS I-A-6 AND CLASS I-A-17
                                     --------------------------------------
                                     0%     150%     300%     450%     600%
                                     --     ----     ----     ----     ----
DISTRIBUTION DATE
-----------------
Initial Percentage..............     100     100      100      100      100
June 25, 2008...................     100      99       91       83       74
June 25, 2009...................     100      95       68       42       16
June 25, 2010...................     100      91       41        0        0
June 25, 2011...................     100      87       21        0        0
June 25, 2012...................     100      85        7        0        0
June 25, 2013...................     100      83        1        0        0
June 25, 2014...................     100      82        0        0        0
June 25, 2015...................     100      78        0        0        0
June 25, 2016...................     100      73        0        0        0
June 25, 2017...................     100      67        0        0        0
June 25, 2018...................     100      61        0        0        0
June 25, 2019...................     100      55        0        0        0
June 25, 2020...................     100      49        0        0        0
June 25, 2021...................     100      44        0        0        0
June 25, 2022...................     100      39        0        0        0
June 25, 2023...................     100      34        0        0        0
June 25, 2024...................     100      30        0        0        0
June 25, 2025...................     100      25        0        0        0
June 25, 2026...................     100      21        0        0        0
June 25, 2027...................     100      17        0        0        0
June 25, 2028...................     100      14        0        0        0
June 25, 2029...................     100      11        0        0        0
June 25, 2030...................     100       9        0        0        0
June 25, 2031...................     100       6        0        0        0
June 25, 2032...................      87       4        0        0        0
June 25, 2033...................      71       2        0        0        0
June 25, 2034...................      54       1        0        0        0
June 25, 2035...................      35       0        0        0        0
June 25, 2036...................      15       0        0        0        0
June 25, 2037...................       0       0        0        0        0

Weighted Average Life ** (in
years)..........................   27.15   13.14     2.82     1.79     1.43

----------
*     Indicates a number that is greater than zero but less than 0.5%.
**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.
      THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RELATED MORTGAGE LOANS, WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING
                               PERCENTAGES OF PSA

                                                  CLASS I-A-7                                  CLASS I-A-8
                                     ---------------------------------------       --------------------------------------
                                     0%      150%     300%     450%     600%       0%      150%    300%     450%     600%
                                     --      ----     ----     ----     ----       --      ----    ----     ----     ----
DISTRIBUTION DATE
-----------------
Initial Percentage..............     100      100      100      100      100       100      100     100      100      100
June 25, 2008...................     106        0        0        0        0       106      106     106      106      106
June 25, 2009...................     113        0        0        0        0       113      113     113      113      113
June 25, 2010...................     120        0        0        0        0       120      120     120        0        0
June 25, 2011...................     127        0        0        0        0       127      127     127        0        0
June 25, 2012...................     135        0        0        0        0       135      135     135        0        0
June 25, 2013...................     143        0        0        0        0       143      143     143        0        0
June 25, 2014...................     152        0        0        0        0       152      152      46        0        0
June 25, 2015...................     161        0        0        0        0       161      161      46        0        0
June 25, 2016...................     171        0        0        0        0       171      171      46        0        0
June 25, 2017...................     182        0        0        0        0       182      182      46        0        0
June 25, 2018...................     193        0        0        0        0       193      193      46        0        0
June 25, 2019...................     205        0        0        0        0       205      205      46        0        0
June 25, 2020...................     218        0        0        0        0       218      218      46        0        0
June 25, 2021...................     231        0        0        0        0       231      231      46        0        0
June 25, 2022...................     245        0        0        0        0       245      245      46        0        0
June 25, 2023...................     261        0        0        0        0       261      261      46        0        0
June 25, 2024...................     277        0        0        0        0       277      277       0        0        0
June 25, 2025...................     294        0        0        0        0       294      294       0        0        0
June 25, 2026...................     312        0        0        0        0       312      312       0        0        0
June 25, 2027...................     331        0        0        0        0       331      331       0        0        0
June 25, 2028...................     351        0        0        0        0       351      351       0        0        0
June 25, 2029...................     373        0        0        0        0       373      373       0        0        0
June 25, 2030...................     396        0        0        0        0       396      396       0        0        0
June 25, 2031...................     421        0        0        0        0       421      421       0        0        0
June 25, 2032...................     446        0        0        0        0       446      446       0        0        0
June 25, 2033...................     474        0        0        0        0       474      474       0        0        0
June 25, 2034...................     503        0        0        0        0       503      503       0        0        0
June 25, 2035...................     534        0        0        0        0       534        0       0        0        0
June 25, 2036...................     567        0        0        0        0       567        0       0        0        0
June 25, 2037...................       0        0        0        0        0         0        0       0        0        0

Weighted Average Life ** (in
years)..........................   29.74     0.08     0.08     0.08     0.08     29.74    27.49    9.85     2.91     2.24

                                                CLASS I-A-9
                                     --------------------------------------
                                     0%     150%     300%     450%     600%
                                     --     ----     ----     ----     ----
DISTRIBUTION DATE
-----------------
Initial Percentage..............     100     100      100      100      100
June 25, 2008...................     100     100      100      100      100
June 25, 2009...................     100     100      100      100      100
June 25, 2010...................     100     100      100      100      100
June 25, 2011...................     100     100      100      100       64
June 25, 2012...................     100     100      100       79        0
June 25, 2013...................     100     100      100        0        0
June 25, 2014...................     100     100      100        0        0
June 25, 2015...................     100      89       89        0        0
June 25, 2016...................     100      61       61        0        0
June 25, 2017...................     100      47       47        0        0
June 25, 2018...................     100      35       35        0        0
June 25, 2019...................     100      25       25        0        0
June 25, 2020...................     100      17       17        0        0
June 25, 2021...................     100      11       11        0        0
June 25, 2022...................     100       6        6        0        0
June 25, 2023...................     100       2        2        0        0
June 25, 2024...................     100       0        0        0        0
June 25, 2025...................     100       0        0        0        0
June 25, 2026...................     100       0        0        0        0
June 25, 2027...................     100       0        0        0        0
June 25, 2028...................     100       0        0        0        0
June 25, 2029...................     100       0        0        0        0
June 25, 2030...................      72       0        0        0        0
June 25, 2031...................      10       0        0        0        0
June 25, 2032...................       0       0        0        0        0
June 25, 2033...................       0       0        0        0        0
June 25, 2034...................       0       0        0        0        0
June 25, 2035...................       0       0        0        0        0
June 25, 2036...................       0       0        0        0        0
June 25, 2037...................       0       0        0        0        0

Weighted Average Life ** (in
years)..........................   23.39   10.47    10.47     5.35     4.11

----------
**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.
      THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RELATED MORTGAGE LOANS, WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING
                               PERCENTAGES OF PSA

                                                 CLASS I-A-10                                 CLASS I-A-11
                                     ---------------------------------------       --------------------------------------
                                     0%      150%     300%     450%     600%       0%      150%    300%     450%     600%
                                     --      ----     ----     ----     ----       --      ----    ----     ----     ----
DISTRIBUTION DATE
-----------------
Initial Percentage..............     100      100      100      100      100       100      100     100      100      100
June 25, 2008...................      99       95       92       88       85        99       96      93       90       87
June 25, 2009...................      98       85       74       62       51        98       87      77       66       56
June 25, 2010...................      96       72       50       30       13        97       75      56       38       23
June 25, 2011...................      95       59       30        7        0        96       64      38       17        *
June 25, 2012...................      94       48       14        0        0        94       54      24        2        0
June 25, 2013...................      92       39        3        0        0        93       46      14        0        0
June 25, 2014...................      91       31        0        0        0        92       39       7        0        0
June 25, 2015...................      89       25        0        0        0        90       33       3        0        0
June 25, 2016...................      87       20        0        0        0        89       29       *        0        0
June 25, 2017...................      86       15        0        0        0        87       25       0        0        0
June 25, 2018...................      83       11        0        0        0        85       21       0        0        0
June 25, 2019...................      80        8        0        0        0        82       18       0        0        0
June 25, 2020...................      77        5        0        0        0        80       15       0        0        0
June 25, 2021...................      74        2        0        0        0        77       13       0        0        0
June 25, 2022...................      70        0        0        0        0        74       10       0        0        0
June 25, 2023...................      67        0        0        0        0        70        8       0        0        0
June 25, 2024...................      63        0        0        0        0        67        6       0        0        0
June 25, 2025...................      58        0        0        0        0        63        4       0        0        0
June 25, 2026...................      54        0        0        0        0        59        3       0        0        0
June 25, 2027...................      49        0        0        0        0        55        1       0        0        0
June 25, 2028...................      44        0        0        0        0        50        *       0        0        0
June 25, 2029...................      38        0        0        0        0        45        0       0        0        0
June 25, 2030...................      32        0        0        0        0        40        0       0        0        0
June 25, 2031...................      26        0        0        0        0        34        0       0        0        0
June 25, 2032...................      19        0        0        0        0        28        0       0        0        0
June 25, 2033...................      12        0        0        0        0        22        0       0        0        0
June 25, 2034...................       5        0        0        0        0        15        0       0        0        0
June 25, 2035...................       0        0        0        0        0         8        0       0        0        0
June 25, 2036...................       0        0        0        0        0         1        0       0        0        0
June 25, 2037...................       0        0        0        0        0         0        0       0        0        0

Weighted Average Life ** (in
years)..........................   18.31     5.69     3.16     2.40     2.01     19.44     7.01    3.65     2.66     2.20

                                                 CLASS I-A-12
                                     --------------------------------------
                                     0%     150%     300%     450%     600%
                                     --     ----     ----     ----     ----
DISTRIBUTION DATE
-----------------
Initial Percentage..............     100     100      100      100      100
June 25, 2008...................     100     100      100      100      100
June 25, 2009...................     100     100      100      100      100
June 25, 2010...................     100     100      100      100      100
June 25, 2011...................     100     100      100      100       42
June 25, 2012...................     100     100      100       52        0
June 25, 2013...................     100     100      100        0        0
June 25, 2014...................     100      91       91        0        0
June 25, 2015...................     100      59       59        0        0
June 25, 2016...................     100      40       40        0        0
June 25, 2017...................     100      31       31        0        0
June 25, 2018...................     100      23       23        0        0
June 25, 2019...................     100      16       16        0        0
June 25, 2020...................     100      11       11        0        0
June 25, 2021...................     100       7        7        0        0
June 25, 2022...................     100       4        4        0        0
June 25, 2023...................     100       1        1        0        0
June 25, 2024...................     100       0        0        0        0
June 25, 2025...................     100       0        0        0        0
June 25, 2026...................     100       0        0        0        0
June 25, 2027...................     100       0        0        0        0
June 25, 2028...................     100       0        0        0        0
June 25, 2029...................      85       0        0        0        0
June 25, 2030...................      47       0        0        0        0
June 25, 2031...................       7       0        0        0        0
June 25, 2032...................       0       0        0        0        0
June 25, 2033...................       0       0        0        0        0
June 25, 2034...................       0       0        0        0        0
June 25, 2035...................       0       0        0        0        0
June 25, 2036...................       0       0        0        0        0
June 25, 2037...................       0       0        0        0        0

Weighted Average Life ** (in
years)..........................   22.95    9.37     9.37     5.13     3.99

----------
*     Indicates a number that is greater than zero but less than 0.5%.
**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.
      THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RELATED MORTGAGE LOANS, WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING
                               PERCENTAGES OF PSA

                                                  CLASS I-A-15                         CLASS I-A-16 AND CLASS I-A-20
                                     ---------------------------------------       --------------------------------------
                                     0%      150%     300%     450%     600%       0%      150%    300%     450%     600%
                                     --      ----     ----     ----     ----       --      ----    ----     ----     ----
DISTRIBUTION DATE
-----------------
Initial Percentage..............     100      100      100      100      100       100      100     100      100      100
June 25, 2008...................     100      100      100      100      100        98       94      94       94       94
June 25, 2009...................     100      100      100      100      100        96       81      81       81       81
June 25, 2010...................     100      100      100      100      100        94       63      63       60       33
June 25, 2011...................     100      100      100      100       64        92       46      46       23        0
June 25, 2012...................     100      100      100       69        0        90       30      30        0        0
June 25, 2013...................     100      100      100        8        0        88       17      17        0        0
June 25, 2014...................     100      100       86        0        0        85        6       6        0        0
June 25, 2015...................     100      100       72        0        0        83        0       0        0        0
June 25, 2016...................     100      100       63        0        0        81        0       0        0        0
June 25, 2017...................     100      100       55        0        0        78        0       0        0        0
June 25, 2018...................     100      100       46        0        0        74        0       0        0        0
June 25, 2019...................     100      100       40        0        0        69        0       0        0        0
June 25, 2020...................     100      100       35        0        0        65        0       0        0        0
June 25, 2021...................     100      100       31        0        0        60        0       0        0        0
June 25, 2022...................     100       97       27        0        0        54        0       0        0        0
June 25, 2023...................     100       90       24        0        0        48        0       0        0        0
June 25, 2024...................     100       83       20        0        0        42        0       0        0        0
June 25, 2025...................     100       77       16        0        0        36        0       0        0        0
June 25, 2026...................     100       72       12        0        0        29        0       0        0        0
June 25, 2027...................     100       67        9        0        0        21        0       0        0        0
June 25, 2028...................     100       63        7        0        0        13        0       0        0        0
June 25, 2029...................     100       56        5        0        0         5        0       0        0        0
June 25, 2030...................     100       48        4        0        0         0        0       0        0        0
June 25, 2031...................     100       41        3        0        0         0        0       0        0        0
June 25, 2032...................     100       35        2        0        0         0        0       0        0        0
June 25, 2033...................     100       30        1        0        0         0        0       0        0        0
June 25, 2034...................     100       25        1        0        0         0        0       0        0        0
June 25, 2035...................      90       18        *        0        0         0        0       0        0        0
June 25, 2036...................      65        8        *        0        0         0        0       0        0        0
June 25, 2037...................       0        0        0        0        0         0        0       0        0        0

Weighted Average Life ** (in
years)..........................   29.15    22.66    12.16     5.37     4.10     14.54     3.90    3.90     3.10     2.61

----------
*     Indicates a number that is greater than zero but less than 0.5%.
**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.
      THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RELATED MORTGAGE LOANS, WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING
                               PERCENTAGES OF PSA

                                                   CLASS I-A-P                    CLASS I-M-1, CLASS I-M-2 AND CLASS I-M-3
                                     ---------------------------------------      ----------------------------------------
                                     0%      150%     300%     450%     600%       0%      150%    300%     450%     600%
                                     --      ----     ----     ----     ----       --      ----    ----     ----     ----
DISTRIBUTION DATE
-----------------
Initial Percentage..............     100      100      100      100      100       100      100     100      100      100
June 25, 2008...................      99       97       95       92       90        99       99      99       99       99
June 25, 2009...................      98       90       83       75       68        98       98      98       98       98
June 25, 2010...................      97       82       68       55       44        98       98      98       98       98
June 25, 2011...................      96       73       55       40       28        97       97      97       97       97
June 25, 2012...................      95       66       44       29       18        96       96      96       96       96
June 25, 2013...................      94       59       36       21       11        95       92      89       86       83
June 25, 2014...................      93       53       29       15        7        94       88      81       75       69
June 25, 2015...................      91       48       23       11        4        92       82      71       62       52
June 25, 2016...................      90       43       19        8        3        91       75      60       47       36
June 25, 2017...................      88       38       15        6        2        90       67      49       34       23
June 25, 2018...................      86       34       12        4        1        87       59      39       24       14
June 25, 2019...................      83       30       10        3        1        85       53      31       17        9
June 25, 2020...................      81       26        8        2        *        82       46      25       12        5
June 25, 2021...................      78       23        6        1        *        80       41      19        9        3
June 25, 2022...................      75       20        5        1        *        77       36      15        6        2
June 25, 2023...................      72       18        4        1        *        73       31      12        4        1
June 25, 2024...................      68       15        3        *        *        70       27       9        3        1
June 25, 2025...................      65       13        2        *        *        66       23       7        2        *
June 25, 2026...................      61       11        2        *        *        62       20       6        1        *
June 25, 2027...................      57       10        1        *        *        58       17       4        1        *
June 25, 2028...................      53        8        1        *        *        54       14       3        1        *
June 25, 2029...................      48        7        1        *        *        49       12       2        *        *
June 25, 2030...................      43        6        1        *        *        44       10       2        *        *
June 25, 2031...................      38        4        *        *        *        39        8       1        *        *
June 25, 2032...................      33        3        *        *        *        33        6       1        *        *
June 25, 2033...................      27        3        *        *        *        27        5       1        *        *
June 25, 2034...................      20        2        *        *        *        21        3       *        *        *
June 25, 2035...................      14        1        *        *        *        14        2       *        *        *
June 25, 2036...................       7        *        *        *        *         7        1       *        *        *
June 25, 2037...................       0        0        0        0        0         0        0       0        0        0

Weighted Average Life ** (in
years)..........................   20.02     9.38     5.76     4.17     3.31     20.33    13.56   10.69     9.24     8.38

----------
*     Indicates a number that is greater than zero but less than 0.5%.
**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.
      THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RELATED MORTGAGE LOANS, WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING
                               PERCENTAGES OF PSA

                                          CLASS II-A-1, CLASS II-A-11,                  CLASS II-A-2, CLASS II-A-4,
                                         CLASS II-A-12 AND CLASS II-A-13              CLASS II-A-14 AND CLASS II-A-15
                                     ---------------------------------------       --------------------------------------
                                     0%      150%     300%     450%     600%       0%      150%    300%     450%     600%
                                     --      ----     ----     ----     ----       --      ----    ----     ----     ----
DISTRIBUTION DATE
-----------------
Initial Percentage..............     100      100      100      100      100       100      100     100      100      100
June 25, 2008...................      98       91       88       87       87       100      100     100      100      100
June 25, 2009...................      96       78       75       74       74       100      100     100      100      100
June 25, 2010...................      93       65       62       61       49       100      100     100      100      100
June 25, 2011...................      91       52       48       39        7       100      100     100      100      100
June 25, 2012...................      88       38       35       10        0       100      100     100      100       71
June 25, 2013...................      85       25       22        0        0       100       97      94       89       40
June 25, 2014...................      83       12        9        0        0        99       93      86       62       22
June 25, 2015...................      80        1        1        0        0        98       87      75       43       12
June 25, 2016...................      77        0        0        0        0        97       79      63       30        7
June 25, 2017...................      74        0        0        0        0        96       71      51       22        5
June 25, 2018...................      69        0        0        0        0        93       63      41       15        3
June 25, 2019...................      64        0        0        0        0        90       56      32       11        2
June 25, 2020...................      59        0        0        0        0        88       49      26        8        1
June 25, 2021...................      53        0        0        0        0        85       43      20        5        1
June 25, 2022...................      47        0        0        0        0        81       38      16        4        *
June 25, 2023...................      41        0        0        0        0        78       33      13        3        *
June 25, 2024...................      34        0        0        0        0        74       29      10        2        *
June 25, 2025...................      27        0        0        0        0        70       25       8        1        *
June 25, 2026...................      19        0        0        0        0        66       21       6        1        *
June 25, 2027...................      11        0        0        0        0        62       18       5        1        *
June 25, 2028...................       2        0        0        0        0        57       15       3        *        *
June 25, 2029...................       0        0        0        0        0        52       12       3        *        *
June 25, 2030...................       0        0        0        0        0        47       10       2        *        *
June 25, 2031...................       0        0        0        0        0        41        8       1        *        *
June 25, 2032...................       0        0        0        0        0        35        6       1        *        *
June 25, 2033...................       0        0        0        0        0        29        5       1        *        *
June 25, 2034...................       0        0        0        0        0        22        3       *        *        *
June 25, 2035...................       0        0        0        0        0        14        2       *        *        *
June 25, 2036...................       0        0        0        0        0         6        1       *        *        *
June 25, 2037...................       0        0        0        0        0         0        0       0        0        0

Weighted Average Life ** (in
years)..........................   13.45     4.16     3.94     3.25     2.70     21.33    14.15   11.06     8.49     6.21


                                                 CLASS II-A-3
                                     --------------------------------------
                                     0%     150%     300%     450%     600%
                                     --     ----     ----     ----     ----
DISTRIBUTION DATE
-----------------
Initial Percentage..............     100     100      100      100      100
June 25, 2008...................     100     100      100      100      100
June 25, 2009...................     100     100      100      100      100
June 25, 2010...................     100     100      100      100      100
June 25, 2011...................     100     100      100      100       59
June 25, 2012...................     100     100      100       65        0
June 25, 2013...................     100     100      100        0        0
June 25, 2014...................     100     100       86        0        0
June 25, 2015...................     100     100       69        0        0
June 25, 2016...................     100     100       60        0        0
June 25, 2017...................     100     100       55        0        0
June 25, 2018...................     100     100       51        0        0
June 25, 2019...................     100     100       48        0        0
June 25, 2020...................     100     100       46        0        0
June 25, 2021...................     100     100       41        0        0
June 25, 2022...................     100      99       32        0        0
June 25, 2023...................     100      91       25        0        0
June 25, 2024...................     100      83       20        0        0
June 25, 2025...................     100      77       15        0        0
June 25, 2026...................     100      71       12        0        0
June 25, 2027...................     100      66        9        0        0
June 25, 2028...................     100      61        7        0        0
June 25, 2029...................     100      57        5        0        0
June 25, 2030...................     100      53        4        0        0
June 25, 2031...................     100      49        3        0        0
June 25, 2032...................     100      46        2        0        0
June 25, 2033...................     100      41        1        0        0
June 25, 2034...................     100      28        1        0        0
June 25, 2035...................      89      17        *        0        0
June 25, 2036...................      60       7        *        0        0
June 25, 2037...................       0       0        0        0        0

Weighted Average Life ** (in
years)..........................   29.09   22.98    12.48     5.33     4.07

----------
*     Indicates a number that is greater than zero but less than 0.5%.
**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.
      THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RELATED MORTGAGE LOANS, WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING
                               PERCENTAGES OF PSA

                                         CLASS II-A-5 AND CLASS II-A-10                        CLASS II-A-6
                                     ---------------------------------------       --------------------------------------
                                     0%      150%     300%     450%     600%       0%      150%    300%     450%     600%
                                     --      ----     ----     ----     ----       --      ----    ----     ----     ----
DISTRIBUTION DATE
-----------------
Initial Percentage..............     100      100      100      100      100       100      100     100      100      100
June 25, 2008...................     100      100       97       91       85        99       95      91       87       84
June 25, 2009...................     100       96       78       58       39        97       85      73       61       49
June 25, 2010...................     100       86       51       18        0        96       71      49       30       12
June 25, 2011...................     100       78       31        0        0        95       59      30        7        0
June 25, 2012...................     100       72       17        0        0        93       48      14        0        0
June 25, 2013...................     100       69       12        0        0        92       39       4        0        0
June 25, 2014...................     100       69       12        0        0        90       31       0        0        0
June 25, 2015...................     100       69       12        0        0        88       25       0        0        0
June 25, 2016...................     100       62        8        0        0        87       20       0        0        0
June 25, 2017...................     100       55        5        0        0        85       16       0        0        0
June 25, 2018...................     100       48        4        0        0        82       12       0        0        0
June 25, 2019...................     100       42        2        0        0        79        8       0        0        0
June 25, 2020...................     100       36        1        0        0        76        5       0        0        0
June 25, 2021...................     100       32        0        0        0        73        2       0        0        0
June 25, 2022...................     100       27        0        0        0        69        0       0        0        0
June 25, 2023...................     100       23        0        0        0        66        0       0        0        0
June 25, 2024...................     100       19        0        0        0        62        0       0        0        0
June 25, 2025...................     100       16        0        0        0        58        0       0        0        0
June 25, 2026...................     100       13        0        0        0        53        0       0        0        0
June 25, 2027...................     100       11        0        0        0        48        0       0        0        0
June 25, 2028...................     100        8        0        0        0        43        0       0        0        0
June 25, 2029...................      93        6        0        0        0        38        0       0        0        0
June 25, 2030...................      83        4        0        0        0        32        0       0        0        0
June 25, 2031...................      72        3        0        0        0        26        0       0        0        0
June 25, 2032...................      61        1        0        0        0        19        0       0        0        0
June 25, 2033...................      49        0        0        0        0        12        0       0        0        0
June 25, 2034...................      36        0        0        0        0         5        0       0        0        0
June 25, 2035...................      22        0        0        0        0         0        0       0        0        0
June 25, 2036...................       8        0        0        0        0         0        0       0        0        0
June 25, 2037...................       0        0        0        0        0         0        0       0        0        0

Weighted Average Life ** (in
years)..........................   25.77    10.98     3.82     2.20     1.76     18.16     5.69    3.14     2.37     1.97

                                                  CLASS II-A-8
                                     --------------------------------------
                                     0%     150%     300%     450%     600%
                                     --     ----     ----     ----     ----
DISTRIBUTION DATE
-----------------
Initial Percentage..............     100     100      100      100      100
June 25, 2008...................      97      88       84       83       82
June 25, 2009...................      94      70       66       65       64
June 25, 2010...................      91      52       48       47       31
June 25, 2011...................      87      34       30       17        0
June 25, 2012...................      84      16       12        0        0
June 25, 2013...................      80       0        0        0        0
June 25, 2014...................      76       0        0        0        0
June 25, 2015...................      72       0        0        0        0
June 25, 2016...................      69       0        0        0        0
June 25, 2017...................      64       0        0        0        0
June 25, 2018...................      58       0        0        0        0
June 25, 2019...................      51       0        0        0        0
June 25, 2020...................      44       0        0        0        0
June 25, 2021...................      37       0        0        0        0
June 25, 2022...................      29       0        0        0        0
June 25, 2023...................      20       0        0        0        0
June 25, 2024...................      11       0        0        0        0
June 25, 2025...................       1       0        0        0        0
June 25, 2026...................       0       0        0        0        0
June 25, 2027...................       0       0        0        0        0
June 25, 2028...................       0       0        0        0        0
June 25, 2029...................       0       0        0        0        0
June 25, 2030...................       0       0        0        0        0
June 25, 2031...................       0       0        0        0        0
June 25, 2032...................       0       0        0        0        0
June 25, 2033...................       0       0        0        0        0
June 25, 2034...................       0       0        0        0        0
June 25, 2035...................       0       0        0        0        0
June 25, 2036...................       0       0        0        0        0
June 25, 2037...................       0       0        0        0        0

Weighted Average Life ** (in
years)..........................   11.20    3.15     2.92     2.63     2.28

----------
**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.
      THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RELATED MORTGAGE LOANS, WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING
                               PERCENTAGES OF PSA

                                                  CLASS II-A-9                                  CLASS II-A-P
                                     ---------------------------------------        --------------------------------------
                                     0%      150%     300%     450%     600%        0%      150%     300%     450%    600%
                                     --      ----     ----     ----     ----        --      ----     ----     ----    ----
DISTRIBUTION DATE
-----------------
Initial Percentage..............     100      100      100      100      100        100      100      100      100     100
June 25, 2008...................     100      100      100      100      100         99       97       94       92      89
June 25, 2009...................     100      100      100      100      100         98       90       82       74      67
June 25, 2010...................     100      100      100      100      100         97       81       67       54      43
June 25, 2011...................     100      100      100      100       27         96       73       54       39      27
June 25, 2012...................     100      100      100       39        0         95       65       44       28      17
June 25, 2013...................     100       95       83        0        0         93       59       35       20      11
June 25, 2014...................     100       45       34        0        0         92       53       29       15       7
June 25, 2015...................     100        4        3        0        0         90       47       23       10       4
June 25, 2016...................     100        0        0        0        0         89       42       19        7       3
June 25, 2017...................     100        0        0        0        0         87       38       15        5       2
June 25, 2018...................     100        0        0        0        0         85       33       12        4       1
June 25, 2019...................     100        0        0        0        0         82       29        9        3       1
June 25, 2020...................     100        0        0        0        0         80       26        8        2       *
June 25, 2021...................     100        0        0        0        0         77       23        6        1       *
June 25, 2022...................     100        0        0        0        0         74       20        5        1       *
June 25, 2023...................     100        0        0        0        0         71       17        4        1       *
June 25, 2024...................     100        0        0        0        0         67       15        3        *       *
June 25, 2025...................     100        0        0        0        0         64       13        2        *       *
June 25, 2026...................      73        0        0        0        0         60       11        2        *       *
June 25, 2027...................      42        0        0        0        0         56        9        1        *       *
June 25, 2028...................       9        0        0        0        0         52        8        1        *       *
June 25, 2029...................       0        0        0        0        0         47        7        1        *       *
June 25, 2030...................       0        0        0        0        0         42        5        1        *       *
June 25, 2031...................       0        0        0        0        0         37        4        *        *       *
June 25, 2032...................       0        0        0        0        0         32        3        *        *       *
June 25, 2033...................       0        0        0        0        0         26        2        *        *       *
June 25, 2034...................       0        0        0        0        0         20        2        *        *       *
June 25, 2035...................       0        0        0        0        0         13        1        *        *       *
June 25, 2036...................       0        0        0        0        0          6        *        *        *       *
June 25, 2037...................       0        0        0        0        0          0        0        0        0       0

Weighted Average Life ** (in
years)..........................   19.76     6.97     6.77     4.96     3.87      19.80     9.27     5.69     4.10    3.24

---------
*     Indicates a number that is greater than zero but less than 0.5%.
**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.
      THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RELATED MORTGAGE LOANS, WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING
                               PERCENTAGES OF PSA

                                   CLASS II-M-1, CLASS II-M-2 AND CLASS II-M-3
                                   -------------------------------------------
                                     0%      150%     300%     450%     600%
                                     --      ----     ----     ----     ----
DISTRIBUTION DATE
-----------------
Initial Percentage..............     100      100      100      100      100
June 25, 2008...................      99       99       99       99       99
June 25, 2009...................      98       98       98       98       98
June 25, 2010...................      97       97       97       97       97
June 25, 2011...................      96       96       96       96       96
June 25, 2012...................      95       95       95       95       95
June 25, 2013...................      94       92       89       86       83
June 25, 2014...................      93       87       81       75       68
June 25, 2015...................      92       81       71       61       52
June 25, 2016...................      90       74       60       47       36
June 25, 2017...................      89       66       48       34       22
June 25, 2018...................      87       59       38       24       14
June 25, 2019...................      84       52       31       17        9
June 25, 2020...................      81       46       24       12        5
June 25, 2021...................      79       40       19        8        3
June 25, 2022...................      76       35       15        6        2
June 25, 2023...................      72       31       12        4        1
June 25, 2024...................      69       27        9        3        1
June 25, 2025...................      65       23        7        2        *
June 25, 2026...................      62       20        6        1        *
June 25, 2027...................      58       17        4        1        *
June 25, 2028...................      53       14        3        1        *
June 25, 2029...................      48       12        2        *        *
June 25, 2030...................      44       10        2        *        *
June 25, 2031...................      38        8        1        *        *
June 25, 2032...................      33        6        1        *        *
June 25, 2033...................      27        4        1        *        *
June 25, 2034...................      20        3        *        *        *
June 25, 2035...................      13        2        *        *        *
June 25, 2036...................       6        1        *        *        *
June 25, 2037...................       0        0        0        0        0

Weighted Average Life ** (in
years)..........................   20.12    13.47    10.64     9.21     8.35

----------
*     Indicates a number that is greater than zero but less than 0.5%.
**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.
      THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RELATED MORTGAGE LOANS, WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

ADJUSTABLE RATE CERTIFICATE YIELD CONSIDERATIONS

      The yields to investors on the Adjustable Rate Certificates will be sensitive to fluctuations in the level of LIBOR. The pass-through rates on the Floater Certificates will vary with LIBOR and the pass-through rate on the Inverse Floater Certificates will vary inversely with LIBOR. The pass-through rates on the Adjustable Rate Certificates are subject to maximum and minimum pass-through rates, and are therefore limited despite changes in LIBOR in some circumstances. Changes in the level of LIBOR may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Investors in the Adjustable Rate Certificates should also fully consider the effect on the yields on those certificates of changes in the level of LIBOR.

      The yields to investors on the Inverse Floater Certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage loans in the related loan group, including prepayments, defaults and liquidations, which rate may fluctuate significantly over time. A faster than expected rate of principal payments on the mortgage loans in the related loan group will have an adverse effect on the yields to such investors and could result in the failure of investors in the Inverse Floater Certificates to fully recover their initial investments.

      To illustrate the significance of changes in the level of LIBOR and prepayments on the yields to maturity on the Adjustable Rate Certificates, the following tables indicate the approximate pre-tax yields to maturity on a corporate bond equivalent basis under the different constant percentages of the prepayment assumption and varying levels of LIBOR indicated. Because the rate of distribution of principal on the certificates will be related to the actual amortization, including prepayments, of the mortgage loans in the related loan group, which will include mortgage loans that have remaining terms to maturity shorter or longer than assumed and mortgage rates higher or lower than assumed, the pre-tax yields to maturity on the Adjustable Rate Certificates are likely to differ from those shown in the following tables, even if all the mortgage loans in the related loan group prepay at the constant percentages of the prepayment assumption and the level of LIBOR is as specified, and the weighted average remaining term to maturity and the weighted average mortgage rate of the mortgage loans are as assumed. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans in the related loan group and of the certificates may result in yields being different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios and different levels of LIBOR.

      In addition, it is highly unlikely that the mortgage loans in the related loan group will prepay at a constant percentage of the prepayment assumption until maturity, that all of the mortgage loans in the related loan group will prepay at the same rate, or that the level of LIBOR will remain constant. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the mortgage loans in the related loan group, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction or increase in the rate of principal prepayments.

      The tables below are based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans in the related loan group and the certificates, which may differ from their actual characteristics and performance, and assuming further that:

            o on each LIBOR rate adjustment date, LIBOR will be at the level shown;

            o the aggregate purchase prices of the Class I-A-6, Class I-A-13, Class II-A-5 and Class II-A-7 Certificates are approximately $67,532,738, $148,669, $95,046,075 and $209,238,
                  respectively, in each case including accrued interest;

            o no payments are made under the related yield maintenance agreement; and

            o the initial pass-through rates on the Class I-A-6, Class I-A-13, Class II-A-5 and Class II-A-7 Certificates are as described on pages S-69 and S-70 of this prospectus supplement.

      There can be no assurance that the mortgage loans in the related loan group will have the assumed characteristics, will prepay at any of the rates shown in the tables or at any other particular rate, that the pre-tax yields to maturity on the Adjustable Rate Certificates will correspond to any of the pre-tax yields to maturity shown in this prospectus supplement, that the level of LIBOR will correspond to the levels shown in the tables or that the aggregate purchase price of the Adjustable Rate Certificates will be as assumed. In addition to any other factors an investor may deem material, each investor must make its own decision as to the appropriate prepayment assumption to be used and the appropriate levels of LIBOR to be assumed in deciding whether or not to purchase an Adjustable Rate Certificate.

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS I-A-6 CERTIFICATES TO PREPAYMENTS AND LIBOR

                                PERCENTAGE OF PSA

LIBOR           0%            150%          300%            450%        600%
-----           --            ----          ----            ----        ----
4.00%          4.55%         4.55%          4.58%          4.60%        4.62%
4.50%          5.06%         5.06%          5.08%          5.09%        5.10%
5.00%          5.57%         5.57%          5.57%          5.58%        5.58%
5.25%          5.82%         5.82%          5.82%          5.82%        5.82%
6.00%          6.07%         6.07%          6.07%          6.07%        6.07%

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
               CLASS I-A-13 CERTIFICATES TO PREPAYMENTS AND LIBOR

                                PERCENTAGE OF PSA

LIBOR           0%            150%          300%            450%        600%
-----           --            ----          ----            ----        ----
4.00%       1,525.25%      1,520.11%      1,488.68%      1,456.58%    1,423.77%
4.50%        823.95%        820.10%        796.46%        771.96%      746.68%
5.00%        323.65%        320.58%        301.07%        279.89%      258.38%
5.25%        141.29%        138.18%        116.53%         92.06%      70.03%
6.00%           *              *              *              *            *

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
               CLASS II-A-5 CERTIFICATES TO PREPAYMENTS AND LIBOR

                                PERCENTAGE OF PSA

LIBOR           0%            150%          300%            450%        600%
-----           --            ----          ----            ----        ----
4.00%          4.55%         4.55%          4.57%          4.59%        4.60%
4.50%          5.06%         5.06%          5.07%          5.08%        5.09%
5.00%          5.57%         5.57%          5.57%          5.58%        5.58%
5.25%          5.82%         5.82%          5.82%          5.82%        5.82%
6.00%          6.07%         6.07%          6.07%          6.07%        6.07%

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
               CLASS II-A-7 CERTIFICATES TO PREPAYMENTS AND LIBOR

                                PERCENTAGE OF PSA

LIBOR           0%            150%          300%            450%        600%
-----           --            ----          ----            ----        ----
4.00%       1,525.25%      1,525.06%      1,520.04%      1,506.74%    1,486.68%
4.50%        823.94%        823.52%        817.54%        805.24%      788.68%
5.00%        323.65%        322.31%        313.87%        301.07%      286.00%
5.25%        141.29%        138.26%        126.08%        109.92%      93.36%
6.00%           *              *              *              *            *

----------
* These yields represent a loss of substantially all of the assumed purchase price of the certificates.

      Each pre-tax yield to maturity listed in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Adjustable Rate Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price for those certificates. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Adjustable Rate Certificates, and thus do not reflect the return on any investment in the Adjustable Rate Certificates when any reinvestment rates other than the discount rates are considered.

      Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans in the related loan group will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Adjustable Rate Certificates are likely to differ from those shown in the tables, even if all of the mortgage loans in the related loan group prepay at the indicated constant percentages of the prepayment assumption over any given time period or over the entire life of the certificates.

      There can be no assurance that the mortgage loans in the related loan group will prepay at any particular rate or that the yield on any class of Adjustable Rate Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans in the related loan group could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of the prepayment assumption, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans in the related loan group are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Inverse Floater Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans in the related loan group could result in the failure of those investors to fully recover their investments.

      For additional considerations relating to the yields on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

PRINCIPAL ONLY CERTIFICATE AND VARIABLE STRIP CERTIFICATE YIELD CONSIDERATIONS

      Because the Principal Only Certificates will be purchased at a discount, the pre-tax yield on the Principal Only Certificates will be adversely affected by slower than expected payments of principal, including prepayments, defaults, liquidations and purchases of mortgage loans in the related loan group due to a breach of a representation and warranty with respect to the Discount Mortgage Loans in the related loan group.

      The pre-tax yield to maturity on the Variable Strip Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Non-Discount Mortgage Loans in the related loan group, which rate may fluctuate significantly over time. Investors in the Variable Strip Certificates should fully consider the risk that a rapid rate of prepayments on the Non-Discount Mortgage Loans in the related loan group could result in the failure of those investors to fully recover their investments. Solely with respect to the Variable Strip Certificates, because the pool strip rates on the Discount Mortgage Loans equal 0.00%, the yield to investors on the Variable Strip Certificates will not be affected by prepayments on the related Discount Mortgage Loans.

      The following tables indicate the sensitivity of the pre-tax yields to maturity on the Principal Only Certificates and Variable Strip Certificates to various constant rates of prepayment on the mortgage loans in the related loan group by projecting the monthly aggregate payments on the Principal Only Certificates and Variable Strip Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans in the related loan group, which differ from their actual characteristics and performance and assuming the aggregate purchase prices, including accrued interest, if any, set forth below. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans in the related loan group and of the Principal Only Certificates and Variable Strip Certificates may result in yields being different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

                  PRE-TAX YIELD TO MATURITY OF THE CLASS I-A-P
        CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PSA FOR LOAN GROUP I

                             0%         150%        300%       450%       600%
                             --         ----        ----       ----       ----
ASSUMED PURCHASE PRICE
----------------------
    $1,853,642             2.30%        5.44%       9.00%     12.34%     15.42%

                  PRE-TAX YIELD TO MATURITY OF THE CLASS I-A-V
        CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PSA FOR LOAN GROUP I

                             0%         150%        300%       450%       600%
                             --         ----        ----       ----       ----
ASSUMED PURCHASE PRICE
----------------------
    $1,670,396             30.16%      22.67%      15.00%      7.15%    (0.89)%

                  PRE-TAX YIELD TO MATURITY OF THE CLASS II-A-P
       CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PSA FOR LOAN GROUP II

                             0%         150%        300%       450%       600%
                             --         ----        ----       ----       ----
ASSUMED PURCHASE PRICE
----------------------
    $1,735,330             2.30%        5.42%       9.00%     12.39%     15.54%

                  PRE-TAX YIELD TO MATURITY OF THE CLASS II-A-V
       CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PSA FOR LOAN GROUP II

                             0%         150%        300%       450%       600%
                             --         ----        ----       ----       ----
ASSUMED PURCHASE PRICE
----------------------
    $1,498,243             30.40%      22.80%      15.00%      7.00%    (1.20)%

      Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Principal Only Certificates and Variable Strip Certificates, as applicable, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price listed in the applicable table. Accrued interest, if any, is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Principal Only Certificates or Variable Strip Certificates, and thus do not reflect the return on any investment in the Principal Only Certificates or Variable Strip Certificates when any reinvestment rates other than the discount rates are considered.

      Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Principal Only Certificates and Variable Strip Certificates are likely to differ from those shown in the tables, even if all of the mortgage loans in the related loan group prepay at the constant percentages of PSA indicated in the tables above over any given time period or over the entire life of the certificates.

      A lower than anticipated rate of principal prepayments on the Discount Mortgage Loans in a loan group will have a material adverse effect on the pre-tax yield to maturity of the related Class A-P Certificates. The rate and timing of principal prepayments on the Discount Mortgage Loans may differ from the rate and timing of principal prepayments on the mortgage loans in the related loan group. In addition, because the Discount Mortgage Loans have Net Mortgage Rates that are lower than the Net Mortgage Rates of the Non-Discount Mortgage Loans in the related loan group, and because mortgage loans with lower Net Mortgage Rates in the related loan group are likely to have lower mortgage rates, the Discount Mortgage Loans are likely to prepay under most circumstances at a lower rate than the Non-Discount Mortgage Loans in the related loan group. In addition, holders of the Variable Strip Certificates in most cases have rights to relatively larger portions of interest payments on mortgage loans in the related loan group with higher mortgage rates; thus, the yield on the Variable Strip Certificates will be materially adversely affected to a greater extent than on the other offered certificates in the related Certificate Group if the mortgage loans in the related loan group with higher mortgage rates prepay faster than the mortgage loans with lower mortgage rates. Because mortgage loans having higher pool strip rates usually have higher mortgage rates, these mortgage loans are more likely to be prepaid under most circumstances than are mortgage loans having lower pool strip rates.

      There can be no assurance that the mortgage loans will prepay at any particular rate or that the pre-tax yields on the Principal Only Certificates and Variable Strip Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Variable Strip Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans in the related loan group could result in the failure of those investors to fully recover their investments.

      For additional considerations relating to the yields on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the accompanying prospectus.

CLASS I-M-2, CLASS I-M-3, CLASS II-M-2 AND CLASS II-M-3 CERTIFICATE YIELD CONSIDERATIONS

      If the aggregate Certificate Principal Balance of the related Class B Certificates is reduced to zero, the yield to maturity on the Class I-M-3
Certificates or the Class II-M-3 Certificates, as applicable, will become extremely sensitive to Realized Losses on the mortgage loans in the related loan group, and the timing of those Realized Losses that are covered by subordination, because the entire amount of those Realized Losses will be allocated to the Class I-M-3 Certificates or the Class II-M-3 Certificates, as the case may be.

      The aggregate initial Certificate Principal Balance of the Class I-B Certificates is equal to approximately 0.80% of the aggregate principal balance of the group I loans as of the cut-off date, after deducting payments of principal due during the Month of the cut-off date. The aggregate initial Certificate Principal Balance of the Class II-B Certificates is equal to approximately 0.80% of the aggregate principal balance of the group II loans as of the cut-off date, after deducting payments of principal due during the month of the cut-off date. If the Certificate Principal Balances of the related Class B Certificates and the Class I-M-3 Certificates or the Class II-M-3 Certificates, as applicable, have been reduced to zero, the yield to maturity on the Class I-M-2 Certificates or the Class II-M-2 Certificates, as applicable, will become extremely sensitive to Realized Losses on the mortgage loans in the related loan group and the timing of those Realized Losses that are covered by subordination, because the entire amount of those Realized Losses will be allocated to the Class I-M-2 Certificates or the Class II-M-2 Certificates, as the case may be. The aggregate initial Certificate Principal Balance of the Class I-M-3 Certificates and Class I-B Certificates is equal to approximately 1.25% of the aggregate principal balance of the group I loans as of the cut-off date, after deducting payments of principal due during the month of the cut-off date. The aggregate initial Certificate Principal Balance of the Class II-M-3 Certificates and Class II-B Certificates is equal to approximately 1.25% of the aggregate principal balance of the group II loans as of the cut-off date.

      Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this prospectus supplement, the standard default assumption, represents an assumed rate of default each month relative to the then outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the purposes of the tables below, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the table below, "0% SDA" assumes default rates equal to 0% of SDA--no defaults. Correspondingly, "200% SDA" assumes default rates equal to 200% of SDA, and so forth. SDA does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

      The following tables indicate the sensitivity of the pre-tax yields to maturity on the Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3 Certificates to various rates of prepayment and varying levels of aggregate Realized Losses on the mortgage loans in the related loan group by projecting the monthly aggregate cash flows on the Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3 Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis. The tables are based on the structuring assumptions, except assumption (iv), including the assumptions regarding the characteristics and performance of the mortgage loans in the related loan group, which differ from their actual characteristics and performance, and assuming further that:

            o defaults and final liquidations on the mortgage loans in the related loan group occur on the last day of each month at the respective SDA percentages set forth in the tables;

            o each liquidation results in a Realized Loss allocable to principal equal to the percentage indicated, the loss severity percentage, multiplied by the principal balances of the mortgage loans assumed to be liquidated;

            o there are no delinquencies on the mortgage loans, and principal payments on the mortgage loans, other than those on mortgage loans assumed to be liquidated, will be timely received together with prepayments, if any, at the respective constant percentages of PSA set forth in the table;

            o there are no Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

            o clauses (a)(i), (b)(i) and (b)(ii) in the definition of the Senior Accelerated Distribution Percentage are not applicable for any loan group; and

            o the purchase prices of the Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3 Certificates will be approximately $2,799,126, $1,577,770, $2,240,535 and $1,262,894,
                  respectively, including accrued interest.

      Investors  should also  consider the  possibility  that  aggregate  losses incurred may not in fact be materially reduced by higher prepayment speeds because mortgage loans in the related loan group that would otherwise ultimately default and be liquidated may be less likely to be prepaid. In addition, investors should be aware that the following tables are based upon the assumption that the Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3 Certificates are priced at a discount. Since prepayments will occur at par, the yields on the Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3 Certificates may increase due to those prepayments, even if losses occur. Any
differences   between  the  assumptions  and  the  actual   characteristics  and
performance of the mortgage loans and of the certificates may result in yields different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying Realized Loss and prepayment scenarios.

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
              CLASS I-M-2 CERTIFICATES AND CLASS I-M-3 CERTIFICATES
                       TO PREPAYMENTS AND REALIZED LOSSES

                            CLASS I-M-2 CERTIFICATES

                                                                   PERCENTAGE OF PSA
                                       -------------------------------------------------------------------------
PERCENTAGE OF       LOSS SEVERITY
    SDA              PERCENTAGE           0%              150%            300%             450%             600%
-----------------   -------------         --              ----            ----             ----             ----
0%...............        N/A             6.56%           6.70%            6.79%            6.86%           6.92%
50%..............        30%             6.56%           6.71%            6.79%            6.86%           6.92%
100%.............        30%             6.53%           6.72%            6.80%            6.86%           6.92%
150%.............        30%             0.20%           6.37%            6.80%            6.87%           6.92%
200%.............        30%           (23.36)%          1.68%            6.54%            6.86%           6.92%

                            CLASS I-M-3 CERTIFICATES

                                                                   PERCENTAGE OF PSA
                                       -------------------------------------------------------------------------
PERCENTAGE OF       LOSS SEVERITY
    SDA              PERCENTAGE           0%              150%            300%             450%             600%
-----------------   -------------         --              ----            ----             ----             ----
0%...............        N/A             7.16%           7.46%            7.67%            7.82%           7.94%
50%..............        30%             7.16%           7.48%            7.67%            7.82%           7.94%
100%.............        30%            (3.91)%          6.46%            7.69%            7.83%           7.94%
150%.............        30%           (30.27)%         (18.96)%          4.22%            7.84%           7.94%
200%.............        30%           (43.39)%         (36.04)%        (23.34)%           2.89%           7.95%

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
             CLASS II-M-2 CERTIFICATES AND CLASS II-M-3 CERTIFICATES
                       TO PREPAYMENTS AND REALIZED LOSSES

                            CLASS II-M-2 CERTIFICATES

                                                                   PERCENTAGE OF PSA
                                       -------------------------------------------------------------------------
PERCENTAGE OF       LOSS SEVERITY
    SDA              PERCENTAGE           0%              150%            300%             450%             600%
-----------------   -------------         --              ----            ----             ----             ----
0%...............        N/A             6.57%           6.70%            6.80%            6.87%           6.92%
50%..............        30%             6.57%           6.71%            6.80%            6.87%           6.92%
100%.............        30%             6.54%           6.72%            6.80%            6.87%           6.92%
150%.............        30%             0.19%           6.38%            6.81%            6.87%           6.92%
200%.............        30%           (23.53)%          1.67%            6.55%            6.87%           6.92%

                            CLASS II-M-3 CERTIFICATES

                                                                   PERCENTAGE OF PSA
                                       -------------------------------------------------------------------------
PERCENTAGE OF       LOSS SEVERITY
    SDA              PERCENTAGE           0%              150%            300%             450%             600%
-----------------   -------------         --              ----            ----             ----             ----
0%...............        N/A             7.17%           7.47%            7.68%            7.83%           7.95%
50%..............        30%             7.17%           7.49%            7.68%            7.83%           7.95%
100%.............        30%            (3.91)%          6.47%            7.69%            7.83%           7.95%
150%.............        30%           (30.60)%         (19.08)%          4.22%            7.84%           7.95%
200%.............        30%           (44.00)%         (36.49)%        (23.54)%           2.89%           7.96%

----------
* These yields represent a loss of substantially all of the assumed purchase price of the certificates.

      Each pre-tax yield to maturity listed in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3 Certificates, as applicable, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price referred to above, and converting that rate to a corporate bond equivalent yield. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class I-M-2, Class
I-M-3, Class II-M-2 and Class II-M-3 Certificates, and thus do not reflect the return on any investment in the Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3 Certificates, when any reinvestment rates other than the discount rates set forth in the preceding tables are considered.

      The following tables set forth the amount of Realized Losses for each loan group that would be incurred with respect to the respective certificates in the aggregate under each of the scenarios in the preceding tables, expressed as a percentage of the aggregate outstanding principal balance of the mortgage loans in the related loan group, as of the cut-off date, after deducting payments of principal due during the month of the cut-off date:

                   AGGREGATE REALIZED LOSSES FOR LOAN GROUP I
--------------------------------------------------------------------------------

                                                                    PERCENTAGE OF PSA
                                                 ---------------------------------------------------------
                                                   0%         150%         300%         450%         600%
                                                   --         ----         ----         ----         ----
PERCENTAGE OF SDA       LOSS SEVERITY
                         PERCENTAGE
       50%                   30%                 0.59%        0.42%        0.32%        0.24%        0.19%
      100%                   30%                 1.18%        0.84%        0.63%        0.48%        0.38%
      150%                   30%                 1.75%        1.25%        0.93%        0.72%        0.57%
      200%                   30%                 2.31%        1.65%        1.24%        0.96%        0.76%

                   AGGREGATE REALIZED LOSSES FOR LOAN GROUP II
--------------------------------------------------------------------------------

                                                                    PERCENTAGE OF PSA
                                                 ---------------------------------------------------------
                                                   0%         150%         300%         450%         600%
                                                   --         ----         ----         ----         ----
PERCENTAGE OF SDA       LOSS SEVERITY
                         PERCENTAGE
       50%                   30%                 0.59%        0.42%        0.31%        0.24%        0.19%
      100%                   30%                 1.17%        0.84%        0.63%        0.48%        0.38%
      150%                   30%                 1.75%        1.24%        0.93%        0.72%        0.57%
      200%                   30%                 2.31%        1.65%        1.24%        0.95%        0.75%

      Notwithstanding the assumed percentages of SDA, loss severity and prepayment reflected in the preceding table, it is highly unlikely that the mortgage loans will be prepaid or that Realized Losses will be incurred according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the actual pre-tax yields to maturity on the Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3 Certificates are likely to differ from those shown in the tables. There can be no assurance that the mortgage loans will prepay at any particular rate or that Realized Losses will be incurred at any particular level or that the yield on the Class I-M-2, Class I-M-3, Class II-M-2 and Class II-M-3 Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of

PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed.

      Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios. Investors in the Class I-M-2 and Class II-M-2 Certificates and particularly in the Class I-M-3 and Class II-M-3 Certificates should fully consider the risk that Realized Losses on the mortgage loans in the related loan group could result in the failure of those investors to fully recover their investments. For additional considerations relating to the yields on the offered certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the accompanying prospectus.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

      The Residual Certificateholders' after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the trust's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and Realized Losses experienced with respect to the mortgage loans in the related loan group.

      The Residual Certificateholders are encouraged to consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the accompanying prospectus.

                         POOLING AND SERVICING AGREEMENT

GENERAL

      The certificates will be issued under a series supplement, dated as of June 1, 2007, to the standard terms of pooling and servicing agreement, dated as of June 1, 2007, together referred to as the pooling and servicing agreement, among the depositor, the master servicer, and U.S. Bank National Association, as trustee. Reference is made to the accompanying prospectus for important information in addition to that described herein regarding the terms and conditions of the pooling and servicing agreement and the offered certificates.

      The offered certificates will be transferable and exchangeable at an office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the President, Residential Funding Mortgage Securities I, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

      Under the pooling and servicing agreement, transfers of Residual Certificates are prohibited to any non-United States person. Transfers of the Residual Certificates are additionally restricted as described in the pooling and servicing agreement. See "Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences --REMICs--Taxation of Owners of REMIC Residual Certificates--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" and "--Noneconomic REMIC Residual Certificates" in the accompanying prospectus. In addition to the circumstances described in the accompanying prospectus, the depositor may terminate the trustee for cause under specified circumstances. See "The Pooling and Servicing Agreement--The Trustee" in the accompanying prospectus.

      On or prior to the business day preceding each distribution date, the master servicer will withdraw from the Custodial Account and deposit into the Certificate Account, in immediately available funds, the amount to be distributed therefrom to certificate holders on that distribution date.

CUSTODIAL ARRANGEMENTS

      The trustee will be directed to appoint Wells Fargo Bank, N.A. ("Wells Fargo") to serve as custodian of the mortgage loans. The custodian is not an affiliate of the depositor, the master servicer or the sponsor. No servicer will have custodial responsibility for the mortgage notes. Residential Funding is required to deliver only the notes (and, with respect to any mortgage loan that is not registered with MERS, the assignment of mortgage) to the custodian. The mortgage notes and the assignment of mortgages (and any other contents of a mortgage loan file delivered to the custodian) may be maintained in vaults at the premises of the sponsor or an affiliate of the sponsor. If these documents are maintained at the premises of the sponsor or an affiliate, then only the custodian will have access to the vaults, and a shelving and filing system will segregate the files relating to the mortgage loans from other assets serviced by the sponsor.

      Wells Fargo is acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the certificateholders. Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

THE MASTER SERVICER AND SUBSERVICERS

      MASTER SERVICER. The master servicer, an affiliate of the depositor, will be responsible for master servicing the mortgage loans. Master servicing responsibilities include:

            o     receiving funds from subservicers;
            o reconciling servicing activity with respect to the mortgage loans;
            o     calculating remittance amounts to certificateholders;
            o sending remittances to the trustee for distributions to certificateholders;
            o     investor and tax reporting;
            o     coordinating loan repurchases;
            o     oversight of all servicing activity, including subservicers;
            o following up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made;
            o     approval of loss mitigation strategies;

            o management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure; and
            o     providing  certain  notices  and  other   responsibilities  as
                  detailed in the pooling and servicing agreement.

      The master servicer may, from time to time, outsource certain of its servicing functions, such as foreclosure management, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

      For a general description of the master servicer and its activities, see "SPONSOR AND MASTER SERVICER" in this prospectus supplement. For a general description of material terms relating to the master servicer's removal or replacement, see "THE POOLING AND SERVICING AGREEMENT--EVENTS OF DEFAULT" and "--RIGHTS UPON EVENT OF DEFAULT" in the accompanying prospectus.

      SUBSERVICER RESPONSIBILITIES. Subservicers are generally responsible for the following duties:

            o     communicating with borrowers;
            o     sending monthly remittance statements to borrowers;
            o     collecting payments from borrowers;
            o recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);
            o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;
            o accurate and timely accounting and administration of escrow and impound accounts, if applicable;
            o accurate and timely reporting of negative amortization amounts, if any;
            o     paying escrows for borrowers, if applicable;
            o     calculating and reporting payoffs and liquidations;
            o     maintaining an individual file for each loan; and
            o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

      HOMECOMINGS FINANCIAL, LLC. Homecomings will subservice approximately 66.3% and 28.1% of the group I loans and group II loans, respectively, pursuant to the terms of a subservicing agreement with the master servicer. The subservicing agreement provides that Homecomings will provide all of the services described in the preceding paragraph. Homecomings is a Delaware limited liability company and has been servicing mortgage loans secured by first liens on one-to four-family residential properties since 1996. Homecomings was formed as a wholly-owned subsidiary of Residential Funding Company, LLC in 1995 to service and originate mortgage loans. In 1996, Homecomings acquired American Custody Corporation to begin servicing subprime mortgage loans, and in 1999 Homecomings acquired Capstead Inc. to focus on servicing prime loans such as the mortgage loans described herein. After Capstead Inc. was acquired, Homecomings total servicing portfolio was 164,000 loans with an aggregate principal balance of approximately $25 billion with 20% being subprime. The three servicing locations were integrated onto one servicing system/platform by the end of 2001 becoming one of the first servicing operations to service all loan products on one servicing system. The operations of each of the acquired companies have been integrated into Homecomings' servicing operations. Approximately 85% of mortgage loans currently master serviced by Residential Funding Company, LLC are subserviced by Homecomings. As of March 31, 2007, Homecomings serviced approximately 870,000 mortgage loans with an aggregate principal balance of approximately $129 billion. In addition to servicing mortgage loans secured by first liens on one-to-four family residential properties, Homecomings services mortgage loans secured by second liens on residential properties, mortgage loans made to borrowers with imperfect credit histories, and subprime mortgage loans. As of March 31, 2007, Homecomings serviced approximately 266,000 mortgage loans secured by second liens with an aggregate principal balance of approximately $11.5 billion. Homecomings also performs special servicing functions where the servicing responsibilities with respect to delinquent mortgage loans that have been serviced by third parties is transferred to Homecomings. Homecomings' servicing activities have included the activities specified above under "--SUBSERVICER RESPONSIBILITIES".

      Homecomings may, from time to time, outsource certain of its subservicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve Homecomings of any of its responsibilities or liabilities as a subservicer. If Homecomings engages any subservicer to subservice 10% or more of the mortgage loans, or any subservicer performs the types of services requiring additional disclosures, the issuing entity will file a Report on Form 8-K providing any required additional disclosure regarding such subservicer.

      See "THE AGREEMENTS--EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT" and "--CERTAIN OTHER MATTERS REGARDING SERVICING" in the accompanying prospectus for a discussion of material removal, replacement, resignation and transfer provisions relating to the master servicer.

      The following tables set forth the aggregate principal amount of mortgage loans serviced by Homecomings for the past five years and the three months ended March 31, 2007. The percentages shown under "Percentage Change from Prior Year" represent the ration of (a) the difference between the current and prior year volume over (b) the prior year volume.

             HOMECOMINGS FINANCIAL, LLC PRIMARY SERVICING PORTFOLIO

FIRST LIEN MORTGAGE LOANS

                                                                                                                  THREE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                                       MARCH 31,
                        ----------------------------------------------------------------------------------------- ------------------
      VOLUME BY
   PRINCIPAL BALANCE          2002               2003              2004               2005              2006              2007
----------------------  ---------------    ---------------   ---------------    ---------------   ---------------   ---------------
Prime Mortgages(1)      $27,343,774,000    $29,954,139,212   $31,943,811,060    $44,570,851,126  $ 67,401,832,594  $ 70,946,676,717

Non-Prime Mortgages(2)  $27,384,763,000    $39,586,900,679   $44,918,413,591    $52,102,835,214  $ 49,470,359,806  $ 46,994,401,753
                        ---------------    ---------------   ---------------    ---------------  ----------------  ----------------

Total                   $54,728,537,000    $69,541,039,891   $76,862,224,651    $96,673,686,340  $116,872,192,400  $117,941,078,470
                        ===============    ===============   ===============    ===============  ================  ================

Prime Mortgages(1)                49.96%             43.07%            41.56%             46.10%            57.67%            60.15%

Non-Prime Mortgages(2)            50.04%             56.93%            58.44%             53.90%            42.33%            39.85%
                        ---------------    ---------------   ---------------    ---------------  ----------------  ----------------

Total                            100.00%            100.00%           100.00%            100.00%           100.00%           100.00%
                        ===============    ===============   ===============    ===============  ================  ================

   PERCENTAGE CHANGE
  FROM PRIOR YEAR (3)
----------------------

Prime Mortgages(1)                 7.09%              9.55%             6.64%             39.53%            51.22%

Non-Prime Mortgages(2)            60.71%             44.56%            13.47%             15.99%            (5.05)%
                        ---------------    ---------------   ---------------    ---------------  ----------------

Total                             28.55%             27.07%            10.53%             25.78%            20.89%
                        ===============    ===============   ===============    ===============  ================

JUNIOR LIEN MORTGAGE LOANS

                                                                                                                  THREE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                                       MARCH 31,
                        ----------------------------------------------------------------------------------------- ------------------
VOLUME BY OUTSTANDING
 PRINCIPAL BALANCE            2002               2003               2004              2005              2006              2007
----------------------  ---------------    ---------------   ---------------    ---------------   ---------------   ---------------
Prime Mortgages(1)      $ 7,627,424,000    $ 7,402,626,296   $ 7,569,300,685    $ 7,442,264,087   $11,418,858,741   $11,505,749,849

Non-Prime Mortgages(2)               --                 --                --                 --                --                 _
                        ---------------    ---------------   ---------------    ---------------   ---------------   ---------------

Total                   $ 7,627,424,000    $ 7,402,626,296   $ 7,569,300,685    $ 7,442,264,087   $11,418,858,741   $11,505,749,849
                        ===============    ===============   ===============    ===============   ===============   ===============

Prime Mortgages(1)               100.00%            100.00%           100.00%            100.00%           100.00%           100.00%

Non-Prime Mortgages(2)               --                 --                --                 --                --                --
                        ---------------    ---------------   ---------------    ---------------   ---------------   ---------------

Total                            100.00%            100.00%           100.00%            100.00%           100.00%           100.00%
                        ===============    ===============   ===============    ===============   ===============   ===============

   PERCENTAGE CHANGE
  FROM PRIOR YEAR (3)
----------------------

Prime Mortgages(1)                (4.94)%            (2.95)%            2.25%             (1.68)%           53.43%

Non-Prime Mortgages(2)               --                 --                --                 --                --
                        ---------------    ---------------   ---------------    ---------------   ---------------

Total                             (4.94)%            (2.95)%            2.25%             (1.68)%           53.43%
                        ===============    ===============   ===============    ===============   ===============

FIRST LIEN MORTGAGE LOANS

                                                                                                                  THREE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                                       MARCH 31,
                        ----------------------------------------------------------------------------------------- ------------------
      VOLUME BY
   NUMBER OF LOANS            2002               2003              2004               2005              2006              2007
----------------------  ---------------    ---------------   ---------------    ---------------   ---------------   ---------------
Prime Mortgages(1)              125,209            143,645           150,297            187,773           252,493           262,348

Non-Prime Mortgages(2)          257,077            341,190           373,473            394,776           361,125           342,150
                        ---------------    ---------------   ---------------    ---------------   ---------------   ---------------

Total                           382,286            484,835           523,770            582,549           613,618           604,498
                        ===============    ===============   ===============    ===============   ===============   ===============

Prime Mortgages(1)                32.75%             29.63%            28.70%             32.23%            41.15%            43.40%

Non-Prime Mortgages(2)            67.25%             70.37%            71.30%             67.77%            58.85%            56.60%
                        ---------------    ---------------   ---------------    ---------------   ---------------   ---------------

Total                            100.00%            100.00%           100.00%            100.00%           100.00%           100.00%
                        ===============    ===============   ===============    ===============   ===============   ===============

   PERCENTAGE CHANGE
  FROM PRIOR YEAR (3)
----------------------

Prime Mortgages(1)                (6.30)%            14.72%             4.63%             24.93%            34.47%

Non-Prime Mortgages(2)            52.85%             32.72%             9.46%              5.70%            (8.52)%
                        ---------------    ---------------   ---------------    ---------------   ---------------

Total                             26.66%             26.83%             8.03%             11.22%             5.33%
                        ===============    ===============   ===============    ===============   ===============

JUNIOR LIEN MORTGAGE LOANS

                                                                                                                  THREE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                                       MARCH 31,
                        ----------------------------------------------------------------------------------------- ------------------
      VOLUME BY
   NUMBER OF LOANS            2002               2003              2004               2005              2006              2007
----------------------  ---------------    ---------------   ---------------    ---------------   ---------------   ---------------
Prime Mortgages(1)              217,031            211,585           210,778            199,600           266,900           265,821

Non-Prime Mortgages(2)               --                 --                --                 --                --                --
                        ---------------    ---------------   ---------------    ---------------   ---------------   ---------------

Total                           217,031            211,585           210,778            199,600           266,900           265,821
                        ===============    ===============   ===============    ===============   ===============   ===============

Prime Mortgages(1)               100.00%            100.00%           100.00%            100.00%           100.00%           100.00%

Non-Prime Mortgages(2)               --                 --                --                 --                --                --
                        ---------------    ---------------   ---------------    ---------------   ---------------   ---------------

Total                            100.00%            100.00%           100.00%            100.00%           100.00%           100.00%
                        ===============    ===============   ===============    ===============   ===============   ===============

   PERCENTAGE CHANGE
  FROM PRIOR YEAR (3)
----------------------

Prime Mortgages(1)                (5.20)%            (2.51)%           (0.38)%            (5.30)%           33.72%

Non-Prime Mortgages(2)               --                 --                --                 --                --
                        ---------------    ---------------   ---------------    ---------------   ---------------

Total                             (5.20)%            (2.51)%           (0.38)%            (5.30)%           33.72%
                        ===============    ===============   ===============    ===============   ===============

----------
(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year to year growth or decline as a percentage of the prior year's volume.

      GMAC MORTGAGE, LLC. GMAC Mortgage, LLC ("GMACM") will subservice approximately 22.6% and 70.4% of the group I loans and group II loans, respectively. GMAC Mortgage, LLC is a Delaware limited liability company, an affiliate of Residential Funding and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC ("GMAC").

      GMACM began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMACM.

      GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

      In addition, GMACM purchases mortgage loans originated by GMAC Bank, which is wholly-owned by IB Finance Holding Company, LLC, a subsidiary of ResCap and GMAC LLC, and which is an affiliate of GMACM. Formerly known as GMAC Automotive Bank, GMAC Bank, a Utah industrial bank, was organized in 2001. As of November 22, 2006, GMAC Bank became the successor to substantially all of the assets and liabilities of GMAC Bank, a federal savings bank.

      The diagram below illustrates the ownership structure among the parties affiliated with GMACM.

                            ------------------------
                                    GMAC LLC
                                     (GMAC)
                            ------------------------
                                        |
                                        |
                            ------------------------
                            Residential Capital, LLC
                                    (ResCap)
                            ------------------------
                                        |
                                        |
              |----------------------------------------------------|
              |                                                    |
   ------------------------                            ------------------------
      GMAC Mortgage, LLC                                       GMAC Bank
   ------------------------                            ------------------------

      GMACM generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

      As of March 31, 2007, GMACM acted as primary servicer and owned the corresponding servicing rights on approximately 2,260,870 of residential mortgage loans having an aggregate unpaid principal balance of approximately $280 billion, and GMACM acted as subservicer (and did not own the corresponding servicing rights) on approximately 368,604 loans having an aggregate unpaid principal balance of over $73.5 billion.

      The following tables set forth the mortgage loans serviced by GMACM for the periods indicated, and the annual average number of such loans for the same period. GMACM was the servicer of a residential mortgage loan portfolio of approximately $153.6 billion, $13.9 billion, $17.6 billion and $7.0 billion during the year ended December 31, 2003 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMACM was the servicer of a residential mortgage loan portfolio of approximately $207.0 billion, $31.8 billion, $18.7 billion and $22.4 billion during the three months ended March 31, 2007 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                 GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
                                 ($ IN MILLIONS)

                                                                                                                  FOR THE THREE
                                                                                                                   MONTHS ENDED
                                                       FOR THE YEAR ENDED DECEMBER 31,                              MARCH 31,
                                 ----------------------------------------------------------------------------     -------------
                                     2002           2003             2004            2005             2006             2007
                                 -----------    -----------      -----------     -----------      -----------      -----------
PRIME CONFORMING MORTGAGE
LOANS
     No. of Loans ...........      1,418,843      1,308,284        1,323,249       1,392,870        1,455,919        1,469,628
     Dollar Amount of Loans .    $   150,421    $   153,601      $   165,521     $   186,364      $   203,894      $   207,037
     Percentage Change
          from Prior Year ...            N/A           2.11%            7.76%          12.59%            9.41%
PRIME NON-CONFORMING MORTGAGE
LOANS
     No. of Loans ...........         36,225         34,041           53,119          69,488           67,462           66,981
     Dollar Amount of Loans .    $    12,543    $    13,937      $    23,604     $    32,385      $    32,220      $    31,797
     Percentage Change
          from Prior Year ...            N/A          11.12%           69.36%          37.20%           (0.51)%
GOVERNMENT MORTGAGE LOANS
     No. of Loans ...........        230,085        191,023          191,844         181,679          181,563          179,431
     Dollar Amount of Loans .    $    21,174    $    17,594      $    18,328     $    18,098      $    18,843      $    18,692
     Percentage Change
          from Prior Year ...            N/A         (16.91)%           4.17%          (1.25)%           4.12%
SECOND-LIEN MORTGAGE LOANS
     No. of Loans ...........        261,416        282,128          350,334         392,261          514,085          544,830
     Dollar Amount of Loans .    $     6,666    $     7,023      $    10,374     $    13,034      $    20,998      $    22,446
     Percentage Change
          from Prior Year ...            N/A           5.36%           47.71%          25.64%           61.10%
TOTAL MORTGAGE LOANS SERVICED
     No. of Loans ...........      1,946,569      1,815,476        1,918,546       2,036,298        2,219,029        2,260,870
     Dollar Amount of Loans .    $   190,804    $   192,155      $   217,827     $   249,881      $   275,955          279,972
     Percentage Change
          from Prior Year ...            N/A           0.71%           13.36%          14.72%           10.43%

      As servicer, GMACM collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMACM sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand ACH payments made over the internet or via phone. GMACM may, from time to time, outsource certain of its servicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve GMACM of any of its responsibilities or liabilities as servicer.

      SEE "THE POOLING AND SERVICING AGREEMENT--EVENTS OF DEFAULT" AND "--RIGHTS UPON EVENT OF DEFAULT" IN THE PROSPECTUS AND "--CERTAIN MATTERS REGARDING THE
MASTER SERVICER AND THE DEPOSITOR" FOR A DISCUSSION OF MATERIAL REMOVAL, REPLACEMENT, RESIGNATION AND TRANSFER PROVISIONS RELATING TO THE MASTER SERVICER.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan prior to payments to certificateholders. The servicing fees relating to each mortgage loan will be at least 0.28% per annum and not more than 1.08% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately 0.3137% per annum in the case of the group I loans and approximately 0.3105% per annum in the case of the group II loans. The servicing fees consist of (a) servicing compensation payable to the master servicer and (b) subservicing and other related compensation payable to the subservicer, including any payment due to prepayment charges on the related mortgage loans and such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

      The primary compensation to be paid to the master servicer for its master servicing activities will be at least 0.03% per annum and not more than 0.08% per annum of the outstanding principal balance of each mortgage loan, with a weighted average of approximately 0.0624% per annum in the case of the group I loans and approximately 0.0599% per annum in the case of the group II loans. As described in the accompanying prospectus, a subservicer is entitled to servicing compensation in an amount that will be at least 0.25% per annum of the outstanding principal balance of each mortgage loan serviced by it. The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. The master servicing fee rate may be changed if a successor master servicer is appointed, but it will not exceed the rate currently paid to the master servicer. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in the accompanying prospectus for information regarding other possible compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

      The following table sets forth the fees and expenses that are payable out of payments on the mortgage loans, prior to payments of interest and principal to the certificateholders:

      ---------------------------------------------------------------------------------------------
      DESCRIPTION                        AMOUNT                                     RECEIVING PARTY
      ---------------------------------------------------------------------------------------------
      Master Servicer Fee                0.03% or 0.08% per annum of the            Master Servicer
                                         principal balance of each mortgage loan,
                                         depending on the type of mortgage loan
      ---------------------------------------------------------------------------------------------
      Subservicer Fee                    0.25% to 1.00% per annum of the            Subservicers
                                         principal balance of each mortgage loan
                                         serviced by a subservicer, depending on
                                         the subservicer
      ---------------------------------------------------------------------------------------------

      In addition, the master servicer or any applicable subservicer may recover from payments on the mortgage loans or withdraw from the Custodial Account the amount of any Advances and Servicing Advances previously made, interest and investment income, foreclosure profits, indemnification payments payable under the pooling and servicing agreement, and certain other servicing expenses, including foreclosure expenses.

REPORTS TO CERTIFICATEHOLDERS

      The trustee will make the reports referred to in the accompanying prospectus under "Description of the Securities--Reports to Securityholders" (and, at its option, any additional files containing the same information in an alternative format) available each month to the certificateholders and other parties referred to in the pooling and servicing agreement via the trustee's internet website at http://www.usbank.com/mbs, presented under "RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (RFMSI)" as the product and "RESIDENTIAL
FUNDING MORTGAGE SECURITIES I, INC. 2007-S6" as the deal. Certificateholders with questions may direct them to the trustee's bondholder services group at
(800) 934-6802. For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only. The depositor has taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus supplement was created. In addition, for so long as the issuing entity is required to file reports with the Commission under the Securities Exchange Act of 1934, the issuing entity's annual report on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be made available on such website as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the Commission. See also "Description of the Securities-Reports to Securityholders" in the accompanying prospectus for a more detailed description of certificateholder reports.

VOTING RIGHTS

      There are actions specified in the accompanying prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. 95.0% of all voting rights will be allocated among all holders of the certificates, other than the Interest Only Certificates and Residual Certificates, in proportion to their then outstanding Certificate Principal Balances, 1.0% of all voting rights will be allocated among the holders of the Class I-A-13 Certificates, 1.0% of all voting rights will be allocated among the holders of the Class II-A-7 Certificates, 1.0% of all voting rights will be allocated among the holders of the Class I-A-V Certificates, 1.0% of all voting rights will be allocated among the holders of the Class II-A-V Certificates and 0.50% and 0.50% of all voting rights will be allocated among the holders of the Class R-I and Class R-II Certificates, respectively. The pooling and servicing agreement may be amended without the consent of the holders of the Residual Certificates in specified circumstances.

TERMINATION

      The circumstances under which the obligations created by the pooling and servicing agreement will terminate relating to the offered certificates are described under "The Pooling and Servicing Agreement--Termination; Retirement of Certificates" in the accompanying prospectus.

      With respect to loan group I, the master servicer will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans in loan group I is less than 10% of the aggregate principal balance of the mortgage loans in that loan group as of the cut-off date, after deducting payments of principal due during the month of the cut-off date (whether or not received), either to purchase all remaining mortgage loans in that loan group and the other assets of the trust related thereto, thereby effecting early retirement of the related offered certificates or to purchase, in whole but not in part, the related certificates. Any such purchase of mortgage loans in loan group I and other assets of the trust related thereto shall be made at a price equal to the sum of
(a) 100% of the unpaid principal balance of each mortgage loan in that loan group or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance as of the date of repurchase plus (b) accrued interest thereon at the mortgage rate to, but not including, the first day of the month in which the repurchase price is distributed.

      With respect to loan group II, the master servicer will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans in loan group II is less than 10% of the aggregate principal balance of the mortgage loans in that loan group as of the cut-off date, either to purchase all remaining mortgage loans in loan group II, thereby effecting early retirement of the related offered certificates or to purchase, in whole but not in part, the related certificates. Any such purchase of mortgage loans in loan group II and other assets of the trust related thereto shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan in that loan group or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance as of the date of repurchase plus (b) accrued interest thereon at the mortgage rate to, but not including, the first day of the month in which the repurchase price is distributed. The optional termination price paid by the master servicer will also include certain amounts owed by Residential Funding as seller of the mortgage loans, under the terms of the agreement pursuant to which Residential Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

      Distributions on the certificates in any Certificate Group relating to any optional termination will be paid, first, to the related Senior Certificates, second, to the related Class M Certificates in the order of their payment priority and, third, to the related Class B Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of related certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan. Any such purchase of the certificates will be made at a price equal to 100% of their Certificate Principal Balance plus, except with respect to the related Class A-P Certificates, the sum of the Accrued Certificate Interest thereon, or with respect to the related Interest Only Certificates, on their Notional Amount, for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate and any previously unpaid Accrued Certificate Interest. Promptly after the purchase of such certificates, the master servicer shall terminate the trust in accordance with the terms of the pooling and servicing agreement.

      Upon presentation and surrender of the offered certificates in connection with the termination of the trust or a purchase of certificates under the circumstances described in the two preceding paragraphs, the holders of the offered certificates will be entitled to receive an amount equal to the Certificate Principal Balance of that class plus, except in the case of the Principal Only Certificates, Accrued Certificate Interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate, or, with respect to the Interest Only Certificates, Accrued Certificate Interest for the immediately preceding Interest Accrual Period on their Notional Amount, plus any previously unpaid Accrued Certificate Interest. However, any Prepayment Interest Shortfalls previously allocated to the certificates will not be reimbursed. In addition, distributions to the holders of the most subordinate class of certificates outstanding with a Certificate Principal Balance greater than zero will be reduced, as described in the preceding paragraph, in the case of the termination of the trust resulting from a purchase of all the assets of the trust.

TRUSTEE

      U.S. Bank National Association, or U.S. Bank, will act as trustee, registrar and paying agent under the pooling and servicing agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $221 billion as of March 31, 2007. As of March 31, 2007, U.S. Bancorp served approximately 14.2 million customers, operated 2,498 branch offices in 24 states and had over 50,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

      U.S. Bank's corporate trust business has offices in 46 U.S. cities. The pooling and servicing agreement will be administered from U.S. Bank's corporate trust office located at 60 Livingston Avenue, St. Paul, Minnesota 55107.

      U.S. Bank has provided corporate trust services since 1924. As of March 31, 2007, U.S. Bank was acting as trustee with respect to over 81,000 issuances of securities with an aggregate outstanding principal balance of over $2.2 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

      As of March 31, 2007, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 552 issuances of prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $337,335,400,000.

      Unless an event of default has occurred and is continuing under the pooling and servicing agreement, the trustee will perform only such duties as are specifically set forth in the pooling and servicing agreement. If an event of default occurs and is continuing under the pooling and servicing agreement, the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, such as either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications and exceptions specified in the pooling and servicing agreement, the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

      The trustee's duties and responsibilities under the pooling and servicing agreement include collecting funds from the master servicer to distribute to certificateholders at the direction of the master servicer, providing certificateholders and applicable rating agencies with monthly distribution statements and notices of the occurrence of a default under the pooling and servicing agreement, removing the master servicer as a result of any such default at the direction of the holders of certificates evidencing not less than 51% of the aggregate voting rights of the issuing entity, appointing a successor master servicer, and effecting any optional termination of the trust.

      The master servicer will pay to the trustee reasonable compensation for its services and reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, except any such expense as may arise from the trustee's negligence or bad faith. The master servicer has also agreed to indemnify the trustee for any losses and expenses incurred without negligence or willful misconduct on the trustee's part arising out of the acceptance and administration of the trust.

      The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

      Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                LEGAL PROCEEDINGS

      There are no material pending legal or other proceedings involving the mortgage loans or Residential Funding, as sponsor and master servicer, Residential Funding Mortgage Securities I, Inc. as depositor, RFMSI Series 2007-S6 Trust as the issuing entity, Homecomings, as subservicer, GMACM, as subservicer, or other parties described in Item 1117 of Regulation AB that, individually or in the aggregate, would have a material adverse impact on investors in these certificates.

      Residential Funding, Homecomings and GMACM are currently parties to various legal proceedings arising from time to time in the ordinary course of their businesses, some of which purport to be class actions. Based on information currently available, it is the opinion of Residential Funding, Homecomings and GMACM that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on their ability to perform their obligations in relation to the mortgage loans. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on Residential Funding, Homecomings or GMACM. Any such unfavorable outcome could adversely affect the ability of Residential Funding, Homecomings or GMACM to perform its servicing duties with respect to the mortgage loans and potentially lead to the replacement of Residential Funding, Homecomings or GMACM with a successor servicer.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      In the opinion of, Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, assuming compliance with all provisions of the pooling and servicing agreement and other governing documents, for federal income tax purposes, the portion of the trust consisting of the mortgage loans and certain other segregated assets, exclusive of the Initial Monthly Payment Fund, the yield maintenance agreements and the yield maintenance reserve fund, will qualify as three REMICs under the Internal Revenue Code.

      In addition, in the opinion of Mayer, Brown, Rowe & Maw LLP, for federal income tax purposes:

      o the Class R-I Certificates will constitute the sole class of "residual interests" in REMIC I;

      o the Class R-II Certificates will constitute the sole class of "residual interests" in REMIC II; and

      o     each  class  of  Senior   Certificates,   other  than  the  Residual
            Certificates, and the Class M Certificates and the Class B Certificates will represent ownership of "regular interests" in REMIC II and will generally be treated as debt instruments of the REMIC II.

      See "Material Federal Income Tax Consequences--REMICs" in the accompanying prospectus.

      For federal income tax purposes, the Class I-A-V, Class I-A-P, Class II-A-V, Class II-A-P, Class I-A-13 and Class II-A-7 Certificates will, and each other class of offered certificates may, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans will prepay at a rate equal to 300% PSA. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences--General" and "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the accompanying prospectus.

      The holders of offered certificates will be required to include in income interest and any original issue discount on their certificates in accordance with the accrual method of accounting.

      The Internal Revenue Service, or IRS, has issued original issue discount regulations under sections 1271 to 1275 of the Internal Revenue Code (the "OID regulations") that address the treatment of debt instruments issued with original issue discount. The OID regulations suggest that original issue discount with respect to securities similar to the Variable Strip Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to the uncertificated regular interests represented by the Variable Strip Certificates will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated above, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations.

      If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

      In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the certificateholders and the IRS.

      Some of the classes of offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Premium" in the accompanying prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO THE CLASS I-A-6, CLASS I-A-17, CLASS II-A-5 AND CLASS II-A-10 CERTIFICATES

      Each holder of a Class I-A-6 (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) or Class II-A-5 Certificate (and,
because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates) is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and an interest in payments to be made, if any, under the related yield maintenance agreement and the yield maintenance reserve fund. Under the REMIC regulations, each holder of a Class I-A-6 (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) or Class II-A-5 Certificate (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates) must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest component and the undivided interest in the right to receive payments, if any, under the related yield maintenance agreement and the yield maintenance reserve fund, in accordance with the relative fair market values of each property right. The master servicer also is required to account for the REMIC regular interest component and the right to receive payments under the related yield maintenance agreement and the yield maintenance reserve fund as discrete property rights. The master servicer intends to treat any yield maintenance payments made to the holders of the Class I-A-6 (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) or Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates) as includible in income based on the tax regulations relating to notional principal contracts, and to assign a de minimis value to the Class I-A-6 (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) or Class II-A-5 Certificates' (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates) right to receive such payments. The trust's allocation of such value to the yield maintenance payments right is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. Holders of the Class I-A-6 (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) or Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates) are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates.

      Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code. Therefore, holders of the Class I-A-6 (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) or Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates) will be unable to use the integration method provided for under such regulations with respect to such certificates. If the master servicer's treatment of payments under the related yield maintenance agreement is respected, ownership of the right to the payments under any of the yield maintenance agreements will nevertheless entitle the owner to amortize the separate price paid for the right to the payments under the related yield maintenance agreement under the notional principal contract regulations.

      In the event that the right to receive the payments under the yield maintenance agreements is characterized as a "notional principal contract" for federal income tax purposes, upon the sale of a Class I-A-6 (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) or Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates), the amount of the sale proceeds allocated to the selling certificateholder's right to receive payments under the related yield maintenance agreement would be considered a "termination payment" under the notional principal contract regulations allocable to the certificate. A holder of a Class I-A-6 (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) or Class II-A-5 Certificate (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates) would have gain or loss from such a termination of the right to receive payments in respect of the payments under the related yield maintenance agreement equal to (i) any termination payment it received or is deemed to have received minus
(ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive such payments.

      Gain or loss realized upon the termination of the right to receive payments under a yield maintenance agreement and the yield maintenance reserve fund will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary income.

      For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences--REMICs" in the prospectus.

      The regular interest component of the Class I-A-6 (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) or Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates) and the other offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest attributable to the regular interest component of the Class I-A-6 (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) or Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates) and interest on the other offered certificates will be treated as "interest on obligations secured by mortgages on real property" under
Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code. Moreover, the offered certificates, other than the Residual Certificates and, in the case of the Class I-A-6 (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) or Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates), exclusive of the portion thereof representing the right to receive payments from amounts received pursuant to the related yield maintenance agreement, will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in offered certificates that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate pursuant to the right of the master servicer to repurchase the offered certificates may adversely affect any REMIC that holds the offered certificates if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "The Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Consequences--REMICs-- Characterization of Investments in REMIC Certificates" in the accompanying prospectus. In addition, because the Class I-A-6 (and, because a portion of the Class I-A-17 Certificates are comprised of the Class I-A-6 Certificates, the Class I-A-17 Certificates) or Class II-A-5 Certificates (and, because a portion of the Class II-A-10 Certificates are comprised of the Class II-A-5 Certificates, the Class II-A-10 Certificates) represent two distinct property right interests - the regular interest component and the right to receive payments under the related yield maintenance agreement - such certificate generally will not be a suitable interest for any REMIC.

      For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences--REMICs" in the accompanying prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO EXCHANGEABLE CERTIFICATES

      For  a  discussion  of  special  tax  considerations   applicable  to  the
Exchangeable Certificates and Exchanged Certificates see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--TAXATION OF CLASSES OF EXCHANGEABLE CERTIFICATES" in the accompanying prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

      The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Residual Certificates. The pooling and servicing agreement includes other provisions regarding the transfer of Residual Certificates, including:

            o the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee is not a disqualified organization;

            o the requirement that the transferor is not acquiring the Residual Certificate on behalf of a disqualified organization;

            o the requirement that the transferor will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

            o a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

            o a grant to the master servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Residual Certificate that shall become owned by a disqualified organization despite the first two provisions above.

In  addition,   under  the  pooling  and  servicing   agreement,   the  Residual
Certificates may not be transferred to non-United States persons.

      The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Residual Certificates. All transfers of the Residual Certificates will be restricted in accordance with the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer of a Residual Certificate being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests.

      The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. See "Material Federal Income Tax Consequences --REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the accompanying prospectus.

      The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of the related REMIC that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the related REMIC's term as a result of their ownership of the Residual Certificates. In addition, the required inclusion of this amount of taxable income during each REMIC's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on such Residual Certificates over their life.

      Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service (the "Temporary regulations") have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

      Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership`s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

      Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from the trust, company, fund, or organization would be taken into account.

      Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

      An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Residual Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to each REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. See "Material Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the accompanying prospectus.

      The IRS has issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

      Residential Funding will be designated as the "tax matters person" with respect to each REMIC as defined in the REMIC Provisions, as defined in the accompanying prospectus, and in connection therewith will be required to hold not less than 0.01% of the Residual Certificates.

      Purchasers of the Residual Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

      For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Certain Yield and Prepayment Considerations--Additional Yield Considerations Applicable Solely to the Residual Certificates" in this prospectus supplement and "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the accompanying prospectus.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered by this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the certificates offered by this prospectus.

                                 USE OF PROCEEDS

      The net proceeds from the sale of the offered certificates to the underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the mortgage loans or for general corporate purposes.

                             METHOD OF DISTRIBUTION

      In accordance with the terms and conditions of a senior underwriting agreement, dated June 27, 2007, Citigroup Global Markets Inc. will serve as the underwriter of, and has agreed to purchase and the depositor has agreed to sell, the senior certificates, other than the Class A-V Certificates and the Class A-P Certificates, except that a de minimis portion of the Residual Certificates will be retained by Residential Funding and that portion is not offered hereby. The certificates being sold to Citigroup Global Markets Inc. are referred to as the senior underwritten certificates. It is expected that delivery of the senior underwritten certificates, other than the Residual Certificates, will be made only in book-entry form through the Same Day Funds Settlement System of DTC, and that the delivery of the Residual Certificates, other than the de minimis portion retained by Residential Funding, will be made at the offices of Citigroup Global Markets Inc., New York, New York on or about June 28, 2007 against payment therefor in immediately available funds.

      In accordance with the terms and conditions of a Class M underwriting agreement, dated June 27, 2007, Residential Funding Securities, LLC will serve as the underwriter of the Class M Certificates and has agreed to purchase and the depositor has agreed to sell the Class M Certificates. The certificates being sold to Residential Funding Securities, LLC are referred to as the subordinate underwritten certificates. It is expected that delivery of the subordinate underwritten certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about June 28, 2007, against payment therefor in immediately available funds.

      The senior underwriting agreement and the Class M underwriting agreement are collectively referred to in this prospectus supplement as the underwriting agreements and the senior underwritten certificates and the subordinate underwritten certificates are collectively referred to in this prospectus supplement as the underwritten certificates. Citigroup Global Markets Inc. and Residential Funding Securities, LLC are collectively referred to in this prospectus supplement as the underwriters.

      In connection with the senior underwritten certificates and the subordinate underwritten certificates, respectively, the related underwriter has agreed, in accordance with the terms and conditions of its respective underwriting agreement, to purchase all of its respective underwritten certificates if any of those underwritten certificates are purchased thereby.

      The underwriting agreements provide that the obligations of the underwriters to pay for and accept delivery of their respective underwritten certificates are subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

      The distribution of the underwritten certificates by the respective underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the senior underwritten certificates, before deducting expenses payable by the depositor, will be approximately 99.68% of the aggregate Certificate Principal Balance of the senior underwritten certificates plus accrued interest thereon from the cut-off date. Proceeds to the depositor from the sale of the subordinate underwritten certificates, before deducting expenses payable by the depositor, will be approximately 85.36% of the aggregate Certificate Principal Balance of the subordinate underwritten certificates plus accrued interest thereon from the cut-off date.

      The underwriters may effect these transactions by selling their respective underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the respective underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the related underwritten certificates are also underwriters under the Securities Act. Any profit on the resale of the underwritten certificates positioned by an underwriter would be underwriter compensation in the form of underwriting discounts and commissions under the Securities Act.

      Each underwriting agreement provides that the depositor will indemnify the related underwriter, and that under limited circumstances the related underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

      The Class A-V Certificates and the Class A-P Certificates may be offered by the depositor from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no underwriting arrangement in effect for these certificates. Proceeds to the depositor from any sale of the Class A-V Certificates or the Class A-P Certificates will equal the purchase price paid by their purchaser, net of any expenses payable by the depositor and any compensation payable to any underwriter or agent.

      There is currently no secondary market for the offered certificates. Each underwriter intends to make a secondary market in the underwritten certificates to be purchased by it but is not obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.

      The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the accompanying prospectus under "Description of the Certificates--Reports to Certificateholders" and in this prospectus supplement under "Pooling and
Servicing Agreement--Reports to Certificateholders," which will include information as to the outstanding principal balance or notional amount of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

      Residential Funding Securities, LLC is an affiliate of the master servicer and the depositor. Residential Funding Securities, LLC is also known as GMAC RFC Securities.

                                 LEGAL OPINIONS

      Certain legal matters relating to the certificates will be passed upon for the depositor and Residential Funding Securities, LLC by Mayer, Brown, Rowe & Maw LLP, New York, New York and for Citigroup Global Markets Inc. by Sidley Austin LLP, New York, New York.

                                     RATINGS

      It is a condition of the issuance of the Senior Certificates that the Class I-A-4, Class I-A-6, Class I-A-13, Class I-A-14, Class I-A-17, Class I-A-19, Class II-A-2, Class II-A-4, Class II-A-5, Class II-A-7, Class II-A-10 and Class II-A-14 Certificates be rated "Aaa" by Moody's Investors Service, Inc. or Moody's, and that all of the Senior Certificates be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or Standard & Poor's, and Fitch Ratings, or Fitch. It is a condition of the issuance of the Class I-M-1, Class I-M-2, Class I-M-3, Class II-M-1, Class II-M-2 and Class II-M-3 Certificates that they be rated not lower than "AA," "A," "BBB," "AA," "A" and "BBB," respectively, by Fitch.

      The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the pooling and servicing agreement. Moody's ratings reflect its analysis of the riskiness of the mortgage loans and the structure of the transaction as described in the pooling and servicing agreement. Moody's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the mortgage loans. Further, the ratings on the Interest Only Certificates do not address whether investors therein will recoup their initial investments. The rating on the Principal Only Certificates only addresses the return of its Certificate Principal Balance. The rating on the Residual Certificates only addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

      Standard & Poor's ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement. Standard & Poor's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. Standard & Poor's ratings on the offered certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" in this prospectus supplement.

      The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Fitch's ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. Fitch's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the ratings on the Interest Only Certificates do not address whether investors therein will recoup their initial investments. The rating on the Principal Only Certificates only addresses the return of its Certificate Principal Balance. The rating on the Residual Certificates only addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

      The depositor has not requested a rating on the Senior Certificates by any rating agency other than Moody's, Standard & Poor's and Fitch or on the Class M Certificates by any rating agency other than Fitch. However, there can be no assurance as to whether any other rating agency will rate the Senior Certificates or the Class M Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Senior Certificates by Moody's, Standard & Poor's and Fitch, and the Class M Certificates by Fitch.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The ratings of the Class I-A-6, Class I-A-17, Class II-A-5 and Class II-A-10 Certificates do not address the likelihood that payments will be received from the yield maintenance agreement provider or amounts on deposit in the yield maintenance reserve fund. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

      The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as any certificates are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                LEGAL INVESTMENT

      The Senior Certificates, Class I-M-1 and Class II-M-1 Certificates will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class I-M-2, Class II-M-2, Class I-M-3 and Class II-M-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

      The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

      See "Legal Investment Matters" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

      A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus, should carefully review with its legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Class A Certificates, as well as the Class M Certificates, by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the RFC exemption, as described under "ERISA Considerations--Considerations for ERISA Plans Regarding the Purchase of Certificates--Prohibited Transaction Exemptions" in the accompanying prospectus provided those certificates are rated at least "BBB-" (or its equivalent) by Standard & Poor's, Moody's, Fitch, DBRS Limited or DBRS, Inc. at the time of purchase. The RFC exemption contains a number of other conditions which must be met for the RFC exemption to apply, including the requirement that any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. The depositor expects that the specific conditions of the RFC exemption should be satisfied with respect to the offered certificates so that the RFC exemption should provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the assets held by the trust, provided that the general conditions of the RFC exemption are satisfied.

      Each beneficial owner of Class M Certificates or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of such certificate or any interest therein, that either (i) it is not an ERISA plan or an ERISA plan investor, (ii) it has acquired and is holding such Class M Certificates in reliance on the RFC exemption, and that it understands that there are certain conditions to the availability of the RFC exemption, including that the Class M Certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (iii)
(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or any interest therein is an "insurance company general account", as such term is defined in Prohibited Transaction Class Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied (each entity that satisfies this clause (iii), a "Complying Insurance Company").

      If any Class M Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Class M Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or any interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer, the underwriter and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

      If an allowable combination of Exchangeable Certificates or Exchanged Certificates is exchanged for its related Exchanged Certificates or Exchangeable Certificates, as applicable, as shown in Schedule A to this prospectus supplement, the class of certificates received in the exchange is expected to be eligible for exemptive relief under the RFC exemption to the extent that the class of certificates is rated, at the time of the exchange, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch, Moody's, DBRS Limited or DBRS, Inc. The purchase, sale or holding of any Exchangeable Certificates or Exchanged Certificates received in an exchange that are not eligible for exemptive relief under the RFC exemption may give rise to prohibited transactions if an ERISA plan and a "party in interest" as defined in Section 3(14) of ERISA or "disqualified person" as defined in Section 4975(e)(2) of the Internal Revenue Code with respect to such ERISA plan are involved in the transaction. Each purchaser of such ineligible Exchangeable Certificates or Exchanged Certificates shall be deemed to have represented, by virtue of its acquisition or holding of such certificate or an interest therein, that either
(i) it is not an ERISA plan or an ERISA plan investor; (ii) it is a Complying Insurance Company; or (iii) it has provided the depositor, the trustee and the master servicer with an opinion of counsel acceptable to and in form and substance satisfactory to those entities, which opinion will not be at the expense of those entities, that the purchase and holding of such Certificates by or on behalf of those entities is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Internal Revenue Code (or comparable provisions of any subsequent enactments), and will not subject the depositor, the trustee or the master servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Internal Revenue Code) in addition to those undertaken in the related pooling and servicing agreement.

      Because the exemptive relief afforded by the RFC exemption or any similar exemption that might be available will not likely apply to the purchase, sale or holding of the Residual Certificates, transfers of those certificates to any ERISA plan investor will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel acceptable to and in form and substance satisfactory to those entities, which opinion will not be at the expense of those entities, that the purchase and holding of those certificates by or on behalf of the ERISA plan investor:

            o     is permissible under applicable law;

            o will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code (or comparable provisions of any subsequent enactments); and

            o will not subject the depositor, the trustee or the master servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Internal Revenue Code) in addition to those undertaken in the pooling and servicing agreement.

      As discussed in greater detail above under "Description of the Mortgage Pool--Sharia Mortgage Loans", the trust will include certain residential financing transactions, referred to as Sharia Mortgage Loans, that are structured so as to be permissible under Islamic law utilizing declining balance co-ownership structures. The DOL has not specifically considered the eligibility or treatment of Sharia Mortgage Loans under the RFC exemption, including whether they would be treated in the same manner as other single family residential mortgages. However, since the remedies in the event of default and certain other provisions of the Sharia Mortgage Loans held by the trust are similar to the remedial and other provisions in the residential mortgage loans contemplated by the DOL at time the RFC exemption was granted, the depositor believes that the Sharia Mortgage Loans should be treated as other single family residential mortgages under the RFC exemption.

      Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the offered certificates on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to: (i) whether the general conditions and the other requirements in the RFC exemption (including the terms applicable to the yield maintenance agreements) would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the accompanying prospectus.

      The sale of any of the offered certificates to an ERISA plan is in no respect a representation by the depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                                   SCHEDULE A

                        COMBINATION GROUPS (LOAN GROUP I)

                              EXCHANGEABLE CLASSES

                                                    PERCENTAGE OF
                                    INITIAL           CURRENT
                                  CERTIFICATE       CERTIFICATE
                                   PRINCIPAL         PRINCIPAL
                                   BALANCE OR        BALANCE OR     PASS-THROUGH
              CLASS              NOTIONAL AMOUNT   NOTIONAL AMOUNT      RATE
--------------------------------------------------------------------------------
COMBINATION GROUP I

Class I-A-2 Certificates          $100,170,000          100%           6.000%

Class I-A-9 Certificates           $15,654,000          100%           6.000%

--------------------------------------------------------------------------------
COMBINATION GROUP II

Class I-A-2 Certificates          $100,170,000          100%           6.000%

Class I-A-9 Certificates           $15,654,000          100%           6.000%



--------------------------------------------------------------------------------
COMBINATION GROUP III

Class I-A-2 Certificates          $100,170,000          100%           6.000%



--------------------------------------------------------------------------------
COMBINATION GROUP IV

Class I-A-6 Certificates           $67,500,000          100%          Variable

Class I-A-13 Certificates           Notional            100%          Variable

--------------------------------------------------------------------------------
COMBINATION GROUP V

Class I-A-4 Certificates           $69,738,000          100%           6.000%

Class I-A-19 Certificates          $2,718,000           100%           6.000%

--------------------------------------------------------------------------------

                                EXCHANGED CLASSES

                                                    PERCENTAGE OF
                                                       CURRENT
                                    INITIAL          CERTIFICATE
                                  CERTIFICATE         PRINCIPAL
                               PRINCIPAL BALANCE     BALANCE OR     PASS-THROUGH
             CLASS             OR NOTIONAL AMOUNT  NOTIONAL AMOUNT       RATE
--------------------------------------------------------------------------------
COMBINATION GROUP I

Class I-A-1 Certificates          $115,824,000           100%           6.000%



--------------------------------------------------------------------------------
COMBINATION GROUP II

Class I-A-3 Certificates          $70,000,000            100%           6.000%

Class I-A-5 Certificates          $22,000,000            100%           6.000%

Class I-A-12 Certificates         $23,824,000            100%           6.000%

--------------------------------------------------------------------------------
COMBINATION GROUP III

Class I-A-16 Certificates         $96,413,000            100%           6.000%

Class I-A-20 Certificates          $3,757,000            100%           6.000%

--------------------------------------------------------------------------------
COMBINATION GROUP IV

Class I-A-17 Certificates         $67,500,000            100%          Variable



--------------------------------------------------------------------------------
COMBINATION GROUP V

Class I-A-14 Certificates         $72,456,000            100%           6.000%



--------------------------------------------------------------------------------

                       COMBINATION GROUPS (LOAN GROUP II)

                              EXCHANGEABLE CLASSES

                                                   PERCENTAGE OF
                                    INITIAL           CURRENT
                                  CERTIFICATE       CERTIFICATE
                                   PRINCIPAL         PRINCIPAL
                                  BALANCE OR        BALANCE OR      PASS-THROUGH
               CLASS            NOTIONAL AMOUNT   NOTIONAL AMOUNT       RATE
--------------------------------------------------------------------------------
COMBINATION GROUP VI

Class II-A-1 Certificates         $60,000,000           100%           6.000%



--------------------------------------------------------------------------------
COMBINATION GROUP VII

Class II-A-1 Certificates         $$60,000,000          100%           6.000%



--------------------------------------------------------------------------------
COMBINATION GROUP VIII

Class II-A-5 Certificates         $95,000,000           100%          Variable

Class II-A-7 Certificates           Notional            100%          Variable

--------------------------------------------------------------------------------
COMBINATION GROUP IX

Class II-A-4 Certificates         $50,233,000           100%           6.000%

Class II-A-14 Certificates         $1,957,000           100%           6.000%

--------------------------------------------------------------------------------

                                EXCHANGED CLASSES

                                                   PERCENTAGE OF
                                    INITIAL           CURRENT
                                  CERTIFICATE       CERTIFICATE
                                   PRINCIPAL         PRINCIPAL
                                  BALANCE OR        BALANCE OR      PASS-THROUGH
             CLASS              NOTIONAL AMOUNT   NOTIONAL AMOUNT       RATE
--------------------------------------------------------------------------------
COMBINATION GROUP VI

Class II-A-12 Certificates        $57,750,000           100%           6.000%

Class II-A-13 Certificates         $2,250,000           100%           6.000%

--------------------------------------------------------------------------------
COMBINATION GROUP VII

Class II-A-8 Certificates         $44,211,000           100%           6.000%

Class II-A-9 Certificates         $15,789,000           100%           6.000%

--------------------------------------------------------------------------------
COMBINATION GROUP VIII

Class II-A-10 Certificates        $95,000,000           100%          Variable



--------------------------------------------------------------------------------
COMBINATION GROUP IX

Class II-A-2 Certificates         $52,190,000           100%           6.000%



--------------------------------------------------------------------------------

                                   APPENDIX I

                 CREDIT SCORE DISTRIBUTION OF THE GROUP I LOANS

                                                                                                                 WEIGHTED
                                                                             PERCENTAGE                           AVERAGE
                                           NUMBER OF         PRINCIPAL       OF GROUP I    AVERAGE PRINCIPAL     LOAN-TO-
        CREDIT SCORE RANGE               GROUP I LOANS        BALANCE           LOANS           BALANCE         VALUE RATIO
        ------------------               -------------        -------           -----           -------         -----------
620 - 639........................              45         $  12,566,214         3.20%       $   279,249            76.93%
640 - 659........................              46            13,723,985         3.49            298,348            76.95
660 - 679........................              47            16,683,486         4.24            354,968            73.87
680 - 699........................             134            55,289,450        14.07            412,608            73.37
700 - 719........................              97            54,573,670        13.88            562,615            71.68
720 - 739........................             100            49,402,084        12.57            494,021            72.84
740 - 759........................              99            61,170,982        15.56            617,889            70.69
760 - 779........................              94            50,313,786        12.80            535,253            68.31
780 - 799........................              90            53,411,813        13.59            593,465            71.90
800 or greater...................              48            25,379,428         6.46            528,738            73.03
Subtotal with Credit Score.......             800         $ 392,514,899        99.86%       $   490,644            72.04%
                                             ----         -------------       ------        -----------            -----
Not Available....................               1               548,954         0.14            548,954            43.00
                                             ----         -------------       ------        -----------            -----
Total............................             801         $ 393,063,852       100.00%       $   490,716            72.00%
                                             ====         =============       ======

      Group I Loans indicated as having a credit score that is "Not Available" include certain Group I Loans where the credit score was not provided by the related seller and Group I Loans where no credit history can be obtained for the related mortgagor.

      As of the cut-off date, the weighted average Credit Score of the Group I Loans will be approximately 734.

                       MORTGAGE RATES OF THE GROUP I LOANS

                                                                                                                 WEIGHTED
                                   NUMBER OF                       PERCENTAGE       AVERAGE       WEIGHTED        AVERAGE
                                    GROUP I        PRINCIPAL       OF GROUP I      PRINCIPAL       AVERAGE     LOAN-TO-VALUE
       MORTGAGE RATES (%)            LOANS          BALANCE           LOANS         BALANCE     CREDIT SCORE       RATIO
       ------------------            -----          -------           -----         -------     ------------       -----
5.750 - 5.874................            3      $   2,033,078         0.52%        $677,693          734           73.54%
5.875 - 5.999................           16          7,964,926         2.03          497,808          739           65.22
6.000 - 6.124................           29         16,851,967         4.29          581,102          737           69.63
6.125 - 6.249................           68         41,632,517        10.59          612,243          750           71.33
6.250 - 6.374................          135         69,668,216        17.72          516,061          747           71.34
6.375 - 6.499................          203        108,283,320        27.55          533,415          737           71.87
6.500 - 6.624................          171         79,030,526        20.11          462,167          723           73.00
6.625 - 6.749................           60         26,213,108         6.67          436,885          717           68.65
6.750 - 6.874................           47         19,405,016         4.94          412,873          721           76.28
6.875 - 6.999................           41         13,581,679         3.46          331,260          711           75.09
7.000 - 7.124................            3            787,162         0.20          262,387          684           81.24
7.125 - 7.249................            5            967,082         0.25          193,416          727           87.76
7.250 - 7.374................           11          3,445,582         0.88          313,235          703           80.89
7.375 - 7.499................            5          2,112,566         0.54          422,513          724           75.19
7.500 - 7.624................            3            588,967         0.15          196,322          689           83.95
7.625 - 7.749................            1            498,139         0.13          498,139          772           64.00
                                      ----      -------------       ------         --------         ----           -----
Total........................          801      $ 393,063,852       100.00%        $490,716          734           72.00%
                                      ====      =============       ======

      As of the cut-off date, the weighted average mortgage rate of the Group I Loans will be approximately 6.3946% per annum.

         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP I LOANS

                                                                                                                 WEIGHTED
                                       NUMBER OF                     PERCENTAGE       AVERAGE      WEIGHTED       AVERAGE
                                        GROUP I      PRINCIPAL       OF GROUP I      PRINCIPAL      AVERAGE       LOAN-TO
ORIGINAL MORTGAGE LOAN BALANCE ($)       LOANS        BALANCE           LOANS         BALANCE    CREDIT SCORE   VALUE RATIO
----------------------------------       -----        -------           -----         -------    ------------   -----------
100,000 or less..................         16       $   1,363,439        0.35%      $   85,215         700           60.39%
100,001 to 200,000...............        114          18,100,706        4.61          158,778         689           77.23
200,001 to 300,000...............         81          19,951,733        5.08          246,318         707           74.79
300,001 to 400,000...............         49          17,114,792        4.35          349,281         693           75.80
400,001 to 500,000...............        189          87,091,457       22.16          460,801         735           73.37
500,001 to 600,000...............        129          71,179,385       18.11          551,778         739           73.69
600,001 to 700,000...............        101          65,136,017       16.57          644,911         743           73.20
700,001 to 800,000...............         38          27,777,035        7.07          730,975         745           71.40
800,001 to 900,000...............         29          24,871,554        6.33          857,640         737           69.34
900,001 to 1,000,000.............         38          36,959,656        9.40          972,623         748           68.39
1,000,001 to 1,100,000...........          3           3,271,011        0.83        1,090,337         745           61.19
1,100,001 to 1,200,000...........          5           5,888,722        1.50        1,177,744         754           52.02
1,200,001 to 1,300,000...........          3           3,737,603        0.95        1,245,868         765           59.33
1,400,001 to 1,500,000...........          2           2,935,000        0.75        1,467,500         721           64.89
1,700,001 to 1,800,000...........          1           1,755,000        0.45        1,755,000         749           65.00
1,900,001 to 2,000,000...........          3           5,930,741        1.51        1,976,914         723           60.68
                                        ----       -------------      ------       ----------        ----           -----
Total............................        801       $ 393,063,852      100.00%      $  490,716         734           72.00%
                                        ====       =============      ======

           ORIGINAL MORTGAGE LOAN-TO-VALUE RATIOS OF THE GROUP I LOANS

                                                                           PERCENTAGE       AVERAGE
                                         NUMBER OF                         OF GROUP I       PRINCIPAL     WEIGHTED AVERAGE
 ORIGINAL LOAN-TO-VALUE RATIO (%)      GROUP I LOANS   PRINCIPAL BALANCE      LOANS          BALANCE        CREDIT SCORE
 --------------------------------      -------------   -----------------      -----          -------        ------------
00.01 - 50.00....................            57         $  30,002,003         7.63%        $ 526,351             748
50.01 - 55.00....................            13             6,642,025         1.69           510,925             750
55.01 - 60.00....................            36            22,631,112         5.76           628,642             742
60.01 - 65.00....................            47            27,518,104         7.00           585,492             737
65.01 - 70.00....................            74            41,226,048        10.49           557,109             730
70.01 - 75.00....................            97            50,258,988        12.79           518,134             719
75.01 - 80.00....................           420           202,883,311        51.62           483,056             736
80.01 - 85.00....................            11             2,709,397         0.69           246,309             728
85.01 - 90.00....................            31             6,273,741         1.60           202,379             685
90.01 - 95.00....................            15             2,919,123         0.74           194,608             731
                                           ----         -------------       ------         ---------             ---
Total............................           801         $ 393,063,852       100.00%        $ 490,716             734
                                           ====         =============       ======

      The weighted average Loan-to-Value ratio at origination of the Group I Loans will be approximately 72.00%.

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP I LOANS

                                                                 PERCENTAGE      AVERAGE       WEIGHTED         WEIGHTED
                                  NUMBER OF      PRINCIPAL       OF GROUP I     PRINCIPAL   AVERAGE CREDIT    AVERAGE LOAN
             STATE              GROUP I LOANS     BALANCE          LOANS         BALANCE         SCORE       TO-VALUE RATIO
             -----              -------------     -------          -----         -------         -----       --------------
Alaska.......................          3      $   1,154,279         0.29%     $ 384,760            717           76.33%
Alabama......................          6          1,219,223         0.31         203,204           726           75.05
Arkansas.....................          2            297,750         0.08         148,875           679           71.05
Arizona......................         15          5,978,780         1.52         398,585           707           74.79
California...................        296        154,620,723        39.34         522,367           742           71.49
Colorado.....................         13          6,198,466         1.58         476,805           746           75.31
Connecticut..................          8          3,954,289         1.01         494,286           730           65.32
District of Columbia.........         17         10,322,089         2.63         607,182           743           74.98
Delaware.....................          2          1,178,679         0.30         589,340           707           76.50
Florida......................         51         22,821,836         5.81         447,487           728           71.24
Georgia......................         20          8,919,692         2.27         445,985           740           74.98
Hawaii.......................          3          2,192,411         0.56         730,804           744           63.48
Idaho........................          3            745,700         0.19         248,567           681           59.27
Illinois.....................         23         13,499,309         3.43         586,926           731           70.56
Indiana......................          1            162,349         0.04         162,349           681           95.00
Kentucky.....................          1            799,020         0.20         799,020           697           77.00
Louisiana....................          4          1,001,406         0.25         250,352           657           75.84
Massachusetts................         20         10,453,705         2.66         522,685           728           75.85
Maryland.....................         29         19,060,381         4.85         657,255           724           67.82
Maine........................          1            188,000         0.05         188,000           707           54.00
Michigan.....................          3            429,719         0.11         143,240           724           73.46
Minnesota....................         11          3,780,878         0.96         343,716           737           76.96
Missouri.....................          2            323,119         0.08         161,559           680           75.09
Mississippi..................          2            197,405         0.05          98,703           715           80.45
Montana......................          1            614,197         0.16         614,197           709           43.00
North Carolina...............         17          7,520,947         1.91         442,409           746           71.87
Nebraska.....................          1            189,572         0.05         189,572           688           95.00
New Hampshire................          1          1,096,057         0.28       1,096,057           720           61.00
New Jersey...................         30         15,717,150         4.00         523,905           731           67.10
New Mexico...................          4            970,046         0.25         242,512           696           80.02
Nevada.......................          7          2,293,160         0.58         327,594           744           78.24
New York.....................          8          4,177,960         1.06         522,245           732           77.22
Ohio.........................          5          1,444,462         0.37         288,892           698           82.98
Oklahoma.....................          2            251,063         0.06         125,531           692           77.46
Oregon.......................         18          9,765,467         2.48         542,526           728           70.18
Pennsylvania.................         10          3,381,711         0.86         338,171           696           77.19
Rhode Island.................          3          1,013,200         0.26         337,733           724           80.00
South Carolina...............         20          9,593,532         2.44         479,677           757           77.09
Tennessee....................          4          2,236,154         0.57         559,039           762           73.34
Texas........................         24         10,967,647         2.79         456,985           729           72.96
Utah.........................         13          3,429,366         0.87         263,797           695           80.25
Virginia.....................         43         25,682,089         6.53         597,258           733           70.18
Vermont......................          1            150,726         0.04         150,726           756           87.00
Washington...................         43         19,969,745         5.08         464,413           715           75.29
Wisconsin....................          5          2,064,798         0.53         412,960           730           64.42
Wyoming......................          5          1,035,593         0.26         207,119           652           81.38
                                    ----      -------------       ------      ---------           ----           -----
Total........................        801      $ 393,063,852       100.00%     $ 490,716            734           72.00%
                                    ====      =============       ======

      No more than 1.0% of the Group I Loans will be secured by mortgaged properties located in any one zip code area in Maryland and no more than 0.8% of the Group I Loans will be secured by mortgage properties located in any one zip code area outside Maryland.

                   MORTGAGE LOAN PURPOSE OF THE GROUP I LOANS

                                    NUMBER OF                                     AVERAGE      WEIGHTED        WEIGHTED
                                     GROUP I       PRINCIPAL     PERCENTAGE OF   PRINCIPAL     AVERAGE      AVERAGE LOAN-
           LOAN PURPOSE               LOANS         BALANCE      GROUP I LOANS    BALANCE    CREDIT SCORE   TO-VALUE RATIO
           ------------               -----         -------      -------------    -------    ------------   --------------
Purchase..........................      220     $ 124,632,486        31.71%      $  566,511       753            75.35%
Rate/Term Refinance...............      313       134,130,413        34.12          428,532       726            72.93
Equity Refinance..................      268       134,300,953        34.17          501,123       724            67.96
                                       ----     -------------       ------       ----------      ----            -----
Total.............................      801     $ 393,063,852       100.00%      $  490,716       734            72.00%
                                       ====     =============       ======

             MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP I LOANS

                                                                                  AVERAGE      WEIGHTED        WEIGHTED
                                     NUMBER OF      PRINCIPAL    PERCENTAGE OF   PRINCIPAL     AVERAGE       AVERAGE LOAN-
        DOCUMENTATION TYPE         GROUP I LOANS     BALANCE     GROUP I LOANS    BALANCE    CREDIT SCORE   TO-VALUE RATIO
        ------------------         -------------     -------     -------------    -------    ------------   --------------
Full/Alternate Documentation......      485        $233,761,916       59.47%     $  481,983       732            72.37%
Reduced Documentation.............      316         159,301,936       40.53         504,120       737            71.45
                                       ----        ------------      ------      ----------      ----            -----
Total.............................      801        $393,063,852      100.00%     $  490,716       734            72.00%
                                       ====        ============      ======

      No more than 49.0% of such reduced loan documentation Group I Loans will be secured by mortgaged properties located in California.

      Approximately 3.6% of the Group I Loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "THE TRUSTS--UNDERWRITING POLICIES--GENERAL STANDARDS" in the prospectus.

                      OCCUPANCY TYPES OF THE GROUP I LOANS

                                                                  PERCENTAGE     AVERAGE      WEIGHTED         WEIGHTED
                                     NUMBER OF      PRINCIPAL     OF GROUP I    PRINCIPAL      AVERAGE      AVERAGE LOAN-
          OCCUPANCY TYPE           GROUP I LOANS     BALANCE         LOANS       BALANCE    CREDIT SCORE    TO-VALUE RATIO
          --------------           -------------     -------         -----       -------    ------------    --------------
Primary Residence.................      776       $378,966,493        96.41%   $  488,359       733              72.18%
Second/Vacation...................       25         14,097,359         3.59       563,894       761              67.13
                                       ----       ------------       ------    ----------      ----              -----
Total.............................      801       $393,063,852       100.00%   $  490,716       734              72.00%
                                       ====       ============       ======

                  PROPERTY VALUATION TYPES OF THE GROUP I LOANS

                                      NUMBER                      PERCENTAGE      AVERAGE      WEIGHTED        WEIGHTED
                                    OF GROUP I      PRINCIPAL     OF GROUP I     PRINCIPAL      AVERAGE      AVERAGE LOAN-
     PROPERTY VALUATION TYPE           LOANS         BALANCE         LOANS        BALANCE    CREDIT SCORE   TO-VALUE RATIO
     -----------------------           -----         -------         -----        -------    ------------   --------------
Automated Valuation Model.........       70      $  27,390,606        6.97%    $  391,294          726           75.27%
Appraisal.........................      731        365,673,246       93.03        500,237          735           71.76
                                       ----      --------------     ------     ----------         ----           -----
Total.............................      801      $  393,063,852     100.00%    $  490,716          734           72.00%
                                       ====      ==============     ======

                  MORTGAGED PROPERTY TYPES OF THE GROUP I LOANS

                                       NUMBER OF                 PERCENTAGE     AVERAGE       WEIGHTED     WEIGHTED AVERAGE
                                        GROUP I     PRINCIPAL    OF GROUP I    PRINCIPAL      AVERAGE          LOAN-TO-
            PROPERTY TYPE                LOANS       BALANCE        LOANS       BALANCE     CREDIT SCORE     VALUE RATIO
            -------------                -----       -------        -----       -------     ------------     -----------
Single-family detached..............      571     $  271,483,502      69.07%   $ 475,453        731              70.85%
Planned Unit Developments (detached)      147         83,794,136      21.32      570,028        740              74.76
Two-to-four family units............       30         13,302,460       3.38      443,415        734              73.62
Condo Low-Rise (less than 5 stories)       28         11,016,045       2.80      393,430        750              73.21
Townhouse...........................        9          5,560,214       1.41      617,802        726              78.00
Planned Unit Developments (attached)       11          5,280,565       1.34      480,051        731              75.00
Condo High-Rise (9 stories or more).        3          1,660,976       0.42      553,659        776              77.30
Condo Mid-Rise (5 to 8 stories).....        2            965,954       0.25      482,977        690              58.54
                                         ----     --------------     ------    ---------       ----              -----
Total...............................      801     $  393,063,852     100.00%   $ 490,716        734              72.00%
                                         ====     ==============     ======

                NET MORTGAGE RATES OF THE DISCOUNT GROUP I LOANS

                                  NUMBER OF                       PERCENTAGE      AVERAGE       WEIGHTED    WEIGHTED AVERAGE
                                   GROUP I        PRINCIPAL       OF GROUP I     PRINCIPAL      AVERAGE         LOAN-TO-
     NET MORTGAGE RATES (%)         LOANS          BALANCE          LOANS         BALANCE     CREDIT SCORE    VALUE RATIO
     ----------------------         -----          -------          -----         -------     ------------    -----------
5.470..........................         3        $  2,033,078        0.52%      $  677,693         734            73.54%
5.595..........................        16           7,964,926        2.03          497,808         739            65.22
5.720..........................        27          14,381,299        3.66          532,641         741            72.75
5.770..........................         1             529,477        0.13          529,477         768            20.00
5.820..........................         1           1,941,191        0.49        1,941,191         701            60.00
5.845..........................        66          40,920,704       10.41          620,011         750            72.04
5.870..........................         1             499,516        0.13          499,516         746            22.00
5.920..........................         1             212,296        0.05          212,296         803            52.00
5.970..........................       135          69,668,216       17.72          516,061         747            71.34
                                     ----        ------------       -----        ---------        ----            -----
Total..........................       251        $138,150,705       35.15%       $ 550,401         746            70.81%
                                     ====        ============       =====

      As of the cut-off date, the weighted average of the Discount Fractions of the Discount Group I Loans will be approximately 2.089018261%.

                     AMORTIZATION TYPE OF THE GROUP I LOANS

                                                                                                        WEIGHTED      WEIGHTED
                                             NUMBER OF                      PERCENTAGE      AVERAGE      AVERAGE       AVERAGE
                                              GROUP I        PRINCIPAL          OF         PRINCIPAL     CREDIT     LOAN-TO-VALUE
            AMORTIZATION TYPE                  LOANS          BALANCE      GROUP I LOANS    BALANCE       SCORE         RATIO
            -----------------                  -----          -------      -------------    -------       -----         -----
Fully Amortizing........................          586       $ 257,604,529       65.54%      $439,598         732        72.42%
Initial Interest Only Period - Ten Years          214         135,012,123       34.35        630,898         738        71.17
Initial Interest Only Period - Fifteen
Years...................................            1             447,200        0.11        447,200         682        80.00
                                                 ----       -------------      ------       --------        ----        -----
Total...................................          801       $ 393,063,852      100.00%      $490,716         734        72.00%
                                                 ====       =============      ======

                      [This Page Intentionally Left Blank]

                                   APPENDIX II

                 CREDIT SCORE DISTRIBUTION OF THE GROUP II LOANS

                                                                                                                 WEIGHTED
                                                                             PERCENTAGE                           AVERAGE
                                         NUMBER OF           PRINCIPAL       OF GROUP II   AVERAGE PRINCIPAL     LOAN-TO-
      CREDIT SCORE RANGE               GROUP II LOANS         BALANCE           LOANS           BALANCE         VALUE RATIO
      ------------------               --------------         -------           -----           -------         -----------
620 - 639......................             38             $ 10,087,765          3.21%         $265,467            78.92%
640 - 659......................             48               20,353,559          6.47           424,032            72.59
660 - 679......................             53               24,162,327          7.68           455,893            73.30
680 - 699......................             80               39,609,618         12.59           495,120            75.31
700 - 719......................             83               47,343,080         15.05           570,399            70.82
720 - 739......................             74               41,462,310         13.18           560,301            72.25
740 - 759......................             67               37,011,447         11.76           552,410            70.15
760 - 779......................             82               50,985,097         16.20           621,769            71.22
780 - 799......................             59               35,467,984         11.27           601,152            73.54
800 or greater.................             15                8,143,708          2.59           542,914            66.57
                                          ----             ------------        ------          --------            -----
Total..........................            599             $314,626,895        100.00%         $525,254            72.32%
                                          ====             ============        ======

      As of the cut-off date, the weighted average Credit Score of the Group II Loans will be approximately 726.

                      MORTGAGE RATES OF THE GROUP II LOANS

                                                                                                                WEIGHTED
                                   NUMBER OF                       PERCENTAGE      AVERAGE       WEIGHTED        AVERAGE
                                    GROUP II        PRINCIPAL       OF GROUP      PRINCIPAL       AVERAGE     LOAN-TO-VALUE
       MORTGAGE RATES (%)            LOANS           BALANCE        II LOANS       BALANCE     CREDIT SCORE       RATIO
       ------------------            -----           -------        --------       -------     ------------       -----
5.750 - 5.874.................          5        $  2,768,889          0.88%   $  553,778           736           70.32%
5.875 - 5.999.................         19          11,070,110          3.52       582,637           759           69.93
6.000 - 6.124.................         24          14,375,462          4.57       598,978           736           67.51
6.125 - 6.249.................         45          25,888,319          8.23       575,296           739           72.22
6.250 - 6.374.................        121          72,344,206         22.99       597,886           734           71.23
6.375 - 6.499.................        138          75,070,017         23.86       543,986           733           72.44
6.500 - 6.624.................        106          52,464,738         16.68       494,950           715           73.24
6.625 - 6.749.................         44          20,409,327          6.49       463,848           702           71.46
6.750 - 6.874.................         24          11,618,118          3.69       484,088           720           75.36
6.875 - 6.999.................         31          13,182,902          4.19       425,255           706           73.59
7.000 - 7.124.................         12           4,962,721          1.58       413,560           679           76.76
7.125 - 7.249.................          6           1,917,077          0.61       319,513           686           83.97
7.250 - 7.374.................         10           3,822,688          1.21       382,269           704           72.89
7.375 - 7.499.................          4           1,755,774          0.56       438,943           687           79.00
7.500 - 7.624.................          7           1,593,829          0.51       227,690           674           82.41
7.750 - 7.874.................          1             544,000          0.17       544,000           686           80.00
7.875 - 7.999.................          1             424,716          0.13       424,716           686           80.00
8.000 - 8.124.................          1             414,000          0.13       414,000           724           94.00
                                     ----        ------------        ------    ----------          ----           -----
Total.........................        599        $314,626,895        100.00%   $  525,254           726           72.32%
                                     ====        ============        ======

      As of the cut-off date, the weighted average mortgage rate of the Group II Loans will be approximately 6.4004% per annum.

         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP II LOANS

                                                                                                                 WEIGHTED
                                       NUMBER OF                                      AVERAGE      WEIGHTED       AVERAGE
                                       GROUP II      PRINCIPAL      PERCENTAGE OF    PRINCIPAL      AVERAGE      LOAN-TO-
ORIGINAL MORTGAGE LOAN BALANCE ($)       LOANS        BALANCE      GROUP II LOANS     BALANCE    CREDIT SCORE   VALUE RATIO
----------------------------------       -----        -------      --------------     -------    ------------   -----------
100,000 or less...................         14     $   1,203,470          0.38%     $   85,962        667            78.63%
100,001 to 200,000................         56         8,771,819          2.79         156,640        679            82.08
200,001 to 300,000................         23         5,572,017          1.77         242,262        688            77.72
300,001 to 400,000................          9         3,182,802          1.01         353,645        653            72.02
400,001 to 500,000................        170        79,322,288         25.21         466,602        722            72.42
500,001 to 600,000................        174        95,313,437         30.29         547,778        721            73.27
600,001 to 700,000................         83        53,628,990         17.05         646,132        740            71.38
700,001 to 800,000................         35        25,868,849          8.22         739,110        741            70.24
800,001 to 900,000................         10         8,521,040          2.71         852,104        720            65.99
900,001 to 1,000,000..............         11        10,489,840          3.33         953,622        756            72.60
1,100,001 to 1,200,000............          1         1,182,300          0.38       1,182,300        747            70.00
1,200,001 to 1,300,000............          3         3,785,207          1.20       1,261,736        765            68.76
1,300,001 to 1,400,000............          2         2,705,000          0.86       1,352,500        717            69.13
1,400,001 to 1,500,000............          2         2,937,146          0.93       1,468,573        689            68.79
1,500,001 to 1,600,000............          1         1,600,000          0.51       1,600,000        777            78.00
1,800,001 to 1,900,000............          2         3,673,318          1.17       1,836,659        793            67.34
2,000,001 to 2,100,000............          1         2,100,000          0.67       2,100,000        700            68.00
2,100,001 to 2,200,000............          1         2,167,891          0.69       2,167,891        724            70.00
2,600,001 to 2,700,000............          1         2,601,482          0.83       2,601,482        719            70.00
                                         ----     -------------        ------      ----------       ----            -----
Total.............................        599     $ 314,626,895        100.00%     $  525,254        726            72.32%
                                         ====     =============        ======

               ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP II LOANS

                                                                          PERCENTAGE OF       AVERAGE          WEIGHTED
                                         NUMBER OF        PRINCIPAL         GROUP II         PRINCIPAL      AVERAGE CREDIT
 ORIGINAL LOAN-TO-VALUE RATIO (%)     GROUP II LOANS       BALANCE            LOANS           BALANCE            SCORE
 --------------------------------     --------------       -------            -----           -------            -----
00.01 - 50.00....................          31            $ 16,692,022         5.31%          $538,452              739
50.01 - 55.00....................          19              12,463,217         3.96            655,959              733
55.01 - 60.00....................          31              18,301,485         5.82            590,370              729
60.01 - 65.00....................          48              27,891,989         8.87            581,083              722
65.01 - 70.00....................          53              36,358,801        11.56            686,015              733
70.01 - 75.00....................          83              45,411,230        14.43            547,123              729
75.01 - 80.00....................         283             142,192,810        45.19            502,448              724
80.01 - 85.00....................          12               3,568,505         1.13            297,375              706
85.01 - 90.00....................          31               9,215,284         2.93            297,267              692
90.01 - 95.00....................           8               2,531,553         0.80            316,444              697
                                         ----            ------------       ------           --------              ---
Total............................         599            $314,626,895       100.00%          $525,254              726
                                         ====            ============       ======

      The weighted average Loan-to-Value ratio at origination of the Group II Loans will be approximately 72.32%.

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP II LOANS

                                                                PERCENTAGE      AVERAGE       WEIGHTED         WEIGHTED
                               NUMBER OF       PRINCIPAL       OF GROUP II     PRINCIPAL   AVERAGE CREDIT  AVERAGE LOAN TO
           STATE             GROUP II LOANS     BALANCE           LOANS         BALANCE         SCORE        VALUE RATIO
           -----             --------------     -------           -----         -------         -----        -----------
Alabama...................          5       $   1,007,046           0.32%    $  201,409         682              88.51%
Arkansas..................          2             273,030           0.09        136,515         723              85.46
Arizona...................         26          13,367,303           4.25        514,127         705              69.99
California................        219         122,679,486          38.99        560,180         729              70.75
Colorado..................         17           9,334,696           2.97        549,100         730              75.81
Connecticut...............          6           2,937,759           0.93        489,627         728              68.17
District of Columbia......          6           3,540,669           1.13        590,112         714              81.46
Delaware..................          4           2,081,024           0.66        520,256         744              75.63
Florida...................         35          19,086,061           6.07        545,316         716              71.91
Georgia...................          8           4,390,502           1.40        548,813         736              74.23
Hawaii....................          3           1,299,384           0.41        433,128         746              78.26
Iowa......................          1             478,120           0.15        478,120         707              78.00
Idaho.....................          2             292,934           0.09        146,467         671              81.20
Illinois..................         19           9,495,925           3.02        499,786         735              65.82
Kentucky..................          1           1,226,846           0.39      1,226,846         772              75.00
Louisiana.................          2             290,828           0.09        145,414         675              83.96
Massachusetts.............         13           6,284,893           2.00        483,453         740              72.30
Maryland..................         20          10,110,579           3.21        505,529         718              74.07
Maine.....................          2             880,012           0.28        440,006         697              80.03
Michigan..................         11           4,781,768           1.52        434,706         734              77.42
Minnesota.................          9           6,688,528           2.13        743,170         723              74.55
Missouri..................          4           2,645,506           0.84        661,377         694              70.68
Mississippi...............          1             102,266           0.03        102,266         651              90.00
Montana...................          2           2,056,073           0.65      1,028,036         676              56.10
North Carolina............          7           3,779,883           1.20        539,983         697              68.61
Nebraska..................          1             116,792           0.04        116,792         732              90.00
New Hampshire.............          6           3,178,135           1.01        529,689         733              72.36
New Jersey................         15           8,488,172           2.70        565,878         731              71.05
New Mexico................          1             148,344           0.05        148,344         665              85.00
Nevada....................          5           1,813,620           0.58        362,724         689              78.99
New York..................         10           5,752,764           1.83        575,276         756              68.59
Ohio......................          2             208,735           0.07        104,368         661              75.70
Oklahoma..................          3             797,990           0.25        265,997         696              73.29
Oregon....................         11           5,811,006           1.85        528,273         734              74.50
Pennsylvania..............          8           4,241,538           1.35        530,192         757              69.61
Rhode Island..............          3           1,752,614           0.56        584,205         760              73.19
South Carolina............          7           3,284,962           1.04        469,280         715              82.14
Tennessee.................          1             580,000           0.18        580,000         705              80.00
Texas.....................         16           6,694,360           2.13        418,397         720              76.14
Utah......................          5           1,693,308           0.54        338,662         681              71.77
Virginia..................         40          23,120,950           7.35        578,024         728              76.24
Washington................         35          16,320,577           5.19        466,302         724              73.74
Wisconsin.................          3           1,254,366           0.40        418,122         706              77.27
Wyoming...................          2             257,542           0.08        128,771         643              80.88
                                 ----       -------------         ------     ----------        ----              -----
Total.....................        599       $ 314,626,895         100.00%    $  525,254         726              72.32%
                                 ====       =============         ======

      No more than 0.9% of the Group II Loans will be secured by mortgaged properties located in any one zip code area in Colorado and no more than 0.8% of the Group II Loans will be secured by mortgage properties located in any one zip code area outside Colorado.

                   MORTGAGE LOAN PURPOSE OF THE GROUP II LOANS

                                    NUMBER OF                     PERCENTAGE OF   AVERAGE      WEIGHTED    WEIGHTED AVERAGE
                                     GROUP II       PRINCIPAL       GROUP II     PRINCIPAL     AVERAGE      LOAN-TO-VALUE
           LOAN PURPOSE               LOANS          BALANCE          LOANS       BALANCE    CREDIT SCORE       RATIO
           ------------               -----          -------          -----       -------    ------------       -----
Purchase..........................      162     $ 100,612,684          31.98%   $  621,066       744             74.97%
Rate/Term Refinance...............      172        83,427,319          26.52       485,043       720             73.25
Equity Refinance..................      265       130,586,893          41.51       492,781       716             69.69
                                       ----     -------------         ------    ----------      ----             -----
Total.............................      599     $ 314,626,895         100.00%   $  525,254       726             72.32%
                                       ====     =============         ======

             MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP II LOANS

                                                                                                                 WEIGHTED
                                       NUMBER OF                                     AVERAGE       WEIGHTED      AVERAGE
                                        GROUP II      PRINCIPAL    PERCENTAGE OF    PRINCIPAL      AVERAGE    LOAN-TO-VALUE
         DOCUMENTATION TYPE              LOANS         BALANCE     GROUP II LOANS    BALANCE     CREDIT SCORE     RATIO
         ------------------              -----         -------     --------------    -------     ------------     -----
Full/Alternate Documentation.......      337         $172,036,342      54.68%     $  510,494         717          74.53%
Reduced Documentation..............      262          142,590,553      45.32         544,239         737          69.66
                                        ----         ------------     ------      ----------        ----          -----
Total..............................      599         $314,626,895     100.00%     $  525,254         726          72.32%
                                        ====         ============     ======

      No more than 47.0% of such reduced loan documentation Group II Loans will be secured by mortgaged properties located in California.

      Approximately 0.7% of the Group II Loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "THE TRUSTS--UNDERWRITING POLICIES--GENERAL STANDARDS" in the prospectus.

                      OCCUPANCY TYPES OF THE GROUP II LOANS

                                                                                                               WEIGHTED
                                     NUMBER OF                   PERCENTAGE OF   AVERAGE      WEIGHTED         AVERAGE
                                     GROUP II       PRINCIPAL      GROUP II     PRINCIPAL      AVERAGE      LOAN-TO-VALUE
          OCCUPANCY TYPE               LOANS         BALANCE         LOANS       BALANCE    CREDIT SCORE        RATIO
          --------------               -----         -------         -----       -------    ------------        -----
Primary Residence.................     576       $  302,368,303       96.10%   $ 524,945        726             72.42%
Second/Vacation...................      23           12,258,593        3.90      532,982        722             69.83
                                      ----       --------------      ------    ---------       ----             -----
Total.............................     599       $  314,626,895      100.00%   $ 525,254        726             72.32%
                                      ====       ==============      ======

                 PROPERTY VALUATION TYPES OF THE GROUP II LOANS

                                      NUMBER                      PERCENTAGE      AVERAGE      WEIGHTED        WEIGHTED
                                    OF GROUP II     PRINCIPAL     OF GROUP II    PRINCIPAL      AVERAGE      AVERAGE LOAN-
     PROPERTY VALUATION TYPE           LOANS         BALANCE         LOANS        BALANCE    CREDIT SCORE   TO-VALUE RATIO
     -----------------------           -----         -------         -----        -------    ------------   --------------
Automated Valuation Model........       23       $   9,179,814         2.92%   $  399,122        698            76.02%
Appraisal........................      576         305,447,081        97.08       530,290        727            72.21
                                      ----       --------------      ------    ----------       ----            -----
Total.............................     599       $  314,626,895      100.00%   $  525,254        726            72.32%
                                      ====       ==============      ======

                 MORTGAGED PROPERTY TYPES OF THE GROUP II LOANS

                                                                                                                        WEIGHTED
                                           NUMBER OF                                     AVERAGE        WEIGHTED        AVERAGE
                                           GROUP II       PRINCIPAL    PERCENTAGE OF    PRINCIPAL    AVERAGE CREDIT     LOAN-TO
             PROPERTY TYPE                   LOANS         BALANCE     GROUP II LOANS    BALANCE          SCORE       VALUE RATIO
             -------------                   -----         -------     --------------    -------          -----       -----------
Single-family detached..........              412       $ 217,135,539       69.01%     $  527,028         726             71.87%
Planned Unit Developments (detached)          121          69,795,392       22.18         576,821         728             72.09
Condo Low-Rise (less than 5 stories)           32          13,759,969        4.37         429,999         722             77.26
Planned Unit Developments (attached)           16           6,408,032        2.04         400,502         722             76.60
Townhouse.......................                8           3,953,009        1.26         494,126         696             79.91
Two-to-four family units........                8           2,743,054        0.87         342,882         713             68.97
Condo Mid-Rise (5 to 8 stories).                1             623,900        0.20         623,900         745             80.00
Condo High-Rise (9 stories or more)             1             208,000        0.07         208,000         720             35.00
                                             ----       -------------      ------      ----------        ----             -----
Total...........................              599       $ 314,626,895      100.00%     $  525,254         726             72.32%
                                             ====       =============      ======

                NET MORTGAGE RATES OF THE DISCOUNT GROUP II LOANS

                                                                                                                 WEIGHTED
                                                                  PERCENTAGE      AVERAGE        WEIGHTED        AVERAGE
                                    NUMBER OF      PRINCIPAL     OF GROUP II     PRINCIPAL    AVERAGE CREDIT  LOAN-TO-VALUE
     NET MORTGAGE RATES (%)       GROUP II LOANS    BALANCE         LOANS         BALANCE          SCORE          RATIO
     ----------------------       --------------    -------         -----         -------          -----          -----
5.470...........................        5        $   2,768,889       0.88%     $  553,778           736            70.32%
5.595...........................       19           11,070,110       3.52         582,637           759            69.93
5.720...........................       23           13,872,462       4.41         603,151           736            67.49
5.820...........................        1              503,000       0.16         503,000           726            68.00
5.845...........................       45           25,888,319       8.23         575,296           739            72.22
5.970...........................      121           72,344,206      22.99         597,886           734            71.23
                                     ----        -------------      -----      ----------          ----            -----
Total...........................      214        $ 126,446,987      40.19%     $  590,874           737            70.88%
                                     ====        =============      =====

      As of the cut-off date, the weighted average of the Discount Fractions of the Discount Group II Loans will be approximately 2.123254901%.

                     AMORTIZATION TYPE OF THE GROUP II LOANS

                                                                                                       WEIGHTED      WEIGHTED
                                            NUMBER OF                                      AVERAGE      AVERAGE       AVERAGE
                                             GROUP II      PRINCIPAL     PERCENTAGE OF    PRINCIPAL     CREDIT     LOAN-TO-VALUE
            AMORTIZATION TYPE                 LOANS         BALANCE      GROUP II LOANS    BALANCE       SCORE         RATIO
            -----------------                 -----         -------      --------------    -------       -----         -----
Fully Amortizing......................         434       $ 221,126,257        70.28%     $  509,508       729           71.22%
Initial Interest Only Period - Ten Years       165          93,500,638        29.72         566,671       719           74.92
                                              ----       -------------       ------      ----------      ----           -----
Total.................................         599       $ 314,626,895       100.00%     $  525,254       726           72.32%
                                              ====       =============       ======

                      [This Page Intentionally Left Blank]

                                  APPENDIX III

                       AGGREGATE PLANNED PRINCIPAL BALANCE

                                                          AGGREGATE PLANNED
          DISTRIBUTION DATES                              PRINCIPAL BALANCE
          ------------------                              -----------------

          Initial........................                  $115,824,000.00
          July 2007......................                  $115,581,877.78
          August 2007....................                  $115,288,715.50
          September 2007.................                  $114,944,633.12
          October 2007...................                  $114,549,721.29
          November 2007..................                  $114,104,103.14
          December 2007..................                  $113,607,934.27
          January 2008...................                  $113,061,402.75
          February 2008..................                  $112,464,729.06
          March 2008.....................                  $111,818,165.98
          April 2008.....................                  $111,121,998.46
          May 2008.......................                  $110,376,543.49
          June 2008......................                  $109,582,149.86
          July 2008......................                  $108,739,197.96
          August 2008....................                  $107,848,099.49
          September 2008.................                  $106,909,297.20
          October 2008...................                  $105,923,264.49
          November 2008..................                  $104,890,505.12
          December 2008..................                  $103,811,552.73
          January 2009...................                  $102,686,970.47
          February 2009..................                  $101,517,350.52
          March 2009.....................                  $100,303,313.55
          April 2009.....................                   $99,045,508.25
          May 2009.......................                   $97,744,610.72
          June 2009......................                   $96,401,323.92
          July 2009......................                   $95,016,377.01
          August 2009....................                   $93,590,524.75
          September 2009.................                   $92,124,546.76
          October 2009...................                   $90,619,246.89
          November 2009..................                   $89,075,508.45
          December 2009..................                   $87,542,026.59
          January 2010...................                   $86,018,735.06
          February 2010..................                   $84,505,568.06
          March 2010.....................                   $83,002,460.23
          April 2010.....................                   $81,509,346.60
          May 2010.......................                   $80,026,162.66
          June 2010......................                   $78,552,844.28
          July 2010......................                   $77,089,327.80
          August 2010....................                   $75,635,549.93
          September 2010.................                   $74,191,447.80
          October 2010...................                   $72,756,958.98
          November 2010..................                   $71,332,021.41
          December 2010..................                   $69,916,573.45
          January 2011...................                   $68,510,553.86
          February 2011..................                   $67,113,901.81
          March 2011.....................                   $65,726,556.85
          April 2011.....................                   $64,348,458.92
          May 2011.......................                   $62,979,548.39
          June 2011......................                   $61,619,765.96
          July 2011......................                   $60,269,052.77
          August 2011....................                   $58,927,350.31
          September 2011.................                   $57,594,600.47
          October 2011...................                   $56,270,745.50
          November 2011..................                   $54,955,728.05


                                     III-1

                                                          AGGREGATE PLANNED
          DISTRIBUTION DATES                              PRINCIPAL BALANCE
          ------------------                              -----------------

          December 2011..................                   $53,649,491.13
          January 2012...................                   $52,351,978.13
          February 2012..................                   $51,063,132.79
          March 2012.....................                   $49,782,899.24
          April 2012.....................                   $48,511,221.96
          May 2012.......................                   $47,248,045.81
          June 2012......................                   $45,993,315.98
          July 2012......................                   $44,869,453.91
          August 2012....................                   $43,753,717.89
          September 2012.................                   $42,646,054.63
          October 2012...................                   $41,546,411.22
          November 2012..................                   $40,454,735.08
          December 2012..................                   $39,370,973.96
          January 2013...................                   $38,295,075.98
          February 2013..................                   $37,226,989.60
          March 2013.....................                   $36,166,663.60
          April 2013.....................                   $35,114,047.11
          May 2013.......................                   $34,069,089.58
          June 2013......................                   $33,031,740.83
          July 2013......................                   $32,041,336.84
          August 2013....................                   $31,058,251.45
          September 2013.................                   $30,082,435.98
          October 2013...................                   $29,113,842.05
          November 2013..................                   $28,152,421.61
          December 2013..................                   $27,198,126.92
          January 2014...................                   $26,250,910.58
          February 2014..................                   $25,310,725.46
          March 2014.....................                   $24,377,524.78
          April 2014.....................                   $23,451,262.06
          May 2014.......................                   $22,531,891.13
          June 2014......................                   $21,630,594.15
          July 2014......................                   $20,910,866.62
          August 2014....................                   $20,206,895.15
          September 2014.................                   $19,518,378.81
          October 2014...................                   $18,845,022.01
          November, 2014.................                   $18,186,534.49
          December 2014..................                   $17,542,631.13
          January 2015...................                   $16,913,031.97
          February 2015..................                   $16,297,462.01
          March 2015.....................                   $15,695,651.21
          April 2015.....................                   $15,107,334.37
          May 2015.......................                   $14,532,251.05
          June 2015......................                   $13,970,145.48
          July 2015......................                   $13,557,877.73
          August 2015....................                   $13,154,582.59
          September 2015.................                   $12,760,082.00
          October 2015...................                   $12,374,201.19
          November 2015..................                   $11,996,768.70
          December 2015..................                   $11,627,616.27
          January 2016...................                   $11,266,578.82
          February 2016..................                   $10,913,494.37
          March 2016.....................                   $10,568,203.97
          April 2016.....................                   $10,230,551.69
          May 2016.......................                    $9,900,384.53
          June 2016......................                    $9,577,552.36
          July 2016......................                    $9,372,350.91
          August 2016....................                    $9,170,667.63
          September 2016.................                    $8,972,443.13
          October 2016...................                    $8,777,618.98


                                     III-2

                                                          AGGREGATE PLANNED
          DISTRIBUTION DATES                              PRINCIPAL BALANCE
          ------------------                              -----------------

          November 2016..................                    $8,586,137.74
          December 2016..................                    $8,397,942.95
          January 2017...................                    $8,212,979.07
          February 2017..................                    $8,031,191.49
          March 2017.....................                    $7,852,526.54
          April 2017.....................                    $7,676,931.41
          May 2017.......................                    $7,504,354.20
          June 2017......................                    $7,327,283.09
          July 2017......................                    $7,153,334.27
          August 2017....................                    $6,982,454.11
          September 2017.................                    $6,814,589.85
          October 2017...................                    $6,649,689.67
          November 2017..................                    $6,487,702.58
          December 2017..................                    $6,328,578.49
          January 2018...................                    $6,172,268.13
          February 2018..................                    $6,018,723.08
          March 2018.....................                    $5,867,895.73
          April 2018.....................                    $5,719,739.28
          May 2018.......................                    $5,574,207.73
          June 2018......................                    $5,431,255.85
          July 2018......................                    $5,290,839.18
          August 2018....................                    $5,152,914.00
          September 2018.................                    $5,017,437.36
          October 2018...................                    $4,884,367.00
          November 2018..................                    $4,753,661.41
          December 2018..................                    $4,625,279.76
          January 2019...................                    $4,499,181.94
          February 2019..................                    $4,375,328.49
          March 2019.....................                    $4,253,680.63
          April 2019.....................                    $4,134,200.25
          May 2019.......................                    $4,016,849.86
          June 2019......................                    $3,901,592.65
          July 2019......................                    $3,788,392.39
          August 2019....................                    $3,677,213.48
          September 2019.................                    $3,568,020.94
          October 2019...................                    $3,460,780.37
          November 2019..................                    $3,355,457.96
          December 2019..................                    $3,252,020.46
          January 2020...................                    $3,150,435.20
          February 2020..................                    $3,050,670.07
          March 2020.....................                    $2,952,693.50
          April 2020.....................                    $2,856,474.45
          May 2020.......................                    $2,761,982.41
          June 2020......................                    $2,669,187.39
          July 2020......................                    $2,578,059.93
          August 2020....................                    $2,488,571.04
          September 2020.................                    $2,400,692.24
          October 2020...................                    $2,314,395.53
          November 2020..................                    $2,229,653.40
          December 2020..................                    $2,146,438.80
          January 2021...................                    $2,064,725.13
          February 2021..................                    $1,984,486.26
          March 2021.....................                    $1,905,696.49
          April 2021.....................                    $1,828,330.58
          May 2021.......................                    $1,752,363.70
          June 2021......................                    $1,677,771.46
          July 2021......................                    $1,604,529.86
          August 2021....................                    $1,532,615.35
          September 2021.................                    $1,462,004.74


                                     III-3

                                                          AGGREGATE PLANNED
          DISTRIBUTION DATES                              PRINCIPAL BALANCE
          ------------------                              -----------------

          October 2021...................                    $1,392,675.27
          November 2021..................                    $1,324,604.54
          December 2021..................                    $1,257,770.56
          January 2022...................                    $1,192,151.69
          February 2022..................                    $1,127,726.69
          March 2022.....................                    $1,064,474.65
          April 2022.....................                    $1,002,375.04
          May 2022.......................                      $941,393.11
          June 2022......................                      $881,523.98
          July 2022......................                      $822,748.15
          August 2022....................                      $765,046.43
          September 2022.................                      $708,399.99
          October 2022...................                      $652,790.30
          November 2022..................                      $598,199.16
          December 2022..................                      $544,608.67
          January 2023...................                      $492,001.24
          February 2023..................                      $440,359.59
          March 2023.....................                      $389,666.73
          April 2023.....................                      $339,905.96
          May 2023.......................                      $291,060.88
          June 2023......................                      $243,115.34
          July 2023......................                      $196,053.50
          August 2023....................                      $149,859.78
          September 2023.................                      $104,518.87
          October 2023...................                       $60,015.71
          November 2023..................                       $16,335.52
          December 2023..................                            $0.00


                                     III-4

                                   APPENDIX IV

                           TARGETED PRINCIPAL BALANCE

                                                              TARGETED
          DISTRIBUTION DATES                              PRINCIPAL BALANCE
          ------------------                              -----------------

          Initial........................                   $67,500,000.00
          July 2007......................                   $67,499,990.00
          August 2007....................                   $67,499,979.95
          September 2007.................                   $67,499,969.85
          October 2007...................                   $67,499,959.70
          November 2007..................                   $67,499,949.49
          December 2007..................                   $67,499,939.24
          January 2008...................                   $67,499,928.94
          February 2008..................                   $67,499,918.58
          March 2008.....................                   $67,499,908.17
          April 2008.....................                   $67,499,897.72
          May 2008.......................                   $67,499,887.20
          June 2008......................                   $67,499,876.64
          July 2008......................                   $67,499,866.02
          August 2008....................                   $67,499,855.35
          September 2008.................                   $67,499,844.63
          October 2008...................                   $67,499,833.85
          November 2008..................                   $67,499,823.02
          December 2008..................                   $67,499,812.14
          January 2009...................                   $67,499,801.20
          February 2009..................                   $67,499,790.20
          March 2009.....................                   $67,499,779.16
          April 2009.....................                   $67,499,768.05
          May 2009.......................                   $67,499,756.89
          June 2009......................                   $67,499,745.68
          July 2009......................                   $67,499,734.40
          August 2009....................                   $67,499,723.08
          September 2009.................                   $67,499,711.69
          October 2009...................                   $67,499,700.25
          November 2009..................                   $67,499,688.75
          December 2009..................                   $67,499,677.20
          January 2010...................                   $67,499,665.58
          February 2010..................                   $67,499,653.91
          March 2010.....................                   $67,499,642.18
          April 2010.....................                   $67,499,630.39
          May 2010.......................                   $67,499,618.54
          June 2010......................                   $67,499,606.63
          July 2010......................                   $67,499,594.67
          August 2010....................                   $67,499,582.64
          September 2010.................                   $67,499,570.55
          October 2010...................                   $67,499,558.41
          November 2010..................                   $67,499,546.20
          December 2010..................                   $67,499,533.93
          January 2011...................                   $67,499,521.60
          February 2011..................                   $67,499,509.21
          March 2011.....................                   $67,499,496.75
          April 2011.....................                   $67,499,484.24
          May 2011.......................                   $67,499,471.66
          June 2011......................                   $67,499,459.02
          July 2011......................                   $67,499,446.31
          August 2011....................                   $67,499,433.54
          September 2011.................                   $67,499,420.71
          October 2011...................                   $67,499,407.81
          November 2011..................                   $67,499,394.85

                                                              TARGETED
          DISTRIBUTION DATES                              PRINCIPAL BALANCE
          ------------------                              -----------------

          December 2011..................                   $67,499,381.83
          January 2012...................                   $67,499,368.74
          February 2012..................                   $67,499,355.58
          March 2012.....................                   $67,499,342.36
          April 2012.....................                   $67,499,329.07
          May 2012.......................                   $67,499,315.72
          June 2012......................                   $67,499,302.29
          July 2012......................                   $67,499,288.81
          August 2012....................                   $67,499,275.25
          September 2012.................                   $67,499,261.63
          October 2012...................                   $67,499,247.93
          November 2012..................                   $67,499,234.17
          December 2012..................                   $67,499,220.35
          January 2013...................                   $67,499,206.45
          February 2013..................                   $67,499,192.48
          March 2013.....................                   $67,499,178.44
          April 2013.....................                   $67,499,164.33
          May 2013.......................                   $67,499,150.16
          June 2013......................                   $67,499,135.91
          July 2013......................                   $67,499,121.59
          August 2013....................                   $67,499,107.19
          September 2013.................                   $67,499,092.73
          October 2013...................                   $67,499,078.19
          November 2013..................                   $67,499,063.58
          December 2013..................                   $67,499,048.90
          January 2014...................                   $67,499,034.15
          February 2014..................                   $67,499,019.32
          March 2014.....................                   $67,499,004.41
          April 2014.....................                   $67,498,989.44
          May 2014.......................                   $67,498,974.38
          June 2014......................                   $67,487,731.21
          July 2014......................                   $67,377,253.03
          August 2014....................                   $67,257,235.16
          September 2014.................                   $67,127,935.97
          October 2014...................                   $66,989,608.74
          November, 2014.................                   $66,842,501.72
          December 2014..................                   $66,686,858.31
          January 2015...................                   $66,522,917.02
          February 2015..................                   $66,350,911.68
          March 2015.....................                   $66,171,071.44
          April 2015.....................                   $65,983,620.88
          May 2015.......................                   $65,788,780.11
          June 2015......................                   $65,586,764.81
          July 2015......................                   $65,311,440.62
          August 2015....................                   $65,032,151.40
          September 2015.................                   $64,749,040.66
          October 2015...................                   $64,462,248.85
          November 2015..................                   $64,171,913.36
          December 2015..................                   $63,878,168.61
          January 2016...................                   $63,581,146.04
          February 2016..................                   $63,280,974.26
          March 2016.....................                   $62,977,779.05
          April 2016.....................                   $62,671,683.41
          May 2016.......................                   $62,362,807.62
          June 2016......................                   $62,051,269.33
          July 2016......................                   $61,691,845.23
          August 2016....................                   $61,332,662.45
          September 2016.................                   $60,973,755.93
          October 2016...................                   $60,615,159.77

                                                              TARGETED
          DISTRIBUTION DATES                              PRINCIPAL BALANCE
          ------------------                              -----------------

          November 2016..................                   $60,256,907.26
          December 2016..................                   $59,899,030.86
          January 2017...................                   $59,541,562.28
          February 2017..................                   $59,184,532.42
          March 2017.....................                   $58,827,971.43
          April 2017.....................                   $58,471,908.74
          May 2017.......................                   $58,116,373.01
          June 2017......................                   $57,715,716.10
          July 2017......................                   $57,315,842.41
          August 2017....................                   $56,916,780.06
          September 2017.................                   $56,518,556.49
          October 2017...................                   $56,121,198.37
          November 2017..................                   $55,724,731.68
          December 2017..................                   $55,329,181.68
          January 2018...................                   $54,934,572.97
          February 2018..................                   $54,540,929.46
          March 2018.....................                   $54,148,274.39
          April 2018.....................                   $53,756,630.38
          May 2018.......................                   $53,366,019.38
          June 2018......................                   $52,976,462.75
          July 2018......................                   $52,587,981.20
          August 2018....................                   $52,200,594.89
          September 2018.................                   $51,814,323.34
          October 2018...................                   $51,429,185.55
          November 2018..................                   $51,045,199.90
          December 2018..................                   $50,662,384.25
          January 2019...................                   $50,280,755.90
          February 2019..................                   $49,900,331.63
          March 2019.....................                   $49,521,127.70
          April 2019.....................                   $49,143,159.84
          May 2019.......................                   $48,766,443.30
          June 2019......................                   $48,390,992.80
          July 2019......................                   $48,016,822.63
          August 2019....................                   $47,643,946.58
          September 2019.................                   $47,272,377.98
          October 2019...................                   $46,902,129.69
          November 2019..................                   $46,533,214.14
          December 2019..................                   $46,165,643.35
          January 2020...................                   $45,799,428.88
          February 2020..................                   $45,434,581.85
          March 2020.....................                   $45,071,113.03
          April 2020.....................                   $44,709,032.73
          May 2020.......................                   $44,348,350.92
          June 2020......................                   $43,989,077.14
          July 2020......................                   $43,631,220.57
          August 2020....................                   $43,274,790.02
          September 2020.................                   $42,919,793.95
          October 2020...................                   $42,566,240.44
          November 2020..................                   $42,214,137.22
          December 2020..................                   $41,863,491.71
          January 2021...................                   $41,514,310.98
          February 2021..................                   $41,166,601.76
          March 2021.....................                   $40,820,370.49
          April 2021.....................                   $40,475,623.27
          May 2021.......................                   $40,132,365.90
          June 2021......................                   $39,790,603.88
          July 2021......................                   $39,450,342.43
          August 2021....................                   $39,111,586.46
          September 2021.................                   $38,774,340.63

                                                              TARGETED
          DISTRIBUTION DATES                              PRINCIPAL BALANCE
          ------------------                              -----------------

          October 2021...................                   $38,438,609.28
          November 2021..................                   $38,104,396.53
          December 2021..................                   $37,771,706.19
          January 2022...................                   $37,440,541.84
          February 2022..................                   $37,110,906.80
          March 2022.....................                   $36,782,804.15
          April 2022.....................                   $36,456,236.72
          May 2022.......................                   $36,131,032.24
          June 2022......................                   $35,807,368.95
          July 2022......................                   $35,485,248.98
          August 2022....................                   $35,164,674.27
          September 2022.................                   $34,845,646.50
          October 2022...................                   $34,528,167.15
          November 2022..................                   $34,212,237.51
          December 2022..................                   $33,897,858.66
          January 2023...................                   $33,585,031.49
          February 2023..................                   $33,273,756.67
          March 2023.....................                   $32,964,034.70
          April 2023.....................                   $32,655,865.91
          May 2023.......................                   $32,349,250.40
          June 2023......................                   $32,044,188.18
          July 2023......................                   $31,740,679.00
          August 2023....................                   $31,438,722.48
          September 2023.................                   $31,138,318.08
          October 2023...................                   $30,839,465.10
          November 2023..................                   $30,542,162.66
          December 2023..................                   $30,219,873.52
          January 2024...................                   $29,883,591.37
          February 2024..................                   $29,549,636.39
          March 2024.....................                   $29,217,993.32
          April 2024.....................                   $28,888,647.00
          May 2024.......................                   $28,561,582.40
          June 2024......................                   $28,236,784.54
          July 2024......................                   $27,914,238.57
          August 2024....................                   $27,593,929.73
          September 2024.................                   $27,275,843.35
          October 2024...................                   $26,959,964.86
          November 2024..................                   $26,646,279.79
          December 2024..................                   $26,334,773.74
          January 2025...................                   $26,025,432.43
          February 2025..................                   $25,718,241.67
          March 2025.....................                   $25,413,187.34
          April 2025.....................                   $25,110,255.44
          May 2025.......................                   $24,809,432.04
          June 2025......................                   $24,510,703.31
          July 2025......................                   $24,214,055.51
          August 2025....................                   $23,919,474.98
          September 2025.................                   $23,626,948.16
          October 2025...................                   $23,336,461.58
          November 2025..................                   $23,048,001.84
          December 2025..................                   $22,761,555.65
          January 2026...................                   $22,477,109.78
          February 2026..................                   $22,194,651.11
          March 2026.....................                   $21,914,166.59
          April 2026.....................                   $21,635,643.27
          May 2026.......................                   $21,359,068.27
          June 2026......................                   $21,084,428.79
          July 2026......................                   $20,811,712.12
          August 2026....................                   $20,540,905.65

                                                              TARGETED
          DISTRIBUTION DATES                              PRINCIPAL BALANCE
          ------------------                              -----------------

          September 2026.................                   $20,271,996.82
          October 2026...................                   $20,004,973.17
          November 2026..................                   $19,739,822.32
          December 2026..................                   $19,476,531.97
          January 2027...................                   $19,215,089.89
          February 2027..................                   $18,955,483.94
          March 2027.....................                   $18,697,702.07
          April 2027.....................                   $18,441,732.27
          May 2027.......................                   $18,187,562.65
          June 2027......................                   $17,935,181.38
          July 2027......................                   $17,684,576.69
          August 2027....................                   $17,435,736.92
          September 2027.................                   $17,188,650.46
          October 2027...................                   $16,943,305.79
          November 2027..................                   $16,699,691.45
          December 2027..................                   $16,457,796.06
          January 2028...................                   $16,217,608.33
          February 2028..................                   $15,979,117.03
          March 2028.....................                   $15,742,310.99
          April 2028.....................                   $15,507,179.14
          May 2028.......................                   $15,273,710.45
          June 2028......................                   $15,041,894.00
          July 2028......................                   $14,811,718.90
          August 2028....................                   $14,583,174.37
          September 2028.................                   $14,356,249.67
          October 2028...................                   $14,130,934.14
          November 2028..................                   $13,907,217.19
          December 2028..................                   $13,685,088.30
          January 2029...................                   $13,464,537.01
          February 2029..................                   $13,245,552.95
          March 2029.....................                   $13,028,125.80
          April 2029.....................                   $12,812,245.29
          May 2029.......................                   $12,597,901.26
          June 2029......................                   $12,385,083.57
          July 2029......................                   $12,173,782.18
          August 2029....................                   $11,963,987.11
          September 2029.................                   $11,755,688.42
          October 2029...................                   $11,548,876.27
          November 2029..................                   $11,343,540.85
          December 2029..................                   $11,139,672.44
          January 2030...................                   $10,937,261.37
          February 2030..................                   $10,736,298.03
          March 2030.....................                   $10,536,772.89
          April 2030.....................                   $10,338,676.47
          May 2030.......................                   $10,141,999.34
          June 2030......................                    $9,946,732.15
          July 2030......................                    $9,752,865.60
          August 2030....................                    $9,560,390.46
          September 2030.................                    $9,369,297.55
          October 2030...................                    $9,179,577.76
          November 2030..................                    $8,991,222.02
          December 2030..................                    $8,804,221.34
          January 2031...................                    $8,618,566.78
          February 2031..................                    $8,434,249.47
          March 2031.....................                    $8,251,260.56
          April 2031.....................                    $8,069,591.30
          May 2031.......................                    $7,889,232.98
          June 2031......................                    $7,710,176.95
          July 2031......................                    $7,532,414.60

                                                              TARGETED
          DISTRIBUTION DATES                              PRINCIPAL BALANCE
          ------------------                              -----------------

          August 2031....................                    $7,355,937.40
          September 2031.................                    $7,180,736.86
          October 2031...................                    $7,006,804.55
          November 2031..................                    $6,834,132.10
          December 2031..................                    $6,662,711.18
          January 2032...................                    $6,492,533.53
          February 2032..................                    $6,323,590.93
          March 2032.....................                    $6,155,875.23
          April 2032.....................                    $5,989,378.31
          May 2032.......................                    $5,824,092.12
          June 2032......................                    $5,660,008.66
          July 2032......................                    $5,497,119.98
          August 2032....................                    $5,335,418.19
          September 2032.................                    $5,174,895.43
          October 2032...................                    $5,015,543.90
          November 2032..................                    $4,857,355.87
          December 2032..................                    $4,700,323.64
          January 2033...................                    $4,544,439.56
          February 2033..................                    $4,389,696.04
          March 2033.....................                    $4,236,085.53
          April 2033.....................                    $4,083,600.54
          May 2033.......................                    $3,932,233.61
          June 2033......................                    $3,781,977.35
          July 2033......................                    $3,632,824.40
          August 2033....................                    $3,484,767.47
          September 2033.................                    $3,337,799.29
          October 2033...................                    $3,191,912.65
          November 2033..................                    $3,047,100.40
          December 2033..................                    $2,903,355.42
          January 2034...................                    $2,760,670.63
          February 2034..................                    $2,619,039.02
          March 2034.....................                    $2,478,453.60
          April 2034.....................                    $2,338,907.45
          May 2034.......................                    $2,200,393.67
          June 2034......................                    $2,062,905.43
          July 2034......................                    $1,926,435.92
          August 2034....................                    $1,790,978.39
          September 2034.................                    $1,656,526.13
          October 2034...................                    $1,523,072.48
          November 2034..................                    $1,390,610.81
          December 2034..................                    $1,259,134.53
          January 2035...................                    $1,128,637.12
          February 2035..................                      $999,112.08
          March 2035.....................                      $870,552.96
          April 2035.....................                      $742,953.34
          May 2035.......................                      $616,306.85
          June 2035......................                      $490,607.17
          July 2035......................                      $365,848.02
          August 2035....................                      $242,023.14
          September 2035.................                      $119,126.34
          October 2035...................                            $0.00

                                   APPENDIX V

                 YIELD MAINTENANCE AGREEMENTS NOTIONAL BALANCES

     YIELD MAINTENANCE AGREEMENT NOTIONAL BALANCE - CLASS I-A-6 CERTIFICATES

          DISTRIBUTION DATES                              NOTIONAL BALANCE
          ------------------                              ----------------

          July 25, 2007................                     $67,500,000
          August 25, 2007..............                     $67,288,682
          September 25, 2007...........                     $67,005,379
          October 25, 2007.............                     $66,651,216
          November 25, 2007............                     $66,226,467
          December 25, 2007............                     $65,731,562
          January 25, 2008.............                     $65,167,086
          February 25, 2008............                     $64,533,774
          March 25, 2008...............                     $63,832,517
          April 25, 2008...............                     $63,064,361
          May 25, 2008.................                     $62,230,498
          June 25, 2008................                     $61,332,275
          July 25, 2008................                     $60,371,183
          August 25, 2008..............                     $59,348,859
          September 25, 2008...........                     $58,267,083
          October 25, 2008.............                     $57,127,770
          November 25, 2008............                     $55,932,972
          December 25, 2008............                     $54,684,871
          January 25, 2009.............                     $53,385,773
          February 25, 2009............                     $52,038,104
          March 25, 2009...............                     $50,644,405
          April 25, 2009...............                     $49,207,326
          May 25, 2009.................                     $47,729,618
          June 25, 2009................                     $46,214,128
          July 25, 2009................                     $44,663,793
          August 25, 2009..............                     $43,081,630
          September 25, 2009...........                     $41,470,731
          October 25, 2009.............                     $39,834,253
          November 25, 2009............                     $38,175,413
          December 25, 2009............                     $36,560,393
          January 25, 2010.............                     $34,988,358
          February 25, 2010............                     $33,458,486
          March 25, 2010...............                     $31,969,969
          April 25, 2010...............                     $30,522,016
          May 25, 2010.................                     $29,113,846
          June 25, 2010................                     $27,744,695
          July 25, 2010................                     $26,413,810
          August 25, 2010..............                     $25,120,452
          September 25, 2010...........                     $23,863,895
          October 25, 2010.............                     $22,643,426
          November 25, 2010............                     $21,458,343
          December 25, 2010............                     $20,307,958
          January 25, 2011.............                     $19,191,594
          February 25, 2011............                     $18,108,587
          March 25, 2011...............                     $17,058,283
          April 25, 2011...............                     $16,040,041
          May 25, 2011.................                     $15,053,231
          June 25, 2011................                     $14,097,233
          July 25, 2011................                     $13,171,439
          August 25, 2011..............                     $12,275,251
          September 25, 2011...........                     $11,408,082
          October 25, 2011.............                     $10,569,355
          November 25, 2011............                      $9,758,504

          DISTRIBUTION DATES                              NOTIONAL BALANCE
          ------------------                              ----------------

          December 25, 2011............                      $8,974,973
          January 25, 2012.............                      $8,218,213
          February 25, 2012............                      $7,487,689
          March 25, 2012...............                      $6,782,873
          April 25, 2012...............                      $6,103,246
          May 25, 2012.................                      $5,448,300
          June 25, 2012................                      $4,817,534
          July 25, 2012................                      $4,210,457
          August 25, 2012..............                      $3,801,176
          September 25, 2012...........                      $3,413,415
          October 25, 2012.............                      $3,046,716
          November 25, 2012............                      $2,700,629
          December 25, 2012............                      $2,374,711
          January 25, 2013.............                      $2,068,530
          February 25, 2013............                      $1,781,658
          March 25, 2013...............                      $1,513,677
          April 25, 2013...............                      $1,264,176
          May 25, 2013.................                      $1,032,751
          June 25, 2013................                        $819,008
          July 25, 2013................                        $622,556
          August 25, 2013..............                        $494,277
          September 25, 2013...........                        $381,570
          October 25, 2013.............                        $284,072
          November 25, 2013............                        $201,433
          December 25, 2013............                        $133,305
          January 25, 2014.............                         $79,349
          February 25, 2014............                         $39,231
          March 25, 2014...............                         $12,623

    YIELD MAINTENANCE AGREEMENT NOTIONAL BALANCE - CLASS II-A-5 CERTIFICATES

          DISTRIBUTION DATES                             NOTIONAL BALANCE
          ------------------                             ----------------

          July 25, 2007................                     $95,000,000
          August 25, 2007..............                     $94,999,900
          September 25, 2007...........                     $94,999,800
          October 25, 2007.............                     $94,999,700
          November 25, 2007............                     $94,999,161
          December 25, 2007............                     $94,872,472
          January 25, 2008.............                     $94,620,658
          February 25, 2008............                     $94,244,940
          March 25, 2008...............                     $93,746,734
          April 25, 2008...............                     $93,127,648
          May 25, 2008.................                     $92,389,481
          June 25, 2008................                     $91,534,223
          July 25, 2008................                     $90,564,044
          August 25, 2008..............                     $89,481,302
          September 25, 2008...........                     $88,288,527
          October 25, 2008.............                     $86,988,425
          November 25, 2008............                     $85,583,869
          December 25, 2008............                     $84,077,895
          January 25, 2009.............                     $82,473,694
          February 25, 2009............                     $80,774,609
          March 25, 2009...............                     $78,984,125
          April 25, 2009...............                     $77,105,863
          May 25, 2009.................                     $75,143,572
          June 25, 2009................                     $73,101,121
          July 25, 2009................                     $70,982,493
          August 25, 2009..............                     $68,791,773
          September 25, 2009...........                     $66,533,139
          October 25, 2009.............                     $64,210,858
          November 25, 2009............                     $61,945,722
          December 25, 2009............                     $59,736,777
          January 25, 2010.............                     $57,583,083
          February 25, 2010............                     $55,483,718
          March 25, 2010...............                     $53,437,773
          April 25, 2010...............                     $51,444,356
          May 25, 2010.................                     $49,502,587
          June 25, 2010................                     $47,611,604
          July 25, 2010................                     $45,770,558
          August 25, 2010..............                     $43,978,613
          September 25, 2010...........                     $42,234,948
          October 25, 2010.............                     $40,538,755
          November 25, 2010............                     $38,889,242
          December 25, 2010............                     $37,285,626
          January 25, 2011.............                     $35,727,140
          February 25, 2011............                     $34,213,029
          March 25, 2011...............                     $32,742,550
          April 25, 2011...............                     $31,314,973
          May 25, 2011.................                     $29,929,580
          June 25, 2011................                     $28,585,666
          July 25, 2011................                     $27,282,535
          August 25, 2011..............                     $26,019,505
          September 25, 2011...........                     $24,795,904
          October 25, 2011.............                     $23,611,074
          November 25, 2011............                     $22,464,363
          December 25, 2011............                     $21,355,134
          January 25, 2012.............                     $20,282,759
          February 25, 2012............                     $19,246,621
          March 25, 2012...............                     $18,246,112

          DISTRIBUTION DATES                             NOTIONAL BALANCE
          ------------------                             ----------------

          April 25, 2012...............                     $17,280,637
          May 25, 2012.................                     $16,349,607
          June 25, 2012................                     $15,452,446
          July 25, 2012................                     $14,588,586
          August 25, 2012..............                     $14,070,680
          September 25, 2012...........                     $13,583,461
          October 25, 2012.............                     $13,126,398
          November 25, 2012............                     $12,698,969
          December 25, 2012............                     $12,300,658
          January 25, 2013.............                     $11,930,961
          February 25, 2013............                     $11,589,381
          March 25, 2013...............                     $11,275,429
          April 25, 2013...............                     $10,988,626
          May 25, 2013.................                     $10,728,499
          June 25, 2013................                     $10,494,584
          July 25, 2013................                     $10,286,425
          August 25, 2013..............                     $10,199,087
          September 25, 2013...........                     $10,135,392
          October 25, 2013.............                     $10,094,916
          November 25, 2013............                     $10,077,242
          December 25, 2013............                     $10,077,142
          January 25, 2014.............                     $10,077,042
          February 25, 2014............                     $10,076,942
          March 25, 2014...............                     $10,076,842
          April 25, 2014...............                     $10,076,742
          May 25, 2014.................                     $10,076,642
          June 25, 2014................                     $10,076,542
          July 25, 2014................                     $10,076,442
          August 25, 2014..............                     $10,076,342
          September 25, 2014...........                     $10,076,242
          October 25, 2014.............                     $10,076,142
          November 25, 2014............                     $10,076,042
          December 25, 2014............                     $10,075,942
          January 25, 2015.............                     $10,075,842
          February 25, 2015............                     $10,075,742
          March 25, 2015...............                     $10,075,642
          April 25, 2015...............                     $10,075,542
          May 25, 2015.................                     $10,075,442
          June 25, 2015................                     $10,075,342
          July 25, 2015................                     $10,075,242
          August 25, 2015..............                     $10,075,142
          September 25, 2015...........                      $9,857,926
          October 25, 2015.............                      $9,479,952
          November 25, 2015............                      $9,110,437
          December 25, 2015............                      $8,749,210
          January 25, 2016.............                      $8,396,105
          February 25, 2016............                      $8,050,956
          March 25, 2016...............                      $7,713,604
          April 25, 2016...............                      $7,383,890
          May 25, 2016.................                      $7,061,660
          June 25, 2016................                      $6,746,760
          July 25, 2016................                      $6,439,042
          August 25, 2016..............                      $6,253,831
          September 25, 2016...........                      $6,071,806
          October 25, 2016.............                      $5,892,912
          November 25, 2016............                      $5,717,098
          December 25, 2016............                      $5,544,311
          January 25, 2017.............                      $5,374,499
          February 25, 2017............                      $5,207,613
          March 25, 2017...............                      $5,043,603
          April 25, 2017...............                      $4,882,419

          DISTRIBUTION DATES                             NOTIONAL BALANCE
          ------------------                             ----------------

          May 25, 2017.................                      $4,717,941
          June 25, 2017................                      $4,556,363
          July 25, 2017................                      $4,397,634
          August 25, 2017..............                      $4,241,706
          September 25, 2017...........                      $4,088,530
          October 25, 2017.............                      $3,938,060
          November 25, 2017............                      $3,790,248
          December 25, 2017............                      $3,645,049
          January 25, 2018.............                      $3,502,418
          February 25, 2018............                      $3,362,311
          March 25, 2018...............                      $3,224,684
          April 25, 2018...............                      $3,089,495
          May 25, 2018.................                      $2,956,701
          June 25, 2018................                      $2,826,262
          July 25, 2018................                      $2,698,136
          August 25, 2018..............                      $2,572,284
          September 25, 2018...........                      $2,448,667
          October 25, 2018.............                      $2,327,247
          November 25, 2018............                      $2,207,984
          December 25, 2018............                      $2,090,842
          January 25, 2019.............                      $1,975,785
          February 25, 2019............                      $1,862,776
          March 25, 2019...............                      $1,751,779
          April 25, 2019...............                      $1,642,761
          May 25, 2019.................                      $1,535,687
          June 25, 2019................                      $1,430,523
          July 25, 2019................                      $1,327,237
          August 25, 2019..............                      $1,225,795
          September 25, 2019...........                      $1,126,166
          October 25, 2019.............                      $1,028,319
          November 25, 2019............                        $932,222
          December 25, 2019............                        $837,845
          January 25, 2020.............                        $745,159
          February 25, 2020............                        $654,134
          March 25, 2020...............                        $564,741
          April 25, 2020...............                        $476,952
          May 25, 2020.................                        $390,739
          June 25, 2020................                        $306,075
          July 25, 2020................                        $222,933
          August 25, 2020..............                        $141,286
          September 25, 2020...........                         $61,109

[This Page Intentionally Left Blank]

PROSPECTUS

Mortgage Pass-Through Certificates
Residential Funding Mortgage Securities I, Inc.
Depositor

Residential Funding Company, LLC
Sponsor

The depositor may periodically form separate trusts to issue certificates in series, backed by mortgage collateral.

OFFERED CERTIFICATES    The certificates in a series will represent interests in
                        a trust and will be paid  only  from the  assets of that
                        trust. The certificates will not represent  interests in
                        or   obligations   of   Residential   Funding   Mortgage
                        Securities I, Inc.,  Residential Funding Company, LLC or
                        any  of  their  affiliates.   Each  series  may  include
                        multiple classes of certificates  with differing payment
                        terms  and  priorities.   Credit   enhancement  will  be
                        provided for all offered certificates.

MORTGAGE COLLATERAL     Each trust will consist primarily of:

o mortgage loans secured by first liens on one- to four-family residential properties; or
o     mortgage securities and whole or partial participations in mortgage loans.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  April 6, 2007

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

      We provide information to you about the certificates in two separate documents that provide progressively more detail:

      o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

      o the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Additional Information", "Reports to Certificateholders" and "Incorporation of Certain Information by Reference in this Prospectus. You can request information incorporated by reference from Residential Funding Mortgage Securities I, Inc. by calling us at (952) 857-7000 or writing to us at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the Glossary attached to this prospectus.

                                ----------------

                                TABLE OF CONTENTS

INTRODUCTION................................................................   1

THE TRUSTS .................................................................   1

    General.................................................................   1

    The Mortgage Loans......................................................   4

    The Mortgaged Properties................................................   8

    Loan-to-Value Ratio.....................................................   9

MORTGAGE LOAN PROGRAM ......................................................  10

    Underwriting Standards..................................................  10

    Qualifications of Sellers...............................................  15

    Representations with Respect to the Mortgage Loans......................  16

    Limited Right of Substitution...........................................  17

    Subservicing............................................................  19

DESCRIPTION OF THE CERTIFICATES ............................................  22

    General.................................................................  22

    Form of Certificates....................................................  24

    Exchangeable Certificates...............................................  27

    Assignment of Trust Assets..............................................  29

    Review of Mortgage Loans................................................  30

    Spread..................................................................  31

    Payments on Mortgage Loans; Deposits to Certificate Account.............  31

    Withdrawals from the Custodial Account..................................  35

    Distributions...........................................................  36

    Example of Distributions................................................  38

    Advances................................................................  39

    Prepayment Interest Shortfalls..........................................  40

    Reports to Certificateholders...........................................  40

    Collection and Other Servicing Procedures...............................  42

    Special Servicing and Special Servicing Agreements......................  43

    Realization upon Defaulted Mortgage Loans...............................  44

DESCRIPTION OF CREDIT ENHANCEMENT ..........................................  46

    General.................................................................  46

    Letters of Credit.......................................................  47

    Subordination...........................................................  47

    Overcollateralization...................................................  49

    Mortgage Pool Insurance Policies........................................  49

    Special Hazard Insurance Policies.......................................  51

    Mortgage Insurance Policies.............................................  51

    Bankruptcy Policies.....................................................  51

    Reserve Funds...........................................................  52

    Certificate Insurance Policies; Surety Bonds............................  52

    Maintenance of Credit Enhancement.......................................  53

    Reduction or Substitution of Credit Enhancement.........................  53

OTHER FINANCIAL OBLIGATIONS RELATED TO THE CERTIFICATES ....................  54

    Swaps and Yield Supplement Agreements...................................  54

    Purchase Obligations....................................................  54

INSURANCE POLICIES ON MORTGAGE LOANS .......................................  55

    Primary Insurance Policies..............................................  55

    Standard Hazard Insurance on Mortgaged Properties.......................  57

THE DEPOSITOR ..............................................................  58

RESIDENTIAL FUNDING COMPANY, LLC ...........................................  58

THE POOLING AND SERVICING AGREEMENT ........................................  58

    Servicing and Other Compensation and Payment of Expenses................  58

    Evidence as to Compliance...............................................  59

    Certain Matters Regarding the Master Servicer and the Depositor.........  60

    Events of Default.......................................................  61

                                TABLE OF CONTENTS
                                   (continued)

    Rights upon Event of Default............................................  61

    Amendment...............................................................  62

    Termination; Retirement of Certificates.................................  63

    The Trustee.............................................................  64

YIELD CONSIDERATIONS........................................................  65

MATURITY AND PREPAYMENT CONSIDERATIONS .....................................  67

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ....................................  70

    The Mortgage Loans......................................................  70

    Environmental Legislation...............................................  79

    Servicemembers Civil Relief Act.........................................  80

    Default Interest and Limitations on Prepayments.........................  81

    Forfeitures in Drug and RICO Proceedings................................  81

MATERIAL FEDERAL INCOME TAX CONSEQUENCES ...................................  83

    General.................................................................  83

    Opinions................................................................  84

    REMICs..................................................................  84

    Taxation of Classes of Exchangeable Certificates ....................... 102

STATE AND OTHER TAX CONSEQUENCES ........................................... 102

ERISA CONSIDERATIONS ....................................................... 102

    Plan Asset Regulations.................................................. 102

    Considerations for ERISA Plans Regarding the Purchase of Certificates... 103

    Representations From Investing ERISA Plans.............................. 109

    Tax-Exempt Investors; REMIC Residual Certificates....................... 110

    Consultation With Counsel............................................... 110

LEGAL INVESTMENT MATTERS ................................................... 111

USE OF PROCEEDS ............................................................ 113

METHODS OF DISTRIBUTION .................................................... 113

LEGAL MATTERS .............................................................. 114

ADDITIONAL INFORMATION ..................................................... 114

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE .......................... 114

GLOSSARY ................................................................... 116

                                  INTRODUCTION

      The mortgage pass-through certificates offered may be sold from time to time in series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by Residential Funding Mortgage Securities I, Inc., the depositor, or any other entity specified in the related prospectus supplement, in a trust consisting primarily of a segregated pool of one- to four-family, residential first mortgage loans, acquired by the depositor from one or more affiliated or unaffiliated institutions. Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and the master servicer specified in the related prospectus supplement.

                                   THE TRUSTS

GENERAL

      The mortgage loans and other assets described in this prospectus under "The Trusts--The Mortgage Loans" and in the related prospectus supplement will be held in a trust for the benefit of the holders of the related series of certificates and any uncertificated interest, if any, under a pooling and servicing agreement as described in this section and in the related prospectus supplement. As specified in the related prospectus supplement, each series of certificates will represent in the aggregate the entire beneficial ownership interest in the mortgage pool consisting primarily of conventional mortgage loans, excluding any interest retained by the depositor or any other entity specified in the related prospectus supplement, evidenced by promissory notes, the mortgage notes secured by first mortgages or first deeds of trust or other similar security instruments creating a first lien on one- to four-family residential properties, or interests in the mortgage loans which may include mortgage securities evidencing interests in mortgage loans.

      As specified in the related prospectus supplement, the mortgaged properties will consist primarily of owner-occupied attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and modular pre-cut/panelized housing, and the fee, leasehold or other interests in the underlying real property. The mortgaged properties may include vacation, second and non-owner-occupied homes. If specified in the related prospectus supplement relating to a series of certificates, a mortgage pool may contain Cooperative Loans evidenced by Cooperative Notes. In addition, if specified in the related prospectus supplement relating to a series of certificates, a mortgage pool may contain Additional Collateral Loans or Pledged Asset Mortgage Loans that are secured, in addition to the related mortgaged property, by Additional Collateral or Pledged Assets.

      As used herein mortgage loans may include Cooperative Loans, Additional Collateral Loans, Interest Only Loans and Pledged Asset Mortgage Loans; mortgaged properties include shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes; mortgage notes include Cooperative Notes and mortgages include a security agreement with respect to a Cooperative Note.

      The mortgage loans may be loans that have been consolidated and/or have had various terms changed, loans that have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or at any time thereafter.

      The related prospectus supplement will provide material information concerning the types and characteristics of the mortgage loans included in the related mortgage pool. A Current Report on Form 8-K will be available upon request to holders of the related series of certificates and will be filed, together with the related pooling and servicing agreement with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. In the event that mortgage loans are added to or deleted from the trust after the date of the related prospectus supplement, that addition or deletion will be noted in the Form 8-K. Additions or deletions of this type, if any, will be made prior to the closing date.

      The depositor will cause the mortgage loans constituting each mortgage pool, or mortgage securities evidencing interests therein, to be assigned to the trustee named in the related prospectus supplement, for the benefit of the holders of all of the certificates of a series. The master servicer named in the related prospectus supplement will service the mortgage loans, usually through subservicers which are other mortgage servicing institutions, under a pooling and servicing agreement and will receive a fee for such services. See "Mortgage Loan Program" and "Description of the Certificates."

      With respect to those mortgage loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the master servicer alone were servicing those mortgage loans. In addition to or in lieu of the master servicer for a series of certificates, the related prospectus supplement may identify a Certificate Administrator for the trust. All references in this prospectus to master servicer and any discussions of the servicing and administration functions of the master servicer will also apply to the Certificate Administrator to the extent applicable.

      The depositor will generally make a series of limited representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse. See "Description of the Certificates--Assignment of Mortgage Loans."

      The master servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement, including its obligation to enforce certain purchase (to the extent applicable) and other obligations of subservicers, sellers and Residential Funding Company, LLC, as described in this prospectus under "Mortgage Loan Program--Representations with Respect to the Mortgage Loans," "--Subservicing" and "Description of the Certificates--Assignment of Trust Assets," and its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in amounts described in this prospectus under "Description of the Certificates--Advances," or under the terms of any mortgage securities. The obligation of the master servicer to make Advances will be limited to amounts which the master servicer believes ultimately would be reimbursable out of the proceeds of liquidation of the mortgage loans or any applicable form of credit support. See "Description of the Certificates--Advances."

      The prospectus supplement with respect to a series will describe the specific manner in which certificates of that series issued under a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust created under that pooling and servicing agreement. A trust will consist of, to the extent provided in the related pooling and servicing agreement:

      o mortgage loans and the related mortgage documents or interests therein, including any mortgage securities, underlying a particular series of certificates as from time to time are subject to the pooling and servicing agreement, exclusive of, if specified in the related prospectus supplement, any uncertificated interest in a trust asset or other interest retained by the depositor or any of its affiliates with respect to each Mortgage Loan;

      o assets including, without limitation, all payments and collections derived from the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in the Custodial Account and in the related Certificate Account;

      o property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure and portions of the related proceeds from the disposition of any related Additional Collateral or Pledged Assets;

      o hazard insurance policies and primary insurance policies, if any, and portions of the related proceeds; and

      o any combination, as and to the extent specified in the related prospectus supplement, of a letter of credit, purchase obligation, mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, reserve fund, bankruptcy policy, certificate insurance policy, surety bond or other similar types of credit enhancement as described under "Description of Credit Enhancement."

      The related prospectus supplement will describe the material terms and conditions of certificates of interest or participations in mortgage loans to the extent they are included in the related trust.

      Each mortgage loan will be selected by the depositor for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, including Residential Funding Company, LLC, from sellers who are affiliates of the depositor including Homecomings Financial, LLC and GMAC Mortgage, LLC, or from banks, savings and loan associations, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, or FDIC, and other mortgage loan originators or sellers not affiliated with the depositor, all as described in this prospectus under "Mortgage Loan Program." If a mortgage pool is composed of mortgage loans acquired by the depositor directly from sellers other than Residential Funding Company, LLC, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans are as described in the related prospectus supplement.

      The mortgage loans may also be delivered to the depositor in a Designated Seller Transaction. A "Designated Seller Transaction" is a transaction in which the mortgage loans are provided to the depositor by an unaffiliated seller, as more fully described in the prospectus supplement. Certificates issued in Designated Seller Transactions may be sold in whole or in part to any seller identified in the related prospectus supplement in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The related prospectus supplement for a Designated Seller Transaction will include information, provided by the related seller, about the seller, the mortgage loans and the underwriting standards applicable to the mortgage loans. Generally, all representations and warranties with respect to the mortgage loans sold in a Designated Seller Transaction will be made only by the applicable unaffiliated seller, referred to herein as the Designated Seller. The depositor will take reasonable steps to ensure that the mortgage loans in a Designated Seller Transaction satisfy the eligibility criteria for securitization transactions registered on Form S-3 with the Securities and Exchange Commission. The depositor will limit Designated Seller Transactions to creditworthy unaffiliated sellers. In addition, the depositor will obtain from Designated Sellers representations and warranties regarding specific characteristics of the mortgage loans, together with an obligation to repurchase any mortgage loans that do not satisfy such representations and warranties. Furthermore, if set forth in the related prospectus supplement for any Designated Seller Transaction, the depositor will obtain from the Designated Sellers the obligation to indemnify the depositor against any liabilities resulting from a breach of such representations and warranties.

      If specified in the related prospectus supplement, the trust underlying a series of certificates may include mortgage securities. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in such trusts. As specified in the related prospectus supplement, the mortgage securities will primarily be similar to certificates offered hereunder in their collateral and their cash flows. The primary collateral for both the mortgage securities and the related certificates will be the same pool of mortgage loans. Payments on the mortgage securities will be passed through to holders of the related certificates. As to any series of certificates, the related prospectus supplement will include a description of the mortgage securities and any related credit enhancement, and the mortgage loans underlying those mortgage securities will be described together with any other mortgage loans included in the mortgage pool relating to that series. As to any series of certificates, as used in this prospectus a mortgage pool includes the related mortgage loans underlying any mortgage securities.

      For any series of certificates backed by mortgage securities, the entity that administers the mortgage securities may be referred to as the administrator, if so specified in the related prospectus supplement. References in this prospectus to Advances to be made and other actions to be taken by the master servicer in connection with the mortgage loans may include Advances made and other actions taken under the terms of the mortgage securities.

      As specified in the applicable prospectus supplement, each series of certificates will evidence interests in one mortgage pool including mortgage loans having an aggregate principal balance of not less than approximately $5,000,000 as of the cut-off date. Each certificate will evidence an interest in only the related mortgage pool and corresponding trust, and not in any other mortgage pool or trust.

THE MORTGAGE LOANS

GENERAL

      As specified in the related prospectus supplement, all of the mortgage loans in a mortgage pool will:

      o have monthly payments due or deemed to be due on the first of each month;

      o be secured by mortgaged properties located in any of the 50 states, the District of Columbia, Guam or any other territory of the United States, or be Puerto Rico mortgage loans; and

      o have one or more types of Interest Rate Characteristics, Amortization Provisions and Other Attributes as described below.

INTEREST RATE CHARACTERISTICS

      The accompanying prospectus supplement will describe the type of interest rates of the mortgage loans, which will include adjustable-rate mortgage loans or ARM Loans, fixed-rate mortgage loans and Convertible Mortgage Loans.

      ARM LOANS. ARM Loans will provide for a fixed initial mortgage rate until the first date on which the mortgage rate is to be adjusted and an original term to maturity of not more than 40 years. After this date, the mortgage rate may adjust periodically, subject to any applicable limitations, based on changes in the relevant index, to a rate equal to the index plus the Gross Margin. The initial mortgage rate on an ARM loan may be lower than the sum of the then-applicable index and the Gross Margin for the ARM loan. The index or indices for a particular pool will be specified in the accompanying prospectus supplement and may include one of the following indexes:

      o the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of six months, one year or other terms to maturity;

      o the weekly auction average investment yield of U.S. Treasury bills of various maturities;

      o the daily bank prime loan rate as quoted by financial industry news sources;

      o the cost of funds of member institutions of any of the regional Federal Home Loan Banks;

      o the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date that will be specified in the accompanying prospectus supplement; or

      o the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

      ARM loans have features that provide different investment considerations than fixed-rate mortgage loans. Adjustable mortgage rates can cause payment increases that may exceed some mortgagors' capacity to cover such payments. An ARM loan may provide that its mortgage rate may not be adjusted to a rate above the applicable maximum mortgage rate or below the applicable minimum mortgage rate, if any, for the ARM loan. In addition, some of the ARM loans may provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period. Some ARM loans provide for limitations on the amount of scheduled payments of principal and interest.

      Other ARM loans may permit the borrower to select from various payment options on each payment date. Those options may include a payment of accrued interest only, a minimum payment based on an amortization schedule that may not be sufficient to cover accrued interest on the ARM loan thus producing negative amortization, a monthly payment that would fully amortize the ARM loan over its remaining term to maturity at the current interest rate, and a monthly payment that would fully amortize the ARM loan over a shorter period at the current interest rate.

      CONVERTIBLE MORTGAGE LOANS. On any conversion of a Convertible Mortgage Loan, either the depositor will be obligated to repurchase or Residential Funding Company, LLC, the applicable subservicer or a third party will be obligated to purchase the converted mortgage loan. Alternatively, if specified in the related prospectus supplement, the depositor, Residential Funding Company, LLC or another party may agree to act as remarketing agent with respect to the converted mortgage loans and, in such capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions. Upon the failure of any party so obligated to purchase any converted mortgage loan, the inability of any remarketing agent to arrange for the sale of the converted mortgage loan and the unwillingness of the remarketing agent to exercise any election to purchase the converted mortgage loan for its own account, the related mortgage pool will thereafter include both fixed rate and adjustable rate mortgage loans.

AMORTIZATION PROVISIONS

      The accompanying prospectus supplement will also describe the applicable amortization provisions of the mortgage loans. The mortgage loans may include:

      o     loans with equal monthly payments;

      o     Balloon Loans;

      o     Interest Only Loans;

      o     mortgage loans that experience graduated payment schedules; and

      o     mortgage loans that experience negative amortization.

      BALLOON LOANS. Balloon Loans generally require a monthly payment of a pre-determined amount that will not fully amortize the loan until the maturity date, at which time the Balloon Amount will be due and payable. For Balloon Loans, payment of the Balloon Amount, which, based on the amortization schedule of those mortgage loans, is expected to be a substantial amount, will typically depend on the mortgagor's ability to obtain refinancing of the mortgage loan or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, the level of available mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the master servicer nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property;

      INTEREST ONLY LOANS. Interest Only Loans generally require that a borrower make monthly payments of accrued interest, but not principal, for a predetermined period following origination (commonly referred to as an "interest-only period"). After the interest-only period, the borrower's monthly payment generally will be recalculated to cover both interest and principal so that the Interest Only Loan will be paid in full by its final payment date. As a result, if the monthly payment increases, the borrower may not be able to pay the increased amount and may default or refinance the Interest Only Loan to avoid the higher payment. Because no scheduled principal payments are required to be made during the interest only period, the related offered certificates will receive smaller scheduled principal distributions during that period than they would have received if the borrower were required to make monthly payments of interest and principal from origination. In addition, because a borrower is not required to make scheduled principal payments during the interest only period, the principal balance of an Interest Only Loan may be higher than the principal balance of a similar mortgage loan that requires payment of principal and interest throughout the entire term of the mortgage loan, and a higher principal balance may result in a greater loss upon the liquidation of an Interest Only Loan due to a default;

      GRADUATED PAYMENT MORTGAGE LOANS. Graduated payment mortgage loans provide for monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on that mortgage loan. The monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its term to maturity, either 15 years or 40 years, as applicable. Deferred interest, if any, will be added to the principal balance of these mortgage loans.

      NEGATIVELY AMORTIZING ARM LOANS. Certain ARM loans may be subject to negative amortization from time to time prior to their maturity. Negative amortization may result from either the adjustment of the mortgage rate on a more frequent basis than the adjustment of the scheduled payment or the application of a cap on the size of the scheduled payment. In the first case, negative amortization results if an increase in the mortgage rate occurs prior to an adjustment of the scheduled payment on the related mortgage loan and such increase causes accrued monthly interest on the mortgage loan to exceed the scheduled payment. In the second case, negative amortization results if an increase in the mortgage rate causes accrued monthly interest on a mortgage loan to exceed the limit on the size of the scheduled payment on the mortgage loan. In addition, ARM loans with payment options described above may produce negative amortization if the borrower chooses an option that does not cover the accrued interest on the ARM loan. If the scheduled payment is not sufficient to pay the accrued monthly interest on a negative amortization ARM loan, the amount of accrued monthly interest that exceeds the scheduled payment on the mortgage loans is added to the principal balance of the ARM loan and is to be repaid from future scheduled payments. Negatively amortizing ARM loans do not provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The accompanying prospectus supplement will specify whether the ARM loans underlying a series allow for negative amortization.

COLLATERAL CHARACTERISTICS

      The accompanying prospectus supplement will also describe the type of collateral securing the mortgage loans. In addition to the mortgage loans secured only by fee simple or leasehold interests on residential properties, each trust may include:

      o     Pledged Asset Mortgage Loans; and

      o     Additional Collateral Mortgage Loans.

      PLEDGED ASSET MORTGAGE LOANS. Each Pledged Asset will be held by a custodian for the benefit of the trustee for the trust in which the related Pledged Asset Mortgage Loan is held, and will be invested in investment obligations permitted by the rating agencies rating the related series of certificates. The amount of the Pledged Assets will be determined by the seller in accordance with its underwriting standards, but generally will not be more than an amount that, if applied to reduce the original principal balance of the mortgage loan, would reduce that principal balance to less than 70% of the appraised value of the mortgaged property.

      If, following a default by the mortgagor and the liquidation of the related mortgaged property, there remains a loss on the related mortgage loan, the limited liability company will be required to pay to the master servicer or the subservicer on behalf of the trustee the amount of that loss, up to the pledged amount for such mortgage loan. If the mortgagor becomes a debtor in a bankruptcy proceeding, there is a significant risk that the Pledged Assets will not be available to be paid to the certificateholders, since the bankruptcy court may prevent the custodian from making these payments. At the mortgagor's request, and in accordance with some conditions, the Pledged Assets may be applied as a partial prepayment of the mortgage loan. The Pledged Assets will be released to the limited liability company if the outstanding principal balance of the mortgage loan has been reduced by the amount of the Pledged Assets.

      ADDITIONAL COLLATERAL LOANS. The Additional Collateral Requirement will generally terminate when the loan-to-value ratio, or LTV ratio, of the mortgage loan is reduced to a predetermined level, which generally shall not be more than 80%, as a result of a reduction in the loan amount caused by principal payments by the mortgagor under the mortgage loan or an increase in the appraised value of the related mortgaged property.

      The seller of the Additional Collateral Loan or the related subservicer, as applicable, will be required, in accordance with the master servicer's servicing guidelines or its normal servicing procedures, to attempt to realize on any Additional Collateral if the related Additional Collateral Loan is liquidated upon default. The right to receive proceeds from the realization of Additional Collateral upon any liquidation will be assigned to the related trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral and thereafter remitted to the trustee.

      The prospectus supplement relating to any mortgage pool that includes a material amount of Additional Collateral Loans will describe the insurance company that will issue a limited purpose surety bond insuring any deficiency in the amounts realized by the Additional Collateral Loan seller from the liquidation of Additional Collateral, up to the amount of the Additional Collateral Requirement. This surety bond will be issued by an insurance company whose claims-paying ability is rated in the highest long-term rating category by each rating agency rating the applicable series of certificates. For additional considerations concerning the Additional Collateral Loans, see "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders".

OTHER ATTRIBUTES

      Each trust may also include mortgage loans with the attributes described below, which will be described further in the accompanying prospectus supplement as applicable.

      COOPERATIVE LOANS. Cooperative Loans are evidenced by promissory notes secured by a first lien on the shares issued by Cooperatives and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units within a Cooperative. As used in this prospectus, mortgage loans may include Cooperative Loans; mortgaged properties may include shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes; mortgage notes may include Cooperative Notes; and mortgages may include security agreements with respect to Cooperative Notes.

      PREPAYMENT CHARGES ON THE MORTGAGE LOANS. In some cases, mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. The prospectus supplement will disclose whether a material portion of the mortgage loans provide for payment of a prepayment charge if the mortgagor prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer or another entity identified in the accompanying prospectus supplement will generally be entitled to all prepayment charges and late payment charges received on the mortgage loans and those amounts will not be available for payment on the certificates unless the prospectus supplement discloses that those charges will be available for payment. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments".

      "EQUITY REFINANCE" AND "RATE AND TERM REFINANCE" MORTGAGE LOANS. Some of the mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be "rate and term refinance" mortgage loans, as to which substantially all of the proceeds, net of related costs incurred by the mortgagor, are used to refinance an existing mortgage loan or loans, which may include a junior lien, primarily in order to change the interest rate or other terms of the existing mortgage loan. All of these types of loans are nevertheless secured by mortgaged properties.

      BUY-DOWN MORTGAGE LOANS. In the case of Buy-Down Mortgage Loans, the monthly payments made by the mortgagor during the Buy-Down Period will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

      o Buy-Down Funds contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account;

      o if the Buy-Down Funds are contributed on a present value basis, investment earnings on the Buy-Down Funds; or

      o additional Buy-Down Funds to be contributed over time by the mortgagor's employer or another source.

      All Buy-Down Funds will be available to fund scheduled principal and interest payments on the related mortgage loans. See "Description of the Certificates--Payments on Mortgage Collateral-- Buy-Down Mortgage Loans." Under Residential Funding Company, LLC's underwriting standards, the mortgagor under each Buy-Down Mortgage Loan will be qualified based on the initial reduced monthly payment amount. See "Mortgage Loan Program--Underwriting Standards" for a discussion of loss and delinquency considerations relating to Buy-Down Mortgage Loans.

      ADDITIONAL TYPES OF LOANS. In the case of certain mortgage loans a portion of the proceeds of a mortgage loan may be held by the originator and used to reimburse the mortgagor for some costs of construction of or improvements to the related mortgaged property. The appraised value of this type of mortgaged property will be based on the assumption that the construction has been completed; no inspections of the mortgaged property will be made. If the construction is not completed, the actual value of the related mortgaged property could be adversely affected and, even if the escrowed proceeds are applied to reduce the principal balance of the mortgage loan, the actual LTV ratio of the mortgage loan could be higher than that assumed at the time of origination of the mortgage loan. In addition, the application of any unused proceeds could cause the rate of payment of principal on the mortgage loan to be faster than that assumed.

THE MORTGAGED PROPERTIES

      The mortgaged properties may consist of attached or detached individual dwellings, cooperative dwellings, individual condominiums, townhouses, duplexes, row houses, modular pre-cut/panelized housing, individual units or two- to four-unit dwellings in planned unit developments, two-to four-family dwellings and other attached dwelling units. Each mortgaged property, other than a Cooperative dwelling, will be located on land owned in fee simple by the mortgagor or, if specified in the related prospectus supplement, land leased by the mortgagor. Attached and detached dwellings may include structures where each mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in an apartment building owned by a Cooperative. The proprietary lease or occupancy agreement securing a Cooperative Loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. See "Certain Legal Aspects of Mortgage Loans."

      The mortgaged properties may be owner occupied or non-owner occupied and may include vacation homes, second homes and investment properties. The percentage of mortgage loans that are owner-occupied will be disclosed in the related prospectus supplement. The basis for any statement that a given percentage of the mortgage loans are secured by mortgaged properties that are owner-occupied will be one or more of the following:

      o the making of a representation by the mortgagor at origination of a mortgage loan that the mortgagor intends to use the mortgaged property as a primary residence,

      o a representation by the originator of the mortgage loan (which representation may be based solely on the above clause), or

      o the fact that the mailing address for the mortgagor is the same as the address of the mortgaged property;

Any representation and warranty in the related pooling and servicing agreement regarding owner-occupancy may be based solely on that information. Mortgage loans secured by investment properties, including two- to four-unit dwellings, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loans.

LOAN-TO-VALUE RATIO

      In the case of most purchase mortgage loans, the LTV ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (1) the appraised value determined in an appraisal or other valuation obtained at origination of the mortgage loan and (2) the sales price for the related mortgaged property, except that in the case of some employee or preferred customer loans, the denominator of the ratio may be the sales price. In some cases, in lieu of an appraisal, a valuation of the mortgaged property will be obtained from a service that provides an automated valuation. An automated valuation evaluates, through the use of computer models, various types of publicly-available information such as recent sales prices for similar homes within the same geographic area and within the same price range.

      In the case of certain other mortgage loans, including purchase, refinance or converted mortgage loans, the LTV ratio at origination is defined in most cases as the ratio, expressed as a percentage, of the principal amount of the mortgage loan to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no appraisal has been obtained, the value of the related mortgaged property which value generally will be supported by either:

      o     a representation by the related seller as to the value;

      o a broker's price opinion, automated valuation, drive by appraisal or other certification of value;

      o an appraisal obtained within twelve months prior to the refinancing, modification or conversion or, under the streamlined refinancing program described herein, an appraisal obtained within approximately 24 months prior to the refinancing; or

      o the sales price, if the mortgaged property was purchased within the previous twelve months.

      In the case of some mortgage loans seasoned for over twelve months, the LTV ratio may be determined at the time of purchase from the related seller based on the ratio of the current loan amount to the current value of the related mortgaged property which value may be supported by either:

      o     a statistical analysis;

      o     a broker's price opinion or automated valuation; or

      o an appraisal obtained within 120 days of the purchase date, in which case the LTV ratio may be significantly lower than the ratio determined at origination.

      The denominator of the applicable ratio described in the preceding three paragraphs is the appraised value. To the extent that the appraised value of the related mortgaged property has declined, the actual LTV ratio as to such mortgage loan will be higher than the LTV ratio set forth for that mortgage loan in the related prospectus supplement. In connection with a representation by the related seller as to the value of the mortgaged property, the seller in most cases will represent and warrant that either (i) the current value of the related mortgaged property at the time of refinancing, modification or conversion was not less than the appraised value of the related property at the time of the origination of the original mortgage loan or (ii) the current LTV ratio of the mortgage loan generally meets the depositor's underwriting guidelines. There can be no assurance that the substance of that representation and warranty will be true.

      Some of the mortgage loans that are subject to negative amortization will have LTV ratios that will increase after origination as a result of their negative amortization. In the case of some seasoned mortgage loans, the values used in calculating LTV ratios may no longer be accurate valuations of the mortgaged properties, particularly where the LTV ratio was not determined at the time of purchase as described in the four preceding paragraphs. Certain mortgaged properties may be located in regions where property values have declined significantly since the time of origination. In addition, the LTV ratio does not take into account any secondary financing. Under the depositor's underwriting standards, a seller is usually permitted to provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, provided that the combined LTV ratio is not greater than 100%. Secondary financing is readily available and may be obtained by a mortgagor from a lender including the seller at any time, including at origination.

                              MORTGAGE LOAN PROGRAM

      The mortgage loans will have been purchased by the depositor, either directly or indirectly through Residential Funding Company, LLC, from sellers. The mortgage loans will have been originated generally in accordance with the depositor's underwriting standards or alternative underwriting criteria as described in this section under "Underwriting Standards" or as described in the related prospectus supplement.

UNDERWRITING STANDARDS

GENERAL STANDARDS

      Residential Funding Company, LLC's Jumbo A Program is designed for borrowers with good credit who may have difficulty obtaining traditional financing due to principal balances that do not conform to the guidelines of Federal Home Loan Mortgage Corporation, or Freddie Mac or the Federal National Mortgage Association or Fannie Mae. The depositor's underwriting standards with respect to the mortgage loans will generally conform to those published in Residential Funding Company, LLC's Client Guide, as application to the "Jumbo A" program. The underwriting standards contained in the Client Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor's mortgage pass-through certificates. The mortgage loans may be underwritten by Residential Funding Company, LLC or by a designated third party. In some circumstances, however, the mortgage loans may be underwritten only by the seller. See "Underwriting Standards--Client Guide Standards" and "--Qualifications of Sellers." Residential Funding Company, LLC may perform only sample quality assurance reviews to determine whether the mortgage loans in any mortgage pool were underwritten in accordance with applicable standards. The mortgage loans in any mortgage pool may be underwritten by Residential Funding Company, LLC, a seller or a designated third party through the use of an automated underwriting system. In the case of a Designated Seller Transaction, the mortgage loans may be underwritten by the designated seller or a designated third party through the use of an automated underwriting system. Any determination of underwriting eligibility using an automated system will only be based on the information entered into the system and the information that the system is programmed to review. Loans underwritten through the use of an automated underwriting system may not require delivery to Residential Funding Company, LLC of all or a portion of the related credit files. For additional information regarding automated underwriting systems that are used by Residential Funding Company, LLC to review some of the mortgage loans that it purchases and that may be included in any mortgage pool, see "Underwriting Standards--Automated Underwriting" below.

      With respect to the depositor's underwriting standards, as well as any other underwriting standards that may be applicable to any mortgage loans, the underwriting standards include a set of specific criteria under which the underwriting evaluation is made. However, the application of underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

      In addition, the depositor purchases mortgage loans which do not conform to the underwriting standards contained in the Client Guide. A portion of the mortgage loans will be purchased in negotiated transactions, which may be governed by master commitment agreements relating to ongoing purchases of mortgage loans by Residential Funding Company, LLC or the designated seller. The sellers who sell to Residential Funding Company, LLC or the designated seller will represent that the mortgage loans have been originated in accordance with underwriting standards agreed to by Residential Funding Company, LLC or the designated seller, as applicable. Residential Funding Company, LLC or the designated seller, on behalf of the depositor, will review only a limited portion of the mortgage loans in any delivery from the related seller for conformity with the applicable underwriting standards. A portion of the mortgage loans will be purchased from sellers who will represent that the mortgage loans were originated pursuant to underwriting standards determined by a mortgage insurance company or third party origination system acceptable to Residential Funding Company, LLC or the designated seller. The depositor, or Residential Funding Company, LLC or the designated seller, on behalf of the depositor, may accept a certification from an insurance company or a confirmation by a third party as to a mortgage loan's insurability in a mortgage pool as of the date of certification or confirmation as evidence of a mortgage loan conforming to applicable underwriting standards. Such certifications or confirmations will likely have been issued before the purchase of the mortgage loan by Residential Funding Company, LLC or the depositor.

      The level of review by Residential Funding Company, LLC, the designated seller or the depositor, if any, of any mortgage loan for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including:

      o     factors relating to the experience and status of the seller;

      o characteristics of the specific mortgage loan, including the principal balance, the LTV ratio, the loan type or loan program; and

      o the applicable credit score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to the depositor.

      Residential Funding Company, LLC, on behalf of the depositor, typically will review a sample of the mortgage loans purchased by Residential Funding Company, LLC for conformity with the applicable underwriting standards and to assess the likelihood of repayment of the mortgage loans. Such underwriting reviews will generally not be conducted with respect to any individual mortgage pool related to a series of certificates.

      Credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the mortgage loans may be originated and reviewed may provide that qualification for the loan, or the availability of various loan features, including maximum loan amount, maximum LTV ratio, property type and use, and documentation level, may depend on the borrower's credit score.

      The underwriting standards utilized in negotiated transactions and master commitments, the underwriting standards of insurance companies issuing certificates and the underwriting standards applicable to mortgage loans underlying mortgage securities may vary substantially from the underwriting standards contained in the Client Guide. Those underwriting standards are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the adequacy of the mortgaged property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the mortgage loans included in any mortgage pool, the related prospectus supplement generally will not distinguish among the various underwriting standards applicable to the mortgage loans nor describe any review for compliance with applicable underwriting standards performed by the depositor or Residential Funding Company, LLC. Moreover, there can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of mortgage loans underwritten pursuant to varying underwriting standards will be equivalent under all circumstances. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the seller or of the originator of the mortgage loans and will be described in the related prospectus supplement.

      The depositor, either directly or indirectly through Residential Funding Company, LLC, will also purchase mortgage loans from its affiliates, including GMAC Mortgage, LLC and Homecomings Financial, LLC, with underwriting standards in accordance with the Client Guide or as otherwise agreed to by the depositor. However, in some limited circumstances, the mortgage loans may be employee or preferred customer loans with respect to which, in accordance with the related affiliate's mortgage loan programs, income, asset and employment verifications and appraisals may not have been required. With respect to mortgage loans made under any employee loan program maintained by Residential Funding Company, LLC, or its affiliates, in limited circumstances preferential interest rates may be allowed, and primary insurance policies may not be required in connection with an LTV ratio over 80%. As to any series of certificates representing interests in such mortgage loans, credit enhancement may be provided covering losses on the mortgage loans to the extent that these losses would be covered by primary insurance policies if obtained, in the form of a corporate guaranty or in other forms described in this prospectus under "Description of Credit Enhancement." Neither the depositor nor Residential Funding Company, LLC will review any affiliate's mortgage loans for conformity with the underwriting standards contained in the Client Guide.

CLIENT GUIDE STANDARDS

      The following is a brief description of the underwriting standards set forth in the Client Guide for full documentation loan programs. Initially, a prospective borrower, other than a trust if the trust is the borrower, is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained which reports the borrower's current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue that employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts. In the case of a mortgage loan secured by a property owned by a trust, the foregoing procedures may be waived where the mortgage note is executed on behalf of the trust.

      In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to verify that the property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Alternatively, property valuations may be made under various other methods, including automated valuation models, as described in this prospectus under "The Trusts--The Mortgage Loans."

      Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding Company, LLC or the designated seller after the origination of a mortgage loan if the seller does not provide to Residential Funding Company, LLC or the designated seller a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

      The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. In most cases, mortgage loans amortize over a 15- to 40-year period. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in most cases, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's Credit Score would not be lower if obtained as of the date of the related prospectus supplement.

      Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home, including property taxes and hazard insurance, and other financial obligations and monthly living expenses. ARM loans, Buy-Down Mortgage Loans, graduated payment mortgage loans and any other mortgage loans will generally be underwritten on the basis of the borrower's ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase even though the borrowers may not be able to make the higher payments at the time of origination. The mortgage rate in effect from the origination date of an ARM loan or other types of loans to the first adjustment date are likely to be lower, and may be significantly lower, than the sum of the then applicable index and Note Margin. Similarly, the amount of the monthly payment on Buy-Down Mortgage Loans and graduated payment mortgage loans will increase periodically. If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either ARM loans or graduated payment mortgage loans that are subject to negative amortization, due to the addition of deferred interest the principal balances of those mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. With respect to Balloon Loans, payment of the Balloon Amount will depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the Balloon Loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

      If so specified in the related prospectus supplement, a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation refinancing program, contained in the Client Guide. This program permits mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated. For example, a new appraisal of the mortgaged property may not be required if the refinanced mortgage loan was originated up to approximately 24 months prior to the refinancing. In addition, the mortgagor's income may not be verified, although continued employment is required to be verified. In some cases, the mortgagor may be permitted to borrow up to 100% of the outstanding principal amount of the original mortgage loan. Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced, including for purposes of the disclosure in the related prospectus supplement.

      The underwriting standards set forth in the Client Guide will be varied in appropriate cases, including "limited" or "reduced loan documentation" mortgage loan programs. Some reduced loan documentation programs, for example, do not require income, employment or asset verifications. In most cases, in order to be eligible for a reduced loan documentation program, the LTV ratio must meet applicable guidelines, the borrower must have a good credit history and the borrower's eligibility for this type of program may be determined by use of a credit scoring model.

      In its evaluation of mortgage loans that have more than twelve months of payment experience, Residential Funding Company, LLC tends to place greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors traditionally applied to newly originated mortgage loans. Some mortgage loans seasoned for over twelve months may be underwritten for purchase by Residential Funding Company, LLC based on the borrower's credit score and payment history, with no current income verification, and under alternative property valuation methods described in this prospectus under "The Trusts--The Mortgage Loans."

      The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders." The depositor's underwriting standards applicable to all states, including anti-deficiency states, typically require that the underwriting officers of the originator be satisfied that the value of the property being financed, as indicated by the appraisal or other acceptable valuation method, currently supports and is anticipated to support in the future the outstanding loan balance, although there can be no assurance that the value will support in the future the outstanding loan balance.

AUTOMATED UNDERWRITING

      In recent years, the use of automated underwriting systems has become commonplace in the residential mortgage market. Residential Funding Company, LLC evaluates many of the mortgage loans that it purchases through the use of one or more automated underwriting systems. In general, these systems are programmed to review most of the information set forth in Residential Funding Company, LLC's Client Guide as the underwriting criteria necessary to satisfy each underwriting program. The system may make adjustments for some compensating factors, which could result in a mortgage loan being approved even if all of the specified underwriting criteria in the Client Guide for that underwriting program are not satisfied.

      In some cases, Residential Funding Company, LLC enters information into the automated underwriting system using documentation delivered to Residential Funding Company, LLC by the seller. In this situation, each automated review will either generate an approval or a recommendation for further review. Most approved mortgage loans will not receive any additional review of their credit components. In the case of a recommendation for further review, underwriting personnel may perform a manual review of the mortgage loan documentation before Residential Funding Company, LLC will accept or reject the mortgage loan. For most sellers, Residential Funding Company, LLC will conduct a limited review of the mortgage loan documentation. If that limited review does not detect any material deviations from the applicable underwriting criteria, Residential Funding Company, LLC will approve that mortgage loan for purchase.

      In other cases, the seller enters the information directly into the automated underwriting system. Mortgage loans that have been approved by the automated underwriting system, and submitted to Residential Funding Company, LLC for purchase may be reviewed to verify that the information entered by the seller accurately reflects information contained in the underwriting documentation. For most sellers, Residential Funding Company, LLC will verify the accuracy of the information with respect to a sample of that seller's mortgage loans.

      Because an automated underwriting system will only consider the information that it is programmed to review, which may be more limited than the information that could be considered in the course of a manual review, the results of an automated underwriting review may not be consistent with the results of a manual review. In addition, there could be programming inconsistencies between an automated underwriting system and the underwriting criteria set forth in Residential Funding Company, LLC's Client Guide, which could in turn be applied to numerous mortgage loans the system reviews. We cannot assure you that an automated underwriting review will in all cases result in the same determination as a manual review with respect to whether a mortgage loan satisfies Residential Funding Company, LLC's underwriting criteria.

QUALIFICATIONS OF SELLERS

      Except with respect to Designated Seller Transactions, each seller, other than the FDIC and investment banking firms, will have been approved by Residential Funding Company, LLC for participation in Residential Funding Company, LLC's loan purchase program. In determining whether to approve a seller for participation in the loan purchase program, Residential Funding Company, LLC generally considers, among other things: the financial status of the seller; the previous experience of the seller in originating mortgage loans and its potential origination volumes; the prior delinquency and loss experience of the seller (if available); the underwriting standards employed by the seller and its quality control procedures; and, if applicable, the servicing operations of the seller. In order to be approved for program participation, sellers are generally required to have a net worth of at least $500,000, although this amount can be reduced if certain compensating factors, including guarantees or pricing concessions, are present.

      There can be no assurance that any seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of mortgage loans sold by it in the trust for a series of certificates, or thereafter. If a seller becomes subject to the direct or indirect control of the FDIC, or if a seller's net worth, financial performance or delinquency and foreclosure rates deteriorate, that institution may continue to be treated as a seller. Any event of this type may adversely affect the ability of the seller to repurchase the mortgage loan in the event of a breach of representation or warranty which has not been cured.

      As specified in the related prospectus supplement, the qualifications required of sellers for approval by Residential Funding Company, LLC as participants in its loan purchase programs may not apply to sellers in Designated Seller Transactions. To the extent the seller in a Designated Seller Transaction fails to or is unable to repurchase any mortgage loan due to a breach of representation and warranty, neither the depositor, Residential Funding Company, LLC nor any other entity will have assumed the representations and warranties and any related losses will be borne by the certificateholders or by the credit enhancement, if any.

REPRESENTATIONS WITH RESPECT TO THE MORTGAGE LOANS

      Except in the case of a Designated Seller Transaction, Residential Funding Company, LLC will provide with respect to each mortgage loan, including Jumbo A program loans, constituting a part of the trust, all of the representations and warranties required by the rating agency or agencies rating a specific series of certificates. In a Designated Seller Transaction, the Designated Seller would make substantially the same representations and warranties, which are not expected to vary in any material respect. Residential Funding Company, LLC will generally represent and warrant that:

      o as of the cut-off date, the information set forth in a listing of the related mortgage loans is true and correct in all material respects;

      o except in the case of Cooperative Loans, either a policy of title insurance in the form and amount required by the Client Guide or an equivalent protection was effective or an attorney's certificate was received at the origination of each mortgage loan, and each policy remained in full force and effect on the date of sale of the mortgage loan to the depositor;

      o to the best of Residential Funding Company, LLC's knowledge, if required, the mortgage loans are the subject of a primary insurance policy;

      o Residential Funding Company, LLC had good title to each mortgage loan and each mortgage loan is subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except with respect to any buy-down agreement for a Buy-Down Mortgage Loan;

      o     each mortgaged property is free of damage and is in good repair;

      o each mortgage loan complied in all material respects with all applicable local, state and federal laws at the time of origination;

      o no mortgage loan is 30 or more days delinquent in payment of principal and interest as of the related cut-off date and was not so delinquent more than once during the twelve-month period prior to the cut-off date; and

      o there is no delinquent tax or assessment lien against any mortgaged property.

      In the event of a breach of a representation or warranty made by Residential Funding Company, LLC that materially adversely affects the interests of the certificateholders in a mortgage loan, Residential Funding Company, LLC will be obligated to repurchase or substitute for that mortgage loan as described below. In addition, except in the case of a Designated Seller Transaction, Residential Funding Company, LLC will be obligated to repurchase or substitute for as described below any mortgage loan as to which it is discovered that the related mortgage is not a valid first lien on the related mortgaged property subject only to:

      o liens of real property taxes and assessments not yet due and payable,

      o covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the mortgage and other permissible title exceptions and

      o other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the mortgaged property.

      In addition, except in the case of a Designated Seller Transaction, with respect to any mortgage loan as to which the depositor delivers to the trustee or the custodian an affidavit certifying that the original mortgage note has been lost or destroyed, if the mortgage loan subsequently is in default and the enforcement of the mortgage loan or of the related mortgage is materially adversely affected by the absence of the original mortgage note, Residential Funding Company, LLC will be obligated to repurchase or substitute for that mortgage loan in the manner described in this section of the prospectus.

      Mortgage collateral sellers will typically make certain representations and warranties regarding the characteristics of the mortgage collateral that they sell. However, mortgage collateral purchased from certain unaffiliated sellers may be purchased with very limited or no representations and warranties. In addition, Residential Funding Company, LLC and the depositor will not assign to the trustee for the benefit of the certificateholders any of the representations and warranties made by a mortgage collateral seller regarding mortgage collateral or any remedies provided for any breach of those representations and warranties. Accordingly, unless the accompanying prospectus supplement discloses that additional representations and warranties are made by the mortgage collateral seller or other person for the benefit of the certificateholders, the only representations and warranties that will be made for the benefit of the certificateholders will be the limited representations and warranties of Residential Funding Company, LLC described above. If a breach of a representation and warranty made by a mortgage collateral seller is discovered that materially and adversely affects the interests of the certificateholders and that representation and warranty has been assigned to the trustee for the benefit of the certificateholders, the master servicer will be required to use its best reasonable efforts to enforce the obligation of the mortgage collateral seller to cure such breach or repurchase the mortgage collateral.

      The depositor will assign to the trustee for the benefit of the holders of the related series of certificates all of its right, title and interest in each agreement by which it purchased a mortgage loan from Residential Funding Company, LLC insofar as the agreement relates to the representations and warranties made by Residential Funding Company, LLC relating to the mortgage loan and any remedies provided for with respect to any breach of those representations and warranties. If a designated seller or Residential Funding Company, LLC cannot cure a breach of any representation or warranty relating to a mortgage loan made by it and assigned to the trustee which materially and adversely affects the interests of the certificateholders in that mortgage loan within 90 days after notice from the master servicer, a designated seller or Residential Funding Company, LLC, as the case may be, will be obligated to purchase the mortgage loan at the purchase price set forth in the related pooling and servicing agreement which purchase price will in most cases be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the mortgage rate, less the amount, expressed as a percentage per annum, payable as master servicing compensation or subservicing compensation, as applicable, and, if applicable, any uncertificated interest in a trust.

      Because the listing of the related mortgage loans generally contains information with respect to the mortgage loans as of the cut-off date, prepayments and, in limited circumstances, modifications to the interest rate and principal and interest payments may have been made with respect to one or more of the related mortgage loans between the cut-off date and the closing date. Residential Funding Company, LLC will not be required to purchase or substitute for any mortgage loan as a result of this type of prepayment or modification.

LIMITED RIGHT OF SUBSTITUTION

      As to any mortgage loan required to be purchased by Residential Funding Company, LLC, as provided above, rather than repurchase the mortgage loan, Residential Funding Company, LLC may, at its sole option, remove the deleted mortgage loan from the trust and cause the depositor to substitute in its place a qualified substitute mortgage loan; however, this substitution must be effected within 120 days of the date of the initial issuance of the certificates with respect to a trust for which no REMIC election is to be made. With respect to a trust for which a REMIC election is to be made, any substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the certificates, and may not be made unless an opinion of counsel is delivered to the effect that the substitution would not cause the trust to fail to qualify as a REMIC and either
(a) an opinion of counsel is delivered to the effect that such substitution would not result in a prohibited transaction tax under the Internal Revenue Code or (b) the trust is indemnified for any prohibited transaction tax that may result from the substitution.

      Any qualified substitute mortgage loan generally will, on the date of substitution:

      o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan, with the amount of any shortfall to be deposited in a Custodial Account in the month of substitution for distribution to the certificateholders;

      o have a mortgage rate and a Net Mortgage Rate not less than, and not more than one percentage point greater than, the mortgage rate and Net Mortgage Rate, respectively, of the deleted mortgage loan as of the date of substitution;

      o have an LTV ratio at the time of substitution no higher than that of the deleted mortgage loan at the time of substitution;

      o have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage loan; and

      o comply with all of the representations and warranties set forth in the related pooling and servicing agreement as of the date of substitution.

      The related pooling and servicing agreement may include additional requirements relating to ARM loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

      A seller in a Designated Seller Transaction, will have no option to substitute for a mortgage loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

      The master servicer will be required under the applicable pooling and servicing agreement to use its best reasonable efforts to enforce the purchase or substitution obligation of Residential Funding Company, LLC or the designated seller of which it has knowledge due to a breach of representation or warranty that was made for the benefit of the trustee and the certificateholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the master servicer in the event that a designated seller or Residential Funding Company, LLC, as the case may be, fails to honor that obligation. The master servicer is not obligated to review, and will not review, every mortgage loan that is in foreclosure or is delinquent to determine if a breach of a representation and warranty has occurred. The master servicer will maintain policies and procedures regarding repurchase practices that are consistent with its general servicing activities. The policies and procedures generally will limit review of loans that are seasoned and these policies and procedures are subject to change, in good faith, to reflect the master servicer's current servicing activities. Application of these policies and procedures may result in losses being borne by the related credit enhancement and, to the extent not available, the related certificateholders.

      Furthermore, the master servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. In accordance with the above described practices, the master servicer will not be required to enforce any purchase obligation of a designated seller, Residential Funding Company, LLC or seller arising from any misrepresentation by a designated seller, Residential Funding Company, LLC or the seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation of the designated seller, Residential Funding Company, LLC or the seller did not directly cause or are not likely to directly cause a loss on the related mortgage loan. In the case of a Designated Seller Transaction where the seller fails to repurchase a mortgage loan and neither the depositor, Residential Funding Company, LLC nor any other entity has assumed the representations and warranties, the repurchase obligation of the seller will not become an obligation of the depositor or Residential Funding Company, LLC. The foregoing obligations will constitute the sole remedies available to certificateholders or the trustee for a breach of any representation or warranty by Residential Funding Company, LLC or, if applicable, the designated seller, or for any other event giving rise to the obligations.

SUBSERVICING

      The seller of a mortgage loan will usually act as the subservicer for that mortgage loan under a subservicing agreement between Residential Funding Company, LLC and the subservicer unless servicing is released to Residential Funding Company, LLC or has been transferred to a servicer approved by Residential Funding Company, LLC. The master servicer may, but is not obligated to, assign the related subservicing to designated subservicers that will be qualified sellers and that may include GMAC Mortgage Company, LLC or its affiliates. A representative form of subservicing agreement is included as an exhibit to the forms of pooling and servicing agreements filed as exhibits to the registration statement of which this prospectus is a part. The subservicing agreement executed in connection with a Designated Seller Transaction or with respect to some mortgage loans sold in negotiated transactions will usually vary from the form filed herewith to accommodate the different features of the mortgage loans included in a Designated Seller Transaction and to vary the parameters constituting an event of default.

      The following description describes all material terms and provisions relating to the subservicing agreements. The description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the form of subservicing agreement and by the discretion of the master servicer to modify the subservicing agreement and to enter into different subservicing agreements. While any subservicing agreement will be a contract solely between the master servicer and the subservicer, the pooling and servicing agreement under which a series of certificates is issued will provide that, if for any reason the master servicer for that series of certificates is no longer the master servicer of the related mortgage loans, the trustee or any successor master servicer must recognize the subservicer's rights and obligations under that subservicing agreement.

      With the approval of the master servicer, a subservicer may delegate its servicing obligations to third-party servicers, but that subservicer will remain obligated under the related subservicing agreement. Each subservicer will be required to perform the customary functions of a servicer, including:

      o collection of payments from mortgagors and remittance of those collections to the master servicer;

      o maintenance of hazard insurance and filing and settlement of claims thereunder, subject in some cases to the right of the master servicer to approve in advance any such settlement;

      o maintenance of escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by the mortgagor under the mortgage loan;

      o processing of assumptions or substitutions, although the master servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;

      o     attempting to cure delinquencies; and

      o     maintaining accounting records relating to the mortgage loans.

      A subservicer may also be required to supervise foreclosures and inspect and manage mortgaged properties. A subservicer will also be obligated to make Advances to the master servicer for delinquent installments of principal and interest, net of any subservicing or other compensation, on mortgage loans, as described more fully under "Description of the Certificates--Advances," and in respect of some taxes and insurance premiums not paid on a timely basis by mortgagors. In addition, a subservicer is obligated to pay to the master servicer interest on the amount of any partial prepayment of principal received and applied to reduce the outstanding principal balance of a mortgage loan from the date of application of that payment to the first day of the following month. Any amounts paid by a subservicer pursuant to the preceding sentence will be for the benefit of the master servicer as additional servicing compensation. No assurance can be given that the subservicers will carry out their Advance or payment obligations with respect to the mortgage loans. A subservicer may, as limited by the terms of the related prospectus supplement, transfer its servicing obligations to another entity that has been approved for participation in Residential Funding Company, LLC's loan purchase programs, but only with the approval of the master servicer.

      As compensation for its servicing duties, the subservicer will be entitled to a monthly servicing fee, to the extent the related mortgage loan payment has been collected, in a minimum amount set forth in the related prospectus supplement. The subservicer or master servicer may also be entitled to collect and retain, as part of its servicing compensation, any late charges or prepayment penalties, as provided in the mortgage note or related instruments. The subservicer will be reimbursed by the master servicer for some expenditures which it makes, in most cases to the same extent that the master servicer would be reimbursed under the applicable pooling and servicing agreement. In some instances, the subservicer will receive additional compensation in the form of all or a portion of the interest due and payable on the applicable mortgage loan which is over and above the interest rate that the depositor or Residential Funding Company, LLC, as the case may be, required at the time it committed to purchase the mortgage loan. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses."

      Each subservicer will be required to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the subservicer in its servicing capacity. Each subservicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

      Each subservicer will be required to service each mortgage loan under the terms of the subservicing agreement for the entire term of that mortgage loan, unless the subservicing agreement is earlier terminated by the master servicer or unless servicing is released to the master servicer or transferred to an approved subservicer. In accordance with applicable law, the master servicer may terminate a subservicing agreement immediately upon the giving of notice upon stated events, including the violation of the subservicing agreement by the subservicer, or upon sixty days' notice to the subservicer without cause upon payment of an amount equal to approximately 2% of the aggregate outstanding principal balance of all mortgage loans, including the mortgage loans, serviced by such subservicer under a subservicing agreement.

      The master servicer may agree with a subservicer to amend a subservicing agreement. Upon termination of a subservicing agreement, the master servicer may act as servicer of the related mortgage loans or enter into one or more new subservicing agreements. If the master servicer acts as servicer, it will not assume liability for the representations and warranties of the subservicer which it replaces. If the master servicer enters into a new subservicing agreement, each new subservicer must either be a seller, meet the standards for becoming a seller or have servicing experience that is otherwise satisfactory to the master servicer.

      The master servicer may make reasonable efforts to have the new subservicer assume liability for the representations and warranties of the terminated subservicer, but no assurance can be given that such an assumption will occur and, in any event, if the new subservicer is an affiliate of Residential Funding Company, LLC the liability for such representations and warranties will not be assumed by the new subservicer. In the event of this type of assumption, the master servicer may in the exercise of its business judgment release the terminated subservicer from liability in respect of the representations and warranties. Any amendments to a subservicing agreement or to a new subservicing agreement may contain provisions different from those described in this prospectus which are in effect in the original subservicing agreements. However, the pooling and servicing agreement for each trust will provide that any amendment or new agreement may not be inconsistent with or violate the related pooling and servicing agreement in a manner which would materially and adversely affect the interests of the certificateholders.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The certificates will be issued in series. Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, or Securities Act, with respect to the certificates of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Securities and Exchange Commission as an exhibit to a Form 8-K. The following summaries, together with additional summaries under "The Pooling and Servicing Agreement" below, describe all material terms and provisions relating to the certificates common to each pooling and servicing agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each trust and the related prospectus supplement.

      Each series of certificates may consist of any one or a combination of the following types of certificates:

Accretion Directed............  A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying pool of assets.

Accrual.......................  A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

Companion.....................  A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component.....................  Aclass consisting of "components." The components of a class of component certificates may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component certificates may be identified as falling into one or more of the categories in this chart.

Fixed Rate....................  A class with an interest rate that is fixed throughout the life of the class.

Floating Rate.................  A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Interest Only.................  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Inverse Floating Rate.........  A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Lockout.......................  A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying pool of assets that are allocated disproportionately to the senior certificates because of the shifting interest structure of the certificates in the trust and/or (2) scheduled principal payments on the underlying pool of assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying pool of assets that the lockout class is locked out of will be distributed to the other classes of senior certificates.

Partial Accrual...............  A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Principal Only................  A class that does not bear interest and is entitled to receive only distributions of principal.

Planned Principal or PACs.....  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying pool of assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal...........  A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying pool of assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Senior Support................  A class that absorbs some or all of the realized losses that would otherwise be allocated to a super senior class after the related classes of subordinated certificates are no longer outstanding.

Sequential Pay................  Classes that receive principal payments in a prescribed sequence, that do not have
                                predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of certificates may be identified as a sequential pay class.

Super Senior..................  A class that will not bear its proportionate share of some or all realized losses as its share is directed to another class, referred to as the "senior support class" until the class certificate balance of the support class is reduced to zero.

Targeted Principal or TACs....  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying pool of assets.

Variable Rate.................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).

      Credit support for each series of certificates will be provided by a mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, bankruptcy policy, letter of credit, purchase obligation, reserve fund, certificate insurance policy, surety bond or other credit enhancement as described under "Description of Credit Enhancement," or by the subordination of one or more classes of certificates as described under "--Subordination" or by any combination of the foregoing.

FORM OF CERTIFICATES

      As specified in the related prospectus supplement, the certificates of each series will be issued either as physical certificates or in book-entry form. If issued as physical certificates, the certificates will be in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement to register the certificates. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term certificateholder or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate.

      If issued in book-entry form, the classes of a series of certificates will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC. No global security representing book-entry certificates may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the certificates and will be considered the sole representative of the beneficial owners of certificates for all purposes.

      The registration of the global securities in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, is also used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their securities in definitive form. These laws may impair the ability to own or transfer book-entry certificates.

      Purchasers of securities in the United States may hold interests in the global certificates through DTC, either directly, if they are participants in that system, or otherwise indirectly through a participant in DTC. Purchasers of securities in Europe may hold interests in the global securities through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

      Because DTC will be the only registered owner of the global securities, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

      DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

      The accompanying prospectus supplement will specify whether a beneficial owner in an interest in any book-entry certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, or (ii) the depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the book-entry certificates agree to initiate a termination. Upon the occurrence of one of the foregoing events, the trustee is required to notify, through DTC, participants who have ownership of DTC registered certificates as indicated on the records of DTC of the availability of definitive certificates for their DTC registered certificates. Upon surrender by DTC of the definitive certificates representing the DTC registered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the DTC registered certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

      Prior to any such event, beneficial owners will not be recognized by the trustee, the master servicer, the servicer or the Certificate Administrator as holders of the related certificates for purposes of the pooling and servicing agreement, and beneficial owners will be able to exercise their rights as owners of their certificates only indirectly through DTC, participants and indirect participants.

      Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry certificates may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry certificates will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry certificates to persons or entities that are not participants in the DTC system, or to otherwise act for the certificates, may be limited because of the lack of physical certificates evidencing the certificates and because DTC may act only on behalf of participants.

      Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

      Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

      Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

      Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System operator is the Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

      The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments with respect to securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

      Distributions on the book-entry certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments in respect of their certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the book-entry certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefore. DTC may take conflicting actions with respect to any action of certificateholders of any class to the extent that participants authorize those actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates has undertaken any responsibility or assumed any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry certificates, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

EXCHANGEABLE CERTIFICATES

      GENERAL

      If specified in the accompanying prospectus supplement, one or more classes of certificates will be exchangeable certificates. Any class of exchangeable certificates will be listed on the cover of the prospectus supplement relating to that series. At any time after the initial issuance of exchangeable certificates, the holders of such certificates will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those certificates for proportionate interests in one or more other classes of exchangeable certificates. The classes of certificates that are exchangeable for each other will be referred to in the related prospectus supplement as "related" to one another, and each related grouping of exchangeable certificates will be referred to as a "combination." Each combination of exchangeable certificates will be issued by the related exchangeable certificate trust fund and, in the aggregate, will represent a distinct combination of interests in such trust fund. In some series, multiple classes of exchangeable certificates may be exchanged for one or more classes of related exchangeable certificates. Exchanges of certificates will be allowed only if the aggregate payments on the certificates received in the exchange will be made in the same amounts and at the same times as the aggregate payments that would have been made on the certificates being exchanged.

      If one or more classes of certificates of a series will be exchangeable certificates, the related prospectus supplement will describe each class of exchangeable certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement and tax, ERISA and legal investment considerations. The related prospectus supplement will also separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable certificates in a combination. For example, if applicable, separate decrement tables and yield tables will be included for each class of a combination of exchangeable certificates.

      EXCHANGES

      The following three conditions must be satisfied in order for a holder to exchange its exchangeable certificates for related exchangeable certificates:

      o immediately after the exchange, the aggregate certificate principal balance of the exchangeable certificates received in the exchange must equal the aggregate certificate principal balance of the exchanged certificates immediately prior to the exchange;

      o the aggregate annual amount of interest payable on the certificates received in the exchange must equal the aggregate annual amount of interest payable on the exchanged certificates; and

      o the class or classes of exchangeable certificates must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

      If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

      Various combinations of exchangeable certificates may exist. Some examples of combinations of exchangeable certificates that have different interest characteristics include:

      o A class of exchangeable certificates with an interest rate that varies directly with changes in an index and a class of exchangeable certificates with an interest rate that varies indirectly with changes in the same index may be exchanged, together, for a single class of certificates with a fixed interest rate. In this case, the two classes of certificates with interest rates that vary with an index would be exchanged for a single class of certificates with a fixed interest rate. In addition, the aggregate certificate principal balance of the two classes of certificates would equal the certificate principal balance of the class of certificates with the fixed interest rate.

      o An interest only class of exchangeable certificates and a principal only class of exchangeable certificates may be exchanged, together, for a single class of certificates that is entitled to both principal and interest payments. The certificate principal balance of the new principal and interest class would be equal to the certificate principal balance of the exchanged principal only class, and the interest rate on the new principal and interest class would be a fixed rate, if the interest only class had a fixed rate, that when applied to the certificate principal balance of this class, if the interest only class had a notional balance equal to the certificate principal balance of the principal only class, would generate an annual interest amount equal to the annual interest amount of the exchanged interest only class.

      o Two classes of exchangeable certificates, each a principal and interest class with different fixed interest rates, may be exchanged, together, for a single class that is entitled to both principal and interest payments, with a certificate principal balance equal to the aggregate certificate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the certificate principal balance of the new class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

      In some series, a holder may be permitted to exchange its exchangeable certificates for other certificates that have different principal payment characteristics. Examples of these types of combinations include:

      o A class of exchangeable certificates that is an accrual class that accretes interest for a specified period, with the accreted amount added to the certificate principal balance of that accrual class, and a class of exchangeable certificates that is an accretion-directed class that receives principal payments from these accretions, may be exchanged, together, for a single class that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

      o A class of exchangeable certificates that receives principal payments in accordance with a predetermined schedule, such as a planned amortization class, and a class of exchangeable certificates that only receives principal payments on a distribution date if scheduled payments have been made according to schedule, may be exchanged, together, for a single class of exchangeable certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

      These examples of combinations of exchangeable certificates describe exchanging multiple classes of certificates for a single class of certificates. If specified in the accompanying prospectus supplement, a single class of exchangeable certificates may be exchanged for two or more classes of certificates in the same types of combinations as these examples describe.

      Certain factors may limit the ability of a holder of exchangeable certificates to make an exchange. For example, the holder must own the class or classes of certificates required to make the exchange in the necessary proportions at the time of the proposed exchange. If a holder does not own the required classes or does not own the required classes in the necessary proportions, the certificateholder may not be able to exchange its certificates. The holder wishing to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the required class may no longer be available due to principal payments or prepayments that have been applied to that class.

      PROCEDURES

      The procedures that must be followed in order for a certificateholder to exchange its exchangeable certificates for other exchangeable certificates will be set forth in the prospectus supplement for that series. A certificateholder will be required to provide notice to the trustee a certain number of days prior to the proposed exchange date as specified in the related prospectus supplement. The notice must include the proposed exchange date and the outstanding principal or notional amount of the certificates to be exchanged and to be received. Upon receipt of this notice, the trustee will provide instructions to the certificateholder regarding delivery of the exchangeable certificates and payment of the administrative fee. A certificateholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. If any exchangeable certificates are in book-entry form, those certificates will be subject to the rules, regulations and procedures of DTC applicable to book-entry securities.

ASSIGNMENT OF TRUST ASSETS

      At the time of issuance of a series of certificates, the depositor will cause the mortgage loans or mortgage securities and any other assets being included in the related trust to be assigned to the trustee or its nominee, which may be the custodian, together with, if specified in the related prospectus supplement, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date and any uncertificated interest in a trust. The trustee will, concurrently with that assignment, deliver a series of certificates to the depositor in exchange for the mortgage loans or mortgage securities. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the LTV ratio at origination or modification, without regard to any secondary financing.

      If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS(R) System. With respect to mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

      The depositor will, as to each mortgage loan other than mortgage loans underlying any mortgage securities, deliver to the trustee or the custodian, the mortgage note and any modifications or amendment thereto endorsed without recourse either in blank or to the order of the trustee or its nominee. In addition, the depositor will, as to each mortgage loan other than mortgage loans underlying any mortgage securities, deliver to the sponsor, the servicer, the master servicer, the trustee or the custodian, as selected by the depositor, a set of the remaining legal documents relating to each mortgage loan that are in possession of the depositor, which may include the following:

      o the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or a copy of the mortgage with evidence of recording indicated thereon or, in the case of a Cooperative Loan, on the related financing statement;

      o an assignment in recordable form of the mortgage, or evidence that the mortgage is held for the trustee through the MERS(R) System or a copy of such assignment with evidence of recording indicated thereon or, with respect to a Cooperative Loan, an assignment of the related proprietary lease or occupancy agreement; and

      o if applicable, any riders or modifications to the mortgage note and mortgage or a copy of any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related pooling and servicing agreement.

      The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed. With respect to those mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower.

Residential Funding Company, LLC will agree to repurchase or substitute for that type of mortgage loan in some circumstances. See "Mortgage Loan
Program--Representations with Respect to the Mortgage Loans."

      In the event that, with respect to any mortgage loan, the depositor cannot deliver the mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office or a delay in receipt of information necessary to prepare the related assignment, the depositor will deliver or cause to be delivered to the sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, a copy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related subservicer. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's or nominee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

      With respect to any Puerto Rico mortgage loans, the mortgages with respect to those mortgage loans either a Direct Puerto Rico Mortgage or an Endorsable Puerto Rico Mortgage. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of those mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the third clause listed in the third preceding paragraph would be inapplicable. Direct Puerto Rico Mortgages, however, require an assignment to be recorded with respect to any transfer of the related lien and the assignment would be delivered to the sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable.

      Assignments of the mortgage loans to the trustee will be recorded in the appropriate public recording office, except for mortgages held under the MERS(R) System or in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

REVIEW OF MORTGAGE LOANS

      The sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, will hold the documents delivered to it by the depositor in trust for the benefit of the certificateholders. Within 45 days after receipt thereof, the trustee or the custodian, as applicable, will review the mortgage notes delivered to it. If any such mortgage note is found to be defective in any material respect, the trustee or the custodian shall promptly notify the master servicer and the depositor, the former of which shall notify the related subservicer or designated seller, as the case may be. If the subservicer or designated seller does not cure the omission or defect within 60 days after notice is given to the master servicer, the subservicer or designated seller, as the case may be, will be required to purchase within 90 days of such notice the related mortgage loan from the trustee at its purchase price or, except in the case of a Designated Seller Transaction, substitute for such mortgage loan under the conditions specified in the related prospectus supplement. The master servicer will be obligated to enforce this obligation of the subservicer or seller, as the case may be, to the extent described in this prospectus under "Mortgage Loan Program--Representations with Respect to the Mortgage Loans" but in accordance with the provisions described in this prospectus under "--Realization Upon Defaulted Mortgage Loans." There can be no assurance that the applicable subservicer or Residential Funding Company, LLC will fulfill its obligation to purchase any mortgage loan. Neither the master servicer nor the depositor will be obligated to purchase or substitute for a mortgage loan if the subservicer or Residential Funding Company, LLC, as the case may be, defaults on its obligation to do so. This purchase obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. Any mortgage loan not so purchased or substituted for shall remain in the related trust.

      The trustee will be authorized at any time to appoint one or more custodians under a custodial agreement to maintain possession of documents relating to the mortgage loans and to review the mortgage notes delivered to it related to the mortgage loans as the agent of the trustee. The identity of any custodian will be set forth in the related prospectus supplement.

      With respect to the mortgage loans in a mortgage pool, except in the case of a Designated Seller Transaction or as to mortgage loans underlying any mortgage securities, the depositor will make limited representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy, in all material respects, of some identifying information in respect of each such mortgage loan, for example, original LTV ratio, principal balance as of the cut-off date, mortgage rate and maturity. Upon a breach of any of this type of representation which materially adversely affects the interests of the certificateholders in a mortgage loan, the depositor will be obligated to cure the breach in all material respects, to purchase the mortgage loan at its purchase price or to substitute for the mortgage loan a qualified substitute mortgage loan in accordance with the provisions for substitution by Residential Funding Company, LLC as described in this prospectus under "Mortgage Loan Program-- Representations with Respect to the Mortgage Loans." However, the depositor will not be required to repurchase or substitute for any mortgage loan in connection with a breach of a representation and warranty if the substance of that breach also constitutes fraud in the origination of the related mortgage loan. This purchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for a breach of this type of representation by the depositor. Any mortgage loan not so purchased or substituted for shall remain in the related trust.

      The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement. Upon a breach of any of this type of representation of the master servicer which materially adversely affects the interests of the certificateholders in a mortgage loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at its purchase price, less unreimbursed Advances made by the master servicer with respect to the mortgage loan, or to substitute for the mortgage loan a qualified substitute mortgage loan in accordance with the provisions for substitution described in this prospectus under "Mortgage Loan Program--Representations with Respect to the Mortgage Loans." This purchase or substitution obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of this type of representation by the master servicer. Any mortgage loan not so purchased or substituted for shall remain in the related trust.

      In accordance with the terms of each pooling and servicing agreement, the master servicer, either directly or through subservicers, will service and administer the mortgage loans assigned to the trustee.

SPREAD

      The depositor, the master servicer or any of their affiliates, or any other entity specified in the related prospectus supplement may retain or be paid a portion of interest due with respect to the related mortgage loans or mortgage securities, which will be an uncertificated interest in the mortgage loans or mortgage securities. The payment of any portion of interest in this manner will be disclosed in the related prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that the specified entity is otherwise entitled to receive with respect to the mortgage loans or mortgage securities. Any payment of this sort in respect of the mortgage loans or mortgage securities will represent a specified portion of the interest payable thereon. The interest portion of a Realized Loss or Extraordinary Loss and any partial recovery of interest in respect of the mortgage loans or mortgage securities will be allocated between the owners of this uncertificated interest in a trust asset and the certificateholders entitled to payments of interest as provided in the applicable pooling and servicing agreement.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO CERTIFICATE ACCOUNT

      Each subservicer servicing a mortgage loan under a subservicing agreement will establish and maintain an Subservicing Account. Except as otherwise permitted by the applicable nationally recognized statistical rating agency or agencies maintaining a rating on the certificates of that series, a Subservicing Account must be segregated and may not be established as a general ledger account, and only principal and interest payments and escrow payments from mortgage loans serviced for Residential Funding Company, LLC may be held therein.

      A subservicer is required to deposit into its Subservicing Account on a daily basis all amounts described in this prospectus under "Mortgage Loan Program--Subservicing" that are received by it in respect of the mortgage loans, less its servicing or other compensation. On or before the date specified in the subservicing agreement, which date may be no later than the business day prior to the determination date referred to below and is currently the 18th day of each month or, if that day is not a business day, the preceding business day, the subservicer must remit or cause to be remitted to the master servicer all funds held in the Subservicing Account with respect to mortgage loans that are required to be so remitted, with the exception of prepayments in full, some partial prepayments and Liquidation Proceeds which must be remitted to the master servicer within five business days of receipt. The subservicer is also required to advance on the scheduled date of remittance any monthly installment of principal and interest, less its servicing or other compensation, on any mortgage loan for which payment was not received from the mortgagor. The accompanying prospectus supplement will specify the obligation of the subservicer to advance funds. Generally, this obligation continues through the first of the month following the date on which the related mortgaged property is sold at a foreclosure sale or is acquired by the trust by deed in lieu of foreclosure. The certificateholders are not entitled to any of these Advances made by a subservicer. Each subservicer may also be required to pay to the master servicer, for the master servicer's account, interest, net of its servicing or other compensation, on any partial prepayment of principal received during a month and applied by the subservicer prior to the first day of the following month, from the date of application of the payment to the first day of the following month.

COLLECTION OF PAYMENTS ON MORTGAGE LOANS

      The master servicer will deposit or will cause to be deposited into the Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as specifically described in the related pooling and servicing agreement, which in most cases will include the following:

      o all payments on account of principal of the mortgage loans comprising a trust;

      o all payments on account of interest on the mortgage loans comprising that trust, net of the portion of each payment thereof retained by the subservicer, if any, as its servicing or other compensation;

      o     Liquidation Proceeds;

      o all subsequent recoveries of amounts related to a mortgage loan as to which the master servicer had previously determined that no further amounts would be recoverable, resulting in a realized loss, net of unreimbursed liquidation expenses and Servicing Advances, and

      o all Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

      o any Buy-Down Funds and, if applicable, investment earnings thereon, required to be paid to certificateholders, as described in this prospectus under "Description of the Certificates-- Payments on Mortgage Loans; Deposits to Certificate Account;"

      o all proceeds of any mortgage loan in the trust purchased or, in the case of a substitution, amounts representing a principal adjustment, by the master servicer, the depositor, the designated seller, Residential Funding Company, LLC, any subservicer or seller or any other person under the terms of the pooling and servicing agreement;

      o any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the Custodial Account, as described in this prospectus under "Description of the Certificates--Payments on Mortgage Loans; Deposits to Certificate Account"; and

      o any amounts required to be transferred from the Certificate Account to the Custodial Account.

      See "Mortgage Loan Program--Representations with Respect to the Mortgage Loans," "--Assignment of Trust Assets" above and "Other Financial Obligations Related to Certificates--Purchase Obligations."

      In addition to the Custodial Account, the master servicer will establish and maintain the Certificate Account. Both the Custodial Account and the Certificate Account must be either:

      o maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any rating agency that rated any certificates of the related series not less than a specified level comparable to the rating category of the certificates;

      o an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained so that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which the accounts are maintained;

      o in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet specified rating criteria;

      o in the case of the Certificate Account, a trust account or accounts maintained with the trustee; or

      o     an Eligible Account.

      The collateral that is eligible to secure amounts in an Eligible Account is limited to some Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described in this prospectus under "Description of the Certificates--Payments on Mortgage Loans; Deposits to Certificate Account". The Custodial Account may contain funds relating to more than one series of certificates as well as payments received on other mortgage loans and assets serviced or master serviced by the master servicer that have been deposited into the Custodial Account.

      Generally, not later than the business day preceding each distribution date the master servicer will withdraw from the Custodial Account and deposit into the applicable Certificate Account, in immediately available funds, the amount to be distributed therefrom to certificateholders on that distribution date. The master servicer or the trustee will also deposit or cause to be deposited into the Certificate Account:

      o the amount of any Advances made by the master servicer as described herein under "--Advances;"

      o any payments under any letter of credit, and any amounts required to be transferred to the Certificate Account from a reserve fund, as described under "Description of Credit Enhancement" below;

      o any amounts required to be paid by the master servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer to cover hazard losses on the mortgage loans as described under "Insurance Policies on Mortgage Loans" below;

      o any distributions received on any mortgage securities included in the trust; and

      o any other amounts as described in the related pooling and servicing agreement.

      The portion of any payment received by the master servicer in respect of a mortgage loan that is allocable to an uncertificated interest not retained by the depositor or any of its affiliates with respect to any trust asset, will typically be deposited into the Custodial Account, but the portion of any such payment allocable to an uncertificated interest in a trust asset retained by the depositor or any of its affiliates will not be deposited in the Certificate Account for the related series of certificates and will be distributed as provided in the related pooling and servicing agreement.

      Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next distribution date and funds on deposit in the related Certificate Account may be invested in Permitted Investments maturing, in general, no later than the distribution date. All income and gain realized from any investment will be for the account of the master servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Certificate Account, as the case may be, by the master servicer out of its own funds upon realization of the loss.

BUY-DOWN MORTGAGE LOANS

      With respect to each Buy-Down Mortgage Loan, the subservicer will deposit the related Buy-Down Funds provided to it in a Buy-Down Account which will comply with the requirements described in this prospectus with respect to a Subservicing Account. The accompanying prospectus supplement will specify whether the terms of all Buy-Down Mortgage Loans provide for the contribution of Buy-Down Funds in an amount equal to or exceeding either (i) the total payments to be made from those funds under the related buy-down plan or (ii) if the Buy-Down Funds are to be deposited on a discounted basis, that amount of Buy-Down Funds which, together with investment earnings thereon at a rate as set forth in the Client Guide from time to time will support the scheduled level of payments due under the Buy-Down Mortgage Loan.

      Neither the master servicer nor the depositor will be obligated to add to any discounted Buy-Down Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the subservicer, distributions to certificateholders may be affected. With respect to each Buy-Down Mortgage Loan, the subservicer will withdraw from the Buy-Down Account and remit to the master servicer on or before the date specified in the applicable subservicing agreement described in this prospectus under "Description of the Certificates--Payments on Mortgage Loans; Deposits to Certificate Account" the amount, if any, of the Buy-Down Funds, and, if applicable, investment earnings thereon, for each Buy-Down Mortgage Loan that, when added to the amount due from the mortgagor on the Buy-Down Mortgage Loan, equals the full monthly payment which would be due on the Buy-Down Mortgage Loan if it were not subject to the buy-down plan. The Buy-Down Funds will in no event be a part of the related trust.

      If the mortgagor on a Buy-Down Mortgage Loan prepays the mortgage loan in its entirety during the Buy-Down Period, the applicable subservicer will withdraw from the Buy-Down Account and remit to the mortgagor or any other designated party in accordance with the related buy-down plan any Buy-Down Funds remaining in the Buy-Down Account. If a prepayment by a mortgagor during the Buy-Down Period together with Buy-Down Funds will result in full prepayment of a Buy-Down Mortgage Loan, the subservicer will, in most cases, be required to withdraw from the Buy-Down Account and remit to the master servicer the Buy-Down Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buy-Down Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buy-Down Funds so remitted to the master servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buy-down plan.

      Any investment earnings remaining in the Buy-Down Account after prepayment or after termination of the Buy-Down Period will be remitted to the related mortgagor or any other designated party under the buy-down agreement. If the mortgagor defaults during the Buy-Down Period with respect to a Buy-Down Mortgage Loan and the property securing that Buy-Down mortgage loan is sold in liquidation either by the master servicer, the primary insurer, the pool insurer under the mortgage pool insurance policy or any other insurer, the subservicer will be required to withdraw from the Buy-Down Account the Buy-Down Funds and all investment earnings thereon, if any, and remit the same to the master servicer or, if instructed by the master servicer, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to that insurer and the insurer pays all of the loss incurred in respect of such default.

      Because Buy-Down Funds may have been provided by a third party such as the seller of the Mortgaged Property, a home builder, or an employer, such funds may be subject to third party claims, offsets, defenses or counterclaims in the event of a dispute between the mortgagor and such third party or otherwise. In addition, upon foreclosure the inclusion of personal property collateral may present additional defenses for the mortgagor to assert.

WITHDRAWALS FROM THE CUSTODIAL ACCOUNT

      The master servicer may, from time to time, make withdrawals from the Custodial Account for certain purposes, as specifically described in the related pooling and servicing agreement, which in most cases will include the following:

      o to make deposits to the Certificate Account in the amounts and in the manner provided in the pooling and servicing agreement and described in this prospectus under "--Payments on Mortgage Loans; Deposits to Certificate Account;"

      o to reimburse itself or any subservicer for Advances, or for Servicing Advances, out of late payments or collections on the mortgage loan with respect to which those Advances or Servicing Advances were made;

      o to pay to itself or any subservicer unpaid Servicing Fees and Subservicing Fees, out of payments or collections of interest on each mortgage loan;

      o to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest on partial prepayments on the mortgage loans and interest on prepayments in full on the mortgage loans for the month in which such amounts are to be distributed to the certificateholders, and, if so provided in the pooling and servicing agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the pooling and servicing agreement;

      o to pay to itself, a subservicer, a seller, Residential Funding Company, LLC, the depositor, the designated seller or the seller all amounts received with respect to each mortgage loan purchased, repurchased or removed under the terms of the pooling and servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

      o to pay the depositor or its assignee, or any other party named in the related prospectus supplement, all amounts allocable to any uncertificated interest in a trust asset, if any, out of collections or payments which represent interest on each mortgage loan, including any mortgage loan as to which title to the underlying mortgaged property was acquired;

      o to reimburse itself or any subservicer for any Nonrecoverable Advance, and for Advances that have been capitalized by adding the delinquent interest and other amounts owed under the mortgage loan to the principal balance of the mortgage loan, in accordance with the terms of the pooling and servicing agreement;

      o to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including, in some circumstances, reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any seller that is assigned to the trustee for the benefit of the certificateholders, or against which it or the depositor is indemnified under the pooling and servicing agreement;

      o to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein; and

      o to clear the Custodial Account of amounts relating to the corresponding mortgage loans in connection with the termination of the trust under the pooling and servicing agreement, as described in "The Pooling and Servicing Agreement--Termination; Retirement of Certificates."

DISTRIBUTIONS

      Beginning on the distribution date in the month next succeeding the month in which the cut-off date occurs, or any other date as may be set forth in the related prospectus supplement, for a series of certificates, distribution of principal and interest, or, where applicable, of principal only or interest only, on each class of certificates entitled thereto will be made either by the trustee, the master servicer acting on behalf of the trustee or a paying agent appointed by the trustee. The distributions will be made to the persons who are registered as the holders of the certificates at the close of business on the last business day of the preceding month or on such other day as is specified in the related prospectus supplement.

      Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a certificateholder at a bank or other entity having appropriate facilities therefore, if the certificateholder has so notified the trustee, the master servicer or the paying agent, as the case may be, and the applicable pooling and servicing agreement provides for that form of payment, or by check mailed to the address of the person entitled thereto as it appears on the certificate register. The final distribution in retirement of the certificates of any class, other than a subordinate class, will be made only upon presentation and surrender of the certificates at the office or agency of the trustee specified in the notice to the certificateholders. Distributions will be made to each certificateholder in accordance with that holder's percentage interest in a particular class.

      The accompanying prospectus supplement will specify whether, as a result of the provisions described below under "--Realization upon Defaulted Mortgage Loans," under which the certificate principal balance of a class of subordinate certificates can be increased in certain circumstances even if it was previously reduced to zero, each certificate of a subordinate class of certificates will be considered to remain outstanding until the termination of the related trust, even if the certificate principal balance thereof has been reduced to zero.

PRINCIPAL AND INTEREST ON THE CERTIFICATES

      The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal only or interest only, on a particular series of certificates will be described in the related prospectus supplement. Distributions of interest on each class of certificates will be made prior to distributions of principal thereon. Each class of certificates, other than classes of strip certificates, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates. The related prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates and the method for determining the pass-through rate or rates. The applicable prospectus supplement will describe the manner of interest accruals and payments. In general, interest on the certificates will accrue during each calendar month and will be payable on the distribution date in the following calendar month. If so specified in the related prospectus supplement, interest on any class of certificates for any distribution date may be limited to the extent of available funds for that distribution date. The related prospectus supplement will describe the method of calculating interest on the certificates. In general, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      On each distribution date for a series of certificates, the trustee or the master servicer on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the last day of the preceding month of a class of certificates, or on such other day as is specified in the related prospectus supplement, an amount equal to the percentage interest represented by the certificate held by that holder multiplied by that class's Distribution Amount.

      In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to that determination, including distributions among multiple classes of senior certificates or subordinate certificates, shall be described in the related prospectus supplement. The distributions of principal on any class of certificates will be specified in the accompanying prospectus supplement. Generally, distributions of principal on any class of certificates will be made on a pro rata basis among all of the certificates of that class.

      On or prior to the second business day prior to each distribution date, referred to as the determination date, the master servicer will determine the amounts of principal and interest which will be passed through to certificateholders on the immediately succeeding distribution date. Prior to the close of business on each determination date, the master servicer will furnish a statement to the trustee with information to be made available to certificateholders by the master servicer on request, setting forth, among other things, the amount to be distributed on the next succeeding distribution date.

EXAMPLE OF DISTRIBUTIONS

      The following chart sets forth an example of the flow of funds as it would relate to a hypothetical series of certificates issued, and with a cut-off date occurring, in July 2005:

DATE                               NOTE                                 DESCRIPTION
-----------------------------      ----         ----------------------------------------------------------------
July 1.......................      (A)          Cut-off date.
July 2-31....................      (B)          Subservicers receive any partial Principal Prepayments and applicable interest thereon.
July 16- August 15...........      (C)          Subservicers receive any Principal Prepayments in full and applicable interest thereon.
July 31......................      (D)          Record date.
July 2- August 1.............      (E)          The due dates for payments on a mortgage loan, which period is referred to as the due period.
August 18....................      (F)          Subservicers remit to the master servicer scheduled payments of principal and interest due during the related due period and received or advanced by them.
August 23....................      (G)          Determination date.
August 25....................      (H)          Distribution date.

      Succeeding months follow the pattern of (B) through (H), except that for succeeding months, (B) will also include the first day of that month. A series of certificates may have different Prepayment Periods, cut-off dates, record dates, remittance dates, determination dates and/or distribution dates than those set forth above.

----------
(A) The initial principal balance of the mortgage pool will be the aggregate principal balance of the mortgage loans at the close of business on July 1 after deducting principal payments due on or before that date or such other date as described in the related prospectus supplement. Those principal payments due on or before July 1 and the accompanying interest payments, and any Principal Prepayments received as of the close of business on July 1 are not part of the mortgage pool and will not be passed through to certificateholders.

(B) Any Principal Prepayments, other than Principal Prepayments in full, may be received at any time during this period and will be remitted to the master servicer as described in (F) below for distribution to certificateholders as described in (G) below. When a mortgage loan is prepaid in full, interest on the amount prepaid is collected from the mortgagor only to the date of payment. Partial Principal Prepayments are applied so as to reduce the principal balances of the related mortgage loans as of the first day of the month in which the payments are made; interest will not be paid to certificateholders from such prepaid amounts for the month in which the partial Principal Prepayments were received.

(C) Any Principal Prepayments in full that are received during this period, which is referred to as the Prepayment Period, will be remitted to the master servicer as described in (F) below for distribution to certificateholders as described in (G) below. When a mortgage loan is prepaid in full, interest on the amount prepaid is collected from the related mortgagor only to the date of payment.

(D) Distributions on August 25 will be made to certificateholders of record at the close of business on July 31.

(E)   Scheduled principal and interest payments are due from mortgagors.

(F) Payments due from mortgagors during the related Due Period will be deposited by the subservicers in Subservicing Accounts, or will be otherwise managed in a manner acceptable to the rating agencies, as received and will include the scheduled principal payments plus interest on the principal balances immediately prior to those payments. Funds required to be remitted from the Subservicing Accounts to the master servicer will be remitted on August 18, 2005 together with any required Advances by the subservicers, except that Principal Prepayments in full received by subservicers during the related Prepayment Period will have been remitted to the master servicer within five business days of receipt.

(G) On the determination date, the master servicer will determine the amounts of principal and interest that will be passed through on August 25 to the holders of each class of certificates. The master servicer will be obligated to distribute those payments due during the related due period that have been received from subservicers prior to and including August 18, as well as all partial Principal Prepayments received on mortgage loans in December and Principal Prepayments in full received from or reported by subservicers during the related Prepayment Period, with interest adjusted to the pass-through rates applicable to the respective classes of certificates and reduced on account of Principal Prepayments as described in clause (B) above. Distributions to the holders of senior certificates, if any, on August 25 may include amounts otherwise distributable to the holders of the related subordinate certificates, amounts withdrawn from any reserve fund, amounts drawn against any certificate insurance policy and amounts Advanced by the master servicer under the circumstances described in "Subordination" and "--Advances."

(H) On August 25, the amounts determined on August 23 will be distributed to certificateholders.

      If provided in the related prospectus supplement, the distribution date with respect to any series of certificates as to which the trust includes mortgage securities may be a specified date or dates other than the 25th day of each month in order to allow for the receipt of distributions on the mortgage securities.

ADVANCES

      As to each series of certificates, the master servicer will make Advances on or before each distribution date, but only to the extent that the Advances would, in the judgment of the master servicer, be recoverable out of late payments by the mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise.

      The amount of any Advance will be determined based on the amount payable under the mortgage loan as adjusted from time to time and as may be modified as described in this prospectus under "--Collection and Other Servicing Procedures," and no Advance will be required in connection with any reduction in amounts payable under the Relief Act, or as a result of certain actions taken by a bankruptcy court. As specified in the related prospectus supplement with respect to any series of certificates as to which the trust includes mortgage securities, the master servicer's advancing obligations will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreement, and may differ from the provisions relating to Advances described in this prospectus.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to related certificateholders. Advances do not represent an obligation of the master servicer to guarantee or insure against losses. If Advances have been made by the master servicer from cash being held for future distribution to certificateholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Certificate Account on that distribution date would be less than payments required to be made to certificateholders. Any Advances will be reimbursable to the master servicer out of recoveries on the related mortgage loans for which those amounts were advanced, including late payments made by the related mortgagor, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any mortgage loan purchased by the depositor, Residential Funding Company, LLC, a subservicer, the designated seller or a seller.

      Advances will also be reimbursable from cash otherwise distributable to certificateholders to the extent that the master servicer shall determine that any Advances previously made are not ultimately recoverable as described in the third preceding paragraph or if Advances are capitalized by adding the delinquent interest to the outstanding principal balance of the related mortgage loan, as described under "--Collection and Other Servicing Procedures." With respect to any senior/subordinate series, so long as the related subordinate certificates remain outstanding with a certificate principal balance greater than zero, and except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of specified amounts and Extraordinary Losses, the Advances may also be reimbursable out of amounts otherwise distributable to holders of the subordinate certificates, if any. The master servicer may also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, in respect of some taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced may be reimbursable to the master servicer to the extent permitted by the pooling and servicing agreement. Notwithstanding the foregoing, if the master servicer exercises its option, if any, to purchase the assets of a trust as described under "The Pooling and Servicing Agreement -- Termination; Retirement of Certificates" below, the master servicer will be deemed to have been reimbursed for all related Advances previously made by it and not theretofore reimbursed to it.

      The master servicer's obligation to make Advances may be supported by another entity, a letter of credit or other method as may be described in the related pooling and servicing agreement. In the event that the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related certificates or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the related prospectus supplement, the certificates may also be downgraded.

PREPAYMENT INTEREST SHORTFALLS

      When a mortgagor prepays a mortgage loan in full between scheduled due dates for the mortgage loan, the mortgagor pays interest on the amount prepaid only to but not including the date on which the Principal Prepayment is made. A partial Principal Prepayment by a mortgagor is treated as having been received on the first day of the month in which such Principal Prepayment is made and no interest paid by the mortgagor is distributed to the certificateholders. Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place.

      If so specified in the related prospectus supplement, for each distribution date, to the extent funds are available from the Servicing Fee or other servicing compensation, the master servicer may make an additional payment to certificateholders with respect to any mortgage loan that

      o prepaid in full during the related Prepayment Period, other than during the calendar month of the distribution date, or

      o     prepaid in part during the preceding calendar month

in an amount equal to the Compensating Interest for that mortgage loan from the date of the prepayment to the related due date. Compensating Interest will be limited to the aggregate amount specified in the related prospectus supplement and may not be sufficient to cover the Prepayment Interest Shortfall. If so disclosed in the related prospectus supplement, Prepayment Interest Shortfalls may be applied to reduce interest otherwise payable with respect to one or more classes of certificates of a series. See "Yield Considerations."

REPORTS TO CERTIFICATEHOLDERS

      On each distribution date, the master servicer will forward or cause to be forwarded to each certificateholder of record, or will make available to each certificateholder of record in the manner described in the related prospectus supplement, a statement or statements with respect to the related trust setting forth the information described in the related pooling and servicing agreement. The information will include the following (as applicable):

      o the applicable record date, determination date and distribution date;

      o the aggregate amount of payments received with respect to the mortgage loans, including prepayment amounts;

      o the servicing fee payable to the master servicer and the subservicer;

      o the amount of any other fees or expenses paid, and the identity of the party receiving such fees or expenses;

      o     the amount, if any, of the distribution allocable to principal;

      o the amount, if any, of the distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;

      o the outstanding principal balance or notional amount of each class of certificates before and after giving effect to the distribution of principal on that distribution date;

      o updated pool composition information, including weighted average interest rate and weighted average remaining term;

      o the balance of the reserve fund, if any, at the opening of business and the close of business on that distribution date;

      o if applicable, the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount at the opening of business and as of the close of business on the applicable distribution date and a description of any change in the calculation of those amounts;

      o the percentage of the outstanding principal balances of the senior certificates, if applicable, after giving effect to the distributions on that distribution date;

      o in the case of certificates benefiting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under alternative arrangements as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefore;

      o the aggregate unpaid principal balance of the mortgage collateral after giving effect to the distribution of principal on that distribution date, and the number of mortgage loans at the beginning and end of the reporting period;

      o based on the most recent reports furnished by subservicers, the number and aggregate principal balances of any items of mortgage collateral in the related trust that are delinquent (a) 30-59 days,
            (b) 60-89 days and (c) 90 or more days, and that are in foreclosure;

      o the amount of any losses on the mortgage loans during the reporting period;

      o information about the amount, terms and general purpose of any advances made or reimbursed during the reporting period;

      o any material modifications, extensions or waivers to the terms of the mortgage loans during the reporting period or that have cumulatively become material over time;

      o any material breaches of mortgage loan representations or warranties or covenants in the pooling and servicing agreement; and

      o for any series of certificates as to which the trust includes mortgage securities, any additional information as required under the related pooling and servicing agreement.

      In addition to the information described above, reports to certificateholders will contain any other information as is described in the applicable pooling and servicing agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers and the master servicer and losses borne by the related trust.

      In addition, to the extent described in the related pooling and servicing agreement, within a reasonable period of time after the end of each calendar year, the master servicer will furnish on request a report to each person that was a holder of record of any class of certificates at any time during that calendar year. The report will include information as to the aggregate of amounts reported pursuant to the first two items in the list above for that calendar year or, in the event the person was a holder of record of a class of certificates during a portion of that calendar year, for the applicable portion of that year.

COLLECTION AND OTHER SERVICING PROCEDURES

      The master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the related pooling and servicing agreement and any applicable insurance policy or other credit enhancement, follow the collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the mortgage loans. The master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a mortgage loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the mortgage loan or any coverage provided by any alternative credit enhancement will not be adversely affected thereby. The master servicer may also waive or modify any term of a mortgage loan so long as the master servicer has determined that the waiver or modification is not materially adverse to any certificateholders, taking into account any estimated loss that may result absent that action. With respect to any series of certificates as to which the trust includes mortgage securities, the master servicer's servicing and administration obligations will be pursuant to the terms of those mortgage securities.

      Under its subservicing agreement, a subservicer is granted discretion to extend relief to mortgagors whose payments become delinquent. A subservicer may grant a period of temporary indulgence, in most cases up to three months, to a mortgagor or may enter into a liquidating plan providing for repayment by the mortgagor of delinquent amounts within six months from the date of execution of the plan, in each case without the prior approval of the master servicer. Most other types of forbearance require master servicer approval. Neither indulgence nor forbearance with respect to a mortgage loan will affect the pass-through rate or rates used in calculating distributions to certificateholders. See "--Distributions."

      In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related certificateholders, the master servicer may permit modifications of the mortgage loan rather than proceeding with foreclosure. In making this determination, the estimated Realized Loss that might result if the mortgage loan were liquidated would be taken into account. These modifications may have the effect of, among other things, reducing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes and insurance premiums, extending the final maturity date of the mortgage loan, capitalizing delinquent interest and other amounts owed under the mortgage loan by adding that amount to the unpaid principal balance of the mortgage loan, or any combination of these or other modifications.

      In connection with any significant partial prepayment of a mortgage loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original mortgage rate, provided that the re-amortization shall not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes.

      The accompanying prospectus supplement will specify whether, the master servicer, directly or through a subservicer, shall in general be obligated, to the extent it has knowledge of the proposed conveyance, to exercise its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable thereto, when any mortgaged property relating to a loan, other than an ARM loan, is about to be conveyed by the borrower. A due-on-sale clause will be enforced only if the exercise of those rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements. If the master servicer or subservicer is prevented from enforcing the due-on-sale clause under applicable law or if the master servicer or


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

subservicer determines that it is reasonably likely that a legal action would be instituted by the related mortgagor to avoid enforcement of the due-on-sale clause, master servicer or subservicer will enter into an assumption and modification agreement with the person to whom the related property has been or is about to be conveyed, under which that person becomes liable under the mortgage note subject to specified conditions. The original mortgagor may be released from liability on a mortgage loan if the master servicer or subservicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan.

      An ARM loan may be assumed if the ARM loan is by its terms assumable and if, in the reasonable judgment of the master servicer or the subservicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for that ARM loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM loan without consent, the ARM loan may be declared due and payable. Any fee collected by the master servicer or subservicer for entering into an assumption or substitution of liability agreement or for processing a request for partial release of the mortgaged property generally will be retained by the master servicer or subservicer as additional servicing compensation unless otherwise set forth in the related prospectus supplement. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans-- Enforceability of Certain Provisions". In connection with any such assumption, the mortgage rate borne by the related mortgage note may not be altered.

      Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the related subservicer may approve this type of request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, and the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or the subservicer for processing this type of request will be retained by the master servicer or subservicer as additional servicing compensation.

      The master servicer will be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under the pooling and servicing agreement.

SPECIAL SERVICING AND SPECIAL SERVICING AGREEMENTS

      The pooling and servicing agreement for a series of certificates may name a Special Servicer, which may be an affiliate of the Residential Funding Company, LLC. The Special Servicer will be responsible for the servicing of certain delinquent mortgage loans as described in the prospectus supplement. The Special Servicer may have certain discretion to extend relief to certain mortgagors whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a mortgagor or may enter into a repayment plan providing for repayment of arrearages by the mortgagor, in each case without the prior approval of the master servicer or the subservicer. Other types of forbearance may require the approval of the master servicer or subservicer, as applicable.

      In addition, the master servicer may enter into various agreements with holders of one or more classes of subordinate certificates or of a class of securities representing interests in one or more classes of subordinate certificates. Under the terms of those agreements, the holder may, with respect to some delinquent mortgage loans:

      o instruct the master servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer which will be available for distribution to certificateholders in the event that Liquidation Proceeds are less than they otherwise may have been had the master servicer acted under its normal servicing procedures;

      o instruct the master servicer to purchase the mortgage loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the mortgage loans to the holder, in which case any subsequent loss with respect to the mortgage loans will not be allocated to the certificateholders; or

      o become, or designate a third party to become, a subservicer with respect to the mortgage loans so long as (i) the master servicer has the right to transfer the subservicing rights and obligations of the mortgage loans to another subservicer at any time or (ii) the holder or its servicing designee is required to service the mortgage loans according to the master servicer's servicing guidelines.

      In addition, the related prospectus supplement may provide for the other types of special servicing arrangements.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      For a mortgage loan in default, the master servicer will decide whether to foreclose upon the mortgaged property or write off the principal balance of the mortgage loan as a bad debt. In connection with such decision, the master servicer will, following usual practices in connection with its mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with such foreclosure to determine whether a foreclosure proceeding is appropriate.

      In the event that title to any acquisition of title and cancellation of any REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust until it is converted into a Liquidated Mortgage Loan.

      For purposes of calculations of amounts distributable to certificateholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title, before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefore, so long as the REO Mortgage Loan is considered to remain in the trust. If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related pooling and servicing agreement, any income, net of expenses and other than gains described in the second succeeding paragraph, received by the subservicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Custodial Account upon receipt and will be available at that time to the extent provided in the related pooling and servicing agreement, for making payments to certificateholders.

      With respect to a mortgage loan in default, the master servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. If the mortgage loan is an Additional Collateral Loan, the master servicer or the related subservicer, if the lien on the Additional Collateral for such Additional Collateral Loan is not assigned to the trustee on behalf of the certificateholders, may proceed against the related mortgaged property or the related Additional Collateral first or may proceed against both concurrently, as permitted by applicable law and the terms under which the Additional Collateral is held, including any third-party guarantee. Similarly, if the mortgage loan is a Pledged Asset Mortgage Loan, the master servicer or the related subservicer may proceed against the related mortgaged property or the related Pledged Assets first or may proceed against both concurrently, as permitted by applicable law and the terms under which the Pledged Assets are held.

      Upon the first to occur of final liquidation and a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust. The master servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or any subservicer from any amounts otherwise distributable to the related certificateholders, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to certificateholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

      With respect to some series of certificates, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan or REO Mortgage Loan will be removed from the trust prior to its final liquidation. If a defaulted mortgage loan or REO Mortgage Loan is not removed from the trust prior to final liquidation, then, upon its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the certificateholders will bear the loss. However, if a gain results from the final liquidation of an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer will be entitled to retain that gain as additional servicing compensation unless the accompanying prospectus supplement provides otherwise.

      The accompanying prospectus supplement will specify whether a subsequent recovery shall be distributed to the certificateholders in the same manner as Liquidation Proceeds received in the prior calendar month, to the extent that the related Realized Loss was allocated to any class of certificates, if a final liquidation of a mortgage loan resulted in a Realized Loss and within two years thereafter the master servicer receives a subsequent recovery specifically related to that mortgage loan, in connection with a related breach of a representation or warranty or otherwise, such subsequent recovery shall be distributed to the certificateholders in the same manner as Liquidation Proceeds received in the prior calendar month, to the extent that the related Realized Loss was allocated to any class of certificates. In addition, the certificate principal balance of the class of subordinate certificates with the highest payment priority to which Realized Losses have been allocated, will be increased to the extent that such subsequent recoveries are distributed as principal to any other classes of certificates. However, the certificate principal balance of that class of subordinate certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the certificate principal balance of that class of certificates. The amount of any remaining subsequent recoveries will be applied to increase the certificate principal balance of the class of certificates with the next lower payment priority; however, the certificate principal balance of that class of certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the certificate principal balance of that class of certificates, and so on. Holders of certificates whose certificate principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the certificate principal balance of a class of subordinate certificates was previously reduced to zero. Accordingly, each class of subordinate certificates will be considered to remain outstanding until the termination of the related trust.

      In the case of a series of certificates other than a senior/subordinate series, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement in accordance with specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the related credit enhancement, subsequent recoveries are received. For a description of the master servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see "Description of Credit Enhancement" and "Insurance Policies on Mortgage Loans."

      For a discussion of legal rights and limitations associated with the foreclosure of a mortgage loan, see "Certain Legal Aspects of Mortgage Loans."

                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

      Credit support with respect to each series of certificates may be comprised of one or more of the following components. Each component will have a dollar limit and will provide coverage with respect to Realized Losses that are:

      o     Defaulted Mortgage Losses;

      o     Special Hazard Losses;

      o     Bankruptcy Losses; and

      o     Fraud Losses.

      Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the certificates and interest. If losses occur that exceed the amount covered by credit support or are of a type that is not covered by the credit support, certificateholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefore and Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of certificates is exhausted, the certificateholders will bear all further risks of loss not otherwise insured against.

      As described in this prospectus and in the related prospectus supplement,

      o coverage with respect to Defaulted Mortgage Losses may be provided by a mortgage pool insurance policy,

      o coverage with respect to Special Hazard Losses may be provided by a special hazard insurance policy,

      o coverage with respect to Bankruptcy Losses may be provided by a bankruptcy policy; and

      o coverage with respect to Fraud Losses may be provided by a mortgage pool insurance policy or mortgage repurchase bond.

      In addition, if so specified in the accompanying prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover those losses, in the form of subordination of one or more classes of certificates as described under "Subordination," or in the form of a certificate insurance policy, a letter of credit, mortgage pool insurance policies, surety bonds or other types of insurance policies, other secured or unsecured corporate guarantees or in any other substantially similar form as may be described in the related prospectus supplement, or in the form of a combination of two or more of the foregoing.

      In addition, the credit support may be provided by an assignment of the right to receive cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the related prospectus supplement. If so specified in the related prospectus supplement, limited credit enhancement may be provided to cover Defaulted Mortgage Losses with respect to mortgage loans with LTV ratios at origination of over 80% that are not insured by a primary insurance policy, to the extent that those losses would be covered under a primary insurance policy if obtained, or may be provided in lieu of title insurance coverage, in the form of a corporate guaranty or in other forms described in this section. Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, as limited by that insurance policy. As described in the pooling and servicing agreement, credit support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

      Each prospectus supplement will include a description of:

      o the amount payable under the credit enhancement arrangement, if any, provided with respect to a series;

      o any conditions to payment not otherwise described in this prospectus;

      o the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

      o the material provisions of any agreement relating to the credit support.

      Additionally, each prospectus supplement will contain information with respect to the issuer of any third-party credit enhancement, if applicable. The pooling and servicing agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer. To the extent provided in the applicable pooling and servicing agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the mortgage loans covered. See "--Reduction or Substitution of Credit Enhancement."

      The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage under those instruments do not purport to be complete and are qualified in their entirety by reference to the actual forms of the policies, copies of which generally will be exhibits to the Form 8-K to be filed with the Securities and Exchange Commission in connection with the issuance of the related series of certificates.

LETTERS OF CREDIT

      If any component of credit enhancement as to any series of certificates is to be provided by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The letter of credit bank, the amount available under the letter of credit with respect to each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the related prospectus supplement. On or before each distribution date, the letter of credit bank will be required to make payments after notification from the trustee, to be deposited in the related Certificate Account with respect to the coverage provided. The letter of credit may also provide for the payment of Advances.

SUBORDINATION

      A senior/subordinate series of certificates will consist of one or more classes of senior certificates and one or more classes of subordinate certificates, as specified in the related prospectus supplement.

      Subordination of the subordinate certificates of any senior/subordinate series will be effected by the following method, unless an alternative method is specified in the related prospectus supplement. In addition, some classes of senior or subordinate certificates may be senior to other classes of senior or subordinate certificates, as specified in the related prospectus supplement.

      With respect to any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating that amount among the various classes of certificates included in the series, will be described in the related prospectus supplement. Generally, with respect to any series, the amount available for distribution will be allocated first to interest on the senior certificates of that series, and then to principal of the senior certificates up to the amounts described in the related prospectus supplement, prior to allocation of any amounts to the subordinate certificates.

      If so provided in the pooling and servicing agreement, the master servicer may be permitted, under certain circumstances, to purchase any mortgage loan that is three or more months delinquent in payments of principal and interest, at the purchase price. Any Realized Loss subsequently incurred in connection with any such mortgage loan may be borne by the then-current certificateholders of the class or classes that would have borne that Realized Loss if the mortgage loan had not been so purchased, unless that purchase was made upon the request of the holder of the most junior class of certificates of the related series.

      In the event of any Realized Losses not in excess of the limitations described below, other than Extraordinary Losses, the rights of the subordinate certificateholders to receive distributions will be subordinate to the rights of the senior certificateholders and the owner of any uncertificated interest in the trust assets and, as to certain classes of subordinate certificates, may be subordinate to the rights of other subordinate certificateholders.

      Except as noted below, Realized Losses will be allocated to the subordinate certificates of the related series until their outstanding principal balances have been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior certificates. If the series includes more than one class of senior certificates, the accompanying prospectus supplement will describe how Realized Losses are allocated. In general, Realized Losses will be allocated on a pro rata basis among all of the senior certificates in proportion to their respective outstanding principal balances. If described in the related prospectus supplement some classes of senior certificates may be allocated Realized Losses before other classes of senior certificates.

      The accompanying prospectus supplement will describe how Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of certificates. In general, such losses will be allocated among all outstanding classes of certificates of the related series on a pro rata basis in proportion to their outstanding principal balances. The respective amounts of other specified types of losses, including Fraud Losses and Bankruptcy Losses, that may be borne solely by the subordinate certificates may be similarly limited to the Fraud Loss Amount and the Bankruptcy Amount, and the subordinate certificates may provide no coverage with respect to Extraordinary Losses or other specified types of losses, which will be described in the related prospectus supplement, in which case those losses would be allocated on a pro rata basis among all outstanding classes of certificates in accordance with their respective certificate principal balances as described in the related prospectus supplement. Each of the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the certificateholders, upon the written confirmation from each applicable rating agency, as described in the related prospectus supplement, that the then-current rating of the related series of certificates will not be adversely affected.

      In most cases, any allocation of a Realized Loss, including a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, to a certificate in a senior/subordinate series will be made by reducing its outstanding principal balance as of the distribution date following the calendar month in which the Realized Loss was incurred.

      The rights of holders of the various classes of certificates of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any certificate will be reduced by all amounts previously distributed on that certificate representing principal, and by any Realized Losses allocated thereto. If there are no Realized Losses or Principal Prepayments on any of the mortgage loans, the respective rights of the holders of certificates of any series to future distributions generally would not change. However, to the extent described in the related prospectus supplement, holders of senior certificates may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior certificates and increasing the respective percentage ownership interest evidenced by the subordinate certificates in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior certificates, thereby preserving the availability of the subordination provided by the subordinate certificates. In addition, some Realized Losses will be allocated first to subordinate certificates by reduction of their outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior certificates in the related trust.

      If so provided in the related prospectus supplement, some amounts otherwise payable on any distribution date to holders of certificates may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under "--Reserve Funds" and in the related prospectus supplement.

      In lieu of the foregoing provisions, subordination may be effected by limiting the rights of the holders of subordinate certificates to receive the Subordinate Amount will be limited to the extent described in the related prospectus supplement. As specified in the related prospectus supplement, the Subordinate Amount may be reduced based upon the amount of losses borne by the holders of the subordinate certificates as a result of the subordination, a specified schedule or other method of reduction as the prospectus supplement may specify.

      The exact terms and provisions of the subordination of any subordinate certificate will be described in the related prospectus supplement.

OVERCOLLATERALIZATION

      If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the certificates for the related distribution date. To the extent such excess interest is applied as principal payments on the certificates, the effect will be to reduce the principal balance of the certificates relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the certificateholders, as specified in the related prospectus supplement.

MORTGAGE POOL INSURANCE POLICIES

      Any insurance policy covering losses on a pool of mortgage loans obtained by the depositor for a trust will be issued by the pool insurer. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date. As described under "--Maintenance of Credit Enhancement," the master servicer will use its best reasonable efforts to maintain the mortgage pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the trustee and the certificateholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described in the succeeding paragraph. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason therefore.

      As more specifically provided in the related prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price equal to its outstanding principal balance plus accrued and unpaid interest at the applicable mortgage rate to the date of purchase and some expenses incurred by the master servicer or subservicer on behalf of the trustee and certificateholders, or (b) to pay the amount by which the sum of the outstanding principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of some amounts paid or assumed to have been paid under any related primary insurance policy.

      Certificateholders will experience a shortfall in the amount of interest payable on the related certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, the certificateholders will also experience losses with respect to the related certificates in connection with payments made under a mortgage pool insurance policy to the extent that the master servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the master servicer from funds otherwise payable to the certificateholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see "--Special Hazard Insurance Policies" below for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to one or more classes of certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

      A mortgage pool insurance policy and some primary insurance policies will likely not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the seller or other persons involved in the origination thereof, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, except if specified in the related prospectus supplement an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss. Depending upon the nature of the event, a breach of a representation made by a seller may also have occurred. If the representation by a mortgage collateral seller has been assigned to the trustee for the benefit of the certificateholders and that breach materially and adversely affects the interests of certificateholders and cannot be cured, the breach would give rise to a repurchase obligation on the part of the seller, as described under "Mortgage Loan Program--Representations with Respect to the Mortgage Loans." However, an event of this type would not give rise to a breach of a representation and warranty or a repurchase obligation on the part of the depositor or Residential Funding Company, LLC.

      The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the master servicer or subservicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Foreclosure on Mortgage Loans." Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related certificateholders. In addition, unless the master servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer would not be obligated to make an Advance respecting any delinquency since the Advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See "Description of the Certificates-- Advances."

      Since each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the policy will not provide coverage against hazard losses. As described under "Insurance Policies on Mortgage Loans-Standard Hazard Insurance on Mortgaged Properties," the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of those losses. Additionally, no coverage for Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See "--Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and may be borne by certificateholders.

SPECIAL HAZARD INSURANCE POLICIES

      Any insurance policy covering Special Hazard Losses obtained for a trust will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy subject to limitations described in this paragraph and in the related prospectus supplement, if any, will protect the related certificateholders from Special Hazard Losses. Aggregate claims under a special hazard insurance policy will be limited to the amount described in the accompanying prospectus supplement and will be subject to reduction as described in the accompanying prospectus supplement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid by the master servicer.

      In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer or the subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of the related property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and certain expenses incurred by the master servicer or the subservicer with respect to the related property.

      If the property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. If the unpaid principal balance plus accrued interest and some expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted mortgage loan secured by the related property. The payment described under (ii) above will render presentation of a claim relating to a mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and some expenses will not affect the total Insurance Proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

MORTGAGE INSURANCE POLICIES

      If stated in the accompanying prospectus supplement, the depositor may acquire a mortgage insurance policy for all or a portion of the mortgage loans, or covered loans, with current LTV ratios in excess of a percentage stated in the related prospectus supplement. Any insurance policy for the covered loans will be issued by a mortgage insurer. The mortgage insurance policy will insure a portion of the loss that may be incurred on each covered loan. If stated in the related prospectus supplement, the aggregate amount payable by the mortgage insurer under the mortgage insurance policy may be limited.

BANKRUPTCY POLICIES

      In the event of a personal bankruptcy of a mortgagor and a filing under Chapter 13 of the Bankruptcy Code, a bankruptcy court may establish the value of the mortgaged property of the mortgagor, and, if specified in the related prospectus supplement, any related Additional Collateral, at a Deficient Valuation. Under current law, Deficient Valuations are not permitted with respect to first liens on the related mortgaged property, but may occur with respect to a mortgage loan secured by a junior lien if the value of the related mortgaged property at the time of the filing is less than the amount of any first lien.

      In addition, other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding without a permanent forgiveness of the principal amount of the mortgage loan, including a Debt Service Reduction. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans-- Anti-Deficiency Legislation and Other Limitations on Lenders." Any bankruptcy policy to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained for a trust will be issued by an insurer named in the related prospectus supplement. The level of coverage under each bankruptcy policy will be described in the related prospectus supplement.

RESERVE FUNDS

      If so specified in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund, any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the related pooling and servicing agreement. In the alternative or in addition to that deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related certificates, from the an uncertificated interest in the trust assets, or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related certificates, any uncertificated interest in a trust asset or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated.

      With respect to any series of certificates as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to certificateholders, or applied to reimburse the master servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, amounts in a reserve fund may be available only to cover specific types of losses, or losses on specific mortgage loans. A reserve fund may provide coverage to more than one series of certificates, if set forth in the related prospectus supplement.

      The trustee will have a perfected security interest for the benefit of the certificateholders in the assets in the reserve fund, unless the assets are owned by the related trust. However, to the extent that the depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the certificateholders. These delays could adversely affect the yield to investors on the related certificates.

      Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

CERTIFICATE INSURANCE POLICIES; SURETY BONDS

      If so specified in the related prospectus supplement, the depositor may obtain one or more certificate insurance policies or guaranties or one or more surety bonds, or one or more guarantees issued by insurers or other parties acceptable to the rating agency or Agencies rating the certificates offered, as specified in the related prospectus supplement, insuring the holders of one or more classes of certificates the payment of amounts due in accordance with the terms of that class or those classes of certificates. Any certificate insurance policy, surety bond or guaranty will have the characteristics described in, and will be in accordance with any limitations and exceptions described in, the related prospectus supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

      If credit enhancement has been obtained for a series of certificates, the master servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefore is made as described below under "--Reduction or Substitution of Credit Enhancement." The master servicer, on behalf of itself, the trustee and certificateholders, will be required to provide information required for the trustee to draw under any applicable credit enhancement.

      The master servicer, the servicer or the Certificate Administrator will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, mortgage insurance policy, bankruptcy policy, certificate insurance policy or surety bond, as applicable, on a timely basis, unless the premiums are paid directly by the trust. As to mortgage pool insurance policies generally, in the event the related insurer ceases to be a Qualified Insurer, the master servicer will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy with a total coverage equal to the then outstanding coverage of the policy. If the cost of the replacement policy is greater than the cost of the existing policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. In the event that a pool insurer ceases to be a Qualified Insurer because it ceases to be approved as an insurer by Freddie Mac or Fannie Mae or any successor entity, the master servicer will review, not less often than monthly, the financial condition of the pool insurer with a view toward determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy as described above, at the same cost limit. Any losses in market value of the certificates associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the certificateholders.

      If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, mortgage pool insurance policy or any related primary insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that restoration will increase the proceeds to one or more classes of certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any letter of credit, mortgage pool insurance policy, other credit enhancement or any related primary insurance policy is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow whatever normal practices and procedures, in accordance with the preceding sentence, that it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

      The amount of credit support provided with respect to any series of certificates and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula set forth in the accompanying prospectus supplement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the certificateholders, upon the written assurance from each applicable rating agency that the then-current rating of the related series of certificates will not be adversely affected thereby and the consent of the related credit enhancer, if applicable.

      Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related certificates may be downgraded to a corresponding level and the accompanying prospectus supplement will specify whether the master servicer nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the certificates. The master servicer will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating of each class of the related series of certificates is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or any other person that is entitled thereto. Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

             OTHER FINANCIAL OBLIGATIONS RELATED TO THE CERTIFICATES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

      The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk of certificateholders from adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

      An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate or, LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

      The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

      Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the certificates of any series.

      There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

PURCHASE OBLIGATIONS

      Some types of mortgage loans and classes of certificates of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement. A purchase obligation with respect to mortgage loans may apply to those mortgage loans or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. The accompanying prospectus will specify whether each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Each purchase obligation with respect to mortgage loans will be payable solely to the trustee for the benefit of the certificateholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligation relate.

                      INSURANCE POLICIES ON MORTGAGE LOANS

      Each mortgage loan will be required to be covered by a hazard insurance policy, as described below, and, at times, a primary insurance policy or an alternative form of coverage, as described below. The descriptions of any insurance policies contained in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

PRIMARY INSURANCE POLICIES

      In general, and except as described below, (i) each mortgage loan having an LTV ratio at origination of over 80% will be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan up to an amount set forth in the related prospectus supplement, unless and until the principal balance of the mortgage loan is reduced to a level that would produce an LTV ratio equal to or less than 80%, and (ii) the depositor or the related seller will represent and warrant that, to the best of the depositor's knowledge, the mortgage loans are so covered. Alternatively, coverage of the type that would be provided by a primary insurance policy if obtained may be provided by another form of credit enhancement as described in this prospectus under "Description of Credit Enhancement." However, the foregoing standard may vary significantly depending on the characteristics of the mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the foregoing standard if no primary insurance policy was obtained at origination but the mortgage loan has amortized to an 80% or less LTV ratio level as of the applicable cut-off date. In most cases, the depositor will have the ability to cancel any primary insurance policy if the LTV ratio of the mortgage loan is reduced to 80% or less, or a lesser specified percentage, based on an appraisal of the mortgaged property after the related closing date or as a result of principal payments that reduce the principal balance of the mortgage loan after the closing date.

      Pursuant to recently enacted federal legislation, mortgagors with respect to many residential mortgage loans originated on or after July 29, 1999, will have a right to request the cancellation of any private mortgage insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been reduced or is scheduled to have been reduced to 80% or less of the value of the mortgaged property at the time the mortgage loan was originated. The mortgagor's right to request the cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period, (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and
(iii) the mortgaged property is not encumbered by subordinate liens. In addition, any requirement for private mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current. The legislation requires that mortgagors be provided written notice of these cancellation rights at the origination of the mortgage loans.

      If the requirement for private mortgage insurance is not otherwise canceled or terminated in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the loan's amortization period, if, on that date, the borrower is current on the payments required by the terms of the loan. The mortgagee's or servicer's failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan. The law does not preempt any state law regulating private mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

      Mortgage loans that are subject to negative amortization will only be covered by a primary insurance policy if that coverage was required upon their origination, notwithstanding that subsequent negative amortization may cause that mortgage loan's LTV ratio, based on the then-current balance, to subsequently exceed the limits that would have required coverage upon their origination. Primary insurance policies may be required to be obtained and paid for by the mortgagor, or may be paid for by the servicer.

      While the terms and conditions of the Primary Insurance Policies issued by one primary mortgage guaranty insurer will usually differ from those in Primary Insurance Policies issued by other primary insurers, each primary insurance policy generally will pay either:

      o the insured percentage of the loss on the related mortgaged property;

      o the entire amount of the loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

      o at the option of the primary insurer under certain Primary Insurance Policies, the sum of the delinquent monthly payments plus any Advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any Advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b) an approved sale.

      The amount of the loss as calculated under a primary insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

      o rents or other payments received by the insured, other than the proceeds of hazard insurance, that are derived from the related mortgaged property;

      o hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

      o     amounts expended but not approved by the primary insurer;

      o     claim payments previously made on the mortgage loan; and

      o     unpaid premiums and other amounts.

      As conditions precedent to the filing or payment of a claim under a primary insurance policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

      o advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

      o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary insurance policy, ordinary wear and tear excepted; and

      o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

      For any certificates offered under this prospectus, the master servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a primary insurance policy with regard to each mortgage loan for which coverage is required under the


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

standard described above unless an exception to such standard applies or alternate credit enhancement is provided as described in the related prospectus supplement; provided that the primary insurance policy was in place as of the cut-off date and the depositor had knowledge of such primary insurance policy. If the depositor gains knowledge that as of the closing date, a mortgage loan had an LTV ratio at origination in excess of 80% and was not the subject of a primary insurance policy, and was not included in any exception to its representations or covered by alternate credit enhancement as described in the related prospectus supplement, and that the mortgage loan has a then current LTV ratio in excess of 80%, then the master servicer is required to use its reasonable efforts to obtain and maintain a primary insurance policy to the extent that a policy is obtainable at a reasonable price.

STANDARD HAZARD INSURANCE ON MORTGAGED PROPERTIES

      The terms of the mortgage loans, other than Cooperative Loans, require each mortgagor to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Most coverage will be in an amount equal to the lesser of the principal balance of the mortgage loan, the guaranteed replacement value or 100% of the insurable value of the improvements securing the mortgage loan. The pooling and servicing agreement will provide that the master servicer or servicer shall cause the hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or subservicers.

      The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws. These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement generally requires the master servicer to cause to be maintained for each such mortgage loan serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

      The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the related mortgagor at all times to carry insurance of a specified percentage, typically 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the related mortgagor's coverage falls below this specified percentage, this clause usually provides that the insurer's liability in the event of partial loss does not exceed the greater of
(i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

      Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Subordination" above for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as


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

described in the related prospectus supplement, afforded by subordination, and "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

                                  THE DEPOSITOR

      The depositor is an indirect wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC. The depositor is a Delaware corporation incorporated in January 1985. The depositor was organized for the purpose of acquiring "Jumbo A" program mortgage loans and depositing these loans into issuing entities that issue securities backed by such mortgage loans. The depositor does not engage in any other activities and does not have, nor is it expected in the future to have, any significant assets. The depositor anticipates that it will in many cases have acquired mortgage loans indirectly through Residential Funding Company, LLC, which is also an indirect wholly-owned subsidiary of GMAC Mortgage Group, LLC.

      The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of certificates will be to repurchase certain items of mortgage collateral upon any breach of limited representations and warranties made by the depositor.

      The depositor maintains its principal office at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is
(952) 857-7000.

                        RESIDENTIAL FUNDING COMPANY, LLC

      Residential Funding Company, LLC, an affiliate of the depositor, will act as the sponsor and master servicer or Certificate Administrator for a series of certificates, except in the case of a Designated Seller Transaction.

                       THE POOLING AND SERVICING AGREEMENT

      As described in this prospectus under "Description of the Certificates--General," each series of certificates will be issued under a pooling and servicing agreement as described in that section. The following summaries describe additional provisions common to each pooling and servicing agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The principal servicing compensation to be paid to the master servicer for its master servicing activities for each series of certificates will be equal to the percentage per annum described in the related prospectus supplement, which may vary under some circumstances, of the outstanding principal balance of each mortgage loan, and that compensation will be retained by it from collections of interest on the mortgage loan in the related trust, after provision has been made for the payment of interest at the applicable pass-through rate or Net Mortgage Rate, as the case may be, to certificateholders and for the payment of any uncertificated interest, at the time the collections are deposited into the applicable Custodial Account. Notwithstanding the foregoing, with respect to a series of certificates as to which the trust includes mortgage securities, the compensation payable to the master servicer or Certificate Administrator for servicing and administering the mortgage securities on behalf of the holders of the certificates may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of those mortgage securities and may be retained from distributions of interest thereon, if so specified in the related prospectus supplement.

      As compensation for its servicing duties, a subservicer or, if there is no subservicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement, which may vary under certain circumstances from the amounts described in the prospectus supplement. Some subservicers may also receive additional compensation in the amount of all or a portion of the interest due and payable on the applicable mortgage loan which is over and above the interest rate specified at the time


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

the depositor or Residential Funding Company, LLC, as the case may be, committed to purchase the mortgage loan. See "Mortgage Loan Program--Subservicing." Subservicers will be required to pay to the master servicer an amount equal to one month's interest, net of its servicing or other compensation, on the amount of any partial Principal Prepayment. The master servicer will retain these amounts to the extent collected from subservicers. In addition, the master servicer or a subservicer will generally retain all prepayment charges, assumption fees, late payment charges and any additional proceeds, if any, to the extent collected from mortgagors, and any benefit which may accrue from the investment of funds in the Custodial Account or the applicable Certificate Account, to the extent not applied as Compensating Interest, or in a Subservicing Account, as the case may be. In addition, some reasonable duties of the master servicer may be performed by an affiliate of the master servicer who will be entitled to compensation therefore.

      The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the pooling and servicing agreement, including, without limitation, payment of any fee or other amount payable for any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursements for some of the expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of mortgaged properties and any additional proceeds, if any, such right of reimbursement being prior to the rights of certificateholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

EVIDENCE AS TO COMPLIANCE

      Each pooling and servicing agreement will require the master servicer to deliver to the trustee, on or before the date in each year specified in the related pooling and servicing agreement, and, if required, file with the Commission as part of a report on Form 10-K filed on behalf of each issuing entity, the following documents:

      o a report regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant Commission regulations with respect to asset-backed securities transactions taken as a whole involving the master servicer that are backed by the same types of assets as those backing the certificates, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant Commission regulations;

      o with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant Commission regulations; and

      o a servicer compliance certificate, signed by an authorized officer of the master servicer, to the effect that:

            o a review of the master servicer's activities during the reporting period and of its performance under the applicable pooling and servicing agreement has been made under such officer's supervision; and

            o to the best of such officer's knowledge, based on such review, the master servicer has fulfilled all of its obligations under the pooling and servicing agreement in all materials respects throughout the period referenced in such servicer compliance certificate or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.


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

      The master servicer's obligation to deliver to the trustee any assessment or attestation report described above and, if required, to file the same with the Commission, is limited to those reports prepared by the master servicer and, in the case of reports prepared by any other party, those reports actually received by the master servicer on or before March 31 in each year. In addition, each servicer or subservicer participating in the servicing function with respect to more than 5% of the mortgage loans will provide the foregoing assessment reports with respect to itself and each servicer or subservicer of at least 10% of the mortgage loans will provide the compliance certificate described above with respect to its servicing activities.

      Furthermore, if any trust includes mortgage securities, either the related prospectus supplement will specify how to locate Exchange Act reports relating to such mortgage securities or the required information will be provided in such trust's Exchange Act reports while it is a reporting entity.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

      The pooling and servicing agreement for each series of certificates will provide that the master servicer may not resign from its obligations and duties thereunder except upon a determination that performance of its duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

      Each pooling and servicing agreement will also provide that, except as described below, neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from the taking of any action in good faith under the pooling and servicing agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each pooling and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the related series of certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans, except any such loss, liability or expense otherwise reimbursable under the pooling and servicing agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

      In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for the legal expenses and costs out of funds otherwise distributable to certificateholders.

      Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the pooling and servicing agreement, provided that (i) that person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (ii) the merger, consolidation or succession does not adversely affect the then-current rating of the classes of certificates of the related series that have been rated. In addition, notwithstanding the


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prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (i) and (ii) above are satisfied and that person is reasonably satisfactory to the depositor and the trustee. In the case of any assignment of this type, the master servicer will be released from its obligations under the pooling and servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of assignment.

EVENTS OF DEFAULT

      Events of default under the pooling and servicing agreement for a series of certificates will include:

      o any failure by the master servicer to make a required deposit to the Certificate Account or, if the master servicer is the paying agent, to distribute to the holders of any class of certificates of that series any required payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates of such class evidencing not less than 25% of the aggregate percentage interests constituting that class;

      o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement with respect to that series of certificates which continues unremedied for 30 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the pooling and servicing agreement, after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of any class of certificates of that series evidencing not less than 25% of the aggregate percentage interests constituting that class; and

      o some events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer and certain actions by the master servicer indicating its insolvency or inability to pay its obligations.

      A default under the terms of any mortgage securities included in any trust will not constitute an event of default under the related pooling and servicing agreement.

RIGHTS UPON EVENT OF DEFAULT

      So long as an event of default remains unremedied, either the depositor or the trustee may, and, at the direction of the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust, the trustee shall, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement, other than any rights of the master servicer as certificateholder, covering the trust and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement, other than the obligation to purchase mortgage loans under some circumstances, and will be entitled to similar compensation arrangements. If a series of certificates includes credit enhancement provided by a third party credit enhancer, certain of the foregoing rights may be provided to the credit enhancer rather than the certificateholders, if so specified in the applicable prospectus supplement. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint or if it is unable so to act, it shall appoint or petition a court of competent jurisdiction for the appointment of, a Fannie Mae- or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise set forth in the pooling and servicing agreement. Pending appointment, the trustee is obligated to act in that capacity. The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement. The


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master servicer is required to reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, except any such expense as may arise from the trustee's negligence or bad faith.

      No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless the holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each pooling and servicing agreement may be amended by the depositor, the master servicer and the trustee, without the consent of the related certificateholders:

      o     to cure any ambiguity;

      o to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;

      o to change the timing and/or nature of deposits in the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, except that (a) the Certificate Account deposit date may not occur later than the related distribution date, (b) the change may not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (c) the change may not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency as specified in the related prospectus supplement;

      o if an election to treat the related trust as a "real estate mortgage investment conduit", or REMIC, has been made, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that (1) that action is necessary or desirable to maintain qualification or to avoid or minimize that risk, and (2) the action will not adversely affect in any material respect the interests of any related certificateholder, or (b) to modify the provisions regarding the transferability of the REMIC residual certificates, provided that the depositor has determined that the change would not adversely affect the applicable ratings of any classes of the certificates, as evidenced by a letter from each applicable rating agency as specified in the related prospectus supplement, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC residual certificates to a non-permitted transferee;

      o to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with its provisions, so long as the action will not adversely affect in any material respect the interests of any certificateholder; or

      o to amend any provision that is not material to holders of any class of related certificates.

      The pooling and servicing agreement may also be amended by the depositor, the master servicer and the trustee with the consent of the holders of certificates of each class affected thereby evidencing, in each


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

case, not less than 66% of the aggregate percentage interests constituting that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the related certificateholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (ii) reduce the percentage of certificates of any class the holders of which are required to consent to any such amendment unless the holders of all certificates of that class have consented to the change in the percentage. Furthermore, the applicable prospectus supplement will describe any rights a third party credit enhancer may have with respect to amendments to the pooling and servicing agreement.

      Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC. Furthermore, the applicable prospectus supplement will describe any rights a third party credit enhancer may have with respect to amendments to agreements.

TERMINATION; RETIREMENT OF CERTIFICATES

      The primary obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the entity specified in the related prospectus supplement and required to be paid to the certificateholders following the earlier of:

      o the final payment or other liquidation or disposition, or any Advance with respect thereto, of the last mortgage loan subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan, or

      o the purchase by the entity specified in the related prospectus supplement from the trust for such series of all or any portion of the remaining mortgage loans and all property acquired in respect of such mortgage loans.

      Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining mortgage loans is less than or equal to ten percent (10%) of the initial aggregate Stated Principal Balance of the mortgage loans or such other time as may be specified in the related prospectus supplement. If the holder of a class of certificates may terminate the trust and cause the outstanding certificates to be redeemed when 25% or more of the initial principal balance of the certificates is still outstanding, the term "callable" will be included in the title of the related certificates. In addition to the foregoing, the entity specified in the related prospectus supplement may have the option to purchase, in whole but not in part, the certificates specified in the related prospectus supplement in the manner described in the related prospectus supplement. Following the purchase of such certificates, the master servicer or the servicer will effect a retirement of the certificates and the termination of the trust. Written notice of termination of the pooling and servicing agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

      Any purchase described in the preceding paragraph of mortgage loans and property acquired relating to the mortgage loans evidenced by a series of certificates shall be made at the option of the entity specified in the related prospectus supplement at the price specified in the related prospectus supplement. Such entity, if not Residential Funding Company, LLC or an affiliate, shall be deemed to represent that one of the following will be true and correct: (i) the exercise of such option shall not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or (ii) such entity is (A) not a party in interest with respect to any ERISA plan (other than a plan sponsored or maintained by the entity, provided that no assets of such plan are invested or deemed to be invested in the certificates) and (B) not a


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"benefit plan investor," as defined in "ERISA Considerations-Plan Asset
Regulations." The exercise of that right will effect early retirement of the certificates of that series, but the right of any entity to purchase the mortgage loans and related property will be in accordance with the criteria, and will be at the price, set forth in the related prospectus supplement. Early termination in this manner may adversely affect the yield to holders of some classes of the certificates. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

      In addition to the optional repurchase of the property in the related trust, if so specified in the related prospectus supplement, a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the entity specified in the accompanying prospectus supplement become exercisable. The Call Class will not be offered under the prospectus supplement. Any such call will be of the entire trust at one time; multiple calls with respect to any series of certificates will not be permitted. In the case of a call, the holders of the certificates will be paid a price equal to the Call Price. To exercise the call, the Call Certificateholder must remit to the related trustee for distribution to the certificateholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the certificates of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the Call certificateholder, the final payment to the certificateholders will be made upon surrender of the related certificates to the trustee. Once the certificates have been surrendered and paid in full, there will not be any further liability to certificateholders.

THE TRUSTEE

      The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Company, LLC.

      The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


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

                              YIELD CONSIDERATIONS

      The yield to maturity of a certificate will depend on the price paid by the holder for the certificate, the pass-through rate on any certificate entitled to payments of interest, which pass-through rate may vary if so specified in the related prospectus supplement, and the rate and timing of principal payments, including prepayments, defaults, liquidations and repurchases, on the mortgage loans and the allocation thereof to reduce the principal balance of the certificate or its notional amount, if applicable.

      Each monthly interest payment on a mortgage loan will be calculated as one-twelfth of the applicable mortgage rate multiplied by the principal balance of the mortgage loan outstanding as of the first day of the related due date for the mortgage loan, subject to any deferred interest. The amount of payments with respect to each mortgage loan distributed, or accrued in the case of deferred interest or accrual certificates, monthly to holders of a class of certificates entitled to payments of interest will be similarly calculated on the basis of that class's specified percentage of each payment of interest, or accrual in the case of accrual certificates, and will be expressed as a fixed, adjustable or variable pass-through rate payable on the outstanding principal balance or notional amount of the certificate, or any combination of pass-through rates, calculated as described in this prospectus and in the related prospectus supplement. Holders of strip certificates or a class of certificates having a pass-through rate that varies based on the weighted average mortgage rate of the underlying mortgage loans will be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the strip certificates, as applicable.

      The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest will accrue on each mortgage loan from the first day of each month, the distribution of interest will be made on the 25th day or, if the 25th day is not a business day, the next succeeding business day, of the month following the month of accrual or such other day that is specified in the related prospectus supplement.

      A class of certificates may be entitled to payments of interest at a fixed pass-through rate, a variable pass-through rate or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the related prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the Net Mortgage Rates, net of servicing fees and any uncertificated interest in a trust asset, of the related mortgage loans for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

      The aggregate payments of interest on a class of certificates, and the yield to maturity thereon, will be affected by the rate of payment of principal on the certificates, or the rate of reduction in the notional amount of certificates entitled to payments of interest only, and, in the case of certificates evidencing interests in ARM loans, by changes in the Net Mortgage Rates on the ARM loans. See "Maturity and Prepayment Considerations" below. The yield on the certificates will also be affected by liquidations of mortgage loans following mortgagor defaults, optional repurchases and by purchases of mortgage loans in the event of breaches of representations made for the mortgage loans by the depositor, Residential Funding Company, LLC and other persons as may be specified in the related prospectus supplement, or conversions of ARM loans to a fixed interest rate. See "Mortgage Loan Program--Representations with Respect to the Mortgage Loans" and "Description of the Certificates--Assignment of Trust Assets" above. In addition, if the index used to determine the pass-through rate for the certificates is different than the index applicable to the mortgage rates, the yield on the certificates will be sensitive to changes in the index related to the pass-through rate and the yield on the certificates may be reduced by application of a cap on the pass-through rate based on the weighted average of the Net Mortgage Rates.

      In general, if a certificate is purchased at a premium over its face amount and payments of principal on the related mortgage loans occur at a rate faster than assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if a class of


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certificates is purchased at a discount from its face amount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of Principal Prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of certificates having a class entitled to payments of interest only or disproportionate payments of interest. This type of class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. In some circumstances, rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of certificates, including accrual certificates, certificates with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of certificates, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of certificates.

      The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase of the mortgage loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

      When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Prepayments in full generally will reduce the amount of interest distributed to holders of certificates entitled to distributions of interest on the distribution date in the month in which the related Prepayment Period ends if that Principal Prepayment was made in the preceding calendar month and the resulting Prepayment Interest Shortfall is not covered by Compensating Interest. See "Description of the Certificates--Prepayment Interest Shortfalls." Generally, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the first day of the month in which the partial prepayment is received. As a result, the effect of a partial Principal Prepayment on a mortgage loan will be to reduce the amount of interest distributed to holders of certificates if such distribution date occurs in the following calendar month, by an amount of up to one month's interest at the applicable pass-through rate or Net Mortgage Rate, as the case may be, on the prepaid amount, if the resulting Prepayment Interest Shortfall is not covered by Compensating Interest. See "Description of the Certificates--Prepayment Interest Shortfalls." Partial Principal Prepayments and Liquidation Proceeds will be distributed on the distribution date in the month following receipt. Principal Prepayments in full received during a Prepayment Period will be distributed on the distribution date in the month in which that Prepayment Period ends. See "Maturity and Prepayment Considerations."

      The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The risk of loss may also be greater on mortgage loans with LTV ratios greater than 80% and with no primary insurance policies. The yield on any class of certificates and the timing of principal payments on that class may also be affected by modifications or actions that may be approved by the master servicer as described in this


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

prospectus under "Description of the Certificates--Collection and Other Servicing Procedures," in connection with a mortgage loan that is in default, or if a default is reasonably foreseeable.

      The risk of loss on Interest Only Loans may be greater than on loans that require a borrower to pay principal and interest throughout the term of the loan from origination. See "The Trusts--The Mortgage Loans."

      The risk of loss on mortgage loans made on Puerto Rico or Guam mortgage loans may be greater than on mortgage loans that are made to mortgagors who are United States residents and citizens or that are secured by properties located in the United States. See "Certain Legal Aspects of Mortgage Loans."

      With respect to some mortgage loans, including ARM loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan usually will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any such mortgage loan may thus be dependent on the ability of the mortgagor to make larger monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a Buy-Down Mortgage Loan during or at the end of the applicable Buy-Down Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under Residential Funding Company, LLC's underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

      The mortgage rates on ARM loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination-initial mortgage rates are typically lower than the sum of the Indices applicable at origination and the related Note Margins-the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable mortgage rate.

      The addition of any deferred interest to the principal balance of any related class of certificates will lengthen the weighted average life of that class of certificates and may adversely affect yield to holders of those certificates. In addition, with respect to ARM loans that are subject to negative amortization, during a period of declining interest rates, it might be expected that each scheduled monthly payment on such a mortgage loan would exceed the amount of scheduled principal and accrued interest on its principal balance, and since the excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders thereof.

      For each mortgage pool, if all necessary Advances are made and if there is no unrecoverable loss on any mortgage loan, the net effect of each distribution respecting interest will be to pass-through to each holder of a class of certificates entitled to payments of interest an amount which is equal to one month's interest at the applicable pass-through rate on that class's principal balance or notional balance, as adjusted downward to reflect any decrease in interest caused by any Principal Prepayments and the addition of any deferred interest to the principal balance of any mortgage loan. See "Description of the Certificates--Distributions--Principal and Interest on the Certificates."

                     MATURITY AND PREPAYMENT CONSIDERATIONS

      As indicated above under "The Trusts--The Mortgage Loans," the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of certificates will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. Generally, all of the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience,


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

the timing and rate of repurchases and the timing and amount of liquidations with respect to the related mortgage loans in a mortgage pool will affect the life and yield of the related series of certificates.

      With respect to Balloon Loans, payment of the Balloon Amount, which, based on the amortization schedule of those mortgage loans, is expected to be a substantial amount, will typically depend on the mortgagor's ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. Neither the depositor, the master servicer nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of certificates may describe one or more prepayment standard or model and may contain tables setting forth the projected yields to maturity on each class of certificates and/or the weighted average life of each class of certificates and the percentage of the original principal amount of each class of certificates of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the related prospectus supplement, including assumptions that prepayments on the mortgage loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the mortgage loans underlying a series of certificates will conform to any level of the prepayment standard or model specified in the related prospectus supplement.

      The following is a list of factors that may affect prepayment experience:

      o     homeowner mobility;

      o     economic conditions;

      o     changes in mortgagors' housing needs;

      o     job transfers;

      o     unemployment;

      o     mortgagors' equity in the properties securing the mortgages;

      o     servicing decisions;

      o     enforceability of due-on-sale clauses;

      o     mortgage market interest rates;

      o     mortgage recording taxes;

      o     solicitations and the availability of mortgage funds; and

      o     the obtaining of secondary financing by the mortgagor.

      Risk of prepayment on Interest Only Loans may be greater because borrowers may decide to refinance before the expiration of the interest-only period. See "The Trusts--The Mortgage Loans."

      The related prospectus supplement will specify whether the mortgage loans, contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the mortgage loan upon sale or some transfers by the mortgagor of the underlying mortgaged property. The master servicer will enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master


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

servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy.

      An ARM loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage loan and, in the reasonable judgment of the master servicer or the related subservicer, the security for the ARM loan would not be impaired by the assumption. The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of certificates. See "Description of the Certificates --Collection and Other Servicing Procedures" and "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Enforceability of Certain Provisions" for a description of provisions of the pooling and servicing agreement and legal developments that may affect the prepayment experience on the mortgage loans.

      In addition, some mortgage securities included in a mortgage pool may be backed by underlying mortgage loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related certificates will, to some extent, depend on the interest rates on the underlying mortgage loans.

      A subservicer may allow the refinancing of a mortgage loan in any trust by accepting prepayments thereon and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the subservicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of a refinancing, the new loan would not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A subservicer or the master servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, subservicers or the master servicer may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of Principal Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

      All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.

      The rate of prepayment with respect to conventional fixed-rate mortgage loans has fluctuated significantly in recent years. For example, published principal balance information for Freddie Mac and Fannie Mae securities backed by conventional fixed-rate mortgage loans indicates that the prepayment rates for those mortgage securities were substantially lower during the high interest rate climate prevailing during 1980, 1981 and early 1982 than the prepayment rates during 1985 and 1986 when prevailing interest rates declined. In general, if interest rates fall below the mortgage rates on fixed-rate mortgage loans, the rate of prepayment would be expected to increase. The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on those loans may not occur at the same rate or be affected by the same factors as other mortgage loans.

      Although the mortgage rates on ARM loans will be subject to periodic adjustments, the adjustments generally will:

      o not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date;


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

      o not increase the mortgage rates over a fixed percentage amount during the life of any ARM loan; and

      o be based on an index, which may not rise and fall consistently with mortgage interest rates, plus the related Note Margin, which may be different from margins being used for newly originated adjustable rate mortgage loans.

      As a result, the mortgage rates on the ARM loans in a mortgage pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In some rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current mortgage rates on ARM loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of any series of certificates.

      Under some circumstances, the master servicer may have the option to purchase the mortgage loans in a trust. See "The Pooling and Servicing Agreement--Termination; Retirement of Certificates." Any repurchase will shorten the weighted average lives of the related certificates. Furthermore, as described under "The Pooling and Servicing Agreement--Termination; Retirement of Certificates" a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of the initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer or the servicer become exercisable. Any such termination will shorten the weighted average lives of the related certificates.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries of some legal aspects of mortgage loans that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

THE MORTGAGE LOANS

GENERAL

      The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. These instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and generally on the order of recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

      There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes (1) a separate undertaking to make payments on the mortgage note and (2) an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the


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debt is paid, in trust, the grantee's authority under a deed to secure debt generally with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust, transactions, the directions of the beneficiary.

COOPERATIVE LOANS

      If specified in the prospectus supplement relating to a series of certificates, the mortgage loans may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges. This type of lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

      An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the mortgage loans, the collateral securing the Cooperative Loans.

      Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which


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

confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

      In general, a "tenant-stockholder", as defined in Section 216(b)(2) of the Internal Revenue Code of 1986, or Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. In the event that a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

FORECLOSURE ON MORTGAGE LOANS

      Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial trustee's or grantee's, as applicable, sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.


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

      In some states, the borrower has the right to reinstate the mortgage loan at any time following default until shortly before the trustee's sale. In most cases, in those states, the borrower, or any other person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

      Any action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules, and in most cases a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, a court may exercise equitable powers to relieve a borrower of a default and deny the mortgagee foreclosure. Under various circumstances a court of equity may relieve the borrower from a non-monetary default where the default was not willful or where a monetary default, such as failure to pay real estate taxes can be cured before completion of the foreclosure and there is not substantial prejudice to the mortgagee.

      Foreclosure of a mortgage generally is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers located outside the jurisdiction in which the mortgaged property is located. Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related mortgage loan available to be distributed to the certificateholders of the related series. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

      In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the mortgage or deed of trust or deed to secure debt, accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit Enhancement."

FORECLOSURE ON MORTGAGED PROPERTIES LOCATED IN THE COMMONWEALTH OF PUERTO RICO

      Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary "civil action" filed in the Superior Court for the district where the mortgage property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting


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

written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

      There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

      Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

FORECLOSURE ON SHARES OF COOPERATIVES

      The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

      Generally, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative become liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.


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

      Recognition agreements also generally provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

      Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder (that is, the borrower) or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

      A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

RIGHTS OF REDEMPTION

      In some states, after sale pursuant to a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale


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of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

      In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale. Various state laws also place a limitation on the mortgagee for late payment charges.

      Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions by the secured mortgage lender against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor, which is a Cooperative Loan, or which is secured by additional collateral in addition to the related mortgaged property, may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, and altering the repayment schedule. In general, except as provided below with respect to junior liens, the terms of a mortgage loan secured only by a mortgage on a real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      The United States Supreme Court has held that so long as a mortgage loan is fully or partially secured by the related mortgaged property, the amount of the mortgage loan secured by the related mortgaged property may not be reduced, or "crammed down," in connection with a bankruptcy petition filed by the mortgagor. However, United States Circuit Court of Appeals decisions have held that in the event of a Chapter 13 bankruptcy filing by a mortgagor, in the event the value of the related mortgaged property at the


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

time of the filing is less than the amount of debt secured by any first lien, any portion of any junior lien that is unsecured may be "crammed down" in the bankruptcy court and discharged. As a result, in the event of a decline in the value of a mortgaged property, the amount of any junior liens may be reduced by a bankruptcy judge in a Chapter 13 filing, without any liquidation of the related mortgaged property. Any such reduction would be treated as a Bankruptcy Loss.

      Certain tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan.

      In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, or TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the mortgage loans either against the originators or assignees.

HOMEOWNERSHIP ACT AND SIMILAR STATE LAWS

      Some mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or Homeownership Act if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any mortgage loan subject to the Homeownership Act, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the loan, under the federal Truth-in Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

      In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

      The accompanying prospectus supplement will specify whether Residential Funding Company, LLC will represent and warrant that all of the mortgage loans in the mortgage pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although Residential


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

Funding Company, LLC will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred if that breach is material and adverse to the interests of the certificateholders, the repurchase price of those mortgage loans could be less than the damages and/or equitable remedies imposed pursuant to various state laws.

      Lawsuits have been brought in various states making claims against assignees of loans subject to the Homeownership Act for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

ENFORCEABILITY OF CERTAIN PROVISIONS

      Unless the prospectus supplement indicates otherwise, the mortgage loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

      The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

      Upon foreclosure, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans, originated by some lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of


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Thrift Supervision, or OTS, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

      Residential Funding Company, LLC or a designated seller specified in the accompanying prospectus supplement will have represented that each mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate mortgage loans, adjustable rate Cooperative Loans, and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, notwithstanding any state law to the contrary;

      o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks,

      o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and

      o all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

ENVIRONMENTAL LEGISLATION

      Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.


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

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      Other federal and state laws in some circumstances may impose liability on a secured party that takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

      Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any master servicer will be required by any Agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor Residential Funding Company, LLC makes any representations or warranties or assumes any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

      At the time the mortgage loans were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act, as amended, or Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States or of any State orders otherwise on application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.


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      Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act. With respect to mortgage loans included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on those mortgage loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related certificates, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected mortgage loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

      Forms of notes and mortgages used by lenders may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

      Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules. The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The OTS's action does not affect Parity Act loans originated before July 1, 2003. It is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the


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government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates. The following discussion is based on the advice of Mayer, Brown, Rowe & Maw LLP and Orrick, Herrington & Sutcliffe LLP as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered hereunder. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular individual circumstances, including those of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder.

      The following discussion addresses REMIC certificates representing interests in a trust, or a portion thereof, which the master servicer or Certificate Administrator, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G or REMIC Provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related certificates will be described in the accompanying prospectus supplement. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

      If a REMIC election is not made upon the issuance of a particular series because, for example, a structure is being used whereby notes are being issued by an owner trust, an opinion of counsel relating to the tax consequences of that structure will be filed prior to the initial sale of the related certificates. Furthermore, the tax discussion relating to that structure will be provided in the prospectus supplement for that series.

      The following discussion is based in part upon the OID regulations and in part upon the REMIC regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the certificates.

      In addition, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. An opinion of counsel is not binding on the Internal Revenue Service or the courts, and no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. This summary and the opinions contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the Securities. Accordingly, taxpayers are encouraged to consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations, even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement. See "State and Other Tax Consequences."


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

OPINIONS

      Upon the issuance of each series of REMIC Certificates, Mayer, Brown, Rowe & Maw LLP or Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related pooling and servicing agreement, (ii) certain representations set forth in the related pooling and servicing agreement are true, (iii) there is continued compliance with applicable provisions of the Internal Revenue Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust, or each applicable group of assets held by the related trust as to which an election to be treated as a REMIC will be made, will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in that REMIC within the meaning of the REMIC Provisions.

      Neither Mayer, Brown, Rowe & Maw LLP nor Orrick, Herrington & Sutcliffe LLP has been asked to opine on any other material federal income tax matter, and the balance of this summary is a discussion of the United States federal income taxation of pools of assets for which a REMIC election is made and of the regular and residual interests in such pools of assets generally, and does not purport to set forth any opinion of counsel concerning any other particular federal income tax matter. For example, the discussion under "REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" below is a general summary of federal income tax consequences relating to an investment in a REMIC residual interest that has "excess inclusion income;" however, that summary does not set forth any opinion as to whether any particular class of REMIC residual interests will be treated as having excess inclusion income.

      In addition, Mayer, Brown, Rowe & Maw LLP or Orrick, Herrington & Sutcliffe LLP will render its opinion that the statements made in the following discussion, as supplemented by the discussion under the heading "Federal Income Tax Consequences", if any, in the prospectus supplement accompanying this prospectus, to the extent that they constitute matters of law or legal conclusions, provide a fair and accurate summary of the United States federal income taxation of pools of assets for which a REMIC election is made and of the regular and residual interests therein, as of the date of such prospectus supplement.

      Mayer, Brown, Rowe & Maw LLP and Orrick, Herrington & Sutcliffe LLP have not been asked to, and do not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the certificates. See "--State and Local Tax Consequences."

REMICS

CLASSIFICATION OF REMICS

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described in this prospectus under "Material Federal Income Tax Consequences". Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

      In general, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying the certificates would be so


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treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. In addition, the REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3)(C) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer or the Certificate Administrator, as applicable, will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

      The assets of the REMIC will include, in addition to mortgage collateral, payments on mortgage collateral held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage collateral, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage collateral for purposes of all of the foregoing sections. In addition, in some instances mortgage loans, including Additional Collateral Loans or Pledged Asset Mortgage Loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans or Pledged Asset Mortgage Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the mortgage loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the mortgage loans, including Additional Collateral Loans or Pledged Asset Mortgage Loans, that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code.

TIERED REMIC STRUCTURES

      For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes.

      Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

      GENERAL

      Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.


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

      ORIGINAL ISSUE DISCOUNT

      Some REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

      The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage collateral held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the master servicer or the Certificate Administrator, as applicable, in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, neither the depositor, the master servicer nor the Certificate Administrator will make any representation that the mortgage collateral will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

      The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

      In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the master servicer or the Certificate Administrator, as applicable, with respect to those certificates in preparing information returns to the certificateholders and the Internal Revenue Service, or IRS.

      Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an


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

accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

      In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment, and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below for a description of that election under the OID regulations.

      If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

      The accompanying prospectus supplement will describe the applicable accrual period. In general, each "accrual period," that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original


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yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

      A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day with respect to the certificate.

      MARKET DISCOUNT

      A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

      A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable


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bond premium that the certificateholder owns or acquires. See "--Premium" below.
Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

      However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Original Issue Discount." This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

      o     on the basis of a constant yield method,

      o in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

      o in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

      Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

      To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      In addition, under Section 1277 of the Internal Revenue Code, a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.


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      PREMIUM

      A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Market Discount." The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code. It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium.

      REALIZED LOSSES

      Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the mortgage collateral. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's certificate becomes wholly worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

      Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage collateral or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

      GENERAL

      As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage collateral or as debt instruments issued by the REMIC.

      A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual


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certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

      A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis (as defined below) that REMIC residual certificate would have had in the hands of an original holder of that Certificate. The REMIC regulations, however, do not provide for any such modifications.

      Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of that Certificate will be taken into account in determining the income of that holder for federal income tax purposes. On May 11, 2004, the IRS issued final regulations that require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC residual certificate over its expected life. The regulations also provide two more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One method generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other method calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC residual certificate is transferred to the taxpayer. Holders of REMIC residual certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes under the regulations.

      The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders' after-tax rate of return.

TAXABLE INCOME OF THE REMIC

      The taxable income of the REMIC will equal the income from the mortgage collateral and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the mortgage collateral, bad debt deductions with respect to the mortgage collateral and, except as described below, for servicing, administrative and other expenses.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer or the Certificate Administrator, as applicable, intends to treat the fair market value of the


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

mortgage collateral as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the mortgage collateral collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the Certificate Administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage collateral and other property held by the REMIC.

      Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage collateral that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders--under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage collateral with market discount that it holds.

      An item of mortgage collateral will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage collateral. Premium on any item of mortgage collateral to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

      A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates-- Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting "regular interests" in the REMIC not offered hereby, described therein will not apply.

      If a class of REMIC regular certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

      As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual


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

certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

BASIS RULES, NET LOSSES AND DISTRIBUTIONS

      The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

      A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which the certificateholders are encouraged to consult their tax advisors.

      Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC residual certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their bases in the REMIC residual certificates will initially equal the amount paid for such REMIC residual certificates and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders' initial bases are less than the distributions to the REMIC residual certificateholders, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

      The effect of these rules is that a certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to its holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see "--General."

      EXCESS INCLUSIONS

      Any "excess inclusions" with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder. The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate


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

as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of a particular class of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      For REMIC residual certificateholders, an excess inclusion:

      o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

      o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and

      o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

See, however, "--Foreign Investors in REMIC Certificates."

      Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service (the "Temporary regulations") have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a non-resident alien individual or foreign corporation for purposes of the 30% United States withholding tax until paid or distributed or when the REMIC residual interest is disposed of. The Temporary regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of domestic partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

      Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a domestic partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership's taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

      Similarly, in the case of a residual interest held by a foreign person indirectly as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into account for purposes of the 30% United States withholding tax at the same time that other income from the trust, company, fund, or organization would be taken into account.

      Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations


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eliminate an exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

      Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

      NONECONOMIC REMIC RESIDUAL CERTIFICATES

      Under the REMIC regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS) on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

      The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual interest, the transferee must represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis (determined using the short-term rate provided


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

by Section 1274(d) of the Internal Revenue Code) than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

      The accompanying prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered "noneconomic" will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

      MARK-TO-MARKET RULES

      The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC residual certificate are encouraged to consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual certificates.

      POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS

      Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

      With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and
(ii) the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by REMIC certificateholders that are covered by the limitations of either Section 67 or
Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC certificate that is an individual, estate or trust, or a "Pass-Through Entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates


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or trusts. Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

      TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS

      If a REMIC residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to the product of:

      o the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

      o the highest marginal federal income tax rate applicable to corporations.

      The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      o residual interests in the entity are not held by Disqualified Organizations; and

      o information necessary for the application of the tax described in this prospectus will be made available.

      Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

      o requiring any transferee of a REMIC residual certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC residual certificate on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual certificate;

      o providing that any transfer of a REMIC residual certificate to a Disqualified Organization shall be null and void; and

      o granting to the master servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC residual certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.

      In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity
(i) the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a Disqualified Organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated


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

as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

      SALES OF REMIC CERTIFICATES

      If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below, any gain or loss generally will be capital gain or loss.

      Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate", which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See "--Taxation of Owners of REMIC Regular Certificates--Discount."

      REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      If the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Internal Revenue Code) within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual

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

certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders' adjusted basis in the newly-acquired asset.

      Losses on the sale of a REMIC residual certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such forms.

      TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS

      Recent Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon any of several indicia, one or more of which may be present with respect to your investment in the certificates. There are significant penalties for failure to comply with these disclosure requirements. Investors in REMIC residual certificates are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to the transaction.

      PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

      The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of an item of mortgage collateral, the receipt of income from a source other than an item of mortgage collateral or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage collateral for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

      REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

      It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

      To the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, the Certificate Administrator or the trustee in either case out of its own funds, provided that the master servicer, the Certificate Administrator or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's, the Certificate Administrator's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer, Certificate Administrator or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.


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

      TERMINATION

      A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage collateral or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

      REPORTING AND OTHER ADMINISTRATIVE MATTERS

      Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. The master servicer or the Certificate Administrator, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC residual certificates.

      As the tax matters person, the master servicer or the Certificate Administrator, as applicable, will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the master servicer or the Certificate Administrator, as applicable, as tax matters person, and the IRS concerning any REMIC item.

      Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

      Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC regular Interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

      As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the master servicer, or the Certificate Administrator, as applicable, will not have, the regulations only require that information pertaining to the


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appropriate proportionate method of accruing market discount be provided. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount."

      The responsibility for complying with the foregoing reporting rules will be borne by the master servicer, or the Certificate Administrator. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer or Certificate Administrator, as applicable, at Residential Funding Company, LLC, 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

      BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

      Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Internal Revenue Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

      FOREIGN INVESTORS IN REMIC CERTIFICATES

      A REMIC regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder; this statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.


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      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

      Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

      Transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

TAXATION OF CLASSES OF EXCHANGEABLE CERTIFICATES

      GENERAL

      The arrangement pursuant to which the classes of exchangeable certificates are created, sold and administered (referred to herein as the exchangeable certificate trust fund) will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of certificates that have been exchanged for exchangeable certificates will be the assets of the exchangeable certificate trust fund, and the exchangeable certificates will represent beneficial ownership of these interests in the classes of certificates.

      TAX STATUS

      Exchangeable certificates will represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on the exchangeable certificates will represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the certificates that have been exchanged or income thereon would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). Exchangeable certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code for a REMIC to the extent the certificates, the interest in which is represented by such exchangeable certificates would be qualifying if held directly.

      TAX ACCOUNTING FOR EXCHANGEABLE CERTIFICATES

      An exchangeable certificate represents beneficial ownership of an interest in one or more classes of certificates on deposit in an exchangeable certificate trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of certificates, a purchaser must allocate its basis in the exchangeable certificate among the interests in the classes of certificates in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an exchangeable certificate, the holder must allocate the amount received on the sale among the interests in the classes of certificates in accordance with their relative fair market values as of the time of sale.

      The holder of an exchangeable certificate must account separately for each interest in a class of certificates (there may be only one such interest). Where the interest represents a pro rata portion of a class of certificates that are REMIC regular certificates, the holder of the exchangeable certificate should account for such interest as described under "REMICs--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of certificates (a "Strip"), the holder is treated as owning, pursuant to
Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of certificates. The master servicer or the Certificate Administrator, as applicable, intends to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of certificates to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor is encouraged to consult its tax advisor regarding this matter.


                                      102
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      A holder of an exchangeable certificate should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of certificates. Further, if the related class of certificates is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of certificates. An investor is encouraged to consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). The master servicer or the Certificate Administrator, as applicable, intends to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the mortgage loans (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the certificates are REMIC regular certificates to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.

      If a holder exchanges a single exchangeable certificate, an "Exchanged Certificate", for several exchangeable certificates, each, a "Received Certificate," and then sells one of the Received Certificates, the sale may be subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged Certificate between the portion of such Exchanged Certificate underlying the Received Certificate that was sold and the portion of the Exchanged Certificate underlying the Received Certificates that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

      Although the matter is not free from doubt, a holder that acquires in one transaction a combination of exchangeable certificates that may be exchanged for a single exchangeable certificate that is identical to a class of certificates that is on deposit in the related exchangeable certificate trust fund should be treated as owning the relevant class of certificates.


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      EXCHANGES OF EXCHANGEABLE CERTIFICATES

      An exchange of an interest in one or more exchangeable certificates for an interest in one or more other related exchangeable certificates that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the exchangeable certificates that it owned immediately before the exchange.

      TAX TREATMENT OF FOREIGN INVESTORS

      A foreign holder of an exchangeable certificate is subject to taxation in the same manner as foreign holders of REMIC Regular Certificates. Such manner of taxation is discussed under the heading "REMICs--Foreign Investors in REMIC Certificates."

      BACKUP WITHHOLDING

      A holder of an exchangeable certificate is subject to backup withholding rules similar to those applicable to REMIC Regular Certificates. Such manner of taxation is discussed under the heading "REMICs--Backup Withholding With Respect to REMIC Certificates."

      REPORTING AND ADMINISTRATIVE MATTERS

      Reports will be made to the IRS and to holders of record of exchangeable certificates that are not excepted from the reporting requirements.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

                              ERISA CONSIDERATIONS

      Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA and certain entities in which such plans invest, including bank collective investment funds, insurance company general and separate accounts, and certain other pooled investment funds that are deemed to hold "plan assets" under
Section 3(42) of ERISA and the Plan Asset Regulations described below. Section 4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on certain tax-favored plans, including tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code.

      Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan's investment be made in accordance with the documents governing the plan. In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of employee benefit plans and arrangements and tax-favored plans, which are collectively referred to in this prospectus as "ERISA plans," and persons, called "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code, which are collectively referred to in this prospectus as "parties in interest," who have specified relationships to the ERISA plans, unless a statutory or administrative exemption is available. Some parties in interest that participate in a nonexempt prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code.

      Some employee benefit plans, including governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as


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defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of these plans may be invested in certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503(b) of the Internal Revenue Code.

PLAN ASSET REGULATIONS

      Certificates acquired by an ERISA plan would be assets of that ERISA plan. In addition, an investment of assets of an ERISA plan in certificates offered under this prospectus may cause the underlying loans or any other assets held in the trust issuing such certificates (each an "Issuer") to be deemed ERISA plan assets of the ERISA plan. The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the "Plan Asset Regulations"), concerning whether or not an ERISA plan's assets would be deemed to include an interest in the underlying assets of an entity, including an Issuer, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, when an ERISA plan acquires an "equity interest" in that entity.

      The Plan Asset Regulations generally provide that ERISA plan assets may be deemed to include an undivided interest in each asset of an entity, such as an Issuer, in which an ERISA plan holds an "equity interest." The Plan Asset Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." However, exceptions included in the Plan Asset Regulations provide that an ERISA plan's assets will not include an undivided interest in each asset of an entity in which it makes an equity investment if:

      o     the entity is an operating company;

      o the equity investment made by the ERISA plan is either a "publicly offered security" that is "widely held" (both as defined in the Plan Asset Regulations), or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or

      o "benefit plan investors" do not own 25% or more in value of any class of equity securities issued by the entity. For this purpose, "benefit plan investors" include ERISA plans and any entity whose underlying assets include plan assets by reason of an ERISA plan's investment in the entity.

      ERISA plans and entities deemed to hold plan assets should not acquire or hold certificates in reliance upon the availability of any exception under the Plan Asset Regulations.

      Under the Plan Asset Regulations, the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Internal Revenue Code may apply to the assets of an Issuer and cause the depositor, the master servicer, the administrator, any servicer, any subservicer, any trustee with respect to the Issuer, the obligor under any credit enhancement mechanism or affiliates of those entities to be considered or become parties in interest with respect to an ERISA plan holding an equity interest in an Issuer. If so, the acquisition or holding of certificates by or on behalf of the investing ERISA plan could also give rise to a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code, unless one or more statutory or administrative exemption is available. Under the Plan Asset Regulations, an Issuer, including the loans or any other assets held in the Issuer, may also be deemed to be assets of each ERISA plan that acquires certificates. Special caution should be exercised before ERISA plan assets are used to acquire a certificate in those circumstances, especially if, for the ERISA plan assets, the depositor, the master servicer, any servicer, any subservicer, the trustee with respect to the Issuer, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of the ERISA plan assets; or (ii) has authority or responsibility to give, or regularly gives, investment advice


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(direct or indirect) with respect to the ERISA plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the ERISA plan assets.

      Any person who has discretionary authority or control with respect to the management or disposition of ERISA plan assets, and any person who provides investment advice with respect to the ERISA plan assets for a fee, is a fiduciary of the investing ERISA plan. If the loans or any other assets held in an Issuer were to constitute ERISA plan assets, then any party exercising management or discretionary control with respect to those ERISA plan assets may be deemed to be a "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code, for any investing ERISA plan. In addition, if the loans or any other assets held in an Issuer were to constitute ERISA plan assets, then the acquisition or holding of certificates by or on behalf of an ERISA plan or with ERISA plan assets, as well as the operation of the Issuer, may constitute or result in a prohibited transaction under ERISA and
Section 4975 of the Internal Revenue Code.

CONSIDERATIONS FOR ERISA PLANS REGARDING THE PURCHASE OF CERTIFICATES

      PROHIBITED TRANSACTION EXEMPTIONS

      The DOL has issued an individual prohibited transaction exemption, or PTE 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as most recently amended by PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002), referred to in this prospectus as the "RFC exemption," to Residential Funding Company, LLC and certain of its affiliates. The RFC exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code various transactions relating to the operation of Issuers holding pools of certain secured obligations, and the purchase, sale and holding of pass-through certificates or other securities issued by an Issuer as to which:

      o the depositor or any of its affiliates is the sponsor, if any entity which has received from the DOL an individual prohibited transaction exemption that is substantially similar to the RFC exemption is the sole underwriter, a manager or co-manager of the underwriting syndicate or a selling or placement agent; or

      o     the depositor or an affiliate is the underwriter or placement agent,

provided that the conditions of the RFC exemption are satisfied. For purposes of this section, the term "underwriter" includes:

      o     the depositor and certain of its affiliates;

      o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the depositor and certain of its affiliates;

      o any member of the underwriting syndicate or selling group of which a person described in the two preceding clauses is a manager or co-manager for a class of securities; or

      o any entity which has received an administrative exemption from the DOL relating to securities which is substantially similar to the RFC exemption.

      The RFC exemption sets forth several general conditions (certain of which are described below) which must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief thereunder.

      o The certificates issued by an Issuer must represent a beneficial ownership interest in the assets of an Issuer that is a trust and which interest entitles the holder of the certificates to certain payments with respect to the assets of the Issuer.


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      o     The assets of the Issuer must consist solely of certain types of obligations, property, cash accounts or certain permitted contractual rights. There are six permitted types of obligations including certain consumer receivables, credit instruments, obligations secured by residential or commercial real property, obligations secured by motor vehicles or equipment, guaranteed governmental mortgage pool certificates and fractional undivided interests in any of the above. Permitted contractual rights include rights of the trustee under the relevant pooling and servicing agreement, rights under any insurance policies, and rights under eligible yield supplement agreements, eligible swap agreements or other credit support arrangements. The RFC exemption also requires that each Issuer meet the following requirements:

            o the Issuer must consist solely of assets of the type that have been included in other investment pools;

            o certificates evidencing interests in those other investment pools must have been rated in one of the four highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption; and

            o certificates in the other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption.

      o The acquisition of certificates by an ERISA plan or with ERISA plan assets must be on terms that are at least as favorable to the ERISA plan as they would be in an arm's length transaction with an unrelated party.

      o Certificates must evidence rights and interests that are not subordinated to the rights and interests evidenced by the other certificates of the same Issuer, unless none of the mortgage loans or other assets has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the certificates.

      o At the time of acquisition by an ERISA plan or with ERISA plan assets, the certificates must be rated in one of the four highest generic rating categories by Standard & Poor's, a division of The McGraw Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings, called the exemption rating agencies, if none of the mortgage loans or other assets has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the certificates.

      o If the LTV ratio or CLTV ratio of any one- to four-family residential mortgage loan or home equity loan held in the Issuer exceeds 100% but does not exceed 125% (based on fair market value at the date of issuance of the certificates), the certificates must (a) be rated in one of the two highest generic categories by the exemption rating agencies and (b) not be subordinate to other certificates issued by the Issuer.

      o     The RFC exemption will not apply to any of the certificates if:

            o any mortgage loan or other asset held in the Issuer (other than a one- to four family residential mortgage loan or closed-end home equity loan) has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the certificates; or

            o any one- to four-family residential mortgage loan or closed-end home equity loan has an LTV ratio or CLTV ratio that exceeds 125% at the date of issuance of the certificates.

      o The trustee cannot be an affiliate of any other member of the restricted group (which consists of any underwriter, the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the swap counterparty in any eligible swap arrangement and any mortgagor with respect to assets of an Issuer constituting more than 5% of the aggregate


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            unamortized principal balance of the assets in the related Issuer as of the date of initial issuance of the certificates) other than an underwriter.

      o The sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related Issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, the Certificate Administrator, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related pooling and servicing agreement or trust agreement and reimbursement of that person's reasonable expenses in connection therewith.

      o The investing ERISA plan or ERISA plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      o For Issuers other than common law trusts, the documents establishing the Issuer and governing the transaction must contain provisions as described in the RFC exemption that are intended to protect the assets of the Issuer from creditors of the depositor.

      o If a particular class of certificates held by an ERISA plan involves a "ratings dependent swap" or a "non-ratings dependent swap" (collectively, a "swap" or "swap agreement") entered into by the Issuer that issued such certificates, then each particular swap transaction relating to such certificates must be (a) an "eligible swap," (b) with an "eligible counterparty," (c) meet certain additional conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (d) permit the Issuer to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Certificates to which one or more swap agreements apply may be acquired or held only by "qualified plan investors."

      An "eligible swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the Issuer pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the Issuer receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of certificates to which the swap relates, or
(ii) the portion of the principal balance of such class represented solely by obligations held by the Issuer ("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("not leveraged"); (e) has a final termination date that is either the earlier of the date on which the Issuer terminates or the related class of certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above without the consent of the trustee.

      An "eligible counterparty" means a bank or other financial institution which has a rating, at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility under the RFC exemption, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.


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      A "qualified plan investor" is a plan for which the decision to buy such class of certificates is made on behalf of the plan by an independent fiduciary qualified to understand the terms and conditions of the swap transaction used by the Issuer and the effect such swap would have on the credit rating of the certificates, which fiduciary must be (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) a plan fiduciary with total assets (both plan and non-plan) under management of at least $100 million at the time the certificates are acquired by the plan.

      In "ratings dependent swaps" (where the rating of a class of certificates is dependent on the terms and conditions of the swap and the rating of the counterparty), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the certificates that are ERISA plans must be notified in the immediately following periodic report which is provided to the holders of the certificates but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the RFC exemption will prospectively cease to be applicable to any class of certificates held by an ERISA plan which involves such ratings dependent swap.

      "Non-ratings dependent swaps" (those where the rating of the certificates does not depend on the terms and conditions of the swap or the rating of the counterparty) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer must, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trustee in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or
(c) terminate the swap agreement in accordance with its terms. With respect to a non-ratings dependent swap, each exemption rating agency must confirm, as of the date of issuance of certificates by the Issuer, that entering into the swap will not affect the rating of the certificates.

      The RFC exemption also permits yield supplement agreements to be assets of an Issuer if certain conditions are satisfied.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar yield maintenance arrangement or (if purchased by or on behalf of the Issuer) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the Issuer ("EYS Agreement"). If the EYS Agreement has a notional principal amount, the EYS Agreement may only be held as an asset of the Issuer if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the Issuer and an eligible counterparty and (f) it has an allowable notional amount.

      An ERISA plan fiduciary contemplating purchasing a certificate must make its own determination that the general conditions described above will be satisfied with respect to that certificate.

      If the general conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code in connection with the direct


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or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA plan or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a certificate by an excluded ERISA plan or with ERISA plan assets of an excluded ERISA plan by any person who has discretionary authority or renders investment advice with respect to ERISA plan assets of the excluded ERISA plan. For this purpose, an "excluded ERISA plan" is an ERISA plan sponsored by any member of the restricted group, which consists of any underwriter, the depositor, the master servicer, any servicer, any subservicer, the trustee, the swap counterparty in any eligible swap arrangement, any yield maintenance provider and any borrower with respect to assets of an Issuer constituting more than 5% of the aggregate unamortized principal balance of the assets in the related Issuer as of the date of initial issuance of the certificates.

      If certain additional conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Internal Revenue Code in connection with the following:

      o the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an underwriter and an ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant ERISA plan assets in the certificates is:

            o a borrower with respect to 5% or less of the fair market value of the assets of an Issuer; or

            o     an affiliate of such a person;

      provided that, if the certificates are acquired in connection with their initial issuance, the quantitative restrictions described in the RFC exemption are met;

      o the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA plan or by an entity that holds ERISA plan assets; and

      o the holding of certificates by an ERISA plan or with ERISA plan assets.

      Additionally, if specific conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975(c) of the Internal Revenue Code for transactions in connection with the servicing, management and operation of the assets held by the Issuer. The accompanying prospectus supplement will specify whether the depositor expects that the specific conditions of the RFC exemption required for this purpose should be satisfied with respect to the certificates so that the RFC exemption should provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the assets held by the Issuer, provided that the general conditions of the RFC exemption are satisfied.

      The RFC exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing ERISA plan, or an ERISA plan holding interests in the investing entity holding ERISA plan assets, by virtue of providing services to the ERISA plan or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan's ownership of certificates.

      The Issuer may include certain residential financing transactions that are structured so as to be permissible under Islamic law utilizing declining balance co-ownership structures ("Sharia Mortgage Loans"). The DOL has not specifically considered the eligibility or treatment of Sharia Mortgage Loans under the RFC exemption, including whether they would be treated in the same manner as other single


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family residential mortgages. Since the remedies in the event of default and certain other provisions of the Sharia Mortgage Loans held by the Issuer are similar to the remedial and other provisions in the residential mortgage loans contemplated by the DOL at the time the RFC exemption was granted, the depositor believes that the Sharia Mortgage Loans should be treated as other single family residential mortgages under the RFC exemption.

      Before purchasing a certificate, a fiduciary or other investor of ERISA plan assets should itself confirm that the certificates constitute "securities" for purposes of the RFC exemption and that the specific and general conditions and the other requirements described in the RFC exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the RFC exemption, the fiduciary or other ERISA plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates with ERISA plan assets.

      Any fiduciary or other ERISA plan asset investor that proposes to purchase certificates on behalf of an ERISA plan or with ERISA plan assets is encouraged to consult with its counsel on the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the RFC exemption or any other DOL prohibited transaction class exemption, or PTCE, in connection therewith. In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single-family residential first and second mortgage loans, the fiduciary or other ERISA plan asset investor should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. In addition, the fiduciary or other ERISA plan asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including PTCE 95-60, regarding transactions by insurance company general accounts; PTCE 84-14, regarding transactions effected by a "qualified professional asset manager"; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 96-23, regarding transactions effected by an "in-house asset manager" (each, an "Investor-Based Exemption"). In addition to the Investor-Based Exemptions listed above, Section 408(b)(17) of ERISA provides a statutory exemption for certain prohibited transactions between an ERISA plan and a person or an entity that is a party in interest to such ERISA plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the ERISA plan involved in the transaction) solely by reason of providing services to the ERISA plan, but only if the ERISA plan pays no more, or receives no less, than adequate consideration (the "Service Provider Exemption"). The Investor-Based Exemptions and the Service Provider Exemption may not provide exemptive relief for all transactions for which exemptive relief is provided by the RFC Exemption. The accompanying prospectus supplement may contain additional information regarding the application of the RFC exemption, the Investor-Based Exemptions, other DOL exemptions or the Service Provider Exemption for the certificates offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular ERISA plan's or other ERISA plan asset investor's investment in the certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.

REPRESENTATIONS FROM INVESTING ERISA PLANS

      If the criteria specified in the RFC exemption as described above are not satisfied by (a) one or more classes of certificates, or (b) an Issuer or the mortgage loans, contracts, mortgage securities and other assets held by an Issuer, then the accompanying prospectus supplement will specify whether or not transfers of those certificates to (i) an ERISA plan, (ii) a trustee or other person acting on behalf of any ERISA plan, or (iii) any other person using ERISA plan assets to effect the acquisition, will be registered by the trustee, and whether or not such registration shall be subject to the condition that the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the certificates by or on behalf of the ERISA plan or with ERISA plan assets:


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      o     is permissible under applicable law;

      o will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

      o will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing or trust agreement.

      The accompanying prospectus supplement will specify whether or not each beneficial owner of a subordinate certificate offered by this prospectus and the accompanying prospectus supplement (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such certificate (or any interest therein), that either:

      o it is not an ERISA plan, a trustee or other person acting on behalf of an ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding;

      o it has acquired and is holding such subordinate certificate in reliance on the RFC exemption and it understands that there are certain conditions to the availability of the RFC exemption, including the requirement for an Issuer where none of the assets has an LTV that exceeds 100% (based on fair market value at the date of issuance of the certificates) that the subordinate certificates must be rated, at the time of acquisition, in one of the four highest generic rating categories by at least one of the exemption rating agencies; or

      o (1) such acquirer or holder is an insurance company, (2) the source of funds used to acquire or hold such certificate (or any interest therein) is an "insurance company general account" (as defined in PTCE 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

      If any subordinate certificate (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of the subordinate certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any subordinate certificate (or any interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

TAX-EXEMPT INVESTORS; REMIC RESIDUAL CERTIFICATES

      An ERISA plan that is a Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income," or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All "excess inclusions" of a REMIC allocated to a REMIC residual security held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions." In addition, the exemptive relief afforded by the RFC exemption does not apply to the purchase, sale or holding of any class of REMIC residual certificates.

CONSULTATION WITH COUNSEL

      There can be no assurance that the RFC exemption or any other DOL exemption will apply with respect to any particular ERISA plan that acquires the certificates or, even if all of the specified conditions were satisfied, that the exemption would apply to all transactions involving an Issuer. Prospective ERISA plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the certificates.


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      Before purchasing a certificate, a fiduciary of an ERISA plan should itself confirm that all of the specific and general conditions described in the RFC exemption or one or more of the other DOL exemptions would be satisfied. Before purchasing a certificate in reliance on the RFC exemption, an ERISA plan fiduciary should itself confirm that the certificate constitutes a "security" for purposes of the RFC exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the RFC exemption or any other DOL exemption, an ERISA plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a certificate on behalf of an ERISA plan.

                            LEGAL INVESTMENT MATTERS

      Each class of certificates offered hereby and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. If so specified in the related prospectus supplement, classes that are, and continue to be, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, life insurance companies and pension funds, created under or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any of these entities with respect to "mortgage related securities," these securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Certain States enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

      The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

      The OTS has issued Thrift Bulletin 73a, entitled "Investing in Complex Securities" or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.


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      One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns:

      o that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

      o that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

      o that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

      One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

      o conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and

      o conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

      Prospective investors in the certificates, including in particular the classes of certificates that do not constitute "mortgage related securities" for purposes of SMMEA, should consider the matters discussed in the following paragraph.

      There may be other restrictions on the ability of some investors either to purchase some classes of certificates or to purchase any class of certificates representing more than a specified percentage of the investors" assets. The depositor will make no representations as to the proper characterization of any class of certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely


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affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

      Substantially all of the net proceeds to be received by the depositor from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans underlying the certificates or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the certificates from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

      The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

      The depositor intends that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of the following methods:

      o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

      o by placements by the depositor with institutional investors through dealers; and

      o     by direct placements by the depositor with institutional investors.

      In addition, if specified in the related prospectus supplement, a series of certificates may be offered in whole or in part to the seller of the related mortgage loans that would comprise the mortgage pool securing the certificates.

      If underwriters are used in a sale of any certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the related prospectus supplement.

      In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates are underwriters, as defined under the Securities Act of 1933 as amended, in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of certificates by them would be underwriting discounts and commissions under the Securities Act.


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      It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all of the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

      The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of certificates. Holders of certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

      Some of the securities offered hereby and by an accompanying prospectus supplement may be subsequently distributed in connection with resecuritization transactions. In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors. There is no assurance that any particular class of security offered hereby will be suitable for inclusion in a resecuritization transaction.

                                  LEGAL MATTERS

      Certain legal matters, including certain federal income tax matters, will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, New York, New York, or by Orrick, Herrington & Sutcliffe LLP, New York, New York, as specified in the prospectus supplement.

                             ADDITIONAL INFORMATION

      The depositor has filed the registration statement, file number 333-140614 with the Securities and Exchange Commission, or the Commission. The depositor and each issuing entity are also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and, accordingly, each issuing entity will file reports thereunder with the Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor and each issuing entity pursuant to the Exchange Act can be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The Commission allows the depositor to "incorporate by reference" the information filed with the Commission by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to any trust fund for the certificates. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the Commission that relates to the trust fund for the certificates will automatically update and supersede this information. Documents that may be incorporated by reference with respect to a particular series of certificates include an insurer's


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financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

      The depositor will provide or cause to be provided without charge to each person to whom this prospectus and related prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, upon written or oral request of that person, a copy of any or all reports or information incorporated herein by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Residential Funding Mortgage Securities I, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, or by telephone at (952) 857-7000.

      The depositor may provide static pool information, in response to Item 1105 of Regulation AB, through an Internet Web site, and if the depositor decides to provide information through such means, the accompanying prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.


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                                    GLOSSARY

      1998 POLICY STATEMENT -- The revised supervisory statement listing the guidelines for investments in "high risk mortgage securities", and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

      ADDITIONAL COLLATERAL -- With respect to an Additional Collateral Loan,
(1) financial assets owned by the mortgagor, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the mortgagor, which in turn is secured by a security interest in financial assets.

      ADDITIONAL COLLATERAL LOANS -- A mortgage loan with an LTV ratio at origination in excess of 80%, but not greater than 100% and is secured by Additional Collateral, in addition to the related Mortgaged Property and in lieu of any primary mortgage insurance by Additional Collateral.

      ADDITIONAL COLLATERAL REQUIREMENT -- The amount of Additional Collateral required for any Additional Collateral Loan, which in most cases will not exceed 30% of the principal amount of such mortgage loan.

      ADVANCE -- As to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal, other than any Balloon Amount in the case of a Balloon Loan, and interest at the applicable pass-through rate which were not received as of the close of business on the business day preceding the determination date on the mortgage loans.

      BALLOON AMOUNT -- The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

      BALLOON LOANS -- Fixed rate mortgage loans having original terms to maturity of 5 or 7 years in most cases, with equal monthly payments of principal and interest based on a 30 year amortization schedule.

      BANKRUPTCY AMOUNT -- The amount of Bankruptcy Losses that may be borne solely by the subordinate certificates of the related series.

      BANKRUPTCY LOSSES -- A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

      BUY-DOWN ACCOUNT -- As to a Buy-Down Mortgage Loan, the custodial account where Buy-Down Funds are deposited.

      BUY-DOWN FUNDS -- As to a Buy-Down Mortgage Loan, the amount contributed by the seller of the Mortgaged Property or another source and placed in the Buy-Down Account.

      BUY-DOWN MORTGAGE LOAN -- A mortgage loan subject to a temporary Buy-Down plan.

      BUY-DOWN PERIOD -- The early years of the term of or Buy-Down Mortgage Loan when payments will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from the Buy-Down Funds.

      CALL CERTIFICATE -- Any Certificate evidencing an interest in a Call
Class.

      CALL CLASS -- A class of certificates under which the holder will have the right, at its sole discretion, to terminate the related trust resulting in early retirement of the Certificates of the series.


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      CALL PRICE -- In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related certificates as of the day of that purchase plus accrued interest at the applicable pass-through rate.

      CERTIFICATE ACCOUNT -- An account established and maintained by the master servicer in the name of the trustee for the benefit of the holders of each series of certificates, for the disbursement of payments on the mortgage loans evidenced by each series of certificates.

      CERTIFICATE ADMINISTRATOR -- In addition to or in lieu of the master servicer for a series of certificates, the related prospectus supplement may identify a certificate administrator for the trust. The certificate administrator may be an affiliate of the depositor or the master servicer.

      COMPENSATING INTEREST -- With respect to any mortgage loan that prepaid in full during the related Prepayment Period or prepaid in part during the preceding calendar month, an additional payment made by the master servicer, to the extent funds are available from the servicing fee and any additional servicing compensation, equal to the amount of Prepayment Interest Shortfalls due to those prepayments.

      CONVERTIBLE MORTGAGE LOAN -- ARM loans which allow the mortgagors to convert the adjustable rates on those mortgage loans to a fixed rate at one or more specified periods during the life of the mortgage loans, in most cases not later than ten years subsequent to the date of origination.

      COOPERATIVE -- With respect to a Cooperative Mortgage Loan, the corporation that owns the related apartment building.

      COOPERATIVE LOANS -- Cooperative apartment loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

      COOPERATIVE NOTES -- A promissory note with respect to a Cooperative Loan.

      CREDIT SCORES -- A measurement of the relative degree of risk a borrower represents to a Lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

      CUSTODIAL ACCOUNT -- The custodial account or accounts created and maintained pursuant to the pooling and servicing agreement in the name of a depository institution, as custodian for the holders of the certificates, for the holders of certain other interests in mortgage loans serviced or sold by the master servicer and for the master servicer, into which the amounts shall be deposited directly. Any such account or accounts shall be an Eligible Account.

      DEBT SERVICE REDUCTION -- Modifications of the terms of a mortgage loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related mortgage loan, but not any permanent forgiveness of principal.

      DEFAULTED MORTGAGE LOSSES -- A Realized Loss attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

      DEFICIENT VALUATION -- In connection with the personal bankruptcy of a mortgagor, the difference between the outstanding principal balance of a mortgage loan and a lower value established by the bankruptcy court or any reduction in the amount of principal to be paid that results in a permanent forgiveness of principal.

      DESIGNATED SELLER TRANSACTION -- A transaction in which the mortgage loans are provided to the depositor by an unaffiliated seller described in the prospectus supplement.


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      DIRECT PUERTO RICO MORTGAGE -- With respect to any Puerto Rico Mortgage
Loan, a Mortgage to secure a specific obligation for the benefit of a specified person.

      DISQUALIFIED ORGANIZATION -- For these purposes means:

      o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or Freddie Mac;

      o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code;

      o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code;

      o an "electing large partnership", as described in Section 775 of the Internal Revenue Code; or

      o any other person so designated by the trustee based upon an opinion of counsel that the holding of an ownership interest in a REMIC certificate by that person may cause the related trust or any person having an ownership interest in the REMIC certificate, other than such person, to incur a liability for any federal tax imposed under the Internal Revenue Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

      DISTRIBUTION AMOUNT -- As to a class of certificates for any distribution date will be the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable pass-through rate on the principal balance or notional amount of that class specified in the accompanying prospectus supplement, less certain interest shortfalls, which will include:

      o any deferred interest added to the principal balance of the mortgage loans and/or the outstanding balance of one or more classes of certificates on the related due date;

      o any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to certificateholders which are not covered by advances or the applicable credit enhancement; and

      o Prepayment Interest Shortfalls not covered by Compensating Interest, in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

      DUE PERIOD -- As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such distribution date, or such other period as specified in the related prospectus supplement.

      ELIGIBLE ACCOUNT -- An account acceptable to the applicable rating agency.

      ENDORSABLE PUERTO RICO MORTGAGE -- As to any Puerto Rico Mortgage Loan, a mortgage to secure an instrument transferable by endorsement.

      ENVIRONMENTAL LIEN -- A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

      ERISA -- Employee Retirement Income Security Act of 1974, as amended.

      EXTRAORDINARY LOSS -- A Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks .

      FRAUD LOSS AMOUNT -- The amount of Fraud Losses that may be borne solely by the subordinate certificates of the related series.


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      FRAUD LOSSES -- A Realized Loss incurred on defaulted mortgage loans as to which there was fraud in the origination of the mortgage loans.

      INSURANCE PROCEEDS -- Proceeds of any special hazard insurance policy, bankruptcy policy, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any mortgage loan in the mortgage pool together with any payments under any letter of credit.

      INTEREST ONLY LOANS -- Mortgage loans with payments of interest only during the early years of the term, followed by fixed monthly payments of principal and interest or periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, as described in the related prospectus supplement.

      IRS -- Internal Revenue Service.

      ISSUE PREMIUM -- As to a class of REMIC regular certificates, the issue price in excess of the stated redemption price of that class.

      LIQUIDATED MORTGAGE LOAN -- A defaulted mortgage loan for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

      LIQUIDATION PROCEEDS -- Amounts collected by the subservicer in connection with the liquidation of a mortgage loan, by foreclosure or otherwise.

      MARK-TO-MARKET REGULATIONS -- The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

      NET MORTGAGE RATE -- As to a mortgage loan, the mortgage rate net of servicing fees, other administrative fees and any uncertificated interest in a trust asset.

      NONRECOVERABLE ADVANCE -- Any Advance or Servicing Advance previously made which the master servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

      NOTE MARGIN -- For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

      OID -- Original issue discount as determined by the Internal Revenue Code.

      PARTIES IN INTEREST -- With respect to an ERISA plan, persons who are either "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Internal Revenue Code because they have specified relationships to the ERISA plan.

      PASS-THROUGH ENTITY -- Any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

      PERMITTED INVESTMENTS -- United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

      PLEDGED ASSET MORTGAGE LOANS -- Mortgage loans that have LTV ratios at origination of up to 100% and are secured, in addition to the related mortgaged property, by Pledged Assets.

      PLEDGED ASSETS -- As to a Pledged Asset Mortgage Loan, (1) financial assets owned by the mortgagor, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the mortgagor, which in turn is secured by a security interest in financial assets or residential property owned by the guarantor.


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      PREPAYMENT INTEREST SHORTFALL -- With respect to a mortgage loan that is subject to a mortgagor prepayment and any distribution date, an amount equal to the aggregate shortfall, if any, in collections of interest, adjusted to the related Net Mortgage Rate, resulting from partial mortgagor prepayments on the related mortgage loan during the preceding calendar month or from mortgagor prepayments in full on the related mortgage loan during the related Prepayment Period but prior to the calendar month of the distribution date.

      PREPAYMENT PERIOD -- With respect to each distribution date and Principal Prepayments in full, the period commencing on the 16th day of the month prior to that distribution date and ending on the 15th day of the month of that distribution date, or another period specified in the accompanying prospectus supplement.

      PRINCIPAL PREPAYMENTS -- Any principal payments received with respect to a mortgage loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

      QUALIFIED INSURER -- As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, certificate insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

      REALIZED LOSS -- As to any defaulted mortgage loan that is finally liquidated, the amount of loss realized, if any, as described in the related pooling and servicing agreement, will equal the portion of the Stated Principal Balance remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related Advances, Servicing Advances and other expenses, towards interest and principal owing on the mortgage loan. With respect to a mortgage loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss. As to any mortgage loan that has been the subject of a Debt Service Reduction, the amount of the reduction will be treated as a Realized Loss as incurred.

      REMIC -- A real estate mortgage investment conduit as described in section 860D of the Internal Revenue Code.

      REMIC PROVISIONS -- Sections 860A through 860G of the Internal Revenue
Code.

      REO MORTGAGE LOAN -- A mortgage loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

      SERVICING ADVANCES -- Amounts advanced on any mortgage loan to cover taxes, insurance premiums, foreclosure costs or similar expenses, including amounts representing the cost of some related services, if the master servicer and any affiliate of the master servicer provides services such as appraisals and brokerage services that are customarily provided by persons other than servicers of mortgage loans.

      SPECIAL HAZARD AMOUNT -- The amount of Special Hazard Losses that may be allocated to the subordinate certificates of the related series.

      SPECIAL HAZARD LOSSES -- A Realized Loss incurred, to the extent that the loss was attributable to (i) direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses does not include losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the mortgagor.

      SPECIAL SERVICER -- A special servicer named pursuant to the pooling and servicing agreement for a series of certificates, which will be responsible for the servicing of delinquent loans.

      STATED PRINCIPAL BALANCE -- As to any mortgage loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to certificateholders before the date of determination, further reduced to the extent that any Realized Loss has been allocated to any certificates before that date, and increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with a modification.

      SUBORDINATE AMOUNT -- A specified portion of subordinated distributions with respect to the mortgage loans, allocated to the holders of the subordinate certificates as set forth in the related prospectus supplement.

      SUBSEQUENT RECOVERIES -- Subsequent recoveries net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

      SUBSERVICING ACCOUNT -- An account established and maintained by a subservicer which meets the requirements described in the Client Guide and is otherwise acceptable to the master servicer.

      TAX-EXEMPT INVESTOR -- Tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code.

      TIERED REMICS -- Two or more REMICs created pursuant to Treasury Regulation Section 1.860F-2(a)(2).


                                      123


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






               RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                 $702,029,084
                      MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-S6
                            PROSPECTUS SUPPLEMENT

CITI                                                     GMAC RFC SECURITIES

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as an underwriter of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, for ninety days following the date of this prospectus supplement, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus.

               RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                 $415,755,302
                      MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-S7
                            PROSPECTUS SUPPLEMENT

MORGAN STANLEY                                             GMAC RFC SECURITIES

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as an underwriter of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, for ninety days following the date of this prospectus supplement, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus.